                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                                       and

                           MIDLAND LOAN SERVICES, INC.
                              Master Servicer No. 1

                                       and

                      WELLS FARGO BANK NATIONAL ASSOCIATION
                              Master Servicer No. 2

                                       and

                               LNR PARTNERS, INC.
                                Special Servicer

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2006

                        ---------------------------------

                          $4,522,709,155 (approximate)

                     ML-CFC Commercial Mortgage Trust 2006-4
           Commercial Mortgage Pass-Through Certificates Series 2006-4

                                  Series 2006-4

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                                     ARTICLE I

                                                    DEFINITIONS

                                                    ARTICLE II

                        CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.      Conveyance of Trust Mortgage Loans...........................................................102
SECTION 2.02.      Acceptance of the Trust Fund by Trustee......................................................105
SECTION 2.03.      Mortgage Loan Seller's Repurchase or Substitution of Trust Mortgage

SECTION 2.06.      Execution, Authentication and Delivery of Class R-I Certificates; Issuance

SECTION 2.09.      Conveyance of Class A-2FL REMIC II Regular Interest and Class AJ-FL
                     REMIC II Regular Interest; Acceptance of Grantor Trust A-2FL and Grantor
                     Trust AJ-FL by Trustee.....................................................................113
SECTION 2.10.      Execution, Authentication and Delivery of Class A-2FL Certificates and
                     Class AJ-FL Certificates...................................................................113

                                                    ARTICLE III

                                  ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.      Administration of the Mortgage Loans.........................................................114
SECTION 3.02.      Collection of Mortgage Loan Payments.........................................................117
SECTION 3.03.      Collection of Taxes, Assessments and Similar Items; Servicing Advances; Servicing
                     Accounts; Reserve Accounts.................................................................120
SECTION 3.04.      Collection Accounts, Interest Reserve Account, Additional Interest Account,
                     Distribution Account, Gain-on-Sale Reserve Account and Loan Combination
                     Custodial Accounts.........................................................................126
SECTION 3.05.      Permitted Withdrawals From the Collection Accounts, the Interest Reserve Account,
                     the Additional Interest Account, the Distribution Account and the Loan
                     Combination Custodial Accounts.............................................................133

SECTION 3.06.      Investment of Funds in the Servicing Accounts, the Reserve Accounts, the
                     Collection Accounts, the Distribution Account, the Loan Combination Custodial
                     Accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account

SECTION 3.14.      Reports on Assessment of Compliance with Servicing Criteria; Registered Public

SECTION 3.21.      Transfer of Servicing Between the Master Servicers and the Special Servicer; Record

                                                    ARTICLE IV

                                          PAYMENTS TO CERTIFICATEHOLDERS

                                                     ARTICLE V

                                                 THE CERTIFICATES

                                                     ARTICLE VI

                         THE DEPOSITOR, THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE
                                         CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.      Liability of Depositor, Master Servicers and Special Servicer................................259
SECTION 6.02.      Merger, Consolidation or Conversion of Depositor or Master Servicers or Special Servicer.....259
SECTION 6.03.      Limitation on Liability of the Depositor, the Master Servicers, the Special Servicer

                                                    ARTICLE VII

                                                      DEFAULT

                                                   ARTICLE VIII

                                    CONCERNING THE TRUSTEE AND THE FISCAL AGENT

SECTION 8.01.      Duties of Trustee............................................................................278

SECTION 8.02.      Certain Matters Affecting Trustee............................................................279
SECTION 8.03.      Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or

                                                    ARTICLE IX

                                                    TERMINATION

                                                     ARTICLE X

                                             ADDITIONAL TAX PROVISIONS

SECTION 10.01.     REMIC Administration.........................................................................304
SECTION 10.02.     Grantor Trust Administration.................................................................308

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

                             SCHEDULES AND EXHIBITS

 Schedule No.      Schedule Description
 ------------      --------------------

  Schedule I       Mortgage Loan Schedule
 Schedule II       List of Mortgage Loans with Secured Creditor Environmental Insurance Policies
 Schedule III      Class XP Reference Rate Schedule
 Schedule IV       Class A-SB Planned Principal Balances
  Schedule V       Sub-Servicers as to Which Sub-Servicing Agreements Are In Effect on the Closing Date
 Schedule VI       List of Mortgage Loans Requiring Operations and Maintenance Plans
 Schedule VII      List of Serviced Mortgage Loans as to Which Releases of Earnout Reserves, Holdbacks and Letters of
                     Credit are to be Processed by the Special Servicer

 Exhibit No.       Exhibit Description
 ------------      -------------------

     A-1           Form of Class A-1, A-2, A-2FL, A-3, A-SB and A-1A Certificates
     A-2           Form of Class XP Certificate
     A-3           Form of Class XC Certificates
     A-4           Form of Class AM, AJ, AJ-FL, B, C and D Certificates
     A-5           Form of Class E, F, G and H Certificates
     A-6           Form of Class J, K, L, M, N, P and Q Certificates
     A-7           Form of Class R-I and R-II Certificates
     A-8           [RESERVED]
      B            Form of Distribution Date Statement
      C            Form of Custodial Certification
     D-1           Form of Master Servicer Request for Release
     D-2           Form of Special Servicer Request for Release
     E-1           Form of Transferor Certificate for Transfers of Definitive Non-Registered Certificates
                     (Pursuant to Section 5.02(b))
     E-2A          Form I of Transferee Certificate for Transfers of Definitive Non-Registered Certificates
                     (Pursuant to Section 5.02(b))
     E-2B          Form II of Transferee Certificate for Transfers of Definitive Non-Registered Certificates
                     (Pursuant to Section 5.02(b))
     E-2C          Form of Transferee Certificate for Transfers of Interests in Rule 144A Global Certificates
                     (Pursuant to Section 5.02(b))
     E-2D          Form of Transferee Certificate for Transfers of Interests in Regulation S Global Certificates
                     (Pursuant to Section 5.02(b))
     F-1           Form I of Transferee Certificate Regarding ERISA Matters
                     (Definitive Non-Registered Certificates) (Pursuant to Section 5.02(c))
     F-2           Form II of Transferee Certificate Regarding ERISA Matters
                     (Book-Entry Non-Registered Certificates) (Pursuant to Section 5.02(c))
     G-1           Form of Transfer Affidavit and Agreement Regarding Residual Certificates
                     (Pursuant to Section 5.02(d)(i)(4))
     G-2           Form of Transferor Certificate for Transfers of Residual Certificates
                     (Pursuant to Section 5.02(d)(i)(4))

     H-1           Form of Notice and Acknowledgment (Regarding Proposed Special Servicer)
     H-2           Form of Acknowledgment of Proposed Special Servicer
     I-1           Form of Information Request from Certificateholder or Certificate Owner
     I-2           Form of Information Request from Prospective Investor
      J            Form of Exchange Act Reportable Event Notification
      K            Form of S&P Defeasance Certification
      L            Relevant Servicing Criteria
     M-1           Form of Purchase Option Notice
     M-2           Form of Purchase Option Assignment by the Special Servicer
     M-3           Form of Purchase Option Assignment by Plurality Subordinate Certificateholder or Controlling
                     Class Representative
      N            [RESERVED]
      O            Form of Sarbanes-Oxley Certification by the Depositor
     P-1           Form of Certification to be Provided by each Master Servicer to the Depositor
     P-2           Form of Certification to be Provided by the Trustee to the Depositor
     P-3           Form of Certification to be Provided by the Special Servicer to the Depositor

                         POOLING AND SERVICING AGREEMENT

            This Pooling and Servicing Agreement is dated and effective as of
December 1, 2006, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor,
MIDLAND LOAN SERVICES, INC., as Master Servicer No. 1, WELLS FARGO BANK NATIONAL
ASSOCIATION, as Master Servicer No. 2, LNR PARTNERS, INC., as Special Servicer,
and LASALLE BANK NATIONAL ASSOCIATION, as Trustee.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell mortgage pass-through certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in a trust fund to be created hereunder, the primary assets of which will be the Trust Mortgage Loans.

            As provided herein and in the Park La Brea Apartments Loan REMIC
Declaration, the Trustee will elect to treat the Park La Brea Apartments Trust
Mortgage Loan as the primary asset of a separate REMIC for federal income tax purposes, and such REMIC will be designated as the "Loan REMIC". The Class R-I
Certificates will represent the sole class of "residual interests" in the Loan
REMIC for purposes of the REMIC Provisions under federal income tax law. The
Loan REMIC Regular Interest will relate to the Park La Brea Apartments Trust
Mortgage Loan. The Loan REMIC Regular Interest shall also relate to any successor REO Trust Mortgage Loan with respect to such Trust Mortgage Loan. The
Loan REMIC Regular Interest shall accrue interest at the related per annum rate at which interest accrues on the Park La Brea Trust Mortgage Loan; and (ii) have an uncertificated principal balance as of the Closing Date equal to the Cut-off
Date Balance of the Park La Brea Apartments Trust Mortgage Loan. The Park La
Brea Apartments Loan REMIC Regular Interest will not be certificated.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Trust Mortgage Loans (exclusive of the
Park La Brea Apartments Trust Mortgage Loan, the Excess Servicing Strip and that portion of the interest payments on the Trust Mortgage Loans that constitutes
Additional Interest), the Loan REMIC Regular Interest and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I
Certificates will evidence the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each REMIC I Regular Interest will be designated as a separate "regular interest" in REMIC I for purposes of the REMIC Provisions under federal income tax law. None of the REMIC I Regular Interests will be certificated.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for
federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the
Regular Certificates (exclusive of the Class XC and Class XP Certificates), each
Component of the Class XP Certificates and each Component of the Class XC
Certificates will be designated as a separate "regular interest" in REMIC II for purposes of the REMIC Provisions under federal income tax law.

            The following table sets forth: (i) the class designation of each
Class of Regular Certificates; (ii) the Original Class Principal Balance or
Original Class Notional Amount for each Class of Regular Certificates; (iii) the corresponding REMIC I Regular Interest (the "Corresponding REMIC I Regular
Interest") for each Class of Regular Certificates (exclusive of the Class XP and
Class XC

Certificates); and (iv) the initial REMIC I Principal Balance or REMIC I
Notional Amount, as applicable, of each such Corresponding REMIC I Regular
Interest.

                                           Corresponding
     Class          Original Class            REMIC I           Initial REMIC I
  Designation      Principal Balance    Regular Interest(s)    Principal Balance
---------------    -----------------    -------------------    -----------------
Class A-1          $71,548,000                LA-1-1           $5,421,000
                                              LA-1-2           $5,523,000
                                              LA-1-3           $60,604,000
Class A-2          $336,666,000               LA-2-1           $7,111,437
                                              LA-2-2           $28,939,358
                                              LA-2-3           $28,380,031
                                              LA-2-4           $27,551,123
                                              LA-2-5           $27,315,145
                                              LA-2-6           $26,481,756
                                              LA-2-7           $136,159,779
                                              LA-2-8           $54,727,370
Class A-2FL (1)    $565,000,000              LA-2FL-1          $11,934,563
                                             LA-2FL-2          $48,566,642
                                             LA-2FL-3          $47,627,969
                                             LA-2FL-4          $46,236,877
                                             LA-2FL-5          $45,840,855
                                             LA-2FL-6          $44,442,244
                                             LA-2FL-7          $228,506,221
                                             LA-2FL-8          $91,844,630
Class A-SB         $119,014,000               LA-SB-1          $1,000
                                              LA-SB-2          $13,538,000
                                              LA-SB-3          $12,663,000
                                              LA-SB-4          $13,341,000
                                              LA-SB-5          $15,911,000
                                              LA-SB-6          $14,147,000
                                              LA-SB-7          $14,304,000
                                              LA-SB-8          $35,109,000
Class A-3          $1,283,828,000             LA-3-1           $322,398,000
                                              LA-3-2           $38,160,000
                                              LA-3-3           $37,666,000
                                              LA-3-4           $37,258,000
                                              LA-3-5           $44,260,000
                                              LA-3-6           $32,124,000
                                              LA-3-7           $30,380,000
                                              LA-3-8           $741,582,000
Class A-1A         $789,840,000               LA-1A-1          $588,000
                                              LA-1A-2          $635,000
                                              LA-1A-3          $16,284,000
                                              LA-1A-4          $15,838,000

                                       -2-

                                           Corresponding
     Class          Original Class            REMIC I           Initial REMIC I
  Designation      Principal Balance    Regular Interest(s)    Principal Balance
---------------    -----------------    -------------------    -----------------
                                              LA-1A-5          $15,462,000
                                              LA-1A-6          $15,060,000
                                              LA-1A-7          $14,942,000
                                              LA-1A-8          $14,547,000
                                              LA-1A-9          $23,878,000
                                             LA-1A-10          $25,133,000
                                             LA-1A-11          $13,128,000
                                             LA-1A-12          $12,741,000
                                             LA-1A-13          $12,405,000
                                             LA-1A-14          $12,007,000
                                             LA-1A-15          $11,690,000
                                             LA-1A-16          $11,317,000
                                             LA-1A-17          $574,185,000
Class AM           $452,271,000                 LAM            $452,271,000
Class AJ           $198,777,000                 LAJ            $198,776,475
Class AJ-FL (2)    $180,000,000               LAJ-FL           $179,999,525
Class B            $11,306,000                  LB             $11,306,000
Class C            $79,148,000                 LC-1            $19,348,000
                                               LC-2            $25,556,000
                                               LC-3            $24,621,000
                                               LC-4            $9,623,000
Class D            $33,920,000                 LD-1            $26,781,000
                                               LD-2            $7,139,000
Class E            $67,841,000                 LE-1            $9,404,000
                                               LE-2            $29,383,000
                                               LE-3            $28,401,000
                                               LE-4            $653,000
Class F            $39,574,000                 LF-1            $12,704,000
                                               LF-2            $26,870,000
Class G            $50,880,000                 LG-1            $23,964,000
                                               LG-2            $26,916,000
Class H            $45,227,000                 LH-1            $28,233,000
                                               LH-2            $16,994,000
Class J            $62,187,000                 LJ-1            $4,360,000
                                               LJ-2            $43,734,000
                                               LJ-3            $14,093,000
Class K            $16,961,000                  LK             $16,961,000
Class L            $5,653,000                   LL             $5,653,000
Class M            $22,613,000                 LM-1            $4,408,000
                                               LM-2            $18,205,000
Class N            $5,654,000                   LN             $5,654,000
Class P            $16,960,000                  LP             $16,960,000

                                       -3-

                                           Corresponding
     Class          Original Class            REMIC I           Initial REMIC I
  Designation      Principal Balance    Regular Interest(s)    Principal Balance
---------------    -----------------    -------------------    -----------------
Class Q            $5,653,000                   LQ             $5,653,000
Class S            $62,188,155                  LS             $62,188,155
Class XP           $4,426,243,000*              N/A            N/A
Class XC           $4,522,709,155*              N/A            N/A

* Original Notional Amount

__________________________
(1)   The Class A-2FL REMIC II Regular Interest will have the same designation,
      Original Class Principal Balance and Corresponding REMIC I Regular
      Interest as the Class A-2FL Certificates.

(2)   The Class AJ-FL REMIC II Regular Interest will have the same designation,
      Original Class Principal Balance and Corresponding REMIC I Regular
      Interest as the Class AJ-FL Certificates.

            The Park La Brea Apartments Trust Mortgage Loan is part of a loan group comprised of that Trust Mortgage Loan and another mortgage loan, namely the Park La Brea Apartments Pari Passu Non-Trust Loan, that are both secured by the same Mortgage encumbering the related Mortgaged Property. The Park La Brea
Apartments Pari Passu Non-Trust Loan is pari passu in right of payment and in other respects with the Park La Brea Apartments Trust Mortgage Loan. The Park La
Brea Apartments Pari Passu Non-Trust Mortgage Loan, which will not be included in the Trust Fund, is, as of the Closing Date, included in a commercial mortgage securitization (the "JP 2006-LDP8 Securitization") involving the issuance of the
J.P. Morgan Chase Commercial Mortgage Securities Trust Series 2006-LDP8,
Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8. The Park La
Brea Apartments Trust Mortgage Loan and the Park La Brea Apartments Pari Passu
Non-Trust Loan together constitute the Park La Brea Apartments Loan Combination.
The relative rights of the holder of the Park La Brea Apartments Trust Mortgage
Loan and the respective holders of the Park La Brea Apartments Non-Trust Loans are set forth in the Park La Brea Apartments Intercreditor Agreement. As of the
Closing Date, the entire Park La Brea Apartments Loan Combination is being, and will continue to be, serviced and administered in accordance with the Pooling and Servicing Agreement, dated as of September 1, 2006, between Wells Fargo
Bank, National Association, as master servicer no. 1, Midland Loan Services,
Inc. (in such capacity, the "JP 2006-LDP8 Master Servicer"), as master servicer
no. 2, J.E. Robert Company, Inc., as special servicer (the "JP 2006 LDP8 Special
Servicer") and LaSalle Bank National Association, as trustee (in such capacity the "JP 2006-LDP8 Trustee"). Accordingly, the Park La Brea Apartments Trust
Mortgage Loan, although part of the Trust Fund, will be serviced and administered in accordance with the JP 2006-LDP8 Pooling and Servicing Agreement by the JP 2006-LDP8 Master Servicer and the JP 2006-LDP8 Special Servicer for so
long as the Park La Brea Apartments Pari Passu Non-Trust Loan is part of the trust fund created in connection with the JP 2006-LDP8 Securitization.

            There exist two (2) A-Note Trust Mortgage Loans, each of which is part of a group of loans comprised of that A-Note Trust Mortgage Loan and another mortgage loan, namely the related B-Note Non-Trust Loan, that are both secured by the same Mortgage encumbering the related Mortgaged Property. Each
A-Note Trust Mortgage Loan and the related B-Note Non-Trust Loan collectively constitute a Loan Combination. The relative rights of the holder of an A-Note
Trust Mortgage Loan and the holder of the related B-Note Non-Trust Loan are set forth in the related Loan Combination Intercreditor Agreement. As and to the
extent provided in the related Loan Combination

                                       -4-

Intercreditor Agreement, each B-Note Non-Trust Loan is subordinate in right of payment and in other respects to the related A-Note Trust Mortgage Loan.

            As and to the extent provided herein, the Non-Trust Loans, although not part of the Trust Fund, will be serviced and administered in accordance with this Agreement by the applicable Master Servicer and by the Special Servicer.

            The portion of the Trust Fund consisting of (i) the Class A-2FL
REMIC II Regular Interest (and distributions thereon), the Class A-2FL Swap
Agreement (and payments by the Class A-2FL Swap Counterparty thereunder) and the applicable sub-account of the Floating Rate Account and (ii) amounts held from time to time in the applicable sub-account of the Floating Rate Account that represent distributions on the Class A-2FL REMIC II Regular Interest and
payments by the Class A-2FL Swap Counterparty under the Class A-2FL Swap
Agreement, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust A-2FL". As provided herein, the
Trustee shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust A-2FL maintains its status as a grantor trust under federal income tax law and not be treated as part of the
Loan REMIC, REMIC I or REMIC II. The Class A-2FL Certificates shall represent undivided beneficial interests in Grantor Trust A-2FL as described herein.

            The portion of the Trust Fund consisting of (i) the Class AJ-FL
REMIC II Regular Interest (and distributions thereon), the Class AJ-FL Swap
Agreement (and payments by the Class AJ-FL Swap Counterparty thereunder) and the applicable sub-account of the Floating Rate Account and (ii) amounts held from time to time in the applicable sub-account of the Floating Rate Account that represent distributions on the Class AJ-FL REMIC II Regular Interest and
payments by the Class AJ-FL Swap Counterparty under the Class AJ-FL Swap
Agreement, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust AJ-FL" ; provided that the initial up-front payment by the Class AJ-FL Swap Counterparty to the Depositor under the
Class AJ-FL Swap Agreement shall belong to the Depositor and shall not be part of the Trust Fund or Grantor Trust AJ-FL. As provided herein, the Trustee shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust AJ-FL maintains its status as a grantor trust under federal income tax law and not be treated as part of the Loan REMIC, REMIC
I or REMIC II. The Class AJ-FL Certificates shall represent undivided beneficial interests in Grantor Trust AJ-FL as described herein.

            The portions of the Trust Fund consisting of (i) the Excess
Servicing Strip and (ii) amounts held from time to time in the Collection
Accounts that represent the Excess Servicing Strip shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as "Grantor Trust E". As provided herein, the Trustee shall take all actions reasonably necessary to ensure that each of the portions of the Trust Fund consisting of Grantor Trust B maintains its status as a "grantor trust" under federal income tax law and is not treated as part of the Loan REMIC, REMIC I or
REMIC II.

            In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicers, the Special Servicer and the Trustee agree as follows:

                                       -5-

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01.    Defined Terms.

            Whenever used in this Agreement, including in the Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

            "A/B Loan Combination": Collectively, each A-Note Trust Mortgage
Loan and the related B-Note Non-Trust Loan.

            "A-Note Trust Mortgage Loan": Each of the Trust Mortgage Loans as to
which the related Mortgage, which encumbers the related Mortgaged Property, also secures a B-Note Non-Trust Loan, which B-Note Non-Trust Loan will not be included in the Trust Fund. The 93-20 Roosevelt Avenue A-Note Trust Mortgage
Loan and the Konover Hotel Portfolio A-Note Trust Mortgage Loan are the only
A-Note Trust Mortgage Loans.

            "Acceptable Insurance Default": With respect to any Serviced
Mortgage Loan, any default under the related Mortgage Loan documents resulting from: (i) the exclusion of acts of terrorism from coverage under the related
"all risk" casualty insurance policy maintained on the related Mortgaged
Property and (ii) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but, in each case, only if the Special
Servicer has determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), that (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate.
Subject to the Servicing Standard, in making any of the determinations required in subclause (a) or (b) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

            "Accountant's Consent" As defined in Section 3.14.

            "Accrued Certificate Interest": With respect to any Class of
Sequential Pay Certificates (other than the Class A-2FL Certificates and the
Class AJ-FL Certificates), the Class A-2FL REMIC II Regular Interest or the
Class AJ-FL REMIC II Regular Interest for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates, the
Class A-2FL REMIC II Regular Interest or the Class AJ-FL REMIC II Regular
Interest, as the case may be, for such Distribution Date, accrued on the related
Class Principal Balance outstanding immediately prior to such Distribution Date;
with respect to the Class XC Certificates for any Distribution Date, the
aggregate of all Accrued Component Interest with respect to the Class XC
Components for such Distribution Date; with respect to the Class XP Certificates for any Distribution Date, the aggregate of all Accrued Component Interest with respect to the Class XP Components for such Distribution Date. Accrued
Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates, the Class A-2FL REMIC II Regular Interest or
the Class AJ-FL REMIC II Regular Interest,

                                       -6-

for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Accrued Component Interest": With respect to any Component for any
Distribution Date, one month's interest at the Class XC Strip Rate (in the case of a Class XC Component) or Class XP Strip Rate (in the case of a Class XP
Component), as applicable, with respect to such Component for such Distribution
Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component for any
Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Accrued REMIC I Interest": With respect to any REMIC I Regular
Interest for any Distribution Date, one month's interest at the REMIC I
Remittance Rate applicable to such REMIC I Regular Interest for such
Distribution Date, accrued on the REMIC I Principal Amount of such REMIC I
Regular Interest outstanding immediately prior to such Distribution Date.

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

            "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis.

            "Additional Exclusions": Exclusions in addition to those in the insurance policies for the Mortgaged Properties on September 11, 2001.

            "Additional Interest": With respect to any ARD Loan after its
Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related
Additional Interest Rate on such deferred interest. For purposes of this
Agreement, Additional Interest on an ARD Loan or any successor REO Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated
Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            "Additional Interest Account": The segregated account or accounts
(which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(d), which shall be entitled (in the case of a sub-account, if such sub-account is permitted to be separately titled)
"LaSalle Bank National Association as Trustee, in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage
Pass-Through Certificates, Series 2006-4, Additional Interest Account". The
Additional Interest Account shall not be an asset of any of the Loan REMIC,
REMIC I or REMIC II.

            "Additional Interest Rate": With respect to any ARD Loan after its
Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues

                                       -7-

interest after the Anticipated Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan documents.

            "Additional Item 1123 Servicer": Any Additional Servicer that meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB with respect to the Subject Securitization Transaction.

            "Additional Servicer": Any Servicer, other than the Master
Servicers, the Special Servicer or the Trustee.

            "Additional Trust Fund Expense": Any Special Servicing Fees, Workout
Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and
4.03(d), interest payable to either Master Servicer, the Special Servicer, the
Trustee and any Fiscal Agent on Advances (to the extent not offset by Default
Charges or amounts otherwise payable to any related Non-Trust Noteholder as provided herein) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of
Section 3.12(a) (and not otherwise paid from Default Charges or amounts otherwise payable to any related Non-Trust Noteholder as provided herein), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (vii)(B), (ix), (xi), (xii), (xiii),
(xv) and (xix) of Section 3.05(a) out of collections on the related Trust
Mortgage Loans or REO Properties or out of general collections on the Trust
Mortgage Loans and any REO Properties on deposit in the Collection Accounts as indicated in such clauses of Section 3.05(a), (y) pursuant to any of clauses
(ix), (xi), (xii), (xiii) and (xvi) of Section 3.05(e) out of collections on any
Loan Combination or any related Loan Combination REO Property on deposit in the related Loan Combination Custodial Account as indicated in such clauses of
Section 3.05(e) (but only to the extent that such collections would have otherwise been transferred to the applicable Collection Account with respect to the related Trust Mortgage Loan or any successor Trust REO Loan with respect thereto), or (z) pursuant to clause (ii) or any of clauses (iv) through (vi) of
Section 3.05(b) out of general collections on the Trust Mortgage Loans and any
REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the applicable Collection Account, the related
Loan Combination Custodial Account or the Distribution Account, as the case may
be.

            "Additional Yield and Prepayment Amount": With respect to any Class of Sequential Pay Certificates (other than any Excluded Class), the Class A-2FL
REMIC II Regular Interest or the Class AJ-FL REMIC II Regular Interest, for any
Distribution Date on which distributions of principal are being made with respect to that Class of Certificates, the Class A-2FL REMIC II Regular Interest
or the Class AJ-FL REMIC II Regular Interest, as the case may be, pursuant to
Section 4.01(a), provided that a Yield Maintenance Charge and/or Prepayment
Premium was actually collected during the related Collection Period on a Trust
Mortgage Loan or a Trust REO Loan (for purposes of this definition, the "Prepaid
Loan") in the Loan Group as to which the Holders of such Class of Certificates,
Grantor Trust A-2FL with respect to the Class A-2FL REMIC II Regular Interest or
Grantor Trust AJ-FL with respect to the Class AJ-FL REMIC II Regular Interest are/is receiving payments of principal on such Distribution Date, the product of
(a) such Yield Maintenance Charge and/or Prepayment Premium, net of Workout Fees
and Principal Recovery Fees payable therefrom and net of any portion of such
Yield Maintenance Charges and/or Prepayment Premiums applied pursuant to Section
4.01(k) to reimburse one or more Classes of Sequential Pay Certificates in respect of Realized Losses and/or Additional Trust Fund Expenses previously allocated to such Class(es), multiplied by (b) a fraction, which in no event

                                       -8-

will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for the subject Class of Sequential
Pay Certificates, the Class A-2FL REMIC II Regular Interest or the Class AJ-FL
REMIC II Regular Interest, as the case may be, over (ii) the related Discount
Rate, and the denominator of which is equal to the positive excess, if any, of
(i) the Mortgage Rate for the Prepaid Loan over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on the subject Class of Sequential Pay Certificates, the
Class A-2FL REMIC II Regular Interest or the Class AJ-FL REMIC II Regular
Interest, as the case may be, on such Distribution Date (or, for so long as the
Class A-1A Certificates are outstanding, principal distributable on the subject
Class of Sequential Pay Certificates on that Distribution Date from collections on the applicable Loan Group that includes the Prepaid Loan), pursuant to
Section 4.01(a), and the denominator of which is equal to the Principal
Distribution Amount (or, so long as the Class A-1A Certificates are outstanding, the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal
Distribution Amount, as applicable, based on which Loan Group includes the
Prepaid Loan) for such Distribution Date.

            "Administered REO Property": Any REO Property other than any Park La
Brea Apartments REO Property.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse Grantor Trust Event": As defined in Section 10.02(e).

            "Adverse Rating Event": With respect to each Rating Agency that has assigned a rating to any Class of rated Certificates, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to any such Class of rated Certificates by such Rating Agency (or the placing of any such Class of rated Certificates on "negative credit watch"
status or "ratings outlook negative" status in contemplation of any such action with respect thereto).

            "Adverse REMIC Event": As defined in Section 10.01(h).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Annual Assessment Report": As defined in Section 3.14.

            "Annual Attestation Report": As defined in Section 3.14.

            "Annual Statement of Compliance": As defined in Section 3.13.

                                       -9-

            "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the rate per annum at which interest accrues on such ARD Loan will increase as specified in the related Mortgage Note
(other than as a result of a default thereunder).

            "Appraisal": With respect to any Serviced Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer or the applicable Master Servicer, as the case may be, prepared in accordance with 12 C.F.R. ss. 225.64 and conducted in accordance with the standards of the Appraisal Institute by an Independent
Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider. The applicable Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent may conclusively rely on any Appraisal obtained in accordance with this Agreement and, in the case of the Park La Brea
Apartments Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, any appraisal obtained in accordance with the JP 2006-LDP8 Pooling and
Servicing Agreement.

            "Appraisal Reduction Amount": With respect to any Required Appraisal
Mortgage Loan, the excess, if any, of: (a) an amount, as calculated by the
Special Servicer in consultation with the Controlling Class Representative, as of the first Determination Date immediately succeeding the date on which the
Special Servicer obtains knowledge of the subject Mortgage Loan becoming a
Required Appraisal Mortgage Loan, if no new Required Appraisal (or letter update or internal valuation) is required, or otherwise the date on which a Required
Appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such Determination Date thereafter so long as the subject Mortgage Loan remains a Required Appraisal Mortgage Loan, equal to the sum (without duplication) of (i) the Stated Principal Balance of such Required
Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of a Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent, all unpaid interest accrued on such Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid (from related collections) Master Servicing Fees and Special Servicing Fees with respect to such Required Appraisal Mortgage Loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections) Additional
Trust Fund Expenses with respect to such Required Appraisal Mortgage Loan, (iv)
all related unreimbursed Advances made by or on behalf of a Master Servicer, the
Special Servicer, the Trustee or any Fiscal Agent with respect to such Required
Appraisal Mortgage Loan, together with (A) interest on those Advances and (B)
any related Unliquidated Advances and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related Mortgaged
Property; over (b) an amount equal to the sum of (i) the Required Appraisal
Value and (ii) all escrows, reserves and letters of credit held as additional collateral held with respect to such Required Appraisal Mortgage Loan. If the
Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section
3.09(a), and such Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25% of the Stated Principal
Balance of such Required Appraisal Mortgage Loan, to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

                                      -10-

            Notwithstanding the foregoing, any "Appraisal Reduction Amount" (as defined under the JP 2006-LDP8 Pooling and Servicing Agreement) with respect to any Park La Brea Apartments Loan Combination shall be calculated, and allocated between the Mortgage Loans comprising such Loan Combination, by the JP 2006-LDP8
Applicable Servicer pursuant to the JP 2006-LDP8 Pooling and Servicing
Agreement; and the parties hereto shall be entitled to rely on such calculations and the allocations to the Park La Brea Apartments Trust Mortgage Loan or any
successor Trust REO Loan with respect thereto, as reported to them by the JP
2006-LDP8 Applicable Servicer.

            Notwithstanding anything herein to the contrary, each Serviced Loan
Combination shall be treated as a single Required Appraisal Mortgage Loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction
Amount with respect to any Loan Combination shall be allocated first to the related B-Note Non-Trust Loan, in each case up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan.

            "Appraised Value": With respect to each Serviced Mortgaged Property and Administered REO Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File upon which the applicable Master
Servicer, the Special Servicer, the Trustee and any Fiscal Agent may
conclusively rely; provided, that the term "Appraised Value" shall include any value determined by the JP 2006-LDP8 Applicable Servicer with respect to the
Park La Brea Apartments Trust Mortgage Loan (upon which Master Servicer No.1, the Special Servicer, the Trustee and any Fiscal Agent may conclusively rely).

            "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such
Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

            "Asset Status Report": As defined in Section 3.21(c).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related
Mortgage Loan.

            "Assumed Periodic Payment": With respect to any Balloon Loan for its
Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such
Stated Maturity Date) and for any related Due Date thereafter as of which such
Mortgage Loan remains outstanding and part of the Trust Fund (or, in the case of a Non-Trust Loan for any Due Date, as of which such Mortgage Loan remains outstanding and the related Trust Mortgage Loan remains part of the Trust Fund), the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic Payment that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect immediately prior to, and without regard to the occurrence of, its Stated
Maturity Date. With respect to any REO Loan, for any related Due Date as of which the related REO Property or any interest therein remains part of the Trust
Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic

                                      -11-

Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its
Stated Maturity Date, equal to the Assumed Periodic Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

            "Authenticating Agent": Any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

            "Available Distribution Amount": With respect to any Distribution
Date, an amount equal to (a) the sum, without duplication, of (i) the aggregate of the amounts on deposit in the Collection Accounts and the Distribution
Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicers as of the close of business on such Determination Date and required to be deposited in the
Collection Accounts, (ii) the aggregate amount of any P&I Advances made by the
Master Servicers, the Trustee or any Fiscal Agent for distribution on the
Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the Pool REO Account (if established) and/or any Loan Combination Custodial Account to the applicable Collection Account after the Determination Date in the month of such Distribution Date, but on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c) and/or
Section 3.05(e), as applicable, (iv) the aggregate amounts deposited by the
Master Servicers in their Collection Accounts for such Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and Casualty/Condemnation Interest Shortfalls, and (v) for each Distribution
Date occurring in March, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Loan deposited into the Distribution Account pursuant to Section 3.05(c), net of (b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i)
collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any
Person from (A) a Collection Account pursuant to clauses (ii)-(xvi), (xix) and
(xxi) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses
(ii)-(vi) and (ix) of Section 3.05(b), (iii) Prepayment Premiums and Yield
Maintenance Charges, (iv) Additional Interest, (v) with respect to the
Distribution Date occurring in February of each year and in January of each year that is not a leap year, the Interest Reserve Amounts with respect to the
Interest Reserve Loans to be withdrawn from the Distribution Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution, pursuant to Section 3.04(c), and (vi) any amounts deposited in either Master Servicer's Collection Account or the
Distribution Account in error.

            "B-Note Loan Holder": Each holder of (i) the Mortgage Note for a
B-Note Non-Trust Loan and (ii) the corresponding rights under the related Loan
Combination Intercreditor Agreement.

            "B-Note Non-Trust Loan": With respect to each A-Note Trust Mortgage
Loan, the other Mortgage Loan that (i) is not included in the Trust Fund, (ii)
is subordinate in right of payment and in other respects to such A-Note Trust
Mortgage Loan to the extent set forth in the related Loan Combination
Intercreditor Agreement and (iii) is secured by the same Mortgage on the same
Mortgaged Property as such A-Note Trust Mortgage Loan.

                                      -12-

            "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate": Any Book-Entry Certificate
that is a Non-Registered Certificate.

            "Breach": As defined in Section 2.03(a).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the
Corporate Trust Office of the Trustee (which as of the Closing Date is Chicago,
Illinois), or the offices of either Master Servicer or the Special Servicer
(which as of the Closing Date is/are Overland Park, Kansas with respect to
Master Servicer No. 1, San Francisco, California with respect to Master Servicer
No. 2 and Miami Beach, Florida with respect to the Special Servicer), are located, are authorized or obligated by law or executive order to remain closed.

            "Casualty/Condemnation Interest Shortfall": With respect to any
Serviced Trust Mortgage Loan as to which a Casualty/Condemnation Principal
Prepayment was received during any Collection Period and was applied to such
Mortgage Loan as an unscheduled payment of principal prior to such Mortgage
Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor, that would have accrued (at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage
Loan and (y) the Trustee Fee Rate) on the amount of such Casualty/Condemnation
Principal Prepayment during the period commencing on the date as of which such
Casualty/Condemnation Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of such interest that would have constituted Penalty Interest and/or
Additional Interest, if applicable).

            "Casualty/Condemnation Principal Prepayment": With respect to any
Serviced Trust Mortgage Loan, any amounts constituting Insurance Proceeds or amounts received in connection with the taking of all or a part of a Mortgaged
Property by the exercise of the power of eminent domain or condemnation, that are applied as an unscheduled principal prepayment in accordance with the provisions of this Pooling and Servicing Agreement, in reduction of the principal balance of such Mortgage Loan.

            "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

                                      -13-

            "Certificate": Any one of the ML-CFC Commercial Mortgage Trust
2006-4, Commercial Mortgage Pass-Through Certificates, Series 2006-4, as
executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Factor": With respect to any Class of Regular
Certificates, the Class A-2FL REMIC II Regular Interest or the Class AJ-FL REMIC
II Regular Interest, as of any date of determination, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then current Class Principal Balance or Notional Amount, as applicable, of such Class of Certificates, the Class A-2FL REMIC II Regular Interest or the Class AJ-FL
REMIC II Regular Interest, as the case may be, and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as the case may be, of such Class of Certificates, the Class A-2FL REMIC II Regular Interest
or the Class AJ-FL REMIC II Regular Interest, as the case may be.

            "Certificate Notional Amount": With respect to any Class XC or Class
XP Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Notional Amount of the Class of
Certificates to which such Certificate belongs.

            "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02(a).

            "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified
Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, either Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent in its
respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Plurality Subordinate
Certificateholder or the Controlling Class Representative and any election, removal or replacement of the Special Servicer or the Controlling Class
Representative pursuant to Section 6.09), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, either Master Servicer, the Special
Servicer, the Trustee or any Fiscal Agent, as the case may be, or any
Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Trustee
(if the Person acting as Trustee is different from the Person acting as
Certificate Registrar), either Master Servicer or the Special Servicer

                                      -14-

in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certification Parties": As defined in Section 8.16(b).

            "Certifying Person": As defined in Section 8.16(b).

            "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

            "Class A Senior Certificates": The Class A-1, Class A-2, Class
A-2FL, Class A-3, Class A-SB and Class A-1A Certificates.

            "Class A-1 Certificate": Any one of the Certificates with a "Class
A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-1A Certificate": Any one of the Certificates with a "Class
A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-2 Certificate": Any one of the Certificates with a "Class
A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-2FL Additional Fixed Swap Payment": With respect to any
Distribution Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Class A-2FL Swap Agreement, the applicable
"Additional Fixed Amount" within the meaning of the confirmation under the Class
A-2FL Swap Agreement.

            "Class A-2FL Available Funds": With respect to any Distribution
Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance
Charges and Prepayment Premiums, properly made on or in respect of the Class
A-2FL REMIC II Regular Interest with respect to such Distribution Date and (ii)
the amounts, if any, received from the Class A-2FL Swap Counterparty pursuant to the Class A-2FL Swap Agreement for such Distribution Date, less (b) any Class
A-2FL Net Fixed Swap Payment, Class A-2FL Additional Fixed Swap Payment and
Class A-2FL Fixed Payer Shortfall Reimbursement Payment required to be paid to the Class A-2FL Swap Counterparty pursuant to the Class A-2FL Swap Agreement, consistent with Section 3.30, for such Distribution Date.

            "Class A-2FL Certificate": Any one of the Certificates with a "Class
A-2FL" designation on the face thereof, substantially in the form of Exhibit A-1 hereto, and evidencing a proportionate interest in Grantor Trust A-2FL.

                                      -15-

            "Class A-2FL Distribution Conversion": With respect to any
Distribution Date (i) immediately upon and during the continuation of a Swap
Payment Default under the Class A-2FL Swap Agreement while the Trustee is pursuing remedies under the Class A-2FL Swap Agreement pursuant to Section 3.30, or (ii) immediately upon and following the termination of the Class A-2FL Swap
Agreement until any replacement agreement is entered into, the conversion of distributions with respect to the Class A-2FL Certificates from distributions based, in part, on floating interest payments from the Class A-2FL Swap
Counterparty under the Class A-2FL Swap Agreement to distributions based solely on distributions in respect of the Class A-2FL REMIC II Regular Interest, as specified in Section 4.01(c).

            "Class A-2FL Fixed Swap Payment": With respect to any Distribution
Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Class A-2FL Swap Agreement, the applicable "Fixed Amount"
within the meaning of the confirmation under the Class A-2FL Swap Agreement.

            "Class A-2FL Fixed Payer Shortfall Reimbursement Payment": With
respect to any Distribution Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Class A-2FL Swap Agreement, the applicable "Fixed Payer Shortfall Reimbursement Amount" within the meaning of the confirmation under the Class A-2FL Swap Agreement.

            "Class A-2FL Floating Swap Payment": With respect to any
Distribution Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Class A-2FL Swap Agreement, the applicable
"Floating Amount" within the meaning of the confirmation under the Class A-2FL
Swap Agreement.

            "Class A-2FL Interest Distribution Amount": With respect to any
Distribution Date, an amount equal to (a) the sum of (i) the Distributable
Certificate Interest with respect to the Class A-2FL REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates, (ii) any Class A-2FL Net Floating Swap Payment received from the Class A-2FL Swap Counterparty for distribution on such Distribution Date and
(iii) if the Class A-2FL Swap Agreement is terminated and a replacement Class
A-2FL Swap Agreement is not obtained, any related Swap Termination Payment collected during the related Collection Period, less (b) any Class A-2FL Net
Fixed Swap Payment and/or Class A-2FL Fixed Payer Shortfall Reimbursement
Payment made to the Class A-2FL Swap Counterparty with respect to such
Distribution Date.

            "Class A-2FL Net Fixed Swap Payment": With respect to any
Distribution Date, the excess, if any of (i) the Class A-2FL Fixed Swap Payment for that Distribution Date over (ii) the Class A-2FL Floating Swap Payment for that Distribution Date.

            "Class A-2FL Net Floating Swap Payment": With respect to any
Distribution Date, the excess, if any of (i) the Class A-2FL Floating Swap
Payment for that Distribution Date over (ii) the Class A-2FL Fixed Swap Payment for that Distribution Date.

            "Class A-2FL Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-2FL REMIC II Regular Interest on such
Distribution Date.

                                      -16-

            "Class A-2FL REMIC II Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-2FL", constituting a "regular interest" in
REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

            "Class A-2FL Sub-Account": As defined in Section 3.04(f).

            "Class A-2FL Swap Agreement": With respect to the Class A-2FL
Certificates and the Class A-2FL REMIC II Regular Interest, the applicable interest rate swap agreement consisting of the ISDA 2002 Master Agreement, together with the related schedule, confirmation and any annexes thereto, dated as of December 12, 2006, by and among the Class A-2FL Swap Counterparty and the
Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with the terms of Section 3.30.

            "Class A-2FL Swap Counterparty": Merrill Lynch Capital Services,
Inc. or its successor in interest or any swap counterparty under a replacement
Class A-2FL Swap Agreement.

            "Class A-2FL Swap Payment Date": The "Payment Date" within the meaning of the confirmation under the Class A-2FL Swap Agreement.

            "Class A-3 Certificate": Any one of the Certificates with a "Class
A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-SB Certificate": Any one of the Certificates with a "Class
A-SB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-SB Planned Principal Balance": With respect to any
Distribution Date, the targeted Class Principal Balance of the Class A-SB
Certificates for such date set forth on Schedule IV attached hereto.

            "Class AJ Certificate": Any one of the Certificates with a "Class
AJ" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class AJ-FL Additional Fixed Swap Payment": With respect to any
Distribution Date and the Class AJ-FL Swap Payment Date to which it relates based on the confirmation under the Class AJ-FL Swap Agreement, the applicable
"Additional Fixed Amount" within the meaning of the confirmation under the Class
AJ-FL Swap Agreement.

            "Class AJ-FL Available Funds": With respect to any Distribution
Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance
Charges and Prepayment Premiums, properly made on or in respect of the Class
AJ-FL REMIC II Regular Interest with respect to such Distribution Date and (ii)
the amounts, if any, received from the Class AJ-FL Swap Counterparty pursuant to the Class AJ-FL Swap Agreement for such Distribution Date, less (b) any Class
AJ-FL Net Fixed Swap Payment, Class AJ-FL Additional Fixed Swap Payment and
Class AJ-FL Fixed Payer Shortfall Reimbursement Payment

                                      -17-

required to be paid to the Class AJ-FL Swap Counterparty pursuant to the Class
AJ-FL Swap Agreement, consistent with Section 3.30, for such Distribution Date.

            "Class AJ-FL Certificate": Any one of the Certificates with a "Class
AJ-FL" designation on the face thereof, substantially in the form of Exhibit A-1 hereto, and evidencing a proportionate interest in Grantor Trust AJ-FL.

            "Class AJ-FL Depositor's Retained Amount": The initial up-front payment from the Class AJ-FL Swap Counterparty to the Depositor pursuant to the
Class AJ-FL Swap Agreement.

            "Class AJ-FL Distribution Conversion": With respect to any
Distribution Date (i) immediately upon and during the continuation of a Swap
Payment Default under the Class AJ-FL Swap Agreement while the Trustee is pursuing remedies under the Class AJ-FL Swap Agreement pursuant to Section 3.30, or (ii) immediately upon and following the termination of the Class AJ-FL Swap
Agreement until any replacement agreement is entered into, the conversion of distributions with respect to the Class AJ-FL Certificates from distributions based, in part, on floating interest payments from the Class AJ-FL Swap
Counterparty under the Class AJ-FL Swap Agreement to distributions based solely on distributions in respect of the Class AJ-FL REMIC II Regular Interest, as specified in Section 4.01(c).

            "Class AJ-FL Fixed Swap Payment": With respect to any Distribution
Date and the Class AJ-FL Swap Payment Date to which it relates based on the confirmation under the Class AJ-FL Swap Agreement, the applicable "Fixed Amount"
within the meaning of the confirmation under the Class AJ-FL Swap Agreement.

            "Class AJ-FL Fixed Payer Shortfall Reimbursement Payment": With
respect to any Distribution Date and the Class AJ-FL Swap Payment Date to which it relates based on the confirmation under the Class AJ-FL Swap Agreement, the applicable "Fixed Payer Shortfall Reimbursement Amount" within the meaning of the confirmation under the Class AJ-FL Swap Agreement.

            "Class AJ-FL Floating Swap Payment": With respect to any
Distribution Date and the Class AJ-FL Swap Payment Date to which it relates based on the confirmation under the Class AJ-FL Swap Agreement, the applicable
"Floating Amount" within the meaning of the confirmation under the Class AJ-FL
Swap Agreement.

            "Class AJ-FL Interest Distribution Amount": With respect to any
Distribution Date, an amount equal to (a) the sum of (i) the Distributable
Certificate Interest with respect to the Class AJ-FL REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates, (ii) any Class AJ-FL Net Floating Swap Payment received from the Class AJ-FL Swap Counterparty for distribution on such Distribution Date and
(iii) if the Class AJ-FL Swap Agreement is terminated and a replacement Class
AJ-FL Swap Agreement is not obtained, any related Swap Termination Payment collected during the related Collection Period, less (b) any Class AJ-FL Net
Fixed Swap Payment and/or Class AJ-FL Fixed Payer Shortfall Reimbursement
Payment made to the Class AJ-FL Swap Counterparty with respect to such
Distribution Date.

            "Class AJ-FL Net Fixed Swap Payment": With respect to any
Distribution Date, the excess, if any of (i) the Class AJ-FL Fixed Swap Payment for that Distribution Date over (ii) the Class AJ-FL Floating Swap Payment for that Distribution Date.

                                      -18-

            "Class AJ-FL Net Floating Swap Payment": With respect to any
Distribution Date, the excess, if any of (i) the Class AJ-FL Floating Swap
Payment for that Distribution Date over (ii) the Class AJ-FL Fixed Swap Payment for that Distribution Date.

            "Class AJ-FL Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class AJ-FL REMIC II Regular Interest on such
Distribution Date.

            "Class AJ-FL REMIC II Regular Interest": The uncertificated interest in REMIC II, designated as "Class AJ-FL", constituting a "regular interest" in
REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

            "Class AJ-FL Sub-Account": As defined in Section 3.04(f).

            "Class AJ-FL Swap Agreement": With respect to the Class AJ-FL
Certificates and the Class AJ-FL REMIC II Regular Interest, the applicable interest rate swap agreement consisting of the ISDA 2002 Master Agreement, together with the related schedule, confirmation and any annexes thereto, dated as of December 12, 2006, by and among the Class AJ-FL Swap Counterparty and the
Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with the terms of Section 3.30.

            "Class AJ-FL Swap Counterparty": Merrill Lynch Capital Services,
Inc. or its successor in interest or any swap counterparty under a replacement
Class AJ-FL Swap Agreement.

            "Class AJ-FL Swap Payment Date": The "Payment Date" within the meaning of the confirmation under the Class AJ-FL Swap Agreement.

            "Class AM Certificate": Any one of the Certificates with a "Class
AM" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -19-

            "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class Principal Balance": The aggregate principal balance of any
Class of Sequential Pay Certificates, the Class A-2FL REMIC II Regular Interest
or the Class AJ-FL REMIC II Regular Interest, as the case may be, outstanding from time to time. As of the Closing Date, the Class Principal Balance of each
Class of Sequential Pay Certificates, the Class A-2FL REMIC II Regular Interest
and the Class AJ-FL REMIC II Regular Interest, as the case may be, shall equal the Original Class Principal Balance thereof. On each Distribution Date, the
Class Principal Balance of each of the respective Classes of the Sequential Pay
Certificates (exclusive of the Class A-2FL Certificates and the Class AJ-FL
Certificates), the Class A-2FL REMIC II Regular Interest and the Class AJ-FL
REMIC II Regular Interest shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or
9.01, as applicable, and shall be further reduced by the amount of any Realized
Losses and Additional Trust Fund Expenses allocated thereto on such Distribution
Date pursuant to the first paragraph of Section 4.04(a). The respective Class
Principal

                                      -20-

Balances of the various Classes of Sequential Pay Certificates (exclusive of the
Class A-2FL Certificates and the Class AJ-FL Certificates), the Class A-2FL
REMIC II Regular Interest and the Class AJ-FL REMIC II Regular Interest shall be increased, as and to the extent and in the order provided in the second paragraph of Section 4.04(a), in connection with any recoveries of
Nonrecoverable Advances and/or interest thereon which were reimbursed and/or paid in a prior Collection Period from the principal portion of general collections on the Mortgage Pool and which are included in the Principal
Distribution Amount for the current Distribution Date. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses
previously allocated to a Class of Sequential Pay Certificates, the Class A-2FL
REMIC II Regular Interest and the Class AJ-FL REMIC II Regular Interest, as the
case may be, shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance. The Class Principal
Balance of the Class A-2FL REMIC II Regular Interest and the Class Principal
Balance of the Class AJ-FL Certificates shall at all times equal the Class
Principal Balance of the Class AJ-FL REMIC II Regular Interest.

            "Class Q Certificate": Any one of the Certificates with a "Class Q"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class R-I Certificate": Any one of the Certificates with a "Class
R-I" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the sole class of "residual interests" in the
Loan REMIC and REMIC I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class
R-II" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the sole class of "residual interests" in REMIC
II for purposes of the REMIC Provisions.

            "Class S Certificate": Any one of the Certificates with a "Class S"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class XC Certificate": Any one of the Certificates with a "Class
XC" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing multiple "regular interests" in REMIC II for purposes of the REMIC Provisions.

            "Class XC Components": Each of the Components identified in the table in the definition of "Component" as being a Class XC Component.

            "Class XC Notional Amount": With respect to the Class XC
Certificates, as of any date of determination, the sum of the then Component
Notional Amounts of all of the Class XC Components.

            "Class XC Strip Rate": With respect to any Class XC Component that does not have a Corresponding Class XP Component, for any Distribution Date, a
rate per annum equal to (i) the Weighted Average Net Mortgage Pass-Through Rate
for such Distribution Date, minus (ii) the Pass-Through Rate with respect to such Class XC Component's Corresponding Certificates for such Distribution Date;
and in the case of any Class XC Component that has a Corresponding Class XP
Component, for any Distribution Date, a rate per annum equal to (i) for any
Distribution Date occurring on or before the Class XP Termination Date for such
Corresponding Class XP Component, (A) the Weighted Average Net Mortgage
Pass-Through Rate for such Distribution Date minus (B) the sum of

                                      -21-

the Pass-Through Rate with respect to such Class XC Component's Corresponding
Certificates for such Distribution Date and the Class XP Strip Rate for such
Corresponding Class XP Component for such Distribution Date, and (ii) for any
Distribution Date occurring after the Class XP Termination Date for such
Corresponding Class XP Component, a rate per annum equal to (X) the Weighted
Average Net Mortgage Pass-Through Rate for such Distribution Date, minus (Y) the
Pass-Through Rate with respect to such Class XC Component's Corresponding
Certificates for such Distribution Date. In no event, however, shall any Class
XC Strip Rate be less than zero.

            "Class XP Certificate": Any one of the Certificates with a "Class
XP" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing multiple "regular interests" in REMIC II for purposes of the REMIC Provisions.

            "Class XP Components": Each of the Components identified in the table in the definition of "Component" as being a Class XP Component.

            "Class XP Notional Amount":

            (i)     With respect to any Distribution Date on or prior to the
      Distribution Date in June 2007, the sum of (a) the lesser of $66,127,000 and the Class Principal Balance of the Class A-1 Certificates outstanding from time to time, (b) the lesser of $789,252,000 and the Class Principal
      Balance of the Class A-1A Certificates outstanding from time to time and
      (c) the Class Principal Balance of the Class A-2, Class A-2FL, Class A-SB,
      Class A-3, Class AM, Class AJ, Class AJ-FL, Class B, Class C, Class D,
      Class E, Class F, Class G, Class H, Class J, Class K, Class K and Class M
      Certificates outstanding from time to time;

            (ii)    With respect to any Distribution Date after the Distribution
      Date in December 2007 through and including the Distribution Date in
      December 2007, the sum of (a) the lesser of $60,604,000 and the Class
      Principal Balance of the Class A-1 Certificates outstanding from time to time, (b) the lesser of $788,617,000 and the Class Principal Balance of the Class A-1A Certificates outstanding from time to time and (c) the
      Class Principal Balance of the Class A-2, Class A-2FL, Class A-SB, Class
      A-3, Class AM, Class AJ, Class AJ-FL, Class B, Class C, Class D, Class E,
      Class F, Class G, Class H, Class J, Class K, Class L and Class M
      Certificates outstanding from time to time;

            (iii)   With respect to any Distribution Date after the Distribution
      Date in June 2008 through and including the Distribution Date in December
      2008, the sum of (a) the lesser of $329,554,563 and the Class Principal
      Balance of the Class A-2 Certificates outstanding from time to time, (b)
      the lesser of $553,065,437 and the Class Principal Balance of the Class
      A-2FL Certificates outstanding from time to time (c) the lesser of
      $772,333,000 and the Class Principal Balance of the Class A-1A
      Certificates outstanding from time to time, and (d) the Class Principal
      Balance of the Class A-SB, Class A-3, Class AM, Class AJ, Class AJ-FL,
      Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
      Class K, Class L and Class M Certificates outstanding from time to time;

            (iv)    With respect to any Distribution Date after the Distribution
      Date in December 2008 through and including the Distribution Date in June
      2009, the sum of (a) the lesser of $300,615,206 and the Class Principal
      Balance of the Class A-2 Certificates outstanding from time to time, (b)
      the lesser of $504,498,794 and the Class Principal Balance of the Class
      A-2FL

                                      -22-

      Certificates outstanding from time to time, (c) the lesser of $756,495,000 and the Class Principal Balance of the Class A-1A Certificates outstanding from time to time, (d) the Class Principal Balance of the Class A-SB,
      Class A-3, Class AM, Class AJ, Class AJ-FL, Class B, Class C, Class D,
      Class E, Class F, Class G, Class H, and Class J Certificates outstanding from time to time, (e) the lesser of $16,961,000 and the Class Principal
      Balance of the Class K Certificates outstanding from time to time, (f) the lesser of $5,653,000 and the Class Principal Balance of the Class L
      Certificates outstanding from time to time, (g) the lesser of $18,205,000 and the Class Principal Balance of the Class M Certificates outstanding from time to time;

            (v)     With respect to any Distribution Date after the Distribution
      Date in June 2009 through and including the Distribution Date in December
      2009, the sum of (a) the lesser of $272,235,174 and the Class Principal
      Balance of the Class A-2 Certificates outstanding from time to time, (b)
      the lesser of $456,870,826 and the Class Principal Balance of the Class
      A-2FL Certificates outstanding from time to time, (c) the lesser of
      $741,033,000 and the Class Principal Balance of the Class A-1A
      Certificates outstanding from time to time, (d) the Class Principal
      Balance of the Class A-SB. Class A-3, Class AM, Class AJ, Class AJ-FL,
      Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J
      Certificates outstanding from time to time;

            (vi)    With respect to any Distribution Date after the Distribution
      Date in December 2009 through and including the Distribution Date in June
      2010, the sum of (a) the lesser of $244,684,051 and the Class Principal
      Balance of the Class A-2 Certificates outstanding from time to time, (b)
      the lesser of $410,633,949 and the Class Principal Balance of the Class
      A-2FL Certificates outstanding from time to time, (c) the lesser of
      $725,973,000 and the Class Principal Balance of the Class A-1A
      Certificates outstanding from time to time, (d) the Class Principal
      Balance of the Class A-SB, Class A-3, Class AM, Class AJ, Class AJ-FL,
      Class B, Class C, Class D, Class E, Class F, Class G and Class H
      Certificates outstanding from time to time, and (d) the lesser of
      $14,093,000 and the Class Principal Balance of the Class J Certificates
      outstanding from time to time;

            (vii)   With respect to any Distribution Date after the Distribution
      Date in June 2010 through and including the Distribution Date in December
      2010, the sum of (a) the lesser of $217,368,906 and the Class Principal
      Balance of the Class A-2 Certificates outstanding from time to time, (b)
      the lesser of $364,793,094 and the Class Principal Balance of the Class
      A-2FL Certificates outstanding from time to time, (b) the lesser of
      $711,031,000 and the Class Principal Balance of the Class A-1A
      Certificates outstanding from time to time, (c) the Class Principal
      Balance of the Class A-SB, Class A-3, Class AM, Class AJ, Class AJ-FL,
      Class B, Class C, Class D, Class E, Class F and Class G Certificates
      outstanding from time to time, and (d) the lesser of $16,994,000 and the
      Class Principal Balance of the Class H Certificates outstanding from time to time;

            (viii)  With respect to any Distribution Date after the
      Distribution Date in December 2010 through and including the Distribution
      Date in June 2011, the sum of (a) the lesser of $190,887,149 and the Class
      Principal Balance of the Class A-2 Certificates outstanding from time to time, (b) the lesser of $320,350,851 and the Class Principal Balance of the Class A-2FL Certificates outstanding from time to time, (c) the lesser of $696,484,000 and the Class Principal Balance of the Class A-1A
      Certificates outstanding from time to time, (d) the Class Principal
      Balance of the Class A-SB, Class A-3, Class AM, Class AJ, Class AJ-FL,
      Class B, Class C,

                                      -23-

      Class D, Class E and Class F Certificates outstanding from time to time and (d) the lesser of $26,916,000 and the Class Principal Balance of the
      Class G Certificates outstanding from time to time;

            (ix)    With respect to any Distribution Date after the Distribution
      Date in June 2011 through and including the Distribution Date in December
      2011, the sum of (a) the lesser of $54,727,370 and the Class Principal
      Balance of the Class A-2 Certificates outstanding from time to time, (b)
      the lesser of $91,844,630 and the Class Principal Balance of the Class
      A-2FL Certificates outstanding from time to time, (c) the lesser of
      $672,606,000 and the Class Principal Balance of the Class A-1A
      Certificates outstanding from time to time; (d) the Class Principal
      Balance of the Class A-SB, Class A-3, Class AM, Class AJ, Class AJ-FL,
      Class B, Class C, Class D and Class E Certificates outstanding from time to time, and (e) the lesser of $26,870,000 and the Class Principal Balance of the Class F Certificates outstanding from time to time;

            (x)     With respect to any Distribution Date after the Distribution
      Date in December 2011 through and including the Distribution Date in June
      2012, the sum of (a) the lesser of $119,013,000 and the Class Principal
      Balance of the Class A-SB Certificates outstanding from time to time, (b)
      the lesser of $647,743,000 and the Class Principal Balance of the Class
      A-1A Certificates outstanding from time to time, (c) the lesser of
      $961,430,000 and the Class Principal Balance of the Class A-3 Certificates
      outstanding from time to time, (d) the Class Principal Balance of the
      Class AM, Class AJ, Class AJ-FL, Class B, Class C and Class D Certificates
      outstanding from time to time, and (e) the lesser of $58,437,000 and the
      Class Principal Balance of the Class E Certificates outstanding from time to time;

            (xi)    With respect to any Distribution Date after the Distribution
      Date in June 2012 through and including the Distribution Date in December
      2012, the sum of (a) the lesser of $105,475,000 and the Class Principal
      Balance of the Class A-SB Certificates outstanding from time to time, (b)
      the lesser of $634,435,000 and the Class Principal Balance of the Class
      A-1A Certificates outstanding from time to time, (c) the lesser of
      $923,270,000 and the Class Principal Balance of the Class A-3 Certificates
      outstanding from time to time, (d) the Class Principal Balance of the
      Class AM, Class AJ, Class AJ-FL, Class B, Class C, and Class D
      Certificates outstanding from time to time, (e) the lesser of $29,054,000 and the Class Principal Balance of the Class E Certificates outstanding from time to time;

            (xii)   With respect to any Distribution Date after the Distribution
      Date in December 2012 through and including the Distribution Date in June
      2013 the sum of (a) the lesser of $92,812,000 and the Class Principal
      Balance of the Class A-SB Certificates outstanding from time to time, (b)
      the lesser of $621,604,000 and the Class Principal Balance of the Class
      A-1A Certificates outstanding from time to time, (c) the lesser of
      $885,604,000 and the Class Principal Balance of the Class A-3 Certificates
      outstanding from time to time, (d) the Class Principal Balance of the
      Class AM, Class AJ, Class AJ-FL, Class B, Class C and Class D Certificates
      outstanding from time to time, and (e) the lesser of $653,000 and the
      Class Principal Balance of the Class E Certificates outstanding from time to time;

            (xiii)  With respect to any Distribution Date after the Distribution
      Date in June 2013 through and including the Distribution Date in December
      2013, the sum of (a) the lesser of $79,471,000 and the Class Principal
      Balance of the Class A-SB Certificates outstanding from

                                      -24-

      time to time, (b) the lesser of $609,199,000 and the Class Principal
      Balance of the Class A-1A Certificates outstanding from time to time; (c)
      the lesser of $848,346,000 and the Class Principal Balance of the Class
      A-3 Certificates outstanding from time to time, (d) the Class Principal
      Balance of the Class AM, Class AJ, Class AJ-FL, Class B and Class C
      Certificates outstanding from time to time, and (e) the lesser of
      $7,139,000 and the Class Principal Balance of the Class D Certificates
      outstanding from time to time;

            (xiv)   With respect to any Distribution Date after the Distribution
      Date in December 2013 through and including the Distribution Date in June
      2014, the sum of (a) the lesser of $63,560,000 and the Class Principal
      Balance of the Class A-SB Certificates outstanding from time to time, (b)
      the lesser of $ 597,192,000 and the Class Principal Balance of the Class
      A-1A Certificates outstanding from time to time, (c) the lesser of
      $804,086,000 and the Class Principal Balance of the Class A-3 outstanding fro time to time, (d) the Class Principal Balance of the Class AM, Class
      AJ, Class AJ-FL and Class B Certificates outstanding from time to time;
      (e) the lesser of $59,800,000 and the Class Principal Balance of the Class
      C Certificates outstanding from time to time;

            (xv)    With respect to any Distribution Date after the Distribution
      Date in June 2014 through and including the Distribution Date in December
      2014, the sum of (a) the lesser of $49,413,000 and the Class Principal
      Balance of the Class A-SB Certificates outstanding from time to time, (b)
      the lesser of $585,502,000 and the Class Principal Balance of the Class
      A-1A Certificates outstanding from time to time, (c) the lesser of
      $771,962,000 and the Class Principal Balance of the Class A-3 Certificates
      outstanding from time to time, (d) the Class Principal Balance of the
      Class AM, Class AJ, Class AJ-FL, and Class B Certificates outstanding from time to time, and (e) the lesser of $34,244,000 and the Class Principal
      Balance of the Class C Certificates outstanding from time to time;

            (xvi)   With respect to any Distribution Date after the Distribution
      Date in December 2014, the sum of (a) the lesser of $35,109,000 and the
      Class Principal Balance of the Class A-SB Certificates outstanding from time to time, (b) the lesser of $574,185,000 and the Class Principal
      Balance of the Class A-1A Certificates outstanding from time to time, (c)
      the lesser of $741,582,000 and the Class Principal Balance of the Class
      A-3 Certificates outstanding from time to time, (d) the Class Principal
      Balance of the Class AM, Class AJ, Class AJ-FL, and Class B Certificates
      outstanding from time to time, and (e) the lesser of $9,623,000 and the
      Class Principal Balance of the Class C Certificates outstanding from time to time;

            (xvii)  With respect to any Distribution Date after the Distribution
      Date in December 2014, $0.

            "Class XP Reference Rate": For any Distribution Date, the rate per annum corresponding to such Distribution Date set forth on the Class XP
Reference Rate Schedule attached hereto as Schedule III.

            "Class XP Strip Rate": With respect to any Class XP Component for any Distribution Date, a rate per annum equal to (1) for any Distribution Date occurring on or before the Class XP Termination Date for such Class XP
Component, the excess, if any, of (x) the lesser of (i) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date and (ii) the Class XP
Reference Rate for such Distribution Date, over (y) the Pass-Through Rate in effect for such Distribution Date with

                                      -25-

respect to such Class XP Component's Corresponding Certificates, and (2) for any
Distribution Date occurring after the Class XP Termination Date for such Class
XP Component, 0% per annum.

            "Class XP Termination Date": With respect to each Class XP
Component, the Distribution Date that occurs in the month and year specified in the table in the definition of "Component".

            "Clearstream": Clearstream Banking, Luxembourg or any successor.

            "Closing Date": December 12, 2006.

            "CMSA": The Commercial Mortgage Securities Association, or any
association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage-backed pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist,
"CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicers (or, in the event of a failure of both
Master Servicers to agree on an association or organization, as shall be selected by the Trustee) and reasonably acceptable to the Trustee (if the Master
Servicers make the determination), the Special Servicer and the Controlling
Class Representative.

            "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

            "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
"Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Trustee.

            "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

                                      -26-

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing
Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan
Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and
Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

            "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to each Master
Servicer and the Special Servicer.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the
CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer, the Special Servicer and the
Trustee.

            "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial

                                      -27-

mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and is reasonably acceptable to each Master Servicer and the Special Servicer, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income, net cash flow and debt service coverage numbers used in the other reports required by this
Agreement.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing
Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

            "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property
File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

            "CMSA Reconciliation of Funds Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the
CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO
Status Report" available on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to each Master
Servicer and the Special Servicer.

            "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

                                      -28-

            "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to each Master
Servicer and the Special Servicer.

            "CMSA Website": The CMSA's website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

            "Collection Account": One or more segregated accounts created and maintained by each Master Servicer pursuant to Section 3.04(a) on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled substantially as follows: in the case of Midland, "Midland Loan Services, Inc., as Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of ML-CFC Commercial Mortgage Trust
2006-4, Commercial Mortgage Pass-Through Certificates, Series 2006-4", and in
the case of Wells Fargo, "Wells Fargo Bank, National Association, as Master
Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2006-4,
Commercial Mortgage Pass-Through Certificates, Series 2006-4".

            "Collection Period": Individually and collectively, as the context may require: with respect to each Mortgage Loan and any successor REO Loan with respect thereto, for any Distribution Date, the period commencing on the day immediately following the related Determination Date for such Mortgage Loan for the preceding Distribution Date (or, in the case of the initial Distribution
Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date for such Mortgage Loan for the subject
Distribution Date. For the purposes of this Agreement, with respect to any
Distribution Date, the Collection Period that corresponds to that Distribution
Date (including, for example, but without limitation, references to "the related
Collection Period") shall mean the Collection Periods (determined in accordance with the preceding sentence) ending in the month in which such Distribution Date occurs that are applicable to the Merrill Trust Mortgage Loans, the PNC Trust
Mortgage Loans and/or the Countrywide Trust Mortgage Loans, as applicable.

            "Commission": The United States Securities and Exchange Commission
or any successor agency.

            "Component": Any of the multiple components of the Class XC
Certificates (the "Class XC Components") and the multiple components of the
Class XP Certificates (the "Class XP Components") listed in the following table.
The following table also sets forth the month and year in which the Class XP
Termination Date for each Class XP Component occurs and the Corresponding
Certificates for each Component.

                                      -29-

                                                        Class Designation
     Class XC       Class XP           Class XP         of Corresponding
    Component       Component      Termination Date       Certificates
    ----------     -----------     ----------------     -----------------
     XC-A-1-1          N/A               N/A                   A-1
     XC-A-1-2       XP-A-1-2          June 2007                A-1
     XC-A-1-3       XP-A-1-3        December 2007              A-1
     XC-A-2-1       XP-A-2-1        December 2007              A-2
     XC-A-2-2       XP-A-2-2          June 2008                A-2
     XC-A-2-3       XP-A-2-3        December 2008              A-2
     XC-A-2-4       XP-A-2-4          June 2009                A-2
     XC-A-2-5       XP-A-2-5        December 2009              A-2
     XC-A-2-6       XP-A-2-6          June 2010                A-2
     XC-A-2-7       XP-A-2-7        December 2010              A-2
     XC-A-2-8       XP-A-2-8          June 2011                A-2
    XC-A-2FL-1     XP-A-2FL-1       December 2007             A-2FL
    XC-A-2FL-2     XP-A-2FL-2         June 2008               A-2FL
    XC-A-2FL-3     XP-A-2FL-3       December 2008             A-2FL
    XC-A-2FL-4     XP-A-2FL-4         June 2009               A-2FL
    XC-A-2FL-5     XP-A-2FL-5       December 2009             A-2FL
    XC-A-2FL-6     XP-A-2FL-6         June 2010               A-2FL
    XC-A-2FL-7     XP-A-2FL-7       December 2010             A-2FL
    XC-A-2FL-8     XP-A-2FL-8         June 2011               A-2FL
    XC-A-SB-1       XP-A-SB-1         June 2011               A-SB
    XC-A-SB-2       XP-A-SB-2       December 2011             A-SB
    XC-A-SB-3       XP-A-SB-3         June 2012               A-SB
    XC-A-SB-4       XP-A-SB-4       December 2012             A-SB
    XC-A-SB-5       XP-A-SB-5         June 2013               A-SB
    XC-A-SB-6       XP-A-SB-6       December 2013             A-SB
    XC-A-SB-7       XP-A-SB-7         June 2014               A-SB
    XC-A-SB-8       XP-A-SB-8       December 2014             A-SB
     XC-A-3-1       XP-A-3-1          June 2011                A-3
     XC-A-3-2       XP-A-3-2        December 2011              A-3
     XC-A-3-3       XP-A-3-3          June 2012                A-3
     XC-A-3-4       XP-A-3-4        December 2012              A-3
     XC-A-3-5       XP-A-3-5          June 2013                A-3
     XC-A-3-6       XP-A-3-6        December 2013              A-3
     XC-A-3-7       XP-A-3-7         June 2014                 A-3
     XC-A-3-8       XP-A-3-8        December 2014              A-3
    XC-A-1A-1          N/A               N/A                  A-1A
    XC-A-1A-2       XP-A-1A-2         June 2007               A-1A
    XC-A-1A-3       XP-A-1A-3       December 2007             A-1A
    XC-A-1A-4       XP-A-1A-4         June 2008               A-1A
    XC-A-1A-5       XP-A-1A-5       December 2008             A-1A
    XC-A-1A-6       XP-A-1A-6         June 2009               A-1A

                                      -30-

                                                        Class Designation
     Class XC       Class XP           Class XP         of Corresponding
    Component       Component      Termination Date       Certificates
    ----------     -----------     ----------------     -----------------
    XC-A-1A-7       XP-A-1A-7       December 2009             A-1A
    XC-A-1A-8       XP-A-1A-8         June 2010               A-1A
    XC-A-1A-9       XP-A-1A-9       December 2010             A-1A
    XC-A-1A-10     XP-A-1A-10         June 2011               A-1A
    XC-A-1A-11     XP-A-1A-11       December 2011             A-1A
    XC-A-1A-12     XP-A-1A-12         June 2012               A-1A
    XC-A-1A-13     XP-A-1A-13       December 2012             A-1A
    XC-A-1A-14     XP-A-1A-14         June 2013               A-1A
    XC-A-1A-15     XP-A-1A-15       December 2013             A-1A
    XC-A-1A-16     XP-A-1A-16         June 2014               A-1A
    XC-A-1A-17     XP-A-1A-17       December 2014             A-1A
      XC-AM           XP-AM         December 2014              AM
      XC-AJ           XP-AJ         December 2014              AJ
     XC-AJ-FL       XP-AJ-FL        December 2014             AJ-FL
       XC-B           XP-B          December 2014               B
      XC-C-1         XP-C-1           June 2013                 C
      XC-C-2         XP-C-2         December 2013               C
      XC-C-3         XP-C-3           June 2014                 C
      XC-C-4         XP-C-4         December 2014               C
      XC-D-1         XP-D-1         December 2012               D
      XC-D-2         XP-D-2           June 2013                 D
      XC-E-1         XP-E-1           June 2011                 E
      XC-E-2         XP-E-2         December 2011               E
      XC-E-3         XP-E-3           June 2012                 E
      XC-E-4         XP-E-4         December 2012               E
      XC-F-1         XP-F-1         December 2010               F
      XC-F-2         XP-F-2           June 2011                 F
      XC-G-1         XP-G-1           June 2010                 G
      XC-G-2         XP-G-2         December 2010               G
      XC-H-1         XP-H-1         December 2009               H
      XC-H-2         XP-H-2           June 2010                 H
      XC-J-1         XP-J-1         December 2008               J
      XC-J-2         XP-J-2           June 2009                 J
      XC-J-3         XP-J-3         December 2009               J
      XC-K-1         XP-K-1         December 2008               K
       XC- L         XP- L          December 2008               L
       XC-M           XP-M            June 2008                 M
       XC-M           XP-M          December 2008               M
       XC-N           N/A                N/A                    N
       XC-P           N/A                N/A                    P
       XC-Q           N/A                N/A                    Q
       XC-S           N/A                N/A                    S

                                      -31-

            "Component Notional Amount": With respect to any Component, as of any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

            "Controlling Class": As of any date of determination, the most subordinate Class of Sequential Pay Certificates (based on the payment priorities set forth in Section 4.01(a)) that has a Class Principal Balance that is greater than 25% of the Original Class Principal Balance thereof (without considering any Appraisal Reduction Amounts); provided, however, that if no
Class of Sequential Pay Certificates has a Class Principal Balance that satisfies such requirement, then the Controlling Class shall be the most subordinate outstanding Class of Sequential Pay Certificates (based on the payment priorities set forth in Section 4.01(a)) with a Class Principal Balance greater than zero. With respect to determining and exercising the rights of the
Controlling Class, the Class A Senior Certificates shall collectively be deemed to be a single Class of Certificates.

            "Controlling Class Representative": As defined in Section 3.25.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and
Trust Services--ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage
Pass-Through Certificates, Series 2006-4.

            "Corrected Mortgage Loan": Any Serviced Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced
Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage
Loan". The Park La Brea Apartments Trust Mortgage Loan shall not constitute a
Corrected Mortgage Loan under this Agreement.

            "Corresponding Certificates": With respect to any REMIC I Regular
Interest, the Class of Regular Certificates (exclusive of the Class XC and Class
XP Certificates) for which such REMIC I Regular Interest is the Corresponding
REMIC I Regular Interest or one of the Corresponding REMIC I Regular Interests.
With respect to any Component, the Class of Sequential Pay Certificates
designated as the "Corresponding Certificates" for such Component in the definition of "Component".

            "Corresponding Class XP Component": With respect to any Class XC
Component, the Class XP Component (if any) that, with the replacement of "XP-"
with "XC-" at the beginning of its designation, has the same alphanumeric designation as such Class XC Component.

            "Corresponding REMIC I Regular Interest": As defined in the
Preliminary Statement with respect to any Class of Sequential Pay Certificates.
With respect to the Class A-2FL REMIC II Regular Interest, REMIC I Regular
Interest LA-2FL. With respect to the Class AJ-FL REMIC II Regular Interest,
REMIC I Regular Interest LA-AJFL. With respect to any Component, the REMIC I

                                      -32-

Regular Interest that, with the replacement of "L" with "XC-" or "XP-", as applicable, at the beginning of its designation, has the same alphabetic or alphanumeric designation as such Component.

            "Countrywide": Countrywide Commercial Real Estate Finance, Inc., a
California corporation, or its successor in interest.

            "Countrywide Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of December 1, 2006, between the
Depositor and Countrywide and relating to the transfer of the Countrywide Trust
Mortgage Loans to the Depositor.

            "Countrywide Securities": Countrywide Securities Corporation, a
California corporation, or its successor in interest.

            "Countrywide Trust Mortgage Loans": Each Trust Mortgage Loan
transferred and assigned to the Depositor pursuant to the Countrywide Mortgage
Loan Purchase Agreement.

            "Crossed Loan": As defined in Section 2.03(a). The Mortgage Loans comprising a Loan Combination shall not be deemed to be Crossed Loans for purposes of this Agreement.

            "Crossed Loan Group": As defined in Section 2.03(a).

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which
Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the
Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

            "Cut-off Date": Individually and collectively, as the context may require: with respect to each Mortgage Loan, the related Due Date of such
Mortgage Loan in December 2006; or, with respect to any Mortgage Loan that has its first Due Date in January 2007, December 1, 2006, or, with respect to any
Mortgage Loan that has its first Due Date in February 2007, its date of origination.

            "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Trust Mortgage
Loan, as of any date of determination, the ratio of (x) the annualized Net
Operating Income (before payment of any debt service on such Mortgage Loan)
generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date or, in the case of a Qualified Substitute Mortgage Loan, prior to the relevant date of determination) or the applicable Master Servicer or the Special Servicer
(or, in the case of the Park La Brea Apartments Trust Mortgage Loan, the JP
2006-LDP8 Applicable Servicer) (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Mortgage Loan as of such date of determination.

                                      -33-

            "Default Charges": Penalty Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Loan.

            "Defaulted Mortgage Loan": A Serviced Mortgage Loan: (i) that is (A)
delinquent 60 days or more in respect of a Periodic Payment (not including the
Balloon Payment) or (B) delinquent one day in respect of its Balloon Payment or, if the applicable Master Servicer receives, prior to the Due Date of such
Balloon Payment, written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan, for such longer period beyond the Due Date ending on the earlier of (1) 60 days after the Due Date of such Balloon Payment and (2) the expiration of the refinancing commitment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note; or
(ii) as to which the Special Servicer has, by written notice to the related
Mortgagor, accelerated the maturity of the indebtedness evidenced by the related
Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defeasance Collateral": With respect to any Defeasance Loan, the
United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan": Any Mortgage Loan which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than (i) in the case of a Serviced Trust Mortgage Loan, the then outstanding principal balance of such Mortgage Loan, and (ii) in the case of the
Park La Brea Apartments Trust Mortgage Loan and any Non-Trust Loan, the
then-aggregate outstanding principal balance of such Mortgage Loan and all other
Mortgage Loans in the related Loan Combination that are senior to, or pari passu with, such Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificates": As defined in Section 5.03(a).

            "Definitive Non-Registered Certificate": Any Definitive Certificate
that is a Non-Registered Certificate.

            "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

            "Depository": The Depository Trust Company, or any successor depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of
1934, as amended.

                                      -34-

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Designated Sub-Servicer": As defined in Section 3.22(a).

            "Determination Date": For any Distribution Date, (i) with respect to each Mortgage Loan that has a Due Date on or prior to the fourth Business Day prior to such Distribution Date, the fourth Business Day prior to such
Distribution Date, and (ii) with respect to each other Mortgage Loan, the Due
Date for such Mortgage Loan in the month in which such Distribution Date occurs.
For the purposes of this Agreement, with respect to any Distribution Date, the
"Determination Date" that corresponds to that Distribution Date (including, for example, but without limitation, references to "the related Determination Date")
shall mean the Determination Dates (determined in accordance with the preceding sentence) occurring in the same month as such Distribution Date that are applicable to the Mortgage Pool.

            "Determination Information": As defined in Section 3.18(b).

            "Directly Operate": With respect to any Administered REO Property, the furnishing or rendering of services to the tenants thereof, the management of such Administered REO Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the
Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee)
shall not be considered to Directly Operate an Administered REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Administered REO Property.

            "Discount Rate": With respect to any prepaid Trust Mortgage Loan or
Trust REO Loan for purposes of allocating any Prepayment Premium or Yield
Maintenance Charge received thereon or with respect thereto among the respective
Classes of the Sequential Pay Certificates (other than any Excluded Class thereof), the Class A2-FL REMIC II Regular Interest and the Class AJ-FL REMIC II
Regular Interest, an amount equal to the discount rate stated in the Mortgage
Loan documents related to such Trust Mortgage Loan or Trust REO Loan used in calculating the related Prepayment Premium or Yield Maintenance Charge; provided that, if a discount rate is not stated thereon, the "Discount Rate" will be an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue
(primary issue) with a maturity date closest to the maturity date or Anticipated
Repayment Date, as applicable, for such prepaid Trust Mortgage Loan or Trust REO
Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Trust Mortgage Loan or Trust REO Loan, the issue with the earliest maturity date shall apply.

            "Disqualified Non-United States Tax Person": With respect to any
Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual
Certificate and, for purposes of Treasury regulations Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations Section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by

                                      -35-

such Residual Certificate and intends to pay taxes associated with holding such
Residual Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United
States Tax Person that has delivered to the Transferor, the Trustee and the
Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and
(y) such Transfer of such Residual Certificate will not be disregarded for
United States federal income tax purposes.

            "Disqualified Organization": (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the
Trust or any Person having an Ownership Interest in any Class of Certificates
(other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Residual Certificate to such Person. The terms "United
States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Disqualified Partnership": Any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

            "Distributable Certificate Interest": With respect to any Class of
Regular Certificates, the Class A-2FL REMIC II Regular Interest or the Class
AJ-FL REMIC II Regular Interest for any Distribution Date, the Accrued
Certificate Interest in respect of such Class of Certificates, the Class A-2FL
REMIC II Regular Interest or the Class AJ-FL REMIC II Regular Interest, as the
case may be, for such Distribution Date, reduced (other than with respect to the
Class XP and Class XC Certificates) (to not less than zero) by the product of
(a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of the subject Class of
Certificates, the Class A-2FL REMIC II Regular Interest or the Class AJ-FL REMIC
II Regular Interest, as the case may be, for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Sequential Pay Certificates (exclusive of the Class A-2FL
Certificates and the Class AJ-FL Certificates), the Class A-2FL REMIC II Regular
Interest and the Class AJ-FL REMIC II Regular Interest, as the case may be, for such Distribution Date; provided that, if the aggregate Class Principal Balance of the Sequential Pay Certificates (exclusive of the Class A-2FL Certificates and the Class AJ-FL Certificates), the Class A-2FL REMIC II Regular Interest or
the Class AJ-FL REMIC II Regular Interest is reduced as a result of a Realized
Loss caused by a diversion of principal collections on the Mortgage Pool to reimburse Nonrecoverable Advances and/or pay interest thereon as contemplated by
Section 1.02, and if there is a subsequent recovery of such amounts that results in the reinstatement of the Class Principal Balance of any one or more Classes of Sequential Pay Certificates (exclusive of the Class A-2FL Certificates and the Class AJ-FL Certificates), the Class A-2FL REMIC II Regular Interest or the
Class AJ-FL REMIC II Regular Interest as provided in

                                      -36-

the definition of "Class Principal Balance" and the second paragraph of Section
4.04(a), then the amount of Distributable Certificate Interest with respect to each Class of Regular Certificates, the Class A-2FL REMIC II Regular Interest
and/or the Class AJ-FL REMIC II Regular Interest for the next succeeding
Distribution Date shall be increased by the amount of any and all additional
Distributable Certificate Interest that would have been payable with respect to the subject Class of Regular Certificates, the Class A-2FL REMIC II Regular
Interest or the Class AJ-FL REMIC II Regular Interest if such diversion of principal and the corresponding allocation of a Realized Loss (up to the amount of the reinstated balances) had not occurred.

            "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2006-4, Commercial
Mortgage Pass-Through Certificates, Series 2006-4".

            "Distribution Date": During any given month, the 12th day of such month, or if the 12th day is not a Business Day, the next succeeding Business
Day, commencing in January 2007.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": As defined in Section 2.03(a).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its
Stated Maturity Date, the day of the month set forth in the related Mortgage
Note on which each Periodic Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each
Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (a) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "Aa3" by Moody's and
"AA-" by S&P (or "A-" by S&P provided the short-term unsecured debt obligations of such institution or trust company are rated at least "A-1" by S&P) (or, with respect to any such Rating Agency, such lower rating as will not result in an
Adverse Rating Event, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or (b) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated at least "P-1" by Moody's and "A-1" by S&P (or, with respect to any such
Rating Agency, such lower rating as will not result in an Adverse Rating Event)
as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, (ii) an account or accounts maintained with PNC so long as PNC (1) has a long-term unsecured debt rating of at least "A" and a short-term rating of at least "A-1" from S&P and (2) has a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1" from
Moody's, (iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or

                                      -37-

(iv) any other account the use of which would not, in and of itself, cause an
Adverse Rating Event, as confirmed in writing by each Rating Agency.

            "Enhancement/Support Provider": Any enhancement or support provider contemplated by Item 1114(b) or Item 1115 of Regulation AB with respect to the
Trust Fund or any one or more Classes of Certificates.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the American Society of Testing Materials Standard
Sections 1527-05 or a review conducted in accordance with the All Appropriate
Inquiries final rule issued by the United States Environmental Protection Agency on November 1, 2005 (40 C.F.R. Part 312), or any successor to either.

            "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

            "Escrow Payment": Any payment received by either Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged
Property.

            "Euroclear": The Euroclear System or any successor.

            "Event of Default": One or more of the events described in Section
7.01(a).

            "Excess Servicing Strip": With respect to each Trust Mortgage Loan and Trust REO Loan, that portion of the Master Servicing Fee for such Mortgage
Loan or REO Loan that represents interest accrued at the related Excess
Servicing Strip Rate.

            "Excess Servicing Strip Rate": With respect to each Mortgage Loan and REO Loan, the excess of (x) the Master Servicing Fee Rate for such Mortgage
Loan or REO Loan over (y) the sum of (i) 0.01% (one basis point) per annum and
(ii) with respect to any Mortgage Loan and REO Loan that is a Serviced Mortgage
Loan or Serviced REO Loan not primary serviced by the applicable Master
Servicer, the primary servicing fee rate, if any, for such Mortgage Loan or REO
Loan; provided that the Excess Servicing Strip Rate with respect to each
Mortgage Loan and REO Loan shall be subject to reduction by the Trustee pursuant to Section 3.11(a).

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Exchange Act Reportable Event": With respect to (a) the Trustee or, if and to the extent specifically applicable thereto or to its duties on behalf of the Trustee, any Servicing Representative of the Trustee or any Trustee
Appointee, any Trustee Reportable Event, (b) either Master Servicer or, if and to the extent specifically applicable thereto or to its duties on behalf of such
Master Servicer, any Servicing Representative of such Master Servicer, any
Master Servicer Reportable Event, and (c) the Special Servicer or, if and to the
extent specifically applicable thereto or to its duties on behalf of the Special
Servicer, any Servicing Representative of the Special Servicer, any Special
Servicer Reportable Event.

            "Exchange Act Reporting Year": Each of (a) the Trust's fiscal year
2006, and (b) any subsequent fiscal year of the Trust, but only if as of the beginning of such subsequent fiscal year of the

                                      -38-

Trust, the Registered Certificates are held in the aggregate by at least 300 holders (which may consist of (i) in the case of Registered Certificates held in definitive form, direct Holders of such Definitive Certificates, and/or (ii) in the case of Registered Certificates held in book-entry form through the
Depository, Depository Participants having accounts with the Depository).

            "Exchange Act Reports": As defined in Section 8.16(a).

            "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-1A, Class AM,
Class AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H and
Class J Certificates.

            "Exemption": Either of Department of Labor Prohibited Transaction
Exemption ("PTE") 90-29 (as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41)
or PTE 2000-55 (as amended by PTE 2000-58 and PTE 2002-41), as each may be amended from time to time, or any successor thereto, all as issued by the U.S.
Department of Labor.

            "Exemption-Favored Party": Any of (i) MLPF&S or Countrywide
Securities, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with MLPF&S or Countrywide Securities, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "Final Recovery Determination": A determination by the Special
Servicer with respect to any Specially Serviced Mortgage Loan, Corrected
Mortgage Loan or Administered REO Property (other than a Mortgage Loan or REO
Property, as the case may be, that was purchased or replaced by any of the
Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase
Agreement, or that was purchased by the Plurality Subordinate Certificateholder or the Special Servicer or any assignee of the foregoing pursuant to Section
3.18, or by the related B-Note Loan Holder (in the case of an A-Note Trust
Mortgage Loan) pursuant to the related Loan Combination Intercreditor Agreement or by the applicable Master Servicer, the Special Servicer or the Plurality
Subordinate Certificateholder pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds, REO Revenues and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable; provided that the term "Final Recovery Determination" shall include any comparable determination made by the JP 2006-LDP8 Special Servicer pursuant to the JP 2006-LDP8 Pooling and Servicing Agreement with respect to the Park La Brea Apartments Trust
Mortgage Loan or any related Park La Brea Apartments REO Property.

            "Fiscal Agent": A Person who is at any time appointed by the Trustee pursuant to Section 8.18 to act as fiscal agent.

            "Floating Rate Account": The segregated accounts or sub-accounts
(which may be sub-accounts of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(f), in trust for: (i) in the case of the
Class A-2FL Certificates and the Class A-2FL REMIC II Regular Interest, the
holders of Class A-2FL Certificates and the Class A-2FL Swap Counterparty, as
their interests may appear, which shall be entitled "LaSalle Bank National
Association, as Trustee, on behalf of and in trust for the registered holders of
ML-CFC Commercial Mortgage Trust 2006-4,

                                      -39-

Commercial Mortgage Pass-Through Certificates, Series 2006-4, Class A-2FL, and
Merrill Lynch Capital Services, Inc., as their interests may appear, Floating
Rate Account"; and (ii) in the case of the Class AJ-FL Certificates and the
Class AJ-FL REMIC II Regular Interest, the holders of the Class AJ-FL
Certificates and the Class AJ-FL Swap Counterparty, as their interests may appear, which shall be entitled "LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of ML-CFC Commercial
Mortgage Trust 2006-4, Commercial Mortgage Pass-Through Certificates, Series
2006-4, Class AJ-FL, and Merrill Lynch Capital Services, Inc., as their interests may appear, Floating Rate Account".

            "Form 8-K": Exchange Act Form 8-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing current reports under Section 13 or
15(d) of the Exchange Act, filed pursuant to Rule 13a-11 or Rule 15d-11, and for reports of nonpublic information required to be disclosed by Regulation FD (17
C.F.R. 243.100 and 243.101). For purposes of this Agreement, "Form 8-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the
Commission.

            "Form 8-K Current Report": A current report on Form 8-K.

            "Form 8-K Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 8-K.

            "Form 10-D": Exchange Act Form 10-D, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing distribution reports under Section
13 or 15(d) of the Exchange Act, filed pursuant to Rule 13a-17 or Rule 15d-17.
For purposes of this Agreement, "Form 10-D" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

            "Form 10-D Distribution Report": A distribution report on Form 10-D.

            "Form 10-D Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-D.

            "Form 10-K": Exchange Act Form 10-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing annual reports pursuant to Section
13 or 15(d) of the Exchange Act for which no other form is prescribed, as well as for filing transition reports pursuant to Section 13 or 15(d) of the Exchange
Act. For purposes of this Agreement, "Form 10-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

            "Form 10-K Annual Report": An annual report on Form 10-K.

                                      -40-

            "Form 10-K Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-K.

            "Gain-on-Sale Proceeds": With respect to any Trust Mortgage Loan or
Trust REO Loan, the excess, if any, of (i) any and all Liquidation Proceeds collected with respect to such Mortgage Loan or the related REO Property, as the case may be, net of any related liquidation expenses, P&I Advances, Servicing
Advances, Principal Recovery Fees, interest on Advances, Master Servicing Fees,
Special Servicing Fees and Additional Trust Fund Expenses, and if applicable, further net of any portion of such Liquidation Proceeds payable to the related
Non-Trust Noteholder(s) (if any) and, in the case of the Park La Brea Apartments
Trust Mortgage Loan or any related Park La Brea Apartments REO Property, to the
JP 2006-LDP8 Applicable Servicer, over (ii) the Purchase Price for such Trust
Mortgage Loan or Trust REO Loan, as the case may be, on the date on which such
Liquidation Proceeds were received.

            "Gain-on-Sale Reserve Account": A segregated custodial account
(which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(e) in trust for the Certificateholders, which shall be entitled (in the case of a sub-account, if such sub-account is permitted to be separately titled) "LaSalle Bank National Association, as
Trustee, in trust for the registered holders of ML-CFC Commercial Mortgage Trust
2006-4, Commercial Mortgage Pass-Through Certificates, Series 2006-4,
Gain-on-Sale Reserve Account".

            "Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, either the related Rule 144A Global Certificate or the related Regulation S Global Certificate.

            "Grantor Trust A-2FL": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of (i) the
Class A-2FL REMIC II Regular Interest and distributions thereon, (ii) the Class
A-2FL Swap Agreement and payments by the Class A-2FL Swap Counterparty thereunder and (iii) the Class A-2FL Sub-Account, intended to be treated as a
"grantor trust" within the meaning of the Grantor Trust Provisions.

            "Grantor Trust A-2FL Assets": The segregated pool of assets comprising Grantor Trust A-2FL.

            "Grantor Trust AJ-FL": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of (i) the
Class AJ-FL REMIC II Regular Interest and distributions thereon, (ii) the Class
AJ-FL Swap Agreement and payments by the Class AJ-FL Swap Counterparty thereunder and (iii) the Class AJ-FL Sub-Account, intended to be treated as a
"grantor trust" within the meaning of the Grantor Trust Provisions.

            "Grantor Trust AJ-FL Assets": The segregated pool of assets comprising Grantor Trust AJ-FL.

            "Grantor Trust E": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of the Excess
Servicing Strip with respect to the Mortgage Loans and any successor REO Loans and amounts held from time to time in the Collection Accounts that represent the
Excess Servicing Strip.

                                      -41-

            "Grantor Trust E Assets": The segregated pool of assets comprising
Grantor Trust E.

            "Grantor Trust Provisions": Subpart E of Subchapter J of the Code.

            "Ground Lease": With respect to any Mortgage Loan for which the
Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

            "Group 1 Mortgage Loan": Any Trust Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan": Any Trust Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Group 2.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

            "Holder": A Certificateholder.

            "Impound Reserve": As defined in Section 3.16(c).

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, any Mortgage Loan
Seller, either Master Servicer, the Special Servicer, the Controlling Class
Representative, the Trustee, any Fiscal Agent and any and all Affiliates thereof
(and, with respect to any Loan Combination, any of the related Non-Trust
Noteholder(s) and any and all Affiliates thereof), (ii) does not have any direct financial interest in or any material indirect financial interest in any of the
Depositor, any Mortgage Loan Seller, either Master Servicer, the Special
Servicer, the Controlling Class Representative, the Trustee, any Fiscal Agent or
any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof), and (iii) is not connected with the Depositor, any Mortgage Loan Seller, either Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee, any
Fiscal Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Mortgage Loan Seller, either Master
Servicer, the Controlling Class Representative, the Special Servicer, the
Trustee, any Fiscal Agent or any Affiliate thereof (or, with respect to any Loan
Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof) merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, any Mortgage Loan Seller, either
Master Servicer, the Special Servicer, the Controlling Class Representative, the
Trustee, any Fiscal Agent or any Affiliate thereof (or, with respect to any Loan
Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof), as the case may be; provided that such ownership constitutes less than
1% of the total assets owned by such Person.

                                      -42-

            "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

            "Independent Contractor": (a) Any Person that would be an
"independent contractor" with respect to REMIC I within the meaning of Section
856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of
Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to either Master
Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Trust Fund,
delivered to the Trustee (and, if a Loan Combination is involved, to the related
Non-Trust Noteholder(s)), provided that (i) such REMIC does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury regulations Section 1.856-4(b)(5), or (b) any other Person upon receipt by the
Trustee (and, if a Loan Combination is involved, by the related Non-Trust
Noteholder(s)) of an Opinion of Counsel, which shall be at no expense to either
Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the
Trust Fund, to the effect that the taking of any action in respect of any
Administered REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent
Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of
Section 860D(a) of the Code, or cause any income realized in respect of such REO
Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

            "Initial Form 8-K Current Reports": As defined in Section 8.16.

            "Initial Purchaser": Each of MLPF&S and Countrywide Securities.

            "Institutional Accredited Investor" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a)
under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related
Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

            "Insured Environmental Event": As defined in Section 3.07(d).

            "Interest Accrual Period": With respect to any Distribution Date, except with respect to the Class A-2FL Certificates and the Class AJ-FL
Certificates prior to a Class A-2FL Distribution Conversion or a Class AJ-FL
Distribution Conversion, as the case may be, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. For purposes of

                                      -43-

determining Class A-2FL Interest Distribution Amounts and Class A-2FL Floating
Swap Payments or Class AJ-FL Interest Distribution Amounts and Class AJ-FL
Floating Swap Payments, for any Distribution Date and any Class A-2FL Swap
Payment Date or Class AJ-FL Swap Payment Date, as the case may be, related thereto based upon the confirmation under the related Swap Agreement, the
Interest Accrual Period will begin on and include the 12th day of the month preceding the month in which the subject Distribution Date occurs (or, in the case of the first Distribution Date, will begin on and include the Closing Date)
and will end on and include the 11th day of the month in which the subject
Distribution Date occurs; provided that, if a Class A-2FL Distribution
Conversion or a Class AJ-FL Distribution Conversion is in effect with respect to the subject Distribution Date, then the Interest Accrual Period applicable to the Class A-2FL Interest Distribution Amount or the Class AJ-FL Interest
Distribution Amount, as the case may be, for such Distribution Date will be the same as the Interest Accrual Period with respect to the Class A-2FL REMIC II
Regular Interest or the Class AJ-FL REMIC II Regular Interest, as the case may be, for such Distribution Date.

            "Interest Reserve Account": The segregated account (which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for Certificateholders, which shall be entitled (in the case of a sub-account, if such sub-account is permitted to be separately titled) "LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of ML-CFC Commercial Mortgage Trust
2006-4, Commercial Mortgage Pass-Through Certificates, Series 2006-4".

            "Interest Reserve Amount": With respect to each Interest Reserve
Loan and each Distribution Date that occurs in February of each year subsequent to 2006 and in January of each year subsequent to 2006 that is not a leap year, an amount equal to one day's interest at the related Net Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such
Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date, in the case of a Periodic Payment, or as of the related Distribution Date, in the case of a P&I Advance.

            "Interest Reserve Loan": Each Trust Mortgage Loan that is an
Actual/360 Mortgage Loan and each Trust REO Loan that relates to an Actual/360
Mortgage Loan.

            "Interested Person": The Depositor, each Mortgage Loan Seller, each
Master Servicer, the Special Servicer, any Independent Contractor hired by the
Special Servicer, any related Non-Trust Noteholder, any Holder of a Certificate or any Affiliate of any such Person.

            "Internet Website": Either the Internet website maintained by the
Trustee (located at "www.etrustee.net" or such other address as provided to the parties hereto from time to time) or the Internet website maintained by either
Master Servicer, as the case may be.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Grade Certificate": As of any date of determination, a
Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

            "Investment Period": With respect to any Distribution Date and (i)
each of the Collection Accounts, any Servicing Account, any Reserve Account, any
REO Account and any Loan Combination

                                      -44-

Custodial Account, the related Collection Period and (ii) each of the
Distribution Account, the Interest Reserve Account, the Additional Interest
Account and the Gain-on-Sale Reserve Account, the related Trustee Investment
Period.

            "IXIS": IXIS Real Estate Capital, Inc., a New York corporation, or its successor in interest.

            "IXIS Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of December 1, 2006, between the Depositor and IXIS and relating to the transfer of the IXIS Trust Mortgage Loans to the Depositor.

            "IXIS Trust Mortgage Loan": Each Trust Mortgage Loan transferred and assigned to the Depositor pursuant to the IXIS Mortgage Loan Purchase Agreement.

            "JP 2006-LDP8 Applicable Servicer": The JP 2006-LDP8 Master Servicer
or the JP 2006-LDP8 Special Servicer, as applicable.

            "JP 2006-LDP8 Master Servicer": As defined in the Preliminary
Statement. The term "JP 2006-LDP8 Master Servicer" shall include any successor master servicer appointed pursuant to the JP 2006-LDP8 Pooling and Servicing
Agreement.

            "JP 2006-LDP8 Pooling and Servicing Agreement": As defined in the
Preliminary Statement.

            "JP 2006-LDP8 Securitization": As defined in the Preliminary
Statement.

            "JP 2006-LDP8 Servicing Fee": With respect to the Park La Brea
Apartments Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, the "Master Servicing Fee" payable to the JP 2006-LDP8 Master Servicer with respect to such Mortgage Loan or Trust REO Loan, as the case may be, pursuant to the JP 2006-LDP8 Pooling and Servicing Agreement.

            "JP 2006-LDP8 Servicing Fee Rate": With respect to the Park La Brea
Apartments Trust Mortgage Loan or any related Trust REO Loan, the "Master
Servicing Fee Rate" (as defined in the JP 2006-LDP8 Pooling and Servicing
Agreement) for such Mortgage Loan or REO Loan, as the case may be. The JP
2006-LDP8 Servicing Fee Rate includes the rate ([0.02]%) set forth in the
Mortgage Loan Schedule under the column "Primary Servicing Fee Rate" with respect to the Park La Brea Apartments Trust Mortgage Loan.

            "JP 2006-LDP8 Special Servicer": As defined in the Preliminary
Statement. The term "JP 2006-LDP8 Special Servicer" shall include any successor special servicer appointed pursuant to the JP 2006-LDP8 Pooling and Servicing
Agreement.

            "JP 2006-LDP8 Trustee": As defined in the Preliminary Statement. The term "JP 2006-LDP8 Trustee" shall include any successor trustee appointed pursuant to the JP 2006-LDP8 Pooling and Servicing Agreement.

            "LaSalle": LaSalle Bank National Association, a national banking association, or its successor in interest.

                                      -45-

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a
Scheduled Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous
Collection Period, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any
Collection Period, other than Penalty Interest, whether as Insurance Proceeds,
Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment
(other than a Balloon Payment) or an Assumed Periodic Payment in respect of the predecessor Mortgage Loan or of an Assumed Periodic Payment in respect of such
REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery
Determination is made with respect to such Mortgage Loan; (iii) such Mortgage
Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Plurality Subordinate Certificateholder, the Special Servicer
or any assignee thereof pursuant to Section 3.18 or by either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder pursuant to
Section 9.01; (v) in the case of an A-Note Trust Mortgage Loan, such Mortgage
Loan is purchased by the related B-Note Loan Holder pursuant to the related Loan
Combination Intercreditor Agreement; (vi) such Mortgage Loan is purchased by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; or
(vii) such Mortgage Loan is removed from the Trust by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO
Property remaining in the Trust Fund pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a
Final Recovery Determination is made with respect to such REO Property; (ii)
such REO Property is purchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (iii) such REO Property is purchased by either Master Servicer, the Special Servicer or the Plurality
Subordinate Certificateholder pursuant to Section 9.01; or (iv) such REO
Property is removed from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the
Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01.

            "Liquidation Proceeds": All cash amounts (other than Insurance
Proceeds and REO Revenues) received by either Master Servicer or the Special
Servicer in connection with: (i) the taking of all or a part of a Mortgaged
Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Serviced Trust Defaulted Mortgage
Loan by the Plurality Subordinate Certificateholder, the Special Servicer or any
assignee thereof pursuant to Section 3.18; (v) the repurchase or substitution of a Trust Mortgage Loan or REO Property by a Mortgage Loan Seller,

                                      -46-

pursuant to the applicable Mortgage Loan Purchase Agreement; (vi) the purchase of a Trust Mortgage Loan or REO Property by either Master Servicer, the Special
Servicer, or the Plurality Subordinate Certificateholder pursuant to Section
9.01; (vii) the purchase of an A-Note Trust Mortgage Loan by the related B-Note
Loan Holder pursuant to the related Loan Combination Intercreditor Agreement;
(viii) the purchase of a Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; or (ix) the removal of a Mortgage
Loan or REO Property from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the
Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01.

            "LNR": LNR Partners, Inc., a Florida corporation, or its successor in interest.

            "Loan Combination": Any A/B Loan Combination or the Park La Brea
Apartments Loan Combination as the case may be. The term "Loan Combination"
shall include any successor REO Loan with respect to the applicable Mortgage
Loans comprising such Loan Combination.

            "Loan Combination Custodial Account": With respect to any Loan
Combination, the separate account (which may be a sub-account of the applicable
Collection Account) created and maintained by the applicable Master Servicer pursuant to Section 3.04(h) and held on behalf of the Certificateholders and the related Non-Trust Noteholder, which shall be entitled (in the case of a sub-account, if such sub-account is permitted to be separately titled)
substantially as follows: in the case of the Midland, "Midland Loan Services,
Inc., as Master Servicer for LaSalle Bank National Association, as Trustee, on
behalf of and in trust for the registered holders of ML-CFC Commercial Mortgage
Trust 2006-4, Commercial Mortgage Pass-Through Certificates, Series 2006-4" and
[name of the related Non-Trust Noteholder(s)], as their interests may appear, and in the case of Wells Fargo, "Wells Fargo Bank National Association, as
Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of ML-CFC Commercial Mortgage Trust
2006-4, Commercial Mortgage Pass-Through Certificates, Series 2006-4, and [name of the related Non-Trust Noteholder(s)], as their interests may appear". Any such account shall be an Eligible Account.

            "Loan Combination Intercreditor Agreement": With respect to each
Loan Combination, each intercreditor agreement (including the Park La Brea
Apartments Intercreditor Agreement) in effect between (i) the Trust Fund as holder of the related Trust Mortgage Loan and (ii) the Non-Trust Noteholder(s).

            "Loan Combination Mortgaged Property": The Mortgaged Property
securing a Loan Combination.

            "Loan Combination REO Account": With respect to each Loan
Combination, a segregated account or accounts created and maintained by the
Special Servicer pursuant to Section 3.16 on behalf of the Trustee, in trust for the Certificateholders, and the related Non-Trust Noteholder, which shall be entitled "LNR Partners, Inc., as Special Servicer for LaSalle Bank National
Association, as Trustee in trust for registered holders of ML-CFC Commercial
Mortgage Trust 2006-4, Commercial Mortgage Pass-Through Certificates, Series
2006-4, and [name of the related Non-Trust Noteholder(s)], as their interests may appear".

                                      -47-

            "Loan Combination REO Property": With respect to each Loan
Combination, the related Mortgaged Property if such Mortgaged Property is acquired on behalf and in the name of the Trust Fund, for the benefit of the
Certificateholders, and the related Non-Trust Noteholder(s), as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of such Loan Combination.

            "Loan Group": Either Loan Group 1 or Loan Group 2.

            "Loan Group 1": Collectively, all of the Trust Mortgage Loans that are Group 1 Mortgage Loans and any successor Trust REO Loans with respect thereto.

            "Loan Group 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan
Group 1, taking into account adjustments in accordance with Section 1.02.

            "Loan Group 2": Collectively, all of the Trust Mortgage Loans that are Group 2 Mortgage Loans and any successor Trust REO Loans with respect thereto.

            "Loan Group 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan
Group 2, taking into account adjustments in accordance with Section 1.02.

            "Loan-to-Value Ratio": With respect to any Trust Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is (i) the then current principal amount of such Mortgage
Loan, or (ii) in the case of the Park La Brea Apartments Trust Mortgage Loan, the then aggregate current principal amount of the Park La Brea Apartments Trust
Mortgage Loan and the Park La Brea Apartments Pari Passu Non-Trust Loan, in each case as adjusted in accordance with the considerations specified in Section
3.08(a)(i), and the denominator of which is the Appraised Value of the related
Mortgaged Property.

            "Loan REMIC": Subject to the Park La Brea Apartments Loan REMIC
Declaration, the segregated pool of assets consisting of: (i) the Park La Brea
Apartments Trust Mortgage Loan and all payments under the proceeds of such Trust
Mortgage Loan received after the Closing Date (exclusive of any related Excess
Servicing Strip), together with all documents included in the related Mortgage
File and any related Escrow Payments and Reserve Funds; (ii) all amounts
(exclusive of any Excess Servicing Strip) relating to the Park La Brea
Apartments Mortgage Loan or any successor REO Loan with respect thereto held from time to time in the Interest Reserve Account, the Collection Account, the
Distribution Account, the Gain-on-Sale Reserve Account and any REO Account;
(iii) any interest in any REO Property acquired in respect of the Park La Brea
Apartments Trust Mortgage Loan; (iv) the rights of the Depositor under Sections
2, 3, 8, 10, 11, 12, 13, 14, 15, 17, 18, 20 and 21 of the IXIS Mortgage

                                      -48-

Loan Purchase Agreement with respect to the Park La Brea Apartments Trust
Mortgage Loan; and (v) the rights of the mortgagee under all Insurance Policies with respect to the Park La Brea Apartments Trust Mortgage Loan.

            "Loan REMIC Regular Interest": The non-certificated beneficial ownership interest in the Loan REMIC and designated as a "regular interest" in the Loan REMIC pursuant to the Park La Brea Apartments Loan REMIC Declaration.

            "Master Servicer": With respect to the PNC Trust Mortgage Loans and the IXIS Trust Mortgage Loans (and, in each case, any related B-Note Non-Trust
Loan), Master Servicer No. 1, and with respect to the Countrywide Trust Mortgage
Loans and the Merrill Trust Mortgage Loans (and any related B-Note Non-Trust
Loan), Master Servicer No. 2.

            "Master Servicer No. 1": Midland or any successor Master Servicer thereto appointed as herein provided.

            "Master Servicer No. 2": Wells Fargo or any successor Master
Servicer thereto appointed as herein provided.

            "Master Servicer Indemnification Agreement": With respect to
Midland, that certain Master Servicer No. 1 Indemnification Agreement, dated as of December 1, 2006, between Midland, the Depositor, the Underwriters and the
Initial Purchasers; and with respect to Wells Fargo, that certain Master
Servicer No. 2 Indemnification Agreement, dated as of December 1, 2006, between
Wells Fargo, the Depositor, the Underwriters and the Initial Purchasers.

            "Master Servicer Reportable Event": With respect to either Master
Servicer, any of the following events, conditions, circumstances and/or matters:

            (i)     the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item
      1108(a)(3) of Regulation AB, but only if such Master Servicer or any
      Servicing Representative of such Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM
      1.01 ON FORM 8-K];

            (ii)    the termination of a definitive agreement that is material to the Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if such
      Master Servicer or any Servicing Representative of such Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.02 ON FORM 8-K];

            (iii)   the appointment of a receiver, fiscal agent or similar
      officer for any Material Debtor in a proceeding under the U.S. Bankruptcy
      Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject
      Material Debtor is (A) such Master Servicer, (B) any Servicing
      Representative of such Master

                                      -49-

      Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
      Regulation AB or (C) any Significant Obligor with respect to a Performing
      Mortgage Loan [ITEM 1.03(a) ON FORM 8-K];

            (iv)    the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
      Material Debtor is (A) such Master Servicer, (B) any Servicing
      Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
      Obligor with respect to a Performing Mortgage Loan [ITEM 1.03(b) ON FORM
      8-K];

            (v)     any resignation, removal, replacement or substitution of (A)
      such Master Servicer or (B) any Servicing Representative of such Master
      Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of
      Regulation AB [ITEM 6.02 ON FORM 8-K];

            (vi)    any appointment of (A) a new Master Servicer or (B) any new
      Servicing Representative of such Master Servicer that constitutes a
      Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON
      FORM 8-K];

            (vii)   any nonpublic disclosure, by such Master Servicer or any
      Servicing Representative of such Master Servicer, with respect to the
      Subject Securitization Transaction (other than disclosure required pursuant to this Agreement) that is required to be disclosed by Regulation
      FD (17 C.F.R. 243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

            (viii)  any other information of importance to Certificateholders
      (determined by such Master Servicer in accordance with the Servicing
      Standard) that (A) is not otherwise required to be included in the
      Distribution Date Statement, the CMSA Special Servicer Loan File or any
      other report to be delivered or otherwise made available to
      Certificateholders hereunder, and (B) such Master Servicer has determined, in accordance with the Servicing Standard, could have a material adverse effect on the value of a Mortgaged Property as collateral for a Performing
      Mortgage Loan or the ability of a Mortgaged Property to generate sufficient cash flow for the related Mortgagor to meet its debt service obligations under the related Performing Mortgage Loan [ITEM 8.01 ON FORM
      8-K];

            (ix)    the commencement or termination of, or any material
      developments regarding, any legal proceedings pending against any Material
      Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if such
      Master Servicer is controlling the subject litigation or if the subject
      Material Litigant is (A) such Master Servicer, (B) any Servicing
      Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
      Obligor with respect to a Performing Mortgage Loan [ITEM 2 ON FORM 10-D
      AND GENERAL INSTRUCTION J TO FORM 10-K];

            (x)     the receipt by or on behalf of such Master Servicer or any
      Servicing Representative of such Master Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding a Significant Obligor with respect to a Performing

                                      -50-

      Mortgage Loan that is required to be provided under Item 1112(b) of
      Regulation AB [ITEM 6 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM
      10-K];

            (xi)    to the extent not otherwise disclosed in the Prospectus
      Supplement, whether such Master Servicer has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B)
      the Depositor, (C) a Mortgage Loan Seller, (D) the Trustee, (E) the
      Special Servicer, (F) any Servicing Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation
      AB or (G) any Significant Obligor [GENERAL INSTRUCTION J TO FORM 10-K];
      and

            (xii)   to the extent not otherwise disclosed in the Prospectus
      Supplement, any specific relationship involving or relating to the Subject
      Securitization Transaction or the Mortgage Loans contemplated by Item
      1119(c) of Regulation AB between a Mortgage Loan Seller or the Trust, on the one hand, and such Master Servicer or any Servicing Representative of such Master Servicer, on the other hand [GENERAL INSTRUCTION J TO FORM
      10-K];

provided that, in the case of clauses (ii), (iv), (ix) and (xii) above, if a
Servicing Representative is a Designated Sub-Servicer, the subject event, condition, circumstance and/or matter shall constitute a Master Servicer
Reportable Event with respect to such Servicing Representative only if the
Master Servicer has knowledge thereof.

            "Master Servicing Fee": With respect to each Mortgage Loan and any successor REO Loan with respect thereto, the fee payable to the applicable
Master Servicer pursuant to Section 3.11(a).

            "Master Servicing Fee Rate": With respect to each Trust Mortgage
Loan, the per annum rate equal to the sum of the rates set forth under the columns "Master Servicing Fee Rate", "Primary Servicing Fee Rate" and the
"Sub-Servicing Fee Rate" on the Mortgage Loan Schedule, and with respect to each
Non-Trust Loan, or any successor REO Loan with respect thereto, the per annum rate at which any related Master Servicing Fee is permitted to be calculated under the related Loan Combination Intercreditor Agreement. [Notwithstanding the
foregoing, for purposes of determining the amount of servicing compensation actually payable to the Master Servicer in respect of the Park La Brea
Apartments Trust Mortgage Loan pursuant to Section 3.11(a), only the rate
[(0.01%)] set forth under the column "Master Servicing Fee Rate" shall be taken into account.]

            "Material Debtor": Any of the following:

                  (i)     the Trust;

                  (ii)    each of the Mortgage Loan Sellers;

                  (iii)   each of the parties to this Agreement;

                  (iv)    any Servicing Representative that constitutes a
      Servicer contemplated by Item 1108(a)(3) of Regulation AB;

                  (v)     any Significant Obligor;

                  (vi)    any Enhancement/Support Provider; and

                                      -51-

                  (vii)   any other material party contemplated by Item
      1100(d)(1) of Regulation AB relating to the relating to the Subject
      Securitization Transaction.

            "Material Litigant": Any of the following:

                  (i)     the Trust;

                  (ii)    each of the Mortgage Loan Sellers;

                  (iii)   the Depositor;

                  (iv)    the Trustee;

                  (v)     each Master Servicer;

                  (vi)    the Special Servicer;

                  (vii)   any Servicing Representative that constitutes a
                          Servicer contemplated by Item 1108(a)(3) of Regulation
                          AB;

                  (viii)  any originator of Trust Mortgage Loans contemplated by
                          Item 1110(b) of Regulation AB; and

                  (ix)    any other party contemplated by Item 1100(d)(1) of
                          Regulation AB relating to the Subject Securitization
                          Transaction.

            "Merrill Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of December 1, 2006, between the Depositor and
MLMLI and relating to the transfer of the Merrill Trust Mortgage Loans to the
Depositor.

            "Merrill Trust Mortgage Loan": Each Trust Mortgage Loan transferred and assigned to the Depositor pursuant to the Merrill Mortgage Loan Purchase
Agreement.

            "MERS": Mortgage Electronic Registration Systems, Inc. or any
successor thereto.

            "MERS Mortgage Loan": Any Mortgage Loan registered with MERS on the
MERS(R) System, as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

            "MERS(R) System": The system of recording transfers of mortgages electronically maintained by MERS.

            "MIN": The Mortgage Identification Number for any MERS Mortgage
Loan.

            "Midland": Midland Loan Services, Inc., a Delaware corporation, or its successor in interest.

            "MLMLI": Merrill Lynch Mortgage Lending, Inc. or its successor in interest.

                                      -52-

            "MLPF&S": Merrill Lynch, Pierce, Fenner & Smith Incorporated, a
Delaware corporation, or its successor in interest.

            "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such Rating Agency nor any successor remains in existence,
"Moody's" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the
Depositor, notice of which designation shall be given to the Trustee, the Master
Servicers, the Special Servicer and any Fiscal Agent, and specific ratings of
Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged
Property.

            "Mortgage File":

            (a)     With respect to any Serviced Trust Mortgage Loan and, in the case of any Trust Mortgage Loan that is part of a Loan Combination, also with respect to the related Non-Trust Loan(s), collectively the following documents
(which, in the case of a Loan Combination, except for the Mortgage Notes referred to in clause (i) of this definition and any modifications thereof referred to in clause (vi) of this definition, relate to the entire Loan
Combination):

                    (i)     (A) the original executed Mortgage Note for such
      Serviced Trust Mortgage Loan, including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2006-4,
      Commercial Mortgage Pass-Through Certificates, Series 2006-4, or in blank, and (B) in the case of a Loan Combination, a copy of the executed Mortgage
      Note for each related Non-Trust Loan;

                    (ii)    an original or a copy of the Mortgage, together with
      originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office)
      with evidence of recording indicated thereon or certified by the applicable recording office or, in the case of a MERS Mortgage Loan, an original or a copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office, with language noting the presence of the MIN of such Mortgage Loan and language indicating that such Mortgage Loan is a MERS Mortgage Loan;

                    (iii)   an original or a copy of any related Assignment of
      Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office)
      with evidence of recording indicated thereon or certified by the applicable recording office or, in the case of a MERS Mortgage Loan, an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all

                                      -53-

      intervening assignments thereof, in each case with evidence of recording indicated thereon or certified by the applicable recording office, with language noting the presence of the MIN of such Mortgage Loan and language indicating that such Mortgage Loan is a MERS Mortgage Loan;

                    (iv)    an original executed assignment, in recordable form
      (except for completion of the assignee's name and address, if the assignment is delivered in blank, and any missing recording information)
      or a certified copy of that assignment as sent for recording, of (A) the
      Mortgage, (B) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (C) any other recorded document relating to such Serviced Trust Mortgage Loan otherwise included in the Mortgage
      File, in favor of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2006-4, Commercial
      Mortgage Pass-Through Certificates, Series 2006-4 (or, in the case of a
      Loan Combination, in favor of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust
      2006-4, Commercial Mortgage Pass-Through Certificates, Series 2006-4, and
      in its capacity as lead lender on behalf of the holder of the related
      Non-Trust Loan(s)), or in blank or, in the case of a MERS Mortgage Loan, evidence from MERS indicating the Trustee's ownership of such Mortgage
      Loan on the MERS(R) System and the Trustee as the beneficiary of the assignment(s) of (a) the Mortgage, (b) any related Assignment of Leases
      (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to such Mortgage Loan otherwise included in the
      Mortgage File;

                    (v)     an original assignment of all unrecorded documents
      relating to the subject Trust Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of LaSalle Bank National
      Association, as trustee for the registered holders of ML-CFC Commercial
      Mortgage Trust 2006-4, Commercial Mortgage Pass-Through Certificates,
      Series 2006-4 (or, in the case of a Loan Combination, in favor of LaSalle
      Bank National Association, as trustee for the registered holders of ML-CFC
      Commercial Mortgage Trust 2006-4, Commercial Mortgage Pass-Through
      Certificates, Series 2006-4, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank or, in the case of a MERS Mortgage Loan (to the extent not evidenced pursuant to clause (iv) above), evidence from MERS indicating the Trustee's ownership of the Mortgage Loan on the MERS(R) System and the Trustee as the
      beneficiary of the assignment(s) of unrecorded documents related to the
      Mortgage Loan;

                    (vi)    originals or copies of any consolidation,
      assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Trust Mortgage Loan has been assumed;

                    (vii)   the original or a copy of the policy or certificate
      of lender's title insurance or, if such policy has not been issued or located, an original or a copy of an irrevocable, binding commitment
      (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

                                      -54-

                    (viii)  any filed copies or other evidence of filing of any prior UCC Financing Statements in favor of the originator of such Serviced
      Trust Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC
      Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, a
      UCC Financing Statement assignment, in form suitable for filing in favor of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage
      Pass-Through Certificates, Series 2006-4, as assignee (or, in the case of a Loan Combination, in favor of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust
      2006-4, Commercial Mortgage Pass-Through Certificates, Series 2006-4, and
      in its capacity as lead lender on behalf of the holder of the related
      Non-Trust Loan(s)), or in blank or, in the case of a MERS Mortgage Loan, evidence from MERS indicating the Trustee's ownership of the Mortgage Loan on the MERS(R) System and the Trustee as the beneficiary of any effective
      UCC Financing Statement in favor of the related Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements;

                    (ix)    an original or a copy of any Ground Lease and any
      related ground lessor estoppel or any guaranty;

                    (x)     an original or a copy of any intercreditor agreement
      relating to permitted debt of the Mortgagor (including, in the case of a
      Trust Mortgage Loan that is part of a Loan Combination, any related Loan
      Combination Intercreditor Agreement) and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

                    (xi)    an original or a copy of any loan agreement, any
      escrow or reserve agreement, any security agreement, any management agreement, any agreed upon procedures letter, any lockbox or cash management agreements, any environmental reports or any letter of credit
      (which letter of credit shall not be delivered in original form to the
      Trustee but rather to the applicable Master Servicer), in each case relating to such Serviced Trust Mortgage Loan; and

      with respect to a Serviced Trust Mortgage Loan secured by a hospitality property, a signed copy of any franchise agreement and/or franchisor comfort letter; and

            (b)     with respect to the Park La Brea Apartments Trust Mortgage
Loan, the following documents collectively:

                    (i)     the original executed Mortgage Note for such Trust
      Mortgage Loan including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such
      Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto
      (without recourse, representation or warranty, express or implied) to the order of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage
      Pass-Through Certificates, Series 2006-4, or in blank;

                    (ii)    an executed copy of the Park La Brea Apartments
      Intercreditor Agreement;

                                      -55-

                    (iii)   an executed copy of the JP 2006-LDP8 Pooling and
      Servicing Agreement; and

                    (iv)    in the case of the Park La Brea Apartments Trust
      Mortgage Loan, a copy of the executed Park La Brea Apartments Loan REMIC
      Declaration;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clause
(vi) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

            "Mortgage Loan": Any Trust Mortgage Loan or any Non-Trust Loan. As
used herein, the term "Mortgage Loan" includes the related Mortgage Note,
Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust and/or any Non-Trust Noteholder, as applicable.

            "Mortgage Loan Purchase Agreement": Each of the Countrywide Mortgage
Loan Purchase Agreement, the IXIS Mortgage Loan Purchase Agreement, the Merrill
Mortgage Loan Purchase Agreement and the PNC Mortgage Loan Purchase Agreement.

            "Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, respectively, attached hereto as Schedule I and in a computer readable format. Such list shall set forth the following information with respect to each Trust Mortgage Loan:

                    (i)     the loan identification number (as specified in
      Annex A-1 to the Prospectus);

                    (ii)    the street address (including city, county, state
      and zip code) and name of the related Mortgaged Property;

                    (iii)   the Cut-off Date Balance;

                    (iv)    (A) the amount of the Periodic Payment due on the
      first Due Date following the Closing Date and (B) the monthly Due Date;

                    (v)     the Net Mortgage Rate as of the Cut-off Date and the
      original Mortgage Rate;

                    (vi)    the (A) original term to stated maturity, (B)
      remaining term to stated maturity and (C) Stated Maturity Date;

                    (vii)   the original and remaining amortization term;

                    (viii)  whether the Trust Mortgage Loan is secured by a
      Ground Lease;

                    (ix)    the Master Servicing Fee Rate;

                                      -56-

                    (x)     whether such Trust Mortgage Loan is an ARD Loan and
      if so the Anticipated Repayment Date and Additional Interest Rate for such
      ARD Loan;

                    (xi)    the related Mortgage Loan Seller and, if different,
      the related originator;

                    (xii)   whether such Trust Mortgage Loan is insured by an
      environmental policy;

                    (xiii)  whether such Trust Mortgage Loan is cross-defaulted or cross-collateralized with any other Trust Mortgage Loan;

                    (xiv)   whether such Trust Mortgage Loan is a Defeasance
      Loan;

                    (xv)    whether the Trust Mortgage Loan is secured by a
      letter of credit;

                    (xvi)   whether payments on such Trust Mortgage Loan are
      made to a lock-box;

                    (xvii)  the amount of any Reserve Funds escrowed in respect of each Trust Mortgage Loan;

                    (xviii) the number of days of any grace period permitted in respect of any Periodic Payment due under such Trust Mortgage Loan;

                    (xix)   the property type of the related Mortgaged Property
      as reported in the rent roll;

                    (xx)    the original principal balance of such Trust
      Mortgage Loan;

                    (xxi)   the interest accrual basis of such Trust Mortgage
      Loan;

                    (xxii)  the primary servicing fee rate, if any, for such
      Trust Mortgage Loan; and

                    (xxiii) the applicable Loan Group to which the Trust
      Mortgage Loan belongs.

            "Mortgage Loan Seller": Each of Countrywide, IXIS, MLMLI and PNC.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool": Collectively, all of the Trust Mortgage Loans and
any Trust REO Loans. The Non-Trust Loans shall not constitute part of the
Mortgage Pool.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any
Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its
Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20 or, in the case of the Park La Brea Apartments Trust Mortgage Loan, any modification

                                      -57-

thereof pursuant to the JP 2006-LDP8 Pooling and Servicing Agreement; and (iii)
any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

            "Mortgaged Property": The property subject to the lien of a
Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan, and any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note, but excluding guarantors that do not own the related
Mortgaged Property.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with the receipt of
Principal Prepayments on the Trust Mortgage Loans during the related Collection
Period, exceeds (b) the aggregate amount deposited by the Master Servicers in their respective Collection Accounts for such Distribution Date pursuant to
Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the
Trust Mortgage Loans.

            "Net Investment Earnings": With respect to each of the Collection
Accounts, the Interest Reserve Account, any Servicing Account, any Reserve
Account, any REO Account, the Distribution Account, any Loan Combination
Custodial Account, the Additional Interest Account and the Gain-on-Sale Reserve
Account, for any Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such Investment Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of such funds in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds).

            "Net Investment Loss": With respect to each of the Collection
Accounts, any Servicing Account, any Reserve Account, any REO Account, the
Distribution Account, any Loan Combination Custodial Account, the Interest
Reserve Account, the Additional Interest Account and the Gain-on-Sale Reserve
Account, for any Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of funds held in such account in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Investment Period on such funds.

            "Net Mortgage Pass-Through Rate":

            (A)     With respect to any Trust Mortgage Loan (or any successor
      Trust REO Loan with respect thereto) that accrues (or is deemed to accrue)
      interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Net Mortgage Rate for such Trust Mortgage Loan as of the
      Closing Date (without regard to any modification, waiver or amendment of the terms of such Trust Mortgage Loan subsequent to the Closing Date); and

                                      -58-

            (B)     With respect to any Trust Mortgage Loan (or any successor
      Trust REO Loan with respect thereto) that accrues interest on an
      Actual/360 Basis, for any Distribution Date, an annual rate equal to twelve times a fraction, expressed as a percentage:

                    (1)     the numerator of which fraction is, subject to
                            adjustment as described below in this definition, an
                            amount of interest equal to the product of (a) the
                            number of days in the calendar month preceding the
                            month in which such Distribution Date occurs,
                            multiplied by (b) the Stated Principal Balance of
                            such Trust Mortgage Loan (or such Trust REO Loan)
                            immediately preceding such Distribution Date,
                            multiplied by (c) 1/360, multiplied by (d) the Net
                            Mortgage Rate for such Trust Mortgage Loan as of the
                            Closing Date (without regard to any modification,
                            waiver or amendment of the terms of such Trust
                            Mortgage Loan subsequent to the Closing Date); and

                    (2)     the denominator of which fraction is the Stated
                            Principal Balance of such Trust Mortgage Loan (or
                            such Trust REO Loan) immediately preceding that
                            Distribution Date.

            Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to 2006, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any
Interest Reserve Amounts with respect to the subject Trust Mortgage Loan (or
Trust REO Loan) transferred from the Distribution Account to the Interest
Reserve Account in such calendar month. Furthermore, if the subject Distribution
Date occurs during March of any year subsequent to 2006, then the amount of interest referred to in the fractional numerator described in clause (B)(1)
above will be increased to reflect any Interest Reserve Amounts with respect to the subject Trust Mortgage Loan (or Trust REO Loan) transferred from the
Interest Reserve Account to the Distribution Account for distribution on such
Distribution Date.

            "Net Mortgage Rate": With respect to any Trust Mortgage Loan or any
Trust REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable
Master Servicing Fee Rate and, in the case of the Park La Brea Apartments Trust
Mortgage Loan or any successor Trust REO Loan with respect thereto, the JP
2006-LDP8 Servicing Fee Rate; and, with respect to any Non-Trust Loan or any successor REO Loan with respect thereto, the related Mortgage Rate minus the applicable Master Servicing Fee Rate.

            "Net Operating Income" or "NOI": With respect to any Mortgaged
Property, for any twelve-month period, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee for the benefit of the Certificateholders and, in the case of a Loan Combination, the related Non-Trust Noteholder(s).

                                      -59-

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance (including any Workout-Delayed Reimbursement Amount that subsequently becomes a
Nonrecoverable P&I Advance) or Nonrecoverable Servicing Advance (including any
Workout-Delayed Reimbursement Amount that subsequently becomes a Nonrecoverable
Servicing Advance).

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made, including any previously made P&I Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of any Trust Mortgage Loan or
Trust REO Loan by the applicable Master Servicer, the Trustee or any Fiscal
Agent, as the case may be, that, as determined by the applicable Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in accordance with the Servicing Standard (in the case of the applicable
Master Servicer or the Special Servicer) or its good faith judgment (in the case of the Trustee or any Fiscal Agent) with respect to such P&I Advance (together with any accrued and unpaid interest thereon), will not be ultimately recoverable from Late Collections, REO Revenues, Insurance Proceeds or
Liquidation Proceeds, or any other recovery on or with respect to such Trust
Mortgage Loan or Trust REO Loan (or, in the case of a Trust Mortgage Loan that is a part of a Loan Combination, on or with respect to the related Loan
Combination); provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the applicable Master Servicer, the
Trustee and any Fiscal Agent) in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made, or any Workout-Delayed
Reimbursement Amount previously made, by the applicable Master Servicer, the
Trustee or any Fiscal Agent is a Nonrecoverable P&I Advance and shall deliver notice of such determination to the applicable Master Servicer, the Trustee and any Fiscal Agent. In making a recoverability determination, the applicable
Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the
case may be, will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such
Person's assumptions (consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged
Properties, to estimate and consider (among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 4.03(f), any outstanding Workout Delayed
Reimbursement Amounts and any Unliquidated Advances. In addition, the applicable
Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the
case may be, may update or change its recoverability determinations at any time and, consistent with the Servicing Standard, may obtain from the Special
Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes.
Absent bad faith, the applicable Master Servicer's, the Special Servicer's, the
Trustee's or any Fiscal Agent's determination as to the recoverability of any
P&I Advance shall be conclusive and binding on the Certificateholders. The
Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination by the applicable Master Servicer that any P&I Advance constitutes a Nonrecoverable P&I Advance, and the applicable Master Servicer, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination by the Special Servicer that any P&I Advance constitutes a Nonrecoverable P&I
Advance and shall be required to act in accordance with such determination;
provided that, no party hereto may reverse any determination made by another party hereto that a P&I Advance is a Nonrecoverable Advance.

                                      -60-

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made, including any previously made Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of a
Serviced Mortgage Loan or Serviced REO Loan by the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, that, as determined by the applicable Master Servicer, the Special Servicer, the
Trustee or any Fiscal Agent, as the case may be, in accordance with the
Servicing Standard (in the case of the applicable Master Servicer or the Special
Servicer) or its good faith judgment (in the case of the Trustee or any Fiscal
Agent) with respect to such Servicing Advance (together with any accrued and unpaid interest thereon), will not be ultimately recoverable from Late
Collections, REO Revenues, Insurance Proceeds, Liquidation Proceeds, or any
other recovery on or in respect of such Mortgage Loan or the related REO
Property; provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the applicable Master Servicer, the
Trustee and any Fiscal Agent) in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made, or any
Workout-Delayed Reimbursement Amount previously made, by the applicable Master
Servicer, the Trustee or any Fiscal Agent is a Nonrecoverable Servicing Advance
and shall deliver notice of such determination to the applicable Master
Servicer, the Trustee and any Fiscal Agent. In making a recoverability determination, the applicable Master Servicer, the Special Servicer, the Trustee
or any Fiscal Agent, as the case may be, will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related
Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the
Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider
(among other things) future expenses and to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 4.03(f), any outstanding Workout Delayed Reimbursement Amounts and any Unliquidated Advances.
In addition, the applicable Master Servicer, the Special Servicer, the Trustee
or any Fiscal Agent, as the case may be, may update or change its recoverability determinations at any time and, consistent with the Servicing Standard, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, the applicable Master Servicer's, the
Special Servicer's, the Trustee's or any Fiscal Agent's determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the
Certificateholders. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination by the applicable Master Servicer that any Servicing Advance constitutes a Nonrecoverable Servicing Advance, and the applicable Master Servicer, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination by the Special Servicer that any
Servicing Advance constitutes a Nonrecoverable Servicing Advance and shall be required to act in accordance with such determination; provided that, no party hereto may reverse any determination made by another party hereto that a
Servicing Advance is a Nonrecoverable Advance.

            "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class XC, Class E, Class F, Class G, Class H, Class J, Class
K, Class L, Class M, Class N, Class P, Class Q, Class S, Class R-I or Class R-II
Certificate.

            "Non-Trust Loan" Any B-Note Non-Trust Loan or the Park La Brea
Apartments Pari Passu Non-Trust Loan, as the case may be.

                                      -61-

            "Non-Trust Noteholder": The holder of a Non-Trust Loan.

            "Non-United States Securities Person": Any Person other than a
United States Securities Person.

            "Non-United States Tax Person": Any Person other than a United
States Tax Person.

            "Notional Amount": With respect to the Class XC Certificates, the
Class XC Notional Amount; and with respect to the Class XP Certificates, the
Class XP Notional Amount.

            "Officer's Certificate": A certificate signed by a Servicing Officer of either Master Servicer or the Special Servicer, as the case may be, or by a
Responsible Officer of the Trustee.

            "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the applicable Master Servicer or the Special Servicer) acceptable to and delivered to the Trustee or the applicable Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of the Loan REMIC, REMIC I or REMIC II as a REMIC; (b) the qualification of any of Grantor Trust A-2FL, Grantor AJ-FL or Grantor Trust E as a grantor trust; (c) compliance with REMIC Provisions; or
(d) the resignation of either Master Servicer or the Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the applicable Master Servicer, the Special Servicer or the Depositor, as
applicable.

            "Option Holder": As defined in Section 3.18(c).

            "Option Price": As defined in Section 3.18(c).

            "Original Class Principal Balance": With respect to any Class of
Sequential Pay Certificates, the Class A-2FL REMIC II Regular Interest or the
Class AJ-FL REMIC II Regular Interest, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary
Statement. The Class A-2FL Certificates and the Class A-2FL REMIC II Regular
Interest will have the same Original Class Principal Balance, and the Class
AJ-FL Certificates and the Class AJ-FL REMIC II Regular Interest will have the same original class Principal Balance.

            "Original Class XC Notional Amount": $4,522,709,000.

            "Original Class XP Notional Amount": $4,426,243,000.

            "Original Notional Amount": The Original Class XC Notional Amount or
the Original Class XP Notional Amount, as applicable.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate": (i) With respect to each of the Class A-1,
Class A-2, Class A-3, Class A-SB, Class A-1A, Class AM and Class AJ
Certificates, the Class A-2FL REMIC II Regular

                                      -62-

Interest and the Class AJ-FL REMIC II Regular Interest for any Distribution
Date, the rate specified in the following table:

                                Pass
Class                       Through Rate
-----------------------------------------
A-1                            3.642%
A-2                            5.112%
A-3                            5.172%
A-2FL*                         4.949%
A-SB                           5.133%
A-1A                           5.166%
AM                             5.204%
AJ                             5.239%
AJ-FL*                         5.147%

            * REMIC II Regular Interest

            (ii)    With respect to each of the Class B, Class C, Class D, Class
E, Class F, Class K, Class L, Class M, Class N, Class P, Class Q and Class S
Certificates for any Distribution Date, a per annum rate equal to the lesser of
(a) the per annum rate specified for such Class in the following table and (b)
the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date:

                                   Pass Through Rate
                            (Subject to Weighted Average Net
Class                                Mortgage Rate)
------------------------------------------------------------
Class B                                  5.303%
Class C                                  5.324%
Class D                                  5.354%
Class E                                  5.393%
Class F                                  5.452%
Class K                                  4.923%
Class L                                  4.923%
Class M                                  4.923%
Class N                                  4.923%
Class P                                  4.923%
Class Q                                  4.923%
Class S                                  4.923%

            (iii)   With respect to each of the Class G, Class H and Class J
Certificates for any Distribution Date, the Weighted Average Net Mortgage
Pass-Through Rate for such Distribution Date minus the percentage specified for such Class in the following table:

                                      -63-

                                   Margin Subtracted
                                 From Weighted Average
Class                        Net Mortgage Pass-Through Rate
------------------------------------------------------------
Class G                                  0.355%
Class H                                  0.276%
Class J                                  0.079%

            (iv)    With respect to the Class XC Certificates, for any
Distribution Date, a rate equal to the weighted average of the Class XC Strip
Rates for the Class XC Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            (v)     With respect to the Class XP Certificates, for any
Distribution Date, a rate equal to the weighted average of the Class XP Strip
Rates for the Class XP Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            (vi)    with respect to the Class A-2FL Certificates, (A) for any
Distribution Date with respect to which a Class A-2FL Distribution Conversion does not exist, the per annum rate, expressed as a percentage, equal to the applicable value of LIBOR specified in or calculated in accordance with Section
1.03, plus 0.120% per annum, and (B) for any Distribution Date with respect to which a Class A-2FL Distribution Conversion does exist, the Pass-Through Rate for the Class A-2FL REMIC II Regular Interest for that Distribution Date; and

            (vii)   with respect to the Class AJ-FL Certificates, (A) for any
Distribution Date with respect to which a Class AJ-FL Distribution Conversion does not exist, the per annum rate, expressed as a percentage, equal to the applicable value of LIBOR specified in or calculated in accordance with Section
1.03, plus 0.240% per annum, and (B) for any Distribution Date with respect to which a Class AJ-FL Distribution Conversion does exist, the Pass-Through Rate for the Class AJ-FL REMIC II Regular Interest for that Distribution Date.

            "Park La Brea Apartments Intercreditor Agreement": The A Notes
Intercreditor Agreement, dated September 28, 2006, between the Trust Fund as holder of the Park La Brea Apartments Trust Mortgage Loan and the related
Non-Trust Noteholders.

            "Park La Brea Apartments Loan Combination": Collectively, the Park
La Brea Apartments Trust Mortgage Loan and the Park La Brea Apartments Pari
Passu Non-Trust Loan. The term "Park La Brea Apartments Loan Combination" shall include any successor REO Loans with respect to the Park La Brea Apartments
Trust Mortgage Loan and the Park La Brea Apartments Pari Passu Non-Trust Loan.

            "Park La Brea Apartments Loan REMIC Declaration": That certain REMIC
Declaration made September 28, 2006, by IXIS with respect to the Park La Brea
Apartments Trust Mortgage Loan and certain related assets.

            "Park La Brea Apartments Mortgaged Property": The Mortgaged Property
identified on the Mortgage Loan Schedule as The Park La Brea Apartments.

                                      -64-

            "Park La Brea Apartments Pari Passu Non-Trust Loan": The Mortgage
Loan that is secured by the same Mortgage encumbering the Park La Brea
Apartments Mortgaged Property as the Park La Brea Apartments Trust Mortgage Loan
and pari passu in right of payment and other respects to the Park La Brea
Apartments Trust Mortgage Loan.

            "Park La Brea Apartments Pari Passu Noteholder": The holder of the
Park La Brea Apartments Pari Passu Non-Trust Loan.

            "Park La Brea Apartments REO Property": With respect to the Park La
Brea Apartments Loan Combination, the related Loan Combination REO Property.

            "Park La Brea Apartments Trust Mortgage Loan": The Trust Mortgage
Loan secured by the Park La Brea Apartments Mortgaged Property and included in the Trust Fund.

            "P&I Advance": As to any Trust Mortgage Loan or Trust REO Loan, any
advance made by the applicable Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

            "P&I Advance Date": The Business Day immediately preceding each
Distribution Date.

            "PCAOB": The Public Company Accounting Oversight Board.

            "Penalty Interest": With respect to any Mortgage Loan (or any successor REO Loan with respect thereto), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield
Maintenance Charges, that represent penalty interest (arising out of a default)
in excess of interest on such Mortgage Loan (or such successor REO Loan) accrued at the related Mortgage Rate.

            "Percentage Interest": With respect to any Regular Certificate or any Class A-2FL Certificate or Class AJ-FL Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional
Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original
Class Principal Balance or Original Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification": As defined in Section 8.16(b).

            "Performing Mortgage Loan": Any Corrected Mortgage Loan and any
Mortgage Loan as to which a Servicing Transfer Event has never occurred.

            "Performing Party": As defined in Section 8.16(b).

            "Periodic Payment": With respect to any Mortgage Loan as of any Due
Date, the scheduled payment of principal and/or interest on such Mortgage Loan
(exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or by reason of a

                                      -65-

modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20) or, in the case of the Park La Brea Apartments Trust
Mortgage Loan, by the JP 2006-LDP8 Applicable Servicer pursuant to the JP
2006-LDP8 Pooling and Servicing Agreement.

            "Permitted Investments": Any one or more of the following
obligations or securities (including obligations or securities of the Trustee or one of its Affiliates if otherwise qualifying hereunder):

                    (i)     direct obligations of, or obligations fully
      guaranteed as to timely payment of principal and interest by, the United
      States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States; such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change.
      Interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index; in addition, such obligations may not have a rating from S&P with an "r" highlighter;

                    (ii)    repurchase agreements or obligations with respect to
      any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies; in addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                    (iii)   federal funds, unsecured uncertified certificates of
      deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in an
      Adverse Rating Event, as evidenced in writing by the Rating Agencies; in addition, it may not have a rating from S&P with an "r" highlighter and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                    (iv)    commercial paper (including both non-interest
      bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which is rated in the highest rating category of each of S&P and Moody's or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies; the commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; in addition, it may not have a rating from S&P with an "r" highlighter; interest may either be fixed or variable; if such interest is variable,

                                      -66-

      interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                    (v)     money market funds which are rated in the highest
      applicable rating category of each of S&P and Moody's or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies; in addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

                    (vi)    any other obligation or security acceptable to each
      Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the applicable Master Servicer, the
      Special Servicer and the Trustee;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

            "Permitted Transferee": Any Transferee that is not (i) a
Disqualified Organization, (ii) any Person as to whom the transfer of any
Residual Certificate may cause any of the Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC, (iii) a Disqualified Non-United States Tax Person,
(iv) a Disqualified Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the
United States and any foreign jurisdiction) of a United States Tax Person.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(c).

            "Plurality Residual Certificateholder": As to any taxable year of the Loan REMIC, REMIC I or REMIC II, the Holder of Certificates holding the largest Percentage Interest of the related Class of Residual Certificates.

            "Plurality Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates of the Controlling Class (or, if the Controlling Class consists of Book-Entry Certificates, any single
Certificate Owner) (other than any Holder (or Certificate Owner, as the case may
be) which is an Affiliate of the Depositor or a Mortgage Loan Seller) with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Plurality Subordinate Certificateholder, the Class A Senior
Certificates collectively shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates (or
Certificate Owners) of such Classes of Class A Senior Certificates in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

            "PNC": PNC Bank, National Association, a national banking
association, or its successor in interest.

                                      -67-

            "PNC Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of December 1, 2006, between the Depositor and PNC and relating to the transfer of the PNC Trust Mortgage Loans to the Depositor.

            "PNC Trust Mortgage Loan": Each Trust Mortgage Loan transferred and assigned to the Depositor pursuant to the PNC Mortgage Loan Purchase Agreement.

            "Pool REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled "LNR
Partners, Inc., as Special Servicer, for LaSalle Bank National Association, as
trustee in trust for the registered holders of ML-CFC Commercial Mortgage Trust
2006-4, Commercial Mortgage Pass-Through Certificates, Series 2006-4".

            "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, (i) each Trust ARD Loan is repaid on its Anticipated Repayment Date, (ii) no Trust Mortgage Loan will otherwise be paid prior to maturity and (iii) there will be no extension of maturity for any
Trust Mortgage Loan.

            "Prepayment Interest Excess": With respect to: (a) any Serviced
Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection
Period, the amount of interest (net of the related Master Servicing Fee and, if applicable, any Additional Interest and Penalty Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date and to but not including the date such Principal Prepayment was applied to such
Mortgage Loan, to the extent collected (without regard to any related Prepayment
Premium or Yield Maintenance Charge actually collected); and (b) and the Park La
Brea Apartments Trust Mortgage Loan, if it was subject to a voluntary Principal
Prepayment in full or in part, which Principal Prepayment was applied to such
Mortgage Loan following such Mortgage Loan's Due Date in the applicable
Collection Period, the amount of interest (net of the related Master Servicing
Fee, the JP Series 2006-LDP8 Servicing Fee and, if applicable, any Additional
Interest and Penalty Interest) accrued on the amount of such Principal
Prepayment during the period from and after such Due Date to but not including the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected by, and to the extent received from, the JP Series 2006-LDP8
Master Servicer.

            "Prepayment Interest Shortfall": With respect to: (a) any Serviced
Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection
Period, the amount of interest, to the extent not collected from the related
Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the
Trustee Fee Rate) on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such
Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of that interest that would have constituted
Penalty Interest and/or Additional Interest, if applicable); and (b) the Park La
Brea Apartments Trust Mortgage Loan, if it was subject to a voluntary Principal
Prepayment in full or in part during any Collection Period, which Principal
Prepayment was applied to such Mortgage

                                      -68-

Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor by, and received from, the JP 2006-LDP8 Master Servicer (without regard to any
Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (x) the related Net
Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate) on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of that interest that would have constituted Penalty Interest and/or Additional
Interest, if applicable).

            "Prepayment Premium": Any premium, penalty or fee (other than a
Yield Maintenance Charge) paid or payable, as the context requires, by a
Mortgagor in connection with a Principal Prepayment.

            "Primary Collateral": The Mortgaged Property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization provisions.

            "Prime Rate": The "prime rate" published in the "Money Rates"
section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the
Master Servicers (or, if the Master Servicers fail to agree, the Trustee) shall select an equivalent publication that publishes such "prime rate"; and if such
"prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master
Servicers (or, if the Master Servicers fail to agree, the Trustee) shall agree on and select a comparable interest rate index. Any such selection shall be made in the reasonable discretion of the party(ies) making the selection, which party(ies) shall notify the Trustee and the Special Servicer in writing of its
(their) selection.

            "Principal Distribution Amount": With respect to any Distribution
Date, the aggregate of the following (without duplication):

            (a)     the aggregate of the principal portions of all Periodic
Payments (other than Balloon Payments) and any Assumed Periodic Payments due or
deemed due in respect of the Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent paid by the related Mortgagor during or prior to, or otherwise received during, the related
Collection Period or advanced with respect to such Distribution Date;

            (b)     the aggregate of all Principal Prepayments received on the
Trust Mortgage Loans during the related Collection Period;

            (c)     with respect to any Trust Mortgage Loan as to which the
related Stated Maturity Date occurred during or prior to the related Collection
Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period
(including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Periodic
Payment deemed due, in respect of such Trust Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal

                                      -69-

Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above;

            (d)     the aggregate of all Liquidation Proceeds, Insurance
Proceeds and, to the extent not otherwise included in clause (a), (b) or (c)
above, payments and revenues that were received on the Trust Mortgage Loans during the related Collection Period and that were identified and applied by the
Master Servicers and/or the Special Servicer (or, in the case of the Park La
Brea Apartments Trust Mortgage Loan, if applicable, by the JP 2006-LDP8
Applicable Servicer) as recoveries of principal of the Trust Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust Mortgage Loan on a Due Date during or prior to the related
Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a)
above;

            (e)     with respect to any REO Properties, the aggregate of the
principal portions of all Assumed Periodic Payments deemed due in respect of the related Trust REO Loans for their respective Due Dates occurring during the related Collection Period to the extent received (in the form of REO Revenues or otherwise) during the related Collection Period or advanced with respect to such
Distribution Date;

            (f)     with respect to any REO Properties, the aggregate of all
Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicers and/or the Special Servicer (or,
in the case of the Park La Brea Apartments Trust Mortgage Loan, if applicable, by the JP 2006-LDP8 Applicable Servicer) as recoveries of principal of the related Trust REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic
Payment deemed due, in respect of the related Trust REO Loan or the predecessor
Trust Mortgage Loan on a Due Date during or prior to the related Collection
Period and included as part of the Principal Distribution Amount for such
Distribution Date or any prior Distribution Date pursuant to clause (a) or (e)
above; and

            (g)     if such Distribution Date is subsequent to the initial
Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates (exclusive of the Class A-2FL
Certificates and the Class AJ-FL Certificates), the Class A-2FL REMIC II Regular
Interest and the Class AJ-FL REMIC II Regular Interest on such immediately preceding Distribution Date pursuant to Section 4.01;

provided that if any Nonrecoverable Advance or Workout-Delayed Reimbursement
Amount is reimbursed, or interest on any Nonrecoverable Advance is paid, from collections on the Mortgage Pool received during the related Collection Period that are allocable as principal, as provided in Section 1.02(a), then the
Principal Distribution Amount for the subject Distribution Date shall be reduced
(to not less than zero) as and to the extent provided in Section 1.02(b); and
provided, further, that if any Recovered Amounts are received during the related
Collection Period, then the Principal Distribution

                                      -70-

Amount for the subject Distribution Date shall be increased as and to the extent provided in Section 1.02(c).

            Any allocation of the Principal Distribution Amount between Loan
Group 1 and Loan Group 2 for purposes of calculating the Loan Group 1 Principal
Distribution Amount and the Loan Group 2 Distribution Amount shall take into account Section 1.02.

            "Principal Prepayment": Any payment of principal made by the
Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due
Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Recovery Fee": With respect to each Specially Serviced
Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

            "Principal Recovery Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.0%.

            "Privileged Person": Any Certificateholder, any Certificate Owner,
any prospective transferee of a Certificate or interest therein, any Rating
Agency, any Mortgage Loan Seller, any Non-Trust Noteholder, any Underwriter or
any party hereto; provided that no Certificate Owner or prospective transferee of a Certificate or an interest therein shall be considered a "Privileged
Person" or be entitled to a password or restricted access as contemplated by
Section 3.15 unless such Person has delivered to the Trustee or the applicable
Master Servicer, as the case may be, a certification in the form of Exhibit I-1 or Exhibit I-2 (or such other form as may be reasonably acceptable to the
Trustee or the applicable Master Servicer, as the case may be), as the case may
be.

            "Proposed Plan": As defined in Section 3.17(a)(iii).

            "Prospectus": The prospectus dated September 13, 2006, as
supplemented by the Prospectus Supplement, relating to the Registered
Certificates.

            "Prospectus Supplement": The final prospectus supplement dated
December 1, 2006, of the Depositor relating to the registration of the
Registered Certificates under the Securities Act.

            "Purchase Option": As defined in Section 3.18(c).

            "Purchase Option Notice": As defined in Section 3.18(e).

            "Purchase Price": With respect to any Trust Mortgage Loan (or Trust
REO Loan), a cash price equal to the outstanding principal balance of such Trust
Mortgage Loan (or Trust REO Loan) as of the date of purchase, together with (a)
all accrued and unpaid interest on such Trust Mortgage Loan (or Trust REO Loan)
at the related Mortgage Rate (other than Additional Interest) to but not including the Due Date in the Collection Period of purchase, (b) any accrued interest on P&I Advances (other than Unliquidated Advances in respect of prior
P&I Advances) made with respect to such Trust Mortgage Loan (or Trust REO Loan),
(c) all related and unreimbursed (from collections on such Trust Mortgage Loan and, if such Trust Mortgage Loan is part of a Loan Combination, any related
Non-Trust Loan (or

                                      -71-

Trust REO Loan and, if such Trust REO Loan is a successor to a Trust Mortgage
Loan that is part of a Loan Combination, any related REO Loan that is a successor to a related Non-Trust Loan)) Servicing Advances (together with
Unliquidated Advances) plus any accrued and unpaid interest thereon (other than on Unliquidated Advances), (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action (including reasonable legal fees), incurred by the applicable Master Servicer, the Special Servicer or the
Trust Fund in connection with any such purchase by a Mortgage Loan Seller (to the extent not included in clause (c) above) and Principal Recovery Fees payable
(to the extent payable pursuant to Section 3.11(c)) with respect to such Trust
Mortgage Loan (or Trust REO Loan), and (e) any other Additional Trust Fund
Expenses in respect of such Trust Mortgage Loan (or Trust REO Loan) (including any Additional Trust Fund Expenses (which includes Special Servicing Fees and
Workout Fees) previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or from related Insurance Proceeds or
Liquidation Proceeds); provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

            "Qualified Bidder": As defined in Section 7.01(c).

            "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum claims paying ability rating of at least "A" by
S&P and "A3" by Moody's (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A-" by
S&P and "A3" by Moody's (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) or, in the case of clauses (i)
and (ii), such other rating as each Rating Agency shall have confirmed in writing will not result in an Adverse Rating Event.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the deleted Trust Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Trust Mortgage Loan; (iii) have the same
Due Date as and a grace period no longer than the deleted Trust Mortgage Loan;
(iv) accrue interest on the same basis as the deleted Trust Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v)
have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Trust
Mortgage Loan; (vi) have a then current Loan-to-Value Ratio not higher than that of the deleted Trust Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Trust Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii)
have an Environmental Assessment that indicates no adverse environmental conditions and an engineering report that indicates no adverse physical condition with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have

                                      -72-

a current Debt Service Coverage Ratio of not less than the greater of the original Debt Service Coverage Ratio of the deleted Trust Mortgage Loan and the current Debt Service Coverage Ratio of the deleted Trust Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section
860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Trust Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in an
Adverse Rating Event (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no
Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling
Class), which approval may not be unreasonably withheld or delayed; (xv) not be substituted for a deleted Trust Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this
Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this
Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage
Loan Seller's expense); (xvi) have comparable prepayment restrictions; and
(xvii) become a part of the same Loan Group as the deleted Trust Mortgage Loan.
In the event that one or more mortgage loans are substituted for one or more deleted Trust Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above (provided that the lowest Net Mortgage Rate shall not be lower than the highest fixed Pass-Through Rate of any Class of Sequential Pay
Certificates outstanding) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a
Qualified Substitute Mortgage Loan is substituted for a deleted Trust Mortgage
Loan, the applicable Mortgage Loan Seller shall certify that the proposed
Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": The Distribution Date in December
2049.

            "Rating Agency": Either Moody's or S&P.

            "Realized Loss": With respect to: (1) each Specially Serviced
Mortgage Loan or Corrected Mortgage Loan as to which a Final Recovery
Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO
Property and with respect to the Park La Brea Apartments Trust Mortgage Loan or
any successor Trust REO Loan with respect thereto, if a Final Recovery
Determination has been made in respect thereof by the JP 2006-LDP8 Special
Servicer, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause
(1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery
Determination was made (exclusive of any portion thereof that constitutes
Penalty Interest, Additional Interest, Prepayment Premiums or Yield Maintenance
Charges), plus (c) any related unpaid servicing expenses, any related Servicing
Advances (together with Unliquidated Advances in respect of prior related
Servicing Advances) that, as of the commencement of the Collection Period in which the Final Recovery Determination was made, had not been reimbursed from the subject Mortgage Loan or REO Property, as

                                      -73-

the case may be, and any new related Servicing Advances made during such
Collection Period, minus (d) all payments and proceeds, if any, received in respect of and allocable to such Mortgage Loan or such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made net of any portion of such payments and/or proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of a Mortgage Loan or REO Loan that is part of a Loan
Combination, net of any portion of such payments and/or proceeds that represent
Liquidation Proceeds payable to the holder(s) of the other Mortgage Loan(s) in that Loan Combination; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder or any Unliquidated Advance was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Park La Brea Apartments Trust Mortgage Loan, by the JP 2006-LDP8
Applicable Servicer pursuant to the JP 2006-LDP8 Pooling and Servicing
Agreement), the amount of such principal and/or interest or Unliquidated Advance so canceled; (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Park La
Brea Apartments Trust Mortgage Loan, by the JP 2006-LDP8 Applicable Servicer
pursuant to the JP 2006-LDP8 Pooling and Servicing Agreement), the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment); (4) each Trust Mortgage Loan or Trust REO Loan as to which there were any Nonrecoverable Advances, the amount of any such Nonrecoverable Advance reimbursed (and/or interest thereon paid)
from amounts that would have otherwise been distributable as principal on the
Certificates; and (5) each Trust Mortgage Loan purchased from the Trust Fund at a price less than the Purchase Price therefor, the amount of the deficiency.

            "Record Date": With respect to any Distribution Date, the last
Business Day of the month immediately preceding the month in which such
Distribution Date occurs.

            "Recording/Filing Agent": As defined in Section 2.01(d).

            "Recovered Amount": As defined in Section 1.02(c).

            "Registered Certificate": Any Class A-1, Class A-2, Class A-2FL,
Class A-3, Class A-SB, Class A-1A, Class AM , Class AJ, Class AJ-FL, Class B,
Class C, Class D or Class XP Certificate.

            "Regular Certificate": Any REMIC II Certificate other than a Class
R-II Certificate.

            "Regulation AB": Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506- 1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

                                      -74-

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside of the United
States in reliance on Regulation S, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which
Certificates bears a Regulation S CUSIP number.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I
Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

            "Relevant Servicing Criteria": The Servicing Criteria applicable to the various parties, as set forth on Exhibit L attached hereto. For clarification purposes, multiple parties can have responsibility for the same
Relevant Servicing Criteria. With respect to a Sub-Servicing Function
Participant engaged by the Trustee, either Master Servicer or the Special
Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the
Relevant Servicing Criteria applicable to such Master Servicer, the Special
Servicer or the Trustee.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

            "REMIC I": The segregated pool of assets subject hereto,
constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) the Loan REMIC Regular Interests, (ii) all of the Trust Mortgage Loans
as from time to time are subject to this Agreement and all payments under and proceeds of such Trust Mortgage Loans received after the Closing Date (excluding the Excess Servicing Strip and all Additional Interest on such Trust Mortgage
Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (iii) except to the extent they constitute part of the Loan REMIC, all amounts (exclusive of the Excess
Servicing Strip and all Additional Interest) held from time to time in the
Collection Accounts, the Interest Reserve Account, any Pool REO Account, the
Gain-on-Sale Reserve Account, any Loan Combination Custodial Account and the
Distribution Account; (iii) any REO Property acquired in respect of a Trust
Mortgage Loan (or, in the case of the Park La Brea Apartments Trust Mortgage
Loan, the rights of the holder thereof with respect to any related Park La Brea
Apartments REO Property under the JP 2006-LDP8 Pooling and Servicing Agreement);
(iv) the rights of the Depositor under Sections 2, 3, 8, 10, 11, 12, 13, 14, 15,
17, 18, 20 and 21 of each of the Mortgage Loan Purchase Agreements with respect to the Trust Mortgage Loans; and (v) the rights of the mortgagee under all
Insurance Policies with respect to the Trust Mortgage Loans; provided that REMIC
I shall not include any Non-Trust Loan or any successor REO Loan with respect thereto or any payments or other collections of principal, interest, Prepayment
Premiums, Yield Maintenance Charges or other amounts collected on a Non-Trust
Loan or any successor REO Loan with respect thereto.

            "REMIC I Principal Balance": The principal amount of any REMIC I
Regular Interest outstanding as of any date of determination. As of the Closing
Date, the initial REMIC I Principal

                                      -75-

Balance of each REMIC I Regular Interest shall be the amount set forth as such in the Preliminary Statement hereto. On each Distribution Date, the REMIC I
Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such
REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(i), and shall be further permanently reduced on such Distribution Date by all
Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to the first paragraph of Section
4.04(b). The REMIC I Principal Balance of a REMIC I Regular Interest shall be increased, pursuant to the second paragraph of Section 4.04(b), in connection with increases in the Class Principal Balance of the Corresponding Certificates
as contemplated by the second paragraph of Section 4.04(a).

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
"regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC I Remittance Rate": With respect to any REMIC I Regular
Interest, for any Distribution Date, the Weighted Average Net Mortgage
Pass-Through Rate for such Distribution Date;

            "REMIC II": The segregated pool of assets consisting of all of the
REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the
Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.07, with respect to which a separate REMIC election is to be made.

            "REMIC II Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-1A, Class AM, Class AJ, Class B, Class C, Class D, Class XP, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
P, Class Q, Class S, Class XC or Class R-II Certificate.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections
860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": The Pool REO Account or any Loan Combination REO
Account, as applicable.

            "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09 or, in the case of the Park La Brea Apartments Mortgaged Property, pursuant to the JP 2006-LDP8 Pooling and Servicing Agreement.

            "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18 or, in the case of the Park La Brea Apartments
Mortgaged Property, pursuant to the JP 2006-LDP8 Pooling and Servicing
Agreement.

                                      -76-

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan (or, if a Loan Combination is
involved, any of the multiple Mortgage Loans comprising the subject Loan
Combination) deemed for purposes hereof to be outstanding with respect to each
REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property (or an interest therein) remains part of REMIC I or the
Loan REMIC and shall be deemed to provide for periodic payments of principal and/or interest equal to its Assumed Periodic Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor
Mortgage Loan and the acquisition of the related REO Property as part of the
Trust Fund or, if applicable in the case of any Loan Combination REO Property, on behalf of the Trust and the related Non-Trust Noteholder(s)). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal
Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO
Acquisition. All Periodic Payments (other than a Balloon Payment), Assumed
Periodic Payments (in the case of a Balloon Loan delinquent in respect of its
Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO
Acquisition, shall be deemed to continue to be due and owing in respect of an
REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to, the applicable Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of or payment to the applicable
Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent for other related Servicing Advances as provided in this Agreement, interest on such
Advances and other related Additional Trust Fund Expenses) shall be treated:
first, as a recovery of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts (and interest thereon) with respect to such REO Loan that were repaid from principal collections on the Mortgage Pool (including
Unliquidated Advances) and resulted in principal distributed to the
Certificateholders being reduced; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate (in the case of the Trust
REO Loan that relates to the Park La Brea Apartments Trust Mortgage Loan, net of
the JP 2006-LDP8 Servicing Fee) to but not including the Due Date in the
Collection Period of receipt (exclusive of any portion thereof that constitutes
Additional Interest); third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the normal servicing practices of the applicable Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and
Penalty Interest and (ii) Additional Interest and other amounts, in that order;
provided, however, that if the Mortgage Loans comprising a Loan Combination become REO Loans, then amounts received with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in the related Loan Combination Intercreditor Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the applicable Master Servicer, the
Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of the predecessor Mortgage Loan as of the date of the related REO
Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent, as the case may be, in respect of such Advances in accordance with
Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent, as the case may be, in respect of an REO Loan pursuant to Section
3.05(a). In addition, Workout-Delayed

                                      -77-

Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Trust Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution
Amount", shall be deemed outstanding until recovered.

            "REO Property": With respect to any Mortgage Loan (other than a
Mortgage Loan constituting part of a Loan Combination), a Mortgaged Property acquired on behalf and in the name of the Trust Fund for the benefit of the
Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan; and with respect to a Loan
Combination, the related Loan Combination REO Property; and with respect to the
Park La Brea Apartments Loan Combination, the Park La Brea Apartments REO
Property; provided that the Park La Brea Apartments Mortgaged Property shall constitute an REO Property if acquired under the JP 2006-LDP8 Pooling and
Servicing Agreement for the benefit of all the related Non-Trust Noteholders and the Trust, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of the Park La Brea Apartments
Loan Combination.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Tax": As defined in Section 3.17(a)(i).

            "Request for Release": A request signed by a Servicing Officer, as applicable, of either Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal": With respect to each Required Appraisal
Mortgage Loan, an appraisal of the related Mortgaged Property from an
Independent Appraiser selected by the Special Servicer, prepared in accordance with 12 C.F.R. ss. 225.64 and conducted in accordance with the standards of the
Appraisal Institute.

            "Required Appraisal Mortgage Loan": Each Serviced Trust Mortgage
Loan (or, in the case of clause (ii) below, any successor Trust REO Loan with respect thereto) (i) that is 60 days or more delinquent in respect of any
Periodic Payments, (ii) that becomes an REO Loan, (iii) that has been modified by the Special Servicer in a manner that affects the amount or timing of any
Periodic Payment (other than a Balloon Payment) (except, or in addition to, bringing monthly Periodic Payments current and extending the Maturity Date for less than six months), (iv) 60 days following the receipt by the Special
Servicer of notice that a receiver has been appointed and continues in such capacity in respect of the related Mortgaged Property, (v) 60 days following the receipt by the Special Servicer of notice that the related Mortgagor has become the subject of a bankruptcy proceeding, or (vi) delinquent in respect of its
Balloon Payment for one day or, if the Master Servicer receives, prior to the
Due Date of such Balloon Payment, written evidence from an institutional lender of such lender's binding commitment to refinance such Trust Mortgage Loan, then for such longer period beyond the Due Date of such Balloon Payment ending on the earlier of (1) 60 days after the Due Date of such Balloon Payment and (2) the expiration of the refinancing commitment; provided, however, that a Required
Appraisal Mortgage Loan shall cease to be a Required Appraisal Mortgage Loan:

                                      -78-

            (a)   with respect to the circumstances described in clauses (i) and
(iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Trust Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to
Section 3.20); and

            (b)   with respect to the circumstances described in clauses (iv),
(v) and (vi) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing
Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi)
above exists that would cause the Trust Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan. For purposes of the foregoing, each Loan Combination shall be treated as a single Mortgage Loan.

            "Required Appraisal Value": With respect to any Mortgaged Property or REO Property related to a Required Appraisal Mortgage Loan, 90% of an amount equal to (A) subject to reduction by the Special Servicer in accordance with
Section 3.09(a), the Appraised Value of such Mortgaged Property or REO Property, as the case may be, as determined by a Required Appraisal or letter update or internal valuation, if applicable, reduced by (B) the amount of any obligations secured by liens on such Mortgaged Property that are prior to the lien of such
Required Appraisal Mortgage Loan and estimated liquidation expenses; provided, however, that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction
Amount shall be amended no less often than annually to reflect the Required
Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required Appraisal or internal valuation, if applicable conducted subsequent to the original Required Appraisal performed pursuant to Section
3.09(a).

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

            "Reserve Funds": With respect to any Serviced Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

            "Residual Certificate": A Class R-I or Class R-II Certificate.

            "Responsible Officer": When used with respect to (i) the initial
Trustee, any officer in the Global Securities and Trust Services Group of the
initial Trustee, (ii) any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject, and (iii) any Fiscal Agent, any officer thereof.

                                      -79-

            "Restricted Reports": Collectively, to the extent not filed with the
Commission, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis
Report, the CMSA NOI Adjustment Worksheet, the CMSA Financial File, the CMSA
Comparative Financial Status Report, the CMSA Loan Level Reserve/LOC Report and
the CMSA Reconciliation of Funds Report.

            "Rule 144A Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates, one or collectively more global certificates representing such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, and each of which certificates has a Rule 144A CUSIP number.

            "S&P": Standard & Poor's Ratings Services, a Division of The
McGraw-Hill Companies, Inc., or its successor in interest. If neither such
Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicers, the Special Servicer and
any Fiscal Agent, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Sarbanes-Oxley Certification": As defined in Section 8.16(a)(iv).

            "Scheduled Payment": With respect to any Mortgage Loan, for any Due
Date following the Cut-off Date as of which it is outstanding, the scheduled
Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 (or, in the case of the Park La Brea Apartments Trust Mortgage Loan by the
JP 2006-LDP8 Special Servicer pursuant to the JP 2006-LDP8 Pooling and Servicing
Agreement) or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner; provided, however, that if the related loan documents for a Loan Combination provide for a single monthly debt service payment for such Loan Combination, then the
Scheduled Payment for each Mortgage Loan comprising such Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such
Loan Combination and such Due Date that is, in accordance with the related loan documents and/or the related Loan Combination Intercreditor Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of each such Mortgage Loan comprising the subject Loan Combination.

            "Securities Act": The Securities Act of 1933, as amended.

            "Senior Certificate": Any Class A-1, Class A-2, Class A-2FL, Class
A-3, Class A-SB, Class A-1A, Class XC or Class XP Certificate.

            "Sequential Pay Certificate": Any Class A-1, Class A-2, Class A-2FL,
Class A-3, Class A-SB, Class A-1A, Class AM, Class AJ, Class AJ-FL, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class P or Class Q Certificate.

                                      -80-

            "Serviced Mortgage Loan": Each Mortgage Loan (including a Specially
Serviced Mortgage Loan, but excluding an REO Loan) other than any Mortgage Loan constituting part of the Park Le Brea Apartments Loan Combination.

            "Serviced Mortgaged Property": The Mortgaged Property securing a
Serviced Mortgage Loan.

            "Serviced REO Loan": An REO Loan deemed to be outstanding in respect of a Serviced Mortgaged Property.

            "Serviced Trust Defaulted Mortgage Loan": A Defaulted Mortgage Loan
that is a Trust Mortgage Loan and a Serviced Mortgage Loan.

            "Serviced Trust Mortgage Loan": Any Trust Mortgage Loan that is a
Serviced Mortgage Loan.

            "Servicer": Any Person that constitutes a "servicer", as defined in
Item 1101(j) of Regulation AB, with respect to the Subject Securitization
Transaction.

            "Servicer Notice": As defined in Section 3.14.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by or on behalf of the applicable Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent in connection with the servicing of a Serviced Mortgage Loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any Administered REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the applicable Master Servicer and the Special Servicer, if any, set forth in
Section 3.02 and 3.03, (b) (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on
Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, (c)
the preservation, insurance, restoration, protection and management of a
Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the applicable Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the applicable Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (d) obtaining any Insurance Proceeds or any
Liquidation Proceeds of the nature described in clauses (i)-(iii), (v), (vii)
and (viii) of the definition of "Liquidation Proceeds," (e) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (f) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (g) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the applicable REO Account), (h) obtaining related ratings confirmation (to the extent not paid by the related Mortgagor), (i) UCC filings (to the extent not reimbursed by the Mortgagor), (j) compliance with the obligations of the applicable Master Servicer or the Trustee set forth in
Section 2.03(a) or (b) and (k)

                                      -81-

any other expenditure expressly designated as a Servicing Advance under this
Agreement. Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the applicable Master Servicer or the Special
Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs, and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the applicable Master Servicer or the Special Servicer without reimbursement pursuant to the terms of this Agreement.

            "Servicing Criteria": The "servicing criteria" set forth in Item
1122(d) of Regulation AB, as such may be amended from time to time.

            "Servicing Fees": With respect to each Serviced Mortgage Loan and any successor REO Loan with respect thereto, the Master Servicing Fee and the
Special Servicing Fee. With respect to the Park La Brea Apartments Trust
Mortgage Loan, the Master Servicing Fee and the JP 2006-LDP8 Servicing Fee.

            "Servicing File": Any documents, certificates, opinions and reports
(other than documents required to be part of the related Mortgage File)
delivered by the related Mortgagor in connection with, or relating to, the origination and servicing of any Mortgage Loan, and that are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, property inspection reports, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels.

            "Servicing Function Participant": Any of: (i) Master Servicer No. 1
or Master Servicer No. 2; (ii) the Special Servicer; (iii) the Trustee; and (iv)
any other party hereto, in addition to the Master Servicers, the Special
Servicer and the Trustee, that is a "party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB)
as regards the Trust Fund.

            "Servicing Officer": Any officer or employee of either Master
Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the
Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

            "Servicing-Released Bid": As defined in Section 7.01(c).

            "Servicing Representative": With respect to either Master Servicer, the Special Servicer or the Trustee, any other Person (including any
Sub-Servicer, subcontractor, vendor or agent) retained or engaged thereby to perform any duties in connection with this Agreement or all or any portion of the Trust Fund, the performance of which duties would cause such other Person to be, or result in such other Person being, a Servicer or a Sub-Servicing Function
Participant.

            "Servicing-Retained Bid": As defined in Section 7.01(c).

            "Servicing Standard": With respect to either Master Servicer or the
Special Servicer, as applicable, the servicing and administration of the
Serviced Mortgage Loans (including any Non-Trust Loans) for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, such Master Servicer or the Special
Servicer, as the case may

                                      -82-

be, generally services and administers similar mortgage loans (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to (i) the timely recovery of all Scheduled
Payments of principal and interest under the Serviced Mortgage Loans, (ii) in the case of the Special Servicer, if a Serviced Mortgage Loan comes into and continues in default, the maximization of the recovery on that Serviced Mortgage
Loan to the Certificateholders or, in the case of any Loan Combination, to the
Certificateholders and the related Non-Trust Noteholder(s) (as a collective whole) on a net present value basis (the relevant discounting of anticipated collections to be performed at the related Mortgage Rate) and (iii) the best interests (as determined by the applicable Master Servicer or the Special
Servicer, as the case may be, in its reasonable judgment) of the
Certificateholders and the Trust Fund (or, in the case of any Loan Combination, the Certificateholders, the Trust Fund and the related Non-Trust Noteholder(s), taking into account, if applicable and to the extent consistent with the related
Loan Combination Intercreditor Agreement and the related Mortgage Loan documents, the subordinate nature, if applicable, of the related Non-Trust
Loan(s) and (c) without regard to (i) any relationship that such Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor (or any Affiliate thereof), the Depositor, any
Mortgage Loan Seller, or any other party to the transactions contemplated hereby; (ii) the ownership of any Certificate or interest in any mezzanine loan or Non-Trust Loan by such Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of such Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of such Master Servicer or the Special Servicer, as the case may be, to make
Advances; (v) the ownership, servicing or management by such Master Servicer or the Special Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property not included in or securing, as the case may be, the
Mortgage Pool; (vi) any obligation of such Master Servicer or any Affiliate of such Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage
Loan Seller; (vii) any obligation of such Master Servicer or any Affiliate of such Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt such Master Servicer or the
Special Servicer or any Affiliate of either has extended to any Mortgagor or any
Affiliate thereof.

            "Servicing Transfer Event": With respect to any Serviced Mortgage
Loan, the occurrence of any of the events described in clauses (a) through (g)
of the definition of "Specially Serviced Mortgage Loan".

            "Significant Mortgage Loan": At any time of determination, any
Mortgage Loan that (1) has a principal balance equal to or greater than the applicable Threshold Principal Balance at the time of determination or has, whether (a) individually, (b) as part of a Crossed Loan Group or (c) as part of a group of Mortgage Loans made to affiliated Mortgagors, (2) has a principal balance that is equal to or greater than the applicable Threshold Percentage of the aggregate outstanding principal balance of the Mortgage Pool at the time of determination or (3) is one of the 10 largest Mortgage Loans (which for the purposes of this definition shall include Crossed Loan Groups and groups of
Mortgage Loans made to affiliated Mortgagors) by outstanding principal balance at such time. For purposes of the preceding sentence, the "Threshold Principal
Balance" and "Threshold Percentage" shall be (i) with respect to Section 3.08(a)
hereof, (a) $35,000,000 and 5%, respectively, with respect to S&P and any "due on sale" provision with respect to a Significant Mortgage Loan, (b) $20,000,000 and 2%, respectively, with respect to S&P and any "due on encumbrance" provision with respect to a Significant Mortgage Loan and (c) $25,000,000 and 5%,
respectively, with respect to Moody's and any "due-on-sale"

                                      -83-

or "due-on-encumbrance" provision with respect to a Significant Mortgage Loan, and (ii) with respect to Sections 3.20(i) and 3.20 (k) hereof, $20,000,000 and
5%, respectively.

            "Significant Obligor": (a) Any obligor (as defined in Item 1101(i)
of Regulation AB) or group of affiliated obligors on any Trust Mortgage Loan or group of Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off Date Balance); or (b) any single Mortgaged
Property or group of Mortgaged Properties securing any Trust Mortgage Loan or group of cross-collateralized and/or cross-defaulted Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off
Date Balance). There are no Significant Obligors with respect to the Mortgage
Pool.

            "Similar Law": As defined in Section 5.02(c).

            "Single Certificate": For purposes of Section 4.02, a hypothetical
Certificate of any Class of Regular Certificates, the Class A-2FL Certificates
or the Class AJ-FL Certificates, evidencing a $1,000 denomination.

            "Sole Certificate Owner": As defined in Section 9.01.

            "Special Servicer": LNR, or any successor special servicer appointed as herein provided.

            "Special Servicer Indemnification Agreement": That certain Special
Servicer Indemnification Agreement, dated as of December 1, 2006, between LNR, the Depositor, the Underwriters and the Initial Purchasers.

            "Special Servicer Reportable Event": Any of the following events, conditions, circumstances and/or matters:

                    (i)     the entry into or amendment to a definitive
      agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of Regulation AB, but only if the Special Servicer or any Servicing Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust
      [ITEM 1.01 ON FORM 8-K];

                    (ii)    the termination of a definitive agreement that is
      material to the Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the Special Servicer or any Servicing Representative of the
      Special Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.02 ON FORM 8-K];

                    (iii)   the appointment of a receiver, fiscal agent or
      similar officer for any Material Debtor in a proceeding under the U.S.
      Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject
      Material Debtor is (A) the Special Servicer, (B) any Servicing
      Representative of the Special

                                      -84-

      Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
      Regulation AB or (C) any Significant Obligor with respect to a Specially
      Serviced Mortgage Loan [ITEM 1.03(a) ON FORM 8-K];

                    (iv)    the entry of an order confirming a plan of
      reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject Material Debtor is (A) the Special Servicer, (B) any
      Servicing Representative of the Special Servicer that constitutes a
      Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any
      Significant Obligor with respect to a Specially Serviced Mortgage Loan
      [ITEM 1.03(b) ON FORM 8-K];

                    (v)     any resignation, removal, replacement or
      substitution of (A) the Special Servicer or (B) any Servicing
      Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON FORM 8-K];

                    (vi)    any appointment of (A) a new Special Servicer or (B)
      any new Servicing Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON
      FORM 8-K];

                    (vii)   any nonpublic disclosure, by the Special Servicer or
      any Servicing Representative of the Special Servicer, with respect to the
      Subject Securitization Transaction (other than disclosure required by this
      Agreement) that is required to be disclosed by Regulation FD (17 C.F.R.
      243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

                    (viii)  any other information of importance to
      Certificateholders (determined by the Special Servicer in accordance with the Servicing Standard) that (A) is not otherwise required to be included in the Distribution Date Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder, and (B) could have a material adverse effect on the value of a Mortgaged Property as collateral for a Specially Serviced Mortgage Loan or the ability of a
      Mortgaged Property to generate sufficient cash flow for the related
      Mortgagor to meet its debt service obligations under the related Specially
      Serviced Mortgage Loan [ITEM 8.01 ON FORM 8-K];

                    (ix)    the commencement or termination of, or any material
      developments regarding, any legal proceedings pending against any Material
      Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the
      Special Servicer is controlling the subject litigation or if the subject
      Material Litigant is (A) the Special Servicer, (B) any Servicing
      Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
      Obligor with respect to a Specially Serviced Mortgage Loan [ITEM 2 ON FORM
      10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

                    (x)     the receipt by the Special Servicer or by any
      Servicing Representative of the Special Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding any Significant Obligor (that has been identified to the Special
      Servicer in writing) with respect to a Specially Serviced Mortgage Loan that is required to be

                                      -85-

      provided under Item 1112(b) of Regulation AB [ITEM 6 ON FORM 10-D AND
      GENERAL INSTRUCTION J TO FORM 10-K];

                    (xi)    to the extent not otherwise disclosed in the
      Prospectus Supplement or previously included in a report delivered by the
      Special Servicer to the Trustee and the Depositor in accordance with
      Section 8.16(c), whether the Special Servicer has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B)
      the Depositor, (C) a Mortgage Loan Seller, (D) the Trustee, (E) either
      Master Servicer, (F) any Servicing Representative of the Special Servicer
      that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation
      AB or (G) any Significant Obligor [GENERAL INSTRUCTION J TO FORM 10-K];

                    (xii)   to the extent not otherwise disclosed in the
      Prospectus Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between a Mortgage Loan Seller or the Trust, on the one hand, and the
      Special Servicer or any Servicing Representative of the Special Servicer,
      on the other hand [GENERAL INSTRUCTION J TO FORM 10-K]; and

                    (xiii)  to the extent not otherwise disclosed in the
      Prospectus Supplement, any specific relationship involving or relating to the Subject Securitization Transaction or the Mortgage Loans contemplated by Item 1119(c) of Regulation AB between a Mortgage Loan Seller or the
      Trust, on the one hand, and the Special Servicer or any Servicing
      Representative of the Special Servicer, on the other hand [GENERAL
      INSTRUCTION J TO FORM 10-K].

            "Special Servicing Fee": With respect to each Specially Serviced
Mortgage Loan and each REO Loan, the fee designated as such and payable to the
Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially
Serviced Mortgage Loan and each REO Loan, 0.35% per annum.

            "Specially Designated Mortgage Loan Documents": With respect to any
Trust Mortgage Loan, the following documents collectively:

                    (i)     the original executed Mortgage Note (or,
      alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

                    (ii)    an original or a copy of the Mortgage (with or
      without recording information);

                    (iii)   the original or a copy of the policy or certificate
      of lender's title insurance or, if such policy has not been issued or located, an original or a copy of an irrevocable, binding commitment
      (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

                                      -86-

                    (iv)    an original or a copy of any Ground Lease and any
      related ground lessor estoppel; and

                    (v)     a copy of any letter of credit relating to the Trust
      Mortgage Loan;

provided that whenever the term "Specially Designated Mortgage Loan Documents"
is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term, with respect to any receipt or certification by the
Trustee or a Custodian on its behalf for documents described in clauses (iv) and
(v) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence; and provided, further, that the only Specially Designated Mortgage
Loan Document with respect to the Park La Brea Apartments Trust Mortgage Loan shall be the document described in clause (i) of this definition.

            "Specially Serviced Mortgage Loan": Any Serviced Mortgage Loan as to
which any of the following events have occurred:

            (a)     the related Mortgagor shall have failed to make when due any
      Periodic Payment, including a Balloon Payment, and the failure continues unremedied--

                    (i)     except in the case of a Balloon Payment, for 60
      days; or

                    (ii)    solely in the case of a delinquent Balloon Payment,
      for one day, unless the related Mortgagor delivers, prior to the Due Date for such Balloon Payment, written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan, then for such longer period (beyond such Mortgage Loan's maturity date ending on the earlier of (a) 60 days after the related Maturity Date and (B) the expiration of the refinancing commitment; or

            (b)     the applicable Master Servicer or, with the consent of the
Controlling Class Representative, the Special Servicer shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), based on, among other things, communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; or

            (c)     the applicable Master Servicer or, with the consent of the
Controlling Class Representative, the Special Servicer shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), that a default (other than an Acceptable Insurance Default or a default described in clause (a) above) has occurred that may materially impair the value of the Mortgaged Property as security for the Mortgage Loan and the default continues unremedied beyond the applicable grace period under the terms of the
Mortgage Loan (or, if no grace period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); or

            (d)     a decree or order of a court or agency or supervisory
authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that if such

                                      -87-

decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicing Fees shall be payable); or

            (e)     the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (f)     the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;
or

            (g)     the applicable Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Serviced Mortgage Loan will cease to be a Specially
Serviced Mortgage Loan:

                    (i)     with respect to the circumstances described in
      clause (a) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan
      (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special
      Servicer pursuant to Section 3.20);

                    (ii)    with respect to the circumstances described in
      clauses (b), (d), (e) and (f) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and
      (f), no later than the entry of an order or decree dismissing such proceeding;

                    (iii)   with respect to the circumstances described in
      clause (c) above, when such default is cured; and

                    (iv)    with respect to the circumstances described in
      clause (g) above, when such proceedings are terminated;

so long as at that time no other circumstance identified in clauses (a) through
(g) above exists that would otherwise cause such Serviced Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

            During any time an entire Loan Combination is serviced and administered pursuant to this Agreement, if a Servicing Transfer Event exists with respect to one Mortgage Loan in such Loan Combination, it will also be considered to exist for the other Mortgage Loan(s) in such Loan Combination;
provided that, if a B-Note Loan Holder prevents the occurrence of a Servicing
Transfer Event with respect to the related A-Note Trust Mortgage Loan through the exercise of cure rights as set forth in the related Loan Combination
Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to the related B-Note Non-Trust Loan shall not, in and of itself, result in the existence of a Servicing Transfer Event with respect to such
A-Note Trust Mortgage Loan or cause the

                                      -88-

servicing of the subject Loan Combination to be transferred to the Special
Servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

            "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c). With respect to the Loan REMIC, the day designated under the Park La Brea Apartments Loan REMIC Declaration.

            "State and Local Taxes": Taxes imposed by the states of New York,
Illinois, Kansas, California and Florida and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the Trust
Fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due
Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage
Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 (or, in the case of a Mortgage Loan constituting part of the Park La Brea
Apartments Loan Combination, by the JP 2006-LDP8 Special Servicer pursuant to the JP 2006-LDP8 Pooling and Servicing Agreement) and, in the case of an ARD
Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance": With respect to any Trust Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Trust Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan that is a Trust Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due on or before the related date of substitution, whether or not received), permanently reduced on each Distribution Date, to not less than zero, by (y) the sum of:

                    (i)     all payments and other collections of principal, if
      any, with respect to such Trust Mortgage Loan that are included as part of the Principal Distribution Amount for such Distribution Date pursuant to clause(s) (a), (b), (c) and/or (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount";

                    (ii)    any other amount received with respect to such Trust
      Mortgage Loan during the related Collection Period that is not included among the payments and other collections of principal described in the immediately preceding clause (i), as to which there is not and never has been an outstanding P&I Advance and that is actually applied in reduction of the amount of principal owing from the related Mortgagor;

                    (iii)   any amount of reduction in the outstanding principal
      balance of such Trust Mortgage Loan resulting from a Deficient Valuation that occurred during the related Collection Period; and

                    (iv)    any related Realized Loss (other than any such loss
      resulting from a Deficient Valuation) incurred during the related
      Collection Period that represents a loss of principal with respect to that
      Trust Mortgage Loan.

                                      -89-

            With respect to any Trust REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Trust
Mortgage Loan as of the date of the related REO Acquisition, permanently reduced on each subsequent Distribution Date, to not less than zero, by (y) the sum of:

            (a)     all amounts, if any, collected with respect to the related
REO Property that are allocable as principal of the subject Trust REO Loan and that are included as part of the Principal Distribution Amount for such
Distribution Date pursuant to clause (e) and/or clause (f) of, and without regard to the provisos to, the definition of "Principal Distribution Amount";
and

            (b)     any related Realized Losses incurred during the related
Collection Period that represents a loss of principal with respect to the subject Trust REO Loan.

            A Trust Mortgage Loan or a Trust REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the
Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation
Event, would have been) distributed to Certificateholders.

            With respect to a B-Note Non-Trust Loan or any successor REO Loan with respect thereto on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Non-Trust Loan or the deemed unpaid principal balance of such successor REO Loan.

            "Subject Securitization Transaction": The commercial mortgage securitization transaction contemplated by this Agreement.

            "Subordinated Certificate": Any Class AM, Class AJ, Class AJ-FL,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class P, Class Q, Class S, Class R-I or Class R-II
Certificate.

            "Sub-Servicer": Any Person that either Master Servicer or the
Special Servicer has retained or engaged for the performance (whether directly or through Sub-Servicers or subcontractors) of a substantial portion of the material servicing functions required to be performed by such Master Servicer or the Special Servicer under this Agreement, with respect to one or more of the
Mortgage Loans, which servicing functions either (a) are identified in Item
1122(d) of Regulation AB or (b) would cause such Person to be a Servicer.

            "Sub-Servicing Agreement": The written contract between either
Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Sub-Servicing Function Participant": Any Sub-Servicer,
sub-contractor, vendor, agent or other Person acting on behalf of a party hereto, which Sub-Servicer, sub-contractor, vendor, agent or other Person is a
"party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) as regards the Trust Fund (i.e., any entity that is performing activities that address the criteria in Item 1122(d)
of Regulation AB, unless such entity's activities relate only to 5% or less of the Mortgage Loans, by balance).

                                      -90-

            "Subsequent Exchange Act Reports": As defined in Section 8.16(a).

            "Substitution Shortfall Amount": With respect to a substitution pursuant to or as contemplated by Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Trust Mortgage Loan being replaced, calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution.
In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Trust Mortgage Loans, the
Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Price of the Trust Mortgage Loan or Trust Mortgage Loans being replaced and the aggregate Stated Principal
Balance of the related Qualified Substitute Mortgage Loan or Qualified
Substitute Mortgage Loans.

            "Successful Bidder": As defined in Section 7.01(c).

            "Swap Agreement": Either of the Class A-2FL Swap Agreement or the
Class AJ-FL Swap Agreement.

            "Swap Counterparty": Either of the Class A-2FL Swap Counterparty or
the Class AJ-FL Swap Counterparty.

            "Swap Default": With respect to either Swap Agreement, any failure on the part of the related Swap Counterparty (that continues beyond any applicable grace period under such Swap Agreement) to (i) make a required payment under such Swap Agreement as and when due thereunder, (ii) either post acceptable collateral or find an acceptable replacement Swap Counterparty or find an acceptable guarantor after a Collateral Event (as defined in such Swap
Agreement) has occurred, as required by such Swap Agreement, or (iii) find an acceptable replacement Swap Counterparty after a Required Ratings Downgrade
Event (as defined in such Swap Agreement) has occurred, as required by such Swap
Agreement.

            "Swap Payment Default": A Swap Default of the nature described in clause (i) of the definition of "Swap Default".

            "Swap Termination Fees": With respect to either Swap Agreement, any fees, costs or expenses payable by the related Swap Counterparty to the Trust in connection with a Swap Default under such Swap Agreement, termination of such
Swap Agreement or liquidation of such Swap Agreement, as specified in such Swap
Agreement.

            "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d), which Person shall be the applicable Plurality Residual Certificateholder.

            "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax
Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Loan REMIC, REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, the federal income tax return to be filed on behalf of each of Grantor Trust A-2FL, Grantor Trust AJ-FL and Grantor Trust E due to its classification

                                      -91-

as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

            "Transfer Affidavit and Agreement": As defined in Section
5.02(d)(i)(B).

            "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

            "Trust": The common law trust created hereunder.

            "Trust ARD Loan": Any Trust Mortgage Loan that is an ARD Loan.

            "Trust Balloon Loan": Any Trust Mortgage Loan that is a Balloon
Loan.

            "Trust Corrected Mortgage Loan": Any Trust Mortgage Loan that is a
Corrected Mortgage Loan.

            "Trust Defaulted Mortgage Loan": Any Trust Mortgage Loan that is a
Defaulted Mortgage Loan.

            "Trust Defeasance Mortgage Loan": Any Trust Mortgage Loan that is a
Defeasance Loan.

            "Trust Fund": Collectively, (i) all of the assets of the Loan REMIC,
REMIC I and REMIC II, (ii) the Grantor Trust E Assets, (iii) the Grantor Trust
A-2FL Assets and (iv) the Grantor Trust AJ-FL Assets.

            "Trust Mortgage Loan": Each Mortgage Loan, including any A-Note
Trust Mortgage Loan, transferred and assigned to the Trust Fund pursuant to
Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund.

            "Trust Required Appraisal Mortgage Loan": Any Trust Mortgage Loan or
Trust REO Loan that is a Required Appraisal Mortgage Loan.

            "Trust REO Loan": Any REO Loan that succeeded a Trust Mortgage Loan.

            "Trust Specially Serviced Mortgage Loan": Any Trust Mortgage Loan
that is a Specially Serviced Mortgage Loan.

            "Trustee": LaSalle Bank National Association, its successor in interest, or any successor trustee appointed as herein provided.

                                      -92-

            "Trustee Appointee": Any Fiscal Agent, Authenticating Agent,
Certificate Registrar, REMIC Administrator, Custodian, co-trustee or separate trustee appointed or designated by the Trustee hereunder.

            "Trustee Fee": With respect to each Trust Mortgage Loan and each
Trust REO Loan for any Distribution Date, an amount equal to one month's interest for the most recently ended calendar month (calculated on the same interest accrual basis as such Trust Mortgage Loan or Trust REO Loan, as the case may be), accrued at the Trustee Fee Rate on the Stated Principal Balance of
such Trust Mortgage Loan or Trust REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

            "Trustee Fee Rate": 0.0004% per annum.

            "Trustee Indemnification Agreement": That certain Trustee
Indemnification Agreement, dated as of December 1, 2006, between LaSalle, the
Depositor, the Underwriters and the Initial Purchasers.

            "Trustee Investment Period": With respect to any Distribution Date, the period commencing on the day immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, commencing on the Closing Date) and ending on and including the subject Distribution Date.

            "Trustee Reportable Event": Any of the following events, conditions, circumstances and/or matters:

                    (i)     the entry into or amendment to a definitive
      agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of Regulation AB, but only if the Trustee, any
      Servicing Representative of the Trustee or any Trustee Appointee is a
      party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.01 ON FORM 8-K];

                    (ii)    the termination of a definitive agreement that is
      material to the Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the Trustee, any Servicing Representative of the Trustee or any
      Trustee Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.02 ON FORM 8-K];

                    (iii)   the appointment of a receiver, fiscal agent or
      similar officer for any Material Debtor in a proceeding under the U.S.
      Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject
      Material Debtor is (A) the Trustee, (B) any Servicing Representative of
      the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
      Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
      Provider that is not an Affiliate of the Depositor or (E) the Trust [ITEM
      1.03(a) ON FORM 8-K];

                                      -93-

                    (iv)    the entry of an order confirming a plan of
      reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject Material Debtor is (A) the Trustee, (B) any Servicing
      Representative of the Trustee that constitutes a Servicer contemplated by
      Item 1108(a)(3) of Regulation AB, (C) any Trustee Appointee, (D) any
      Enhancement/Support Provider that is not an Affiliate of the Depositor or
      (E) the Trust [ITEM 1.03(b) ON FORM 8-K];

                    (v)     any event that has occurred hereunder that would
      materially alter the payment priority or distribution of cash flows regarding the Certificates [ITEM 2.04 ON FORM 8-K];

                    (vi)    any material modification to the rights of the
      Holders of any Class of Certificates, including by reason of a modification to this Agreement, a Mortgage Loan Purchase Agreement or any other constituent instrument [ITEM 3.03(a) ON FORM 8-K];

                    (vii)   any material limitation or qualification of the
      rights evidenced by any Class of Certificates by reason of the modification of any other Class of Certificates [ITEM 3.03(b) ON FORM
      8-K];

                    (viii)  any amendment to this Agreement pursuant to Section
      11.01 [ITEM 5.03 ON FORM 8-K];

                    (ix)    any resignation, removal, replacement or
      substitution of (A) the Trustee, either Master Servicer or the Special
      Servicer or (B) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB
      [ITEM ON 6.02 ON FORM 8-K];

                    (x)     any appointment of (A) a new Trustee, new Master
      Servicer or new Special Servicer or (B) any new Servicing Representative
      of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(2)
      of Regulation AB [ITEM 6.02 ON FORM 8-K];

                    (xi)    any termination of a material enhancement or support
      specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of
      Regulation AB that was previously applicable regarding one or more Classes of the Certificates, which termination has occurred other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement [ITEM
      6.03(a) ON FORM 8-K];

                    (xii)   any addition of a material enhancement or support
      specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of
      Regulation AB with respect to one or more Classes of the Certificates
      [ITEM 6.03(b) ON FORM 8-K];

                    (xiii)  any material amendment or modification of a material enhancement or support specified in Item 1114(a)(1) through (3) of
      Regulation AB or Item 1115 of Regulation AB with respect to one or more
      Classes of the Certificates [ITEM 6.03(c) ON FORM 8-K];

                                      -94-

                    (xiv)   any material failure on the part of the Trustee to
      make on the applicable Distribution Date any required monthly distributions to the Holders of any Class of Certificates [ITEM 6.04 ON
      FORM 8-K];

                    (xv)    any nonpublic disclosure, by the Trustee, any
      Servicing Representative of the Trustee or any Trustee Appointee, with respect to the Subject Securitization Transaction that is required to be disclosed by Regulation FD (17 C.F.R. 243.100 through 243.103) [ITEM 7.01
      ON FORM 8-K];

                    (xvi)   any other information of importance to
      Certificateholders that is not otherwise required to be included in the
      Distribution Date Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder and that is directly related to the obligations of the Trustee hereunder [ITEM 8.01 ON
      FORM 8-K];

                    (xvii)  the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material
      Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the
      Trustee is controlling the subject litigation or if the subject Material
      Litigant is (A) the Trustee, (B) any Servicing Representative of the
      Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
      Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
      Provider that is not an Affiliate of the Depositor or (E) the Trust [ITEM
      2 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

                    (xviii) any material default in the payment of principal and interest on, or any other material default with respect to, any Class of
      Certificates [ITEM 4 ON FORM 10-D];

                    (xix)   the submission of any matter to a vote by
      Certificateholders [ITEM 5 ON FORM 10-D];

                    (xx)    the receipt by the Trustee or by any Servicing
      Representative or other agent of the Trustee of any updated information regarding an Enhancement/Support Provider with respect to any Class of
      Certificates that is required pursuant to Item 1114(b)(2) or Item 1115(b)
      of Regulation AB [ITEM 7 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM
      10-K];

                    (xxi)   to the extent not otherwise disclosed in the
      Prospectus Supplement or previously included in an Exchange Act Report in accordance with this Agreement, whether the Trustee as described in Item
      1119(a) of Regulation AB has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B) the Depositor, (C) a
      Mortgage Loan Seller, (D) either Master Servicer, (E) the Special
      Servicer, (F) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB, (G) any
      Trustee Appointee or (H) any Significant Obligor [GENERAL INSTRUCTION J TO
      FORM 10-K]; and

                    (xxii)  to the extent not otherwise disclosed in the
      Prospectus Supplement, any specific relationship involving or relating to the Subject Securitization Transaction or the Mortgage Loans contemplated by Item 1119(c) of Regulation AB between the Depositor,

                                      -95-

      a Mortgage Loan Seller or the Trust, on the one hand, and the Trustee, any
      Trustee Appointee (but only if such Trustee Appointee is a material party to the Subject Securitization Transaction contemplated by Item 1100(d)(1)
      of Regulation AB) or any Servicing Representative (but only if such
      Servicing Representative is a Servicer contemplated by Item 1108(a)(3) of
      Regulation AB or a material party related to the Subject Securitization
      Transaction contemplated by Item 1100(d)(1) of Regulation AB) of the
      Trustee, on the other hand [GENERAL INSTRUCTION J TO FORM 10-K].

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement filed pursuant to the UCC.

            "Underwriter": Each of MLPF&S, Countrywide Securities, IXIS
Securities North America, Inc., PNC Capital Markets LLC, Credit Suisse (USA) LLC
and Deutsche Bank Securities Inc. or in each case, its respective successor in interest.

            "United States Securities Person": Any "U.S. person" as defined in
Rule 902(k) of Regulation S.

            "United States Tax Person": A citizen or resident of the United
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August
20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

            "Unliquidated Advance": Any Advance previously made by a party hereto that (i) is not a Nonrecoverable Advance, (ii) has been previously reimbursed to the party that made the Advance as a Workout-Delayed Reimbursement
Amount pursuant to Section 3.05(a)(vii) out of principal collections on other
Trust Mortgage Loans and (iii) was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the related Trust Mortgage Loan or any related REO Property (and provided that no
Liquidation Event has occurred with respect to the related Trust Mortgage Loan or any related REO Property).

            "Unrestricted Reports": Collectively, the CMSA Delinquent Loan
Status Report, the CMSA Historical Loan Modification and Corrected Mortgage Loan
Report, the CMSA REO Status Report, the CMSA Advance Recovery Report and, if and
to the extent filed with the Commission, such reports and files as would, but for such filing, constitute Restricted Reports.

            "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the
Holders of the Regular Certificates, the Class A-2FL Certificates and the Class
AJ-FL Certificates. Ninety-eight percent (98%) of the Voting Rights shall be allocated among the Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-SB,
Class A-1A, Class AM, Class AJ, Class AJ-FL, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L,

                                      -96-

Class M, Class N, Class P and Class Q Certificates in proportion to the respective Class Principal Balances of their Certificates. Two percent (2%) in the aggregate of the Voting Rights shall be allocated to the Class XC and Class
XP Certificates (allocated, pro rata, between such Classes of Certificates based upon their respective Notional Amounts). The Residual Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage
Interests evidenced by their respective Certificates. In addition, if either
Master Servicer is the holder of any Certificates, such Master Servicer, in its capacity as a Certificateholder, shall have no Voting Rights with respect to matters concerning compensation affecting such Master Servicer.

            "Weighted Average Net Mortgage Pass-Through Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective
Net Mortgage Pass-Through Rates applicable to the Trust Mortgage Loans and any
Trust REO Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, as of the
Closing Date).

            "Wells Fargo": Wells Fargo Bank, National Association or its
successor in interest.

            "Workout-Delayed Reimbursement Amounts": With respect to any Trust
Mortgage Loan, the amount of any Advance made with respect to such Trust
Mortgage Loan on or before the date such Trust Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Trust Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances accruing before, on and after such date, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Trust Mortgage
Loan becomes a Trust Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any
Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a
Nonrecoverable Advance.

            "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Mortgage Loan,
1.00%.

            "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges". In the event that a Yield Maintenance Charge shall become due for any particular
Mortgage Loan, the applicable Master Servicer or the Special Servicer, as applicable, shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular
Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the applicable Master Servicer or the Special Servicer, as applicable, shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage

                                      -97-

Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S.
Treasury issue, shall coincide with the term over which the Yield Maintenance
Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the applicable Master Servicer or the
Special Servicer, as applicable, shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.
The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = 12X ({(1+"BEY"/2)^1/6}-1)
where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = 12 X
({(1+ .055/2)^0.16667}-1) where .055 is the decimal version of the percentage
5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

            SECTION 1.02.   Certain Adjustments to the Principal Distributions
                            on the Certificates.

            (a)     If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in a Collection Account for (i) any unreimbursed
Advance that has been or is determined to be a Nonrecoverable Advance (together with interest accrued and payable thereon pursuant to Section 3.03(d) or Section
4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges) or (ii) any Workout-Delayed
Reimbursement Amount, then (for purposes of calculating distributions on the
Certificates) such reimbursement and payment of interest shall be deemed to have been made:

                    first, out of any amounts then on deposit in the Collection
      Accounts that represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans and/or
      Trust REO Loans in the Loan Group that includes the Trust Mortgage Loan or
      Trust REO Loan in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon) or to reimburse such Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related
      Distribution Date;

                    second, out of any amounts then on deposit in the Collection
      Accounts that represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans or Trust
      REO Loans in the Loan Group that does not include the Trust Mortgage Loan or Trust REO Loan in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon) or to reimburse such Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related
      Distribution Date;

                                      -98-

                    third, solely in the case of the reimbursement of a
      Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Accounts that represent any other payments or other collections received by the Trust with respect to the Trust Mortgage Loans or Trust REO Loans in the Loan Group that includes the Trust Mortgage Loan or Trust REO Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

                    fourth, solely in the case of the reimbursement of a
      Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Accounts that represent any other payments or other collections received by the Trust with respect to the Trust Mortgage Loans or Trust REO Loans in the Loan Group that does not include the Trust Mortgage Loan or Trust REO Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date; and

                    fifth, solely in the case of the reimbursement of a
      Nonrecoverable Advance and/or the payment of interest thereon, out of any other amounts then on deposit in the Collection Accounts that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

            (b)     If and to the extent that any payment or other collection of principal received on the Mortgage Pool during any Collection Period is deemed to be applied in accordance with clause first or second of Section 1.02(a) to reimburse a Nonrecoverable Advance (or to pay interest thereon) or to reimburse a Workout-Delayed Reimbursement Amount, then:

                    (i)     the Principal Distribution Amount for the related
      Distribution Date shall be reduced by the portion of such payment or other collection of principal that, but for the application of this Section
      1.02(b), would constitute part of such Principal Distribution Amount; and

                    (ii)    depending on whether such payment or other
      collection of principal relates to Loan Group 1 or Loan Group 2, there shall be a corresponding reduction in the Loan Group 1 Principal
      Distribution Amount or the Loan Group 2 Principal Distribution Amount, as
      applicable, for the related Distribution Date.

            (c)     If and to the extent that any Nonrecoverable Advance or
Workout-Delayed Reimbursement Amount is reimbursed or interest on any
Nonrecoverable Advance is paid out of payments or other collections of principal received on the Mortgage Pool (with a corresponding reduction to the Principal
Distribution Amount, and to either or both of the Loan Group 1 Principal
Distribution Amount and the Loan Group 2 Principal Distribution Amount, for the
relevant Distribution Date), and further if and to the extent that the particular item for which such Advance was originally made or such
Workout-Delayed Reimbursement Amount is outstanding is subsequently collected out of payments or other collections in respect of the related Trust Mortgage
Loan or Trust REO Loan (such item, upon collection, a "Recovered Amount"), then
(without duplication of amounts already included therein):

                                      -99-

                    (i)     the Principal Distribution Amount for the
      Distribution Date that corresponds to the Collection Period in which such
      Recovered Amount was received, shall be increased by an amount equal to the lesser of (A) such Recovered Amount and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to Section 1.02(b) above resulting from the reimbursement of the subject
      Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be; and

                    (ii)    the Loan Group 1 Principal Distribution Amount
      and/or the Loan Group 2 Principal Distribution Amount for the Distribution
      Date that corresponds to the Collection Period in which such Recovered
      Amount was received, shall be increased by an amount equal to the lesser of (A) such Recovered Amount and (B) any previous reduction in the Loan
      Group 1 Principal Distribution Amount and/or the Loan Group 2 Principal
      Distribution Amount, as applicable, for a prior Distribution Date pursuant to Section 1.02(b) above resulting from the reimbursement of the subject
      Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be;

provided that, if both the Loan Group 1 Principal Distribution Amount and the
Loan Group 2 Principal Distribution Amount for a prior Distribution Date were reduced pursuant to Section 1.02(b) above as a result of the reimbursement of the subject Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be, and if the subject Recovered Amount is not sufficient to cover the full amount of such reductions, then such Recovered Amount shall be applied to increase the Loan Group 1 Principal Distribution Amount and the Loan Group 2
Principal Distribution Amount in accordance with, and to the extent permitted by, clause (ii) of this Section 1.02(c) in reverse order of the application of payments and other collections of principal on the respective Loan Groups in accordance with Section 1.02(a) to reimburse the subject Nonrecoverable Advance
(and/or pay interest thereon) or to reimburse the subject Workout-Delayed
Reimbursement Amount, as the case may be.

            (d)     For purposes of making the adjustments to the Principal
Distribution Amount, the Loan Group 1 Principal Distribution Amount or the Loan
Group 2 Principal Distribution Amount, for any Distribution Date, as
contemplated by this Section 1.02, that amount shall be calculated in accordance with the definition thereof (without regard to this Section 1.02) and shall thereafter be adjusted as provided in this Section 1.02.

            (e)     Nothing contained in this Section 1.02 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable
Advances (together with interest accrued and payable thereon pursuant to Section
3.03(d) or Section 4.03(d)) to collections of principal received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.02(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

            (f)     For purposes of this Section 1.02, notwithstanding any other provision of this Agreement, the terms "Nonrecoverable Advance" and
"Workout-Delayed Reimbursement Amount" shall include any amounts paid by the applicable Master Servicer pursuant to [Section 3.05(a)(xviii)] in reimbursement of ["Nonrecoverable Advances"] and ["Workout-Delayed Reimbursement Amounts"]

                                      -100-

in each case within the meaning of the JP 2006-LDP8 Pooling and Servicing
Agreement) in respect of the Park La Brea Apartments Trust Mortgage Loan, any
successor Trust REO Loan with respect thereto or the Park La Brea Apartments
Mortgaged Property.

            SECTION 1.03.  Calculation of LIBOR.

            (a)   The initial value of LIBOR shall be 5.350% per annum. Such value of LIBOR shall be utilized in calculating: (i) with respect to the Class
A-2FL Certificates, (A) the Class A-2FL Floating Swap Payment to be made on the
Class A-2FL Swap Payment Date in January 2007 and (B) the Pass-Through Rate with respect to the Class A-2FL Certificates for the Distribution Date in January
2007, and (ii) with respect to the Class AJ-FL Certificates, (A) the Class AJ-FL
Floating Swap Payment to be made on the Class AJ-FL Swap Payment Date in January
2007 and (B) the Pass-Through Rate with respect to the Class AJ-FL Certificates for the Distribution Date in January 2007.

            (b)   The value of LIBOR applicable to the calculation of the Class
A-2FL Floating Swap Payment to be made on the Class A-2FL Swap Payment Date and the Class AJ-FL Floating Swap Payment to be made on the Class AJ-FL Swap Payment
Date in any particular calendar month subsequent to January 2007, as well as the calculation of the respective Pass-Through Rates with respect to the Class A-2FL
Certificates and the Class AJ-FL Certificates for the Distribution Date in such calendar month (provided that no Class A-2FL Distribution Conversion or Class
AJ-FL Distribution Conversion, as applicable, is then in effect), shall be determined by the Trustee (and promptly reported to the related Swap
Counterparty) on the LIBOR Determination Date in the preceding calendar month in accordance with the following methodology: LIBOR shall equal the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the
Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the applicable LIBOR Determination Date. If that rate does not appear on the Dow Jones Market Service Page 3750, LIBOR will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the Trustee to provide that bank's offered quotation of such rates at approximately 11:00 a.m.,
London time, on the applicable LIBOR Determination Date to prime banks in the
London interbank market for a period of one month, commencing on the 12th day of the calendar month in which the applicable LIBOR Determination Date occurs and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee shall request the principal
London office of any five major reference banks in the London interbank market selected by the Trustee to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York
City time, on the applicable LIBOR Determination Date for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the applicable LIBOR Determination Date and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The determination of LIBOR by the Trustee will be binding absent manifest error.

                                      -101-

                                   ARTICLE II
       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

            SECTION 2.01.  Conveyance of Trust Mortgage Loans.

            (a)   The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of
New York, designated as "ML-CFC Commercial Mortgage Trust 2006-4" and consisting of the Trust Fund, and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this
Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Trust Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii)
Sections 2, 3, 8, 10, 11, 12, 13, 14, 15, 17, 18, 20 and 21 of each Mortgage
Loan Purchase Agreement, (iii) each Loan Combination Intercreditor Agreement,
(iv) the Park La Brea Apartments REMIC Declaration with respect to the Loan
REMIC and (v) all other assets included or to be included in the Trust Fund.
Such assignment includes all interest and principal received or receivable on or with respect to the Trust Mortgage Loans and due after the Cut-off Date and, in the case of each Trust Mortgage Loan that is part of a Loan Combination, is subject to the provisions of the corresponding Loan Combination Intercreditor
Agreement. The Trustee, on behalf of the Trust, assumes the obligations of the holder of each A-Note Trust Mortgage Loan and the Park La Brea Apartments Trust
Mortgage Loan under the related Loan Combination Intercreditor Agreement;
provided that the applicable Master Servicer shall, as further set forth in
Article III, perform the servicing obligations and exercise the related rights of the related holder of an A-Note Trust Mortgage Loan under the related Loan
Combination Intercreditor Agreement. The transfer of the Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            (b)   In connection with the Depositor's assignment pursuant to
Section 2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to their respective Mortgage Loan Purchase Agreements to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the applicable Master Servicer and the Special
Servicer), on or before the Closing Date, the Mortgage File for each Trust
Mortgage Loan so assigned. At the request of the Special Servicer, each Master
Servicer shall deliver a copy of the Servicing File for each Serviced Trust
Mortgage Loan serviced thereby to the Special Servicer at no cost to the Special
Servicer if the Special Servicer and such Master Servicer reasonably agree such delivery is required for the Special Servicer to perform its obligations pursuant to this Agreement. Nothwithstanding the foregoing sentence, the delivery of a Servicing File by either Master Servicer to the Special Servicer may be made by such other means agreed to by such Master Servicer and the
Special Servicer. None of the Trustee, any Fiscal Agent, any Custodian, the
Master Servicers or the Special Servicer shall be liable for any failure by any
Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the related Mortgage Loan Purchase Agreement and this Section
2.01(b).

            (c)   If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Serviced Trust Mortgage Loan, any of
the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File", with evidence of recording thereon, solely because of a delay caused by the public recording office where

                                      -102-

such document or instrument has been delivered for recordation, the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b)
shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the
Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing as applicable, thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy, as evidenced by an officer's certificate). If the applicable Mortgage Loan
Seller cannot deliver, or cause to be delivered, as to any Serviced Trust
Mortgage Loan, any of the documents and/or instruments referred to in clauses
(ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File,"
with evidence of recording or filing as applicable, thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan
Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording in the proper office thereon and with respect to the item referred to in clause (ii) of the definition of "Mortgage File", certified by the appropriate county recorder's office to be a true and complete copy of the original submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

            If, on the Closing Date as to any Serviced Trust Mortgage Loan
(other than any Mortgage Loan that has been recorded on the MERS(R) System) the applicable Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (iv) or
(v) of the definition of "Mortgage File" (in the case of clause (iv) solely because of a delay caused by the recording office where such document or instrument has been delivered for recordation), the applicable Mortgage Loan
Seller may provisionally satisfy the delivery requirements of the related
Mortgage Loan Purchase Agreement and Section 2.01(b) by delivering with respect to such Serviced Trust Mortgage Loan on the Closing Date an omnibus assignment of such Serviced Trust Mortgage Loan; provided that all required original assignments with respect to such Serviced Trust Mortgage Loan in fully complete and recordable form shall be delivered to the Trustee or its Custodian within
180 days of the Closing Date (or within such longer period, not to exceed 18 months, as the Trustee in its reasonable discretion may permit so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate county recorder's office such original or photocopy).

            If, on the Closing Date as to any MERS Mortgage Loan, the applicable
Mortgage Loan Seller does not deliver written evidence of the Trustee's ownership of such Mortgage Loan on the MERS(R) System showing the Trustee as a beneficiary of the assignment referred to in each of clause (iv) and (v) of the definition of "Mortgage File" or the UCC Financing Statements referred to in clause (viii) of the definition of "Mortgage File", the applicable Mortgage Loan
Seller may satisfy the delivery requirements of the related Mortgage Loan
Purchase Agreement, as applicable, and Section 2.01(b) by delivering such evidence of ownership within 90 days following the Closing Date; provided that, during

                                      -103-

such time, the applicable Mortgage Loan Seller shall execute any documents requested by the Master Servicer or the Special Servicer with respect to such
MERS Mortgage Loan that, in the reasonable discretion of the Master Servicer or the Special Servicer (exercised in accordance with the Servicing Standard), are necessary to evidence the Trustee's ownership of, or are otherwise required for an immediate servicing need with respect to, such Mortgage Loan.

            (d)   [The Trustee shall, for a fee paid to the Trustee by [Name of applicable Mortgage Loan Seller[s]] on the Closing Date as to each Serviced
Trust Mortgage Loan (other than any Mortgage Loan that has been recorded on the
MERS(R) System) that is an [Name of applicable Mortgage Loan Seller[s]] Trust
Mortgage Loan, promptly (and in any event within 180 days following the later of the Closing Date or the delivery of each assignment and UCC Financing Statement to the Trustee) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing
Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each such assignment of Mortgage, each such assignment of Assignment of Leases and, to the extent the Trustee has actual knowledge that such documents are to be recorded, any other recordable documents relating to each such Trust Mortgage Loan, in favor of the Trustee referred to in clause
(iv) of the definition of "Mortgage File" and each such UCC Financing Statement assignment in favor of the Trustee and so delivered to the Trustee and referred to in clause (viii) of the definition of "Mortgage File." Each such assignment and UCC Financing Statement assignment shall reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such assignment and UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the
Trustee or its designee following filing; provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of [Name of applicable
Mortgage Loan Seller[s]]. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the
Trustee shall direct [Name of applicable Mortgage Loan Seller[s]], pursuant to the applicable Mortgage Loan Purchase Agreement, to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. Upon request, the Trustee shall forward to the applicable Master Servicer a copy of each of the aforementioned recorded assignments following the Trustee's receipt thereof, to the extent not previously provided.]

            The Depositor hereby represents and warrants that with respect to the Merrill Trust Mortgage Loans, the Countrywide Trust Mortgage Loans, the PNC
Trust Mortgage Loans [and the IXIS Trust Mortgage Loans], the related Mortgage
Loan Seller has covenanted in the related Mortgage Loan Purchase Agreement that it shall retain or cause to be retained, an Independent Person (such Person, the
"Recording/Filing Agent") that shall, as to each such Serviced Trust Mortgage
Loan, promptly (and in any event within 180 days following the later of the
Closing Date or the delivery of each assignment and UCC Financing Statement to the Recording/Filing Agent) cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or
UCC Financing Statements, each such assignment of Mortgage, each such assignment of Assignment of Leases and any other recordable documents relating to each such
Trust Mortgage Loan in favor of the Trustee that is referred to in clause (iv)
of the definition of "Mortgage File" and each such UCC Financing Statement assignment in favor of the Trustee that is referred to in clause (viii) of the definition of "Mortgage File," in each case pursuant to Section 2(d) of the related Mortgage Loan Purchase Agreement.

                                      -104-

            (e)   All documents and records in the Servicing File (except draft documents, privileged or other communications, credit underwriting, legal or other due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations of the Mortgage Loan Seller) in possession of the
Depositor or the Mortgage Loan Sellers that relate to the Serviced Trust
Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letter of credit that is not part of the Mortgage File because the applicable Master Servicer or any Sub-Servicer therefor has possession thereof), together with all Escrow
Payments and Reserve Accounts in the possession thereof, shall be delivered to the applicable Master Servicer or such other Person as may be directed by the applicable Master Servicer (at the expense of the applicable Mortgage Loan
Seller) on or before the Closing Date and shall be held by the applicable Master
Servicer on behalf of the Trustee in trust for the benefit of the
Certificateholders; provided, however, the applicable Master Servicer shall have no responsibility for holding documents created or maintained by the Special
Servicer hereunder and not delivered to such Master Servicer. The applicable
Mortgage Loan Seller shall pay any costs of assignment or amendment of any letter of credit related to the Trust Mortgage Loans such Mortgage Loan Seller sold to the Depositor required in order for the applicable Master Servicer to draw on such letter of credit.

            (f)   In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall deliver to the Custodian, the applicable Master Servicer and the Special Servicer on or before the Closing
Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect on the Closing Date.

            (g)   The Depositor hereby consents to the filing of any UCC
Financing Statements contemplated by this Agreement without its consent.

            (h)   The Trust Fund shall constitute the sole assets of the Trust.
Except as expressly provided herein, the Trust may not issue or invest in additional securities, borrow money or make loans to other Persons. The fiscal year end of the Trust shall be December 31.

            SECTION 2.02.  Acceptance of the Trust Fund by Trustee.

            (a)   The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further limitations on review provided for in Section 2.02(b)
and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Trust Mortgage Loan and (ii) a copy of a fully-executed counterpart of each Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Trust Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.
To the extent that the Mortgage File for a Trust Mortgage Loan that is part of a
Loan Combination relates to the corresponding Non-Trust Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related
Non-Trust Noteholder(s). The Trustee hereby certifies to each of the Depositor, the Master

                                      -105-

Servicers, the Special Servicer and each Mortgage Loan Seller that, without regard to the proviso in the definition of "Mortgage File", each of the
Specially Designated Mortgage Loan Documents are in its possession. In addition, within 90 days after the Closing Date, the Trustee or a Custodian on its behalf will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C) to each of the Depositor, the Master Servicers, the
Special Servicer, each Mortgage Loan Seller (with copies to the Controlling
Class Representative), that, with respect to each Trust Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(A), (v)
and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee or a Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase
Agreement, clauses (iii), (iv)(B), (iv)(C), (vi), (viii) through (xii) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Trust Mortgage Loan by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Trust Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Trust Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan
Schedule" is correct. Further, with respect to the documents described in clause
(viii) of the definition of Mortgage File, absent actual knowledge of a
Responsible Officer to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the
Trustee may assume, for purposes of the certification delivered in this Section
2.02(a), that the related Mortgage File should include one state level UCC
Financing Statement filing and one local UCC Financing Statement fixture filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor). Amendments with respect to the UCC
Financing Statements to be assigned to the Trust, assigning such UCC Financing
Statements to the Trust, will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation or organization of the related Mortgagor as so indicated on the documents provided. If any exceptions are noted to the certification delivered to the above-mentioned recipients substantially in the form of Exhibit C, the Trustee shall, every 90 days after the delivery of such certification until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage
Loan Seller or the Plurality Subordinate Certificateholder, distribute an updated exception report to such recipients; provided that, by delivery of each such updated exception report, the Trustee shall be deemed to have made the certifications provided for in Exhibit C as to each Mortgage Loan or each applicable document (that is to be covered by a certification in the form of
Exhibit C) in respect of a Mortgage Loan that, in each case, is not identified in such updated exception report.

            (b)   None of the Trustee, any Fiscal Agent, either Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            (c)   The Trustee, directly or through a Custodian retained by it, shall: (i) provide for the safekeeping and preservation of the Mortgage Files with respect to the Trust Mortgage Loans; (ii)

                                      -106-

segregate such Mortgage Files from its own assets and the assets retained by it for others; (iii) maintain such Mortgage Files in secure and fire resistant facilities in compliance with customary industry standard; (iv) maintain disaster recovery protocols to ensure the preservation of such Mortgage Files in the event of force majeure; and (v) track and monitor the receipt and movement internally and externally of such Mortgage Files and any release and reinstatement thereof.

            SECTION 2.03.  Mortgage Loan Seller's Repurchase or Substitution of
                           Trust Mortgage Loans for Document Defects and
                           Breaches of Representations and Warranties.

            (a)   If any party hereto discovers (without implying any duty of such Person to make any inquiry) or receives notice that any document or documents constituting a part of a Mortgage File with respect to a Trust
Mortgage Loan has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the
Mortgage Loan Schedule, or does not appear to be regular on its face (each, a
"Document Defect"), or discovers (without implying any duty of such Person to make any inquiry) or receives notice of a breach of any representation or warranty relating to any Trust Mortgage Loan set forth in Schedule I of any
Mortgage Loan Purchase Agreement (a "Breach"), the party discovering such
Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a))
to the applicable Mortgage Loan Seller and the other parties hereto. The Trustee shall then promptly deliver such notice to the Controlling Class Representative and to the Rating Agencies of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Controlling Class Representative as provided above), if any party hereto determines that such Document Defect or
Breach materially and adversely affects the value of the affected Trust Mortgage
Loan or the interests of the Certificateholders therein, such party shall notify the applicable Master Servicer and, if the subject Trust Mortgage Loan is a
Specially Serviced Mortgage Loan, the Special Servicer, of such determination and promptly after receipt of such notice, the applicable Master Servicer or the
Special Servicer, as applicable, shall request in writing that the applicable
Mortgage Loan Seller, not later than 90 days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Trust
Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC
Provisions, not later than 90 days after any party to this Agreement discovers such Document Defect or Breach) (i) cure such Document Defect or Breach, as the case may be, in accordance with Section 3(c) of the related Mortgage Loan
Purchase Agreement, (ii) repurchase the affected Trust Mortgage Loan (which for purposes of this clause (ii) shall include a Trust REO Loan) in accordance with
Section 3(c) of the related Mortgage Loan Purchase Agreement, or (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected Trust Mortgage Loan (which for purposes of this clause (iii)
shall include a Trust REO Loan) and pay the applicable Master Servicer for deposit into its Collection Account any Substitution Shortfall Amount in
connection therewith in accordance with Sections 3(c) and 3(d) of the related
Mortgage Loan Purchase Agreement; provided, however, that if such Document
Defect or Breach is capable of being cured but not within such 90 day period, such Document Defect or Breach does not relate to the Trust Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC
Provisions, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90 day period, the applicable Mortgage Loan Seller shall have an additional
90 days to complete such cure (or, failing such cure, to repurchase or

                                      -107-

(subject to clause (iii) above) replace the related Trust Mortgage Loan (which for purposes of such repurchase or substitution shall include a Trust REO
Loan)); and provided, further, with respect to such additional 90 day period the applicable Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reasons such Document Defect or Breach is not capable of being cured within the initial 90 day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document
Defect or Breach will be cured within the additional 90 day period. In the event of a Document Defect or Breach as to a Trust Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Trust Mortgage
Loans (each a "Crossed Loan" and, collectively, a "Crossed Loan Group"), and such Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Loan Group
(without regard to this paragraph) and is not cured as provided for above, then the applicable Document Defect or Breach, as the case may be, shall be deemed to constitute a Document Defect or Breach, as the case may be, as to any other
Crossed Loan in the Crossed Loan Group for purposes of this paragraph and the related Mortgage Loan Seller shall be required to repurchase or substitute for all such Crossed Loans unless (1) the weighted average Debt Service Coverage
Ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding such repurchase or substitution is not less than the weighted average Debt Service Coverage Ratio for all such Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding such repurchase or substitution, and (2) the weighted average Loan to-Value Ratio for the remaining related Crossed Loans, determined at the time of repurchase or substitution, based upon an Appraisal obtained by the Special
Servicer at the expense of the related Mortgage Loan Seller shall not be greater than the weighted average Loan-to-Value Ratio for all such Crossed Loans, including the affected Crossed Loan determined at the time of repurchase or substitution, based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller; provided that if such criteria is satisfied and any Crossed Loan is not so repurchased or substituted, then such
Crossed Loan shall be released from its cross-collateralization and cross default provision so long as such Crossed Loan (that is not the Crossed Loan directly affected by the subject Document Defect or Breach) is held in the Trust
Fund; provided, further, that the repurchase or replacement of less than all such Crossed Loans and the release from the cross-collateralization and cross-default provision shall be subject to the delivery by the Mortgage Loan
Seller to the Trustee, at the expense of the Mortgage Loan Seller, of an Opinion of Counsel to the effect that such release would not cause any of the Loan
REMIC, REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or
"contributions" after the Startup Day under the REMIC Provisions. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document
Defect or Breach exists or to repurchase or substitute for all of the Crossed
Loans in the related Crossed Loan Group. All documentation relating to the termination of the cross-collateralization provisions of each Crossed Loan being repurchased or replaced is to be prepared at the expense of the applicable
Mortgage Loan Seller and, where required, with the consent of the applicable
Mortgagor. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's
Certificate pursuant to Section 3(c) of the related Mortgage Loan Purchase
Agreement, the Trustee shall on a quarterly basis prepare and deliver electronically to the other parties an updated exception report as to the status of such uncured Document Defects as provided in Section 2.02(a). If the affected
Trust Mortgage Loan is to be repurchased or substituted, the applicable Master
Servicer shall designate its Collection Account as the account to which funds in the amount of the Purchase Price

                                      -108-

or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Trust Mortgage Loan shall be on a whole loan, servicing released basis.

            Pursuant to each Mortgage Loan Purchase Agreement, to the extent that the related Mortgage Loan Seller is required to repurchase or substitute for a Crossed Loan thereunder while the Trustee continues to hold any other
Crossed Loan(s) in the related Crossed Loan Group, the related Mortgage Loan
Seller and the Depositor have agreed that neither such party shall enforce any remedies against the other party's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing the Crossed Loan(s)
held thereby, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against the Primary Collateral securing the Crossed Loan(s) held thereby. Notwithstanding the foregoing, each Mortgage
Loan Seller and the Depositor have agreed that if the exercise by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loan(s) held by such party, then each such party shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner consistent with the related Mortgage Loan Purchase
Agreement to remove the threat of material impairment as a result of the exercise of remedies.

            (b)   In connection with any repurchase or substitution of one or more Trust Mortgage Loans contemplated by this Section 2.03, upon receipt of a
Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing
Officer of the applicable Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in its Collection Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in its Collection Account and upon the delivery of the Mortgage File(s) and the
Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the
Custodian and the applicable Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable
Mortgage Loan Seller the legal and beneficial ownership of each repurchased
Trust Mortgage Loan or deleted Trust Mortgage Loan, as applicable, being released pursuant to this Section 2.03, (ii) the Trustee, the Custodian, the applicable Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage
File and other documents pertaining to each such Mortgage Loan possessed by it and (iii) the applicable Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds
held by it in respect of such repurchased or deleted Trust Mortgage Loan;
provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the applicable Master Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, any Fiscal Agent, the Custodian,
the applicable Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Trust Mortgage Loan(s) or deleted Trust Mortgage Loan(s), as applicable, and the related Mortgage File(s)
and Servicing File(s). The applicable Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the
Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the applicable Master Servicer to permit the applicable Master
Servicer to do so. The applicable Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the applicable Master
Servicer of such powers of attorney. At the time a substitution is made, the applicable

                                      -109-

Mortgage Loan Purchase Agreement will provide that the applicable Mortgage Loan
Seller shall be required to deliver the related Mortgage File to the Trustee and certify that the substitute Trust Mortgage Loan is a Qualified Substitute
Mortgage Loan.

            (c)   No substitution of a Qualified Substitute Mortgage Loan or
Loans may be made in any calendar month after the Determination Date for such month. Periodic Payments due with respect to any Qualified Substitute Mortgage
Loan after the related date of substitution shall be part of REMIC I, as applicable. No substitution of a Qualified Substitute Mortgage Loan for a deleted Trust Mortgage Loan shall be permitted under this Agreement if after such substitution, the aggregate of the Stated Principal Balances of all
Qualified Substitute Mortgage Loans which have been substituted for deleted
Trust Mortgage Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Trust Mortgage Loans. Periodic Payments due with respect to any Qualified
Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the applicable Master Servicer) be remitted by the applicable Master Servicer to the applicable Mortgage Loan Seller promptly following receipt.

            (d)   The Mortgage Loan Purchase Agreements and Section 2.03(a) of
this Agreement provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Trust Mortgage Loans purchased by the Depositor thereunder.

            (e)   The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the
Certificateholders, enforce the obligations of each Mortgage Loan Seller under
Section 3 of the related Mortgage Loan Purchase Agreement.

            Notwithstanding anything contained herein or the related Mortgage
Loan Purchase Agreement, no delay in the discovery of a Defect or Breach or delay on the part of any party to this Agreement in providing notice of such
Defect or Breach shall relieve the related Mortgage Loan Seller of its obligations to repurchase or substitute if it is otherwise required to do so under the related Mortgage Loan Purchase Agreement.

            If the applicable Mortgage Loan Seller incurs any expense in connection with the curing of a Document Defect or a Breach which also constitutes a default under the related Trust Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust Fund, as successor to the mortgagee, to recover the amount of such expenses from the related Mortgagor;
provided, however, that such Mortgage Loan Seller's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the applicable Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent
and the Trust Fund to recover amounts owed by the related Mortgagor under the terms of such Trust Mortgage Loan, including the rights to recover unreimbursed
Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trustee, any Fiscal Agent, the Trust
Fund, the applicable Master Servicer or the Special Servicer allocable to such
Trust Mortgage Loan. The applicable Master Servicer or, with respect to a
Specially Serviced Mortgage Loan, the Special Servicer, at such Mortgage Loan
Seller's expense, shall use commercially reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the
Servicing Standard, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that such Master
Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special

                                      -110-

Servicer determines in the exercise of its sole discretion consistent with the
Servicing Standard that such actions by it will not impair such Master
Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Trust Mortgage Loan which would otherwise be payable to such Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, and the Certificateholders pursuant to the terms of this Agreement.

            SECTION 2.04.  Representations and Warranties of Depositor.

            (a)   The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to each
Master Servicer, the Special Servicer and any Fiscal Agent, as of the Closing
Date, that:

                  (i)     The Depositor is a corporation duly organized, validly
      existing and in good standing under the laws of the State of Delaware.

                  (ii)    The execution and delivery of this Agreement by the
      Depositor, and the performance and compliance with the terms of this
      Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii)   The Depositor has the full power and authority to
      enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
      Agreement, and has duly executed and delivered this Agreement.

                  (iv)    This Agreement, assuming due authorization, execution
      and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the
      Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v)     The Depositor is not in violation of, and its
      execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this
      Agreement or the financial condition of the Depositor.

                  (vi)    The transfer of the Trust Mortgage Loans to the
      Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (vii)   No litigation is pending or, to the best of the
      Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit

                                      -111-

      the Depositor from entering into this Agreement or that, in the
      Depositor's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the
      Depositor.

                  (viii)  Immediately prior to the transfer of the Trust
      Mortgage Loans to the Trust Fund pursuant to Section 2.01(a) of this
      Agreement (and assuming that the Mortgage Loan Sellers transferred to the
      Depositor good and marketable title to their respective Mortgage Loans free and clear of all liens, claims, encumbrances and other interests),
      (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Trust Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Trust Mortgage Loans and all servicing rights pertaining thereto.

                  (ix)    The Depositor is transferring the Trust Mortgage Loans
      to the Trust Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

            (b)   The representations and warranties of the Depositor set forth in Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

            SECTION 2.05.  Acceptance of REMIC I and Grantor Trusts by Trustee.

            The Trustee acknowledges the assignment to it of the Trust Mortgage
Loans, the Loan REMIC Regular Interest and the other property comprising the
Loan REMIC and/or REMIC I and the Excess Servicing Strip and the other property comprising Grantor Trust E and declares that it holds and will hold the same in trust for the exclusive use and benefit of: in the case of REMIC I, all present and future Holders of the Class R-I Certificates and REMIC II as the holder of the REMIC I Regular Interests; and in the case of Grantor Trust E, all present and future holders of the Excess Servicing Strip.

            SECTION 2.06.  Execution, Authentication and Delivery of Class R-I
                           Certificates; Issuance of REMIC I Regular Interests.

            In exchange for (a) the assets included in REMIC I, REMIC I Regular
Interests have been issued and (b) the assets included in the Loan REMIC, and, in each case, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Certificate Registrar has executed, and the
Authenticating Agent has authenticated and delivered to or upon the order of the
Depositor, the Class R-I Certificates in authorized denominations.

            SECTION 2.07.  Conveyance of REMIC I Regular Interests; Acceptance
                           of REMIC II by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular
Interests to the Trustee for the benefit of the respective Holders of the REMIC
II Certificates. The Trustee acknowledges the assignment to it of the REMIC I
Regular

                                      -112-

Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II
Certificates.

            SECTION 2.08.  Execution, Authentication and Delivery of REMIC II
                           Certificates.

            Concurrently with the assignment to the Trustee of the REMIC I
Regular Interests and in exchange therefor, the Class A-2FL REMIC II Regular
Interest and the Class AJ-FL REMIC II Regular Interest have been issued, and pursuant to the written request of the Depositor, executed by an officer of the
Depositor, the Certificate Registrar has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the REMIC
II Certificates in authorized denominations, evidencing. together with the Class
A-2FL REMIC II Regular Interest and the Class AJ-FL REMIC II Regular Interest,
the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II Certificates, Grantor Trust A-2FL as holder of the Class A-2FL REMIC II Regular Interest and Grantor AJ-FL as holder of the
Class AJ-FL REMIC II Regular Interest to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates, the Class A-2FL REMIC II
Regular Interest or the Class AJ-FL REMIC II Regular Interest, and all ownership interests evidenced or constituted by the respective Classes of REMIC II
Certificates, the Class A-2FL REMIC II Regular Interest and the Class AJ-FL
REMIC II Regular Interest, in such distributions, shall be as set forth in this
Agreement.

            SECTION 2.09.  Conveyance of Class A-2FL REMIC II Regular Interest
                           and Class AJ-FL REMIC II Regular Interest; Acceptance
                           of Grantor Trust A-2FL and Grantor Trust AJ-FL by
                           Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-2FL
REMIC II Regular Interest and the Class AJ-FL REMIC II Regular Interest to the
Trustee for the benefit of the Holders of the Class A-2FL Certificates and the
Holders of the Class AJ-FL Certificates, respectively. The Trustee acknowledges the assignment to it of the Class A-2FL REMIC II Regular Interest and the Class
AJ-FL REMIC II Regular Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future
Holders of the Class A-2FL Certificates and the Class AJ-FL Certificates,
respectively.

            SECTION 2.10.  Execution, Authentication and Delivery of Class A-2FL
                           Certificates and Class AJ-FL Certificates.

            Concurrently with the assignment to it of (i) the Class A-2FL REMIC
II Regular Interest and the other assets of Grantor Trust A-2FL and (ii) the
Class AJ-FL REMIC II Regular Interest and the other assets of Grantor Trust
AJ-FL, and in exchange therefor, the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated, and delivered to or upon the order of the Depositor, the Class A-2FL Certificates and the Class
AJ-FL Certificates.

                                      -113-

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01.  Administration of the Mortgage Loans.

            (a)   Each of the Master Servicers and the Special Servicer shall service and administer the Serviced Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of any Loan Combination, for the benefit of the Certificateholders and the related Non-Trust
Noteholder(s)) in accordance with any and all applicable laws, the terms of this
Agreement, the terms of the respective Mortgage Loans and, in the case of a Loan
Combination, the terms of the related Loan Combination Intercreditor Agreement
(which, in the event of any conflict with this Agreement, shall control), to the extent consistent with the foregoing, in accordance with the Servicing Standard.

            Without limiting the foregoing, and subject to Section 3.21, (i) the
Master Servicers shall service and administer all Serviced Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO
Properties as are specifically provided for herein; provided that the Master
Servicers shall continue to receive payments, and prepare, or cause to be prepared, all reports required hereunder, except for the reports specified herein, as prepared by the Special Servicer with respect to the Specially
Serviced Mortgage Loans, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO
Acquisition had occurred, and to render such incidental services with respect to the Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, that neither Master Servicer shall be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to such Master Servicer to comply with such duties or failure by the Special
Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicers and the Special
Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

            (b)   Subject to Section 3.01(a), Section 6.11 and, if applicable,
Section 6.12, the Master Servicers and the Special Servicer each shall have full power and authority, acting alone (or, pursuant to Section 3.22, through one or more Sub-Servicers), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.
Without limiting the generality of the foregoing, each of the Master Servicers and the Special Servicer, in its own name, with respect to each of the Serviced
Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to each Loan Combination Intercreditor
Agreement, by the related Non-Trust Noteholder(s), to execute and deliver, on behalf of the Certificateholders, the Trustee and each such Non-Trust
Noteholder, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any
Mortgage or other security document in the related Mortgage File on the related
Mortgaged Property and related collateral; (ii) in accordance with the Servicing
Standard and subject to Section 3.20, Section 6.11 and, if applicable, Section
6.12, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all

                                      -114-

other comparable instruments; and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section
3.20(i). Subject to Section 3.10, the Trustee shall, at the written request of the applicable Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by such Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by either Master Servicer or the Special Servicer.
Notwithstanding anything contained herein to the contrary, neither the Master
Servicers nor the Special Servicer shall without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name (or, in the case of a Non-Trust Loan, solely under the related Non-Trust Noteholder's name) without indicating the representative capacity of the applicable Master
Servicer or the Special Servicer, as the case may be; or (ii) take any action with the intent to cause, and that actually does cause, the Trustee to be registered to do business in any state.

            (c)   The relationship of each of the Master Servicers and the
Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture or partner or agent. No Person acting in any one or more of such capacities shall be responsible for the actions of or failure to act by another Person acting in any one or more of such capacities.

            (d)   Notwithstanding anything herein to the contrary, in no event shall either Master Servicer, the Trustee or any Fiscal Agent make a Servicing
Advance with respect to any Non-Trust Loan to the extent the related Trust
Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

            (e)   Neither the Master Servicers nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

            (f)   The parties hereto acknowledge that each Loan Combination is subject to the terms and conditions of the related Loan Combination
Intercreditor Agreement. The parties hereto further recognize the respective rights and obligations of the related Non-Trust Noteholder(s) under the related
Loan Combination Intercreditor Agreement, including with respect to (i) the allocation of collections on or in respect of the applicable Loan Combination, and the making of payments, to such Non-Trust Noteholder(s) in accordance with the related Loan Combination Intercreditor Agreement, (ii) the allocation of expenses and/or losses relating to the subject Loan Combination to such
Non-Trust Noteholder(s) in accordance with the related Loan Combination
Intercreditor Agreement, and (iii) the right of a B-Note Loan Holder or its designee to purchase the related Trust Mortgage Loan in accordance with the related Loan Combination Intercreditor Agreement.

            (g)   With respect to any Loan Combination that includes a Serviced
Trust Mortgage Loan, in the event that either the related Trust Mortgage Loan or the related Loan Combination REO Property (or any interest therein) is no longer an asset of the Trust Fund and, except as contemplated in the second paragraph of this Section 3.01(g), in accordance with the related Loan Combination
Intercreditor Agreement, the servicing and administration of such Loan
Combination and any related Loan Combination REO Property are to be governed by a separate servicing agreement and not by this Agreement, then (either (i) with the consent or at the request of the holders of each Mortgage Loan

                                      -115-

comprising such Loan Combination or (ii) if expressly provided for in or pursuant to the related Loan Combination Intercreditor Agreement) the applicable
Master Servicer and, if such Loan Combination is then being specially serviced hereunder or the related Loan Combination Mortgaged Property has become a Loan
Combination REO Property, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement; provided that such separate servicing agreement shall be reasonably acceptable to the applicable Master
Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Loan Combination and the related Loan Combination Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.

            Further, with respect to any Loan Combination that includes a
Serviced Trust Mortgage Loan, if at any time neither the related Trust Mortgage
Loan nor any related Loan Combination REO Property (or any interest therein) is an asset of the Trust Fund, and if a separate servicing agreement with respect to such Loan Combination or any related Loan Combination REO Property, as applicable, has not been entered into as contemplated by the related Loan
Combination Intercreditor Agreement and the prior paragraph (for whatever reason, including the failure to obtain any rating agency confirmation required in connection therewith pursuant to the related Loan Combination Intercreditor
Agreement), and notwithstanding that neither the related Trust Mortgage Loan nor any related Loan Combination REO Property (or any interest therein) is an asset of the Trust Fund, then, unless directed otherwise by the then current holders of the Mortgage Notes comprising such Loan Combination, the applicable Master
Servicer and, if applicable, the Special Servicer shall continue to service and administer such Loan Combination and/or any related Loan Combination REO
Property, for the benefit of the respective holders of such Loan Combination, under this Agreement as if such Loan Combination or any related Loan Combination
REO Property were the sole assets subject hereto but shall not be required to make any Advances with respect thereto.

            (h)   Nothing contained in this Agreement shall limit the ability of either Master Servicer to lend money to or accept deposits from or otherwise generally engage in any kind of business or dealings with any Mortgagor as though such Master Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that no such loan made by such Master Servicer may be secured, in whole or in part by any Mortgaged
Property securing a Mortgage Loan or by ownership interests in a Mortgagor, and provided, further, that the foregoing provision shall not act to modify, qualify or limit a Master Servicer's obligation to act in accordance with the Servicing
Standard.

            (i)   In clarification of, and neither in addition to nor in
deletion of the duties and obligations of the Master Servicers or the Special
Servicer pursuant to this Agreement, no provision herein contained shall be construed as an express or implied guarantee by either Master Servicer or the
Special Servicer of the collectibility or recoverability of payments on the
Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to such Master Servicer or the Special
Servicer (including with respect to Master Servicing Fees or the right to be reimbursed for Advances). Any provision in this Agreement for any Advance by a
Master Servicer, the Special Servicer or the Trustee is intended solely to provide liquidity for the benefit of the Certificateholders and, if applicable, the Non-Trust Noteholders, and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage
Loans. No provision hereof shall be construed to impose liability on either
Master Servicer or the Special Servicer for the reason that any recovery to the
Certificateholders (or, in the case of any Loan Combination, to

                                      -116-

the Certificateholders and the related Non-Trust Noteholder(s)) in respect of a
Mortgage Loan at any time after a determination of present value recovery made in its reasonable and good faith judgment in accordance with the Servicing
Standard by such Master Servicer or the Special Servicer hereunder at any time is less than the amount reflected in such determination.

            SECTION 3.02.  Collection of Mortgage Loan Payments.

            (a)   Each of the Master Servicers or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Serviced Mortgage
Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided that with respect to the Serviced Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is otherwise in compliance with each provision of the related Mortgage Loan documents, the Master Servicers and the Special Servicer
(including the Special Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related
Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided, further, that either Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. Either
Master Servicer may, in its discretion, with respect to Serviced Mortgage Loans that have Anticipated Repayment Dates, waive any or all of the Additional
Interest accrued on any such Serviced Mortgage Loan if the Mortgagor is ready and willing to pay all other amounts due under such Serviced Mortgage Loan in full, including the Stated Principal Balance, provided that it acts in accordance with the Servicing Standard and it has received the consent of the
Special Servicer and the Controlling Class Representative (which consent will be deemed granted if not denied in writing within 10 Business Days after the
Special Servicer's receipt of the applicable Master Servicer's request for such consent), and neither of the Master Servicers nor the Special Servicer will have any liability to the Trust Fund, the Certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The applicable Master Servicer, with regard to a Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan, may waive any Default Charges in connection with any payment on such Mortgage Loan two (2) times during any period of 12 consecutive months and no more than four (4) times following the Closing Date, except that such limitations shall not apply with respect to the portion of any
Default Charges that would otherwise be payable to such Master Servicer pursuant to Section 3.26. A waiver of Default Charges that is prohibited under the prior sentence shall nonetheless be permitted with the consent of the Controlling
Class Representative, which consent shall be deemed granted if not denied in writing (which may be sent via facsimile transmission or electronic mail) within five Business Days of such request.

            (b)   All amounts collected in respect of any Serviced Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such
Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note, loan agreement (if any) and
Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage
Note, loan agreement (if any) and Mortgage (and, with respect to any Loan
Combination, the related Loan Combination Intercreditor Agreement and the documents evidencing and securing the related Non-Trust Loan(s)) except as otherwise provided herein

                                      -117-

or, if required pursuant to the express provisions of the related Mortgage or as determined by the applicable Master Servicer or the Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied (after reimbursement or payment, first, to the Trustee and any
Fiscal Agent, and second, to the applicable Master Servicer or the Special
Servicer, as the case may be, for any unpaid Master Servicing Fee, Special
Servicing Fee, Principal Recovery Fee, liquidation expenses and related
Additional Trust Fund Expenses) for purposes of this Agreement: first, in connection with Liquidation Proceeds or Insurance Proceeds as a recovery of
Nonrecoverable Advances (and interest thereon) and Workout Delayed Reimbursement
Amounts with respect to such Mortgage Loan that were paid from principal collections on the Serviced Mortgage Pool (including Unliquidated Advances) and resulted in principal distributed to the Certificateholders being reduced;
second, as a recovery of any other related and unreimbursed Advances plus unpaid interest accrued thereon; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate (net of the Master Servicing Fee Rate) on such
Serviced Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional
Interest; fourth, as a recovery of principal of such Serviced Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of such
Mortgage Loan following a default thereunder, to the extent such amounts have not been previously advanced; fifth, as a recovery of Default Charges due and owing on such Mortgage Loan; sixth, in accordance with the normal servicing practices of the applicable Master Servicer, as a recovery of any other amounts then due and owing under such Serviced Mortgage Loan (other than Additional
Interest), including, without limitation, Prepayment Premiums and Yield
Maintenance Charges; seventh, as a recovery of any remaining principal of such
Serviced Mortgage Loan to the extent of its entire remaining unpaid principal balance; and eighth, with respect to any ARD Loan after its Anticipated
Repayment Date, as a recovery of any unpaid Additional Interest. All amounts collected on any Trust Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (ix) of the definition thereof shall be deemed to be applied (after reimbursement or payment first to any Fiscal Agent, second to the Trustee and third to the applicable Master Servicer or the Special
Servicer, as the case may be, for any unpaid Master Servicing Fee, Special
Servicing Fee, Principal Recovery Fee, liquidation expenses and related
Additional Trust Fund Expenses): first, as a recovery of any related and unreimbursed Advances plus unpaid interest accrued thereon; second, as a recovery of Nonrecoverable Advances (and interest thereon) and Workout-Delayed
Reimbursement Amounts with respect to such Mortgage Loan that were paid from principal collections on the Mortgage Pool (including Unliquidated Advances) and resulted in principal to the Certificateholders being reduced; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate (net of the
Master Servicing Fee Rate) on such Serviced Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; fourth, as a recovery of principal of such
Serviced Mortgage Loan up to its entire unpaid principal balance, to the extent such amounts have not been previously advanced; and fifth, with respect to any
ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid
Additional Interest. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Serviced
Mortgage Loan shall not alter in any way the right of either Master Servicer, the Special Servicer or any other Person to receive payments from the Collection
Accounts as set forth in Section 3.05(a) from amounts so applied.

            (c)   To the extent consistent with the terms of the related
Mortgage Loan and applicable law, the applicable Master Servicer shall apply all
Insurance Proceeds and condemnation

                                      -118-

proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance Proceeds and condemnation proceeds were received on the Due Date immediately succeeding the month in which such Insurance Proceeds and condemnation proceeds were received.

            (d)   In the event that a Master Servicer or the Special Servicer receives Additional Interest in any Collection Period, or receives notice from the related Mortgagor that it will be receiving Additional Interest in any
Collection Period, such Master Servicer or the Special Servicer, as applicable, shall, to the extent not included in the related CMSA Loan Periodic Update File, promptly notify the Trustee. Subject to the provisions of Section 3.02(a)
hereof, none of the Master Servicers, the Trustee, any Fiscal Agent or the
Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

            (e)   With respect to any Mortgage Loan in connection with which the
Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage
Loan documents, the applicable Master Servicer (with the consent of the Special
Servicer, which consent shall be deemed given if not denied within 10 Business
Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11, 15 Business Days (which 15 Business Days shall include the five
Business Days specified in the proviso at the end of the first paragraph of
Section 6.11) of the Special Servicer's receipt of the applicable Master
Servicer's request for such consent), to the extent the Mortgage Loan documents provide for any discretion, with respect to non-Specially Serviced Mortgage
Loans, or the Special Servicer, with respect to Specially Serviced Mortgage
Loans shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or the Servicing Standard.

            (f)   Promptly following the Closing Date, the Trustee shall send a certified copy of this Pooling and Servicing Agreement fully executed by the parties hereto and written notice to the JP Morgan Series 2006-LDP8 Master
Servicer, the JP 2006-LDP8 Special Servicer and the JP 2006-LDP8 Trustee,
stating that, as of the Closing Date, the Trustee is the holder of the Park La
Brea Apartments Trust Mortgage Loan and directing the JP Morgan Series 2006-LDP8
Master Servicer to remit to Master Servicer No. 1 all amounts payable to, and to forward, deliver or otherwise make available to, Master Servicer No. 1 all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Park
La Brea Apartments Trust Mortgage Loan under the Park La Brea Apartments
Intercreditor Agreement and the JP Morgan Series 2006-LDP8 Pooling and Servicing
Agreement. Master Servicer No. 1 shall, within one Business Day of receipt thereof, deposit into the Collection Account all amounts received by it from the
JP Morgan Series 2006-LDP8 Master Servicer or any other party under the JP
Morgan Series 2006-LDP8 Pooling and Servicing Agreement with respect to the Park
La Brea Apartments Trust Mortgage Loan, or the Park La Brea Apartments Mortgaged
Property or any Park La Brea Apartments REO Property. In the event Master
Servicer No. 1 fails to so receive any amounts due to the Trust Fund as holder of the Park La Brea Apartments Trust Mortgage Loan under the Park La Brea
Apartments Intercreditor Agreement and the JP Morgan Series 2006-LDP8 Pooling
and Servicing Agreement by the Determination Date occurring in such calendar month, Master Servicer No. 1 shall notify the JP Morgan Series 2006-LDP8 Master
Servicer, the JP Morgan Series 2006-LDP8 Trustee, the Trustee and any Fiscal
Agent that such

                                      -119-

amounts due with respect to the Park La Brea Apartments Trust Mortgage Loan have not been received (specifying the amount of such deficiency).

            SECTION 3.03.  Collection of Taxes, Assessments and Similar Items;
                           Servicing Advances; Servicing Accounts; Reserve
                           Accounts.

            (a)   Each Master Servicer shall, as to all Serviced Mortgage Loans establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan documents;
provided that, in the case of a Loan Combination, if the related Servicing
Account includes funds with respect to any other Serviced Mortgage Loan, then the applicable Master Servicer shall maintain a separate sub-account of such
Servicing Account that relates solely to such Loan Combination. Each Servicing
Account with respect to a Serviced Mortgage Loan shall be an Eligible Account unless not permitted by the terms of the applicable Mortgage Loan documents.
Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Serviced Mortgage
Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i)
consistent with the related Mortgage Loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any environmental insurance policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing
Advance was made, to reimburse the applicable Master Servicer, the Special
Servicer, the Trustee or any Fiscal Agent, as the case may be, for any such
Servicing Advance (provided that any interest thereon may only be withdrawn from its Collection Account), (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required by law or the related Mortgage Loan documents and as described below, to Mortgagors on balances in the respective Servicing Accounts; (v) to pay the applicable Master
Servicer interest and investment income on balances in the Servicing Accounts as described in Section 3.06(b), if and to the extent not required by law or the terms of the related Mortgage Loan documents to be paid to the Mortgagor; (vi)
during an event of default under the related Serviced Mortgage Loan, for any other purpose permitted by the related Mortgage Loan documents, applicable law and the Servicing Standard; (vii) to withdraw amounts deposited in error; (viii)
to clear and terminate the Servicing Accounts at the termination of this
Agreement in accordance with Section 9.01; or (ix) only as, when and to the extent permitted under the Mortgage Loan documents, to effect payment of accrued and unpaid late charges, default interest and other reasonable fees. To the extent permitted by law or the applicable Mortgage Loan documents, funds in the
Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Mortgage Loan documents. Each Master Servicer shall pay or cause to be paid to the applicable Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts maintained thereby, if required by law or the terms of the related Serviced Mortgage Loan. If either Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting the
Loan REMIC, REMIC I, REMIC II, Grantor Trust A-2FL, Grantor Trust AJ-FL or
Grantor Trust E. If for any reason any Escrow Payments or Reserve Funds are received by the Special Servicer, then promptly after such receipt, and in any event within two Business Days of such receipt,

                                      -120-

the Special Servicer shall remit such Escrow Payments to the applicable Master
Servicer for deposit in the applicable Servicing Account(s).

            (b)   Each Master Servicer, with respect to Serviced Mortgage Loans serviced thereby that are not Specially Serviced Mortgage Loans, or the Special
Servicer with respect to Specially Serviced Mortgage Loans and Serviced REO
Loans, shall (i) maintain accurate records with respect to the related Mortgaged
Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Mortgage
Loan required the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the applicable Master Servicer shall apply Escrow Payments (at the direction of the
Special Servicer for Specially Serviced Mortgage Loans and Serviced REO Loans)
as allowed under the terms of the related Serviced Mortgage Loan or, if such
Serviced Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the applicable Master Servicer shall, as to all
Serviced Mortgage Loans, use reasonable efforts consistent with the Servicing
Standard to cause the Mortgagor to comply with the requirement of the related
Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged
Property for nonpayment of such items.

            (c)   Each Master Servicer shall, as to all Serviced Mortgage Loans, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of the costs and expenses described in the definition of "Servicing
Advances", provided that neither Master Servicer shall make any Servicing
Advance prior to the penalty date or cancellation date, as applicable, if the applicable Master Servicer reasonably anticipates in accordance with the
Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date, and provided, further, that neither Master
Servicer shall be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the
Mortgagors, and in the case of REO Properties, from the operating revenues related thereto, and further as provided in Section 3.05(a) and/or Section
3.05(e). No costs incurred by either Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Trustee's calculation of monthly distributions to
Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Mortgage Loans, notwithstanding that the terms of such Serviced
Mortgage Loans so permit. The foregoing shall in no way limit the applicable
Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

            The Special Servicer shall give the applicable Master Servicer, the
Trustee and any Fiscal Agent not less than five Business Days' notice (or, in an emergency situation, not less than two Business Days' notice) with respect to
Servicing Advances to be made on any Specially Serviced Mortgage Loan or
Administered REO Property, before the date on which the applicable Master
Servicer is required to

                                      -121-

make any Servicing Advance with respect to a given Serviced Mortgage Loan or
Administered REO Property; provided, however, that the Special Servicer may
(without implying any duty to do so) make any Servicing Advance on a Specially
Serviced Mortgage Loan or Administered REO Property only as may be required on an urgent or emergency basis. In addition, the Special Servicer shall provide the applicable Master Servicer, the Trustee and any Fiscal Agent with such information in its possession as the applicable Master Servicer, the Trustee or any Fiscal Agent, as applicable, may reasonably request to enable the applicable
Master Servicer, the Trustee or any Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable
Servicing Advance. The Special Servicer shall not be entitled to deliver such a notice (other than for emergency Servicing Advances) more frequently than once per calendar month (although such notice may relate to more than one Servicing
Advance). The Master Servicer to whom the Special Servicer has given notice (as contemplated above) regarding a Servicing Advance that is to be made will have the obligation to make any such Servicing Advance (other than a Nonrecoverable
Servicing Advance) that it is so requested by the Special Servicer to make, within five Business Days after such Master Servicer's receipt of such request.
If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the applicable Master Servicer to make with respect to any Specially
Serviced Mortgage Loan or Administered REO Property (regardless of whether or not such Master Servicer shall make such Servicing Advance). The applicable
Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest accrued thereon, at the same time, in the same manner and to the same extent as such Master Servicer is entitled with respect to any other Servicing Advances made thereby. Any request by the Special Servicer that a Master Servicer make a
Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance,
and the applicable Master Servicer shall be entitled to (but shall have no obligation to) conclusively rely on such determination. On the fourth Business
Day before each Distribution Date, the Special Servicer shall report to the applicable Master Servicer the Special Servicer's determination that any
Servicing Advance previously made with respect to a Specially Serviced Mortgage
Loan or Serviced REO Loan is a Nonrecoverable Servicing Advance. The applicable
Master Servicer shall act in accordance with such determination and shall be entitled to rely conclusively on such determination; provided that, no party hereto may reverse any determination made by another party hereto that a
Servicing Advance is a Nonrecoverable Advance.

            No later than 1:00 p.m., New York City time, on the first
Determination Date that follows the date on which it makes any Servicing
Advance, the Special Servicer shall provide the applicable Master Servicer an
Officer's Certificate (via facsimile) setting forth the details of the Servicing
Advance, upon which such Master Servicer may conclusively rely in reimbursing the Special Servicer. The applicable Master Servicer shall be obligated, out of its own funds, to reimburse the Special Servicer for any unreimbursed Servicing
Advances (other than Nonrecoverable Servicing Advances) made by the Special
Servicer together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any such reimbursement, together with any accompanying payment of interest, shall be made by the applicable Master Servicer, by wire transfer of immediately available funds to an account designated by the Special Servicer, no later than the first P&I
Advance Date that is at least three (3) Business Days after the date on which such Master Servicer receives the corresponding Officer's Certificate contemplated by the prior sentence; provided that any such Officer's Certificate received after 1:00 p.m., New York City time, on any particular date shall, for purposes of any such reimbursement, be deemed received on the next succeeding
Business Day. Upon its reimbursement to the Special Servicer of any Servicing
Advance and payment to the Special Servicer

                                      -122-

of interest thereon, the applicable Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, such
Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest accrued thereon, at the same time, in the same manner and to the same extent as such Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

            Notwithstanding the foregoing provisions of this Section 3.03(c), a
Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if such
Master Servicer determines that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is
a Nonrecoverable Servicing Advance. The subject Master Servicer shall notify the
Special Servicer in writing of such determination and, if applicable, such
Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a) or 3.05(e).

            If a Master Servicer is required under any provision of this
Agreement (including, but not limited to, this Section 3.03(c)) to make a
Servicing Advance, but does not do so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of such Master Servicer, give written notice of such failure to such Master Servicer. If such Servicing
Advance is not made by the subject Master Servicer within five Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such
Servicing Advance. If the Trustee does not make such Servicing Advance within such period, any Fiscal Agent shall make such Servicing Advance within such period. Any failure by a Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by such Master Servicer subject to and as provided in Section 7.01.

            (d)   In connection with its recovery of any Servicing Advance from a Collection Account pursuant to Section 3.05(a) or from a Loan Combination
Custodial Account pursuant to Section 3.05(e) or from a Servicing Account or
Reserve Fund pursuant to Section 3.03(a), as applicable, each of the Master
Servicers, the Special Servicer, the Trustee and any Fiscal Agent shall be entitled to receive, out of amounts then on deposit in the applicable Collection
Account as provided in Section 3.05(a) or in such Loan Combination Custodial
Account as provided in Section 3.05(e), as applicable, any unpaid interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable: first, out of Default Charges received on the related Serviced Mortgage
Loans and Administered REO Properties during the Collection Period in which such reimbursement is made, and then, to the extent that such Default Charges are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, from general collections on the Trust
Mortgage Loans then on deposit in the applicable Collection Account or in such
Loan Combination Custodial Account, as applicable; provided that interest on
Servicing Advances with respect to a Loan Combination or any related Loan
Combination Mortgaged Property shall, to the maximum extent permitted under the related Loan Combination Intercreditor Agreement, be payable out of amounts then on deposit in the related Loan Combination Custodial Account and otherwise payable to the related B-Note Loan Holder and/or payments having then been received from the related B-Note Loan Holder under the related Loan Combination
Intercreditor Agreement for such purpose. Subject to any exercise of the option to defer reimbursement for Advances pursuant to Section 4.03(f), the applicable
Master Servicer shall reimburse itself, the Special Servicer, the Trustee or any

                                      -123-

Fiscal Agent, as the case may be, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by such Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the applicable Master Servicer on or prior to the date the related
Servicing Advance was made.

            (e)   The determination by a Master Servicer or the Special Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed
Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the
Trustee, any Fiscal Agent, the Depositor and, in the case of a Loan Combination, the related Non-Trust Noteholder(s), setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the applicable Collection Account pursuant to Section 3.05(a) or, in the case of a Loan Combination, out of the related Loan Combination Custodial
Account pursuant to Section 3.05(e)) of the related Mortgaged Property or REO
Property, as the case may be, which Appraisal shall be obtained pursuant to
Section 3.09(a) by the applicable Master Servicer, or by or on behalf of the
Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan (or, if no
such Appraisal has been performed, a copy of an Appraisal of the related
Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged
Property that would draw into question the applicability of such Appraisal) and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the applicable
Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee and any Fiscal Agent shall act in accordance with any determination made by the applicable Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance and shall be entitled to rely, conclusively, on such determination by such Master Servicer or the Special Servicer; provided, however, that if such Master Servicer has failed to make a Servicing Advance for reasons other than a determination by such Master Servicer or the Special Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee or any Fiscal Agent shall make such
Servicing Advance within the time periods required by Section 3.03(c) unless the
Trustee or any Fiscal Agent in good faith makes a determination that such
Servicing Advance would be a Nonrecoverable Advance. The applicable Person shall consider Unliquidated Advances in respect of prior Servicing Advances as outstanding Advances for purposes of recoverability determinations as if such
Unliquidated Advance were a Servicing Advance.

            (f)   Each Master Servicer shall, as to all Serviced Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve
Accounts"), into which all Reserve Funds, if any, shall be deposited and retained; provided that, in the case of a Loan Combination, if the related
Reserve Account includes funds with respect to any other Serviced Mortgage Loan, then the applicable Master Servicer shall maintain a separate sub-account of such Reserve Account that relates solely to such Loan Combination. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related
Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents, (ii) to pay the

                                      -124-

applicable Master Servicer interest and investment income earned on amounts in the Reserve Accounts if permitted under the related Mortgage Loan documents,
(iii) during an event of default under the related Serviced Mortgage Loan, for any other purpose permitted by the related Mortgage Loan documents, applicable law and the Servicing Standard and (iv) to withdraw funds deposited in error. To the extent permitted in the applicable Mortgage Loan documents, funds in the
Reserve Accounts to the extent invested may be only invested in Permitted
Investments in accordance with the provisions of Section 3.06. All Reserve
Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising the Loan REMIC,
REMIC I, REMIC II, Grantor Trust A-2FL, Grantor Trust AJ-FL and Grantor Trust E.
Consistent with the Servicing Standard, either Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged
Property must be completed.

            (g)   Notwithstanding anything to the contrary in this Agreement, but subject to the limitations on reimbursements in Section 4.03, a Master
Servicer may (and, at the direction of the Special Servicer if a Specially
Serviced Mortgage Loan or an Administered REO Property is involved, shall) pay directly out of its Collection Account or, with respect to a servicing expense relating to a Non-Trust Loan or related to a Loan Combination Mortgaged
Property, out of the related Loan Combination Custodial Account any servicing expense that, if paid by a Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance for the subject Serviced Mortgage
Loan or Administered REO Property; provided that the applicable Master Servicer
(or the Special Servicer, if a Specially Serviced Mortgage Loan or an
Administered REO Property is involved) has determined in accordance with the
Servicing Standard that making such payment is in the best interests of the
Certificateholders (as a collective whole) (or, with respect to a Loan
Combination, if paid out of the related Loan Combination Custodial Account, in the best interests of the Certificateholders and the related Non-Trust
Noteholder(s), as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee and the Controlling Class
Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. The applicable Master Servicer and the Special Servicer shall deliver a copy of any such Officer's Certificate (and accompanying information)
promptly to the other such Person.

            (h)   To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Serviced Mortgage Loan
(each of which Serviced Mortgage Loans is listed on Schedule VI hereto), the applicable Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Serviced Mortgage
Loan, the applicable Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(h), the applicable Master Servicer shall determine whether the Mortgagor has failed to perform its obligations under the respective Serviced Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

                                      -125-

            SECTION 3.04.  Collection Accounts, Interest Reserve Account,
                           Additional Interest Account, Distribution Account,
                           Gain-on-Sale Reserve Account and Loan Combination
                           Custodial Accounts.

            (a)   Each Master Servicer shall establish and maintain one or more accounts (as to each Master Servicer, a "Collection Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each Collection
Account shall be an Eligible Account. Each Master Servicer shall deposit or cause to be deposited in its Collection Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Trust Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by such Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Trust Mortgage Loans due and payable on or before the
Cut-off Date, which payments shall be delivered promptly to the applicable
Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from
Mortgagors which are to be used to purchase defeasance collateral, or payments
(other than Principal Prepayments) received by it on or prior to the Cut-off
Date but allocable to a period subsequent thereto:

                  (i)     all payments on account of principal of the Trust
      Mortgage Loans including Principal Prepayments;

                  (ii)    all payments on account of interest on the Trust
      Mortgage Loans including Additional Interest and Penalty Interest;

                  (iii)   all Prepayment Premiums, Yield Maintenance Charges and
      late payment charges received in respect of the Trust Mortgage Loans;

                  (iv)    all Insurance Proceeds and Liquidation Proceeds (other
      than Gain-on-Sale Proceeds) received in respect of any Trust Mortgage
      Loan, and together with any amounts representing recoveries of
      Workout-Delayed Reimbursement Amounts and/or Nonrecoverable Advances in
      respect of the related Trust Mortgage Loans, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged
      Property or released to the related Mortgagor;

                  (v)     any amounts required to be deposited by such Master
      Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

                  (vi)    any amounts required to be deposited by such Master
      Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

                  (vii)   any amounts required to be transferred from an REO
      Account pursuant to Section 3.16(c);

                  (viii)  any amount in respect of Purchase Prices and
      Substitution Shortfall Amounts pursuant to Section 2.03(b);

                                      -126-

                  (ix)    any amount required to be deposited by such Master
      Servicer pursuant to Section 3.19(a) in connection with Prepayment
      Interest Shortfalls and Casualty/Condemnation Interest Shortfalls;

                  (x)     any amount paid by or on behalf of a Mortgagor to
      cover items for which a Servicing Advance has been previously made, and payments collected in respect of Unliquidated Advances;

                  (xi)    any amounts representing a reimbursement, payment
      and/or contribution due and owing to the Trust from a Non-Trust Noteholder in accordance with the related Loan Combination Intercreditor Agreement;

                  (xii)   any amounts required to be transferred from any Loan
      Combination Custodial Account pursuant to Section 3.05(e); and

                  (xiii)  all remittances to the Trust under the JP Morgan
      Series 2006-LDP8 Pooling and Servicing Agreement and/or the Park La Brea
      Apartments Intercreditor Agreement with respect to the Park La Brea
      Apartments Trust Mortgage Loan or any Park La Brea Apartments REO
      Property.

provided that, in the case of a Trust Mortgage Loan that is part of a Loan
Combination, any amounts required to be deposited in the related Loan
Combination Custodial Account, pursuant to Section 3.04(h), shall first be so deposited therein and shall thereafter be transferred to the applicable
Collection Account only to the extent provided in Section 3.05(e).

            Notwithstanding the foregoing requirements, neither Master Servicer shall be obligated to deposit into the related Collection Account any amount that such Master Servicer would be authorized to withdraw immediately from such
Collection Account in accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto.

            The foregoing requirements for deposit in the Collection Accounts shall be exclusive. Notwithstanding the foregoing, actual payments from
Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve
Accounts, and amounts that the applicable Master Servicer and the Special
Servicer are entitled to retain as additional servicing compensation pursuant to
Sections 3.11(b) and (d), need not be deposited by such Master Servicer in its
Collection Account. If either Master Servicer shall deposit in its Collection
Account any amount not required to be deposited therein, it may at any time withdraw such amount from its Collection Account, any provision herein to the contrary notwithstanding. Each Master Servicer shall promptly deliver to the
Special Servicer as additional special servicing compensation in accordance with
Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances or Additional Trust Fund Expenses as provided in Sections 3.03(d),3.12 and 4.03(d) or otherwise applied pursuant to
Section 3.26) and other transaction fees or other expenses received by such
Master Servicer to which the Special Servicer is entitled pursuant to Section
3.11 upon receipt of a certificate of a Servicing Officer of the Special
Servicer describing the item and amount. The Collection Accounts shall be maintained as a segregated accounts, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicers.

                                      -127-

            Upon receipt of any of the amounts described in clauses (i) through
(iv), (x) and (xi) of the second preceding paragraph with respect to any
Serviced Trust Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the applicable Master Servicer for deposit into its
Collection Account in accordance with the second preceding paragraph or any related Loan Combination Custodial Account pursuant to Section 3.04(h), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement.
Any such amounts received by the Special Servicer with respect to an
Administered REO Property shall be deposited by the Special Servicer into the related REO Account and remitted to the applicable Master Servicer for deposit into its Collection Account or any applicable Loan Combination Custodial
Account, as the case may be, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special
Servicer shall endorse such check to the order of the applicable Master Servicer and shall deliver promptly, but in no event later than two Business Days after receipt, any such check to the applicable Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b)   The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at its Corporate Trust
Office to be held in trust for the benefit of the Certificateholders. The
Distribution Account shall be an Eligible Account. Each Master Servicer shall deliver to the Trustee each month on or before 2:00 p.m. (New York City time) on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the
Available Distribution Amount (calculated without regard to clauses (a)(ii),
(a)(v), (b)(ii)(B) and (b)(v) of the definition thereof) for the related
Distribution Date then on deposit in such Master Servicer's Collection Account, together with (i) any Prepayment Premiums and/or Yield Maintenance Charges
received on the related Trust Mortgage Loans during the related Collection
Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second or third, as applicable, paragraph of Section
9.01.

            In addition, each Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

                  (i)     any P&I Advances required to be made by such Master
      Servicer in accordance with Section 4.03(a); and

                  (ii)    the aggregate purchase price paid in connection with
      the purchase by such Master Servicer of all of the Trust Mortgage Loans and any REO Properties (net of any portion of such aggregate purchase price to be paid to any Non-Trust Noteholder(s)) pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in its
      Collection Account pursuant to Section 9.01.

            If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to the Depository based on information reported to it by each Master Servicer pursuant to Section 3.12, and the funds (including, but not limited to, unscheduled payments, late payments,
Principal Prepayments or Balloon Payments) remitted to it by a Master Servicer differ in amount from what was reported to the Trustee by such Master Servicer, the Trustee shall use

                                      -128-

commercially reasonable efforts to cause the Depository to revise the related distribution and make such revised distribution on a timely basis on such
Distribution Date, but there can be no assurance that the Depository can do so.
The Trustee, the Master Servicers, the Special Servicer and any Fiscal Agent
shall not be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such revised distribution to the Certificateholders. In addition, if the Trustee incurs out-of-pocket expenses, despite reasonable efforts to avoid and mitigate such expenses, as a consequence of attempting to revise such distribution to the Depository, the
Trustee shall be entitled to reimbursement from the Trust Fund, payable from amounts on deposit in the Distribution Account.

            The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein. The Trustee shall also deposit into the
Distribution Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to
Permitted Investments of funds held in the Distribution Account.

            (c)   The Trustee shall establish and maintain one or more accounts
(which may be sub-accounts of the Distribution Account) (collectively, the
"Interest Reserve Account"), in trust for the benefit of the Certificateholders.
The Interest Reserve Account shall be an Eligible Account. On or before each
Distribution Date in February and, during each year that is not a leap year,
January, the Trustee shall withdraw from the Distribution Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve
Loan for such Distribution Date (such withdrawal from the Distribution Account to be made out of general collections on the Mortgage Pool including any related
P&I Advance that was deposited in the Distribution Account). The Trustee shall also deposit into the Interest Reserve Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest
Reserve Account.

            (d)   [RESERVED].

            (e)   The Trustee shall establish (upon notice from the Special
Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in trust for the benefit of the
Certificateholders. The Gain-on-Sale Reserve Account shall be an Eligible
Account. The Gain-on-Sale Reserve Account shall be maintained as a segregated account or a sub-account of the Distribution Account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee.

            Upon the liquidation of a Trust Specially Serviced Mortgage Loan or the disposition of any Administered REO Property in accordance with Section 3.09 or Section 3.18 or the liquidation of the Park La Brea Apartments Trust Mortgage
Loan or the disposition of any Park La Brea Apartments REO Property in accordance with the JP Morgan Series 2006-LDP8 Pooling and Servicing Agreement
and/or the Park La Brea Apartments Intercreditor Agreement, the Special Servicer
(or, in the case of the Park La Brea Apartments Trust Mortgage Loan or any Park
La Brea Apartments REO Property, Master Servicer No. 1), shall calculate the
Gain-on-Sale Proceeds, if any, realized in connection with such event and remit such funds to the Trustee for deposit into the Gain-on-Sale Reserve Account. The
Trustee shall deposit into the Gain-on-Sale Reserve Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the
Gain-on-Sale Reserve Account.

                                      -129-

            (f)   The Trustee shall establish and maintain the Floating Rate
Account, which shall consist of two sub-accounts. One of those sub-accounts (the
"Class A-2FL Sub-Account") shall be held in trust for the benefit of the Holders of the Class A-2FL Certificates and the Class A-2FL Swap Counterparty, as their interests may appear, and the other such sub-account (the "Class AJ-FL
Sub-Account") shall be held in trust for the benefit of the Holders of the Class
AJ-FL Certificates and the Class AJ-FL Swap Counterparty, as their interests may appear. The Floating Rate Account shall be established and maintained as an
Eligible Account consisting of the two sub-accounts described in the preceding sentence or, subject to Section 3.04(g), two subaccounts of the Distribution
Account. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Floating Rate Account in accordance with the terms of this
Agreement. The Trustee shall, as and when required, deposit in the applicable sub-account of the Floating Rate Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Floating Rate Account and, to the extent permitted by Section 3.06, may withdraw any Net Investment
Earnings from the applicable sub-account of the Floating Rate Account. The
Trustee shall deposit into the applicable sub-account of the Floating Rate
Account (i.e., the Class A-2FL Sub-Account, in the case of clauses (i) and (iii)
of this sentence, and the Class AJ-FL Sub-Account, in the case of clauses (ii)
and (iv) of this sentence): (i) all amounts distributable with respect to the
Class A-2FL REMIC II Regular Interest pursuant to Sections 4.01 and 9.01 for each Distribution Date; (ii) all amounts distributable with respect to the Class
AJ-FL REMIC II Regular Interest pursuant to Sections 4.01 and 9.01 for each
Distribution Date; (iii) upon receipt, all amounts received from the Class A-2FL
Swap Counterparty under the Class A-2FL Swap Agreement intended for distribution on the Class A-2FL Certificates; and (iv) upon receipt, all amounts received from the Class AJ-FL Swap Counterparty under the Class AJ-FL Swap Agreement intended for distribution on the Class AJ-FL Certificates.

            (g)   Notwithstanding that any of the Interest Reserve Account, the
Additional Interest Account or the Gain-on-Sale Reserve Account may be a
sub-account of the Distribution Account for reasons of administrative convenience, each of the Interest Reserve Account, the Additional Interest
Account, the Gain-on-Sale Reserve Account and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (h)   With respect to each of the Konover Hotel Portfolio Loan
Combination and the 92-30 Roosevelt Loan Combination following the occurrence of a "Material Default" within the meaning of the related Loan Combination
Intercreditor Agreement, the applicable Master Servicer shall establish and maintain, or cause to be established and maintained, one or more separate accounts for each Loan Combination (collectively, as to each Loan Combination, the related "Loan Combination Custodial Account") (which may be a sub-account of such Master Servicer's Collection Account), into which, subject to the related
Loan Combination Intercreditor Agreement, such Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business
Day following its receipt of available funds) the following payments and collections received after the Closing Date:

                                      -130-

                  (i)     all payments on account of principal, including
      Principal Prepayments, on such Loan Combination;

                  (ii)    all payments on account of interest, including Penalty
      Interest, on such Loan Combination;

                  (iii)   all Prepayment Premiums, Yield Maintenance Charges and
      late payment charges on such Loan Combination;

                  (iv)    all Insurance Proceeds and Liquidation Proceeds (other
      than Gain-on-Sale Proceeds, and, insofar as they relate to the purchase or other acquisition of the related Trust Mortgage Loan that is part of such
      Loan Combination, other than Liquidation Proceeds described in clauses
      (iv) - (ix) of the definition of "Liquidation Proceeds", which amounts shall be required to be deposited in such Master Servicer's Collection
      Account) received in respect of such Loan Combination and together with any amounts representing recoveries of Workout-Delayed Reimbursement
      Amounts or Nonrecoverable Advances in respect of such Loan Combination, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related
      Mortgagor;

                  (v)     any amounts required to be deposited by such Master
      Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Loan Combination
      Custodial Account;

                  (vi)    any amounts required to be deposited by such Master
      Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

                  (vii)   any amounts required to be transferred to such Loan
      Combination Custodial Account from the related REO Account pursuant to
      Section 3.16(c);

                  (viii)  insofar as they do not constitute Escrow Payments, any amounts paid by or on behalf of the related Mortgagor with respect to such
      Loan Combination specifically to cover items for which a Servicing Advance has been made; and

                  (ix)    any amounts representing a reimbursement, payment
      and/or contribution due and owing to a party other than the Trust from a related Non-Trust Noteholder in accordance with the related Loan
      Combination Intercreditor Agreement and any amounts representing a cure payment made by a related Non-Trust Noteholder in accordance with the related Loan Combination Intercreditor Agreement.

            Notwithstanding the foregoing requirements, the applicable Master
Servicer need not deposit into the applicable Loan Combination Custodial Account any amount that such Master Servicer would be authorized to withdraw immediately from such Loan Combination Custodial Account in accordance with the terms of
Section 3.05 and shall be entitled to instead pay such amount directly to the
Person(s) entitled thereto.

            The foregoing requirements for deposit by the applicable Master
Servicer in a Loan Combination Custodial Account shall be exclusive, it being understood and agreed that actual payments

                                      -131-

from the Mortgagor(s) in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, assumption application fees, modification fees, extension fees, defeasance fees, earn-out fees, amounts collected for Mortgagor checks returned for insufficient funds or other amounts that such Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by such Master Servicer in a Loan Combination Custodial Account. If the
applicable Master Servicer shall deposit in a Loan Combination Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Loan Combination Custodial Account. The applicable Master
Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by such Master Servicer with respect to any Loan
Combination, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special
Servicer describing the item and amount. Each Loan Combination Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the applicable Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to a Loan
Combination, the Special Servicer shall promptly, but in no event later than one
Business Day after receipt, remit such amounts to the applicable Master Servicer for deposit into the related Loan Combination Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the applicable
Master Servicer, unless the Special Servicer determines, consistent with the
Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a Loan Combination REO
Property shall initially be deposited by the Special Servicer into the related
REO Account and thereafter remitted to the applicable Master Servicer for deposit into the related Loan Combination Custodial Account, all in accordance with Section 3.16(c).

            (i)   Notwithstanding that any Loan Combination Custodial Account may be a sub-account of a Collection Account for reasons of administrative convenience, each Loan Combination Custodial Account and such Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the applicable Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The applicable Master Servicer shall indemnify and hold harmless the Trust Fund and each Non-Trust Noteholder against any losses arising out of the failure by such
Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the applicable Master Servicer and appointment of a successor Master Servicer.

            (j)   Funds in the Collection Accounts, the Distribution Account,
any Loan Combination Custodial Account, the Gain-on-Sale Reserve Account, the
Interest Reserve Account and the Additional Interest Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06.
The Master Servicers shall give written notice to the Trustee, the Special
Servicer and the Rating Agencies of the location of their Collection Accounts and any Loan

                                      -132-

Combination Custodial Account as of the Closing Date and of the new location of each such account prior to any change thereof. The Trustee shall give written notice to the Master Servicers, the Special Servicer and the Rating Agencies of
any new location of the Distribution Account prior to any change thereof.

            SECTION 3.05.  Permitted Withdrawals From the Collection Accounts,
                           the Interest Reserve Account, the Additional Interest
                           Account, the Distribution Account and the Loan
                           Combination Custodial Accounts.

            (a)   Each Master Servicer may, from time to time, make withdrawals from its Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i)     to remit to the Trustee for deposit in the
      Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

                  (ii)    to reimburse any Fiscal Agent, the Trustee and itself,
      in that order, for unreimbursed P&I Advances in respect of any Trust
      Mortgage Loan or Trust REO Loan (exclusive of any Serviced Trust Mortgage
      Loan that is part of a Loan Combination and any successor Trust REO Loan with respect thereto), any Fiscal Agent's, the Trustee's and such Master
      Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest (net of related Master Servicing
      Fees and, in the case of the Park La Brea Apartments Trust Mortgage Loan, net of the related JP Morgan Series 2006-LDP8 Servicing Fee) and principal
      (net of any related Workout Fee or Principal Recovery Fee) received in respect of the particular Trust Mortgage Loan or Trust REO Loan (exclusive of any Serviced Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan with respect thereto) as to which such P&I
      Advance was made; provided, however, that if such P&I Advance becomes a
      Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage Loans and related REO
      Properties on deposit in such Master Servicer's Collection Account from time to time that represent principal to the extent provided in clause
      (vii) below (to be allocated between the Loan Groups as set forth in
      Section 1.02);

                  (iii)   to pay to itself and/or the holder of the Excess
      Servicing Strip earned and unpaid Master Servicing Fees, as allocable between such Master Servicer and such holder (if different from such
      Master Servicer), in respect of each Trust Mortgage Loan and Trust REO
      Loan (other than a Serviced Trust Mortgage Loan that is part of a Loan
      Combination and any successor Trust REO Loan with respect thereto), such
      Master Servicer's right to payment pursuant to this clause (iii) with respect to any such Trust Mortgage Loan or Trust REO Loan being limited to amounts received on or in respect of such Trust Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such
      Trust REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                                      -133-

                  (iv)    to pay to the Special Servicer earned and unpaid
      Special Servicing Fees in respect of each Trust Specially Serviced
      Mortgage Loan and Trust REO Loan;

                  (v)     to pay the Special Servicer (or, if applicable, a
      predecessor Special Servicer) earned and unpaid Workout Fees or Principal
      Recovery Fees in respect of each Trust Specially Serviced Mortgage Loan,
      Trust Corrected Mortgage Loan and/or Trust REO Loan (in each case other than a Serviced Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan with respect thereto), in the amounts and from the sources contemplated by Section 3.11(c);

                  (vi)    to reimburse any Fiscal Agent, the Trustee, itself or
      the Special Servicer, in that order, for any unreimbursed Servicing
      Advances in respect of any Serviced Trust Mortgage Loan, Serviced Trust
      REO Loan or related Administered REO Property (other than a Serviced Trust
      Mortgage Loan that is part of a Loan Combination or any successor Trust
      REO Loan with respect thereto or any related REO Property), any Fiscal
      Agent's, the Trustee's, such Master Servicer's and the Special Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited first to payments made by or on behalf of the related Mortgagor that are allocable to such Servicing
      Advance, and then to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Serviced
      Mortgage Loan or Administered REO Property as to which such Servicing
      Advance was made; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing
      Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage Loans and related REO Properties on deposit in such Master Servicer's Collection
      Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below (to be allocated between the Loan Groups as set forth in Section 1.02);

                  (vii)   (A) to reimburse any Fiscal Agent, the Trustee, itself
      or the Special Servicer, in that order, for any unreimbursed Advances that have been or are determined to be (1) Nonrecoverable Advances with respect to any Trust Mortgage Loan or any related REO Property and the portion of any P&I Advance that would have been reimbursable from a Late Collection of principal under clause (ii) above but for the application of a Workout
      Fee or Principal Recovery Fee to such Late Collection, first, out of REO
      Revenues, Liquidation Proceeds and Insurance Proceeds received on the related Trust Mortgage Loan, then out of the principal portion of general collections on the Mortgage Pool (to be allocated between the Loan Groups as set forth in Section 1.02), then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 4.03(f), out of other collections on the Trust
      Mortgage Loans and related REO Properties, and/or (2) Workout-Delayed
      Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Pool (to be allocated between the Loan Groups as set forth in Section 1.02), net of such amounts being reimbursed pursuant to (1) above, together with, in the case of a Nonrecoverable
      Advance, interest thereon being paid pursuant to clause (viii) below, or
      (B) to pay itself, with respect to any Trust Mortgage Loan or related REO
      Property (other than a Serviced Trust Mortgage Loan that is part of a Loan
      Combination or any successor Trust REO Loan or REO Property), any related earned Master Servicing Fee that remained unpaid in accordance with clause
      (iii) above

                                      -134-

      following a Final Recovery Determination made with respect to such Trust
      Mortgage Loan or related REO Property and the deposit into such Master
      Servicer's Collection Account of all amounts received in connection therewith;

                  (viii)  at such time as it reimburses any Fiscal Agent, the
      Trustee, itself or the Special Servicer, in that order, for any unreimbursed Advance (excluding any such Advance that constitutes a
      Workout-Delayed Reimbursement Amount for which interest was paid under clause (vii) above) pursuant to clause (ii), (vi) or (vii) above, to pay any Fiscal Agent, the Trustee, itself or the Special Servicer, as the case may be, in that order, any unpaid interest accrued and payable thereon in accordance with Section 3.03(c), 3.03(d) or 4.03(d), as applicable; such
      Master Servicer's, the Special Servicer's, the Trustee's and/or any Fiscal
      Agent's right to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) in the case of interest on an Advance that has been or is determined to be a
      Nonrecoverable Advance, out of the sources out of which the related
      Advance may be satisfied as provided in clause (vii) above, as the case may be, and (B) in the case of interest on an Advance that has not been determined to be a Nonrecoverable Advance, (1) out of Default Charges
      collected on or in respect of the related Trust Mortgage Loan or Trust REO
      Loan during the Collection Period in which such Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), and
      (2) to the extent that the Default Charges described in the immediately preceding clause (1) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Trust
      Mortgage Loans and any related REO Properties on deposit in such Master
      Servicer's Collection Account;

                  (ix)    to pay for property inspection costs and expenses
      incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to
      Section 3.12(a);

                  (x)     (A) to pay itself, as additional servicing
      compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in such Master
      Servicer's Collection Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to such Collection
      Account for any Investment Period; and (2) any Prepayment Interest
      Excesses (after deduction of the amounts required to be deposited by such
      Master Servicer in such Collection Account for the related Distribution
      Date pursuant to Section 3.19(a) in connection with Prepayment Interest
      Shortfalls and Casualty/Condemnation Interest Shortfalls); and (B) to pay
      itself and the Special Servicer, as additional servicing compensation in accordance with Sections 3.11(b) and 3.11(d), respectively, Default
      Charges to the extent provided in clause fourth of Section 3.26(a);

                  (xi)    to pay for the cost of an independent appraiser or
      other expert in real estate matters retained pursuant to Section 3.03(e),
      3.09(a), 3.18 or 4.03(c), to the extent such cost is not required to be advanced hereunder;

                  (xii)   to pay itself, the Special Servicer, the Depositor, or
      any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

                  (xiii)  to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of
      Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), (C)
      the cost of an Opinion of Counsel contemplated by Section

                                      -135-

      11.01(a), 11.01(b) or 11.01(c) in connection with any amendment to this
      Agreement requested by such Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of
      Certificateholders, and (D) the cost of recording this Agreement in accordance with Section 11.02(a);

                  (xiv)   to pay itself, the Special Servicer, any of the
      Mortgage Loan Sellers, the Plurality Subordinate Certificateholder or any
      other Person, as the case may be, with respect to each Trust Mortgage
      Loan, if any, previously purchased by such Person pursuant to this
      Agreement and/or a related Loan Combination Intercreditor Agreement or mezzanine intercreditor agreement, all amounts received thereon subsequent to the date of purchase;

                  (xv)    to pay, out of general collections on the Mortgage
      Pool on deposit in such Master Servicer's Collection Account, to a
      Non-Trust Noteholder, any amount (other than normal monthly payments)
      specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related Trust Mortgage Loan that is a part of the related Loan Combination or any successor REO Loan with respect thereto, pursuant to the terms of the related Loan Combination
      Intercreditor Agreement;

                  (xvi)   to reimburse any Fiscal Agent, the Trustee, such
      Master Servicer and/or the Special Servicer, as applicable, for unreimbursed Advances, unpaid Master Servicing Fees and/or any unpaid interest on any Advances, but only to the extent that such items relate to a Trust Mortgage Loan that is part of a Loan Combination or any successor
      Trust REO Loan, each such party's respective rights to reimbursement pursuant to this clause (xvi) being limited to amounts on deposit in such
      Master Servicer's Collection Account that represent Liquidation Proceeds described in clauses (iv) through (ix) of the definition thereof; provided that, such items may only be reimbursed to any party pursuant to this clause (xvi) if and to the extent that such items have not been or are not simultaneously being reimbursed to such party pursuant to Section 3.05(e);
      and provided, further, that the amount of any unpaid Master Servicing
      Fees, unreimbursed Advances and/or unpaid interest on Advances reimbursable to any party pursuant to this clause (xvi) shall be reduced by any related unpaid Master Servicing Fees, unreimbursed Advances and unpaid interest on Advances in respect of the subject Trust Mortgage Loan or Trust REO Loan which, following the purchase or sale from which the subject Liquidation Proceeds have been derived, will continue to be payable or reimbursable under the related Loan Combination Intercreditor
      Agreement and/or any successor servicing agreement with respect to the related Loan Combination to the Master Servicer and/or the Special
      Servicer (and which amounts shall no longer be payable hereunder) if the
      Master Servicer and/or the Special Servicer has agreed to continue acting as a master servicer or special servicer, as the case may be, of the related Loan Combination following the removal of the related Trust
      Mortgage Loan from the Trust Fund;

                  (xvii)  to remit to the Trustee for deposit into the
      Additional Interest Account the amounts required to be deposited pursuant to Section 3.04(d);

                  (xviii) to pay, out of general collections on the Mortgage
      Pool as are then on deposit in the Collection Account, to the JP Morgan
      Series 2006-LDP8 Applicable Servicer or the JP Morgan Series 2006-LDP8
      Trustee, any amount payable by the Trust, in its capacity as

                                      -136-

      holder of the Park La Brea Apartments Trust Mortgage Loan, pursuant to the terms of the Park La Brea Apartments Intercreditor Agreement;

                  (xix)   to pay the cost of any Environmental Assessment (to
      the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c);

                  (xx)    to withdraw any amounts deposited in error;

                  (xxi)   to withdraw any other amounts that this Agreement
      expressly provides may be withdrawn from such Master Servicer's Collection
      Account; and

                  (xxii)  to clear and terminate such Master Servicer's
      Collection Account at the termination of this Agreement pursuant to
      Section 9.01.

            Each Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from its Collection Account pursuant to clauses (ii)-(xix) above and such records shall be sufficient to determine the amounts attributable to REMIC
I or the Loan REMIC, as applicable.

            Each Master Servicer shall pay to the Special Servicer, the Trustee or any Fiscal Agent, on each P&I Advance Date from its Collection Account amounts permitted to be paid to the Special Servicer, the Trustee or any Fiscal
Agent therefrom based on a certificate of a Servicing Officer of the Special
Servicer or of a Responsible Officer of the Trustee or any Fiscal Agent,
received not later than 1:00 p.m. (New York City time) on the immediately preceding Determination Date and describing the item and amount to which the
Special Servicer, the Trustee or any Fiscal Agent, as the case may be, is entitled. The Master Servicers may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special
Servicer shall keep and maintain separate accounting for each Specially Serviced
Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the
Collection Accounts. With respect to each Mortgage Loan for which it makes an
Advance, the Trustee and any Fiscal Agent shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the Collection Accounts for reimbursements of Advances or interest thereon.

            In addition, but subject to the preceding provisions of this Section
3.05(a), if at any time a Master Servicer is entitled to make a payment, reimbursement or remittance from its Collection Account, and the payment, reimbursement or remittance can be made from funds on deposit in such Collection
Account without any requirement that they be paid, reimbursed or remitted from funds that relate to a particular Mortgage Loan and the amounts on deposit in such Collection Account that are available to make such payment, reimbursement or remittance are insufficient and the amounts on deposit in the other Master
Servicer's Collection Account are sufficient to make up any shortfall in the requesting Master Servicer's Collection Account, then such other Master Servicer shall withdraw such funds from its Collection Account and make such payment, reimbursement or remittance within three (3) Business Days following a written request therefor from the requesting Master Servicer, which request shall be accompanied by an Officer's Certificate (1) either (x) stating that the requesting Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent
or another particular Person, as applicable, is entitled to such payment, reimbursement or remittance (and setting forth the nature and amount of

                                      -137-

such payment, reimbursement or remittance and the party entitled thereto) or (y)
forwarding a copy of any Officer's Certificate or other information provided by the Special Servicer, the Trustee or any Fiscal Agent or any comparable certification from another particular Person, as the case may be, that states that such Person is entitled to such payment, reimbursement or remittance (and the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) and (2) stating that the requesting Master Servicer does not then have on deposit in its Collection Account funds sufficient for such payment, reimbursement or remittance; provided, however, that prior to determining whether there are sufficient funds available to make, and prior to making such requested payment, reimbursement or remittance to the requesting
Master Servicer, such other Master Servicer shall be entitled to apply the amounts on deposit in its Collection Account to make any payment, remittance or reimbursement permitted to be made by such other Master Servicer pursuant to clauses (ii)-(xxi) above.

            In connection with any payments required to be made to a Non-Trust
Noteholder in accordance with Section 3.05(a)(xv), the applicable Master
Servicer may request a written statement from such Non-Trust Noteholder, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Loan
Combination Intercreditor Agreement pursuant to which such party believes it is entitled to reimbursement; provided that such Master Servicer may not condition payments required to be made to a Non-Trust Noteholder in accordance with
Section 3.05(a)(xv) upon receipt of such a written statement (other than as permitted under the related Loan Combination Intercreditor Agreement); and
provided, further, that to the extent such a written statement from a Non-Trust
Noteholder is received by such Master Servicer, such Master Servicer may conclusively rely, absent manifest error and consistent with the Servicing
Standard, upon such statement as to the nature and amount of the item for which reimbursement is sought. In connection with any payments required to be made to the JP Morgan Series 2006-LDP8 Applicable Servicer or the JP Morgan Series
2006-LDP8 Trustee in accordance with Section 3.05(a)(xviii), Master Servicer No.
1 may request a written statement from a responsible officer of the JP Morgan
Series 2006-LDP8 Applicable Servicer and/or the JP Morgan Series 2006-LDP8
Trustee, as applicable, describing the nature and amount of the item for which such party is seeking reimbursement and setting forth the provision(s) of the
Park La Brea Apartments Intercreditor Agreement pursuant to which such party believes it is entitled to reimbursement; provided that Master Servicer No. 1 may not condition payments required to be made to such party in accordance with
Section 3.05(a)(xviii) upon receipt of such a written statement (other than as permitted under the Park La Brea Apartments Intercreditor Agreement); and
provided, further, that to the extent such a written statement from the JP
Morgan Series 2006-LDP8 Applicable Servicer or the JP Morgan Series 2006-LDP8
Trustee is received by Master Servicer No. 1; Master Servicer No. 1 (unless it also acting as the JP Morgan Series 2006-LDP8 Applicable Servicer) may
conclusively rely, absent manifest error and consistent with the Servicing
Standard, upon such statement as to the nature and amount of the item for which reimbursement is sought.

            (b)   The Trustee may, from time to time, make withdrawals from the
Distribution Account for any of the following purposes (in no particular order of priority):

                  (i)     to make deemed distributions to itself as holder of
      the Loan REMIC Regular Interest and the REMIC I Regular Interests, and to
      make distributions to Certificateholders, on each Distribution Date, pursuant to Section 4.01 or 9.01, as applicable;

                                      -138-

                  (ii)    to pay itself or any of its directors, officers,
      employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

                  (iii)   to pay itself the Trustee Fee as contemplated by
      Section 8.05(a) hereof with respect to the Mortgage Loans;

                  (iv)    to pay for the cost of the Opinions of Counsel sought
      by it (A) as provided in clause (iv) of the definition of "Disqualified
      Organization", (B) as contemplated by Section 3.20(b), 9.02(a) and
      10.01(h), or (C) as contemplated by Section 11.01(a), 11.01(b) or 11.01(c)
      in connection with any amendment to this Agreement requested by the
      Trustee which amendment is in furtherance of the rights and interests of
      Certificateholders;

                  (v)     to pay any and all federal, state and local taxes
      imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, either Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(i);

                  (vi)    to pay the REMIC Administrator any amounts
      reimbursable to it pursuant to Section 10.01(e);

                  (vii)   to pay to the applicable Master Servicer any amounts
      deposited by such Master Servicer in the Distribution Account not required to be deposited therein;

                  (viii)  to withdraw any Interest Reserve Amount and deposit such Interest Reserve Amount into the Interest Reserve Account pursuant to
      Section 3.04(c);

                  (ix)    to pay itself interest and investment income earned in
      respect of amounts held in the Distribution Account as provided in Section
      3.06(b), but only to the extent of the Net Investment Earnings with respect to the Distribution Account for any Investment Period; and

                  (x)     to clear and terminate the Distribution Account at the
      termination of this Agreement pursuant to Section 9.01.

            (c)   The Trustee shall on each Distribution Date to occur in March of each year, prior to any distributions required to be made to
Certificateholders on such date, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to Section 3.04(c) during February and, if applicable, January of that year.

            (d)   The Trustee shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

            (e)   The applicable Master Servicer may, from time to time, make withdrawals from each Loan Combination Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                                      -139-

                  (i)     to make remittances on each P&I Advance Date (or, with
      respect to a Non-Trust Noteholder, on such earlier or later date as provided for in the related Loan Combination Intercreditor Agreement) to the related Non-Trust Noteholder(s) and to the Trust in accordance with the related Loan Combination Intercreditor Agreements, such remittances to the Trust to be made to such Master Servicer's Collection Account;

                  (ii)    to reimburse any Fiscal Agent, the Trustee and itself,
      in that order, for unreimbursed P&I Advances made with respect to the related Trust Mortgage Loan that is part of the related Loan Combination or any successor Trust REO Loan, any Fiscal Agent's, the Trustee's and
      such Master Servicer's right to reimbursement pursuant to this clause (ii)
      with respect to any P&I Advance (other than any P&I Advance that has been or is determined to be a Nonrecoverable Advance, which shall be reimbursed in the manner contemplated in Section 3.05(a)(vii)) being limited to amounts that represent Late Collections of interest (net of related Master
      Servicing Fees) and principal (net of any related Workout Fee or Principal
      Recovery Fee) received in respect of the related Trust Mortgage Loan that is part of the related Loan Combination or any successor Trust REO Loan;
      provided, however, that if such P&I Advance becomes a Workout-Delayed
      Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed in the manner contemplated in Section 3.05(a)(vii);

                  (iii)   to pay to itself and/or the holder of the Excess
      Servicing Strip earned and unpaid Master Servicing Fees (as allocable between such Master Servicer and such holder (if different from such
      Master Servicer)) in respect of the related Loan Combination (including, without limitation, any successor REO Loans comprising such), such Master
      Servicer's right to payment pursuant to this clause (iii) with respect to the related Loan Combination (including, without limitation, any successor
      REO Loans comprising such) being limited to amounts received on or in respect of such Mortgage Loans (whether in the form of payments,
      Liquidation Proceeds or Insurance Proceeds) or such REO Loans (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                  (iv)    [RESERVED];

                  (v)     to pay the Special Servicer (or, if applicable, a
      predecessor Special Servicer) earned and unpaid Special Servicing Fees,
      Workout Fees and/or Principal Recovery Fees in respect of the related Loan
      Combination in the amounts provided in Section 3.11(c) and out of the collections contemplated by the applicable Loan Combination Intercreditor
      Agreement;

                  (vi)    to reimburse any Fiscal Agent, the Trustee, the
      Special Servicer or itself, in that order (with reimbursements to the
      Special Servicer and such Master Servicer to be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of the related Loan Combination or any related Loan Combination REO Property, any
      Fiscal Agent's, the Trustee's, the Special Servicer's and such Master
      Servicer's respective rights to reimbursement pursuant to this clause (vi)
      with respect to any Servicing Advance being limited to payments made by or on behalf of the related Mortgagor that are allocable to such Servicing
      Advance, or to Liquidation Proceeds, Insurance Proceeds and, if
      applicable, REO Revenues received in respect of the related Loan
      Combination or any related Loan Combination REO Property; provided, however, that if such Servicing Advance becomes a Workout-Delayed

                                      -140-

      Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed in the manner contemplated in Section 3.05(a)(vii);

                  (vii)   to reimburse any Fiscal Agent, the Trustee, the
      Special Servicer or itself, in that order (except that reimbursements to the Special Servicer and such Master Servicer shall be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of the related Loan Combination or any related Loan Combination REO
      Property that have been or are determined to be Nonrecoverable Advances out of REO Revenues, Liquidation Proceeds and Insurance Proceeds received on such Loan Combination or any related Loan Combination REO Property;
      provided that if REO Revenues, Liquidation Proceeds and Insurance Proceeds
      received on the related Loan Combination or any related Loan Combination
      REO Property are insufficient, then such Servicing Advance shall be reimbursed in the manner contemplated in Section 3.05(a)(vii);

                  (viii)  at such time as it reimburses any Fiscal Agent, the
      Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay any Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order (except that payments to the Special Servicer and such Master Servicer shall be made concurrently on a pro rata basis), any unpaid interest accrued and payable thereon in accordance with Section
      3.03(d) or 4.03(d), as applicable; such Master Servicer's, Special
      Servicer's, Trustee's and/or Fiscal Agent's right to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) out of Default Charges collected on or in respect of the related Loan Combination, during the Collection Period in which such
      Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), (B) to the extent that the Default Charges described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Loan Combination and any related Loan
      Combination REO Property on deposit in such Loan Combination Custodial
      Account, and (C) if general collections on the related Loan Combination and any related Loan Combination REO Property on deposit in such Loan
      Combination Custodial Account are insufficient and such Advance has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be reimbursed as provided in Section
      3.05(a)(vii);

                  (ix)    to pay for property inspection costs and expenses
      incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to
      Section 3.12(a), to the extent such costs and expenses relate to the related Loan Combination Mortgaged Property;

                  (x)     (A) to pay itself, as additional servicing
      compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in such Loan
      Combination Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to such Loan
      Combination Custodial Account for any Investment Period; and (2) any
      Prepayment Interest Excess with respect to the Trust Mortgage Loan that is part of the related Loan Combination (after deduction of the amounts required to be deposited by such Master Servicer in its Collection Account for the related Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and Casualty/Condemnation
      Interest Shortfalls); and (B) to pay itself and the Special Servicer, as additional servicing compensation in accordance with Sections 3.11(b) and
      3.11(d), respectively,

                                      -141-

      Default Charges with respect to such Loan Combination to the extent provided in clause fourth of Section 3.26(a);

                  (xi)    to pay for the cost of an independent appraiser or
      other expert in real estate matters retained pursuant to Section 3.03(e),
      3.09(a), 3.18 or 4.03(c), to the extent those costs relate to such Loan
      Combination and/or the related Loan Combination Mortgaged Property;

                  (xii)   to pay itself, the Special Servicer, the Depositor, or
      any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to such Loan Combination and/or the related
      Loan Combination Mortgaged Property;

                  (xiii)  to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of
      Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), and
      (C) the cost of recording the related Loan Combination Intercreditor
      Agreement and any required opinion of counsel related thereto and, to the extent applicable pursuant to Section 11.02(a), the allocable portion of the cost of the Opinion of Counsel contemplated by Section 11.02(a) and, in the case of each of (A) and (B) preceding, to the extent such amounts relate to such Loan Combination and/or the related Loan Combination
      Mortgaged Property;

                  (xiv)   to pay itself, the Special Servicer, the related
      Mortgage Loan Seller, the Plurality Subordinate Certificateholder or any
      other Person, as the case may be, with respect to the related Trust
      Mortgage Loan in such Loan Combination, if previously purchased by such
      Person pursuant to this Agreement and/or a related Loan Combination
      Intercreditor Agreement or mezzanine intercreditor agreement, all amounts received thereon subsequent to the date of purchase;

                  (xv)    [RESERVED];

                  (xvi)   to pay the cost of any Environmental Assessment (to
      the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c), to the extent such costs relate to such Loan Combination and/or the related Loan
      Combination Mortgaged Property;

                  (xvii)  to withdraw any amounts deposited in error;

                  (xviii) to withdraw any other amounts that this Agreement
      expressly provides may be withdrawn from such Loan Combination Custodial
      Account; and

                  (xix)   to clear and terminate such Loan Combination Custodial
      Account at the termination of this Agreement pursuant to Section 9.01.

            The applicable Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from a Loan Combination Custodial Account pursuant to clauses
(ii)-(xviii) above and such records shall be sufficient to determine the amounts attributable to REMIC I.

                                      -142-

            The applicable Master Servicer shall, on or before 12:00 p.m. (New
York City time) on each P&I Advance Date (or, if a different date and/or time is provided under or pursuant to the related Loan Combination Intercreditor
Agreement with respect to remittances to be made to a Non-Trust Noteholder, such other date and/or time), remit to the Trust and the related Non-Trust
Noteholder(s), such amounts as are distributable in respect of each Mortgage
Loan that is part of a Loan Combination (or any successor REO Loan with respect thereto) pursuant to the corresponding Loan Combination Intercreditor Agreement, such remittances to the Trust to be made to its Collection Account and such remittances to the related Non-Trust Noteholder(s) to be made by wire transfer to the respective accounts designated by such Non-Trust Noteholder(s) pursuant to the related Loan Combination Intercreditor Agreements.

            The applicable Master Servicer shall pay to the Special Servicer, the Trustee or any Fiscal Agent on each P&I Advance Date from any Loan
Combination Custodial Account amounts permitted to be paid to the Special
Servicer, the Trustee or any Fiscal Agent therefrom based on a certificate of a
Servicing Officer of the Special Servicer or of a Responsible Officer of the
Trustee or any Fiscal Agent received not later than 1:00 p.m. (New York City time) on the immediately preceding Determination Date and describing the item and amount to which the Special Servicer, the Trustee or any Fiscal Agent, as
the case may be, is entitled. The applicable Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from a Loan Combination Custodial Account. With respect to each Mortgage Loan for which it makes an Advance, each of the Trustee and any Fiscal Agent shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from a Loan Combination
Custodial Account for reimbursements of Advances or interest thereon.

            If and to the fullest extent that it is permitted to do so pursuant to the related Loan Combination Intercreditor Agreement, the applicable Master
Servicer shall, consistent with the Servicing Standard, seek payment from the related B-Note Loan Holder to cover (or to reimburse the Trust for the payment
of) any cost or expense, including the reimbursement of Advances and the payment of interest thereon, with respect to such Loan Combination or any related REO
Property that is not (but, subject to available funds, would have been permitted to be) paid out of amounts otherwise payable to such B-Note Loan Holder.

            (f)   In addition, the Trustee may from time to time, make
withdrawals from the Gain-on-Sale Reserve Account, the Additional Interest
Account and the Interest Reserve Account to pay itself interest and investment income earned in respect of amounts held in the Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest Reserve Account, respectively, as provided in Section 3.06(b), but in each case only to the extent of the Net
Investment Earnings with respect to the Gain-on-Sale Reserve Account, the
Additional Interest Account and the Interest Reserve Account, respectively, for any Investment Period.

            (g)   The Trustee may, from time to time, make withdrawals from the
Floating Rate Account for (but only for) the following purposes:

                                      -143-

                  (i)     solely to the extent of amounts on deposit in the
      Class A-2FL Sub-Account, to make payments to the Class A-2FL Swap
      Counterparty pursuant to Section 3.30(d);

                  (ii)    solely to the extent of amounts on deposit in the
      Class A-2FL Sub-Account, to make distributions to the Holders of the Class
      A-2FL Certificates on each Distribution Date pursuant to Section 4.01(c);

                  (iii)   solely to the extent of amounts on deposit in the
      Class AJ-FL Sub-Account, to make payments to the Class AJ-FL Swap
      Counterparty pursuant to Section 3.30(d);

                  (iv)    solely to the extent of amounts on deposit in the
      Class AJ-FL Sub-Account, to make distributions to the Holders of the Class
      AJ-FL Certificates on each Distribution Date pursuant to Section 4.01(c);

                  (v)     to pay itself Net Investment Earnings earned on funds
      held in the Floating Rate Account;

                  (vi)    to pay to the Persons entitled thereto any amounts
      deposited in the Floating Rate Account in error; and

                  (vii)   to clear and terminate the Floating Rate Account
      pursuant to Section 9.01.

            It is hereby acknowledged that amounts on deposit in the Class A-2FL
Sub-Account as of any Distribution Date and available for such purposes shall be applied to make any payments to the Class A-2FL Swap Counterparty pursuant to, and subject to the limitations and conditions set forth in, Section 3.30(d), prior to being applied to make distributions to the Holders of the Class A-2FL
Certificates pursuant to Section 4.01(c).

            It is hereby acknowledged that amounts on deposit in the Class AJ-FL
Sub-Account as of any Distribution Date and available for such purposes shall be applied to make any payments to the Class AJ-FL Swap Counterparty pursuant to, and subject to the limitations and conditions set forth in, Section 3.30(d), prior to being applied to make distributions to the Holders of the Class AJ-FL
Certificates pursuant to Section 4.01(c).

            SECTION 3.06.  Investment of Funds in the Servicing Accounts, the
                           Reserve Accounts, the Collection Accounts, the
                           Distribution Account, the Loan Combination Custodial
                           Accounts, the Additional Interest Account, the
                           Gain-on-Sale Reserve Account and the REO Accounts.

            (a)   Each Master Servicer may direct in writing any depository
institution maintaining a Servicing Account, a Reserve Account, a Collection
Account or a Loan Combination Custodial Account (each, for purposes of this
Section 3.06, an "Investment Account"), the Special Servicer may

                                      -144-

direct in writing any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), and the Trustee may
direct in writing any depository institution maintaining the Distribution
Account, the Gain-on-Sale Reserve Account, the Additional Interest Account and
the Interest Reserve Account (each also, for purposes of this Section 3.06, an
"Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this
Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicers
(with respect to Permitted Investments of amounts in the Servicing Accounts, the
Reserve Accounts, the Collection Accounts or the Loan Combination Custodial
Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee, and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the
Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest
Reserve Account) shall (and in the case of the Master Servicers and the Special
Servicer, the Trustee hereby designates each Master Servicer and the Special
Servicer, as applicable, as the Person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by either
Master Servicer, the Special Servicer or the Trustee shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master
Servicers (in the case of the Collection Accounts, the Loan Combination
Custodial Accounts, the Servicing Accounts and the Reserve Accounts), the
Special Servicer (in the case of the REO Accounts) or the Trustee (in the case of the Distribution Account, the Gain-on-Sale Reserve Account, the Additional
Interest Account and the Interest Reserve Account) shall:

                  (i)     consistent with any notice required to be given
      thereunder, demand that payment thereon be made on the last day such
      Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (ii)    demand payment of all amounts due thereunder promptly
      upon determination by the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b)   Whether or not the applicable Master Servicer directs the
investment of funds in any of the Servicing Accounts, the Reserve Accounts, its
Collection Account or the Loan Combination Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Investment Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special
Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited

                                      -145-

therein, to the extent of the Net Investment Earnings, if any, for each
Investment Period, shall be for the sole and exclusive benefit of the Special
Servicer and shall be subject to its withdrawal in accordance with Section
3.16(b). Whether or not the Trustee directs the investment of funds in the
Distribution Account, the Gain-on-Sale Reserve Account, the Additional Interest
Account and the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment
Earnings, if any, for each Investment Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b) or 3.05(f), as applicable. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment
Account, the applicable Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts, its Collection Account and the Loan Combination Custodial
Accounts, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the
Mortgage Loan or applicable law), the Special Servicer (in the case of the REO
Accounts) and the Trustee (in the case of the Distribution Account, the
Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest
Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Investment Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Period (except, in the case of any such loss with respect to a
Servicing Account or Reserve Account, to the extent the loss amounts represent amounts that were invested for the benefit of, and payable to, a Mortgagor under the terms of a Mortgage Loan or applicable law and there is no liability on the part of the lender to such Mortgagor for such loss). Notwithstanding any of the foregoing, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than 30 days prior to the insolvency.

            (c)   Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted
Investment, or if a default occurs in any other performance required under any
Permitted Investment and the Special Servicer or the applicable Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting
Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d)   Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            SECTION 3.07.  Maintenance of Insurance Policies; Errors and
                           Omissions and Fidelity Coverage.

            (a)   The Master Servicers, with respect to each of the Serviced
Mortgage Loans, including Specially Serviced Mortgage Loans, and the Special
Servicer, with respect to Administered REO Properties, shall use reasonable efforts, consistent with the Servicing Standard, to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Loan documents, or

                                      -146-

if the Mortgagor does not maintain, shall itself maintain for each Mortgaged
Property all insurance coverage as is required under the related Mortgage;
provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the
Master Servicers shall exercise such discretion in a manner consistent with the
Servicing Standard and subject to the terms of this Section 3.07; and provided, further that, if and to the extent that a Mortgage so permits, the applicable
Master Servicer shall use reasonable efforts to cause the related Mortgagor to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicers shall be from Qualified
Insurers. The cost of any such insurance coverage obtained by either Master
Servicer or the Special Servicer shall be a Servicing Advance to be paid by the applicable Master Servicer pursuant to Section 3.03. If not required under the terms of the Mortgage or the Mortgage Loan documents, the Special Servicer may require that earthquake insurance be secured for one or more Serviced Mortgaged
Properties at the expense of the Trust Fund (including the Special Servicer's costs and expenses incurred in obtaining such insurance). Subject to Section
3.17(a), the Special Servicer shall also cause to be maintained for each
Administered REO Property no less insurance coverage than was required of the
Mortgagor under the related Mortgage as of the Closing Date; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by either Master Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO
Property) a "standard" mortgagee clause, with loss payable to (or, in the case of liability insurance, naming as an additional insured) the Trustee or the applicable Master Servicer on behalf of the Trustee (and, in the case of a Loan
Combination, the related Non-Trust Noteholder(s)) (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the
Special Servicer (in the case of insurance maintained in respect of Administered
REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without
30 days' prior written notice to the insured party or with respect to non-payment shall be non-cancelable without the insurer providing 10 days' prior notice; (iv) in the case of a hazard insurance policy shall include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing a Serviced Mortgaged Property or Administered REO
Property, as applicable, or (y) the outstanding principal balance owing on the related Serviced Mortgage Loan or Serviced REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other
Mortgage Loan documents; (vii) to the extent that the Mortgage or other Mortgage
Loan documents specifically require terrorism coverage or the Mortgage requires the related Mortgagor to carry "all risk" coverage, shall include terrorism coverage, unless the failure to obtain such terrorism coverage constitutes an
Acceptable Insurance Default (upon which determination the applicable Master
Servicer may conclusively rely); and (viii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance.
Notwithstanding the foregoing, the Master Servicers and the Special Servicer shall not be required to obtain, and shall not be in default hereunder for failing to obtain, (A) any insurance coverage that was previously required of the Mortgagor under the related Mortgage if (a) such insurance is not available at any rate; (b) such insurance is not available from a Qualified Insurer
(provided that either Master Servicer or the Special Servicer, as applicable, shall obtain such insurance from the next highest rated insurer offering such insurance at commercially reasonable rates); (c) subject to the prior approval of the Controlling Class Representative (which approval is deemed granted if not denied within 10 Business Days after its receipt of the applicable Master
Servicer's or the Special Servicer's request for

                                      -147-

such approval), such insurance is not available at commercially reasonable rates and, as determined by the applicable Master Servicer or the Special Servicer following due inquiry conducted in a manner consistent with the Servicing
Standard, the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at the then current market rates); or (d) the Trustee does not have an insurable interest in the related
Mortgaged Property or Administered REO Property or (B) any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of origination of the related Mortgage Loan or on the Closing Date pursuant to the terms of the related Mortgage Loan documents and is available at commercially reasonable rates, which determination shall be subject to the approval of the Controlling Class Representative. In determining whether any insurance coverage is available or is available at reasonable rates, the applicable Master Servicer shall be entitled to rely, at its own expense, on insurance consultants in making such determination and such determinations by the applicable Master Servicer must be made not less frequently (but need not be made more frequently) than annually (or such other lesser period as may be required by the Servicing Standard) but in any event shall be made at the approximate date on which the applicable Master Servicer receives notice of the renewal, replacement or cancellation of coverage. Any amounts collected by either Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Serviced
Mortgaged Property or Administered REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Master Servicer's Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Serviced
Mortgage Loan (other than a Loan Combination), or in the related Loan
Combination Custodial Account, subject to withdrawal pursuant to Section
3.05(e), in the case of amounts received in respect of a Loan Combination, or in the applicable REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an Administered REO Property. Any cost incurred by either Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Serviced Mortgage Loan, notwithstanding that the terms of such Serviced Mortgage Loan so permit.

            Notwithstanding the foregoing, with respect to the Serviced Mortgage
Loans which either (x) require the Mortgagor to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y)
contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Serviced
Mortgage Loan reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to (A) use reasonable efforts to monitor whether the insurance policies for the related Mortgaged
Property contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if any insurance policy contains Additional
Exclusions or if any Mortgagor fails to purchase the insurance requested to be purchased by such Master Servicer pursuant to clause (B) above. If the Special
Servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the applicable Master Servicer and such Master Servicer shall cause such insurance to be maintained. Furthermore, the Special Servicer shall inform the Rating
Agencies as to such conclusions for those Serviced Mortgage Loans that (i) have one of the 10 highest outstanding Stated Principal Balances of all of the
Mortgage Loans then included in the Trust Fund or (ii) comprise

                                      -148-

more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the Trust Fund (and, if a Loan Combination satisfies clause (i)
and/or clause (ii), the Special Servicer shall also inform the related Non-Trust
Noteholder(s) as to such conclusion). During the period that the Special
Servicer is evaluating the availability of such insurance, the applicable Master
Servicer will not be liable for any loss related to its failure to require the
Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure and such Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

            (b)   If either Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Serviced
Mortgage Loans and/or Serviced REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified
Insurer and (ii) provides protection equivalent to the individual policies otherwise required, such Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Serviced Mortgaged Properties and/or Administered REO Properties. In the event that the Special Servicer causes any Administered REO Property to be covered by such blanket policy, the incremental cost of such insurance applicable to such Administered REO Property
(other than any minimum or standby premium payable for such policy whether or not any Administered REO Property is covered thereby) shall be paid by the applicable Master Servicer as a Servicing Advance pursuant to Section 3.03. Such blanket policy or master force-placed policy may contain a deductible clause
(not in excess of a customary amount), in which case the applicable Master
Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Serviced Mortgaged Property or Administered REO
Property a hazard insurance policy complying with the requirements of Section
3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into its Collection Account (or, in the case of a Loan Combination Mortgaged Property or any Loan Combination REO
Property, into the related Loan Combination Custodial Account) from its own funds the amount not otherwise payable under the blanket policy or master force-placed policy because of such deductible clause to the extent the amount of such deductible exceeds the deductible permitted under the related Mortgage
Loan documents (or if the related Mortgage Loan documents are silent regarding a permitted deductible, a deductible for an individual policy that is consistent with the Servicing Standard). The applicable Master Servicer or the Special
Servicer, as appropriate, shall prepare and present, on behalf of itself, the
Trustee and the Certificateholders (and, in the case of a Loan Combination, the related Non-Trust Noteholder(s)), claims under any such blanket policy or master force-placed policy in a timely fashion in accordance with the terms of such policy.

            (c)   Each of the Master Servicers and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans or Administered REO Properties are part of the Trust
Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as is in accordance with the Servicing Standard, provided that the amount of such coverage shall not be less than $10,000,000 or, in the case of the Special Servicer, $7,500,000 (subject to customary and commercially reasonable deductibles). Each of the Master Servicers and the
Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the subject
Master Servicer or the Special Servicer, as the case may be.

                                      -149-

            Each of the Master Servicers and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans and/or Administered REO Properties exist as part of the
Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as is in accordance with the
Servicing Standard, provided that the amount of such coverage shall not be less than $10,000,000 or, in the case of the Special Servicer, $7,500,000 (subject to customary and commercially reasonable deductibles). Each of the Master Servicers and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the subject
Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for 10 days' written notice to the Trustee prior to cancellation. Each Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            For so long as the long-term debt obligations of either Master
Servicer or the Special Servicer (or in the case of each initial Master Servicer and the Special Servicer, their respective direct parent), are rated at least
"A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the
Rating Agencies), such Person may self-insure with respect to the risks described in this Section 3.07(c).

            (d)   Within 90 days of the Closing Date, with respect to each of the Serviced Mortgage Loans identified on Schedule II as being covered by an environmental insurance policy, the applicable Master Servicer (or the Special
Servicer in the case of a Specially Serviced Mortgage Loan) shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the Certificateholders (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), to be an insured
(and for such Master Servicer (or the Special Servicer in the case of a
Specially Serviced Mortgage Loan), on behalf of the Trust Fund (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), to make claims)
under such environmental insurance policy. In the event that the applicable
Master Servicer, in the case of a non-Specially Serviced Mortgage Loan, or the
Special Servicer in the case of a Specially Serviced Mortgage Loan, has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Serviced Mortgage
Loan covered thereby, such Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)). Any legal fees, premiums or other out-of-pocket costs incurred in connection with any such claim under an environmental insurance policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each environmental insurance policy that relates to one or more Serviced Mortgage
Loans, the applicable Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the
Certificateholders (and in the

                                      -150-

case of a Loan Combination, the related Non-Trust Noteholder(s)) in the event such Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

            In the event that the applicable Master Servicer (or the Special
Servicer in the case of a Specially Serviced Mortgage Loan) receives notice of any termination of any environmental insurance policy that relates to one or more Serviced Mortgage Loans, such Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class
Representative, the Rating Agencies, the Trustee and, in the case of a Loan
Combination, the related Non-Trust Noteholder(s) of such termination in writing.
Upon receipt of such notice, the applicable Master Servicer with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer with respect to
Specially Serviced Mortgage Loans, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other
Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in connection with a resolution of such termination of an environmental insurance policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a
Servicing Advance.

            SECTION 3.08.    Enforcement of Alienation Clauses.

            (a)   Master Servicer No. 1 (with respect to Mortgage Loans that are
PNC Trust Mortgage Loans and that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to all other Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any "due-on-sale" or
"due-on-encumbrance" clauses and any other restrictions contained in the related
Mortgage or other related loan document on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related
Mortgagor, unless either Master Servicer No. 1 or the Special Servicer, as the case may be, has (i) determined, in its reasonable judgment (exercised in accordance with the Servicing Standard and which, for the avoidance of doubt, would include a determination that any required conditions to a transfer have been met), that waiver of the lender's rights under such clauses or the waiver of such other restrictions, as applicable, would be in accordance with the
Servicing Standard and (ii) complied with the applicable requirements, if any, of Section 6.11 and, if applicable, Section 6.12; provided that:

                  (i)   subject to the related Mortgage Loan documents and
      applicable law, neither of Master Servicer No. 1 nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance"
      clause under any Serviced Trust Mortgage Loan that is a Significant
      Mortgage Loan, or if, taking into account existing debt on the subject
      Mortgaged Property (including any related Non-Trust Loan(s)) and the proposed additional debt as if such total debt were a single mortgage loan, the Loan-to-Value Ratio is equal to or greater than 85% or the Debt
      Service Coverage Ratio is equal to or less than 1.2x, unless it receives prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event (except that prior written confirmation from Moody's shall not be required unless the Serviced Trust
      Mortgage Loan is a Significant Mortgage Loan);

                  (ii)  if the affected Serviced Trust Mortgage Loan is a
      Significant Mortgage Loan, then, subject to the related Mortgage Loan documents and applicable law, neither Master Servicer No. 1 nor the
      Special Servicer shall waive any right it has, or grant any consent it is

                                      -151-

      otherwise entitled to withhold, in accordance with any related
      "due-on-sale" clause under any Serviced Trust Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event; provided that, with respect to a waiver of a due-on-sale provision, in the event that such Serviced
      Mortgage Loan is not a Significant Mortgage Loan, and the Mortgage Loan
      documents contain a requirement for Rating Agency approval, Master
      Servicer No. 1 or the Special Servicer, as the case may be, subject to
      Section 6.11 and, if applicable, Section 6.12 may waive such requirement without Rating Agency approval in accordance with the Servicing Standard;

                  (iii) subject to the related Mortgage Loan documents and
      applicable law, Master Servicer No. 1 shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any PNC Trust Mortgage Loan that is not a Specially Serviced Mortgage Loan until it has delivered to the Special Servicer its recommendation and analysis of the request, together with a copy of the materials and information upon which such recommendation is based, and has received the consent of the Special
      Servicer (the giving of which consent shall be subject to the Servicing
      Standard, Section 6.11 and, if applicable, Section 6.12, which consent shall be deemed given if not denied in writing within 10 Business Days
      (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11, 15 Business Days (which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) after receipt by the Special Servicer of
      Master Servicer No. 1's written recommendation and analysis and any additional information reasonably requested by the Special Servicer or the
      Controlling Class Representative);

                  (iv)  subject to the related Mortgage Loan documents and
      applicable law, Master Servicer No.1 shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any PNC Trust Mortgage Loan that is not a Specially Serviced Mortgage Loan until it has received the consent of the Special Servicer (the giving of which consent shall be subject to the Servicing Standard, Section 6.11 and, if applicable, Section 6.12, which consent shall be deemed given if not denied in writing within 10
      Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11, 15 Business Days (which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) of receipt by the Special Servicer of Master Servicer No.1's written recommendation and analysis and any additional information reasonably requested by the Special Servicer or the
      Controlling Class Representative);

                  (v)   subject to the related Mortgage Loan documents and
      applicable law, neither Master Servicer No.1 nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or
      "due-on-encumbrance" clause under any Serviced Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust
      (it being understood and agreed that, except as expressly provided herein, neither Master Servicer No.1 nor the Special Servicer shall be obligated to cover or assume any such costs or expenses); and

                                      -152-

                  (vi)  neither Master Servicer No. 1 nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Serviced Mortgaged Property that secures a Crossed Loan Group unless (i) all of the Serviced Mortgaged
      Properties securing such Crossed Loan Group are transferred simultaneously by the respective Mortgagor or (ii) it obtains the consent of the
      Controlling Class Representative, which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling
      Class Representative is entitled to object pursuant to Section 6.11, 15
      Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section
      6.11) of receipt by the Controlling Class Representative of written notice of such action and all reasonably requested information related thereto
      (or, if no information is requested, within 10 Business Days (or, if applicable, 15 Business Days) of receipt of written notice).

            If, in connection with an assumption of any Serviced Mortgage Loan, the applicable Mortgage Loan Seller bears the costs and expenses associated with such assumption in accordance with the terms of the applicable Mortgage Loan
Purchase Agreement, any costs and expenses subsequently recovered by the applicable Master Servicer or the Special Servicer from the related Mortgagor in respect of such assumption shall be promptly remitted by such Master Servicer or the Special Servicer to the applicable Mortgage Loan Seller.

            In the case of any Serviced Mortgage Loan, the applicable Master
Servicer and the Special Servicer shall each provide the other with all such information as each may reasonably request in order to perform its duties under this Section.

            In connection with any permitted assumption of any Serviced Mortgage
Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the
Master Servicer No. 1, with respect to PNC Trust Mortgage Loans that are not
Specially Serviced Mortgage Loans, or the Special Servicer, with respect to the
Specially Serviced Mortgage Loans, shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents.

            If either Master Servicer No. 1 or the Special Servicer, as applicable, consents subsequent to the Closing Date to the incurrence by the principal(s) of a Mortgagor under a Trust Mortgage Loan of mezzanine financing or the incurrence by a Mortgagor of subordinate debt and enters into an intercreditor agreement, such servicer (to the extent it is permitted to do so under the related loan documents and applicable law and in accordance with the
Servicing Standard) shall require the related mezzanine or subordinate lender to agree to pay a Principal Recovery Fee in connection with any purchase right that arises upon a loan default in the event such purchase occurs after the expiration of 60 days from the date the right to purchase arises under such intercreditor agreement. The foregoing sentence shall not operate to modify the provisions of the preceding paragraph of this Section 3.08(a) regarding due-on-sale and due-on-encumbrance provisions.

            Notwithstanding anything in this Section 3.08(a) to the contrary, with respect to the Mortgage Loan identified on the Mortgage Loan Schedule by loan number 89 (Sonic Automotive II), Master Servicer No. 2 shall determine, in accordance with the Servicing Standard, whether the related Mortgagor has complied with the terms and conditions of the provisions of the related Mortgage
Loan documents related to syndication of tenant in common interests in the related Mortgagor. No consent of

                                      -153-

the Special Servicer, the Controlling Class Representative or any Rating Agency
to any such transfer of interests shall be required. Master Servicer No. 2 shall notify the Special Servicer of the occurrence of such transfer.

            [SUBJECT TO SIGN-OFF BY COUNSEL TO WELLS FARGO: Further,
notwithstanding anything in this Section 3.08(a) to the contrary, the applicable
Master Servicer shall approve and close all transfers of tenant-in-common ownership interests contemplated by and in accordance with the related loan documents for any Serviced Mortgage Loan that is not a Specially Serviced
Mortgage Loan, without the consent of the Special Servicer or the Controlling
Class Representative.]

            (b)   Notwithstanding any other provisions of this Section 3.08,
Master Servicer No. 1 with respect to PNC Trust Mortgage Loans that are not
Specially Serviced Mortgage Loans (without the Special Servicer's consent, but subject to delivering prior notice to the Special Servicer and the Controlling
Class Representative (and with respect to a Loan Combination, the related
Non-Trust Noteholder(s)) or the Special Servicer with respect to the Specially
Serviced Mortgage Loans, as applicable, may grant, without any Rating Agency confirmation as otherwise provided in paragraph (a) above, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement, right-of-way or other similar agreement for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related
Serviced Mortgage Loan to such easement, right-of-way or other similar agreement provided Master Servicer No. 1 or the Special Servicer, as the case may be, shall have determined in accordance with the Servicing Standard that such easement, right-of-way or other similar agreement shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such Mortgage or the related Mortgagor's ability to repay the Serviced Mortgage Loan, or materially and adversely affect the value of such Mortgaged Property, or cause the Serviced Mortgage Loan to cease to be a qualified mortgage loan for REMIC purposes.

            SECTION 3.09.    Realization Upon Defaulted Mortgage Loans; Required
                             Appraisals.

            (a)   The Special Servicer shall, subject to Sections 3.09(b)
through 3.09(d) and Section 6.11 and, if applicable, Section 6.12, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the corresponding
Mortgaged Property by operation of law or otherwise in relation to such of the
Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. Subject to the second paragraph of Section 3.03(c), the applicable Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a) or Section 3.05(e), as applicable. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund (and, in the case of a Loan Combination Mortgaged
Property, the related Non-Trust Noteholder(s)), to make a bid on any Mortgaged
Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment (exercised in accordance with the Servicing Standard) taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Mortgage Loan, the occupancy level and

                                      -154-

physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the applicable Master
Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a
Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund (and, in the case of a Loan
Combination, at the expense of the related Non-Trust Noteholder(s)), have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

            With respect to each Required Appraisal Mortgage Loan, the Special
Servicer will be required to use commercially reasonable efforts to obtain a
Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance, net of related unreimbursed advances of principal, of less than $2,000,000, at the Special Servicer's option, an internal valuation performed by the Special Servicer) within 60 days of a Serviced Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal
Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged
Property in which case such appraisal may be a letter update of the Required
Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Serviced Mortgage Loan with an outstanding principal balance, net of related unreimbursed Advances of principal, of less than $2,000,000, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Serviced Mortgage Loan remains a Required Appraisal Mortgage Loan. Following its receipt of such
Required Appraisal or letter update or the completion of its internal valuation, the Special Servicer may, but shall not be required to, reduce the Appraised
Value of the related Mortgaged Property based on its review of the Required
Appraisal (or letter update or internal valuation) and any other information that the Special Servicer, consistent with the Servicing Standard, deems appropriate. The Special Servicer shall deliver a copy of each Required
Appraisal (or letter update or internal valuation) to the applicable Master
Servicer, the Controlling Class Representative and the Trustee within 10
Business Days of obtaining or performing such Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section
3.03(c), the applicable Master Servicer shall advance the cost of such Required
Appraisal; provided, however, that such expense will be subject to reimbursement to such Master Servicer as a Servicing Advance out of its Collection Account
pursuant to Section 3.05(a)(vi) and 3.05(a)(vii) or, in the case of a Loan
Combination, out of the related Loan Combination Custodial Account pursuant to
Section 3.05(e)(vi) and 3.05(e)(vii).

                                      -155-

            (b)   Notwithstanding any other provision of this Agreement, no
Serviced Mortgaged Property shall be acquired by the Special Servicer on behalf of the Certificateholders (and, in the case of a Loan Combination Mortgaged
Property, the related Non-Trust Noteholder) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable judgment of the
Special Servicer (exercised in accordance with the Servicing Standard), (i)
cause such Mortgaged Property to fail to qualify as "foreclosure property"
within the meaning of Section 860G(a)(8) of the Code (unless the portion of such
Mortgaged Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC I, within the meaning of Treasury regulations Section
1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the
Code. Subject to the foregoing, however, a Serviced Mortgaged Property may be acquired through a single member limited liability company if the Special
Servicer determines that such an action is appropriate to protect the Trust
(and, in the case of a Loan Combination Mortgaged Property, the related
Non-Trust Noteholder(s)) from potential liability. The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                  (i)   such personal property is incident to real property
      (within the meaning of Section 856(e)(1) of the Code) so acquired by the
      Special Servicer; or

                  (ii)  the Special Servicer shall have obtained an Opinion of
      Counsel (the cost of which may be withdrawn from the applicable Master
      Servicer's Collection Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any of the Loan REMIC, REMIC I or
      REMIC II under the REMIC Provisions or cause any of the Loan REMIC, REMIC
      I or REMIC II to fail to qualify as a REMIC at any time that any
      Certificate is outstanding.

            (c)   Neither Master Servicer (in such capacity) shall obtain title to a Mortgaged Property. Notwithstanding the foregoing provisions of this
Section 3.09, the Special Servicer shall not, on behalf of the Trust Fund (and, in the case of a Loan Combination, on behalf of the related Non-Trust
Noteholder(s)), obtain title to a Serviced Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Serviced Mortgaged Property, if, as a result of any such action, the
Trustee, on behalf of the Certificateholders (and, in the case of a Loan
Combination Mortgaged Property, on behalf of the related Non-Trust
Noteholder(s)), could, in the reasonable judgment of the Special Servicer exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Serviced Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless the Special Servicer has determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)) that shall specify all of the bases for such determination), in accordance with the Servicing Standard, and based on an
Environmental Assessment of such Serviced Mortgaged Property performed by an
Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the
Trustee, the Controlling Class Representative, the applicable Master Servicer and, in the case of a Loan Combination Mortgaged Property, to the related
Non-Trust Noteholder(s)), that:

                                      -156-

                  (i)   the Serviced Mortgaged Property is in compliance with
      applicable environmental laws and regulations or, if not, that it would
      (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of a Loan
      Combination Mortgaged Property, on behalf of the related Non-Trust
      Noteholder(s)) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Serviced Mortgaged Property into compliance therewith in all material respects; and

                  (ii)  there are no circumstances or conditions present at the
      Serviced Mortgaged Property relating to the use, management or disposal of
      Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders (and, in the case of a Loan Combination
      Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders
      (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)) to be performed at the related Net
      Mortgage Rate) to acquire title to or possession of the Serviced Mortgaged
      Property and to take such actions with respect to the affected Serviced
      Mortgaged Property.

            The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such
Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be payable out of the applicable
Collection Account or the applicable Loan Combination Custodial Account pursuant to Section 3.05(a) or 3.05(e) (or, in the case of a Loan Combination Mortgaged
Property, to the extent the funds in the related Loan Combination Custodial
Account are insufficient, shall be advanced by the applicable Master Servicer, subject to Section 3.03(c)).

            (d)   If the environmental testing contemplated by Section 3.09(c)
above establishes that any of the conditions set forth in clauses (i) and (ii)
thereof has not been satisfied with respect to any Serviced Mortgaged Property securing a Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase
Agreement, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Serviced Mortgaged
Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Loan Combination is involved, the related
Non-Trust Noteholder(s)), if and as applicable, release all or a portion of such
Serviced Mortgaged

                                      -157-

Property from the lien of the related Mortgage; provided that, if such Serviced
Mortgage Loan (or such Loan Combination, if applicable) has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related
Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the
Trustee, the Controlling Class Representative, the applicable Master Servicer and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust
Noteholder(s) in writing of its intention to so release all or a portion of such
Mortgaged Property and the bases for such intention and (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property.

            (e)   The Special Servicer shall report to the applicable Master
Servicer, the Controlling Class Representative, the Trustee and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)
monthly in writing as to any actions taken by the Special Servicer with respect to any Serviced Mortgaged Property that represents security for a Defaulted
Mortgage Loan as to which the environmental testing contemplated in Section
3.09(c) above has revealed that any of the conditions set forth in clauses (i)
and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related
Serviced Mortgage on such Mortgaged Property.

            (f)   The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced
Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the
Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g)   Annually in each January, the Special Servicer shall on a
timely basis forward to the Master Servicers, all information required to be reported and the Master Servicers shall promptly prepare and file with the
Internal Revenue Service on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Serviced Mortgage Loan or Serviced Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Each Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Serviced
Mortgage Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

            (h)   The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any
Serviced Mortgage Loan or Administered REO Property and the basis thereof. Each
Final Recovery Determination shall be evidenced by an Officer's Certificate
(together with the basis and back-up documentation for the determination)
delivered to the Trustee, the Controlling Class Representative, the applicable
Master Servicer and, in the case of any Loan Combination or any Loan Combination
REO Property, the related Non-Trust Noteholder(s) no later than the third
Business Day following such Final Recovery Determination.

                                      -158-

            (i)   Upon reasonable request of either Master Servicer, the Special
Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially
Serviced Mortgage Loan or the related Mortgaged Property.

            SECTION 3.10.    Trustee and Custodian to Cooperate; Release of
                             Mortgage Files.

            (a)   Upon the payment in full of any Serviced Trust Mortgage Loan, or the receipt by the applicable Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Master
Servicer shall promptly notify the Trustee in writing, who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in such Master Servicer's Collection Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the
Trustee shall release, or cause any related Custodian to release, the related
Mortgage File to the applicable Master Servicer and shall deliver to such Master
Servicer such release or discharge, duly executed. If the related Mortgage has been recorded in the name of MERS or its designee, the Master Servicer or a
Sub-Servicer at its direction, if registered with MERS, and if the Master
Servicer or such Sub-Servicer is not so registered, the Trustee, shall take all necessary action to reflect the release of such Mortgage on the MERS(R) System.
No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the applicable Master Servicer's
Collection Account or the Distribution Account.

            Upon the payment in full of any Non-Trust Loan, or the receipt by the applicable Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Master Servicer shall promptly notify the related Non-Trust Noteholder in writing by a certification
(which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Loan Combination Custodial Account pursuant to
Section 3.04(h) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the original Mortgage Note. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Loan Combination Custodial Account, the applicable
Master Servicer's Collection Account or the Distribution Account.

            (b)   If from time to time, and as appropriate for servicing or
foreclosure of any Serviced Mortgage Loan, either Master Servicer or the Special
Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for a Non-Trust Loan), the Trustee, upon request of the applicable Master Servicer and receipt from such Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a
Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such
Mortgage File (or portion thereof) (and, in the case of a Non-Trust Loan, the applicable Master Servicer shall request the related Non-Trust Noteholder to release the Mortgage Note for such Mortgage Loan) to

                                      -159-

such Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the
Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the applicable Collection Account or the applicable Loan Combination Custodial Account pursuant to Section 3.04(a) or
Section 3.04(h), as the case may be, have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the applicable Master
Servicer or the Special Servicer, as the case may be.

            (c)   Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the
Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of a
Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a
Serviced Mortgaged Property or Administered REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or
Mortgage or to obtain a deficiency judgment, or any other document or agreement that in the Special Servicer's reasonable judgment is required to be executed in connection with the servicing of any Mortgage Loan or REO Property, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, either Master Servicer, the Special
Servicer or, if applicable, the related Non-Trust Noteholder. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, if applicable, the related Non-Trust Noteholder(s)) a certificate of a Servicing
Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the
Certificateholders and, in the case of a Loan Combination, also on behalf of the related Non-Trust Noteholder(s)) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11.    Servicing Compensation.

            (a)   As compensation for its activities hereunder, each Master
Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and each
REO Loan master serviced by it. As to each such Mortgage Loan and REO Loan, the
Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360 Basis or an Actual/360 Basis (or, in the event of a Principal
Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or an REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal
Prepayment or Liquidation Event in a month consisting of 30 days). The Master
Servicing Fee with respect to any Mortgage Loan or any REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid
Master Servicing Fees

                                      -160-

shall be payable monthly on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. Each
Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or any REO Loan out of that portion of related
Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii) or Section 3.05(e), as applicable, and in the case of a Trust Mortgage Loan or a Trust REO Loan, out of such other amounts as may be permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of either Master Servicer's responsibilities and obligations under this Agreement or the transfer of all or a portion of
Master Servicer No. 1's right to receive the Excess Servicing Strip.

            Notwithstanding anything herein to the contrary, either of Midland or Wells Fargo (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip (in any event, in whole as to the entire portion of the Mortgage Pool serviced by it but not in part); provided that any assignee or pledgee of the Excess Servicing
Strip must be a Qualified Institutional Buyer or Institutional Accredited
Investor (other than a Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of Midland or Wells Fargo in its capacity as a Master
Servicer, all or any portion of the Excess Servicing Strip may be reduced by the
Trustee through a reduction in the Excess Servicing Strip Rate with respect to one or more Mortgage Loans and REO Loans that were serviced by the resigned or terminated Master Servicer to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor
Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.04 and that requires market rate servicing compensation (including compensation necessary to pay primary servicing fees)
that accrues at a per annum rate in excess of the sum of (i) 0.01% (one basis point) per annum and (ii) with respect to any Serviced Mortgage Loan or Serviced
REO Loan that is not primary serviced by Midland or Wells Fargo, as the case may be, the primary servicing fee rate, if any, for such Mortgage Loan or REO Loan.
Midland or Wells Fargo, as the case may be, and each holder of the Excess
Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Strip shall, and each of Midland and Wells Fargo hereby agrees, and each such holder of the Excess Servicing Strip by its acceptance of the Excess Servicing Strip shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Strip effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Trustee,
any Fiscal Agent, the other Master Servicer, the Certificate Registrar and the
Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the applicable Master
Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of such Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificate
pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its

                                      -161-

officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other
Person who is contemplating an acquisition of the Excess Servicing Strip if, and only if, such Person (x) confirms in writing such prospective acquisition and
(y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered
Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Strip, the Person then acting as
Master Servicer No. 1 or Master Servicer No. 2, as the case may be, shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to any Mortgage Loan or REO Loan, as the case may be, the portion of the
Excess Servicing Strip attributable to such Mortgage Loan or REO Loan to the holder of the Excess Servicing Strip within one Business Day following the payment of such Master Servicing Fees to such Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to such
Master Servicer. The holder of the Excess Servicing Strip shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. The applicable Master Servicer shall pay the Excess Servicing
Strip to the holder of the Excess Servicing Strip (i.e., Midland or Wells Fargo,
as the case may be, or any such third party) at such time and to the extent such
Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of Midland or Wells
Fargo, as the case may be, hereunder (subject to reduction as provided above and in the next paragraph).

            In the event that Midland or Wells Fargo, as the case may be, is terminated or resigns as a Master Servicer, it (and its successors and assigns)
will be entitled to retain the Excess Servicing Strip, except to the extent that any portion of such Excess Servicing Strip is needed (as determined by the
Trustee in its sole discretion) to compensate any replacement Master Servicer for assuming the duties of Midland or Wells Fargo, as the case may be, under this Agreement.

            (b)   Additional master servicing compensation in the form of:

                  (i)   any and all Default Charges (or portion thereof that is
      comprised of late payment charges) collected with respect to a Mortgage
      Loan that is not a Specially Serviced Mortgage Loan, to the extent provided in clause fourth of Section 3.26(a);

                  (ii)  50% of any and all assumption application fees, fees paid in connection with defeasance, assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees and earn-out fees actually paid by a Mortgagor with respect to a Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan (provided, however, that if the consent of the Special Servicer is not required pursuant to the terms of this Agreement in connection with the underlying servicing action, then the applicable Master Servicer shall be entitled to receive 100% of such fees);

                                      -162-

                  (iii) any and all charges for beneficiary statements or
      demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Mortgagor with respect to a
      Serviced Mortgage Loan that is not a Specially Serviced Mortgaged Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

                  (iv)  any and all Prepayment Interest Excesses collected with respect to a Serviced Trust Mortgage Loan, including a Specially Serviced
      Mortgage Loan (after deduction of the amounts required to be deposited by the applicable Master Servicer in its Collection Account for the related
      Distribution Date pursuant to Section 3.19(a) in connection with
      Prepayment Interest Shortfalls and Casualty/Condemnation Interest
      Shortfalls);

                  (v)   interest or other income earned on deposits in the
      Investment Accounts maintained by either Master Servicer (but only to the extent of the Net Investment Earnings, if any, with respect to any such
      Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage Loan documents); and

                  (vi)  other customary charges;

may be retained by the Master Servicers (subject to Section 3.11(e) and are not required to be deposited in their respective Collection Accounts; provided that either Master Servicer's right to receive Default Charges pursuant to clause (i)
above shall be limited to the portion of such items that have not been applied to pay, or reimburse the Trust for, interest on Advances, Additional Trust Fund
Expenses and property inspection costs in respect of the related Mortgage Loan or REO Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in Section 3.26. Any of the amounts described in clauses (i) through
(v) that are collected by the Special Servicer shall be promptly paid to the applicable Master Servicer.

            Each Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of its Collection Account or, with respect to a Loan Combination, out of the related Loan Combination Custodial Account, and the Master Servicers shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c)   As compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each Serviced REO Loan. As to each
Specially Serviced Mortgage Loan and Serviced REO Loan, the Special Servicing
Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially
Serviced Mortgage Loan or deemed to be due on such Serviced REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360 Basis or an Actual/360 Basis (or, in the event of a
Principal Prepayment in full or other Liquidation Event with respect to a
Serviced Mortgage Loan or Serviced REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month

                                      -163-

consisting of 30 days); provided, however, that the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each Serviced REO Loan shall not be less than $4,000 for any one-month period during which such Special
Servicing Fee accrues (or, in those cases where such Special Servicing Fee is accruing for a partial period of less than one month, shall not be less than the prorated portion of such $4,000 amount). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or Serviced REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Subject to the penultimate paragraph of
Section 3.11(c), earned but unpaid Special Servicing Fees shall be payable monthly out of related Liquidation Proceeds and then general collections on the
Mortgage Loans and any REO Properties on deposit in the Collection Accounts pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Workout Fee with respect to each
Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan.
As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage
Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout
Fee would become payable if and when such Mortgage Loan again became a Corrected
Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any
Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage
Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a
Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related Mortgagor had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

            In addition, subject to the following sentence, the Special Servicer shall be entitled to a Principal Recovery Fee with respect to each Specially
Serviced Mortgage Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof) for which it obtains a full or discounted payoff from the related
Mortgagor, and the Special Servicer shall also be entitled to the Principal
Recovery Fee with respect to any Specially Serviced Mortgage Loan or
Administered REO Property as to which it receives any Liquidation Proceeds or
Insurance Proceeds and allocable as a recovery of principal, interest (other than Additional Interest and Penalty Interest) and expenses in accordance with
Section 3.02(b) or the definition of "REO Loan", as applicable; and as to each such Specially Serviced Mortgage Loan and Serviced REO Loan, the Principal
Recovery Fee shall be payable from, and will be calculated by application of the
Principal Recovery Fee Rate to the related payment or proceeds. Notwithstanding the foregoing, no Principal Recovery Fee shall be payable in connection with, or out of proceeds received in connection with: the repurchase or substitution of any Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement due to a Breach or a Document Defect
within (i) the time period (or extension thereof) provided for such repurchase or substitution or (ii) if such repurchase or substitution occurs after such time period (or extension thereof) and the Mortgage Loan Seller was acting in good faith to resolve such Breach or Document Defect, within such

                                      -164-

further period that will not end beyond the date that is 120 days following the end of the initial time period (which is 90 days) provided for such repurchase or replacement; or the purchase of any Trust Mortgage Loan or related
Administered REO Property by the Plurality Subordinate Certificateholder, the
Special Servicer or any Person (except an assignee meeting the requirements of
Section 3.18(c)) pursuant to Section 3.18, by the related B-Note Loan Holder pursuant to the related Loan Combination Intercreditor Agreement unless the purchase occurs more than 90 days after the subject Trust Mortgage Loan becoming a Specially Serviced Mortgage Loan or unless provided for under the related Loan
Combination Intercreditor Agreement, or by either Master Servicer, the Special
Servicer or the Plurality Subordinate Certificateholder pursuant to Section
9.01; or the purchase of any Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement unless the purchase price with respect thereto includes the Principal Recovery Fee; or the removal of any Mortgage Loan or REO Property from the Trust by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate
Owner for all of the Trust Mortgage Loans and each REO Property remaining in the
Trust Fund pursuant to Section 9.01; and further no Principal Recovery Fee shall, with respect to any Serviced Mortgage Loan, be payable (i) in connection with a Periodic Payment received in connection with such Serviced Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the related payment,
Liquidation Proceeds or Insurance Proceeds.

            Notwithstanding the foregoing, any Special Servicing Fee, Workout
Fee and/or Principal Recovery Fee payable in accordance with the three preceding paragraphs with respect to a Loan Combination (including, without limitation, any successor REO Loans comprising same) shall be paid from the collections received on such Loan Combination on deposit in the related Loan Combination
Custodial Account that may be applied to pay such fees in accordance with the related Loan Combination Intercreditor Agreement, pursuant to Section 3.05(e).
Insofar as any Special Servicing Fee, Workout Fee and/or Principal Recovery Fee
is payable in respect of a Non-Trust Loan, such fee shall be payable solely from collections in respect of such Non-Trust Loan.

            The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special
Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

            The Special Servicer shall not be entitled to any Special Servicing
Fees, Workout Fees or Principal Recovery Fees with respect to the Park La Brea
Apartments Trust Mortgage Loan or any related REO Property.

            (d)   Additional servicing compensation in the form of: (i) all
Default Charges (or portion thereof that is comprised of late payment charges)
collected with respect to Specially Serviced Mortgage Loans, to the extent provided in clause fourth of Section 3.26(a), and (subject to Section
3.11(b)(ii)) one hundred percent (100%) of all assumption application fees collected with respect to Specially Serviced Mortgage Loans and (ii) one-hundred percent (100%) of any assumption fee or modification fee to the extent actually paid by a Mortgagor with respect to any Specially Serviced Mortgage Loan and
(subject to Section 3.11(b)(ii)) 50% of all assumption application fees, assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Mortgagor with respect to any non-Specially Serviced Mortgage Loan that is a Serviced Mortgage Loan for which Special Servicer consent is required, shall be retained by the Special Servicer or promptly paid to the Special
Servicer by the

                                      -165-

applicable Master Servicer (subject to Section 3.11(e)) and shall not be required to be deposited in the applicable Collection Account or any Loan
Combination Custodial Account, as the case may be; provided that the Special
Servicer's right to receive Default Charges pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay or reimburse the Trust for interest on Advances, Additional Trust Fund Expenses and property inspection costs in respect of the related Serviced Mortgage Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in
Section 3.26. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Accounts, if established, in accordance with Section 3.06(b)
(but only to the extent of the Net Investment Earnings, if any, with respect to the REO Accounts for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special
Servicer. The Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in Section 3.05(a) and/or
Section 3.05(e) if and to the extent such expenses are not payable directly out of either Collection Account, the Loan Combination Custodial Accounts or the REO
Accounts, as the case may be.

            (e)   If either Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property in respect of a Serviced Mortgage Loan, then (notwithstanding anything herein to the contrary) such Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any
Rating Agency fees and expenses to the extent such fees and expenses are collectible under applicable law and such Master Servicer or the Special
Servicer, as appropriate, fails to enforce such requirement in accordance with the related Mortgage Loan documents. Any remaining portion of such assumption fee or of such assumption application fee will be applied as additional compensation to such Master Servicer or the Special Servicer in accordance with this Section 3.11. Neither of the Master Servicers nor the Special Servicer
shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

            SECTION 3.12.    Property Inspections; Collection of Financial
                             Statements; Delivery of Certain Reports.

            (a)   The Special Servicer shall perform or cause to be performed a physical inspection of a Serviced Mortgaged Property as soon as practicable after a related Serviced Mortgage Loan becomes a Specially Serviced Mortgage
Loan, provided that such expense shall be reimbursable first out of Default
Charges otherwise payable to the Special Servicer and the Master Servicers, then as an Additional Trust Fund Expense (other than an expense allocable to a
Non-Trust Loan, which shall be reimbursable from the related Loan Combination
Custodial Account). In addition, after a Serviced Mortgage Loan becomes a
Specially Serviced Mortgage Loan, the Special Servicer shall perform or cause to be performed a physical inspection of the related Mortgaged Property at least once per calendar year, so long as such Serviced Mortgage Loan remains a
Specially Serviced Mortgage Loan. Beginning in 2007, the applicable Master
Servicer for each Serviced Mortgage Loan other than a Specially Serviced
Mortgage Loan or REO Loan, shall at its expense perform or cause to be performed an

                                      -166-

inspection of all the Serviced Mortgaged Properties at least once per calendar year in the case of a Mortgage Loan having an unpaid principal balance of
$2,000,000 or greater, unless such Mortgaged Property has been inspected in such calendar year by the Special Servicer, and once every two calendar years in the case of a Mortgage Loan having an unpaid principal balance of less than
$2,000,000; provided that, notwithstanding the foregoing, the applicable Master
Servicer shall at its expense perform or caused to be performed an inspection of a Serviced Mortgaged Property relating to a Trust Mortgage Loan listed on the most recently reported CMSA Servicer Watchlist at least once per calendar year, unless such Mortgaged Property has been inspected in such calendar year by such
Master Servicer or the Special Servicer. The Special Servicer and each Master
Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the applicable Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the
Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition, occupancy or value of the Mortgaged Property of which such
Master Servicer or the Special Servicer, as applicable, is aware and considers material, or (iii) any visible waste committed on the Mortgaged Property of which such Master Servicer or the Special Servicer, as applicable, is aware and considers material. Each Master Servicer shall within 45 days of the related inspection, deliver such reports complete with any photographs taken thereof in an electronic format to the Trustee (upon request) and to the Controlling Class
Representative (and in the case of a Loan Combination, the related Non-Trust
Noteholder(s)), and the Trustee shall obtain from the applicable Master Servicer and, subject to Section 3.15, make copies of all such inspection reports available for review by any requesting Certificateholder and Certificate Owner during normal business hours at the offices of the Trustee at all times after
Trustee's receipt thereof. Upon written request and at the expense of the requesting party, the Trustee shall obtain from the applicable Master Servicer and deliver copies of any such inspection reports to Certificateholders and
Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Serviced
Mortgaged Property related to a loan that is not a Specially Serviced Mortgage
Loan, provided that the Special Servicer obtains the approval of the applicable
Master Servicer prior to such inspection, and provides a copy of such inspection to such Master Servicer; and provided, further, that such Master Servicer and the Special Servicer shall not both inspect a Serviced Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the applicable Master Servicer's inspection obligations pursuant to this paragraph
(a).

            (b)   The Special Servicer shall from time to time (and, in any
event, upon request) provide the applicable Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and Administered REO Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such
Master Servicer to the Trustee. Without limiting the generality of the foregoing, not later than 12:00 p.m. (New York City time) on the Business Day following each Determination Date, beginning in January 2007, the Special
Servicer shall prepare and deliver or cause to be delivered to the applicable
Master Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable such Master Servicer to produce, the CMSA files and reports required to be delivered by such Master Servicer to the Trustee as described below, in each case with respect to all Specially
Serviced Mortgage Loans and the REO Properties.

            (c)   Each Master Servicer shall deliver to the Trustee, no later than 2:00 p.m. New York City time on the second Business Day prior to each
Distribution Date beginning in January 2007,

                                      -167-

the CMSA Loan Periodic Update File with respect to the subject Distribution Date and notice of the Discount Rate applicable to each Principal Prepayment received in the related Collection Period. Each CMSA Loan Periodic Update File prepared by the Master Servicers shall be accompanied by a CMSA Advance Recovery Report.
The preparation of each CMSA Advance Recovery Report shall constitute a responsibility of the Master Servicers and shall not constitute a responsibility of any other party. Notwithstanding anything in this Agreement that suggests otherwise, the Master Servicers shall not be required to deliver a CMSA Advance
Recovery Report (and no CMSA Loan Periodic Update File need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable". The Master Servicers'
responsibilities under this Section 3.12 with respect to information to be provided by the Special Servicer with respect to Specially Serviced Mortgage
Loans and Administered REO Properties shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.12(b), but the failure of the
Special Servicer to provide information required by it shall not relieve either
Master Servicer of its duties to provide the related reports, absent such information. Notwithstanding the foregoing, because the Master Servicers will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial
Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicers in January 2007 will be based solely upon information generated from actual collections received by the Master
Servicers and from information Mortgage Loan Sellers deliver or cause to be delivered to the Master Servicers (including but not limited to information prepared by third-party servicers of the subject Serviced Mortgage Loans with respect to the period prior to the Closing Date). On or before 4:00 p.m., New
York City time, on each P&I Advance Date beginning in January 2007, each Master
Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Mortgage Loans (and, if applicable, the related REO
Properties, providing the required information as of the related Determination
Date): (i) a CMSA Comparative Financial Status Report; (ii) a CMSA Delinquent
Loan Status Report; (iii) a CMSA Historical Loan Modification and Corrected
Mortgage Loan Report; (iv) a CMSA REO Status Report; (v) a CMSA Servicer Watch
List; (vi) a CMSA Property File; (vii) a CMSA Loan Setup File; (viii) a CMSA
Financial File; and (ix) a CMSA Loan Level Reserve/LOC Report. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the Master
Servicers. Each Master Servicer shall make available promptly upon request of the other Master Servicer a report setting forth each Advance then outstanding by such Master Servicer. The Master Servicer shall incorporate in the foregoing reports any information and reports received (by the date in the month of such
Distribution Date that such information and reports are scheduled to be received in accordance with the JP Morgan Series 2006-LDP8 Pooling and Servicing
Agreement) from the JP Morgan Series 2006-LDP8 Applicable Servicer with respect to the Park La Brea Apartments Trust Mortgage Loan.

            (d)   The Special Servicer shall deliver to the Master Servicers the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master
Servicers shall deliver to the Trustee the reports set forth in Section 3.12(c)
in an electronic format reasonably acceptable to the Special Servicer, each
Master Servicer and the Trustee. Each Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, with respect to the
Park La Brea Apartments Trust Mortgage Loan, by the JP Morgan Series 2006-LDP8
Applicable Servicer pursuant to the JP Morgan Series 2006-LDP8 Pooling and
Servicing Agreement. The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update Files to be provided by the Master Servicers pursuant to Section 3.12(c). In the case of information or reports to be furnished by the Master Servicers to the Trustee pursuant to this Section

                                      -168-

3.12, to the extent that such information or reports are based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section
3.12(d) or by the JP Morgan Series 2006-LDP8 Applicable Servicer pursuant to the
JP Morgan Series 2006-LDP8 Pooling and Servicing Agreement, neither Master
Servicer shall have an obligation to provide such information to the Trustee until it has received such information from the Special Servicer or the JP
Morgan Series 2006-LDP8 Applicable Servicer, as applicable, and neither Master
Servicer shall be in default hereunder due to a delay in providing information required by this Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any information or report required under Section
3.12(b) and this Section 3.12(d) of this Agreement or the JP Morgan Series
2006-LDP8 Applicable Servicer's failure to provide any information or report required to be provided to the holder of the Park La Brea Apartments Trust
Mortgage Loan pursuant to the JP Morgan Series 2006-LDP8 Pooling and Servicing
Agreement, but neither Master Servicer shall be relieved of its obligation to timely provide such reports absent the information not provided by the Special
Servicer as required by this Section 3.12 or by the JP Morgan Series 2006-LDP8
Applicable Servicer.

            Commencing with respect to the fiscal quarter ended March 2007, the
Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the applicable Master Servicer, in the case of each non-Specially Serviced Mortgage
Loan, shall make reasonable efforts to collect promptly from each related
Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents. In addition, the Special
Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each Administered REO Property and shall collect all such items promptly following their preparation. The Special
Servicer shall deliver images in suitable electronic media of all of the foregoing items so collected or obtained by it to the applicable Master Servicer within 30 days of its receipt thereof. Each Master Servicer shall deliver all items obtained by it, and all items required to be delivered to it by the
Special Servicer pursuant to the immediately preceding sentence to the
Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s), and the Trustee in an imaged format.

            Each Master Servicer shall maintain a CMSA Operating Statement
Analysis Report with respect to each Serviced Mortgaged Property and
Administered REO Property related to each Serviced Mortgage Loan serviced thereby. Within 60 days after receipt by the applicable Master Servicer from the related Mortgagor or otherwise, as to each non-Specially Serviced Mortgage Loan and within 30 days after receipt by the applicable Master Servicer from the
Special Servicer or otherwise, as to a Specially Serviced Mortgage Loan or an
Administered REO Property, of any annual operating statements and rent rolls with respect to any Serviced Mortgaged Property or Administered REO Property,
such Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the CMSA Operating Statement
Analysis Report for the subject Serviced Mortgaged Property or Administered REO
Property. Each Master Servicer shall remit a copy of each CMSA Operating
Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if not already provided pursuant to this Section 3.12, the underlying operating statements and rent rolls, to the Controlling Class Representative (and in the case of a Loan
Combination, the related Non-Trust Noteholder(s)), the Trustee and the Special
Servicer. Within 60 days (or, in the case of items received from the Special
Servicer or otherwise with respect to Specially Serviced Mortgage Loans and
Administered REO Properties, 30 days) after receipt

                                      -169-

by the applicable Master Servicer of any quarterly or annual operating statements with respect to any Serviced Mortgaged Property or Administered REO
Property, such Master Servicer shall prepare or update and forward to the
Trustee, the Special Servicer and the Controlling Class Representative (and in
the case of a Loan Combination, the related Non-Trust Noteholder(s)) a CMSA NOI
Adjustment Worksheet using the same format as the CMSA Operating Statement
Analysis Report for such Serviced Mortgaged Property or Administered REO
Property, together with, if so requested and not previously provided pursuant to this Section 3.12, the related quarterly or annual operating statements.

            (e)   Except with respect to delivery to the Special Servicer or the
Controlling Class Representative, which deliveries shall be made in electronic format, if either Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, such
Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on such Master Servicer's Internet Website or the
Trustee's Internet Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee.

            (f)   Notwithstanding any other provision in this Agreement, the failure of either Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12, or that may otherwise be disclosed pursuant to Section 3.15 or Section 4.02, shall not constitute a breach of this Agreement to the extent such Master Servicer or the
Special Servicer so fails because such disclosure, in the reasonable belief of such Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged
Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. Either Master Servicer and the Special Servicer may
disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage
Loan documents and the Servicing Standard. Either Master Servicer or the Special
Servicer may affix to any information provided by it under this Agreement any disclaimer it deems appropriate in its discretion (without suggesting liability on the part of any other party hereto).

            (g)   Each Master Servicer shall, contemporaneously with any related delivery to the Trustee or the Special Servicer, as applicable, provide any reports that contain information regarding a Loan Combination Mortgaged Property or financial information regarding the related Mortgagor to the related
Non-Trust Noteholder(s).

            (h)   For the purposes of the production by either Master Servicer or the Special Servicer of any such report that is required to state information with respect to any Serviced Mortgage Loan for any period prior to the related
Due Date in January 2007, such Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan
Seller, by the related Mortgagor or (x) in the case of such a report produced by such Master Servicer, by the Special Servicer (if other than such Master
Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by either Master Servicer (if other than such Special
Servicer or an Affiliate thereof). Absent manifest error of which it has actual knowledge, neither the Master Servicers nor the Special Servicer

                                      -170-

shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgage Loan Seller, any other party to this Agreement, a
Mortgagor or another third party that is included in any reports, statements, materials or information prepared or provided by either such Master Servicer or the Special Servicer, as the case may be. The Trustee shall not be responsible for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. Neither the Trustee, nor the Master Servicers nor the
Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party. All reports provided pursuant this Section 3.12 shall be in an electronic format reasonably acceptable to both the Trustee and each Master Servicer.

            (i)   The preparation and maintenance by each Master Servicer and the Special Servicer of all the reports specified in this Section 3.12 with respect to a Loan Combination, the corresponding Mortgaged Property and/or any related REO Property, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

            SECTION 3.13.    Annual Statement as to Compliance.

            Each of the Trustee, the Master Servicers and the Special Servicer
shall itself deliver (or, in the case of the Trustee, make available), and shall cause each Additional Item 1123 Servicer retained or engaged by it to deliver
(but if the related Additional Item 1123 Servicer is a Designated Sub-Servicer,
then the applicable Master Servicer's sole duty shall be to use commercially reasonable efforts to cause such Designated Sub-Servicer to deliver), on or before May 1 of each year, beginning in 2007 (provided that if the Trustee requires the following statement in connection with any filing with the
Commission, each of the Trustee, the Master Servicers and the Special Servicer
shall deliver, and shall cause each Additional Item 1123 Servicer retained or engaged by it to deliver (but if the related Additional Item 1123 Servicer is a
Designated Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use commercially reasonable efforts to cause such Designated Sub-Servicer to deliver, on or before March 15th of the subject year), to the Trustee, the
Depositor, the Controlling Class Representative, each Non-Trust Noteholder, and each Rating Agency and, in the case of the Special Servicer or an Additional
Item 1123 Servicer, to each Master Servicer, a statement of compliance (the
"Annual Statement of Compliance") from the Trustee, each Master Servicer, the
Special Servicer or such Additional Item 1123 Servicer, as the case may be, signed by an authorized officer thereof, to the effect that: (i) a review of the activities of the Trustee, each Master Servicer, the Special Servicer or such
Additional Item 1123 Servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the Certificates were outstanding) and of its performance under this Agreement (or, in the case of an Additional Item 1123 Servicer, under the applicable Sub-Servicing
Agreement or primary servicing agreement) has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Trustee, each Master Servicer, the Special Servicer or such
Additional Item 1123 Servicer, as the case may be, has fulfilled all of its obligations under this Agreement (or, in the case of an Additional Item 1123
Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement) in all material respects throughout such year (or, if applicable, the portion of such year during which the Certificates were outstanding) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

            In the event that either Master Servicer, the Special Servicer or the Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall

                                      -171-

use its reasonable efforts to cause any Additional Item 1123 Servicer that resigns or is terminated under any applicable servicing agreement to provide, an annual statement of compliance pursuant to this Section 3.13 with respect to the period of time that such Master Servicer, the Special Servicer or the Trustee was subject to this Agreement or the period of time that the Additional Item
1123 Servicer was subject to such other servicing agreement.

            In the event the Trustee or the Depositor does not receive the
Annual Statement of Compliance with respect to any party hereto or, if the
Trustee has been notified of the existence thereof, any Additional Item 1123
Servicer contemplated to deliver such report pursuant to the preceding paragraph, by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, then the
Trustee shall, and the Depositor may, forward a Servicer Notice to such Person
(or, in the case of an Additional Item 1123 Servicer known to the Trustee or the
Depositor, as the case may be, to the party hereto that retained or engaged such
Additional Item 1123 Servicer), with a copy of such Servicer Notice to the
Depositor (if the Trustee is sending the Servicer Notice) or the Trustee (if the
Depositor is sending the Servicer Notice), as applicable, within two (2)
Business Days of such failure. Any party hereto that retains or engages a
Servicing Representative (other than a Designated Sub-Servicer) that is, at the time of appointment, or subsequently becomes an Additional Item 1123 Servicer shall so notify the Trustee (unless such party is the Trustee) and the Depositor in writing promptly following such party's becoming aware that such Servicing
Representative is or has become an Additional Item 1123 Servicer; and, further, if such Servicing Representative does not deliver an Annual Statement of
Compliance with respect to itself by March 15th of any year during which a Form
10-K Annual Report is required to be filed with the Commission with respect to the Trust, the party hereto that retained or engaged such Servicing
Representative shall so notify the Trustee (unless such party is the Trustee)
and the Depositor in writing no later than the second Business Day following such March 15th, together with an explanation regarding such failure.

            SECTION 3.14.    Reports on Assessment of Compliance with Servicing
                             Criteria; Registered Public Accounting Firm
                             Attestation Reports.

            Each Servicing Function Participant shall itself deliver (or, in the case of the Trustee, make available), and each party hereto shall cause any
Sub-Servicing Function Participant retained or engaged by it to deliver (but if the related Additional Item 1123 Servicer is a Designated Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use commercially reasonable efforts to cause such Designated Sub-Servicer to deliver), on or before May 1 of each year, beginning in 2007 (provided that if the Trustee requires the following reports in connection with any filing with the Commission, each
Servicing Function Participant shall deliver (or, in the case of the Trustee, make available), and each party hereto shall cause any Sub-Servicing Function
Participant retained or engaged by it to deliver (but if the related Additional
Item 1123 Servicer is a Designated Sub-Servicer, then the applicable Master
Servicer's sole duty shall be to use commercially reasonable efforts to cause such Designated Sub-Servicer to deliver), on or before March 15th of the subject year), at its own expense, to the Trustee, the Depositor, the Controlling Class
Representative, each Non-Trust Noteholder, and each Rating Agency the following reports: (i) as required under Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, a report on an assessment of compliance by it with the Servicing Criteria (an "Annual Assessment Report"), signed by an authorized officer of such Servicing Function Participant or such Sub-Servicing
Function Participant, as the case may be, which report shall contain (A) a statement by such Servicing Function Participant or such Sub-Servicing Function
Participant, as

                                      -172-

the case may be, of its responsibility for assessing compliance with the
Relevant Servicing Criteria, (B) a statement that such Servicing Function
Participant or such Sub-Servicing Function Participant, as the case may be, used the Servicing Criteria to assess compliance with the Relevant Servicing
Criteria, (C) such Servicing Function Participant's or such Sub-Servicing
Function Participant's, as the case may be, assessment of compliance with the
Relevant Servicing Criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the Relevant Servicing Criteria identified by such Servicing
Function Participant or such Sub-Servicing Function Participant, as the case may be, and (D) a statement that a registered public accounting firm has issued an attestation report on such Servicing Function Participant's or such
Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the Relevant Servicing Criteria as of and for such period ending
December 31st of the preceding calendar year; and (ii) as to each report delivered by a Servicing Function Participant or a Sub-Servicing Function
Participant pursuant to the immediately preceding clause (i), a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the PCAOB) (an "Annual Attestation
Report") that attests to, and reports on, the assessment made by the asserting party in such report delivered pursuant to the immediately preceding clause (i), together with (if required to be filed with the Commission) a consent from such registered public accounting firm authorizing the filing of the subject Annual
Attestation Report with the Commission (an "Accountant's Consent"). Each Annual
Attestation Report must be available for general use and may not contain restricted use language. Promptly after receipt of each such report delivered pursuant to the second preceding sentence, the Depositor shall review such report and, if applicable, shall be entitled to consult with the appropriate party hereto as to the nature of any material instance of noncompliance with the
Relevant Servicing Criteria by such party or any Sub-Servicing Function
Participant retained or engaged by it.

            In the event that any Servicing Function Participant is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party hereto shall cause any Sub-Servicing Function Participant engaged by it to provide (but if the related Additional Item 1123 Servicer is a
Designated Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use commercially reasonable efforts to cause such Designated Sub-Servicer to deliver), an Annual Assessment Report pursuant to this Section 3.14, coupled with an Annual Attestation Report pursuant to this Section with respect to the period of time that the Servicing Function Participant was subject to this
Agreement or the period of time that the Sub-Servicing Function Participant was subject to such other servicing agreement.

            In the event the Trustee or the Depositor does not receive the
Annual Assessment Report and/or the Annual Attestation Report with respect to any Servicing Function Participant, or with respect to any Sub-Servicing
Function Participant retained or engaged by a party hereto that is known to the
Trustee or the Depositor, as the case may be, by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, then the Trustee shall, and the Depositor may, forward a
Servicer Notice to such Servicing Function Participant or the party hereto that retained or engaged such Sub-Servicing Function Participant, as the case may be, with a copy of such Servicer Notice to the Depositor (if the Trustee is sending the Servicer Notice) or the Trustee (if the Depositor is sending the Servicer
Notice), as applicable, within two (2) Business Days of such failure. For the purposes of this Section 3.14, as well as Section 3.13 and clause (B) of Section
7.01(a)(V) of this Agreement, a "Servicer Notice" shall constitute either any writing forwarded to such party or, in the case of the Master Servicers and the
Special Servicer, notwithstanding the

                                      -173-

provisions of Section 11.05, e-mail or facsimile notice which, in the case of
e-mail transmission, shall be forwarded to all of the following e-mail addresses: (1) in the case of the initial Master Servicer No. 1,
askmidland@midlandls.com and midlandlegal@midlandls.com; (2) in the case of the initial Master Servicer No. 2, cms.compliance@wellsfargo.com; and (3) in the case of the initial Special Servicer, INFORMATION FOR LNR REQUIRED[__] or such other e-mail addresses as are provided in writing by either Master Servicer or the Special Servicer to the Trustee and the Depositor; provided that any party to this Agreement (or someone acting on their behalf) shall only be required to forward any such notice to be delivered to each Master Servicer to no more than three e-mail addresses in the aggregate in order to fulfill its notification requirement as set forth in the preceding sentence and/or under the provisions of clause (B) of Section 7.01(a)(v); and provided, further, that a copy of any
Servicer Notice to the Special Servicer shall be forwarded by the means provided in Section 11.05. Any party hereto that retains or engages a Servicing
Representative (other than a Designated Sub-Servicer) that is, at the time of appointment, or subsequently becomes a Sub-Servicing Function Participant shall so notify the Trustee (unless such party is the Trustee) and the Depositor in writing promptly following such party's becoming aware that such Servicing
Representative is or has become a Sub-Servicing Function Participant; and, further, if such Servicing Representative does not deliver or cause the delivery of an Annual Assessment Report, an Annual Attestation Report and/or, if required to be filed with the Commission, an Accountant's Consent with respect to itself by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, the party hereto that retained or engaged such Servicing Representative shall promptly so notify the
Trustee (unless such party is the Trustee) and the Depositor in writing no later than the second Business Day following such March 15th, together with an explanation of such failure.

            The Master Servicers, the Special Servicer and the Trustee, in each case, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, provided that the Master Servicers, the Special Servicer and the Trustee shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred by it in affording the Depositor such cooperation.

            SECTION 3.15.    Access to Certain Information.

            (a)   Upon 10 days' prior written notice, each Master Servicer (with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h) and (i) below, to the extent such items are in its possession), the Special Servicer (with respect to the items in clauses (d), (e), (f), (g), (h) and (i) below, to the extent those items are in its possession) and the Trustee (with respect to the items in clauses (a) through (j) below, to the extent those items are in its possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of the
Trustee, at its Corporate Trust Office), during normal business hours, or send to the requesting party, such party having been certified to each Master
Servicer, the Special Servicer or the Trustee, as applicable, in accordance with
(a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any prospective transferee of any
Certificate or interest therein, the Trustee, the Rating Agencies, the
Underwriters and the Depositor originals or copies of the following items: (a)
this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing
Date and all reports, statements and analyses delivered

                                      -174-

by each Master Servicer since the Closing Date pursuant to Section 3.12(c), (c)
all Officer's Certificates delivered by each Master Servicer or the Special
Servicer since the Closing Date pursuant to Section 3.13, (d) all accountants'
reports delivered to each Master Servicer in respect of itself or the Special
Servicer since the Closing Date as described in Section 3.14, (e) the most recent property inspection report prepared by or on behalf of each Master
Servicer in respect of each Serviced Mortgaged Property and any Environmental
Assessments prepared pursuant to Section 3.09, (f) the most recent Serviced
Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of each Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Serviced Mortgage Loan and the Asset Status
Report prepared by the Special Servicer pursuant to Section 3.21(c), (h) the
Servicing File relating to each Serviced Mortgage Loan, (i) any and all
Officer's Certificates and other evidence delivered by each Master Servicer or the Special Servicer, as the case may be, to support its determination that any
Advance was, or if made, would be, a Nonrecoverable Advance including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a),
(j) all reports filed with the Commission with respect to the Trust pursuant to
Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and (k) the JP Morgan
Series 2006-LDP8 Pooling and Servicing Agreement, and any reports, statements, documents and other written information delivered under this Agreement to the
Master Servicer for the Trust on behalf of the Trustee, or to the Trustee, as holder of the Park La Brea Apartments Trust Mortgage Loan. Copies of any and all
of the foregoing items will be available from either Master Servicer, the
Special Servicer or the Trustee, as the case may be, upon request and payment of reasonable copying costs but shall be provided to any of the Rating Agencies and the Controlling Class Representative (and with respect to a Loan Combination, the related Non-Trust Noteholder(s)) at no cost pursuant to their reasonable requests. The Master Servicers, the Special Servicer and the Trustee may each satisfy its obligations under this Section 3.15(a) by making such items available for review on its Internet Website with the use of a password.

            In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative (and in the case of a Loan
Combination, the related Non-Trust Noteholder(s)), in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee, either Master Servicer or the Special Servicer, as applicable, shall require:
(a) in the case of Certificate Owners, Certificateholders and the Controlling
Class Representative (and in the case of a Loan Combination, the related
Non-Trust Noteholder(s)), a confirmation executed by the requesting Person substantially in the form of Exhibit I-1 hereto (or such other form as may be reasonably acceptable to the Trustee, either Master Servicer or the Special
Servicer, as applicable, and which may provide indemnification for the Master
Servicers, the Special Servicer and the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential
(except that any such Certificate Owner, any such Certificateholder and the
Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)) may provide such information to any other
Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a
Certificate or an interest therein, confirmation executed by the requesting
Person substantially in the form of Exhibit I-2 hereto (or such other form as may be reasonably acceptable to the Trustee, either Master Servicer or the
Special Servicer, as applicable, and which may provide indemnification for either Master Servicer, the Special Servicer or the Trustee, as applicable)
generally to the effect that such Person is a prospective purchaser of a
Certificate or an

                                      -175-

interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Certificate Owners and
Holders of the Certificates, by their acceptance thereof, and the Controlling
Class Representative (and in the case of a Loan Combination, the related
Non-Trust Noteholder(s)), by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws.
Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee or either Master
Servicer, as applicable, pursuant to this Section 3.15 that has previously been made available on an unrestricted basis and without a password via the Trustee's or either Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission, and the Trustee or either Master Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available without a password via the Trustee's or either Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission.

            Each of the Master Servicers and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC,
the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of either Master Servicer or the Special Servicer, as the case may be, designated by it.

            The Trustee, the Master Servicers, the Special Servicer and the
Underwriters may require payment from the Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges and, in the case of
Certificateholders or Certificate Owners requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

            (b)   The Trustee shall, and the Master Servicers may but are not required to, make available each month to any interested party on their respective Internet Websites (i) the Distribution Date Statement and (ii) this
Agreement, the Prospectus and the Prospectus Supplement. In addition, on each
Distribution Date, the Trustee shall make available to any interested party via the Trustee's Internet Website the Unrestricted Reports, the CMSA Loan Periodic
Update File, the CMSA Loan Setup File, the CMSA Bond Level File and the CMSA
Collateral Summary File, in each case for such Distribution Date, and any other information at the request of the Depositor. The Trustee shall make available on each Distribution Date (i) the Restricted Reports and (ii) the CMSA Property
File to any Privileged Person via the Trustee's Internet Website with the use of a password (or other comparable restricted access mechanism) provided by the
Trustee.

                                      -176-

            Either Master Servicer may, but is not required to, make available each month via its Internet Website to any Privileged Person, with the use of a password provided by such Master Servicer, the reports and files comprising the
CMSA Investor Reporting Package.

            (c)   In connection with providing access to the Trustee's Internet
Website or either Master Servicer's Internet Website, the Trustee or either
Master Servicer, as applicable, may require registration and the acceptance of a disclaimer and may otherwise adopt reasonable rules and procedures that may include, to the extent either Master Servicer or Trustee, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement (which may be in the form of Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the Trustee or either Master Servicer, as applicable)) governing the availability, use and disclosure of such information and providing indemnification to either Master Servicer or Trustee, as applicable, for any liability or damage that may arise therefrom.

            Each Master Servicer and Trustee may, in accordance with such reasonable rules and procedures as each may adopt (including conditioning access on the execution and delivery of an agreement (which may be in the form of
Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the
Trustee or either Master Servicer, as applicable)) governing the availability, use and disclosure of information and providing indemnification to either Master
Servicer or Trustee, as applicable, for any liability or damage that may arise therefrom), also make available, through its Internet Website or otherwise, any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Mortgagors for review by any Persons to whom either Master Servicer or
Trustee, as applicable, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related
Mortgage Loan (in the case of Trustee, if it has actual knowledge of such prohibition by the related Mortgage Loan).

            Notwithstanding anything in this Agreement to the contrary, the
Master Servicers and the Trustee may withhold (other than with respect to items required to be delivered under this Agreement to the Controlling Class
Representative (and, in the case of a Loan Combination, the related Non-Trust
Noteholder(s)) any information not yet included in a Form 8-K Current Report filed with the Commission or otherwise made publicly available with respect to which the Trustee or either Master Servicer has determined that such withholding is appropriate.

            Any transmittal of information by either Master Servicer or the
Trustee to any Person other than the Rating Agencies or the Depositor may be accompanied by a letter containing the following provision:

            "By receiving the information set forth herein, you
            hereby acknowledge and agree that the United States
            securities laws restrict any person who possesses
            material, non-public information regarding the Trust
            that issued ML-CFC Commercial Mortgage Trust 2006-4,
            Commercial Mortgage Pass-Through Certificates, Series
            2006-4, from purchasing or selling such Certificates in
            circumstances where the other party to the transaction
            is not also in possession of such information. You also
            acknowledge and agree that such information is being
            provided to you for the purposes of, and such
            information may be used only in connection with,
            evaluation by you

                                      -177-

            or another Certificateholder or prospective purchaser of
            such Certificates or beneficial interest therein".

            (d)   If three or more Holders or the Controlling Class
Representative (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of
Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this
Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the
Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate
Register.

            (e)   The Master Servicers and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from either
Master Servicer or the Special Servicer under this Agreement. None of the Master
Servicers, the Special Servicer or the Trustee shall be liable for the dissemination of information in accordance with the terms of this Agreement. The
Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the
Trustee's Internet Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicers and the Special Servicer may disclaim responsibility for any information distributed by the Trustee, either Master
Servicer or the Special Servicer, respectively, for which it is not the original source.

            SECTION 3.16.    Title to REO Property; REO Accounts.

            (a)   If title to any Serviced Mortgaged Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Loan Combination
Mortgaged Property, on behalf of the related Non-Trust Noteholder(s). If, pursuant to Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more
Administered REO Properties pursuant to this Agreement, then (subject to the interests of, if affected, the related Non-Trust Noteholder(s)), the deed or certificate of sale with respect to any such REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or
Trustee under this Agreement.

            The Special Servicer, on behalf of the Trust Fund and, in the case of any Loan Combination REO Property, the related Non-Trust Noteholder(s), shall sell any Administered REO Property as soon as practicable in accordance with the
Servicing Standard, but prior to the end of the third year following the calendar year in which REMIC I acquires ownership of such Administered REO
Property for purposes of Section 860G(a)(8) of the Code, unless the Special
Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension")
by the Internal Revenue Service to sell such Administered REO Property or (ii)
obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the
Special Servicer and the

                                      -178-

applicable Master Servicer, to the effect that the holding by REMIC I of such
Administered REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on either of REMIC I or REMIC II or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any
Certificates are outstanding. If the Special Servicer is granted the REO
Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject Administered REO
Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special
Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of
Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered as, and reimbursable as, a Servicing Advance.

            (b)   The Special Servicer shall segregate and hold all funds
collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Serviced Mortgaged Property (other than a Loan
Combination Mortgaged Property), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each Administered REO
Property (other than any Loan Combination REO Property). If such REO Acquisition occurs with respect to a Loan Combination Mortgaged Property, then the Special
Servicer shall establish an REO Account solely with respect to such property (an
"Loan Combination REO Account"), to be held for the benefit of the
Certificateholders and the related Non-Trust Noteholder. The Pool REO Account and each Loan Combination REO Account shall each be an Eligible Account. The
Special Servicer shall deposit, or cause to be deposited, in the applicable REO
Account all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of any Administered REO Property within 2 Business Days of receipt.
Funds in the REO Accounts may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from each REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section
3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee and the Master Servicers of the location of each
REO Account, and shall give notice to the related Non-Trust Noteholder(s) of the location of any Loan Combination REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

            (c)   The Special Servicer shall withdraw from the related REO
Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in such REO Account relating to such Administered
REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination Date, the Special
Servicer shall withdraw from the Pool REO Account and deposit into the applicable Collection Account, or deliver to the applicable Master Servicer or such other Person as may be designated by such Master Servicer (which shall deposit such amounts into the applicable Collection Account) the aggregate of all amounts received in respect of the related

                                      -179-

Administered REO Property during the Collection Period ending on such
Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence. On each Determination Date, the Special Servicer shall withdraw from each Loan Combination REO Account and deposit into the related
Loan Combination Custodial Account, or deliver to the applicable Master Servicer or such other Person as may be designated by such Master Servicer (which shall deposit such amounts into the related Loan Combination Custodial Account) the aggregate of all amounts then on deposit therein that were received in respect of the related Loan Combination REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the second preceding sentence. Notwithstanding the foregoing, in addition to the Impound Reserve, the Special Servicer may retain in the applicable REO Account such portion of proceeds and collections in respect of any Administered REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such Administered REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount reasonably estimated to be sufficient to cover such items estimated to be incurred during the following twelve-month period.

            (d)   The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c).
The Special Servicer shall provide the applicable Master Servicer any information with respect to each REO Account as is reasonably requested by such
Master Servicer.

            SECTION 3.17.    Management of REO Property.

            (a)   Prior to the acquisition by it of title to a Serviced
Mortgaged Property, the Special Servicer shall review the operation of such
Serviced Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special
Servicer determines from such review that:

                  (i)   None of the income from Directly Operating such Serviced
      Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the
      Code (either such tax referred to herein as an "REO Tax"), then such
      Serviced Mortgaged Property may be Directly Operated by the Special
      Servicer as REO Property;

                  (ii)  Directly Operating such Serviced Mortgaged Property as an Administered REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), such alternative is commercially reasonable)
      acquire such Serviced Mortgaged Property as Administered REO Property and
      so lease or operate such Administered REO Property; or

                                      -180-

                  (iii) It is reasonable to believe that Directly Operating such property as Administered REO Property could result in income subject to an
      REO Tax and that no commercially reasonable means exists to operate such property as Administered REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special
      Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as Administered REO
      Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Serviced Mortgaged Property as Administered REO Property) or
      (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this Section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

            The Special Servicer's decision as to how each Administered REO
Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (and, in the case of any Loan Combination REO Property, the related Non-Trust Noteholder(s)), as a collective whole, by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the
Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective Serviced Mortgaged
Property. Both the Special Servicer and the REMIC Administrator may, at the
expense of the Trust Fund payable pursuant to Section 3.05(a)(xiii) consult with counsel.

            (b)   If title to any Administered REO Property is acquired, the
Special Servicer shall manage, conserve, protect and operate such Administered
REO Property for the benefit of the Certificateholders (and, in the case of any
Loan Combination REO Property, the related Non-Trust Noteholder(s)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such Administered REO Property to fail to qualify as
"foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii) except as contemplated by
Section 3.17(a), either result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Subject to
the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the
Servicing Standard and, consistent therewith, shall withdraw from the related
REO Account, to the extent of amounts on deposit therein with respect to any
Administered REO Property, funds necessary for the proper operation, management, maintenance and disposition of such Administered REO Property, including without limitation:

                                      -181-

                  (i)   all insurance premiums due and payable in respect of
      such Administered REO Property;

                  (ii)  all real estate taxes and assessments in respect of such
      Administered REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such Administered REO
      Property; and

                  (iv)  all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such Administered REO Property.

            To the extent that amounts on deposit in the applicable REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such Administered REO
Property, the applicable Master Servicer, subject to Section 3.03(c), shall make
Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee) such Master
Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that such Master
Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c)   Without limiting the generality of the foregoing, the Special
Servicer shall not, with respect to any Administered REO Property:

                  (i)   enter into, renew or extend any New Lease with respect
      to such Administered REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

                  (ii)  permit any amount to be received or accrued under any
      New Lease other than amounts that will constitute Rents from Real
      Property;

                  (iii) authorize or permit any construction on such
      Administered REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv)  Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate such Administered REO
      Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of
Counsel (the cost of which shall be paid by the applicable Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing
Advance) to the effect that such action would not cause such Administered REO
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by REMIC I, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

                                      -182-

            (d)   Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor for the operation and management of any
Administered REO Property, provided that:

                  (i)   the terms and conditions of any such contract may not be
      inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii)  the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such Administered REO
      Property;

                  (iii) except as permitted under Section 3.17(a), any such
      contract shall require, or shall be administered to require, that the
      Independent Contractor, in a timely manner, (A) pay out of related REO
      Revenues all costs and expenses incurred in connection with the operation and management of such Administered REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the
      Independent Contractor to tenants of such Administered REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special
      Servicer upon receipt;

                  (iv)  none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent
      Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such Administered REO Property; and

                  (v)   the Special Servicer shall be obligated with respect
      thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such
      Administered REO Property.

The Special Servicer shall be entitled to enter into any agreement with any
Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the
Special Servicer by any such Independent Contractor, and nothing in this
Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing
Agreement for purposes of Section 3.22.

            SECTION 3.18.    Resolution of Defaulted Mortgage Loans and REO
                             Properties.

            (a)   Either Master Servicer, the Special Servicer or the Trustee
may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or an REO Property related thereto only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(a), Section 9.01 and/or any related co-lender, intercreditor or similar agreement to which the Trust is a party.

            (b)   After a Trust Serviced Mortgage Loan becomes a Serviced Trust
Defaulted Mortgage Loan, the Special Servicer shall determine the fair value of the Serviced Trust Mortgage Loan

                                      -183-

in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Serviced Trust Mortgage Loan contained herein may have on the value of such Serviced Trust Defaulted Mortgage Loan; provided, further, that the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within
30 days) after its receipt of such new Appraisal, if applicable. The Special
Servicer will be permitted, from time to time, to adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with the Servicing Standard;
provided, however, that the Special Servicer shall update its fair value determination at least once every 90 days; and provided, further, that absent the Special Servicer having actual knowledge of a material change in circumstances affecting the value of the related Mortgaged Property, the Special
Servicer shall not be obligated to update such determination. The Special
Servicer shall notify the Trustee, the applicable Master Servicer, each Rating
Agency, the Plurality Subordinate Certificateholder and the Controlling Class
Representative promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the applicable Master
Servicer, the Plurality Subordinate Certificateholder and the Controlling Class
Representative, the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the
Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Serviced Trust Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding the
foregoing, the Special Servicer shall not be required to deliver the
Determination Information to the applicable Master Servicer, and shall instead deliver the Determination Information to the Trustee, if such Master Servicer will not be determining whether the Option Price represents fair value for the
Serviced Trust Defaulted Mortgage Loan, pursuant to this Section 3.18.

            In determining the fair value of any Serviced Trust Defaulted
Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Serviced Trust
Mortgage Loan, the occupancy level and physical condition of the related
Mortgaged Property, the state of the local economy in the area where the
Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Serviced Trust Defaulted Mortgage Loan to the Purchase Option holder. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the related Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special
Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located.

            (c)   Subject to the terms set forth in Section 2.03, in the event a
Serviced Trust Mortgage Loan becomes a Serviced Trust Defaulted Mortgage Loan, each of the Special Servicer and

                                      -184-

the Plurality Subordinate Certificateholder (each, together with their respective assignees, an "Option Holder") shall have an assignable option (a
"Purchase Option") (with respect to any Trust Mortgage Loan that is part of a
Loan Combination, subject to the related Loan Combination Intercreditor
Agreement and Section 3.18(o)) to purchase such Serviced Trust Defaulted
Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i)
the Purchase Price, if the Special Servicer has not yet determined the fair value of the Serviced Trust Defaulted Mortgage Loan, or (ii) the fair value of the Serviced Trust Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing
Standard, if the Special Servicer has made such fair value determination;
provided that, if (A) the Purchase Option is being exercised by an Option Holder that is an assignee of the Special Servicer or the Plurality Subordinate
Certificateholder that is not an Affiliate of the Special Servicer or the
Plurality Subordinate Certificateholder, (B) the assignment of the Purchase
Option was to such Option Holder for no material consideration, and (C) the
Purchase Option is exercised by such Option Holder more than 90 days following a determination of the fair value of the subject Serviced Trust Defaulted Mortgage
Loan, the Special Servicer shall be entitled to receive a Principal Recovery
Fee, which Principal Recovery Fee shall be deducted from the Option Price received. The Special Servicer shall, promptly after a Serviced Trust Mortgage
Loan becomes a Serviced Trust Defaulted Mortgage Loan, deliver to the Plurality
Subordinate Certificateholder and the Controlling Class Representative a notice substantially in the form of Exhibit M-1. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Serviced Trust Defaulted Mortgage Loan to any party at any time after the related Serviced Trust Mortgage Loan becomes a Serviced Trust Defaulted Mortgage
Loan. The transferor of any Purchase Option shall notify the Trustee and the applicable Master Servicer of such transfer and such notice shall include (i) in the case of the Plurality Subordinate Certificateholder, an assignment substantially in the form of Exhibit M-3, or (ii) in the case of the Special
Servicer, an assignment substantially in the form of Exhibit M-2.
Notwithstanding the foregoing, the Special Servicer (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise of the Purchase
Option by the Plurality Subordinate Certificateholder; provided, however, if the
Purchase Option is not exercised by the Special Servicer or any assignee thereof within 60 days of the fair value determination being made with respect to the subject Trust Defaulted Mortgage Loan, then the Plurality Subordinate
Certificateholder (or its assignee) shall have the right to exercise its
Purchase Option prior to any exercise by the Special Servicer and the Plurality
Subordinate Certificateholder or its assignee may exercise such Purchase Option at any time during the 15 day period immediately following the expiration of such 60-day period. Following the expiration of such 15 day period, the Special
Servicer (or its assignee) shall again have the right to exercise its Purchase
Option prior to any exercise of the Purchase Option by the Plurality Subordinate
Certificateholder. If not exercised earlier, the Purchase Option with respect to any Serviced Trust Defaulted Mortgage Loan will automatically terminate (i) once the related Serviced Trust Defaulted Mortgage Loan is no longer a Serviced Trust
Defaulted Mortgage Loan; provided, however, that if such Serviced Trust Mortgage
Loan subsequently becomes a Serviced Trust Defaulted Mortgage Loan, the related
Purchase Option shall again be exercisable, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off, in full or at a discount, of such Serviced Trust Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a
Trust Defaulted Mortgage Loan held by any Person will terminate upon the exercise of the Purchase Option and consummation of the purchase by any other holder of a Purchase Option.

            (d)   [RESERVED]

                                      -185-

            (e)   Upon receipt of notice from the Special Servicer indicating that a Serviced Trust Mortgage Loan has become a Serviced Trust Defaulted
Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the applicable Master Servicer, the Trustee and the Controlling
Class Representative, written notice thereof (the "Purchase Option Notice"), which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Serviced Trust Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase
Option Notice shall be delivered in the manner specified in Section 11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable; provided that the assignor of the Purchase Option shall have no liability to the Trust Fund or any other party hereto for the failure of its third party assignee to close the sale of the Serviced Trust Defaulted Mortgage
Loan after its exercise of the Purchase Option and upon such failure, the
Purchase Option shall revert to the Option Holder as provided herein as if the
Purchase Option had not been exercised, and the Special Servicer shall pursue against such assignee whatever remedies the Trust Fund may have against the assignee.

            (f)   If the Special Servicer or the Plurality Subordinate
Certificateholder, or any of their respective Affiliates, is identified in the
Purchase Option Notice as the Person expected to acquire the related Serviced
Trust Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, then the applicable Master Servicer (or, if such
Master Servicer and the Special Servicer are the same Person, the Trustee) shall determine whether the Special Servicer's determination of the Option Price represents fair value for the Serviced Trust Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b). In such event, the Special Servicer shall promptly deliver to the applicable Master Servicer (or the Trustee, if the
Trustee is making the determination as contemplated in the preceding sentence)
the Determination Information, including information regarding any change in circumstance regarding the Serviced Trust Defaulted Mortgage Loan known to the
Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, and if the Special Servicer has not already done so, the applicable Master Servicer (or the Trustee, if the
Trustee is making the determination as contemplated in the preceding sentences)
may (at its option) designate an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, selected with reasonable care by such Master Servicer or the Trustee, as the case may be, to confirm that the Special Servicer's determination of the Option Price represents fair value for the Serviced Trust
Defaulted Mortgage Loan (which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an
Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate). In that event, the applicable Master Servicer or the Trustee, as the case may be, absent manifest error, may conclusively rely on the opinion of any such Person. The costs of all appraisals, inspection reports and opinions of value incurred by the Special Servicer, the applicable Master Servicer, the Trustee or any such third party pursuant to this paragraph shall be advanced by such Master Servicer
(or the Trustee, if applicable) and shall constitute, and be reimbursable as,
Servicing Advances. In addition, the applicable Master Servicer (or, if applicable, the Trustee) shall be entitled to receive out of its Collection
Account a fee in the amount of $2,500, for the initial confirmation of the
Special Servicer's Option Price determination (but no fee for any subsequent confirmation) that is made by it with respect to any Serviced Trust Defaulted
Mortgage Loan, in accordance with this Section 3.18(f).

                                      -186-

            Notwithstanding anything contained in this Section 3.18(f) to the contrary, if the Special Servicer, the Plurality Subordinate Certificateholder
or any of their respective Affiliates, is identified in the Purchase Option
Notice as the Person expected to acquire the related Serviced Trust Mortgage
Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the applicable Master Servicer and the Special Servicer are
Affiliates, the Trustee shall determine whether the Option Price represents fair value for the Serviced Trust Defaulted Mortgage Loan, in the manner set forth in
Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the
Special Servicer. In determining whether the Option Price represents the fair value of such Serviced Trust Defaulted Mortgage Loan, the Trustee may obtain an opinion as to the fair value of such Serviced Trust Defaulted Mortgage Loan, taking into account the factors set forth in Section 3.18(b), from an
Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination
Information, and to the extent such an Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the
Trustee may conclusively rely on the opinion of any such Person which was chosen by the Trustee with reasonable care. Notwithstanding the 30 day time period referenced above in this paragraph, the Trustee will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the
Trustee or any such third party pursuant to this paragraph shall be advanced by the applicable Master Servicer and shall constitute, and be reimbursable as,
Servicing Advances. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

            In the event a designated third party determines that the Option
Price is less than the fair value of the Trust Defaulted Mortgage Loan, such party shall provide its determination, together will all information and reports it relied upon in making such determination, to the Special Servicer, the applicable Master Servicer or the Trustee, as the case may be, and the Special
Servicer shall then adjust its fair value determination and, consequently, the
Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option
Holder whose Purchase Option has been declared effective pursuant to Section
3.18(e) above. Upon receipt of such notice, such Option Holder shall have three
(3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with Section 3.18(g) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Serviced Trust Defaulted Mortgage Loan. Upon notice from such
Option Holder, that it rejects the Option Price as adjusted, the Special
Servicer and the Trustee shall provide the notices described in Section 3.18(h)
below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the Option Price as adjusted.

            (g)   The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(e) above shall be required to pay the purchase price specified in its Purchase Option Notice to the applicable Master Servicer within
10 Business Days of its receipt of such Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of a Request for
Release from the applicable Master Servicer specifying the date for closing the purchase of the related Serviced

                                      -187-

Trust Defaulted Mortgage Loan, and the purchase price to be paid therefor, the
Trustee shall deliver at such closing for release to or at the direction of such
Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Serviced Trust
Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the applicable Master Servicer shall deposit the purchase price (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale
Reserve Account) into its Collection Account within one (1) Business Day following receipt.

            (h)   The Special Servicer shall immediately notify the Trustee and the applicable Master Servicer upon the holder of the effective Purchase
Option's failure to remit the purchase price specified in its Purchase Option
Notice pursuant to this Section 3.18(h). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

            (i)   Unless and until the Purchase Option with respect to a
Serviced Trust Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such
Serviced Trust Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Serviced Trust Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option.

            (j)   In the event that title to any REO Property is acquired by the
Trust in respect of any Serviced Trust Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Controlling Class
Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with Section 3.16(a). If the Special
Servicer on behalf of the Trustee has not received an REO Extension or an
Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO
Extension has been granted and the Special Servicer is unable to sell such REO
Property within the extended time period, the Special Servicer shall, after consultation with the Controlling Class Representative, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the
Servicing Standard. The Special Servicer shall give the Controlling Class
Representative, the applicable Master Servicer and the Trustee (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s))
not less than five days' prior written notice of its intention to sell any
Administered REO Property, and in respect of such sale, the Special Servicer shall offer such Administered REO Property in a commercially reasonable manner.
Where any Interested Person is among those bidding with respect to an
Administered REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the Administered REO Property at a price less than the Purchase Price;
and provided, further, that if the Special Servicer intends to bid on any
Administered REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust
Fund, an Appraisal of such Administered REO Property and

                                      -188-

(iii) the Special Servicer shall not bid less than the greater of (A) the fair market value set forth in such Appraisal or (B) the Purchase Price.

            (k)   Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any Administered REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its
Affiliates may bid for or purchase any Administered REO Property or purchase any
Serviced Trust Defaulted Mortgage Loan. Any sale of a Serviced Trust Defaulted
Mortgage Loan (pursuant to a Purchase Option) or an Administered REO Property
shall be without recourse to, or representation or warranty by, the Trustee, any
Fiscal Agent, the Depositor, the Special Servicer, the applicable Master
Servicer, any Mortgage Loan Seller or the Trust. None of the Special Servicer,
the applicable Master Servicer, the Depositor, the Trustee or any Fiscal Agent
shall have any liability to the Trust or any Certificateholder with respect to the price at which a Serviced Trust Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

            (l)   Upon exercise of a Purchase Option, the holder of such
Purchase Option shall be required to pay the purchase price specified in its
Purchase Option Notice to the Special Servicer within 10 Business Days of exercising its Purchase Option. The proceeds of any sale of a Serviced Trust
Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Special Servicer in the applicable Master Servicer's Collection Account.

            (m)   Notwithstanding anything herein to the contrary, the Special
Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the
REMIC Provisions and the Servicing Standard.

            (n)   The amount paid for a Serviced Trust Defaulted Mortgage Loan or related Administered REO Property purchased under this Agreement shall be deposited into the applicable Master Servicer's Collection Account. Upon receipt of an Officer's Certificate from the applicable Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such
Serviced Trust Defaulted Mortgage Loan or related Administered REO Property ownership of the Serviced Trust Defaulted Mortgage Loan or Administered REO
Property. The Custodian, upon receipt of a Request for Release, shall release or cause to be released to the applicable Master Servicer or the Special Servicer the related Mortgage File. In connection with any such purchase, the Special
Servicer shall deliver the related Servicing File to the purchaser of a Serviced
Trust Defaulted Mortgage Loan or related Administered REO Property.

            (o)   Pursuant to the terms of each Loan Combination Intercreditor
Agreement, upon the occurrence of one or more specified events set forth in each such agreement with respect to the related Trust Mortgage Loan, each related
Non-Trust Noteholder may, at its option and subject to the terms of such agreement, purchase the subject Trust Mortgage Loan at the purchase price set forth in such agreement. Any exercise of a Purchase Option under this Section
3.18 with respect to a Trust Mortgage Loan that is part of a Loan Combination shall be subject to the rights of the related Non-Trust

                                      -189-

Noteholder(s) to purchase such Trust Mortgage Loan pursuant to the related Loan
Combination Intercreditor Agreement.

            SECTION 3.19.    Additional Obligations of the Master Servicers.

            (a)   Each Master Servicer shall deposit in its Collection Account on each P&I Advance Date (prior to any transfer of funds from such Collection
Account to the Distribution Account on such date), without any right of reimbursement therefor with respect to those Trust Mortgage Loans for which it is the Master Servicer that were, in each such case, subject to a Principal
Prepayment during the most recently ended Collection Period (other than
Principal Prepayments made out of Insurance Proceeds or Liquidation Proceeds and other than Casualty/Condemnation Principal Prepayments) creating a Prepayment
Interest Shortfall, an aggregate amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfalls in respect of such Trust Mortgage
Loans and (ii) the sum of (A) that portion of such Master Servicer's Master
Servicing Fees on the portion of the Mortgage Pool for which it is the applicable Master Servicer that represents an accrual at a rate of 0.01% per annum and (B) the total amount of Prepayment Interest Excesses that were collected during the related Collection Period; provided, however, that if a
Prepayment Interest Shortfall occurs as a result of the applicable Master
Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (x)
subsequent to a material default under the related Mortgage Loan documents, (y)
pursuant to applicable law or a court order or (z) at the request or with the consent of the Special Servicer or the Controlling Class Representative), then, for purposes of determining the payment that such Master Servicer is required to make to cover that Prepayment Interest Shortfall, the reference to "Master
Servicing Fee" in clause (A) above shall be construed to include (1) the entire
Master Servicing Fees payable to such Master Servicer with respect to the related Collection Period, inclusive of any portion payable to a third-party primary servicer and inclusive of any portion thereof that constitutes the related Excess Servicing Strip and (2) the amount of any investment income earned by such Master Servicer on the related Principal Prepayment while on deposit in its Collection Account.

            Following the payments made by the applicable Master Servicer pursuant to the preceding paragraph (excluding the payments contemplated by the proviso to the sole sentence of the preceding paragraph), such Master Servicer shall apply any remaining Prepayment Interest Excesses to offset any
Casualty/Condemnation Interest Shortfall incurred with respect to any Trust
Mortgage Loan during the subject Collection Period.

            Except as provided in the preceding paragraphs, no other
compensation to the Master Servicers shall be available to cover Prepayment
Interest Shortfalls. Each Master Servicer's obligation to make any particular deposit in respect of any Collection Period as set forth in this Section 3.19(a)
shall not, in the absence of default under this Section 3.19(a), carry over to any subsequent Collection Period.

            Without the consent of the Special Servicer (which consent shall be deemed given if the Special Servicer does not respond within five (5) Business
Days following receipt of a request for consent), neither Master Servicer shall allow a Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding voluntary Principal Prepayments (other than with respect to
Principal Prepayments made out of Insurance Proceeds or Liquidation Proceeds and other than Casualty/Condemnation Principal Prepayments) if a Prepayment Interest
Shortfall, in excess of the

                                      -190-

amount required to be deposited by such Master Servicer in its Collection
Account pursuant to the third preceding paragraph, would occur as a result of such deviation.

            (b)   The applicable Master Servicer shall, as to each Serviced
Mortgage Loan that is secured by the interest of the related Mortgagor under a
Ground Lease, promptly (and in any event within 60 days of the Closing Date)
notify the related ground lessor in writing of the transfer of such Serviced
Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to such Master Servicer. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor.

            (c)   Each Master Servicer shall deliver to each Mortgage Loan
Seller upon request, without charge, no more than twice per calendar year a current list of the Mortgagors relating to the Mortgage Loans (as identified on the Mortgage Loan Schedule) sold by such Mortgage Loan Seller to the Depositor and their respective billing addresses and telephone numbers; provided, however, that neither Master Servicer shall be under an obligation to provide any such information not in its possession.

            (d)   The Master Servicers and the Special Servicer shall each be responsible for providing (i) to each Non-Trust Noteholder such notices regarding defaults and events of default with respect to the related Loan
Combination as are required from the holder of the related Trust Mortgage Loan that is part the related Loan Combination under the related Loan Combination
Intercreditor Agreement, and (ii) to any lender of related mezzanine debt as may be required from the Trust, as holder of a Trust Mortgage Loan, under any related co-lender, intercreditor or similar agreement.

            SECTION 3.20.    Modifications, Waivers, Amendments and Consents.

            (a)   The Special Servicer may (consistent with the Servicing
Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Penalty Interest and
Additional Interest) on and principal of, defer or forgive late payment charges,
Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Mortgagor on or any guarantor of, any Serviced
Mortgage Loan, and/or provide consents with respect to any leasing activity at a
Mortgaged Property securing any Serviced Mortgage Loan without the consent of the Trustee or any Certificateholder; provided, that the Special Servicer's right to do so shall be subject to Section 3.08, Section 6.11 and, if applicable, Section 6.12 (and, in the case of a Loan Combination, subject to the terms of the related Loan Combination Intercreditor Agreement) and, further, to the following subsections of this Section 3.20.

            (b)   All modifications, waivers or amendments of any Serviced
Mortgage Loan shall be in writing and shall be considered and effected in accordance with the Servicing Standard. Neither of the Master Servicers nor the
Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Serviced
Mortgage Loan that would result in an Adverse REMIC Event. Either Master
Servicer or the Special Servicer shall determine and may conclusively rely on an
Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust
Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not (1) effect an exchange or reissuance of the Serviced Mortgage Loan under Treasury Regulations Section 1.860G-2(b) of the Code, (2) cause either of

                                      -191-

REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions, or (3) adversely affect the status of any of Grantor Trust A-2FL, Grantor Trust AJ-FL or Grantor Trust E under the
Code.

            (c)   The Special Servicer, on behalf of the Trust Fund, may agree or consent to (or permit either Master Servicer to agree or consent to) any modification, waiver or amendment of any term of any Serviced Mortgage Loan that would:

                  (i)   affect the amount or timing of any related payment of
      principal, interest or other amount (including Prepayment Premiums or
      Yield Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder-
      (including, subject to the discussion in the following paragraph, any related Balloon Payment); or

                  (ii)  affect the obligation of the related Mortgagor to pay a
      Prepayment Premium or Yield Maintenance Charge or permit a Principal
      Prepayment during any period in which the related Mortgage Note prohibits
      Principal Prepayments; or

                  (iii) in the judgment of the Special Servicer, materially
      impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

only if (A) a material default on the Serviced Mortgage Loan has occurred or, in the Special Servicer's judgment, a material default on the Serviced Mortgage
Loan is reasonably foreseeable, and (B) the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the
Certificateholders (and, in the case of a Loan Combination, the related
Non-Trust Noteholder(s)), as a collective whole, on a present value basis, than would liquidation.

            In addition, subject to the third paragraph of this Section 3.20(c), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the
Special Servicer has obtained an Appraisal of the related Mortgaged Property in connection with such extension, which Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

            In no event will either Master Servicer or the Special Servicer (i)
extend the maturity date of a Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date and (ii) if the Serviced
Mortgage Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Serviced Mortgage Loan beyond a date which is less than 20 years (or, to the extent consistent with the
Servicing Standard, giving due consideration to the remaining term of the Ground
Lease, and with the consent of the Controlling Class Representative, 10 years)
prior to the expiration of the term of such Ground Lease including any unilateral options to extend such term.

            The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first paragraph of this Section 3.20(c) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the applicable Master Servicer and, in the case of a Loan Combination, the related
Non-Trust Noteholder(s) and describing in reasonable detail the basis for the
Special Servicer's

                                      -192-

determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (d)   Except as expressly contemplated by the related Mortgage Loan documents, the Special Servicer shall not consent to either Master Servicer releasing, which consent shall be deemed given if not denied in writing within
10 Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11), any real property collateral securing an outstanding Serviced Mortgage Loan, except as provided in Section 3.09 or
3.20(e), or except in connection with a permitted defeasance, or except where a
Serviced Mortgage Loan (or, in the case of a Crossed Loan Group, where such entire Crossed Loan Group) is satisfied, or except in the case of a release of real property collateral provided the Rating Agencies have been notified in writing and, with respect to a Serviced Mortgage Loan that is not a Specially
Serviced Mortgage Loan, (A) either (1) such release will not, in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing
Standard), materially and adversely affect the net operating income being generated by or the then-current use of the related Mortgaged Property, or (2)
there is a corresponding principal pay down of such Serviced Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released
(or substitute real property collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the release does not materially adversely affect the adequacy of the remaining Mortgaged Property
(together with any substitute real property collateral), in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing
Standard), as security for the Serviced Mortgage Loan and (C) if the real property collateral to be released has an appraised value in excess of
$1,500,000, such release would not, in and of itself, result in an Adverse
Rating Event (as confirmed in writing to the Trustee by each Rating Agency).

            (e)   Notwithstanding anything in this Section 3.20, Section 6.11 or
Section 6.12 to the contrary, neither Master Servicer shall be required to seek the consent of, or provide prior notice to, the Special Servicer, any
Certificateholder or the Controlling Class Representative or obtain any confirmation from the Rating Agencies that an Adverse Rating Event would not occur in order to approve the following modifications, waivers or amendments of the Serviced Mortgage Loans (but, in the case of the actions described in clauses (iii) and (iv) of this sentence either such Master Servicer, shall notify the Controlling Class Representative thereof):

                  (i)   approving routine leasing activity with respect to any
      lease for less than the lesser of (A) 15,000 square feet and (B) 20% of the related Mortgaged Property; provided that (1) (except in the case of a
      PNC Trust Mortgage Loan for so long as Midland is Master Servicer No. 1
      (as to which the square footage and percentage limitations of sub-clauses
      (A) and (B) above shall still apply)), no subordination, non-disturbance and attornment agreement (an "SNDA") exists with respect to such lease and
      (2) no such lease is a Ground Lease; and provided further that (except in the case of a PNC Trust Mortgage Loan for so long as Midland is Master
      Servicer No. 1 (as to which the square footage and percentage limitations of sub-clauses (A) and (B) above shall still apply)), the Master Servicer shall not grant or approve (but shall forward to the Special Servicer for its approval) any request for (or any waiver, consent, approval, amendment or modification in connection with) an SNDA or approval of a lease that contains an SNDA;

                                      -193-

                  (ii)  approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

                  (iii) approving annual budgets for the related Mortgaged
      Property; provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

                  (iv)  subject to other restrictions herein regarding Principal
      Prepayments, waiving any provision of a Serviced Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

                  (v)   approving modifications, consents or waivers (other than
      those set forth in Section 3.20(c)) in connection with a defeasance permitted by the terms of the related Serviced Mortgage Loan in accordance with the provisions of Section 3.20(i) of this Agreement;

                  (vi)  approving consents with respect to non-material
      right-of-ways and non-material easements and consent to subordination of the related Serviced Mortgage Loan to such non-material rights-of-way or easements; and

                  (vii) any non-material modifications, waivers or amendments not provided for in clauses (i) through (vi) above that are necessary to cure any ambiguities or to correct scrivener's errors in the terms of the related Mortgage Loan documents;

provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Serviced Mortgage Loan pursuant to Treasury Regulations
Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC or an Adverse Grantor Trust Event with respect to any of Grantor Trust A-2FL, Grantor Trust AJ-FL or Grantor Trust E, (y) would be consistent with the Servicing Standard, and (z) shall not violate the other terms, provisions or limitations of this Agreement.

            Notwithstanding any provision of this Agreement, any request for the release or disbursement of earnouts, holdbacks or letters of credit with respect to any Serviced Mortgage Loan set forth on Schedule VII received by either
Master Servicer shall be forwarded to the Special Servicer for processing. For purposes of the foregoing sentence, the release or disbursement of earnouts and holdbacks shall mean the disbursement or funding to a Mortgagor of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the related Mortgage Loan.

            (f)   Any payment of interest that is deferred pursuant to any
modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to
Certificateholders, be added to the unpaid principal balance or Stated Principal
Balance of the related Serviced Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special

                                      -194-

Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

            (g)   The Special Servicer or either Master Servicer may, as a
condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee would not itself be a "significant modification" pursuant to Treasury Regulations Section
1.1001-3(e)(2) and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (h)   The Master Servicers and the Special Servicer shall notify each other, the Trustee, the Controlling Class Representative and, in the case of a Loan Combination, the related Non-Trust Noteholder(s), in writing, of any modification, waiver or amendment of any term of any Serviced Mortgage Loan
(including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, (in the case of the
Special Servicer, with a copy to the applicable Master Servicer), an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Serviced Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the applicable Master Servicer pursuant to Section 3.15(a) hereof.

            (i)   With respect to each Serviced Mortgage Loan that provides for defeasance, each Master Servicer shall, to the extent permitted by the terms of such Serviced Mortgage Loan, require the related Mortgagor (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Serviced Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Loan, to the extent consistent with the related Mortgage Loan documents, that such
Serviced Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments,
(iii) at the option of such Master Servicer, to designate a single purpose entity (which may be a subsidiary of such Master Servicer established for the purpose of assuming all defeased Serviced Mortgage Loans) to assume the Serviced
Mortgage Loan (or defeased portion thereof) and own the defeasance collateral,
(iv) to implement such defeasance only after the second anniversary of the
Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral (subject to bankruptcy, insolvency and similar standard exceptions), and (vi) in the case of a partial defeasance of the Serviced Mortgage Loan, to defease a principal amount equal to at least 125% (or such lower percentage as the related Mortgagor is entitled to partially defease a principal amount pursuant to the related
Mortgage Loan documents, it being understood that neither Master Servicer is authorized to modify such terms) of the allocated loan amount for the Serviced
Mortgaged Property or Properties to be released. If the subject Serviced
Mortgage Loan is not a Significant Mortgage Loan and if either the terms of the subject Serviced Mortgage Loan permit the applicable Master Servicer to impose the foregoing requirements or such Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not

                                      -195-

result in an Adverse Rating Event is not required from Moody's and is not required from S&P so long as such Master Servicer delivers to S&P a certification substantially in the form attached hereto as Exhibit K. In such case, the applicable Master Servicer shall provide the Rating Agencies and the
Controlling Class Representative with notice that the foregoing requirements have been met with respect to the subject Serviced Mortgage Loan. However, if the subject Serviced Mortgage Loan is a Significant Mortgage Loan or if the
terms of the subject Serviced Mortgage Loan do not permit the applicable Master
Servicer to impose such requirements and such Master Servicer does not satisfy such requirements on its own, then such Master Servicer shall so notify the
Rating Agencies and the Controlling Class Representative (and, in the case of a
Loan Combination, the related Non-Trust Noteholder(s), as applicable and, so long as such a requirement would not violate applicable law or the Servicing
Standard, obtain a confirmation from each Rating Agency that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan documents and applicable law, the applicable Master Servicer shall not execute a defeasance unless (a) the subject Serviced Mortgage Loan requires the Mortgagor to pay all Rating Agency fees associated with defeasance (if Rating Agency confirmation of the absence of an Adverse Rating Event is a specific condition thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or such Master
Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of such Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund), and (b) the Mortgagor is required to provide or such Master Servicer receives from Independent counsel at the
Mortgagor's expense all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust
Event and that the Mortgage Loan documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations. In addition, if in connection with a defeasance of any Serviced Mortgage Loan the applicable
Mortgage Loan Seller bears the costs and expenses associated with such defeasance in accordance with the terms of the applicable Mortgage Loan Purchase
Agreement, any costs and expenses subsequently recovered by the applicable
Master Servicer from the related Mortgagor in respect of such defeasance shall be promptly remitted by such Master Servicer to the applicable Mortgage Loan
Seller.

            Subsequent to the second anniversary of the Closing Date, to the extent that the applicable Master Servicer can, in accordance with the related
Mortgage Loan documents, require defeasance of any Serviced Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge,
such Master Servicer shall, to the extent it is consistent with the Servicing
Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (vi) of the first sentence of the immediately preceding paragraph have been satisfied. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related
Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the applicable Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the
Serviced Mortgage Loan or (ii) if such Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase defeasance collateral, such
Master Servicer shall either (A) to the extent of the cash delivered by the
Mortgagor, purchase defeasance collateral or (B) apply the cash to a prepayment of the Serviced Mortgage Loan, in either case, in accordance with the Servicing
Standard.

                                      -196-

            For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organization documents provide as follows: it is formed solely for the purpose of owning and operating a single property, assuming one or more Serviced Mortgage Loans (or, in the case of a
Loan Combination, the Loan Combination) and owning and pledging the related
Defeasance Collateral; it may not engage in any business unrelated to such property and the financing thereof; it does not have and may not own any assets other than those related to its interest in the property or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Serviced Mortgage Loan (or the Loan Combination, if applicable).

            (j)   To the extent that either Master Servicer or the Special
Servicer waives any Default Charges in respect of any Serviced Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to such Master Servicer and the
Special Servicer under Section 3.11 out of such Default Charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Default Charges immediately prior to such waiver.

            (k)   Notwithstanding anything to the contrary in this Agreement, neither of the Master Servicers nor the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager with respect to any Mortgaged Property that secures a Significant Mortgage Loan unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents, and if not so allowed, paid as an Additional Trust Fund Expense) from the Rating Agencies that such action will not result in an Adverse Rating Event.

            (l)   Notwithstanding anything in this Section 3.20 to the contrary:

                  (i)   the limitations, conditions and restrictions set forth
      in this Section 3.20 shall not apply to any act or event (including, without limitation, a release of collateral) in respect of any Mortgage
      Loan that is required under the Mortgage Loan documents or that either occurs automatically or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations
      Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage
      Loan in effect on the Closing Date (or, in the case of a Qualified
      Substitute Mortgage Loan, on the related date of substitution); and

                                      -197-

                  (ii)  neither the Master Servicers nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

            (m)   Neither the Special Servicer nor the Master Servicers shall have any liability to the Trust, the Certificateholders, any Non-Trust
Noteholder or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by this Section
3.20 is reasonably likely to produce a greater recovery to Certificateholders
(as a collective whole) on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made by the Special Servicer and/or the subject Master Servicer consistent with the Servicing Standard.

            SECTION 3.21.    Transfer  of  Servicing  Between the Master
                             Servicers  and the  Special  Servicer;  Record
                             Keeping.

            (a)   Upon the applicable Master Servicer or the Special Servicer determining that a Servicing Transfer Event has occurred with respect to any
Serviced Mortgage Loan, the applicable Master Servicer shall promptly notify the
Trustee, the Special Servicer and the Controlling Class Representative (and with respect to a Loan Combination, the related Non-Trust Noteholder(s)), and if such
Master Servicer is not also the Special Servicer, such Master Servicer shall promptly deliver or cause to be delivered a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special
Servicer with all information, documents (or copies thereof) and records
(including records stored electronically on computer tapes, magnetic discs and the like) relating to the Serviced Mortgage Loan, either in such Master
Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to such Master Servicer without undue burden or expense, and reasonably requested by the Special
Servicer to enable it to assume its functions hereunder with respect thereto.
The applicable Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related
Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing
File, such Master Servicer shall have such period of time as reasonably necessary to make such delivery. After the occurrence of a Servicing Transfer
Event, the Special Servicer shall collect payments on such Mortgage Loan and make remittances to the applicable Master Servicer in accordance with Section
3.04.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the applicable Master Servicer is not also the
Special Servicer, the Special Servicer shall immediately give notice thereof to such Master Servicer and the Controlling Class Representative (and with respect to a Loan Combination, the related Non-Trust Noteholder(s)), and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special
Servicer within five Business Days of the occurrence, to such Master Servicer
(or such other Person as may be directed by such Master Servicer) and upon giving such notice, and returning such Servicing File, to such Master Servicer
(or such other Person as may be directed by such Master Servicer), the Special
Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of such Master Servicer to service and administer such Mortgage Loan shall resume.

                                      -198-

            (b)   In servicing any Specially Serviced Mortgage Loans, the
Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage
File (with a copy of each such original to the applicable Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

            (c)   No later than 60 days after a Serviced Mortgage Loan becomes a
Specially Serviced Mortgage Loan (or, in the case of any Loan Combination, such other number of days provided in the related Loan Combination Intercreditor
Agreement), the Special Servicer shall deliver to each Rating Agency, the
Trustee, the applicable Master Servicer and the Controlling Class Representative
and, if applicable, the related B-Note Loan Holder, a report (the "Asset Status
Report") with respect to such Mortgage Loan and the related Mortgaged Property.
Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                  (i)   summary of the status of such Specially Serviced
      Mortgage Loan and negotiations with the related Mortgagor;

                  (ii)  a discussion of the legal and environmental
      considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

                  (iii) the most current rent roll and income or operating
      statement available for the related Mortgaged Property;

                  (iv)  the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

                  (v)   summary of the Special Servicer's recommended action
      with respect to such Specially Serviced Mortgage Loan; and

                  (vi)  such other information as the Special Servicer deems relevant in light of the Servicing Standard;

provided, however, that if a Loan Combination is involved, the Asset Status
Report shall be in respect of the entire Loan Combination and shall also contain any additional information required to be contained in such Asset Status Report pursuant to the related Loan Combination Intercreditor Agreement.

            With respect to any Mortgage Loan (excluding any Mortgage Loan that is part of a Loan Combination in respect of which the related Loan Combination
Intercreditor Agreement provides a different process for the review and approval of Asset Status Reports), within 10 Business Days of receiving an Asset Status
Report which relates to a recommended action as to which the Controlling Class
Representative is entitled to object under Section 6.11, the Controlling Class
Representative does not disapprove such Asset Status Report in writing, the
Special Servicer shall implement the recommended action as outlined in such
Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan documents. If, subject to Section 6.11 or, if applicable, Section 6.12,

                                      -199-

the Controlling Class Representative disapproves such Asset Status Report, the
Special Servicer will revise such Asset Status Report and deliver to the
Controlling Class Representative, the Rating Agencies, the Trustee and the
applicable Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

            With respect to any Mortgage Loan (excluding any Mortgage Loan that is part of a Loan Combination in respect of which the related Loan Combination
Intercreditor Agreement provides a different process for the review and approval of Asset Status Reports), the Special Servicer shall revise such Asset Status
Report as described above in this Section 3.21(c) until the Controlling Class
Representative shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. With respect to any Mortgage Loan (excluding any Mortgage Loan that is part of a Loan
Combination in respect of which the related Loan Combination Intercreditor
Agreement provides a different process for the review and approval of Asset
Status Reports), the Special Servicer may, from time to time, modify any Asset
Status Report it has previously delivered and implement such modified report, provided such modified report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders (and, in the case of a Loan
Combination, the related Non-Trust Noteholder(s)) and it has made a reasonable effort to contact the Controlling Class Representative and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders (and, in the case of a Loan Combination, the related Non-Trust Noteholder(s)) pursuant to the Servicing Standard.

            In the event the Controlling Class Representative and the Special
Servicer have been unable to agree upon an Asset Status Report with respect to a
Specially Serviced Mortgage Loan (excluding any Mortgage Loan that is part of a
Loan Combination in respect of which the related Loan Combination Intercreditor
Agreement provides a different process for the review and approval of Asset
Status Reports) within 90 days of the Controlling Class Representative's receipt of the initial Asset Status Report, the Special Servicer shall implement the actions directed by the Controlling Class Representative unless doing so would result in any of the consequences set forth in the last paragraph of this
Section 3.21, in which case the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Controlling
Class Representative by the Special Servicer.

            In the case of each Loan Combination, the review and approval of
Asset Status Reports shall be conducted in accordance with the provisions of the related Loan Combination Intercreditor Agreement if a different process for the review and approval of such reports is provided for therein.

            The Special Servicer shall have the authority to meet with the
Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset
Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

                                      -200-

            Notwithstanding the fact that an Asset Status Report has been prepared and/or approved, the Controlling Class Representative will remain entitled to advise and object regarding the actions set forth in Section 6.11(a)
and any related Asset Status Report shall not be a substitute for the exercise of those rights.

            No direction of, objection by, or failure to approve by, the
Controlling Class Representative or the majority of the Certificateholders in connection with any Asset Status Report shall (w) require or cause the Special
Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the
REMIC status of each REMIC, (x) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (y)
expose the applicable Master Servicer, the Special Servicer, the Depositor, any
of the Mortgage Loan Sellers, the Trust Fund, the Trustee or any Fiscal Agent or
the officers and the directors of each party to any claim, suit or liability to which they would not otherwise be subject absent such direction or (z) expand the scope of the applicable Master Servicer's, the Trustee's, any Fiscal Agent's
or the Special Servicer's responsibilities under this Agreement.

            SECTION 3.22.     Sub-Servicing Agreements.

            (a)   Subject to Section 3.22(b) and Section 3.22(f), each Master
Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement:
(i) is consistent with this Agreement in all material respects, requires the
Sub-Servicer to comply with all of the applicable conditions of this Agreement, includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than
Section 7.01(a) (x) and (xi)) to the extent applicable (modified to apply to the
Sub-Servicer instead of the applicable Master Servicer) and, if the Sub-Servicer has responsibilities that include receiving or maintaining collections on a
Mortgage Loan or in respect of an escrow or otherwise handling funds in respect thereof, includes such requirements for the maintenance of errors and omissions insurance and a fidelity bond as are set forth in Section 3.07(c); (ii) provides that, if the Sub-Servicer constitutes an Additional Item 1123 Servicer, then it will deliver to the applicable parties an Annual Statement of Compliance in respect of the Sub-Servicer as and when contemplated by Section 3.13 and, if the
Sub-Servicer constitutes a Sub-Servicing Function Participant, then it will deliver, or cause to be delivered, to the applicable parties, an Annual
Assessment Report in respect of the Sub-Servicer and a corresponding Annual
Attestation Report (and the consent of the applicable registered public accounting firm to file it with the Commission) as and when contemplated by
Section 3.14; (iii) provides that if the applicable Master Servicer or the
Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of
Default), the Trustee or its designee may thereupon (1) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable Master Servicer or the Special
Servicer, as the case may be, under such agreement or (2) (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement
(the Sub-Servicers that are party to such agreements are indicated on Schedule V hereto) (such Sub-Servicers, "Designated Sub-Servicers")) may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification);
(iv) provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to a Loan Combination, the related Non-Trust Noteholder(s), shall each be a third party

                                      -201-

beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the applicable Master Servicer or the
Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, any Fiscal Agent, the
Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, any Non-Trust Noteholder or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (v) permits any purchaser of a Trust Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (vi) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the applicable Master Servicer or the Special Servicer contemplated by Section 3.08, Section 3.09 and Section 3.20 hereof without the consent of such Special Servicer or conduct any foreclosure action, accept any deed-in-lieu of foreclosure, or conduct any sale of a Mortgage Loan or REO Property contemplated by Section 3.18; and (vii) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the
Trust Fund. In addition, each Sub-Servicing Agreement entered into by either
Master Servicer (including any with an effective date on or before the Closing
Date) shall provide that such agreement shall, with respect to any Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a
Specially Serviced Mortgage Loan (or, alternatively, be subject to the Special
Servicer's rights to service such Mortgage Loan for so long as such Mortgage
Loan continues to be a Specially Serviced Mortgage Loan), and each Sub-Servicing
Agreement entered into by the Special Servicer shall relate only to Specially
Serviced Mortgage Loans and shall terminate with respect to any such Mortgage
Loan that ceases to be a Specially Serviced Mortgage Loan. The Master Servicers
and the Special Servicer shall each be solely liable for all fees owed by it to any Sub-Servicer with which it has entered into a Sub-Servicing Agreement, irrespective of whether its compensation under this Agreement is sufficient to pay those fees. The Master Servicers and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements, as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by either Master Servicer or the Special
Servicer include actions taken or to be taken by a Sub-Servicer on behalf of such Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of such Master Servicer hereunder to make P&I Advances or Servicing
Advances shall be deemed to have been advanced by such Master Servicer out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were such Master Servicer. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d)
and 4.03(d), as applicable, such interest to be allocable between the applicable
Master Servicer or the Special Servicer, as the case may be, and such
Sub-Servicer as they may agree. For purposes of this Agreement, the applicable
Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The applicable Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor and, if a Loan Combination is involved, the related
Non-Trust Noteholder(s), in writing promptly of the appointment by it of any
Sub-Servicer after the date of this Agreement. The applicable Master Servicer and the Special Servicer shall each notify the Trustee and the Depositor in writing, promptly upon becoming aware thereof, whether any Sub-Servicer constitutes an Additional Item 1123 Servicer or a Sub-Servicing Function
Participant. Each of the initial Master Servicers and the initial Special
Servicer hereby represents and warrants that, as of the Closing Date, it has not retained and does not expect to retain any particular Person or group of affiliated Persons to act as a Servicer with respect

                                      -202-

to 10% or more of the Mortgage Pool (by balance); provided that, neither Master
Servicer nor the Special Servicer makes the preceding representation with respect to any Designated Sub-Servicers.

            (b)   Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law. In addition, the
Master Servicer shall use reasonable efforts to ensure that any Sub-Servicer of a MERS Mortgage Loan is registered with MERS if the Master Servicer is not so registered.

            (c)   The Master Servicers and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of a Loan
Combination, also for the benefit of the related Non-Trust Noteholder(s), shall
(at no expense to the Trustee, the Certificateholders, the subject Loan
Combination, any related Non-Trust Noteholder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing
Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as either Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Mortgage Loans. Subject to the terms of the related Sub-Servicing
Agreement, the Master Servicers and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

            (d)   In the event of the resignation, removal or other termination of Wells Fargo or Midland or any successor Master Servicer to such Person hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any
Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the departing Master Servicer under such
Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such
Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such
Sub-Servicer is under no obligation to accept any such new Sub-Servicing
Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if
(but only if) an event of default (within the meaning of such Sub-Servicing
Agreement) has occurred and is continuing (that is not subject to any applicable grace or cure period under the Sub-Servicing Agreement), in each case without paying any sub-servicer termination fee.

            (e)   Notwithstanding any Sub-Servicing Agreement, the Master
Servicers and the Special Servicer shall remain obligated and liable to the
Trustee, the Certificateholders and any Non-Trust Noteholder for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible. The foregoing sentence shall not operate to impose on either Master Servicer or the Special Servicer a greater obligation than, as set forth herein, to use reasonable efforts to cause a Designated Sub-Servicer to deliver any Annual Statement of Compliance, any
Annual Assessment Report or any Annual Attestation Report.

                                      -203-

            In addition, the Special Servicer may not enter into any
Sub-Servicing Agreement without the approval of the Controlling Class
Representative, and the rights and obligations of each Master Servicer and the
Special Servicer to appoint a Sub-Servicer with respect to a Loan Combination shall be subject to the related Loan Combination Intercreditor Agreement.
Furthermore, notwithstanding anything herein to the contrary, until the Trustee files a Form 15 with respect to the Trust in accordance with Section 8.16, neither the Master Servicers nor the Special Servicer shall retain or engage any
Sub-Servicer or other Servicing Representative that, in any case, would constitute an Additional Item 1123 Servicer or a Sub-Servicing Function
Participant, without the express written consent of the Depositor.

            SECTION 3.23.     Representations and Warranties of Each Master
                              Servicer and the Special Servicer.

            (a)   Each Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, the Depositor, the Special Servicer, any Fiscal Agent and
each Non-Trust Noteholder, as of the Closing Date, that:

                  (i)    In the case of Master Servicer No. 1, it is a
      corporation, duly incorporated and validly existing under the laws of the
      State of Delaware, and in the case of Master Servicer No. 2, it is a national banking association, duly organized and validly existing under the laws of United States, and in each case, it is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on its ability to perform its obligations hereunder.

                  (ii)   The execution and delivery of this Agreement by such
      Master Servicer, and the performance and compliance with the terms of this
      Agreement by such Master Servicer, will not violate such Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
      under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                  (iii)  Such Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this
      Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv)   This Agreement, assuming due authorization, execution
      and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, subject to (A)
      applicable bankruptcy, liquidation, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B)
      general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v)    Such Master Servicer is not in violation of, and its
      execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order,

                                      -204-

      regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of such Master Servicer to perform its obligations under this Agreement or the financial condition of such Master Servicer.

                  (vi)   No litigation is pending or, to the best of such Master
      Servicer's knowledge, threatened, against such Master Servicer that would prohibit such Master Servicer from entering into this Agreement or, in such Master Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of such Master Servicer to perform its obligations under this Agreement or the financial condition of such Master Servicer, calculated on a consolidated basis.

                  (vii)  Each officer, director, or employee of such Master
      Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and a fidelity bond in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

                  (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Master Servicer of or compliance by such Master
      Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective, or if any such consent, approval, authorization or order has not been or cannot be obtained prior to the actual performance by such Master Servicer of its obligations under this Agreement, the lack of such item would not have a materially adverse effect on the ability of such Master Servicer to perform its obligations under this Agreement.

            (b)   The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, the Depositor, the Master Servicers, any Fiscal Agent and
each Non-Trust Noteholder, as of the Closing Date, that:

                  (i)    The Special Servicer is a corporation duly organized,
      validly existing and in good standing under the laws of the State of
      Florida and the Special Servicer is in compliance with the laws of each
      State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii)   The execution and delivery of this Agreement by the
      Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special
      Servicer's operating agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

                  (iii)  The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this
      Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv)   This Agreement, assuming due authorization, execution
      and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special

                                      -205-

      Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v)    The Special Servicer is not in violation of, and its
      execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vi)   No litigation is pending or, to the best of the Special
      Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the
      Special Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the
      Special Servicer.

                  (vii)  Each officer, director and employee of the Special
      Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage
      Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

                  (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special
      Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

                  (ix)   The Special Servicer possesses all insurance required
      pursuant to Section 3.07(c) of this Agreement.

            (c)   The representations and warranties of the Master Servicers and the Special Servicer, set forth in Section 3.23(a) (with respect to the Master
Servicers) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

            SECTION 3.24.     Sub-Servicing Agreement Representation and
                              Warranty.

            Each Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, and to the Depositor, any Fiscal Agent and the Special
Servicer, as of the Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Section 3.22(a)
and the second paragraph of Section 3.22(d) in all material respects.

                                      -206-

            SECTION 3.25.     Designation of Controlling Class Representative

            (a)   The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class
Representative") having the rights and powers specified in this Agreement
(including those specified in Section 6.11) or to replace an existing
Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class, (ii) the resignation or removal of the Person acting as
Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the
Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate
Owners) of the Controlling Class that they may select a Controlling Class
Representative. Such notice shall set forth the process for selecting a
Controlling Class Representative, which shall be the designation of the
Controlling Class Representative by the Holders (or Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class by a writing delivered to the Trustee. No appointment of any
Person as a Controlling Class Representative shall be effective until such
Person provides the Trustee, the Master Servicers and the Special Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers);
provided that the initial Controlling Class Representative shall be LNR
Securities Holdings, LLC and no further notice shall be required for such appointment to be effective.

            (b)   Within 10 Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from either Master Servicer or the Special Servicer, the
Trustee shall deliver to the requesting party the identity of the Controlling
Class Representative and a list of each Holder (or, in the case of Book-Entry
Certificates, to the extent actually known to a Responsible Officer of the
Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the
Master Servicers and the Special Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicers and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class
Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business
Days of the selection, resignation or removal of a Controlling Class
Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any
Book-Entry Certificate shall be expenses of the Trust Fund payable out of the
Collection Accounts pursuant to Section 3.05(a).

            (c)   The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The
Holders (or, in the case of Book-Entry Certificates, the Certificate

                                      -207-

Owners) of Certificates representing more than 50% of the Class Principal
Balance of the Controlling Class shall be entitled to remove any existing
Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

            (d)   Once a Controlling Class Representative has been selected
pursuant to this Section 3.25 each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by
aggregate Certificate Principal Balance, or such Controlling Class
Representative, as applicable, shall have notified the Trustee and each other
Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the
Controlling Class, in writing, of the resignation or removal of such Controlling
Class Representative.

            (e)   Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of
Certificates of the Controlling Class, pro rata among such Holders (or
Certificate Owners) according to their respective Percentage Interests in such
Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this
Agreement or any particular Mortgage Loan, the Controlling Class Representative
shall immediately notify the Trustee, the Master Servicers and the Special
Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer,
(i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii)
there is no potential for the Special Servicer or the Trust Fund to be an
adverse party in such action as regards the Controlling Class Representative)
the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class
Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

            SECTION 3.26.     Application of Default Charges.

            (a)   Any and all Default Charges that are actually received with respect to any Mortgage Loan or REO Loan (but, in the case of the Park La Brea
Apartments Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, only to the extent of the Default Charges, if any, remitted to the
Trust in accordance with the JP Morgan Series 2006-LDP8 Pooling and Servicing
Agreement and/or the Park La Brea Apartments Intercreditor Agreement) shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

                  first, to pay to any Fiscal Agent, the Trustee, the applicable
      Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Loan, as the case may be;

                  second to pay any outstanding expense incurred by the Special
      Servicer in connection with inspecting the related Mortgaged Property or
      REO Property, as applicable, pursuant to Section 3.12;

                  third, to pay the appropriate party for any other outstanding expense incurred thereby with respect to such Mortgage Loan or REO Loan, as the case may be, which expense, if

                                      -208-

      not paid out of Default Charges collected on such Mortgage Loan or REO
      Loan, as the case may be, will likely become an Additional Trust Fund
      Expense; and

                  fourth, to pay (A) if such Mortgage Loan is a Non-Trust Loan, any remaining portion of such Default Charges that is comprised of late payment charges and (B) if such Mortgage Loan is a Trust Mortgage Loan or such REO Loan is a Trust REO Loan, as the case may be, any remaining portion of such Default Charges, in each case as additional master servicing compensation to the applicable Master Servicer, if such Default
      Charges (or portion thereof comprised of late payment charges) were collected when the loan was a non-Specially Serviced Mortgage Loan, and otherwise to pay (X) if such Mortgage Loan is a Non-Trust Loan, any remaining portion of such Default Charges that is comprised of late payment charges and (Y) if such Mortgage Loan is a Trust Mortgage Loan or such REO Loan is a Trust REO Loan, as the case may be, any remaining portion of such Default Charges, in each case as additional special servicing compensation to the Special Servicer.

            (b)   The portion of any Default Charges with respect to a Non-Trust
Loan that is not applied as provided for above in this Section 3.26, shall be applied pursuant to the related Loan Combination Intercreditor Agreement.

            SECTION 3.27.     Controlling Class Representative Contact with
                              Servicer.

            No less often than on a monthly basis, each of the Master Servicers and the Special Servicer shall, without charge, make a knowledgeable Servicing
Officer via telephone available to verbally answer questions from the
Controlling Class Representative regarding the performance and servicing of the
Mortgage Loans and/or REO Properties for which such Master Servicer or the
Special Servicer, as the case may be, is responsible, at a time mutually agreed upon during normal business hours. Any such telephone contact shall be conditioned on the Controlling Class Representative's delivery to the applicable
Master Servicer of an agreement substantially in the form of Exhibit I-1 (or such other form as may be reasonably acceptable to such Master Servicer or the
Special Servicer, as applicable).

            SECTION 3.28.     Certain Matters Regarding the Loan Combinations.

            (a)   The parties hereto, the Controlling Class Representative by its acceptance of its rights and obligations set forth herein, and each
Certificateholder by its acceptance of a Certificate, hereby acknowledge the right of the Non-Trust Noteholders, upon the occurrence of certain specified events under the related Loan Combination Intercreditor Agreement, to purchase the related Trust Mortgage Loan that is a part of the related Loan Combination from the Trust, subject to the terms, conditions and limitations set forth in, and at the price specified in, the related Loan Combination Intercreditor
Agreement, and the parties hereto agree to take such actions contemplated by the related Loan Combination Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow a Non-Trust
Noteholder to purchase the related Trust Mortgage Loan from the Trust.

            (b)   In connection with any purchase of a Trust Mortgage Loan that is part of a Loan Combination by a related Non-Trust Noteholder pursuant to the related Loan Combination Intercreditor Agreement, the applicable Master Servicer or the Special Servicer shall (i) if it receives the applicable purchase price provided for in the related Loan Combination Intercreditor Agreement and/or any other

                                      -209-

amounts payable in connection with the purchase, deposit same, or remit same to such Master Servicer for deposit, as applicable, into the applicable Collection
Account or the related Loan Combination Custodial Account, as applicable, and so notify the Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a
Request for Release from the applicable Master Servicer, the Trustee shall: (i)
deliver the related Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of the subject Trust Mortgage Loan in the appropriate purchaser, without recourse, representations or warranties.

            (c)   The parties hereto acknowledge that each Non-Trust Noteholder shall not (1) owe any fiduciary duty to the Trustee, the applicable Master
Servicer, the Special Servicer or any Certificateholder or (2) have any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related Loan
Combination Intercreditor Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that each Non-Trust Noteholder (i)
may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (ii) may have special relationships and interests that conflict with the interest of the
Certificateholders and shall be deemed to have agreed to take no action against a Non-Trust Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, and (iii)
shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates.

            (d)   To the extent not otherwise expressly provided for herein, the
Special Servicer shall provide to each B-Note Loan Holder or its designee, with respect to the related B-Note Non-Trust Loan or any related Loan Combination REO
Property, subject to the same conditions and restrictions on the distribution of information as apply with respect to reports, documents and other information with respect to the Trust Mortgage Loans, the same reports, documents and other information that the Special Servicer provides to the Trustee with respect to the related A-Note Trust Mortgage Loan or the related Loan Combination REO
Property, and on a concurrent basis. The Trustee and the Special Servicer shall each provide or make available to each B-Note Loan Holder or its designee, with respect to the related B-Note Non-Trust Loan or any related Loan Combination REO
Property, the same reports, documents and other information that the Trustee, the applicable Master Servicer or the Special Servicer, as the case may be, provides to the Controlling Class Representative, in so far as they relate to the related A-Note Trust Mortgage Loan or the related Loan Combination REO
Property, and on a concurrent basis. In addition, the Trustee, the applicable
Master Servicer or the Special Servicer, as the case may be, shall, upon receipt of a written request, provide to a B-Note Loan Holder or its designee (at such holder's cost) all other documents and information that such holder or its designee may reasonably request with respect to the related B-Note Non-Trust
Loan or any Loan Combination REO Property, to the extent such documents and information are in its possession. Notwithstanding the foregoing, none of the
Trustee or the Special Servicer shall be required to deliver to any B-Note Loan
Holder or its designee any particular report, document or other information pursuant to this Section 3.28(e) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to such B-Note Loan Holder within the same time period contemplated by this Section 3.28(e) pursuant to any other section of this
Agreement.

                                      -210-

            SECTION 3.29.     Litigation Control.

            (a)   The following provisions shall apply to each Mortgage Loan or
Loan Combination that is serviced by Master Servicer No. 1:

                  (i)    The Special Servicer, with respect to litigation
      involving Specially Serviced Loans, and Master Servicer No. 1, with respect to litigation involving non-Specially Serviced Loans, and where the applicable servicer contemplates availing itself of indemnification as provided for under this Agreement, such servicer shall, for the benefit of the Certificateholders, direct, manage, prosecute, defend and/or settle any and all claims and litigation relating to (a) the enforcement of the obligations of a Mortgagor under the related Mortgage Loan documents and
      (b) any action brought against the Trust Fund or any party to this
      Agreement with respect to any Mortgage Loan (the foregoing rights and obligations, "Litigation Control"). Such Litigation Control shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard. Upon becoming aware of or being named in any such claims or litigation, Master Servicer No.1 shall immediately notify the Controlling Class Representative of such claims or litigation. In addition, Master Servicer No.1 shall prepare and submit a monthly status report regarding any Litigation Control matter to the
      Controlling Class Representative.

                  (ii)   Notwithstanding the foregoing, each of the Special
      Servicer and Master Servicer No. 1, as applicable, shall consult with and keep the Controlling Class Representative advised of any material development including without limitation (i) any material decision concerning Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms of settlement, and shall submit any such development or decision to the Controlling Class Representative for its approval or consent. Subject to Section [3.28], if and as applicable, and to the last paragraph of this Section 3.29(a), the Special
      Servicer or Master Servicer No. 1, as applicable, shall not take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified in writing the
      Controlling Class Representative and the Controlling Class Representative
      has not objected in writing within five (5) Business Days of having been notified thereof and having been provided with all information that the
      Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer or the applicable Master Servicer, as applicable, within such 5-Business Day period, then the Controlling Class
      Representative shall be deemed to have approved the taking of such action); provided that, in the event that the Special Servicer or the applicable Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer or Master Servicer No. 1, as applicable, may take such action without waiting for the Controlling Class
      Representative's response; provided that the Special Servicer or Master
      Servicer No. 1, as applicable, has confirmation that the Controlling Class
      Representative has received notice of such action in writing.

                  (iii)  Notwithstanding anything contained herein to the
      contrary with respect to any Litigation Control otherwise required to be exercised hereunder by Master Servicer No. 1 relating to a Mortgage Loan that has either (i) been satisfied or paid in full, or (ii) as to which a

                                      -211-

      Final Recovery Determination has been made, after receiving the required notice from Master Servicer No. 1 set forth above that Master Servicer No.
      1 became aware of or was named in any such claims or litigation, the initial Controlling Class Representative may direct in writing that the such Litigation Control nevertheless be exercised by the Special Servicer;
      provided, however, that the Controlling Class Representative and the
      Special Servicer in accordance with the Servicing Standard have determined and advised Master Servicer No. 1 that its actions with respect to such obligations are indemnifiable under Section 6.03 hereof, and accordingly, any loss, liability or expense (including legal fees and expenses incurred up until such date of transfer of Litigation Control to the Special
      Servicer) arising from the related legal action or claim underlying such
      Litigation Control and not otherwise paid to Master Servicer No. 1 pursuant to Section 6.03 of this Agreement shall be payable by the Trust at the direction of the Special Servicer.

                  (iv)   Notwithstanding the foregoing, no advice, direction or
      objection of, or consent withheld by, the Controlling Class Representative shall (i) require or cause the Special Servicer or Master Servicer No. 1, as applicable, to violate the terms of any Mortgage Loan or any related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the Special Servicer's and Master
      Servicer No. 1's obligation to act in accordance with the Servicing
      Standard and the Mortgage Loan documents for any Mortgage Loan and to maintain the REMIC status of any REMIC, or (ii) result in an Adverse REMIC
      Event or an Adverse Grantor Trust Event or have adverse tax consequences for the Trust Fund, or (iii) expose any of the Master Servicers, the
      Special Servicer, the Depositor, any of the Mortgage Loan Sellers, any
      subservicer, the Trust Fund, the Trustee or any of their respective
      Affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which this Agreement does not provide indemnification to such party or expose any such party to prosecution for a criminal offense, or (iv) materially expand the scope of the Special Servicer's, Master Servicer No. 1's or the
      Trustee's responsibilities under this Agreement; and neither the Special
      Servicer nor Master Servicer No. 1 will follow any such advice, direction or objection if given by the Controlling Class Representative or initiate any such actions, that would have the effect described in clauses (i)-(iv)
      of this sentence.

            (b)   The following provisions shall apply to each Mortgage Loan or
Loan Combination that is Serviced by Master Servicer No. 2:

                  (i)    The Special Servicer shall, (1) direct, manage,
      prosecute and/or defend any action brought by a Mortgagor against the
      Trust and/or the Special Servicer and (2) represent the interests of the
      Trust in any litigation relating to the rights and obligations of the
      Mortgagor or Mortgagee, or the enforcement of the obligations of a
      Borrower, under the Mortgage Loan Documents ("Trust-Related Litigation").

                  (ii)   To the extent either Master Servicer is named in
      Trust-Related Litigation, and the Trust or Special Servicer is not named, in order to effectuate the role of the Special Servicer as contemplated by the preceding paragraph, the subject Master Servicer shall (1) notify the
      Special Servicer of such Trust Related Litigation within ten (10) days of such Master Servicer receiving service of such Trust Related Litigation;
      (2) provide monthly status reports to the Special Servicer, regarding such
      Trust-Related Litigation; (3) seek to have the Trust replace such Master
      Servicer as the appropriate party to the lawsuit; and (4) so long as such
      Master

                                      -212-

      Servicer remains a party to the lawsuit, consult with and act at the direction of the Special Servicer with respect to decisions and resolutions related to the interests of the Trust in such Trust-Related
      Litigation, including but not limited to the selection of counsel, provided, however, if there are claims against such Master Servicer and such Master Servicer has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to such
      Master Servicer.

                  (iii)  Notwithstanding the rights of the Special Servicer
      otherwise set forth above and below, (i) the Special Servicer shall provide the applicable Master Servicer with copies of any notices, process and/or pleadings submitted and/or filed in any such action, suit, litigation or proceeding; (ii) the applicable Master Servicer may retain its own counsel, whose reasonable costs shall be paid by the Trust to the extent provided under Section 6.03, and appear in any action, suit, litigation or proceeding on its own behalf in order to represent, protect and defend its interests; and (iii) the applicable Master Servicer shall have the right to approve or disapprove of any judgment, settlement, final order or decree that may impose liability on the applicable Master
      Servicer or otherwise materially and adversely affect the applicable
      Master Servicer, including, but not limited to, damage to the applicable
      Master Servicer's reputation as a master servicer. Further, nothing in this section shall require either Master Servicer to take or fail to take any action which, in the subject Master Servicer's good faith and reasonable judgment, may (1) result in an Adverse REMIC Event or (2)
      subject such Master Servicer to material liability or materially expand the scope of such Master Servicer's obligations under this Agreement.

                  (iv)   Subject to the rights of the applicable Master Servicer
      set forth above and below in this subsection (b), the Special Servicer shall (1) have the right at any time to direct the applicable Master
      Servicer to settle any Trust-Related Litigation brought against the Trust, including claims asserted against such Master Servicer (whether or not the
      Trust or the Special Servicer is named in any such Trust-Related
      Litigation) and (2) otherwise reasonably direct the actions of such Master
      Servicer relating to Trust-Related Litigation (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related
      Litigation), provided in either case that (A) such settlement or other direction does not require any admission of liability or wrongdoing on the part of such Master Servicer or otherwise materially and adversely affect such Master Servicer, including, but not limited to, damage to such Master
      Servicer's reputation as a master servicer, (B) the cost of such settlement on any resulting judgment is and shall be paid by the Trust, and such Master Servicer is indemnified pursuant to Section 6.03 hereof for all costs and expenses incurred by it in defending and settling the
      Trust Related Litigation (D) any such action taken by such Master Servicer at the direction of the Special Servicer be deemed (as to such Master
      Servicer) to be in compliance with the Servicing Standard and (E) the
      Special Servicer provides such Master Servicer with assurance reasonably satisfactory to such Master Servicer as to the items in clauses (A), (B)
      and (C).

                  (v)    In the event both the Master Servicer and the Special
      Servicer or Trust are named in litigation, the Master Servicer and the
      Special Servicer shall cooperate with each other to afford the Master
      Servicer and the Special Servicer the rights afforded to such party in this Section 3.29.

                                      -213-

                  (vi) This Section 3.29(b) shall not apply in the event the
      Special Servicer authorizes the Master Servicer, and the Master Servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain litigation on behalf of the Trust.

            (c)   Notwithstanding the foregoing, (i) in the event that any
action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the applicable Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests, provided that the applicable Master Servicer or the
Special Servicer, as applicable, shall maintain the right to manage and direct any such action, suit, litigation or proceeding, (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor under the related Mortgage Loan documents or otherwise relating to a Mortgage
Loan or Mortgaged Property, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Trustee, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (B) engage counsel to represent the Trustee, or
(C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Person acting as Trustee to be registered to do business in any state (provided that neither Master Servicer nor the Special Servicer shall be responsible for any delay due to the failure of the Trustee to grant such consent), and (iii) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any
Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest; provided that the applicable Master Servicer or the Special Servicer, as applicable, shall maintain the right to manage and direct any such action, suit, litigation or proceeding.

            SECTION 3.30.     The Swap Agreements.

            (a)   The Trustee is hereby authorized and directed, not in its
individual capacity but solely as Trustee and on behalf, and for the benefit, of the Trust, to execute and deliver each Swap Agreement on the Closing Date and to perform obligations as described herein with respect to each Swap Agreement.
Furthermore, the Trustee is hereby authorized and directed to, and shall, perform all obligations on the part of the Trustee and/or the Trust under each
Swap Agreement; provided that (i) payments to be made to the Class A-2FL Swap
Counterparty pursuant to Section 3.30(d) shall be made out of amounts allocable as interest (or, in the case of Class A-2FL Additional Fixed Swap Payments,
Yield Maintenance Charges and Prepayment Premiums) distributable on or with respect to the Class A-2FL REMIC II Regular Interest, (ii) payments to be made to the Class AJ-FL Swap Counterparty pursuant to Section 3.30(d) shall be made out of amounts allocable as interest (or, in the case of Class AJ-FL Additional
Fixed Swap Payments, Yield Maintenance Charges and Prepayment Premiums)
distributable on or with respect to the Class AJ-FL REMIC II Regular Interest and (iii) any termination payment owing to a Swap Counterparty shall be payable solely out of any upfront payment made by a replacement swap counterparty with respect thereto in connection with entering into a replacement interest rate swap agreement with the Trust, (net of any costs or expenses incurred by the
Trust in connection therewith) and the Trustee shall not be responsible for using its own funds in making such payments. Upon the Trustee entering into the
Swap Agreements on behalf of the Trust, the Trust shall be bound by the terms and conditions of the Swap Agreements.

                                      -214-

            (b)   Notwithstanding anything to the contrary in this Agreement, the Class AJ-FL Depositor's Retained Amount shall not be a part of the Class
AJ-FL Grantor Trust or the Trust Fund, but instead shall belong to the
Depositor; and the Trustee, on behalf of the Trust, hereby assigns to the
Depositor the Trust's entire right, title and interest in and to the Class AJ-FL
Depositor's Retained Amount.

            (c)   The Trustee shall act as "calculation agent" under each Swap
Agreement and shall timely perform all duties associated therewith.

            In addition, by 5:00 p.m. (New York time) on the Business Day prior to (or, in the case of item (i) below, no later than the Determination Date relating to) each Distribution Date, based on (in the case of items (ii) and
(iii) below) the CMSA Loan Periodic Update File for the related Collection
Period provided by the Master Servicer pursuant to Section 3.12, the Trustee shall notify the Class A-2FL Swap Counterparty in writing of (i) the Class
Principal Balance of the Class A-2FL Certificates immediately prior to the related Distribution Date, (ii) the amount of any Prepayment Premiums and Yield
Maintenance Charges distributable with respect to the Class A-2FL REMIC II
Regular Interest for the related Distribution Date, and (iii) the amount of interest distributable with respect to the Class A-2FL REMIC II Regular Interest pursuant to Section 4.01(a) for such Distribution Date.

            In addition, by 5:00 p.m. (New York time) on the Business Day prior to (or, in the case of item (i) below, no later than the Determination Date relating to) each Distribution Date, based on (in the case of items (ii) and
(iii) below) the CMSA Loan Periodic Update File for the related Collection
Period provided by the Master Servicer pursuant to Section 3.12, the Trustee shall notify the Class AJ-FL Swap Counterparty in writing of (i) the Class
Principal Balance of the Class AJ-FL Certificates immediately prior to the related Distribution Date, (ii) the amount of any Prepayment Premiums and Yield
Maintenance Charges distributable with respect to the Class AJ-FL REMIC II
Regular Interest for the related Distribution Date, and (iii) the amount of interest distributable with respect to the Class AJ-FL REMIC II Regular Interest pursuant to Section 4.01(a) for such Distribution Date.

            (d)   On each Distribution Date, following all deposits to the
Floating Rate Account on or prior to that date pursuant to Section 3.04(c), the
Trustee shall (i) remit the Class A-2FL Net Fixed Swap Payment, the Class A-2FL
Additional Fixed Swap Payment and the Class A-2FL Fixed Payer Shortfall
Reimbursement Payment, in each case if any, to the Class A-2FL Swap Counterparty out of amounts on deposit in the Floating Rate Account that represent distributions of Distributable Certificate Interest (or, in the case of the
Class A-2FL Additional Fixed Swap Payments, Yield Maintenance Charges and
Prepayment Premiums) in respect of the Class A-2FL REMIC II Regular Interest;
and (ii) remit the Class AJ-FL Net Fixed Swap Payment, the Class AJ-FL
Additional Fixed Swap Payment and the Class AJ-FL Fixed Payer Shortfall
Reimbursement Payment, in each case if any, to the Class AJ-FL Swap Counterparty out of amounts on deposit in the Floating Rate Account that represent distributions of Distributable Certificate Interest (or, in the case of the
Class AJ-FL Additional Fixed Swap Payments, Yield Maintenance Charges and
Prepayment Premiums) in respect of the Class AJ-FL REMIC II Regular Interest;
provided that, during the continuation of a Swap Payment Default under a Swap
Agreement while the Trustee is pursuing remedies under such Swap Agreement, or following the termination of a Swap Agreement, the Trustee shall not make such payments to the related Swap Counterparty. If by 3:00 p.m. New York City time on any Class A-2FL Swap Payment Date the Trustee has not received any Class A-2FL
Net Floating Swap Payment payable by the Class A-2FL Swap Counterparty on such date, the Trustee shall, consistent with the Class A-2FL Swap Agreement, in order

                                      -215-

to, among other things, cause the commencement of the applicable grace period, promptly notify the Class A-2FL Swap Counterparty that the Trustee has not received such Class A-2FL Net Floating Swap Payment. If by 3:00 p.m. New York
City time on any Class AJ-FL Swap Payment Date the Trustee has not received any
Class AJ-FL Net Floating Swap Payment payable by the Class AJ-FL Swap
Counterparty on such date, the Trustee shall, consistent with the Class AJ-FL
Swap Agreement, in order to, among other things, cause the commencement of the applicable grace period, promptly notify the Class AJ-FL Swap Counterparty that the Trustee has not received such Class AJ-FL Net Floating Swap Payment.

            (e)   Subject to Section 8.02(iii), the Trustee shall at all times enforce the Trust's rights under the Class A-2FL Swap Agreement. In the event of a Swap Default under the Class A-2FL Swap Agreement, the Trustee shall (i)
provide notice of such Swap Default on the date of such default to the Class
A-2FL Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class A-2FL Certificates and, subject to Section 8.02(iii), shall be required to take such actions (following the expiration of any applicable grace period specified in the Class A-2FL Swap Agreement), unless otherwise directed in writing by the Holders or Certificate Owners of Class A-2FL Certificates
representing at least 51% of the Class Principal Balance of the Class A-2FL
Certificates, to enforce such rights of the Trust under the Class A-2FL Swap
Agreement as may be permitted by the terms thereof, including termination thereof, and use any Swap Termination Fees received from the Class A-2FL Swap
Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms, with a replacement swap counterparty that would not cause a Collateralization Event (as defined in the Class A-2FL Swap
Agreement). If the costs attributable to entering into a replacement interest rate swap agreement with respect to the Class A-2FL Certificates would exceed the amount of any Swap Termination Fees received from the Class A-2FL Swap
Counterparty, a replacement interest rate swap agreement with respect to the
Class A-2FL Certificates shall not be entered into and any such proceeds will instead be distributed, pro rata, to the Holders of the Class A-2FL Certificates on the immediately succeeding Distribution Date as part of the Class A-2FL
Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement in respect of the Class A-2FL Certificates with the
Trust, the Trustee shall distribute such fee: first, to the Class A-2FL Swap
Counterparty in respect of the terminated Class A-2FL Swap Agreement, up to the amount of any termination payment owing to the terminated Class A-2FL Swap
Counterparty under, and in connection with the termination of, such Swap
Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Class A-2FL Swap Counterparty in respect of the terminated Class A-2FL Swap Agreement, and then, any remainder, to the Depositor. Any expenses, costs and/or liabilities incurred by the Trustee in connection with enforcing the Class A-2FL Swap Agreement shall be payable and/or reimbursable solely out of indemnification payments made by Class
A-2FL Certificateholders.

            Any Class A-2FL Distribution Conversion shall become permanent following the determination by the Trustee (in the circumstances contemplated in the third sentence of the preceding paragraph) or by the Holders or Certificate
Owners of Class A-2FL Certificates representing at least 51% of the Class
Principal Balance of the Class A-2FL Certificates not to enter into a replacement interest rate swap agreement and distribution of any Swap
Termination Fees paid by the Class A-2FL Swap Counterparty to the Holders of the
Class A-2FL Certificates. Any Swap Default under, or termination of, the Class
A-2FL Swap Agreement and the consequent Class A-2FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this
Agreement.

                                      -216-

            Upon any change in the payment terms on the Class A-2FL
Certificates, including as a result of a Class A-2FL Distribution Conversion, termination of a Class A-2FL Distribution Conversion, a Swap Default under the
Class A-2FL Swap Agreement or the cure of a Swap Default under the Class A-2FL
Swap Agreement, the Trustee shall promptly notify the Depository of the change in payment terms.

            (f)   Subject to Section 8.02(iii), the Trustee shall at all times enforce the Trust's rights under the Class AJ-FL Swap Agreement. In the event of a Swap Default under the Class AJ-FL Swap Agreement, the Trustee shall (i)
provide notice of such Swap Default on the date of such default to the Class
AJ-FL Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class AJ-FL Certificates and, subject to Section 8.02(iii), shall be required to take such actions (following the expiration of any applicable grace period specified in the Class AJ-FL Swap Agreement), unless otherwise directed in writing by the Holders or Certificate Owners of Class AJ-FL Certificates
representing at least 51% of the Class Principal Balance of the Class AJ-FL
Certificates, to enforce such rights of the Trust under the Class AJ-FL Swap
Agreement as may be permitted by the terms thereof, including termination thereof, and use any Swap Termination Fees received from the Class AJ-FL Swap
Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms, with a replacement swap counterparty that would not cause a Collateralization Event (as defined in the Class AJ-FL Swap
Agreement). If the costs attributable to entering into a replacement interest rate swap agreement with respect to the Class AJ-FL Certificates would exceed the amount of any Swap Termination Fees received from the Class AJ-FL Swap
Counterparty, a replacement interest rate swap agreement with respect to the
Class AJ-FL Certificates shall not be entered into and any such proceeds will instead be distributed, pro rata, to the Holders of the Class AJ-FL Certificates on the immediately succeeding Distribution Date as part of the Class AJ-FL
Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement in respect of the Class AJ-FL Certificates with the
Trust, the Trustee shall distribute such fee: first, to the Class AJ-FL Swap
Counterparty in respect of the terminated Class AJ-FL Swap Agreement, up to the amount of any termination payment owing to the terminated Class AJ-FL Swap
Counterparty under, and in connection with the termination of, such Swap
Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Class AJ-FL Swap Counterparty in respect of the terminated Class AJ-FL Swap Agreement, and then, any remainder, to the Depositor. Any expenses, costs and/or liabilities incurred by the Trustee in connection with enforcing the Class AJ-FL Swap Agreement shall be payable and/or reimbursable solely out of indemnification payments made by Class
AJ-FL Certificateholders.

            Any Class AJ-FL Distribution Conversion shall become permanent following the determination by the Trustee (in the circumstances contemplated in the third sentence of the preceding paragraph) or by the Holders or Certificate
Owners of Class AJ-FL Certificates representing at least 51% of the Class
Principal Balance of the Class AJ-FL Certificates not to enter into a replacement interest rate swap agreement and distribution of any Swap
Termination Fees paid by the Class AJ-FL Swap Counterparty to the Holders of the
Class AJ-FL Certificates. Any Swap Default under, or termination of, the Class
AJ-FL Swap Agreement and the consequent Class AJ-FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this
Agreement.

            Upon any change in the payment terms on the Class AJ-FL
Certificates, including as a result of a Class AJ-FL Distribution Conversion, termination of a Class AJ-FL Distribution Conversion,

                                      -217-

a Swap Default under the Class AJ-FL Swap Agreement or the cure of a Swap
Default under the Class AJ-FL Swap Agreement, the Trustee shall promptly notify the Depository of the change in payment terms.

                                      -218-

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            SECTION 4.01.     Distributions.

            (a)   On each Distribution Date, the Trustee shall (except as
otherwise provided in Section 9.01), based on, among other things, information provided by the Master Servicers and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the
Distribution Account in accordance with Section 3.05(b)(ii) through (ix) and deemed distributions from REMIC I pursuant to Section 4.01(i) and from the Loan
REMIC pursuant to Section 4.01(l), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Loan Group 1 Available Distribution Amount and/or the Loan Group 2
Available Distribution Amount, as applicable:

                  (i)      to make distributions of interest to the Holders of
      the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates and to the
      Floating Rate Account with respect to the Class A-2FL REMIC II Regular
      Interest, from the Loan Group 1 Available Distribution Amount, in an amount equal to, and pro rata as among those Classes of Senior
      Certificates and the Class A-2FL REMIC II Regular Interest in accordance with, all Distributable Certificate Interest in respect of each such Class of Senior Certificates and the Class A-2FL REMIC II Regular Interest for
      such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class A-1A Certificates, from the Loan
      Group 2 Available Distribution Amount in an amount equal to all
      Distributable Certificate Interest in respect of the Class A-1A
      Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and also concurrently, to make distributions of interest to the Holders of the Class XC and Class XP
      Certificates, from the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount, in an amount equal to, and pro rata as between those Classes of Senior Certificates in accordance with, all Distributable Certificate Interest in respect of each such Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2
      Available Distribution Amount is insufficient to pay in full the
      Distributable Certificate Interest payable as described above in respect of any Class of Senior Certificates or the Class A-2FL REMIC II Regular
      Interest, as the case may be, on such Distribution Date, then the entire
      Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Senior
      Certificates (exclusive of the Class A-2FL Certificates) and the Class
      A-2FL REMIC II Regular Interest up to an amount equal to, and pro rata as among such Classes of Senior Certificates and the Class A-2FL REMIC II
      Regular Interest in accordance with, the Distributable Certificate
      Interest in respect of each such Class of Senior Certificates and the
      Class A-2FL REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (ii)     to make distributions of principal, first, to the
      Holders of the Class A-SB Certificates, until the related Class Principal
      Balance is reduced to the Class A-SB Planned Principal Balance for such
      Distribution Date, second, to the Holders of the Class A-1 Certificates

                                      -219-

      until the related Class Principal Balance is reduced to zero, third, to the Holders of the Class A-2 Certificates and the Floating Rate Account
      with respect to the Class A-2FL REMIC II Regular Interest, on a pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date, until such related Class Principal Balance are reduced to zero, fourth, to the
      Holders of the Class A-3 Certificates, until the related Class Principal
      Balance is reduced to zero, and fifth, to the Holders of the Class A-SB
      Certificates until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB
      Certificates on such Distribution Date pursuant to subclause first of this clause (ii)) is reduced to zero, in that order, in an aggregate amount for sub-clauses first through fifth above (not to exceed the aggregate of the
      Class Principal Balances of those Classes of Senior Certificates and the
      Class A-2FL REMIC II Regular Interest outstanding immediately prior to such Distribution Date) equal to the Loan Group 1 Principal Distribution
      Amount for such Distribution Date; and concurrently, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount
      (not to exceed the Class Principal Balance of the Class A-1A Certificates
      outstanding immediately prior to such Distribution Date) equal to the Loan
      Group 2 Principal Distribution Amount for such Distribution Date; provided that, if the portion of the Available Distribution Amount for such
      Distribution Date remaining after the distributions of interest made pursuant to the immediately preceding clause (i) is less than the
      Principal Distribution Amount for such Distribution Date, then the Holders of the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates and
      Grantor Trust A-2FL with respect to the Class A-2FL REMIC II Regular
      Interest shall have a prior right, relative to the Holders of the Class
      A-1A Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group 1
      Available Distribution Amount for such Distribution Date and the Holders of the Class A-1A Certificates shall have a prior right, relative to the
      Holders of the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates
      and Grantor Trust A-2FL with respect to the Class A-2FL REMIC II Regular
      Interest, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group 2 Available
      Distribution Amount for such Distribution Date; and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class
      Principal Balances of the Class AM, Class AJ, Class AJ-FL, Class B, Class
      C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
      Class M, Class N, Class P, Class Q and Class S Certificates has previously been reduced to zero, then distributions of principal will be made to the
      Holders of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-1A
      Certificates and to the Floating Rate Account with respect to the Class
      A-2FL REMIC II Regular Interest pursuant to this clause (ii) up to an amount equal to, and pro rata as among such Classes of Senior Certificates and the Class A-2FL REMIC II Regular Interest in accordance with, the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date (and without regard to Loan Groups or the
      Principal Distribution Amount for such Distribution Date);

                  (iii)    after the Class Principal Balance of the Class A-1A
      Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related
      Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such
      Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to the Class A-SB Planned Principal Balance for such Distribution
      Date, second, to the Holders of the Class A-1 Certificates, until the related Class Principal Balance (after taking into account any distributions of principal with respect to

                                      -220-

      the Class A-1 Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, third, to the
      Holders of the Class A-2 Certificates and the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest, on a pro rata basis in accordance with the respective Class Principal Balances thereof then outstanding, until such related Class Principal Balances (after taking into account any distributions of principal with respect to the Class A-2
      Certificates and the Class A-2FL REMIC II Regular Interest on such
      Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, fourth, to the Holders of the Class A-3 Certificates, until the related Class Principal Balance (after taking into account any distributions of principal with respect to the Class A-3 Certificates on such Distribution Date pursuant to the immediately preceding clause (ii))
      is reduced to zero, and fifth, to the Holders of the Class A-SB
      Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB
      Certificates on such Distribution Date pursuant to the immediately preceding clause (ii) and/or subclause first of this clause (iii)) is reduced to zero, in that order, in an aggregate amount for subclauses first through fifth above (not to exceed the aggregate of the Class
      Principal Balances of those Classes of Senior Certificates and the Class
      A-2FL REMIC II Regular Interest outstanding immediately prior to such
      Distribution Date, reduced by any distributions of principal made with respect to those Classes of Senior Certificates and the Class A-2FL REMIC
      II Regular Interest on such Distribution Date pursuant to the immediately preceding clause (ii)) equal to the excess, if any, of (A) the Loan Group
      2 Principal Distribution Amount for such Distribution Date, over (B) the distributions of principal made with respect to the Class A-1A
      Certificates on such Distribution Date pursuant to the immediately preceding clause (ii);

                  (iv)     after the aggregate of the Class Principal Balances
      of the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates and the
      Class A-2FL REMIC II Regular Interest has been reduced to zero, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A
      Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to the Class
      A-1A Certificates on such Distribution Date pursuant to clause (ii) above)
      equal to the excess, if any, of (A) the Loan Group 1 Principal
      Distribution Amount for such Distribution Date, over (B) the aggregate distributions of principal made with respect to the Class A-1, Class A-2,
      Class A-3 and/or Class A-SB Certificates and/or the Class A-2FL REMIC II
      Regular Interest on such Distribution Date pursuant to clause (ii) above;

                  (v)      to make distributions to the Holders of the Class
      A-1, Class A-2, Class A-3, Class A-SB and Class A-1A Certificates and to
      the Floating Rate Account with respect to the Class A-2FL REMIC II Regular
      Interest, in an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses,
      if any, previously allocated to each such Class of Senior Certificates and the Class A-2FL REMIC II Regular Interest, respectively, and not previously reimbursed;

                  (vi)     to make distributions of interest to the Holders of
      the Class AM Certificates in an amount equal to all Distributable
      Certificate Interest in respect of such Class of Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                                      -221-

                  (vii)    after the Class Principal Balances of the Class A-1,
      Class A-2, Class A-3, Class A-SB and Class A-1A Certificates and the Class
      A-2FL REMIC II Regular Interest have been reduced to zero, to make distributions of principal to the Holders of the Class AM Certificates, in an amount (not to exceed the Class Principal Balance of the Class AM
      Certificates outstanding immediately prior to such Distribution Date)
      equal to the entire Principal Distribution Amount for such Distribution
      Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular
      Interest pursuant to any prior clause of this Section 4.01(a));

                  (viii)   to make distributions to the Holders of the Class AM
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class AM Certificates and not previously reimbursed;

                  (ix)     to make distributions of interest to the Holders of
      the Class AJ Certificates and the Floating Rate Account with respect to the Class AJ-FL REMIC II Regular Interest, in an amount equal to, and pro rata as between that Class of Certificates and the Class AJ-FL REMIC II
      Regular Interest in accordance with, all Distributable Certificate
      Interest in respect of such Class of Certificates and the Class AJ-FL
      REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (x)      after the Class Principal Balance of the Class AM
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class AJ Certificates and the Floating Rate Account
      with respect to the Class AJ-FL REMIC II Regular Interest, on a pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date, in an amount (not to exceed the aggregate Class Principal Balance of the Class AJ
      Certificates and the Class AJ-FL REMIC II Regular Interest outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (xi)     to make distributions to the Holders of the Class AJ
      Certificates and the Floating Rate Account with respect to the Class AJ-FL
      REMIC II Regular Interest, in an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized Losses and Additional Trust
      Fund Expenses, if any, previously allocated to the Class AJ Certificates and the Class A-2FL REMIC II Regular Interest, respectively, and not previously reimbursed;

                  (xii)    to make distributions of interest to the Holders of
      the Class B Certificates in an amount equal to all Distributable
      Certificate Interest in respect of such Class of Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xiii)   after the Class Principal Balance of the Class AJ
      Certificates and the Class AJ-FL REMIC II Regular Interest has been reduced to zero, to make distributions of principal to the Holders of the
      Class B Certificates, in an amount (not to exceed the Class Principal
      Balance of the Class B Certificates outstanding immediately prior to such
      Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date

                                      -222-

      (net of any portion thereof distributed on such Distribution Date to the
      Holders of any other Class of Sequential Pay Certificates and/or to the
      Floating Rate Account with respect to the Class A-2FL REMIC II Regular
      Interest Regular Interest and/or the Class AJ-FL REMIC II Regular Interest
      pursuant to any prior clause of this Section 4.01(a));

                  (xiv)    to make distributions to the Holders of the Class B
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

                  (xv)     to make distributions of interest to the Holders of
      the Class C Certificates in an amount equal to all Distributable
      Certificate Interest in respect of such Class of Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xvi)    after the Class Principal Balance of the Class B
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class
      AJ-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                  (xvii)   to make distributions to the Holders of the Class C
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

                  (xviii)  to make distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class D Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xix)    after the Class Principal Balance of the Class C
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class
      AJ-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                  (xx)     to make distributions to the Holders of the Class D
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

                  (xxi)    to make distributions of interest to the Holders of
      the Class E Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class E Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                                      -223-

                  (xxii)   after the Class Principal Balance of the Class D
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class
      AJ-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                  (xxiii)  to make distributions to the Holders of the Class E
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

                  (xxiv)   to make distributions of interest to the Holders of
      the Class F Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class F Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xxv)    after the Class Principal Balance of the Class E
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class
      AJ-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                  (xxvi)   to make distributions to the Holders of the Class F
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

                  (xxvii)  to make distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class G Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xxviii) after the Class Principal Balance of the Class F
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class
      AJ-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                  (xxix)   to make distributions to the Holders of the Class G
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

                                      -224-

                  (xxx)    to make distributions of interest to the Holders of
      Class H Certificates, in an amount equal to all Distributable Certificate
      Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxi)   after the Class Principal Balance of the Class G
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class
      AJ-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                  (xxxii)  to make distributions to the Holders of the Class H
      Certificates in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

                  (xxxiii) to make distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class J Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xxxiv)  after the Class Principal Balance of the Class H
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class
      AJ-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                  (xxxv)   to make distributions to the Holders of the Class J
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

                  (xxxvi)  to make distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class K Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xxxvii) after the Class Principal Balance of the Class J
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class
      AJ-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                                      -225-

                  (xxxviii)to make distributions to the Holders of the Class K
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

                  (xxxix)  to make distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class L Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xl)     after the Class Principal Balance of the Class K
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class
      AJ-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                  (xli)    to make distributions to the Holders of the Class L
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

                  (xlii)   to make distributions of interest to the Holders of
      the Class M Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class M Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xliii)  after the Class Principal Balance of the Class L
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class
      AJ-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                  (xliv)   to make distributions to the Holders of the Class M
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

                  (xlv)    to make distributions of interest to the Holders of
      the Class N Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class N Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xlvi)   after the Class Principal Balance of the Class M
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account

                                      -226-

      with respect to the Class A-2FL REMIC II Regular Interest and/or the Class
      AJ-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                  (xlvii)  to make distributions to the Holders of the Class N
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

                  (xlviii) to make distributions of interest to the Holders of the Class P Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class P Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xlix)   after the Class Principal Balance of the Class N
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class
      AJ-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                  (l)      to make distributions to the Holders of the Class P
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;

                  (li)     to make distributions of interest to the Holders of
      the Class Q Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class Q Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (lii)    after the Class Principal Balance of the Class P
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, in an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class
      AJ-FL REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

                  (liii)   to make distributions to the Holders of the Class Q
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Q Certificates and not previously reimbursed;

                  (liv)    to make distributions of interest to the Holders of
      the Class S Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class S Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (lv)     after the Class Principal Balance of the Class Q
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class S Certificates, in an amount (not to exceed the Class Principal Balance of the Class S Certificates outstanding

                                      -227-

      immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A 2FL REMIC II Regular Interest and/or the Class AJ
      FL REMIC II Regular Interest pursuant to any prior clause of this Section
      4.01(a));

                  (lvi)    to make distributions to the Holders of the Class S
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class S Certificates and not previously reimbursed;

                  (lvii)   to make distributions to the Holders of the Class
      R-II Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular
      Interests and the Loan REMIC Regular Interest on such Distribution Date pursuant to Section 4.01(i) and Section 4.01(l), over (B) the aggregate distributions made in respect of the Regular Certificates, the Class A-2FL
      REMIC II Regular Interest and the Class AJ-FL REMIC II Regular Interest on
      such Distribution Date pursuant to clauses (i) through (lvi) above; and

                  (lviii)  to make distributions to the Holders of the Class R-I
      Certificates of the excess, if any, of (A) the Available Distribution
      Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the REMIC II Certificates, the Class A-2FL REMIC II
      Regular Interest and the Class AJ-FL REMIC II Regular Interest on such
      Distribution Date pursuant to clauses (i) through (lvii) above.

            Distributions in reimbursement of Realized Losses and Additional
Trust Fund Expenses previously allocated to a Class of Sequential Pay
Certificates, the Class A-2FL REMIC II Regular Interest or the Class AJ-FL REMIC
II Regular Interest shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            All distributions of interest made in respect of the Class XC or
Class XP Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such
Class, pro rata in accordance with the respective amounts of Accrued Component
Interest with respect to such Components for such Distribution Date, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            (b)   On each Distribution Date, the Trustee shall withdraw from the
Distribution Account any amounts on deposit therein that represent Prepayment
Premiums and/or Yield Maintenance Charges actually collected on the Trust
Mortgage Loans and any Trust REO Loans during the related Collection Period
(excluding any portion of such Prepayment Premiums and/or Yield Maintenance
Charges applied pursuant to Section 4.01(k) to reimburse the Holders of one or more Classes of Sequential Pay Certificates and/or to the Floating Rate Account
with respect to the Class A-2FL REMIC II Regular Interest and/or the Class AJ-FL
REMIC II Regular Interest in respect of Realized Losses and/or Additional Trust
Fund Expenses previously allocated thereto) and shall be deemed to distribute such Prepayment Premiums and/or Yield Maintenance Charges (or remaining portion thereof) from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1
(whether or not such REMIC I Regular Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge (or remaining portion thereof), as additional yield, as follows:

                                      -228-

                  (i)   first, to the Holders of the respective Classes of
      Sequential Pay Certificates (other than any Excluded Class thereof)
      entitled to distributions of principal pursuant to Section 4.01(a) on such
      Distribution Date with respect to the Loan Group that includes the prepaid
      Trust Mortgage Loan or Trust REO Loan, as the case may be, and to the
      Floating Rate Account with respect to the Class A-2FL REMIC II Regular
      Interest and/or the Class AJ-FL REMIC II Regular Interest (if
      distributions of principal are being made with respect thereto on such
      Distribution Date pursuant to Section 4.01(a)), up to an amount equal to, and pro rata based on, the Additional Yield and Prepayment Amount for each such Class of Certificates, the Class A-2FL REMIC II Regular Interest (if
      applicable) and/or the Class AJ-FL REMIC II Regular Interest (if
      applicable) for such Distribution Date with respect to the subject
      Prepayment Premium or Yield Maintenance Charge, as the case may be; and

                  (ii)  second, to the Holders of the Class XC and/or Class XP
      Certificates, to the extent of any remaining portion of the subject Yield
      Maintenance Charge or Prepayment Premium, as the case may be (excluding any portion of such Prepayment Premium and/or Yield Maintenance Charge applied pursuant to Section 4.01(k) to reimburse the Holders of one or more Classes of Sequential Pay Certificates and/or to the Floating Rate
      Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class AJ-FL REMIC II Regular Interest in respect of Realized Losses and/or Additional Trust Fund Expenses previously allocated thereto), as follows:

                  (A)   on each Distribution Date up to and including the
                        Distribution Date in December 2014, to the Holders of
                        the Class XP Certificates in an amount equal to 30% of
                        the remaining portion of the subject Yield Maintenance
                        Charge or Prepayment Premium, as the case may be, and to
                        the Holders of the Class XC Certificates in an amount
                        equal to 70% of the remaining portion of the subject
                        Yield Maintenance Charge or Prepayment Premium, as the
                        case may be; and

                  (B)   on each Distribution Date following the Distribution
                        Date in December 2014 to the Holders of the Class XC
                        Certificates in an amount equal to 100% of the remaining
                        portion of the subject Yield Maintenance Charge or
                        Prepayment Premium, as the case may be.

            (c)   Subject to Section 3.30, on each Distribution Date, the
Trustee shall apply amounts on deposit in the Class A-2FL Sub-Account for the following purposes and in the following order of priority, in each case to the extent of the Class A-2FL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges and/or Prepayment Premiums) for such
Distribution Date:

                  (i)    to make distributions of interest to the Holders of the
            Class A-2FL Certificates, up to the Class A-2FL Interest
            Distribution Amount for such Distribution Date;

                  (ii)   to make distributions of principal to the Holders of
            the Class A-2FL Certificates, in reduction of the Class Principal
            Balance thereof, up to the Class A-2FL Principal Distribution Amount for such Distribution Date, until such Class Principal Balance has been reduced to zero;

                                      -229-

                  (iii)  to reimburse the Holders of the Class A-2FL
            Certificates, until all Realized Losses and Additional Trust Fund
            Expenses previously allocated to the Class A-2FL Certificates, but not previously reimbursed, have been reimbursed in full; and

                  (iv)   to make distributions to the Holders of the Class A-2FL
            Certificates of any remaining amount.

            For so long as the Class A-2FL Swap Agreement is in effect and there is no continuing payment default thereunder on the part of the Class A-2FL Swap
Counterparty, all Prepayment Premiums and Yield Maintenance Charges allocable to the Class A-2FL REMIC II Regular Interest shall be payable to the Class A-2FL
Swap Counterparty pursuant to the terms of the Class A-2FL Swap Agreement.
However, during the occurrence of a payment default on the part of the Class
A-2FL Swap Counterparty under the Class A-2FL Swap Agreement or if the Class
A-2FL Swap Agreement is terminated and a replacement Class A-2FL Swap Agreement is not obtained, then all Prepayment Premiums and Yield Maintenance Charges distributed to the Floating Rate Account with respect to the Class A-2FL REMIC
II Regular Interest shall be distributed by the Trustee to the Holders of the
Class A-2FL Certificates on the subject Distribution Date.

            Subject to Section 3.30, on each Distribution Date, the Trustee shall apply amounts on deposit in the Class AJ-FL Sub-Account for the following purposes and in the following order of priority, in each case to the extent of the Class AJ-FL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges and/or Prepayment Premiums) for such
Distribution Date:

                  (i)    to make distributions of interest to the Holders of the
            Class AJ-FL Certificates, up to the Class AJ-FL Interest
            Distribution Amount for such Distribution Date;

                  (ii)   to make distributions of principal to the Holders of
            the Class AJ-FL Certificates, in reduction of the Class Principal
            Balance thereof, up to the Class AJ-FL Principal Distribution Amount for such Distribution Date, until such Class Principal Balance has been reduced to zero;

                  (iii)  to reimburse the Holders of the Class AJ-FL
            Certificates, until all Realized Losses and Additional Trust Fund
            Expenses previously allocated to the Class AJ-FL Certificates, but not previously reimbursed, have been reimbursed in full; and

                  (iv)   to make distributions to the Holders of the Class AJ-FL
            Certificates of any remaining amount.

            For so long as the Class AJ-FL Swap Agreement is in effect and there is no continuing payment default thereunder on the part of the Class AJ-FL Swap
Counterparty, all Prepayment Premiums and Yield Maintenance Charges allocable to the Class AJ-FL REMIC II Regular Interest shall be payable to the Class AJ-FL
Swap Counterparty pursuant to the terms of the Class AJ-FL Swap Agreement.
However, during the occurrence of a payment default on the part of the Class
AJ-FL Swap Counterparty under the Class AJ-FL Swap Agreement or if the Class
AJ-FL Swap Agreement is terminated and a replacement Class AJ-FL Swap Agreement is not obtained, then all Prepayment Premiums and Yield Maintenance Charges distributed to the Floating Rate Account with respect to the

                                      -230-

Class AJ-FL REMIC II Regular Interest shall be distributed by the Trustee to the
Holders of the Class AJ-FL Certificates on the subject Distribution Date.

            (d)   All distributions made with respect to each Class on each
Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective
Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such
Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the initial Distribution Date, no later than) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent
Distribution Dates), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay
Certificate, without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made in a like manner, but only upon presentation and surrender of such
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized
Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the
Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R-II Certificates.

            (e)   Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicers, the
Special Servicer or any Fiscal Agent shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of
Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

                                      -231-

            (f)   The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of
Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

            (g)   Except as otherwise provided in Section 9.01, whenever the
Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such
Class of Certificates a notice to the effect that:

                  (i)    the Trustee expects that the final distribution with
      respect to such Class of Certificates will be made on such Distribution
      Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                  (ii)   no interest shall accrue on such Certificates from and
      after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Holders of the Class R-II Certificates all unclaimed funds and other assets which remain subject thereto.

            (h)   Notwithstanding any other provision of this Agreement, the
Trustee shall comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The
Certificate Registrar shall promptly provide the Trustee with any IRS Form W-9 or W-8 (including Form W-8ECI, W-8BEN or W-IMY) upon its receipt thereof. The consent of Certificateholders shall not be required for such withholding. If the
Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                                      -232-

            (i)   All distributions of interest, principal and reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Regular Certificates (exclusive of the Class XC and
Class XP Certificates) on each Distribution Date pursuant to Section 4.01(a),
4.01(j) or 4.01(k) shall be deemed to have first been distributed from REMIC I to REMIC II in respect of its Corresponding REMIC I Regular Interest. All distributions made in respect of the Class XC or Class XP Certificates on each
Distribution Date pursuant to Section 4.01(a), and allocable to any Component of such Class of Certificates in accordance with the second paragraph of Section
4.01(a), shall be deemed to have first been distributed from REMIC I to REMIC II in respect of such Component's Corresponding REMIC I Regular Interest. In each case, if such distribution on any such Class of Regular Certificates was a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses in respect of such
Class of Regular Certificates, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to either of the preceding two sentences shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust
Fund Expenses, as the case may be, in respect of such REMIC I Regular Interest.

            If a Class of Sequential Pay Certificates has two or more
Corresponding REMIC I Regular Interests, then:

                  (i)    deemed distributions of accrued interest made on such
      Corresponding REMIC I Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of unpaid interest in respect of such Corresponding REMIC I Regular Interests as of such Distribution Date;

                  (ii)   deemed distributions of principal made on such
      Corresponding REMIC I Regular Interests on any Distribution Date shall be allocated to them in numeric order (i.e., from lowest number to highest number) of the respective ending numbers of the respective alphanumeric designations for such Corresponding REMIC I Regular Interests, in each case up to an amount equal to the REMIC I Principal Balance of the subject
      Corresponding REMIC I Regular Interest outstanding immediately prior to such Distribution Date (such that no deemed distributions of principal will be made on any such Corresponding REMIC I Regular Interest until the
      REMIC I Principal Balance of each other such Corresponding REMIC I Regular
      Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full);

                  (iii)  deemed distributions of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) made on such
      Corresponding REMIC I Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of principal deemed distributed in respect of such Corresponding REMIC I Regular Interests on such
      Distribution Date;

                  (iv)   deemed distributions made on such Corresponding REMIC I
      Regular Interests on any Distribution Date in reimbursement of Realized
      Losses and Additional Trust Fund Expenses previously allocated thereto shall be allocated to them in the same order that deemed distributions of principal made on such Corresponding REMIC I Regular Interests are allocated to them pursuant to subclause (ii) of this paragraph, in each case up to the aggregate

                                      -233-

      amount of all Realized Losses and Additional previously allocated to the subject REMIC I Regular Interest; and

                  (v)    for purposes of determining the portion of the Accrued
      REMIC I Interest in respect of any such Corresponding REMIC I Regular
      Interest for any Distribution Date that is allocable to deemed distributions thereon, any reduction in the Distributable Certificate
      Interest in respect of such Class of Sequential Pay Certificates for such
      Distribution Date as a result of a Net Aggregate Prepayment Interest
      Shortfall shall be deemed to have first been allocated among all such
      Corresponding REMIC I Regular Interests to reduce the interest distributable thereon on a pro rata basis in accordance with the respective amounts of Accrued REMIC I Interest in respect thereof for such
      Distribution Date.

            (j)   On each Distribution Date, the Trustee shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Sequential Pay Certificates (other than the Class
A-2FL and the Class AJ-FL Certificates) and to reimburse the Floating Rate
Account with respect to the Class A-2FL REMIC II Regular Interest and the Class
AJ-FL REMIC II Regular Interest (in the same order as such reimbursements would be made pursuant to Section 4.01(a)) up to an amount equal to all Realized
Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Class Principal Balance of any Class of Sequential Pay
Certificates, the Class A-2FL REMIC II Regular Interest and/or the Class AJ-FL
REMIC II Regular Interest. Any amounts remaining in the Gain-on-Sale Reserve
Account after such distributions shall be applied to offset future Realized
Losses and Additional Trust Fund Expenses and, upon termination of the Trust
Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R-I Certificateholders.

            (k)   On each Distribution Date, the Trustee shall withdraw from the
Distribution Account an amount equal to any Prepayment Premium and/or Yield
Maintenance Charge that was received in respect of a Trust Specially Serviced
Mortgage Loan during the related Collection Period to the extent that Realized
Losses and/or Additional Trust Fund Expenses had been allocated to one or more
Classes of Sequential Pay Certificates (other than the Class A-2FL and Class
AJ-FL Certificates), the Class A-2FL REMIC II Regular Interest and/or the Class
AJ-FL REMIC II Regular Interest pursuant to Section 4.04 and had not been previously reimbursed, and the Trustee shall distribute such amounts to reimburse the Holders of the Sequential Pay Certificates (other than the Class
A-2FL and Class AJ-FL Certificates) and to reimburse the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and the Class AJ-FL
REMIC II Regular Interest (in the same order as such reimbursements would be made pursuant to Section 4.01(a)) up to an amount equal to all such Realized
Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to them and remaining unreimbursed after application of the Available
Distribution Amount for such Distribution Date and the amounts on deposit in the
Gain-on-Sale Reserve Account. Any such amounts paid from the Distribution
Account will not reduce the Class Principal Balance of any Class of Sequential
Pay Certificates, the Class A-2FL REMIC II Regular Interest or the Class AJ-FL
REMIC II Regular Interest.

            (l)   On each Distribution Date, through and including the final
Distribution Date, any portion of the Available Distribution Amount for such date allocable to the Park La Brea Apartments Trust Mortgage Loan (or any
successor REO Loan with respect thereto) shall be deemed to have first

                                      -234-

been distributed from the Loan REMIC to REMIC I in respect of the Loan REMIC
Regular Interest, to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

                  (i)    as deemed distributions of interest in respect of the
      Loan REMIC Regular Interest, up to an amount equal to all uncertificated distributable interest in respect of the Loan REMIC Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

                  (ii)   as deemed distributions of principal in respect of the
      Loan REMIC Regular Interest, up to an amount equal to the portion of the
      Principal Distribution Amount for such Distribution Date attributable to the Park La Brea Trust Mortgage Loan (or any successor REO Loan with respect thereto); and

                  (iii)  as deemed distributions of reimbursement with respect to the Loan REMIC Regular Interest, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses,
      if any, previously allocated to the Loan REMIC Regular Interest and not previously reimbursed.

            Any Yield Maintenance Charge or Prepayment Premium distributed to any Class of Regular Certificates on any Distribution Date that is allocable to the Park La Brea Apartments Trust Mortgage Loan (or any successor REO Loan with respect thereto) shall, in each case, be deemed to have been distributed on such
Distribution Date from the Loan REMIC to REMIC I in respect of the Loan REMIC
Regular Interest.

            The actual distributions made by the Trustee on each Distribution
Date in respect of the REMIC II Certificates and the Class R-I Certificates
pursuant to this Section 4.01 shall be deemed to have been so made in part from the amounts deemed distributed with respect to the Loan REMIC Regular Interest on such Distribution Date pursuant to this Section 4.01(l). Notwithstanding the deemed distributions on the Loan REMIC Regular Interest, actual distributions of funds from the Distribution Account shall be made only in accordance with the applicable provisions of this Section 4.01, as applicable.

            SECTION 4.02.     Statements to Certificateholders.

            (a)   On each Distribution Date, the Trustee shall make available electronically via its Internet Website or, upon written request, by first class mail, to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the
Master Servicers, the Special Servicer, the Underwriters, each Rating Agency and any other Person designated in writing by the Depositor, a statement (a
"Distribution Date Statement"), as to the distributions made on such
Distribution Date, based solely on information provided to it by the Master
Servicers and the Special Servicer. Each Distribution Date Statement shall be in the form set forth on Exhibit B hereto and, in any event, shall set forth:

                  (i)      the amount of the distribution on such Distribution
      Date to the Holders of each Class of Sequential Pay Certificates in reduction of the Class Principal Balance thereof;

                                      -235-

                  (ii)     the amount of the distribution on such Distribution
      Date to the Holders of each Class of Regular Certificates, the Class A-2FL
      Certificates and/or the Class AJ-FL Certificates allocable to
      Distributable Certificate Interest, the Class A-2FL Interest Distribution
      Amount and/or the Class AJ-FL Interest Distribution Amount, as the case may be;

                  (iii)    the amount of the distribution on such Distribution
      Date to the Holders of each Class of Regular Certificates, the Class A-2FL
      Certificates and/or the Class AJ-FL Certificates allocable to Prepayment
      Premiums and/or Yield Maintenance Charges;

                  (iv)  the amount of the distribution on such Distribution Date to the Holders of each Class of Sequential Pay Certificates in reimbursement of previously allocated Realized Losses and Additional Trust
      Fund Expenses;

                  (v)      the total payments and other collections received by
      the Trust during the related Collection Period, the fees and expenses paid therefrom (with an identification of the general purpose of such fees and expenses and the party receiving such fees and expenses), the Available
      Distribution Amount for such Distribution Date and the respective portions of such Available Distribution Amount attributable to each Loan Group;

                  (vi)     (a) the aggregate amount of P&I Advances made with
      respect to the entire Mortgage Pool, and made with respect to each Loan
      Group, for such Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master
      Servicers, the Trustee or any Fiscal Agent in respect of such unreimbursed
      P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of
      Servicing Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, as of the close of business on the related
      Determination Date and (c) the aggregate amount of all Nonrecoverable
      Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, as of the close of business on the related Determination
      Date;

                  (vii)    the aggregate unpaid principal balance of the
      Mortgage Pool and of each Loan Group outstanding as of the close of business on the related Determination Date;

                  (viii)   the aggregate Stated Principal Balance of the
      Mortgage Pool and of each Loan Group outstanding immediately before and immediately after such Distribution Date;

                  (ix)     the number, aggregate principal balance, weighted
      average remaining term to maturity and weighted average Mortgage Rate of the Trust Mortgage Loans as of the close of business on the related
      Determination Date;

                  (x)      the number, aggregate unpaid principal balance (as of
      the close of business on the related Determination Date) and aggregate
      Stated Principal Balance (immediately after such Distribution Date) of the
      Trust Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days,
      (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have

                                      -236-

      been commenced, and (E) to the actual knowledge of either Master Servicer or the Special Servicer, in bankruptcy proceedings;

                  (xi)     as to each Trust Mortgage Loan referred to in the
      preceding clause (x) above, (A) the loan number thereof, (B) the Stated
      Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

                  (xii)    with respect to any Trust Mortgage Loan as to which a
      Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any
      Realized Loss in connection with such Liquidation Event;

                  (xiii)   with respect to any Trust Mortgage Loan that was the
      subject of any material modification, extension or waiver during the related Collection Period, (A) the loan number thereof, (B) the unpaid principal balance thereof and (C) a brief description of such modification, extension or waiver, as the case may be;

                  (xiv)    with respect to any Trust Mortgage Loan as to which
      an uncured and unresolved Breach or Document Defect that materially and adversely affects the value of such Trust Mortgage Loan or the interests of the Certificateholders, is alleged to exist, (A) the loan number thereof, (B) the unpaid principal balance thereof, (C) a brief description of such Breach or Document Defect, as the case may be, and (D) the status of such Breach or Document Defect, as the case may be, including any actions known to the Trustee that are being taken by or on behalf of the applicable Mortgage Loan Seller with respect thereto;

                  (xv)     with respect to any Trust Mortgage Loan as to which
      the related Mortgaged Property became an REO Property during the related
      Collection Period, the loan number of such Trust Mortgage Loan and the
      Stated Principal Balance of such Trust Mortgage Loan as of the related date of acquisition;

                  (xvi)    with respect to any REO Property that was included
      (or an interest in which was included) in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Trust Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received by the trust with respect to such REO Property during the related Collection Period
      (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO
      Property as expressed in the most recent appraisal thereof and the date of such appraisal;

                  (xvii)   with respect to any REO Property included in the
      Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Trust
      Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination
      (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related Trust REO Loan in connection with such Final Recovery
      Determination;

                                      -237-

                  (xviii)  the Accrued Certificate Interest and Distributable
      Certificate Interest in respect of each Class of Regular Certificates, the
      Class A-2FL REMIC II Regular Interest and the Class AJ-FL REMIC II Regular
      Interest, as well as the Class A-2FL Interest Distribution Amount and the
      Class AJ-FL Interest Distribution Amount for such Distribution Date;

                  (xix)    any unpaid Distributable Certificate Interest in
      respect of each Class of Regular Certificates, the Class A-2FL REMIC II
      Regular Interest and the Class AJ-FL REMIC II Regular Interest,
      respectively, as well as any unpaid portion of the Class A-2FL Interest
      Distribution Amount and the Class AJ-FL Interest Distribution Amount,
      respectively, after giving effect to the distributions made on such
      Distribution Date;

                  (xx)     the Pass-Through Rate for each Class of Regular
      Certificates, the Class A-2FL REMIC II Regular Interest, the Class AJ-FL
      REMIC II Regular Interest, the Class A-2FL Certificates and the Class
      AJ-FL Certificates, respectively, for such Distribution Date;

                  (xxi)    the Principal Distribution Amount, the Loan Group 1
      Principal Distribution Amount and the Loan Group 2 Principal Distribution
      Amount for such Distribution Date, in each case, separately identifying the respective components thereof (and, in the case of any Principal
      Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Trust
      Mortgage Loan and the amount of such prepayment or other collection of principal);

                  (xxii)   the aggregate of all Realized Losses incurred during
      the related Collection Period and all Additional Trust Fund Expenses
      incurred during the related Collection Period;

                  (xxiii)  the aggregate of all Realized Losses and Additional
      Trust Fund Expenses that were allocated on such Distribution Date;

                  (xxiv)   the Class Principal Balance or Notional Amount, as
      applicable, of each Class of Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

                  (xxv)    the Certificate Factor for each Class of Regular
      Certificates, the Class A-2FL Certificates and the Class AJ-FL
      Certificates, respectively, immediately following such Distribution Date;

                  (xxvi)   the aggregate amount of interest on P&I Advances in
      respect of the Mortgage Pool and in respect of each Loan Group paid to the
      Master Servicers, the Trustee and any Fiscal Agent during the related
      Collection Period in accordance with Section 4.03(d);

                  (xxvii)  the aggregate amount of interest on Servicing
      Advances in respect of the Mortgage Pool and in respect of each Loan Group paid to the Master Servicers, the Special Servicer, the Trustee and any
      Fiscal Agent during the related Collection Period in accordance with
      Section 3.03(d);

                                      -238-

                  (xxviii) the aggregate amount of servicing compensation
      (separately identifying the amount of each category of compensation) paid to the Master Servicers and the Special Servicer during the related
      Collection Period;

                  (xxix)   the loan number for each Trust Required Appraisal
      Mortgage Loan and any related Appraisal Reduction Amount as of the related
      Determination Date;

                  (xxx)    the original and then current credit support levels
      for each Class of Regular Certificates, the Class A-2FL Certificates and
      the Class AJ-FL Certificates, respectively;

                  (xxxi)   the original and then current ratings known to the
      Trustee for each Class of Regular Certificates;

                  (xxxii)  the aggregate amount of Prepayment Premiums and Yield
      Maintenance Charges collected during the related Collection Period;

                  (xxxiii) the value of any REO Property included in the Trust
      Fund as of the end of the related Determination Date for such Distribution
      Date, based on the most recent Appraisal or valuation;

                  (xxxiv)  the amounts, if any, actually distributed with
      respect to the Class R-I Certificates and the Class R-II Certificates,
      respectively, on such Distribution Date; and

                  (xxxv)   a brief description of any uncured Event of Default
      known to the Trustee (to the extent not previously reported) and, as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the Trustee's reasonable judgment, be included on the
      Distribution Date Statement without undue difficulty.

            In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xvii), (xxviii) and
(xxxiii) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicers may,
absent manifest error, conclusively rely on the reports to be provided by the
Special Servicer.

            Each Distribution Date Statement shall identify the Distribution
Date to which it relates and the Record Date, the Interest Accrual Period, the
Determination Date and the Collection Period that correspond to such
Distribution Date.

            The Trustee may conclusively rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion
(without suggesting liability on the part of any other party hereto).

            On each Distribution Date, the Trustee shall make available via its
Internet Website the information specified in Section 3.15(b) to the Persons specified therein. Absent manifest error, none of

                                      -239-

the Master Servicers or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by either Master Servicer or the Special
Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. None of the Trustee, the Master Servicers or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis
(if appropriate) the items provided to Certificateholders pursuant to clauses
(i), (ii), (iii) and (iv) of the description of "Distribution Date Statement"
above and such other information as may be required to enable such
Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of
Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book Entry
Certificates, then the Trustee shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office
(accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the
Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or facsimile from the Trustee; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

            The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or either Master Servicer, as applicable, and shall not be liable for any failure to deliver any statement, report or information on the prescribed due dates, to the extent caused by failure to receive timely such underlying information.
Nothing herein shall obligate the Trustee or either Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any
Mortgagor and the failure of the Trustee, either Master Servicer or the Special
Servicer to disseminate information for such reason shall not be a breach hereof.

            (b)   In the performance of its obligations set forth in Section
4.05 and its other duties hereunder, the Trustee may, absent bad faith, conclusively rely on reports provided to it by the Master Servicers, and the
Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicers.

                                      -240-

            SECTION 4.03.     P&I Advances; Reimbursement of P&I Advances and
                              Servicing Advances.

            (a)   On or before 2:00 p.m. (New York City time) on each P&I
Advance Date, each Master Servicer shall (i) apply amounts in its respective
Collection Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to
Section 4.03(c) below, remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I
Advances, if any, to be made in respect of the related Distribution Date. The
Master Servicers may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Accounts for future distribution and so used to make P&I Advances shall be appropriately reflected in the applicable
Master Servicer's records and replaced by such Master Servicer by deposit in its
Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m. (New York City time) on any P&I Advance Date, the applicable Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of such Master Servicer by facsimile transmission sent to (913) 253-9001, in the case of Master Servicer
No. 1, or(415)975-7236 in the case of Master Servicer No. 2 (or, in the case of the subject Master Servicer, such alternative number provided by such Master
Servicer to the Trustee in writing) as soon as possible, but in any event before
4:00 p.m. (New York City time) on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 11:00 a.m. (New York City time)
on the related Distribution Date, then, subject to Section 4.03(c), (i) the
Trustee shall, no later than 12:00 p.m., or if the Trustee fails, any Fiscal
Agent shall, no later than 1:00 p.m. (New York City time), on such related
Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the applicable Master Servicer on such P&I Advance Date, and (ii) with respect to such Master Servicer, the provisions of Sections 7.01 and 7.02 shall apply.

            (b)   The aggregate amount of P&I Advances to be made by either
Master Servicer, the Trustee or any Fiscal Agent in respect of the Mortgage Pool for any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed
Periodic Payments, net of related Master Servicing Fees (and, in the case of the
Park La Brea Apartments Trust Mortgage Loan, net of the JP Morgan Series
2006-LDP8 Servicing Fee), in respect of the Trust Mortgage Loans (including, without limitation, Trust Balloon Loans delinquent as to their respective
Balloon Payments) and any Trust REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related
Determination Date; provided that: (x) if the Periodic Payment on any Trust
Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20
(or, in the case of the Park La Brea Apartments Trust Mortgage Loan, by the JP
Morgan Series 2006-LDP8 Applicable Servicer pursuant to the JP Morgan Series
2006-LDP8 Pooling and Servicing Agreement), or if the final maturity on any
Trust Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification,

                                      -241-

waiver or amendment granted or agreed to by the Special Servicer pursuant to
Section 3.20 (or, in the case of the Park La Brea Apartments Trust Mortgage
Loan, by the JP Morgan Series 2006-LDP8 Applicable Servicer pursuant to the JP
Morgan Series 2006-LDP8 Pooling and Servicing Agreement), and the Periodic
Payment due and owing during the extension period is less than the related
Assumed Periodic Payment, then the applicable Master Servicer, the Trustee or any Fiscal Agent shall, as to such Trust Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing Fees and, in the case of the Park La
Brea Apartments Trust Mortgage Loan, net of the JP Morgan Series 2006-LDP8
Servicing Fee) in the event of subsequent delinquencies thereon; and (y) if any
Trust Mortgage Loan or Trust REO Loan is a Required Appraisal Mortgage Loan as
to which it is determined that an Appraisal Reduction Amount exists or, in the case of the Park La Brea Apartments Trust Mortgage Loan, the JP Morgan Series
2006-LDP8 Applicable Servicer has determined that an Appraisal Reduction Amount exists under the JP Morgan Series 2006-LDP8 Pooling and Servicing Agreement,
then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the applicable Master Servicer, the Trustee or any Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of such Trust Mortgage Loan or Trust REO
Loan, as the case may be, only an amount equal to the sum of (A) the interest portion of the P&I Advance required to be made equal to the product of (1) the amount of the interest portion of the P&I Advance for that Trust Mortgage Loan or Trust REO Loan, as the case may be, for the related Distribution Date without regard to this sentence, and (2) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Trust
Mortgage Loan or Trust REO Loan, as the case may be, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that Trust Mortgage Loan or Trust REO Loan, as the case may be, immediately prior to the related Distribution Date, and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y). In the case of each A-Note Trust Mortgage Loan or any successor
Trust REO Loan with respect thereto, the reference to "Appraisal Reduction
Amount" in clause (y) of the proviso to the preceding sentence means the portion of any Appraisal Reduction Amount with respect to the related Loan Combination that is allocable, in accordance with the definition of "Appraisal Reduction
Amount", to such A-Note Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, as the case may be.

            (c)   Notwithstanding anything herein to the contrary, no P&I
Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the applicable Master Servicer or the Special Servicer that a prior P&I Advance (or, assuming that it was still outstanding, any Unliquidated Advance in respect thereof) that has been made constitutes a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, any
Fiscal Agent and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the applicable Master Servicer's Collection Account pursuant to Section 3.05(a))
(or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related
Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the applicable Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by such Master Servicer. As soon as

                                      -242-

practical after making such determination, the Special Servicer shall report to the applicable Master Servicer, the Trustee and any Fiscal Agent, the Special
Servicer's determination that any P&I Advance made with respect to any previous
Distribution Date or required to be made with respect to the next following
Distribution Date with respect to any Trust Specially Serviced Mortgage Loan or
Trust REO Loan is a Nonrecoverable P&I Advance. The applicable Master Servicer, the Trustee and any Fiscal Agent shall act in accordance with such determination and shall be entitled to conclusively rely on such determination; provided that, no party hereto may reverse any determination made by another party hereto that a P&I Advance is a Nonrecoverable Advance. The Trustee and any Fiscal Agent
shall be entitled to rely, conclusively, on any determination by the applicable
Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance
(and the Trustee and any Fiscal Agent) shall rely on such Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the
Trustee or any Fiscal Agent determines that it does not have sufficient time to make such determination); provided, however, that if such Master Servicer has failed to make a P&I Advance for reasons other than a determination by such
Master Servicer or the Special Servicer that such P&I Advance would be a
Nonrecoverable Advance, the Trustee or any Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or any
Fiscal Agent, as the case may be, in good faith makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a
Nonrecoverable Advance. The Special Servicer, in determining whether or not a
P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a
Nonrecoverable Advance, shall be subject to the standards applicable to each
Master Servicer hereunder.

            Notwithstanding the foregoing, if the JP Series 2006-LDP8 Master
Servicer provides Master Servicer No. 1 with written notice to the effect that it has determined that a proposed P&I Advance, if made, would be Nonrecoverable
P&I Advance or that an outstanding P&I Advance is a Nonrecoverable P&I Advance,
Master Servicer No. 1 shall not make any P&I Advances with respect to the Park
La Brea Apartments Trust Mortgage Loan until it has consulted with the JP Series
2006-LDP8 Master Servicer and agreed that circumstances with respect to the Park
La Brea Apartments Loan Combination have changed such that it is not expected that a proposed future P&I Advance would be a Nonrecoverable P&I Advance.

            (d)   In connection with the recovery by either Master Servicer, the
Trustee or any Fiscal Agent of any P&I Advance out of the applicable Collection
Account pursuant to Section 3.05(a), subject to the following sentence, such
Master Servicer shall be entitled to pay itself, the Trustee or any Fiscal
Agent, as the case may be, out of any amounts then on deposit in its Collection
Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable first out of Default Charges received on the related Trust Mortgage
Loan or Trust REO Loan during the Collection Period in which such reimbursement is made, then from general collections on the Trust Mortgage Loans then on deposit in such Master Servicer's Collection Account; provided, however, that no interest shall accrue on any P&I Advance made with respect to a Trust Mortgage
Loan if the related Periodic Payment is received on or prior to the Due Date of such Trust Mortgage Loan, prior to the expiration of any applicable grace period or prior to the related P&I Advance Date; and provided, further, that, if such
P&I Advance was made with respect to a Trust Mortgage Loan that is part of a
Loan Combination or any successor Trust REO Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related Loan Combination Custodial Account in accordance with Section
3.05(e). Subject to Section 4.03(f), the applicable Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, for any

                                      -243-

outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by such Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I
Advance as to which the corresponding Late Collection was received by such
Master Servicer on or prior to the related P&I Advance Date.

            (e)   In no event shall either Master Servicer, the Trustee or any
Fiscal Agent make a P&I Advance with respect to any Non-Trust Loan.

            (f)   Upon the determination that a previously made Advance is a
Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections deposited in the Collection Accounts, the applicable Master Servicer, the Special
Servicer, the Trustee or any Fiscal Agent, at its own option, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one-month Collection Period ending on the then-current Determination Date. If any of the applicable Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such
Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). Notwithstanding the foregoing, no party entitled to reimbursement for a Nonrecoverable Advance or a portion of a Nonrecoverable Advance may defer the reimbursement of that Nonrecoverable Advance or the subject portion of a
Nonrecoverable Advance for a period greater than 12 months without the consent of the Controlling Class Representative. In connection with a potential election by any of the applicable Master Servicer, the Special Servicer, the Trustee or
any Fiscal Agent to refrain from the reimbursement of a particular
Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, such Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof until the end of such
Collection Period. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such
Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this Agreement that apply once such an election, if any, has been made. Any election by any of the applicable Master Servicer, the Special
Servicer, the Trustee or any Fiscal Agent to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on any of such Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as
the case may be, any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of such Master Servicer, the Special Servicer, the
Trustee or any Fiscal Agent, as the case may be, to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by any of the applicable Master Servicer, the Special Servicer, the Trustee or
any Fiscal Agent shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any
Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for

                                      -244-

any Nonrecoverable Advance or portion thereof with respect to any one or more
Collection Periods shall not limit the accrual of interest on such
Nonrecoverable Advance for the period prior to the actual reimbursement of such
Nonrecoverable Advance. None of the applicable Master Servicer, the Special
Servicer, the Trustee, any Fiscal Agent or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election, and any such election shall not, with respect to the applicable Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard nor, with respect to the Trustee or any Fiscal Agent, constitute a violation of any fiduciary duty to the Certificateholders or any contractual duty under this Agreement. Nothing herein shall give the applicable
Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent the right to defer reimbursement of a Nonrecoverable Advance to the extent that principal collections then available in the Collection Accounts are sufficient to reimburse such Nonrecoverable Advances pursuant to Section 3.05(a)(vii).

            SECTION 4.04.     Allocation of Realized Losses and Additional Trust
                              Fund Expenses.

            (a)   On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Trustee shall allocate to the respective Classes of Sequential Pay Certificates (exclusive of the Class A-2FL
Certificates and the Class AJ-FL Certificates), the Class A-2FL REMIC II Regular
Interest and the Class AJ-FL REMIC II Regular Interest as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection
Period and in any event that were not previously allocated pursuant to this
Section 4.04(a) on any prior Distribution Date, but only to the extent that (i)
the aggregate of the Class Principal Balances of the Sequential Pay Certificates
(exclusive of the Class A-2FL Certificates and the Class AJ-FL Certificates),
the Class A-2FL REMIC II Regular Interest and the Class AJ-FL REMIC II Regular
Interest as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds
(ii) the aggregate Stated Principal Balance of, and any Unliquidated Advances
with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, sequentially, to the Class S, Class Q,
Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F,
Class E, Class D, Class C, Class B, Class AJ and Class AJ-FL on a pro rata and pari passu basis, and Class AM Certificates, in that order, in each case until the remaining Class Principal Balance thereof is reduced to zero; and then, pro rata (based on remaining Class Principal Balances) to the Class A-1, Class A-2,
Class A-3, Class A-SB and Class A-1A Certificates and the Class A-2FL REMIC II
Regular Interest until the respective Class Principal Balances thereof are reduced to zero. Any Realized Losses and Additional Trust Fund Expenses allocated to the Class A-2FL REMIC II Regular Interest shall, in turn, be deemed allocated to the Class A-2FL Certificates. Any Realized Losses and Additional
Trust Fund Expenses allocated to the Class AJ-FL REMIC II Regular Interest shall, in turn, be deemed allocated to the Class AJ-FL Certificates. Any allocation of Realized Losses and Additional Trust Fund Expenses to a Class of
Sequential Pay Certificates, the Class A-2FL REMIC II Regular Interest and the
Class AJ-FL REMIC II Regular Interest shall be made by reducing the Class
Principal Balance thereof by the amount so allocated. All Realized Losses and
Additional Trust Fund Expenses, if any, allocated to a Class of Sequential Pay
Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the
Sequential Pay Certificates (exclusive of the Class A-2FL and Class AJ-FL
Certificates), the Class A-2FL REMIC II Regular Interest and/or the

                                      -245-

Class AJ-FL REMIC II Regular Interest as of the Distribution Date on which the aggregate of the Class Principal Balances of the Sequential Pay Certificates
(exclusive of the Class A-2FL and Class AJ-FL Certificates), the Class A-2FL
REMIC II Regular Interest and the Class AJ-FL REMIC II Regular Interest has been reduced to zero, shall be deemed allocated to the Residual Certificates.

            If and to the extent any Nonrecoverable Advances (and/or interest thereon) that were reimbursed from principal collections on the Mortgage Pool and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Trust Mortgage Loan or Trust REO Loan, then, on the Distribution Date immediately following the Collection Period in which such recovery occurs, the Class Principal Balances of the respective
Classes of Sequential Pay Certificates (exclusive of the Class A-2FL and Class
AJ-FL Certificates), the Class A-2FL REMIC II Regular Interest and/or the Class
AJ-FL REMIC II Regular Interest shall be increased, in the reverse order from which Realized Losses and Additional Trust Fund Expenses are allocated pursuant to Section 4.04(a), by the amount of any such recoveries that are included in the Principal Distribution Amount for the current Distribution Date; provided, however, that, in any case, the Class Principal Balance of any Class of
Sequential Pay Certificates (exclusive of the Class A-2FL and Class AJ-FL
Certificates), the Class A-2FL REMIC II Regular Interest and the Class AJ-FL
REMIC II Regular Interest shall in no event be increased by more than the amount of unreimbursed Realized Losses and Additional Trust Fund Expenses previously allocated thereto (which unreimbursed Realized Losses and Additional Trust Fund
Expenses shall be reduced by the amount of the increase in such Class Principal
Balance); and provided, further, that the aggregate increase in the Class
Principal Balances of the respective Classes of the Sequential Pay Certificates
(exclusive of the Class A-2FL and Class AJ-FL Certificates), the Class A-2FL
REMIC II Regular Interest and the Class AJ-FL REMIC II Regular Interest on any
Distribution Date shall not exceed the excess, if any, of (1) the aggregate
Stated Principal Balance of, and all Unliquidated Advances with respect to, the
Mortgage Pool that will be outstanding immediately following such Distribution
Date, over (2) the aggregate of the Class Principal Balances of the respective
Classes of the Sequential Pay Certificates (exclusive of the Class A-2FL and
Class AJ-FL Certificates), the Class A-2FL REMIC II Regular Interest and the
Class AJ-FL REMIC II Regular Interest outstanding immediately following the distributions to be made on such Distribution Date, but prior to any such increase in any of those Class Principal Balances. If the Class Principal
Balance of any Class of Sequential Pay Certificates, the Class A-2FL REMIC II
Regular Interest or the Class AJ-FL REMIC II Regular Interest is so increased, the amount of unreimbursed Realized Losses and/or Additional Trust Fund Expenses
considered to be allocated to such Class shall be decreased by such amount.

            (b)   If the Class Principal Balance of any Class of Sequential Pay
Certificates (exclusive of the Class A-2FL Certificates and the Class AJ-FL
Certificates), the Class A-2FL REMIC II Regular Interest or the Class AJ-FL
REMIC II Regular Interest is reduced on any Distribution Date pursuant to the first paragraph of Section 4.04(a), then the REMIC I Principal Balance of such
Class's Corresponding REMIC I Regular Interest (or, if applicable, the aggregate
REMIC I Principal Balance of such Class's Corresponding REMIC I Regular
Interests) shall be deemed to have first been reduced on such Distribution Date by the exact same amount. If a Class of Sequential Pay Certificates has two or more Corresponding REMIC I Regular Interests, then the respective REMIC I
Principal Balances of such Corresponding REMIC I Regular Interests shall be reduced as contemplated by the preceding sentence in the same sequential order that principal distributions are deemed made on such Corresponding REMIC I
Regular Interests pursuant to Section 4.01(i), such that no reduction shall be made in the REMIC I Principal Balance of any such Corresponding REMIC I Regular
Interest pursuant

                                      -246-

to this Section 4.04(b) until the REMIC I Principal Balance of each other such
Corresponding REMIC I Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been reduced to zero. Any and all such reductions in the REMIC I Principal Balances of the respective REMIC I Regular
Interests shall be deemed to constitute allocations of Realized Losses and
Additional Trust Fund Expenses thereto.

            If the Class Principal Balance of any Class of Sequential Pay
Certificates (exclusive of the Class A-2FL Certificates and the Class AJ-FL
Certificates), the Class A-2FL REMIC II Regular Interest or the Class AJ-FL
REMIC II Regular Interest is increased on any Distribution Date pursuant to the second paragraph of Section 4.04(a), then the REMIC I Principal Balance of such
Class's Corresponding REMIC I Regular Interest (or, if applicable, the aggregate
REMIC I Principal Balance of such Class's Corresponding REMIC I Regular
Interests) shall be deemed to have first been increased on such Distribution
Date by the exact same amount. In circumstances where there are multiple
Corresponding REMIC I Regular Interests with respect to a Class of Sequential
Pay Certificates, the increases in the respective REMIC I Principal Balances of such Corresponding REMIC I Regular Interests as contemplated by the prior sentence shall be made in the reverse order that reductions are made to such
REMIC I Principal Balances pursuant to the prior paragraph of this Section
4.04(b), in each case up to the amount of the remaining unreimbursed Realized
Loses and Additional Trust Fund Expenses previously deemed allocated to the subject REMIC I Regular Interest.\

            (c)   On each Distribution Date, following any deemed distributions to be made in respect of the Regular Interests pursuant to Section 4.01(l), the uncertificated principal balance of the Loan REMIC Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the
Stated Principal Balance of the Park La Brea Apartments Trust Mortgage Loan or
any successor REO Loan with respect thereto, as the case may be, that will be outstanding immediately following such Distribution Date. Any such reductions in the uncertificated principal balances of the Loan REMIC Regular Interest shall be deemed to constitute an allocation of Realized Losses and Additional Trust
Fund Expenses.

            SECTION 4.05.     Calculations.

            The Trustee shall, provided it receives the necessary information from the Master Servicers and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section
5.02(d) and Article IX and the actual and deemed allocations of Realized Losses,
Additional Trust Fund Expenses and other items to be made pursuant to Section
4.04. The Trustee shall calculate the Available Distribution Amount for each
Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special
Servicer or either Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                      -247-

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01.     The Certificates.

            (a)   The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6 and A-7, as applicable;
provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.
The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the
Sequential Pay Certificates and the Class XC Certificates and the Class XP
Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Sequential Pay Certificates, the Class XC
Certificates and the Class XP Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial
Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $25,000 in the case of the Registered Certificates (or, in the case of the Class XP Certificates, not less than $100,000) and not less than $100,000 in the case of Non-Registered Certificates (other than the Residual Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class
R-I and Class R-II Certificates will be issuable in minimum Percentage Interests of 10%.

            (b)   The Certificates shall be executed by manual or facsimile
signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            SECTION 5.02.     Registration of Transfer and Exchange of
                              Certificates.

            (a)   At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at the
Corporate Trust Office of the Trustee) shall provide for the registration of
Certificates and of transfers and exchanges of Certificates as herein provided.
The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicers, the Special

                                      -248-

Servicer and (if the Trustee is not the Certificate Registrar) the Trustee, any
other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicers and the Special Servicer shall have the right to inspect the Certificate
Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such
Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

            (b)   No Transfer of any Non-Registered Certificate or interest
therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, in the case of a Global
Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer
thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit E-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit E-2A or, except in the case of the Class R-I or Class R-II Certificates, as Exhibit E-2B; or (ii)
an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is a Qualified Institutional Buyer or, except in the case of the Class R-I or Class R-II Certificates, an Institutional Accredited
Investor, and such Transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicers, the Special Servicer, the REMIC
Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based.

            No beneficial interest in the Rule 144A Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If a Transfer of any interest in the
Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered
Certificates or a Transfer of any interest therein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to

                                      -249-

obtain either (i) a certificate from such Certificate Owner's prospective
Transferee substantially in the form attached hereto as Exhibit E-2C, or (ii) an
Opinion of Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. If any Transferee of an interest in the Rule 144A Global
Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of
Counsel or the certification described in the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C hereto are, with respect to the subject
Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the Rule
144A Global Certificate for a Class of Book-Entry Non-Registered Certificates
may be transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate
Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective
Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a
Depository Participant by a denomination of interests in such Rule 144A Global
Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the
Certificate Registrar and the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            No beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D hereto to the effect that such Transferee is not a United States Securities Person. If any
Transferee of an interest in the Regulation S Global Certificate for any Class
of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D hereto are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global

                                      -250-

Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph of this Section 5.02(b) and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred,
(B) a copy of the certificate or Opinion of Counsel to be obtained by such
Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph of this Section 5.02(b) and (C) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the
Regulation S Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Rule 144A
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global
Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any
Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchasers, the Trustee,
any Fiscal Agent, the Master Servicers, the Special Servicer, the REMIC
Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                                      -251-

            (c)   No Transfer of a Certificate or any interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section
4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. The foregoing sentence notwithstanding, no
Transfer of the Class R-I and R-II Certificates shall be made to a Plan or to a
Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan. Except in connection with the initial issuance of the Non-Registered
Certificates or any Transfer of a Non-Registered Certificate or any interest therein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or
any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, any Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the
Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates
shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, except in the case of the Class R-I and
Class R-II Certificates, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Sections I and III of Prohibited Transaction
Class Exemption 95-60; or (iii) alternatively, but only in the case of a
Non-Registered Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any
Mortgage Loan Seller, either Master Servicer, the Special Servicer, any
Sub-Servicer, any Fiscal Agent, any Person responsible for servicing the Park La
Brea Apartments Trust Mortgage Loan or related Park La Brea Apartments REO
Property, any Exemption-Favored Party or any Mortgagor with respect to Trust
Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that is a Plan a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that is a Plan a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) alternatively, except in the case of the Class
R-I and Class R-II Certificates, a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code
or result in the imposition of an excise tax under Section 4975 of the Code and, in the case of a Class A-2FL Certificate (prior to a Class A-2FL

                                      -252-

Distribution Conversion becoming permanent as contemplated in Section 3.30(e))
or a Class AJ-FL Certificate (prior to the Class AJ-FL Distribution Conversion becoming permanent as contemplated in Section 3.30(e)), a certification that the purchase and holding of such Certificate satisfies the requirements for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14,
PTCE 90-1, PTCE 91-38, Section I of PTCE 95-60, PTCE 96-23 or a similar exemption. It is hereby acknowledged that the forms of certification attached hereto as Exhibit F-1 (in the case of Definitive Non-Registered Certificates)
and Exhibit F-2 (in the case of ownership interests in Book-Entry Non-Registered
Certificates) are acceptable for purposes of the preceding sentence. If any
Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar (in the case of a Definitive Certificate) or the
Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

            (d)   (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
      (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any
      Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A)   Each Person holding or acquiring any Ownership Interest
                        in a Residual Certificate shall be a Permitted
                        Transferee and shall promptly notify the REMIC
                        Administrator and the Trustee of any change or impending
                        change in its status as a Permitted Transferee.

                  (B)   In connection with any proposed Transfer of any
                        Ownership Interest in a Residual Certificate, the
                        Certificate Registrar shall require delivery to it, and
                        shall not register the Transfer of any Residual
                        Certificate until its receipt, of an affidavit and
                        agreement substantially in the form attached hereto as
                        Exhibit G-1 (a "Transfer Affidavit and Agreement"), from
                        the proposed Transferee, representing and warranting,
                        among other things, that such Transferee is a Permitted
                        Transferee, that it is not acquiring its Ownership
                        Interest in the Residual Certificate that is the subject
                        of the proposed Transfer as a nominee, trustee or agent
                        for any Person that is not a Permitted Transferee, that
                        for so long as it retains its Ownership Interest in a
                        Residual Certificate, it will endeavor to remain a
                        Permitted Transferee and that it has reviewed the
                        provisions of this Section 5.02(d) and agrees to be
                        bound by them.

                                      -253-

                  (C)   Notwithstanding the delivery of a Transfer Affidavit and
                        Agreement by a proposed Transferee under clause (B)
                        above, if a Responsible Officer of either the Trustee or
                        the Certificate Registrar has actual knowledge that the
                        proposed Transferee is not a Permitted Transferee, no
                        Transfer of an Ownership Interest in a Residual
                        Certificate to such proposed Transferee shall be
                        effected.

                  (D)   Each Person holding or acquiring any Ownership Interest
                        in a Residual Certificate shall agree (1) to require a
                        Transfer Affidavit and Agreement from any prospective
                        Transferee to whom such Person attempts to Transfer its
                        Ownership Interest in such Residual Certificate and (2)
                        not to Transfer its Ownership Interest in such Residual
                        Certificate unless it provides to the Certificate
                        Registrar a certificate substantially in the form
                        attached hereto as Exhibit G-2 stating that, among other
                        things, it has no actual knowledge that such prospective
                        Transferee is not a Permitted Transferee.

                  (E)   Each Person holding or acquiring an Ownership Interest
                        in a Residual Certificate, by purchasing such Ownership
                        Interest, agrees to give the REMIC Administrator and the
                        Trustee written notice that it is a "pass-through
                        interest holder" within the meaning of temporary
                        Treasury regulations Section 1.67-3T(a)(2)(i)(A)
                        immediately upon acquiring an Ownership Interest in a
                        Residual Certificate, if it is, or is holding an
                        Ownership Interest in a Residual Certificate on behalf
                        of, a "pass-through interest holder".

                  (ii)  (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section
      5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual
      Certificate. None of the Depositor, the Trustee or the Certificate
      Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such
      Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a
      Residual Certificate in violation of the restrictions in this Section
      5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the
      Trustee shall have the right but not the obligation, to cause the Transfer of such Residual Certificate to a Permitted Transferee selected by the
      Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual
      Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual
      Certificate in accordance with the instructions of the Trustee. Such
      Permitted Transferee may be the Trustee itself or any Affiliate of the
      Trustee.

                                      -254-

                  (iii) The REMIC Administrator shall make available to the
      Internal Revenue Service and to those Persons specified by the REMIC
      Provisions all information furnished to it by the other parties hereto that is necessary to compute any tax imposed (A) as a result of the
      Transfer of an Ownership Interest in a Residual Certificate to any Person
      who is a Disqualified Organization, including the information described in
      Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any
      Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the REMIC Administrator all information in its possession necessary for the REMIC Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information thereto pursuant to this subsection (d)(iii)
      and Section 10.01(g)(i).

                  (iv)  The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following:

                  (A)   written confirmation from each Rating Agency to the
                        effect that the modification of, addition to or
                        elimination of such provisions will not cause an Adverse
                        Rating Event; and

                  (B)   an Opinion of Counsel, in form and substance
                        satisfactory to the Trustee and the REMIC Administrator,
                        obtained at the expense of the party seeking such
                        modification of, addition to or elimination of such
                        provisions (but in no event at the expense of the
                        Trustee, the REMIC Administrator or the Trust Fund), to
                        the effect that doing so will not (1) cause REMIC I or
                        REMIC II to cease to qualify as a REMIC or be subject to
                        an entity-level tax caused by the Transfer of any
                        Residual Certificate to a Person which is not a
                        Permitted Transferee, or (2) cause a Person other than
                        the prospective Transferee to be subject to a
                        REMIC-related tax caused by the Transfer of a Residual
                        Certificate to a Person that is not a Permitted
                        Transferee.

            (e)   If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more
                  accounts, such Person shall be required to deliver to the
                  Certificate Registrar (or, in the case of an interest in a
                  Book-Entry Non-Registered Certificate, to the Certificate
                  Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties,
                  certifications and agreements with respect to each such
                  account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f)   Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such

                                      -255-

purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

            (g)   At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h)   Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i)   No service charge shall be imposed for any transfer or
exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j)   All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate
Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (k)   Upon request, the Certificate Registrar shall provide to the
Master Servicers, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

            SECTION 5.03.    Book-Entry Certificates.

            (a)   Each Class of Regular Certificates, the Class A-2FL
Certificates and the Class AJ-FL Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and Section 5.02(b), a Transfer of
such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such
Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) and Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive
Certificates") in respect of such Ownership Interests. The Class XC, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P
and Class Q Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class XC, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P
and Class Q Certificates initially sold in offshore transactions in reliance on
Regulation S shall, in the case of each such Class, be represented by the
Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered

                                      -256-

in the name of Cede & Co. as nominee of the Depository. All Transfers by
Certificate Owners of their respective Ownership Interests in the Book-Entry
Certificates shall be made in accordance with the procedures established by the
Depository Participant or brokerage firm representing each such Certificate
Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an Ownership Interest in the applicable Class of Book-Entry
Certificates, to agree to comply with the transfer requirements provided for in
Section 5.02.

            (b)   The Trustee, the Master Servicers, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

            (c)   If (i)(A) the Depositor advises the Trustee and the
Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the
Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry
Certificates, the Certificate Registrar shall notify all affected Certificate
Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicers, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise
Voting Rights with respect to, and to transfer and exchange such Definitive
Certificates.

            (d)   Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any
Certificate (including but not limited to any Non-Registered Certificate or any
Subordinated Certificate) which interests are transferable through the book-entry facilities of the Depository.

                                      -257-

            SECTION 5.04.    Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Certificate
Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage
Interest. Upon the issuance of any new Certificate under this Section, the
Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee and the Certificate Registrar) connected therewith. Any replacement
Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05.    Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.01 and may treat the person in whose name each Certificate is registered as of the relevant date of determination as owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicers, the Special
Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                      -258-

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

            SECTION 6.01.    Liability of Depositor, Master Servicers and
                             Special Servicer.

            The Depositor, the Master Servicers and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the
Master Servicers and the Special Servicer herein.

            SECTION 6.02.    Merger, Consolidation or Conversion of Depositor or
                             Master Servicers or Special Servicer.

            Subject to the following paragraph, the Depositor, the Master
Servicers and the Special Servicer shall each keep in full effect its existence, rights and franchises as an entity under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Trust Mortgage
Loans and to perform its respective duties under this Agreement.

            The Depositor, either Master Servicer or the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of either
Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the
Depositor, either Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of either Master
Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the subject Master Servicer or the Special
Servicer, shall be the successor of the Depositor, the subject Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of either Master
Servicer or the Special Servicer unless (i) as evidenced in writing by the
Rating Agencies, such succession will not result in an Adverse Rating Event and
(ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

            SECTION 6.03.    Limitation on Liability of the Depositor,  the
                             Master  Servicers,  the Special Servicer and
                             Others.

            (a)   None of the Depositor, the Master Servicers, the Special
Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the
Certificateholders or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
Depositor, either Master Servicer, the Special Servicer nor any of the
Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them against any liability to the Trust Fund, the
Trustee, the Certificateholders or any other Person for

                                      -259-

the breach of warranties or representations made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master
Servicers, the Special Servicer and any director, officer, employee or agent of the Depositor, either Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

            The Depositor, the Master Servicers, the Special Servicer, and any
Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the
Trust Fund out of the Collection Accounts or the Distribution Account, as
applicable in accordance with Section 3.05, against any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Mortgage Loans or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing
Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; or (iv) incurred in connection with any violation by any of them of any state or federal securities law; provided, however, that if and to the extent that a Loan
Combination and/or a related Non-Trust Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination
Custodial Account pursuant to Section 3.05(e) and, if and to the extent not solely attributable to a related Non-Trust Loan (or any successor REO Loan with respect thereto), shall also be payable out of the Collection Accounts if amounts on deposit in the related Loan Combination Custodial Account are insufficient therefor; and provided, further, that in making a determination as to whether any such indemnity is solely attributable to a Non-Trust Loan (or any successor REO Loan with respect thereto), the fact that any related legal action was instituted by such Non-Trust Noteholder shall not create a presumption that such indemnity is solely attributable thereto.

            (b)   None of the Depositor, the Master Servicers or the Special
Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and, unless it is specifically required to bear the costs thereof, that in its opinion may involve it in any expense or liability for which it is not reasonably assured of reimbursement by the Trust; provided, however, that the Depositor, either Master
Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the applicable Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Pool on deposit in the Collection Accounts as provided by Section 3.05(a); provided, however, that if a Loan Combination is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial Account pursuant to Section 3.05(e) and, if and to the extent not solely attributable to a related Non-Trust Loan (or any successor REO Loan with respect thereto), shall also be payable out of the

                                      -260-

Collection Accounts if amounts on deposit in the related Loan Combination
Custodial Account are insufficient therefor, and provided, further, that in making a determination as to whether any such expenses, costs and liabilities are solely attributable to a Non-Trust Loan (or any successor REO Loan with respect thereto), the fact that any related legal action was instituted by such
Non-Trust Noteholder shall not create a presumption that such expenses, costs and liabilities are solely attributable thereto.

            In no event shall either Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of Section 8.05(b).

            (c)   Each Master Servicer and the Special Servicer agrees to
indemnify the Depositor, the Trust Fund and the Trustee and any Affiliate,
director, officer, employee or agent thereof, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of such Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by such Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicers and the
Special Servicer may consult with counsel, and any written advice or Opinion of
Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or
Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this
Agreement under Article XI, (iii) the defeasance of any Trust Defeasance
Mortgage Loan or (iv) any matter involving legal proceedings with a Mortgagor.

            The Trustee shall immediately notify the applicable Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the
Trustee to indemnification hereunder, whereupon either Master Servicer or the
Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify either
Master Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee, as the case may be, may have to indemnification under this Agreement or otherwise, unless either Master
Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor shall immediately notify either Master Servicer or the
Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon either Master Servicer or the Special
Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify either Master Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless either Master Servicer's or Special

                                      -261-

Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor agrees to indemnify the Master Servicers, the Special
Servicer and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith or negligence of the Depositor in the performance of the Depositor's obligations and duties under this Agreement. Each Master Servicer, the Special Servicer or
the Trustee, as applicable, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification under this paragraph, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            The Trustee agrees to indemnify the Master Servicers, the Special
Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, either Master Servicer or the Special Servicer, as applicable, shall immediately notify the Trustee if a claim is made by a third party with respect to this
Agreement or the Mortgage Loans entitling it to indemnification under this paragraph, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            SECTION 6.04.    Resignation of Master Servicers and the Special
                             Servicer.

            The Master Servicers and, subject to Section 6.09, the Special
Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of either Master
Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by either Master Servicer or the Special
Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of either Master Servicer or the Special
Servicer, as applicable,

                                      -262-

shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires either Master
Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicers and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time provided that (i) a willing successor thereto has been found by either Master Servicer or the Special Servicer, as applicable,
(ii) each of the Rating Agencies confirms in writing that the resignation and the successor's appointment will not result in an Adverse Rating Event, (iii)
the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither of the Master Servicers nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

            Consistent with the foregoing, neither of the Master Servicers nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder (except for the assignment or other transfer of the right to receive the Excess Servicing Strip)
to any other Person, or, except as provided in Section 3.22, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of either Master Servicer or the Special
Servicer are transferred to a successor thereto, the applicable Master Servicing
Fee (except as expressly contemplated by Section 3.11(a)), the Special Servicing
Fee, any Workout Fee (except as expressly contemplated by Section 3.11(c))
and/or any Principal Recovery Fee, as applicable, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

            SECTION 6.05.    Rights of Depositor and Trustee in Respect of
                             Master Servicers and the Special Servicer.

            The Master Servicers and the Special Servicer shall each afford the
Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicers and the Special
Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available audited financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of either Master Servicer or the Special Servicer hereunder or exercise the rights of either Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicers nor the Special
Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the
Depositor may not exercise any right pursuant to Section 7.01 to terminate either Master Servicer or the Special Servicer as a party to this Agreement. The
Depositor shall not have any responsibility or liability for any action or failure to act by either Master Servicer or

                                      -263-

the Special Servicer and is not obligated to supervise the performance of either
Master Servicer or the Special Servicer under this Agreement or otherwise.

            SECTION 6.06.    Depositor, Master Servicers and Special Servicer to
                             Cooperate with Trustee.

            The Depositor, the Master Servicers and the Special Servicer shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information (including, with regard to either Master
Servicer, the identity of any Non-Trust Noteholder that holds a Non-Trust Loan that is part of a Loan Combination as to which such Master Servicer is the applicable Master Servicer) as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            SECTION 6.07.    Depositor, Special Servicer and Trustee to
                             Cooperate with Master Servicer.

            The Depositor, the Special Servicer and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Master
Servicers in order to enable it to perform its duties hereunder.

            SECTION 6.08.    Depositor, Master Servicers and Trustee to
                             Cooperate with Special Servicer.

            The Depositor, the Master Servicers, and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Special
Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.09.    Designation of Special Servicer by the Controlling
                             Class.

            The Holder or Holders (or, in the case of Book-Entry Certificates, the Certificate Owner or Certificate Owners) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in
Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as
Special Servicer; provided that such Holder or Holders (or such Certificate
Owner or Certificate Owners, as the case may be) shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default. Such Holder or Holders (or such Certificate Owner or
Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicers and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and
Acknowledgment in the form attached hereto as Exhibit H-1. If such Holder or
Holders (or such Certificate Owner or Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class have not replaced the Special Servicer within 30 days of such
Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04. Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating

                                      -264-

Agencies that the appointment of such Person will not result in an Adverse
Rating Event. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of
Proposed Special Servicer in the form attached hereto as Exhibit H-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the
Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special
Servicer the designated Person shall be bound by the terms of this Agreement, and subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special
Servicer shall be deemed to have resigned simultaneously with such designated
Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, and it shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such resignation. Such resigning Special
Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer (within two Business Days of the terminated Special Servicer receiving notice from the Trustee that all conditions to the appointment of the replacement Special Servicer hereunder have been satisfied) to the replacement
Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Collection
Accounts or the applicable REO Account or should have been delivered to the
Master Servicers or that are thereafter received with respect to Specially
Serviced Mortgage Loans and REO Properties.

            SECTION 6.10.    Either Master Servicer or the Special Servicer as
                             Owner of a Certificate.

            Either Master Servicer or an Affiliate of either Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the
Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as set forth in the definition of
"Certificateholder") the same rights it would have if it were not a Master
Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which either Master Servicer or the Special Servicer or an Affiliate of either
Master Servicer or the Special Servicer is the Holder of (or, in the case of a
Book-Entry Certificate, Certificate Owner with respect to) any Certificate, either Master Servicer or the Special Servicer proposes to take action
(including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in such Master Servicer's or the
Special Servicer's good faith judgment, violate the Servicing Standard, and (ii)
if taken, might nonetheless, in such Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the
Servicing Standard, then such Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each
Class of Certificates beneficially owned by such Master Servicer or the Special
Servicer or an Affiliate of such Master Servicer or the Special Servicer, as appropriate, and (c) describes in reasonable detail the action that such Master
Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the subject
Master Servicer and its Affiliates or the Special Servicer and its Affiliates,
as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated

                                      -265-

without regard to the Certificates beneficially owned by the subject Master
Servicer or its Affiliates or the Special Servicer or its Affiliates, as
appropriate) shall have failed to object in writing to the proposal described in the written notice, and if such Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the applicable Master Servicer or the Special
Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that a Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

            SECTION 6.11.    The Controlling Class Representative.

            (a)   Subject to Section 6.11(b), the Controlling Class
Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer with respect to the Serviced Trust
Mortgage Loans and any Administered REO Properties, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse
REMIC Event and except as set forth in, and in any event subject to, Section
6.11(b), the Special Servicer will not be permitted to take (or permit the applicable Master Servicer to take) any of the following actions with respect to the Serviced Trust Mortgage Loans and any Administered REO Properties as to
which the Controlling Class Representative has objected in writing within 10
Business Days of being notified in writing thereof, which notification with respect to the action described in clauses (vi) and (viii) below shall be copied by the Special Servicer to the applicable Master Servicer (provided that if such written objection has not been received by the Special Servicer within such 10
Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

                  (i)     any foreclosure upon or comparable conversion (which
      may include acquisitions of an Administered REO Property) of the ownership of properties securing such of the Trust Specially Serviced Mortgage Loans as come or have come into and continue in default;

                  (ii)    any modification or consent to a modification of a
      material term of a Serviced Trust Mortgage Loan (excluding the waiver of any due-on-sale or due-on-encumbrance clause, as set forth in clause (vii)
      below), including the timing of payments or a modification consisting of the extension of the maturity date of a Serviced Trust Mortgage Loan;

                  (iii)   any proposed sale of any Serviced Trust Defaulted
      Mortgage Loan or any Administered REO Property (other than in connection with the termination of the Trust Fund or, in the case of a Serviced Trust
      Defaulted Mortgage Loan, pursuant to Section 3.18) for less than the
      Purchase Price of the subject Trust Defaulted Mortgage Loan or related
      Trust REO Loan, as applicable;

                  (iv)    any determination to bring an Administered REO
      Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an Administered REO
      Property;

                  (v)     any release of material real property collateral for
      any Serviced Trust Mortgage Loan, other than (A) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being satisfied, (B) upon satisfaction of that Serviced

                                      -266-

      Trust Mortgage Loan, (C) in connection with a pending or threatened condemnation action or (D) in connection with a full or partial defeasance of that Serviced Trust Mortgage Loan;

                  (vi)    any acceptance of substitute or additional real
      property collateral for any Serviced Trust Mortgage Loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the
      Controlling Class Representative will be required);

                  (vii)   any waiver of a due-on-sale or due-on-encumbrance
      clause in any Serviced Trust Mortgage Loan;

                  (viii)  any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Serviced Trust
      Mortgage Loan set forth on Schedule VII hereto;

                  (ix)    any termination or replacement, or consent to the
      termination or replacement, of a property manager with respect to any
      Serviced Mortgaged Property or any termination or change, or consent to the termination or change, of the franchise for any Serviced Mortgaged
      Property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice to the Controlling Class Representative will be required);

                  (x)     any determination that an insurance-related default in
      respect of a Serviced Trust Mortgage Loan is an Acceptable Insurance
      Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

                  (xi)    any waiver of insurance required under the related
      Mortgage Loan documents for a Serviced Trust Mortgage Loan (except as contemplated in clause (x) above);

provided that, with respect to any Trust Mortgage Loan (other than a Trust
Specially Serviced Mortgage Loan), the 10 Business Days within which the
Controlling Class Representative must object to any such action shall not exceed by more than five Business Days the 10 Business Day period the Special Servicer has to object to the applicable Master Servicer taking such action as set forth in Sections 3.02, 3.08 and 3.20.

            In addition, subject to Section 6.11(b), the Controlling Class
Representative may direct the Special Servicer to take, or to refrain from taking, any such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein.

            (b)   Notwithstanding anything herein to the contrary, no advice, direction or objection given or made, or consent withheld, by the Controlling
Class Representative, contemplated by Section 6.11(a) or any other section of this Agreement, may (i) require or cause the applicable Master Servicer or the
Special Servicer to violate any applicable law, the terms of any Serviced Trust
Mortgage Loan, any provision of this Agreement, including without limitation such Master Servicer's or the Special Servicer's obligation to act in accordance with the Servicing Standard or the Mortgage Loan documents for any Serviced
Trust Mortgage Loan, (ii) result in an Adverse REMIC Event with respect to REMIC
I or REMIC II or otherwise violate the REMIC Provisions or result in an Adverse
Grantor Trust Event or result in an adverse tax consequence for the Trust Fund, except that the Controlling Class Representative

                                      -267-

may advise or direct that the Trust Fund earn "net income from foreclosure property" that is subject to tax with the consent of the Special Servicer, if the Special Servicer determines that the net after-tax benefit to
Certificateholders is greater than another method of operating or net-leasing the subject REO Property, (iii) expose the Depositor, the applicable Master
Servicer, the Special Servicer, the Trust Fund, the Trustee, any Fiscal Agent or
any of their respective Affiliates, directors, officers, employees or agents, to any claim, suit or liability to which they would not otherwise be subject absent such advice, direction or objection or consent withheld, (iv) materially expand the scope of the applicable Master Servicer's or the Special Servicer's responsibilities hereunder or (v) cause the applicable Master Servicer or the
Special Servicer to act, or fail to act, in a manner which violates the
Servicing Standard. The applicable Master Servicer and the Special Servicer shall disregard any action, direction or objection on the part of the
Controlling Class Representative that would have any of the effects described in clauses (i) through (v) of the prior sentence. In addition, if the applicable
Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), it may take such action without waiting for a response from the
Controlling Class Representative.

            The Special Servicer shall not be obligated to seek approval from the Controlling Class Representative under Section 6.11(a) for any actions to be taken by the Special Servicer with respect to any particular Trust Specially
Serviced Mortgage Loan if (i) the Special Servicer has, as set forth in the first paragraph of Section 6.11(a), notified the Controlling Class
Representative in writing of various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of that Trust Specially
Serviced Mortgage Loan and (ii) for 60 days following the first such notice, the
Controlling Class Representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

            (c)   The Controlling Class Representative will have no duty or
liability to the Certificateholders (other than the Controlling Class) for any action taken, or for refraining from the taking of any action pursuant to this
Agreement, or for errors in judgment. By its acceptance of a Certificate, each
Certificateholder confirms its understanding that the Controlling Class
Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the
Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative may act solely in the interests of the
Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the
Controlling Class, that the Controlling Class Representative shall have no liability by reason of its having acted solely in the interests of the Holders of the Controlling Class, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

            (d)   Any right to take action, grant or withhold any consent or otherwise exercise any right, election or remedy afforded the Controlling Class
Representative under this Agreement may, unless otherwise expressly provided herein to the contrary, be affirmatively waived by the Controlling Class
Representative by written notice given to the Trustee or Master Servicer, as applicable. Upon delivery of any such notice of waiver given by the Controlling
Class Representative, any time period (exclusive or otherwise) afforded the
Controlling Class Representative to exercise any such right, make any such election or grant or withhold any such consent shall thereupon be deemed to have expired.

                                      -268-

Any waiver of rights by a Controlling Class Representative, as set forth above, shall not be binding any subsequent Controlling Class Representative.

            SECTION 6.12.    Certain Matters with Respect to the Park La Brea
                             Apartments Loan Combination.

            (a)   If the Trustee is requested to take any action in its capacity as holder of the Park La Brea Apartments Trust Mortgage Loan, pursuant to the
Park La Brea Apartments Intercreditor Agreement and/or the JP Morgan Series
2006-LDP8 Pooling and Servicing Agreement, the Trustee shall notify (in writing), and act in accordance with the instructions of, the Controlling Class
Representative; provided that, if such instructions are not provided within the time period established by the Trustee within the requirements of the Park La
Brea Apartments Intercreditor Agreement, the Trustee (or the Master Servicer if
the requested action or inaction is servicing-related) shall take such action or inaction as it deems to be in the best interests of the Certificateholders (as a collective whole). The Trustee shall promptly forward to the Master Servicer, the Depositor and the Controlling Class Representative all material notices or other communications delivered to it in connection with the JP Morgan Series
2006-LDP8 Pooling and Servicing Agreement.

            (b)   With respect to the Park La Brea Apartments Loan Combination, the Trust shall be responsible for its proportionate share of any non-recoverable servicing advances (and advance interest thereon) or "additional trust fund expenses" that relate directly to the servicing of the Park La Brea
Apartments Loan Combination under the JP 2006-LDP8 Pooling and Servicing
Agreement, including any unpaid special servicing fees relating to the Park La
Brea Apartments Loan Combination under the JP 2006-LDP8 Pooling and Servicing
Agreement. In the event that the funds received with respect to the Park La Brea
Apartments Trust Mortgage Loan and the Park La Brea Apartments Pari Passu
Non-Trust Loan are insufficient to cover such servicing advances or "additional trust fund expenses" incurred under the JP 2006-LDP8 Pooling and Servicing
Agreement, Master Servicer No.1 shall promptly reimburse the JP 2006-LDP8 Master
Servicer, the JP 2006-LDP8 Special Servicer or the JP 2006-LDP8 Trustee, as
applicable, out of general funds in its Collection Account pursuant to Section
3.05(a)(xviii) in an amount equal to the Park La Brea Apartments Trust Mortgage
Loan's proportionate share of such remaining portion of such non-recoverable servicing advances or "additional trust fund expenses."

            (c)   Each of the JP 2006-LDP8 Master Servicer, the JP 2006-LDP 8
Special Servicer and the JP 2006-LDP 8 Trustee shall be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the JP 2006-LDP8 Pooling and Servicing Agreement or this Pooling and Servicing Agreement that relate directly to the servicing of the Park La
Brea Apartments Loan Combination, and Master Servicer No. 1 will be required to reimburse the JP 2006-LDP8 Master Servicer, the JP 2006-LDP8 Special Servicer or
the JP 2006-LDP8 Trustee, as applicable, out of general funds in the Collection
Account pursuant to Section 3.05(a)(xviii) for the Park La Brea Apartment Trust
Mortgage Loan's proportionate share of such costs, liabilities, fees and expenses.

                                      -269-

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01.    Events of Default.

            (a)   "Event of Default", wherever used herein, means any one of the following events:

                  (i)     any failure by either Master Servicer to deposit into
      its Collection Account or Loan Combination Custodial Account any amount required to be so deposited by it under this Agreement, which failure continues unremedied for two Business Days following the date on which the deposit was required to be made; or

                  (ii)    any failure by either Master Servicer to deposit into,
      or to remit to the Trustee for deposit into, the Distribution Account or any other account maintained by the Trustee hereunder, any amount required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. New York City time on the Business
      Day following the date on which the remittance was required to be made, provided that to the extent such Master Servicer does not timely make such remittances, such Master Servicer shall pay the Trustee (for the account of the Trustee) interest on any amount not timely remitted at the Prime
      Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

                  (iii)   any failure by the Special Servicer to deposit into
      the applicable REO Account or to deposit into, or to remit to the applicable Master Servicer for deposit into, the applicable Collection
      Account, any amount required to be so deposited or remitted by it under this Agreement provided; however that the failure to deposit or remit such amount shall not be an Event of Default if such failure is remedied within one Business Day and in any event on or prior to the related P&I Advance
      Date; or

                  (iv)    any failure by either Master Servicer to timely make
      any Servicing Advance required to be made by it hereunder, which Servicing
      Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to such Master Servicer by the
      Trustee as provided in Section 3.03(c) or by any other party to this
      Agreement; or

                  (v)     any failure on the part of either Master Servicer or
      the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master
      Servicer or the Special Servicer, as the case may be, contained in this
      Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer or the
      Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that (A)
      with respect to any such failure (other than a failure referred to in clause (v)(B) below) which is not curable within such 30-day period, such
      Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such
      Master Servicer or the Special Servicer, as the case may be, has commenced to cure the subject failure within the initial 30-day period and has provided

                                      -270-

      the  Trustee and any affected Non-Trust Noteholder(s) with an Officer's
      Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure, or (B) in the case of a failure to deliver to the Trustee and the Depositor the Annual Statement of
      Compliance, the Annual Assessment Report, the Annual Attestation Report
      and/or, if required to be filed with the Commission, the Accountant's
      Consent with respect to such Master Servicer (or any Additional Item 1123
      Servicer or Sub-Servicing Function Participant, as applicable, engaged thereby that is not a Designated Sub-Servicer) or the Special Servicer (or
      any Additional Item 1123 Servicer or Sub-Servicing Function Participant,
      as applicable, engaged thereby that is not a Designated Sub-Servicer), as applicable, pursuant to Section 3.13 or Section 3.14, as applicable, which is required to be part of or incorporated in a Subsequent Exchange Act
      Report required to be filed with respect to the Trust pursuant to the
      Exchange Act and this Agreement, continues unremedied beyond 5:00 p.m.
      (New York City time) on the second Business Day after the date on which
      Servicer Notice of the subject failure has been given to such Master
      Servicer or the Special Servicer, as the case may be, by or on behalf of any other party hereto; in accordance with Section 3.13 or Section 3.14, as applicable, or (C) in the case of a failure to notify the Trustee and the Depositor that an Additional Item 1123 Servicer or a Sub-Servicing
      Function Participant has been retained or engaged by it, which Additional
      Item 1123 Servicer or Sub-Servicing Function Participant was performing duties with respect to all or any part of the Trust Fund on behalf of such
      Master Servicer or Special Servicer, as applicable, during an Exchange Act
      Reporting Year, continues unremedied for 30 days; or

                  (vi)    any breach on the part of either Master Servicer or
      the Special Servicer of any representation or warranty contained in this
      Agreement that materially and adversely affects the interests of any Class of Certificateholders and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the subject
      Master Servicer or the Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto) or by the Holders of
      Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, such Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as such Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;
      or

                  (vii)   a decree or order of a court or agency or supervisory
      authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against either Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days, provided, however, that such Master Servicer or the
      Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as such Master
      Servicer or the Special Servicer, as appropriate, has commenced the appropriate proceedings to have such decree or order dismissed, discharged or stayed within the initial 60 day period; or

                                      -271-

                  (viii)  either Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (ix)    either Master Servicer or the Special Servicer shall
      admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (x)     Moody's has (1) qualified, downgraded or withdrawn its
      rating or ratings of one or more Classes of Certificates or (2) placed one or more Classes of the Certificates on "watch status" (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days thereof) and, in the case of either clauses (1) or (2), cited servicing concerns with either Master Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such rating action; or

                  (xi)    either Master Servicer or the Special Servicer is
      removed from S&P's Select Servicer List as a U.S. Commercial Mortgage
      Master Servicer or a U.S. Commercial Mortgage Special Servicer, as the
      case may be, and is not reinstated within 60 days after its removal therefrom.

            (b)   If any Event of Default shall occur with respect to either
Master Servicer or the Special Servicer (in either case, for purposes of this
Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Controlling Class
Representative or the Holders of Certificates entitled to at least 25% of the
Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party
(with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this
Agreement and in and to the Trust Fund and each Non-Trust Loan, other than its rights, if any, as a Certificateholder hereunder or as holder of a Non-Trust
Loan; provided that each Master Servicer and the Special Servicer shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it (and each of its Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents) shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination; provided, further, that nothing contained in this Section 7.01(b) shall terminate any rights purchased or otherwise owned or held by either Master Servicer to primary service any of the Mortgage Loans as a Sub-Servicer to the Trustee or any other replacement
Master Servicer; provided, further, that neither Master Servicer may be terminated solely for an Event of Default that affects only a Non-Trust
Noteholder; and provided, further, that the Special Servicer may not be terminated solely for an Event of Default that affects only a Non-Trust
Noteholder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and

                                      -272-

empowered to execute and deliver, on behalf of and at the expense of the
Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each Master Servicer and the Special Servicer agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the
Trustee or a successor Master Servicer or Special Servicer to assume the functions of such terminated Master Servicer or Special Servicer, as the case may be, hereunder, and shall cooperate with the Trustee in effecting the termination of the responsibilities and rights hereunder of such terminated
Master Servicer or Special Servicer, as the case may be, including, without limitation, (i) the transfer within 5 Business Days to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by such Master Servicer to its
Collection Account, any Loan Combination Custodial Account, the Distribution
Account, a Servicing Account or a Reserve Account (if such Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special
Servicer to an REO Account, the applicable Collection Account, any Loan
Combination Custodial Account, a Servicing Account or a Reserve Account or
delivered to the applicable Master Servicer (if the Special Servicer is the
Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property. Any costs or expenses in connection with any actions to be taken by either Master Servicer, the Special
Servicer or the Trustee pursuant to this paragraph shall be borne by the
Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such costs and expenses shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such costs and expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of
Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a)
above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust
Fund or this Agreement.

            (c)   Notwithstanding Section 7.01(b) of this Agreement, if a Master
Servicer receives a notice of termination solely due to an Event of Default under Section 7.01(a)(x) or (xi) and the terminated Master Servicer provides the
Trustee with the appropriate "request for proposal" materials within the five
(5) Business Days after receipt of such notice of termination, then such Master
Servicer shall continue to serve as a Master Servicer, if requested to do so by the Trustee, and the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service under this Agreement the Mortgage
Loans in respect of which the terminated Master Servicer is the applicable
Master Servicer from at least three (3) Persons qualified to act as successor
Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 for which the Trustee has received written confirmation from each Rating Agency for the Rated Certificates that the appointment of such Person would not result in an Adverse Rating

                                      -273-

Event (any such Person so qualified, a "Qualified Bidder") or, if three (3)
Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided, however, that (i) at the
Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; (ii) prior to making such solicitation, the Trustee or, upon request of the Trustee, the terminated Master
Servicer, shall have consulted with (although it shall not be required to have obtained the approval of) the Controlling Class Representative with respect to the identity and quality of each of the Persons from whom the Trustee is to solicit bids; and (iii) the Trustee shall not be responsible if less than three
(3) or no Qualified Bidders submit bids for the right to master service the subject Mortgage Loans under this Agreement. The bid proposal shall require any
Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer with respect to the applicable
Mortgage Loans, and to agree to be bound by the terms hereof, within forty-five
(45) days after the receipt by the terminated Master Servicer of a notice of termination referred to above in this Section 7.01(c). The Trustee shall solicit bids (i) on the basis of such successor Master Servicer (x) retaining any applicable Sub-Servicers to continue the primary servicing of the applicable
Mortgage Loans pursuant to the terms of their respective Sub-Servicing
Agreements and (y) entering into a Sub-Servicing Agreement with the terminated
Master Servicer under which the terminated Master Servicer would sub-service each of the Mortgage Loans for which it was the applicable Master Servicer and which were not then subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to, for each applicable Mortgage Loan, the excess of the related Master Servicing Fee Rate minus one basis point (each, a
"Servicing-Retained Bid") and (ii) on the basis of terminating each applicable
Sub-Servicing Agreement and each applicable Sub-Servicer (other than a
Designated Sub-Servicer and its Sub-Servicing Agreement) that it is permitted to terminate in accordance with Section 3.22 and having no obligation to enter into a Sub-Servicing Agreement with the terminated Master Servicer (each, a
"Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing
Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this
Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing
Agreement with the terminated Master Servicer as contemplated above), no later than forty-five (45) days after the termination of the terminated Master
Servicer. In no event shall the bid procedures under this subsection (c) purport to offer the servicing right of any Designated Sub-Servicer that is not then in default under its Sub-Servicing Agreement.

            Upon the assignment and acceptance of the applicable master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket"
expenses incurred by the Trustee in connection with obtaining such bid and transferring servicing). The terminated Master Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses.

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within forty-five (45) days after the applicable
Master Servicer received a notice of termination or no Successful Bidder was identified within such forty-five (45) day period, the terminated Master
Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section

                                      -274-

7.01(c). The Trustee thereafter may act or may select a successor to act as a
Master Servicer hereunder in accordance with the provisions of Section 7.02.

            SECTION 7.02.    Trustee to Act; Appointment of Successor.

            On and after the time a Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless a successor is appointed pursuant to
Section 6.04 or 6.09, be the successor in all respects to such Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this
Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of a Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if a
Master Servicer is the resigning or terminated party, such Master Servicer's obligation to make P&I Advances, the unmade P&I Advances that gave rise to such
Event of Default; provided that any failure to perform such duties or responsibilities caused by either Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section
7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder
(subject to Section 3.11(a) with respect to the Excess Servicing Strip).
Notwithstanding the above and subject to its obligations under Section 3.22(d)
and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either a Master Servicer or the Special Servicer, as the case may be, or shall, if it is unable to so act as either a Master Servicer or the Special
Servicer, as the case may be, or shall, if the Trustee is not approved as a
Master Servicer or the Special Servicer, as the case may be, by any of the
Rating Agencies, or if either the Controlling Class Representative or the
Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse
Rating Event, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of
Section 6.02 (including, without limitation, rating agency confirmation), which institution shall, in the case of an appointment by the Trustee, be reasonably acceptable to the Controlling Class Representative; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders or Certificate Owners of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. Except with respect to an appointment provided below, no appointment of a successor to a Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to a Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if a Master
Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than
$15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the

                                      -275-

effect that the appointment of such institution would not cause an Adverse
Rating Event), as the successor to the departing Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the
Trustee may (subject to Section 3.11(a) with respect to the Excess Servicing
Strip) make such arrangements for the compensation of such successor out of payments on the Mortgage Loans and REO Properties as it and such successor shall agree, subject to the terms of this Agreement and/or any Loan Combination
Intercreditor Agreement limiting the use of funds received in respect of a Loan
Combination to matters related to the related Loan Combination; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            SECTION 7.03.    Notification to Certificateholders.

            (a)   Upon any resignation of either Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of either Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to either Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section
6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and each
Non-Trust Noteholder.

            (b)   Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall notify the Depositor, all Certificateholders, each Non-Trust Noteholder (if affected thereby) and the Rating Agencies of such occurrence, unless such default shall have been cured.

            SECTION 7.04.    Waiver of Events of Default.

            The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of
Default under clauses (i), (ii), (iii), (x) or (xi) of Section 7.01(a) may be
waived only by all of the Certificateholders of the affected Classes; and
provided, further, that an Event of Default contemplated by clause (B) or clause
(C) of Section 7.01(a)(v) may only be waived with the consent of the Depositor.
Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.
No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.
Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to
Voting Rights with respect to the matters described above.

            SECTION 7.05.    Additional Remedies of Trustee Upon Event of
                             Default.

            During the continuance of any Event of Default, so long as such
Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the

                                      -276-

right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this
Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                      -277-

                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

            SECTION 8.01.    Duties of Trustee

            (a)   The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the
Trustee shall exercise such of the rights and powers vested in it by this
Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b)   The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein or therein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the
Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or either Master Servicer or the
Special Servicer, and accepted by the Trustee, in good faith, pursuant to this
Agreement.

            (c)   No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i)     Prior to the occurrence of an Event of Default, and
      after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this
      Agreement;

                  (ii)    The Trustee shall not be personally liable for an
      error of judgment made in good faith by a Responsible Officer or
      Responsible Officers of the Trustee, unless it shall be proved that the
      Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

                  (iii)   The Trustee shall not be personally liable with
      respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or

                                      -278-

      power conferred upon the Trustee, under this Agreement or, as holder of the Park La Brea Apartments Trust Mortgage Loan, under the JP Morgan
      Series 2006-LDP8 Pooling and Servicing Agreement; and

                  (iv)    The protections, immunities and indemnities afforded
      to the Trustee hereunder shall also be available to it in its capacity a
      Authenticating Agent, Certificate Registrar, REMIC Administrator and
      Custodian.

            SECTION 8.02.    Certain Matters Affecting Trustee.

            Except as otherwise provided in Section 8.01 and Article X:

                  (i)     the Trustee may, in the absence of bad faith or
      negligence on the part of the Trustee, conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution,
      Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii)    the Trustee may consult with counsel and the written
      advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (iii)   the Trustee shall be under no obligation to exercise
      any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
      Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv)    the Trustee shall not be personally liable for any
      action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v)     prior to the occurrence of an Event of Default
      hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the
      Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,

                                      -279-

      request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee, may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (vi)    the Trustee may execute any of the trusts or powers
      hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee, shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder and provided, further, that, unless and until the Trustee has filed a Form 15 with respect to the Trust in accordance with Section 8.16, the Trustee may not engage any such agent or attorney-in-fact that would constitute an Additional Item 1123 Servicer or a Sub-Servicing Function Participant, unless it first (i) obtains the written consent of the Depositor, which consent shall not be unreasonably withheld, and (ii) delivers to the Depositor an indemnity reasonably acceptable to the Depositor to cover any losses, liabilities, claims, damages, costs or expenses incurred by the Depositor by reason of such agent or attorney-in-fact failing to timely deliver an Annual Statement of
      Compliance, an Annual Assessment Report or an Annual Attestation Report,
      in each case as contemplated by Section 3.13 and/or Section 3.14, as applicable;

                  (vii)   the Trustee shall not be responsible for any act or
      omission of either Master Servicer, the Special Servicer (unless the
      Trustee is acting as a Master Servicer or as the Special Servicer) or the
      Depositor or any party to the JP Morgan Series 2006-LDP8 Pooling and
      Servicing Agreement; and

                  (viii)  neither the Trustee nor the Certificate Registrar
      shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any
      Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of
      Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this
      Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the
      Certificate Register.

            Whenever in the administration of the provisions of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the
Trustee, be deemed to be conclusively proved and established by an Officer's
Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to

                                      -280-

the Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

            SECTION 8.03.    Trustee  and  Fiscal  Agent Not Liable for
                             Validity  or  Sufficiency  of  Certificates  or
                             Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.15, the
statements attributed to any Fiscal Agent in Section 8.19 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor either Master Servicer or the Special Servicer, as the case may be, and neither the Trustee nor any Fiscal Agent assumes any responsibility for their correctness. Except as set forth in Section 8.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of any
Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document or of MERS or the MERS(R) System. The
Trustee and any Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the
Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust
Fund, or any funds deposited in or withdrawn from the Collection Accounts or any other account by or on behalf of the Depositor, either Master Servicer or the
Special Servicer. The Trustee and any Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, either
Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            SECTION 8.04.    Trustee and Fiscal Agent May Own Certificates.

            The Trustee, any Fiscal Agent or any agent of the Trustee or any
Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

            SECTION 8.05.    Fees and Expenses of Trustee; Indemnification of
                             Trustee.

            (a)   On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in Section
3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. Except as contemplated by Section 3.06, the
Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b)   The Trustee (whether in its individual capacity or its
capacity as Trustee) and any director, officer, employee, affiliate, agent or
"control" person within the meaning of the Securities Act of 1933, as amended, of the Trustee shall be entitled to be indemnified for and held harmless by the
Trust Fund out of the Collection Accounts (and, to the extent that any Loan
Combination and/or any related REO Property is affected, by the Trust Fund and/or the related Non-Trust Noteholder(s) out of

                                      -281-

the related Loan Combination Custodial Account) against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any act of either
Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for herein, provided that such expense constitutes an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii);
and provided, further, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section
8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes an Advance (the reimbursement of which is separately addressed herein) or allocable overhead. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            SECTION 8.06.    Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be an association, a bank, a trust company or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such association, bank, trust company or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association, bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a long term unsecured debt rating of at least "A+" and a short term unsecured debt rating of at least "A-1" from S&P and a long term unsecured debt rating of at least "Aa3"
from Moody's or an entity that has a fiscal agent with such ratings, or such other rating that shall not result in an Adverse Rating Event as confirmed in writing.

            In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07;
provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) result in an Adverse
Rating Event, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as no Adverse Rating Event occurs as a result of the Trustee's continuing in such capacity. The bank, trust company, corporation or association serving as
Trustee may have normal banking and trust relationships with the Depositor, the
Master Servicers, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an
"Affiliate" (as such term is defined in Section III of PTE 2000-58) of either
Master Servicer, the Special Servicer, any sub-servicer, the Depositor, or any obligor with respect to Trust Mortgage Loans constituting more than 5.0% of the

                                      -282-

aggregate authorized principal balance of the Trust Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such person.

            SECTION 8.07.    Resignation and Removal of Trustee.

            (a)   The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicers, the Special Servicer, to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee, and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicers, the Special Servicer and the
Certificateholders. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b)   If at any time the Trustee shall cease to be eligible in
accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or either Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee shall fail (other than by reason of the failure of either Master Servicer, the Special Servicer or the Depositor to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control) to timely perform any of its obligations set forth in Section 3.13, Section 3.14 or Section 8.16(a) and such failure adversely affects the Depositor's ability to use or file a registration statement on Form S-3 for purposes of publicly offering commercial mortgage-backed securities, or if the Trustee fails to make distributions required pursuant to Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee, if necessary, acceptable to the Master Servicers and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event) by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master
Servicers, the Special Servicer and the Certificateholders by the Depositor.

            (c)   The Holders of Certificates entitled to at least 51% of the
Voting Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the
Depositor, the Special Servicer and the remaining Certificateholders by the successor trustee so appointed.

                                      -283-

            (d)   In the event that the Trustee is terminated or removed
pursuant to this Section 8.07, all of its rights and obligations under this
Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts
(including, without limitation, P&I Advances and accrued interest thereon)
accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

            (e)   Any resignation or removal of the Trustee and appointment of a successor trustee, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee, as provided in Section 8.08.

            SECTION 8.08.    Successor Trustee.

            (a)   Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, each Master Servicer, the Special Servicer and its predecessor trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicers, the
Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder. Any and all costs and expenses associated with transferring the duties of a Trustee that has resigned or been removed or terminated, as contemplated by Section 8.07, to a successor Trustee, including those associated with transfer of the Mortgage Files and other documents and statements held by the predecessor Trustee to the successor Trustee, as contemplated by Section 8.08(a), shall be paid by: (i) the predecessor Trustee, if such predecessor Trustee has resigned in accordance with Section 8.07(a), has been removed in accordance with Section 8.07(b) or has been removed with cause in accordance with Section 8.07(c); (ii) the Certificateholders that effected the removal, if the predecessor Trustee has been removed without cause in accordance with Section 8.07(c); and (iii) the Trust, if such costs and expenses are not paid by the predecessor Trustee or the subject Certificateholders, as contemplated by the immediately preceding clauses (i) and (ii), within 90 days after they are incurred (provided that such predecessor Trustee or such subject
Certificateholders, as applicable, shall remain liable to the Trust for such costs and expenses).

            (b)   No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

            (c)   Upon acceptance of appointment by a successor trustee as
provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Certificateholders and each Non-Trust Noteholder.

                                      -284-

            SECTION 8.09.    Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the
Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 8.10.    Appointment of Co-Trustee or Separate Trustee.

            (a)   Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of
Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b)   In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c)   Any notice, request or other writing given to the Trustee
shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the
Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d)   Any separate trustee or co-trustee may, at any time,
constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates,

                                      -285-

properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e)   The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            SECTION 8.11.    Appointment of Custodians.

            The Trustee may appoint at the Trustee's expense one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan
Seller. Neither the Master Servicers nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as
Custodian, the Trustee agrees to act in such capacity in accordance herewith.
The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

            SECTION 8.12.    Appointment of Authenticating Agents.

            (a)   The Trustee may at the Trustee's expense appoint one or more
Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the

                                      -286-

Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent.
If LaSalle Bank National Association is removed as Trustee, then it shall be terminated as Authenticating Agent. If the Authenticating Agent (other than
LaSalle Bank National Association) resigns or is terminated, the Trustee shall appoint a successor Authenticating Agent which may be the Trustee or an
Affiliate thereof. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the
Trustee.

            (b)   Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c)   Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the
Certificate Registrar, each Master Servicer, the Special Servicer and the
Depositor. The Trustee may at any time terminate the agency of any
Authenticating Agent by giving written notice of termination to such
Authenticating Agent, each Master Servicer, the Certificate Registrar and the
Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to each Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.13.    Access to Certain Information.

            The Trustee shall afford to each Master Servicer, the Special
Servicer, each Rating Agency and the Depositor, to any Certificateholder or
Certificate Owner and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC
and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

                                      -287-

            SECTION 8.14.    Appointment of REMIC Administrators.

            (a)   The Trustee may appoint at the Trustee's expense, one or more
REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein.
The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator
must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. If LaSalle Bank National Association is removed as Trustee, then it shall be terminated as REMIC Administrator.

            (b)   Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC
Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

            (c)   Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the
Certificate Registrar, each Master Servicer, the Special Servicer and the
Depositor. The Trustee may at any time terminate the agency of any REMIC
Administrator by giving written notice of termination to such REMIC
Administrator, each Master Servicer, the Certificate Registrar and the
Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall give written notice of such appointment to each Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor REMIC
Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No
REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.15.    Representations, Warranties and Covenants of
                             Trustee.

            The Trustee hereby represents and warrants to each Master Servicer, the Special Servicer and the Depositor and for the benefit of the
Certificateholders, as of the Closing Date, that:

            (a)   The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                                      -288-

            (b)   The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the
Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (c)   Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (d)   This Agreement, assuming due authorization, execution and
delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (e)   The Trustee is not in violation of, and its execution and
delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the
Trustee's good faith reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this
Agreement.

            (f)   No litigation is pending or, to the best of the Trustee's
knowledge, threatened against the Trustee that, if determined adversely to the
Trustee, would prohibit the Trustee from entering into this Agreement or, in the
Trustee's good faith reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this
Agreement.

            (g)   Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (h)   With respect to any Trust Mortgage Loan that is part of a Loan
Combination, the Trustee is qualified to hold that Trust Mortgage Loan under the related Loan Combination Intercreditor Agreement.

            SECTION 8.16.    Reports to the Commission.

            (a)   With respect to any Exchange Act Reporting Year, the Trustee shall:

                  (i)     as soon as reasonably practicable (and, in any event,
      within 15 days or such other period as may be provided under the Exchange
      Act and the rules and regulations

                                      -289-

      promulgated thereunder) after each Distribution Date during such Exchange
      Act Reporting Year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the
      Commission with respect to the Trust, a Form 10-D Distribution Report with or including, as the case may be, a copy of the applicable Distribution
      Date Statement, any applicable Trustee Reportable Events (and related information) to be reported for the period covered by the subject Form
      10-D Distribution Report and, to the extent that a Responsible Party of the Trustee has been provided written notice thereof, any other Form 10-D
      Required Information to be reported for the period covered by the subject
      Form 10-D Distribution Report;

                  (ii)    during such Exchange Act Reporting Year, at the
      direction of the Depositor, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and
      "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the
      Commission with respect to the Trust, a Form 8-K Current Report regarding and disclosing any Form 8-K Required Information (except in the case where it relates to a Trustee Reportable Event, to the extent a Responsible
      Officer of the Trustee has been provided with written notice of such information), within the time periods specified under Form 8-K, the
      Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the Commission;
      provided that the Depositor shall cooperate with the Trustee to determine the applicable required time period; and provided, further, that, if the
      Depositor directs the Trustee to file a Form 8-K Current Report in accordance with this clause (ii), the Depositor shall cooperate with the
      Trustee in preparing such Form 8-K Current Report and the Trustee will report the subject information in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and
      "no-action letters" issued by the Commission;

                  (iii)   within 90 days following the end of such Exchange Act
      Reporting Year, prepare, arrange for execution by the Depositor and properly and timely file with the Commission, with respect to the Trust, a
      Form 10-K Annual Report, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits each Annual Statement of Compliance,
      Annual Assessment Report and Annual Attestation Report delivered pursuant to or as contemplated by Section 3.13 and/or Section 3.14, with respect to either Master Servicer, the Special Servicer or other applicable Person for such Exchange Act Reporting Year, and which shall further include a certification in the form attached hereto as Exhibit O (a "Sarbanes-Oxley
      Certification") (or in such other form as required by the Sarbanes-Oxley
      Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff)) and shall include any other Form 10-K Required Information to be reported for such Exchange Act Reporting Year (except in the case where it relates to a Trustee Reportable Event, to the extent a Responsible Officer of the Trustee has been provided written notice thereof); and

                  (iv)    at the reasonable request of, and in accordance with
      the reasonable directions of, the Depositor, prepare for filing, arrange for execution by the Depositor and promptly file with the Commission an amendment to any Form 8-K Current Report, Form 10-D

                                      -290-

      Distribution Report or Form 10-K Annual Report previously filed with the
      Commission with respect to the Trust during or relating to, as applicable, such Exchange Act Reporting Year;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (such suitable formats including "ASCII", "Microsoft Excel"
(solely in the case of reports from either Master Servicer or the Special
Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format), and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system) a Current Report on
Form 8-K reporting the establishment of the Trust and a Current Report on Form
8-K whereby this Agreement will be filed as an exhibit (the Current Reports on
Form 8-K contemplated by this subclause (y) being herein referred to as the
"Initial Form 8-K Current Report"); and provided, further, that if all or any required portion of a Form 10-K Annual Report or a Form 10-D Distribution Report
cannot be timely filed by the Trustee (other than for a reason contemplated by
Rule 12b-25(g) of the Exchange Act), then (i) the Trustee (upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the
Depositor, (ii) the Trustee shall (to the extent appropriate, and at the direction of the Depositor) file a Form 12b-25 (17 C.F.R. 249.322) in connection therewith consistent with Rule 12b-25 of the Exchange Act, each party hereto shall reasonably cooperate with the Trustee and the Depositor to complete the subject Exchange Act Report and such Exchange Act Report (or the applicable portions thereof) shall be filed with the Commission as soon as reasonably practicable and, if the Depositor is relying upon Rule 12b-25 of the Exchange
Act, within the time frames contemplated thereby; and provided, further, that if all or any required portion of any Exchange Act Report cannot be timely filed by the Trustee for the sole reason that the Trustee is unable to file the report in electronic format, then (i) the Trustee (upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the Depositor and, as determined by the Depositor, the Depositor and the Trustee shall comply with either Rule 201 or 202 of Regulation S-T or apply for an adjustment of filing date pursuant to Rule 13b of Regulation S-T. Each of the other parties to this
Agreement shall deliver to the Trustee in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system
(such suitable formats including "ASCII", "Microsoft Excel" (solely in the case of reports from either Master Servicer or the Special Servicer pursuant to
Section 3.12), "Microsoft Word" or another format reasonably acceptable to the
Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 8.16.

            All Form 8-K Current Reports, Form 10-D Distribution Reports and
Form 10-K Annual Reports, as well as any amendments to those reports, that are to be filed with respect to the Trust pursuant to the Exchange Act, and the rules and regulations promulgated thereunder, and this Section 8.16(a), are
(together with the exhibits thereto) herein referred to as the "Exchange Act
Reports". The Exchange Act Reports, exclusive of the Initial Current Reports on
Form 8-K, are herein referred to as the "Subsequent Exchange Act Reports". All
Subsequent Exchange Act Reports prepared by the Trustee pursuant to this Section
8.16(a) shall be executed by the Depositor promptly upon delivery thereto and subject to the Subsequent Exchange Act Report being in form and substance reasonably acceptable thereto. The Senior Officer in charge of securitization for the Depositor shall sign the Sarbanes-Oxley Certification included in each
Form 10-K Report with respect to the Trust.

                                      -291-

            The Trustee shall have no liability to Certificateholders or the
Trust or the Depositor or the Underwriters with respect to any failure to properly prepare or file with the Commission any of the reports under the
Exchange Act contemplated by this Section 8.16(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 8.16 related to the timely preparation, arrangement for execution and filing of Subsequent Exchange
Act Reports is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under Sections 3.13, 3.14 and 8.16.
The Trustee has no duty under this Section 8.16 or otherwise under this
Agreement to enforce the performance by the parties of their duties under this
Section 8.16.

            The Trustee shall make available to all Certificateholders and
Certificate Owners on its internet website each Subsequent Exchange Act Report that is filed with the Commission with respect to the Trust. The Trustee shall post each such report on its internet website as soon as reasonably practicable after the filing thereof with the Commission. In addition, the Trustee shall, free of charge, upon request, deliver to any Certificateholder, Certificate
Owner or party identified as a prospective Certificateholder or Certificate
Owner copies of all Subsequent Exchange Act Reports that are filed with the
Commission with respect to the Trust. Any request contemplated by the prior sentence shall be made to LaSalle Bank, N.A., 135 South LaSalle Street, Suite
1625, Chicago, Illinois 60603, Attention: Deanna Murphy (telephone number:
312-904-7989) or to such other Person, address and/or phone number as the
Trustee may specify by notice to Certificateholders.

            (b)   All Form 10-K Annual Reports with respect to the Trust shall include a Sarbanes-Oxley Certification, in so far as it is required to be part of any particular Form 10-K Annual Report. The Senior Officer in charge of securitization for the Depositor shall sign the Sarbanes-Oxley Certification.
Each Master Servicer, the Special Servicer and the Trustee (each, a "Performing
Party") shall provide a certification (each, a "Performance Certification") to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"),
to the Depositor in the form set forth on Exhibit P-1 hereto (with respect to each Master Servicer), Exhibit P-2 hereto (with respect to the Trustee), or
Exhibit P-3 hereto (with respect to the Special Servicer's certification to the
Certifying Person of the Depositor), as applicable, on which the Certifying
Person and the Depositor may rely. Each partner, representative, Affiliate, member, manager, shareholder, director, officer, employee and agent of the
Depositor (the "Certifying Person" and the Depositor, collectively,
"Certification Parties") may rely on a Performance Certification to the same extent as the Depositor. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing
Party by third parties, (ii) to certify information other than to such
Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or
(iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, with respect to any report regarding one or more Specially Serviced Mortgage Loans, the Special Servicer shall not be required to include in any such report prepared by it specific detailed information related to the status or nature of any workout negotiations with the related Mortgagor with respect to such Mortgage Loan or any facts material to the position of the Trust (or, in the case of a Loan Combination, the position of the Trust and the related Non-Trust Noteholder(s)) in any such negotiations if (A) the Special Servicer determines, in its reasonable judgment in accordance with the Servicing Standard, that stating such information in such report would

                                      -292-

materially impair the interests of the Trust (or, in the case of a Loan
Combination, the interest of the Trust and the related Non-Trust Noteholder(s))
in such negotiations, and (B) the Special Servicer included in such report a general description regarding the status of the subject Mortgage Loan and an indication that workout negotiations were ongoing. In the event any Performing
Party is terminated or resigns pursuant to the terms of this Agreement, such
Performing Party shall provide a Performance Certification to the Depositor and the Certifying Person pursuant to this Section 8.16 with respect to the period of time such Performing Party was subject to this Agreement.

            (c)   At all times during each Exchange Act Reporting Year, each of the Trustee, the Master Servicers and the Special Servicer shall (and shall use reasonable efforts to cause each Servicing Representative acting on its behalf hereunder and, solely in the case of the Trustee, each Trustee Appointee to)
monitor for, and (in accordance with the timeframes set forth in this Section
8.16(c)) notify (including with such notice the Exchange Act Reportable Event
Notification attached hereto as Exhibit J) the Depositor and the Trustee in writing of, the occurrence or existence of any and all events, conditions, circumstances and/or matters that constitute or may constitute related Exchange
Act Reportable Events with respect to such Person. Each of the Trustee, Master
Servicers and Special Servicer shall provide such notice of any Exchange Act
Reportable Event to the Trustee and the Depositor (i) no later than 5 calendar days after the Distribution Date with respect to any Exchange Act Reportable
Event to be disclosed on Form 10-D, (ii) no later than March 15th in any year in which the Trustee will file a Form 10-K for the Trust with respect to any
Exchange Act Reportable Event to be disclosed on Form 10-K, and (iii) no later than Noon (New York City time) on the 2nd Business Day after the occurrence of any Exchange Act Reportable Event to be disclosed on Form 8-K. Notwithstanding the foregoing, in connection with any Mortgage Loans that are the subject of a
Sub-Servicing Agreement in effect as of the Closing Date between the applicable
Master Servicer and a Designated Sub-Servicer, the sole obligation of such
Master Servicer to provide monitoring, notice, information or reports as otherwise set forth above shall be to use reasonable efforts to cause the related Designated Sub-Servicer to comply with such similar reporting and delivery obligations as such Designated Sub-Servicer may have under such
Sub-Servicing Agreement. In addition, for purposes of the duties set forth above, each of the Trustee, either Master Servicer and the Special Servicer (and any Additional Servicer or Servicing Function Participant) shall be entitled to assume the accuracy and completeness of the Prospectus Supplement as of the
Closing Date as to all matters other than the information for which the Trustee, such Master Servicer or the Special Servicer is responsible under the Trustee
Indemnification Agreement, the related Master Servicer Indemnification Agreement or the Special Servicer Indemnification Agreement, as applicable. Upon becoming aware of any Form 8-K Required Information, the Trustee shall promptly notify the Depositor that the filing of a Form 8-K Current Report may be required with respect to any of the events, conditions, circumstances and/or matters that are the subject of that information and, further, shall consult with the Depositor regarding whether to prepare and file a Form 8-K Current Report under Section
8.16(a)(ii) above with respect to such events, conditions, circumstances and/or matters and, if prepared, the form and content of such filing (and the Trustee shall be entitled to rely on the direction of the Depositor with regard to whether to make, and the form and content of, such filing). For purposes of this paragraph, none of the Trustee, either Master Servicer or the Special Servicer shall be considered to be aware of any related Exchange Act Reportable Event, and the Trustee shall not be considered to be aware of any Form 8-K Required
Information, Form 10-D Required Information or Form 10-K Required Information,
unless a Responsible Officer (in the case of the Trustee) or a Servicing Officer
(in the case of either Master Servicer or the Special Servicer) thereof has actual knowledge.

                                      -293-

            Upon reasonable request of the Depositor or the Trustee, each other party hereto (including the Trustee, if the Depositor is the requesting party, and the Depositor, if the Trustee is the requesting party) shall (and shall use reasonable efforts to cause each Servicing Representative acting on its behalf hereunder and, solely in the case of the Trustee, each Trustee Appointee, to)
promptly provide to the requesting party any information in its possession as is necessary or appropriate for the Depositor or the Trustee, as applicable, to prepare fully and properly any Exchange Act Report with respect to the Trust in accordance with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

            If, during any Exchange Act Reporting Year, a new Master Servicer,
Special Servicer or Trustee is appointed, then such new Master Servicer, Special
Servicer or Trustee, as the case may be, shall in connection with its acceptance of such appointment provide the Depositor and, in the case of a new Master
Servicer or Special Servicer, the Trustee with such information regarding itself, its business and operations and its experience and practices regarding the duties it is to perform under this Agreement, as is required to be reported by the Depositor pursuant to Item 6.02 of Form 8-K. If, during any Exchange Act
Reporting Year, either Master Servicer, the Special Servicer or the Trustee appoints a Servicing Representative (excluding any Designated Sub-Servicer) that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB in respect of the Subject Securitization Transaction, then such Master Servicer, the Special Servicer or the Trustee, as the case may be, shall cause such
Servicing Representative, in connection with its acceptance of such appointment, to provide the Depositor and the Trustee with such information regarding itself, its business and operations and its servicing experience and practices, as is required to be reported by the Depositor pursuant to Item 6.02 of Form 8-K.

            Each of the Trustee, the Master Servicers and the Special Servicer
acknowledges and agrees that the information to be provided by it (or by any
Servicing Representative acting on its behalf hereunder or, solely in the case of the Trustee, any Trustee Appointee) pursuant to or as contemplated by this
Section 8.16(c) is intended to be used in connection with the preparation of
Exchange Act Reports with respect to the Trust.

            (d)   No later than (i) 12:00 noon, New York City time, on the
Business Day prior to any filing deadline of a Current Report on Form 8-K (other than an Initial Current Report on Form 8-K) that is to be made with respect to the Trust as contemplated by Section 8.16(a), (ii) March 20th of the applicable calendar year in which the filing of any Annual Report on Form 10-K is to be made with respect to the Trust as contemplated by Section 8.16(a), and (iii) two
(2) Business Days prior to any filing (or, in the case of a Form 10-D
Distribution Report, any filing deadline) of a Form 10-D Distribution Report or any other Subsequent Exchange Act Report that is to be made with respect to the
Trust as contemplated by Section 8.16(a), the Trustee shall deliver a copy of such Exchange Act Report, together with all exhibits thereto (to the extent received by the Trustee), to the Depositor, which delivery shall include an
e-mail transmission of such applicable report to david_rodgers@ml.com or to such other e-mail address as may be hereafter furnished by the Depositor to the
Trustee in writing.

            (e)   If as of the beginning of any fiscal year for the Trust (other than fiscal year 2006), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the
Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange
Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the

                                      -294-

Commission of the suspension of the reporting requirements under the Exchange
Act and shall post such Form 15 to its internet website. In addition, the
Trustee shall deliver a copy of such Form 15 to the Depositor by e-mail addressed to david_rodgers@ml.com or to such other e-mail address as may be hereafter furnished by the Depositor to the Trustee in writing.

            (f)   Each Performing Party shall indemnify and hold harmless each
Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) any material misstatement in a Performance Certification delivered by such
Performing Party on which such Certification Party is entitled to rely, (ii) an actual breach by the applicable Performing Party of its obligations under this
Section 8.16 or (iii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of its obligations otherwise under this
Agreement. A Performing Party shall have no obligation to indemnify any
Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this Section
8.16(f) is unavailable or insufficient to hold harmless a Certification Party
(on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such
Certification Party on the one hand and such Performing Party on the other. The obligations of the Performing Parties in this Section 8.16(f) to contribute are several in the proportions described in the preceding sentence and not joint.

            (g)   The respective parties hereto agree to cooperate with all
reasonable requests made by any Certifying Person in connection with such
Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley
Certification or portion thereof with respect to the Trust.

            (h)   The respective parties hereto shall deliver to the Trustee, no later than March 15th of any year in which a Form 10-K Annual Report is to be filed, any items required to be delivered by such party that are to be an exhibit to such Form 10-K Annual Report. The Trustee hereby notifies the Master
Servicers and the Special Servicer that a Form 10-K Annual Report shall be required to be filed with respect to the Trust for 2006.

            (i)   [RESERVED]

            (j)   Prior to April 1 of the first year in which the Trustee has filed a Form 15 with the Commission in accordance with this section, if at any time a Servicing Representative retained or engaged by either Master Servicer, the Special Servicer or the Trustee with respect to all or any portion of the
Trust Fund fails to deliver, if and to the extent applicable in accordance with
Regulation AB and this Agreement, any of the items set forth in the following clauses (i), (ii) and/or (iii), then such Master Servicer, the Special Servicer or the Trustee, as the case may be, shall deliver a written notice thereof to the Depositor and shall (or, in the case of a Designated Sub-Servicer, shall use reasonable efforts to) promptly terminate all engagements with the subject
Servicing Representative relating to the Subject Securitization Transaction: (i)
any Annual Statement of Compliance contemplated by Item 1123 of Regulation AB, as and when provided under Section 3.13; or (ii) any Annual Assessment Report contemplated by Item 1122 of Regulation AB, as and when provided under Section
3.14; or (iii) any Annual Attestation Report contemplated by Item 1122 of
Regulation AB, together with any corresponding required Accountant's Consent, as and when provided under Section 3.14. In addition,

                                      -295-

prior to April 1 of the first year in which the Trustee has filed a Form 15 with the Commission in accordance with this section, if at any time the Depositor delivers a written notice to either Master Servicer, the Special Servicer or the
Trustee stating that any Servicing Representative retained or engaged thereby has defaulted on its obligation to deliver, (i) if and to the extent applicable in accordance with Regulation AB and this Agreement, any of the items set forth in clauses (i), (ii) and/or (iii) of the preceding sentence, as and when provided under this Agreement, or (ii) if and to the extent applicable in accordance with Regulation AB and another pooling and servicing agreement to which the Depositor is a party, any of the items similar to those set forth in clauses (i), (ii) and/or (iii) of the preceding sentence, as and when provided under such other pooling and servicing agreement, then such Master Servicer, the
Special Servicer or the Trustee, as the case may be, shall (or, in the case of a
Designated Sub-Servicer, shall use reasonable efforts to) promptly terminate all engagements with the subject Servicing Representative relating to the Subject
Securitization Transaction.

            (k)   Each of the Master Servicers, the Special Servicer and the
Trustee shall each indemnify the Depositor and its Affiliates for, and hold the
Depositor and its Affiliates harmless from and against, any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, arising out of or based upon the failure of any Servicing Representative (other than a Designated Sub-Servicer) acting on behalf of the subject Master Servicer, the Special Servicer or the Trustee, as the case may be, to deliver, if and to the extent applicable in accordance with Regulation AB and this Agreement: (i)
any Annual Statement of Compliance contemplated by Item 1123 of Regulation AB, as and when provided under Section 3.13; or (ii) any Annual Assessment Report contemplated by Item 1122 of Regulation AB, as and when provided under Section
3.14; or (iii) any Annual Attestation Report contemplated by Item 1122 of
Regulation AB, together with (if required to be filed with the Commission) any corresponding required Accountant's Consent, as and when provided under Section
3.14.

            (l)   In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.16, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.16 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any
Certificateholder or any Non-Trust Mortgage Loan Noteholder; provided that no such amendment shall diminish the filing requirements under this Section 8.16 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law.

            (m)   With respect to any notice required to be delivered by the
Trustee to the Depositor pursuant to this Section 8.16 or Sections 3.13 or 3.14, the Trustee may deliver such notice, in addition to the form of delivery required pursuant to Section 11.05, by telephone call made to David Rodgers at
212-449-3611, in which event the Trustee shall also deliver the same notice via
e-mail to david.rodgers@ml.com or to such other telephone number and/or e-mail address as may be hereafter furnished by the Depositor to the Trustee in writing.

            SECTION 8.17.    Maintenance of Mortgage File.

            Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Trust Mortgage Loan, the
Trustee covenants and agrees that it shall maintain each Mortgage File in the
State of Illinois, and that it shall not move any Mortgage File outside the
State of Illinois,

                                      -296-

other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel to the
Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

            SECTION 8.18.    Appointment of Fiscal Agent.

            (a)   Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from
Moody's and "AA-" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this Section 8.18(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "Aa3" by
Moody's and "AA-" by S&P, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating
Event; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent
Agreement"); and (iii) an opinion of counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.18, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any
Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal
Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the
Trustee pursuant to Section 8.15(a).

            (b)   To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as a successor Master
Servicer or otherwise, and has failed to do so in accordance with the terms hereof, a Fiscal Agent (if one has been appointed by the Trustee) shall make such Advance when and as required by the terms of this Agreement on behalf the
Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that a
Fiscal Agent (if one has been appointed by the Trustee) makes an Advance pursuant to this Section 8.18 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

            (c)   Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including, without limitation, pursuant to Section 8.05(b)) as if it were the Trustee, except that all fees and expenses of a Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances)
incurred by such Fiscal Agent in connection with the

                                      -297-

transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, either Master Servicer or the
Special Servicer.

            (d)   The obligations of a Fiscal Agent set forth in this Section
8.18 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it shall act as Trustee hereunder. A Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such
Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that a Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with Section 8.18(a) shall belong to the successor trustee insofar as such appointment is necessary for such successor trustee to satisfy the eligibility requirements of Section 8.06).

            (e)   The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of a Fiscal Agent.

                                      -298-

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01.    Termination Upon Repurchase or Liquidation of All
                             Trust Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the
Master Servicers, the Special Servicer, any Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make distributions to
Certificateholders as hereafter set forth) shall terminate upon distribution (or provision for distribution) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so distributed on the
Distribution Date following the earlier to occur of (A) the purchase by either
Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder of all Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund at a price equal to
(1) the aggregate Purchase Price of all the Trust Mortgage Loans then included in the Trust Fund, plus (2) the appraised value of each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein), if any, then included in the Trust Fund, such appraisal to be conducted by an Independent Appraiser mutually agreed upon by the Master Servicers, the Special Servicer and the Trustee, minus (3) if the purchaser is a Master Servicer, the aggregate amount of unreimbursed Advances made by such Master Servicer, together with any interest accrued and payable to such Master Servicer in respect of unreimbursed Advances in accordance with
Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to such
Master Servicer in connection with such purchase), (B) the exchange by the Sole
Certificate Owner of all the Certificates for all the Trust Mortgage Loans and
each REO Property remaining in the Trust Fund in the manner set forth below in this Section 9.01 and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property (in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, and (ii) to the
Trustee, the Master Servicers, the Special Servicer, any Fiscal Agent and the
officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            Each of the Special Servicer, the Plurality Subordinate
Certificateholder and the Master Servicers(with the Special Servicer having the first priority) may at its option elect to purchase all of the Trust Mortgage
Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) (A) of the immediately preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.00% of the aggregate Cut-off Date Balances of the Trust Mortgage Loans, (ii) the Special
Servicer shall no longer have the right to effect such a purchase if the Special
Servicer has not effected the purchase of all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the
Trust Fund within 30 days following the Special Servicer's delivery of a notice of election pursuant to this

                                      -299-

paragraph, (iii) a Master Servicer shall not have the right to effect such a purchase if, within 30 days following a Master Servicer's delivery of a notice of election pursuant to this paragraph, the Plurality Subordinate
Certificateholder shall give notice of its election to purchase all of the Trust
Mortgage Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof and (iv) if a Master Servicer makes such an election, then the other Master Servicer shall have the option, by giving written notice to the other parties hereto no later than 30 days prior to the anticipated date of purchase, to purchase all of the
Trust Mortgage Loans and each REO Property remaining in the Trust Fund for which it is the applicable Master Servicer. Neither Master Servicer may elect to purchase solely the Mortgage Loans and REO Properties it is servicing hereunder if the other Master Servicer is not similarly purchasing the Mortgage Loans and
REO Properties it is servicing. If the Trust Fund is to be terminated in connection with the Plurality Subordinate Certificateholder's, a Master
Servicer's or the Special Servicer's purchase of all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the
Trust Fund, the Plurality Subordinate Certificateholder, the purchasing Master
Servicer or the Special Servicer, as applicable, shall deliver to the Master
Servicers (or, if a Master Servicer is a purchaser, the non-purchasing Master
Servicer) for deposit in their respective Collection Accounts not later than the
Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, each Master
Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on the related P&I Advance Date from its Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in its Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Plurality Subordinate
Certificateholder, the purchasing Master Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Plurality Subordinate Certificateholder, such Master Servicer or the Special
Servicer, as applicable, as shall be necessary to effectuate transfer of the
Trust Mortgage Loans and REO Properties (or, in the case of a Loan Combination
Mortgaged Property if it has become an REO Property, the Trust's interest therein) to the Plurality Subordinate Certificateholder, such Master Servicer or the Special Servicer (or their respective designees), as applicable.

            Following the date on which the aggregate Certificate Principal
Balance of the Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-SB, Class
A-1A, Class AM, Class AJ, Class AJ-FL, Class B, Class C and Class D Certificates
is reduced to zero, if one Person is the owner of a 100% Ownership Interest of each of the other outstanding Classes of Regular Certificates (any such Person, the "Sole Certificate Owner"), then the Sole Certificate Owner shall have the right to exchange all of the outstanding Certificates owned by the Sole
Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)(B) of the first paragraph of this Section 9.01(a), by giving written notice to all the parties hereto and each Non-Trust Noteholder no later than 60 days prior to the anticipated date of exchange; provided that no such exchange may occur if any of the remaining REO Properties relates to a Loan Combination. In the event that the Sole Certificate Owner elects to exchange all of the Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and, subject to the proviso to the preceding sentence, each REO Property remaining in the Trust
Fund, the Sole Certificate Owner, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the
Certificates is to occur, shall deposit in the applicable Collection Account an amount in immediately available funds equal to all amounts then due

                                      -300-

and owing to the Depositor, the Master Servicers, the Special Servicer, the
Trustee and any Fiscal Agent pursuant to Section 3.05(a), or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the applicable
Collection Account. In addition, on the P&I Advance Date immediately preceding the final Distribution Date, each Master Servicer shall transfer to the
Distribution Account all amounts required to be transferred thereto on such P&I
Advance Date from its Collection Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in its Collection
Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made and following the surrender of all the
Certificates on the final Distribution Date, the Trustee shall release or cause to be released to a designee of the Sole Certificate Owner, the Mortgage Files for the remaining Trust Mortgage Loans and REO Properties and shall execute all assignments, endorsements and other instruments furnished to it by the Sole
Certificate Owner as shall be necessary to effectuate transfer of the Trust
Mortgage Loans and REO Properties remaining in the Trust Fund; provided that, if any Trust Mortgage Loan exchanged pursuant to this Section 9.01 is part of a
Loan Combination, then the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.10. Any transfer of Trust Mortgage Loans pursuant to this paragraph, except with respect to the Park La Brea Apartments Trust
Mortgage Loan, shall be on a servicing-released basis.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Plurality Subordinate Certificateholder's (or the Controlling Class
Representative's), either Master Servicer's or the Special Servicer's purchase of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan
Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such
Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicers, the Special Servicer and the Depositor at the time such notice is given to Certificateholders. Upon presentation and surrender of the
Certificates by the Certificateholders on the final Distribution Date, the
Trustee shall distribute to each such Certificateholder so presenting and surrendering its Certificates the amounts payable thereto on such final
Distribution Date in accordance with Section 4.01.

            Any funds not distributed to any Holder or Holders of Certificates on the final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as

                                      -301-

it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

            SECTION 9.02.    Additional Termination Requirements.

            (a)   If the Plurality Subordinate Certificateholder, either Master
Servicer or the Special Servicer purchases all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the
Trust Fund as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC
I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee, an Opinion of Counsel, addressed to the
Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on
"prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i)     the Trustee shall specify the first day in the 90-day
      liquidation period in a statement attached to the final Tax Return for each of REMIC I and REMIC II pursuant to Treasury Regulations Section
      1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Trust Mortgage Loans and REO Property remaining in the Trust Fund;

                  (ii)    during such 90-day liquidation period and at or prior
      to the time of making of the final payment on the Certificates, the
      Trustee shall sell all of the assets of REMIC I to the applicable Master
      Servicer, the Special Servicer or the Plurality Subordinate
      Certificateholder, as the case may be, for cash; and

                  (iii)   at the time of the making of the final payment on the
      Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
      Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

            (b)   In the event the Trust Fund is to be terminated while a Swap
Agreement is still in effect, the Trustee shall promptly notify the related Swap
Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of such Swap Agreement shall be reduced to zero on such date. Based on the date of termination, the Trustee, prior to any final distributions to the Holders of the Class A-2FL Certificates and/or the Holders
of the Class AJ-FL Certificates as contemplated by Section 9.01, shall pay the
Class A-2FL Net Fixed Swap Payment, if any, to the Class A-2FL Swap Counterparty
and/or the Class AJ-FL Net Fixed Swap Payment, if any, to the Class AJ-FL Swap
Counterparty.

            (c)   By their acceptance of Certificates, the Holders thereof
hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

                                      -302-

            SECTION 9.03.    Non-Serviced Trust Mortgage Loans.

            References to "REO Property" and "REO Properties" in Sections 9.01
and 9.02 shall be deemed to include the Trust's rights with respect to any REO
Property relating to the A-Note Trust Mortgage Loan and such rights shall be taken into account in calculating the Purchase Price.

                                      -303-

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            SECTION 10.01.   REMIC Administration.

            (a)   The REMIC Administrator shall elect to treat each of the Loan
REMIC, REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b)   The Loan REMIC Regular Interest (subject to the Park La Brea
Apartments Loan REMIC Declaration) and the REMIC I Regular Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I, and the Regular Certificates, the Class A-2FL REMIC II
Regular Interest and the Class AJ-FL REMIC II Regular Interest are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II; provided that the Class XP and Class XC Certificates shall, in the case of each Class thereof, evidence multiple "regular interests"
in REMIC II. The Class R-I Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the
Code) in each of the Loan REMIC and REMIC I. The Class R-II Certificates are
hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC II. None of the Master
Servicers, the Special Servicer, the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I and REMIC II
(within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

            (c)   The Closing Date is hereby designated as the "startup day" of
REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The
"latest possible maturity date" of the REMIC I Regular Interests, the Regular
Certificates (exclusive of the Class XP and Class XC Certificates), the Class XC
Components, the Class A-2FL REMIC II Regular Interest and the Class AJ-FL REMIC
II Regular Interest shall be the Rated Final Distribution Date. The "latest possible maturity date" of the Class XP Components is the Distribution Date in
September 2014 . The "startup day" and "latest possible maturity date" of the
Loan REMIC are set forth in the Park La Brea Apartments REMIC Declaration.

            (d)   The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of the Loan REMIC, REMIC I and REMIC II, and shall act on behalf of the related
REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the
REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for each of the Loan
REMIC, REMIC I and REMIC II in the performance of its duties as such.

            (e)   Except as otherwise provided in Section 3.17(a) and
subsections (i) and (j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of the Loan REMIC, REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal
Revenue Service or state tax

                                      -304-

authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(h) or
10.01(i)).

            (f)   Within 30 days after the Closing Date, the REMIC Administrator shall obtain taxpayer identification numbers for each of the Loan REMIC (if it has not already been obtained), REMIC I and REMIC II by preparing and filing
Internal Revenue Service Forms SS-4 and shall prepare and file with the Internal
Revenue Service Form 8811, "Information Return for Real Estate Mortgage
Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations" for
the Trust Fund. In addition, the REMIC Administrator shall prepare, cause the
Trustee to sign and file all of the other Tax Returns in respect of the Loan
REMIC, REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC
Administrator or its designee such information with respect to each of REMIC I and REMIC II as is in its possession and reasonably requested by the REMIC
Administrator to enable it to perform its obligations under this Article.
Without limiting the generality of the foregoing, the Depositor, within 10 days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the
REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (g)   The REMIC Administrator shall perform on behalf of each of the
Loan REMIC, REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC
Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority.
Included among such duties, the REMIC Administrator shall provide to: (i) any
Transferor of a Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted
Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the
Internal Revenue Service, the name, title, address and telephone number of the
Person who will serve as the representative of each of the Loan REMIC, REMIC I and REMIC II.

            (h)   The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of the Loan REMIC, REMIC I and REMIC II and as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicers and
the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, either Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, the Master Servicers,
the Special Servicer, or the Trustee shall knowingly take (or cause the Loan
REMIC, REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could be reasonably be expected to (i) endanger the status of the Loan REMIC, REMIC I or REMIC II as a REMIC, or (ii) except as provided in
Section 3.17(a), result in the imposition of a tax upon any of the Loan REMIC,
REMIC I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a

                                      -305-

REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an
"Adverse REMIC Event")), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC
Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which a Master Servicer or the Special Servicer has advised it in writing that such Master Servicer or the
Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Loan REMIC, REMIC I or
REMIC II, or causing any of Loan REMIC I, REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, each
Master Servicer or the Special Servicer shall consult with the REMIC
Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither of the Master Servicers nor the Special Servicer shall take any such action or cause any of the Loan REMIC,
REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicers nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the
REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the REMIC Administrator.
At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of each of the
Loan REMIC, REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (i)   If any tax is imposed on any of the Loan REMIC, REMIC I or
REMIC II, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any of the Loan REMIC I, REMIC I or REMIC II after the Startup
Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the
Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article
X provided that no liability shall be imposed upon the REMIC Administrator under this clause if another party has responsibility for payment of such tax under clauses (iii) or (v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its respective obligations under Article IV, Article VIII or this Article X; or (v)
the Trust Fund, excluding the portion thereof constituting Grantor Trust A-2FL,
Grantor Trust AJ-FL and Grantor Trust E, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)
shall be charged to and paid by the Trust Fund. Any such amounts payable by the
Trust Fund shall be paid by the Trustee upon the written direction of the REMIC

                                      -306-

Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

            (j)   The REMIC Administrator shall, for federal income tax
purposes, maintain books and records with respect to each of the Loan REMIC,
REMIC I and REMIC II on a calendar year and on an accrual basis.

            (k)   Following the Startup Day, none of the Trustee, the Master
Servicers, and the Special Servicer shall accept any contributions of assets to any of the Loan REMIC, REMIC I or REMIC II unless it shall have received an
Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund, the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i)
such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC
Provisions or other applicable provisions of federal, state and local law or ordinances.

            (l)   None of the Trustee, the Master Servicers and the Special
Servicer shall consent to or, to the extent it is within the control of such
Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans
(except in connection with (A) the default or foreclosure of a Trust Mortgage
Loan, including, but not limited to, the sale or other disposition of a
Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of any of the Loan REMIC, REMIC I or REMIC II, (C) the termination of the Loan
REMIC, REMIC I and REMIC II pursuant to Article IX of this Agreement, or (D) a purchase of Trust Mortgage Loans pursuant to or as contemplated by Article II or
III of this Agreement); (ii) the sale or disposition of any investments in the
Collection Accounts, the Distribution Account or an REO Account for gain; or
(iii) the acquisition of any assets on behalf of the Loan REMIC, REMIC I or
REMIC II (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a Trust Defaulted Mortgage
Loan, (2) a Qualified Substitute Mortgage Loan pursuant to Article II hereof and
(3) Permitted Investments acquired in connection with the investment of funds in the Collection Accounts, any Loan Combination Custodial Account, the
Distribution Account or an REO Account); in any event unless it has received an
Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund, the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) any of the Loan REMIC, REMIC I or REMIC II to fail to qualify as a
REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on any of the Loan REMIC, REMIC I or REMIC II under the REMIC
Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m)   Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicers and the Special Servicer shall enter into any arrangement by which Loan REMIC, REMIC I or REMIC II will receive a fee or other compensation for services nor permit REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the
Code.

            (n)   The parties hereto acknowledge, and agree to comply with, the terms of the Park La Brea Apartments Loan REMIC Declaration. The REMIC
Administrator shall be responsible for performing the duties of the holder of the Mortgage Note evidencing the Park La Brea Apartments Trust Mortgage Loan, under the Park La Brea Apartments Loan REMIC Declaration. If there is any conflict

                                      -307-

between this Agreement and the Park La Brea Apartments Loan REMIC Declaration,
then the Park La Brea Apartments Loan REMIC Declaration shall control.

            SECTION 10.02.   Grantor Trust Administration.

            (a)   The REMIC Administrator shall treat each of Grantor Trust
A-2FL, Grantor Trust AJ-FL and Grantor Trust E for tax return preparation purposes, as a "grantor trust" under the Code and shall treat (i) the Class
A-2FL REMIC II Regular Interest and distributions thereon, the Class A-2FL Swap
Agreement and payments by the Class A-2FL Swap Counterparty thereunder and the
Class A-2FL Sub-Account as separate assets of Grantor Trust A-2FL, (ii) the
Class AJ-FL REMIC II Regular Interest and distributions thereon, the Class AJ-FL
Swap Agreement and payments by the Class AJ-FL Swap Counterparty thereunder and the Class AJ-FL Sub-Account as separate assets of Grantor Trust AJ-FL, and (iii)
the Excess Servicing Strip as separate assets of Grantor Trust E, and in clauses
(i) above not of any of the Loan REMIC, REMIC I or REMIC II, as permitted by
Treasury Regulations Section 1.860G-2(i)(1). The Class A-2FL Certificates are
hereby designated as representing an undivided beneficial ownership interest in
Grantor Trust A-2FL. The Class AJ-FL Certificates are hereby designated as representing an undivided beneficial ownership interest in Grantor Trust AJ-FL.
The holder of the Excess Servicing Strip is hereby designated as owning an undivided beneficial interest in the Excess Servicing Strip payable on the
Serviced Mortgage Loans and the REO Loans and proceeds thereof.

            (b)   The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to Grantor Trust A-2FL, Grantor Trust AJ-FL and Grantor Trust E (but not
including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC
Administrator from the Trust Fund unless otherwise provided in Section 10.02(e)
or 10.02(f)).

            (c)   The REMIC Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of Grantor Trust A-2FL,
Grantor Trust AJ-FL and Grantor Trust E. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to
Grantor Trust A-2FL, Grantor Trust AJ-FL and Grantor Trust E as is in its
possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within 10 days following the REMIC
Administrator's request therefor, shall provide in writing to the REMIC
Administrator such information as is reasonably requested by the REMIC
Administrator for tax purposes, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC
Administrator to perform such obligations.

            (d)   The REMIC Administrator shall furnish or cause to be furnished to (i) the Holders of the Class A-2FL Certificates, (ii) the Holders of the
Class AJ-FL Certificates, and (iii) the holder of the Excess Servicing Strip, on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of Grantor Trust A-2FL,
Grantor Trust AJ-FL or Grantor Trust E , as the case may be, as may be required under the Code, and shall perform on behalf

                                      -308-

of Grantor Trust A-2FL, Grantor Trust AJ-FL and Grantor Trust E all reporting and other tax compliance duties that are required in respect thereof under the
Code, the Grantor Trust Provisions or other compliance guidance issued by the
Internal Revenue Service or any state or local taxing authority.

            (e)   The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of Grantor Trust A-2FL, Grantor Trust AJ-FL and Grantor Trust E as a "grantor trust" under the Grantor Trust Provisions (and the Trustee, the Master Servicers and the Special Servicer shall assist the
REMIC Administrator to the extent reasonably requested by the REMIC
Administrator and to the extent of information within the Trustee's, either
Master Servicer's or the Special Servicer's possession or control). None of the
REMIC Administrator, the Master Servicers, the Special Servicer and the Trustee
shall knowingly take (or cause any of Grantor Trust A-2FL, Grantor Trust AJ-FL or Grantor Trust E to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could reasonably be expected to endanger the status of any of Grantor Trust A-2FL, Grantor Trust AJ-FL or Grantor Trust E as a
grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the REMIC
Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the
REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action
(whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an
Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to any of Grantor Trust A-2FL, Grantor Trust AJ-FL or
Grantor Trust E or causing the Trust Fund to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicers and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor
Trust Event to occur. Neither the Master Servicers nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may
consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this
Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC
Administrator or the Trustee. Under no circumstances may the REMIC Administrator vary the assets of any of Grantor Trust A-2FL, Grantor Trust AJ-FL or Grantor
Trust E so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class A-2FL Certificates, Holders of the Class
AJ-FL Certificates, or the holders of the Excess Servicing Strip, as the case may be.

            (f)   If any tax is imposed on any of Grantor Trust A-2FL, Grantor
Trust AJ-FL and Grantor Trust E, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion

                                      -309-

of the Trust Fund constituting Grantor Trust A-2FL, Grantor Trust AJ-FL or
Grantor Trust E, as the case may be, in all other instances.

                                      -310-

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            SECTION 11.01.   Amendment.

            (a)   This Agreement may be amended from time to time by the
agreement of the Master Servicers, the Special Servicer, the Trustee and any
Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description of this Agreement set forth in the Prospectus or the Prospectus Supplement, (iii)
to add any other provisions with respect to matters or questions arising hereunder which shall not be materially inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being
"residual interests" in a REMIC provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund or any of the
Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is not a Permitted Transferee, (vi) to relax or eliminate any requirement hereunder imposed by the Securities Act or the rules thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement,
(vii) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by either Master
Servicer or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicers, the Special Servicer and the Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to the Loan REMIC, REMIC I, REMIC II or any grantor trust created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC or grantor trust or (viii) to otherwise modify or delete existing provisions of this Agreement; provided that no such amendment hereof that is covered solely by clause (iii) or (viii) above may, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by either Master Servicer or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicers, the Special Servicer and the Trustee,
adversely affect in any material respect the interests of any Certificateholder or Non-Trust Noteholder; and provided, further, that no such amendment may adversely affect the rights and/or interests of the Depositor without its consent; and provided, further, that the Master Servicers, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written confirmation that such amendment will not result in an Adverse Rating Event; and
provided, further, that no such amendment hereof that is covered by any of clauses (i) through (ix) above may significantly change the activities of the
Trust.

            (b)   This Agreement may also be amended from time to time by the agreement of the Master Servicers, the Special Servicer, the Trustee and any
Fiscal Agent with the consent of the Holders

                                      -311-

of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i)
reduce in any manner the amount of, or delay the timing of, payments received or advanced on Trust Mortgage Loans that are required to be distributed on any
Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master
Servicers, the Special Servicer and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all
Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv)
modify the provisions of Section 3.20 without the consent of the Holders of
Certificates entitled to all of the Voting Rights, (v) modify the definition of
Servicing Standard or the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding, (vi) significantly change the activities of the Trust without the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights, without regard to any Certificates held by the Depositor or any of its Affiliates or agents, (vii)
amend defined terms contained in this Agreement as they relate to Sections
2.01(c) and 2.01(d) of this Agreement or any other provision of Article II of this Agreement that affects the document delivery or the repurchase and/or substitution obligations of any Mortgage Loan Seller unless such Mortgage Loan
Seller shall have agreed to such amendment in writing, (viii) adversely affect, in any material respect, the rights and/or interests of a Non-Trust Noteholder without its consent or (ix) adversely affect the rights and/or interests of the
Depositor without its consent. Notwithstanding any other provision of this
Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any
Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such
Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Trust Mortgage Loans.

            (c)   Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by either Master
Servicer or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the subject Master Servicer or the Special
Servicer in accordance with such amendment will not result in the imposition of a tax on the Loan REMIC, REMIC I or REMIC II pursuant to the REMIC Provisions or on Grantor Trust A-2FL, Grantor Trust AJ-FL or Grantor Trust E or cause any of the Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC or any of
Grantor Trust A-2FL, Grantor Trust AJ-FL or Grantor Trust E to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii)
such amendment complies with the provisions of this Section 11.01.

            (d)   Promptly after the execution of any such amendment, the
Trustee shall send a copy thereof to each Certificateholder and each Non-Trust
Noteholder.

            (e)   It shall not be necessary for the consent of
Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing

                                      -312-

the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f)   Each Master Servicer, the Special Servicer, the Trustee and
any Fiscal Agent may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g)   The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if either Master Servicer, the Special Servicer or the
Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any
Opinion of Counsel required in connection therewith pursuant to Section
11.01(a), (b) or (c) shall be payable out of the applicable Collection Account or the Distribution Account pursuant to Section 3.05.

            (h)   The Trustee shall give the Depositor reasonable prior written notice of any amendment sought to be entered into pursuant to subsection (a) or
(b) above.

            SECTION 11.02.   Recordation of Agreement; Counterparts.

            (a)   To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the applicable Master Servicer, if required, at the expense of the
Trust Fund or, to the extent that it benefits one or more Non-Trust Noteholders, such Non-Trust Noteholder(s), but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the applicable Collection
Account pursuant to Section 3.05(a) or, to the extent that it benefits such
Non-Trust Noteholder(s), out of the related Loan Combination Custodial Account pursuant to Section 3.05(e)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or one or more
Non-Trust Noteholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this
Agreement is required.

            (b)   For the purpose of facilitating the recordation of this
Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03.   Limitation on Rights of Certificateholders.

            (a)   The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b)   No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or

                                      -313-

members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c)   No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Trust
Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04.   Governing Law; Waiver of Trial By Jury

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereunder each irrevocably waive, to the extent permitted by applicable law, all right to trial by jury in any action, claim, suit, proceeding or counterclaim (whether based on contract, tort or otherwise) relating to or arising out of this Agreement or the transactions contemplated hereby.

            SECTION 11.05.   Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when sent by either certified mail (return receipt requested) or by courier service (proof of delivery requested) to the intended recipient at the address set forth below:

                  (i)     in the case of the Depositor, Merrill Lynch Mortgage
      Investors, Inc., c/o Global Commercial Real Estate, 4 World Financial
      Center, 16th Floor, 250 Vesey Street, New York, New York 10080, Attention:
      David M. Rodgers, with a copy to Merrill Lynch Mortgage Investors, Inc.,
      c/o Global Commercial Real Estate, 4 World Financial Center, 16th Floor,
      250 Vesey Street, New York, New York 10080, Attention: Director of CMBS
      Securitizations, and a copy to Merrill Lynch Mortgage Investors, Inc., 4
      World Financial Center, 12th Floor, 250 Vesey Street, New York, New York
      10080, Attention: General Counsel for Global Commercial Real Estate in the
      Office of the General Counsel;

                                      -314-

                  (ii)    in the case of Master Servicer No. 1, Midland Loan
      Services, Inc., 10851 Mastin, Building 82, 7th Floor, Overland Park,
      Kansas 66210, Attention: President, facsimile no. (913) 253-9001, with a copy to Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112,
      Attention: Stephanie M. Tita, facsimile no. (212) 698-3599; provided that any communication addressed to Midland shall also be transmitted by facsimile transmission to the facsimile numbers indicated above;

                  (iii)   in the case of Master Servicer No. 2, Wells Fargo
      Bank, National Association, 45 Fremont Street, 2nd Floor, San Francisco,
      California 94105, Attention: Commercial Mortgage Servicing, with a copy to
      Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633
      Folsom Street, 7th Floor, San Francisco, California 94111), facsimile number: (415) 975-7819;

                  (iv)    in the case of the Special Servicer, LNR Partners,
      Inc., 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139,
      Attention: Randy Wolpert, facsimile number: (305) 695-5601; provided that any communication addressed to LNR shall also be transmitted by facsimile transmission to the facsimile number indicated above

                  (v)     in the case of the Trustee, LaSalle Bank National
      Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois
      60603, Attention: Global Securities and Trust Services -- ML-CFC
      Commercial Mortgage Trust 2006-4, Commercial Mortgage Pass-Through
      Certificates, Series 2006-4;

                  (vi)    in the case of the Underwriters,

                          (A)   Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated, c/o Global Commercial Real Estate, 4 World
                  Financial Center, 16th Floor, 250 Vesey Street, New York, New
                  York 10080, Attention: David M. Rodgers, with a copy to
                  Merrill Lynch, Pierce, Fenner & Smith Incorporated, c/o Global
                  Commercial Real Estate, 4 World Financial Center, 16th Floor,
                  250 Vesey Street, New York, New York 10080, Attention:
                  Director of CMBS Securitizations, and a copy to Merrill Lynch,
                  Pierce, Fenner & Smith Incorporated, 4 World Financial Center,
                  12th Floor, 250 Vesey Street, New York, New York 10080,
                  Attention: General Counsel for Global Commercial Real Estate
                  in the Office of the General Counsel, 4 World Financial
                  Center, 250 Vesey Street, 12th Floor, New York, New York
                  10080;

                          (B)   Countrywide Securities Corporation, 4500 Park
                  Granada - MSCH-143, Calabasas, California 91302, Attention:
                  Marlyn Marincas;

                          (C)   IXIS Securities North America Inc., 9 West 57th
                  Street, 36th Floor, New York, New York 10019, Attention: Gary
                  DiGiuseppe and Al Zakes;

                          (D)   PNC Capital Markets LLC, 5605 Carnegie
                  Boulevard, Suite 450, Charlotte, NC 28209, Attention: Scott
                  Holmes, with a copy to PNC Capital Markets LLC, One PNC Plaza,
                  249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention:
                  Leonard Ferleger;

                                      -315-

                          (E)   Credit Suisse Securities (USA), LLC, 11 Madison
                  Avenue, 9th Floor, New York, New York 10010, Attention: Edmund
                  Taylor, with a copy to Casey McCutcheon, Esq., Legal
                  Compliance Department, at Credit Suisse Securities (USA) LLC,
                  One Madison Avenue, 9th Floor, New York, New York 10010; and

                          (F)   Deutsche Bank Securities, Inc., 60 Wall Street,
                  New York, New York 10005, Attention: Lainie Kaye.

                  (vii)   in the case of the Rating Agencies,

                          (A)   Moody's Investors Service, Inc., 99 Church
                  Street, New York, New York 10007, Attention: Commercial
                  Mortgage Surveillance; and

                          (B)   Standard & Poor's Ratings Services, 55 Water
                  Street, New York, New York 10041-0003, Attention: CMBS
                  Surveillance Group, facsimile number: (212) 438-2662, Re:
                  ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage
                  Pass-Through Certificates, Series 2006-4; and

                  (viii)  in the case of the initial Controlling Class
      Representative, LNR Securities Holdings, LLC, 1601 Washington Avenue,
      Suite 800, Miami Beach, Florida 33139, Attention: Steven N. Bjerke,
      facsimile number: (305) 695-5449; provided that any communication addressed to the initial Controlling Class Representative shall also be transmitted by facsimile transmission to the telecopy numbers indicated
      above.

or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such
Holder as shown in the Certificate Register.

            SECTION 11.06.   Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07.   Grant of a Security Interest.

            The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust
Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

                                      -316-

            SECTION 11.08.   Streit Act.

            Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the
New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

            SECTION 11.09.   Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third-party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. Each Non-Trust Noteholder and any designee thereof acting on behalf of or exercising the rights of such Non-Trust Noteholder shall be a third party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the related Loan Combination Intercreditor
Agreement. The JP Morgan Series 2006-LDP8 Master Servicer and the JP Morgan
Series 2006-LDP8 Special Servicer shall each be a third party beneficiary to this Agreement with respect to the rights as specifically provided for herein and under the Park La Brea Apartments Intercreditor Agreement. This Agreement
may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.10.   Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.11.   Notices to Rating Agencies.

            (a)   The Trustee shall promptly provide notice to each Rating
Agency and the Controlling Class Representative (and, if affected thereby, any
Non-Trust Noteholder) with respect to each of the following of which it has actual knowledge:

                  (i)     any material change or amendment to this Agreement;

                                      -317-

                  (ii)    the occurrence of any Event of Default that has not
      been cured;

                  (iii)   the resignation or termination of the Trustee, either
      Master Servicer or the Special Servicer;

                  (iv)    the repurchase of Trust Mortgage Loans by any of the
      Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase
      Agreement;

                  (v)     any change in the location of the Distribution
      Account;

                  (vi)    the final payment to any Class of Certificateholders;
      and

                  (vii)   any sale or disposition of any Trust Mortgage Loan or
      REO Property.

            (b)   Each Master Servicer shall promptly provide notice to
each Rating Agency (and, if affected thereby, any Non-Trust Noteholder) with respect to each of the following of which it has actual knowledge:

                  (i)     the resignation or removal of the Trustee;

                  (ii)    any change in the location of its Collection Account;

                  (iii)   the assumption of any Significant Mortgage Loan;

                  (iv)    the release or substitution of any Mortgaged Property
      securing a Significant Mortgage Loan;

                  (v)     the incurrence of additional indebtedness secured by
      all or a portion of the Mortgaged Property securing a Significant Mortgage
      Loan; and

                  (vi)    a change in lien priority with respect to any Trust
      Mortgage Loan.

            (c)   The Special Servicer shall furnish each Rating Agency and
the Controlling Class Representative (and, with respect to a Loan Combination, the related Non-Trust Noteholder(s)) with respect to a Trust Specially Serviced
Mortgage Loan such information as the Rating Agency or Controlling Class
Representative (and, with respect to a Loan Combination, the related Non-Trust
Noteholder(s)) shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

            (d)   To the extent applicable, each Master Servicer and the Special
Servicer shall promptly furnish to each Rating Agency copies of the following items:

                  (i)     each of its annual statements as to compliance
      described in Section 3.13;

                  (ii)    each of its annual independent public accountants'
      servicing reports described in Section 3.14; and

                  (iii)   any Officer's Certificate delivered by it to the
      Trustee pursuant to Section 3.03(e), 4.03(c) or 3.08.

                                      -318-

            (e)   The Trustee shall (i) make available to each Rating Agency and the Controlling Class Representative, upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the Controlling Class Representative a copy of any notices given pursuant to
Section 7.03(a) or Section 7.03(b).

            (f)   Each of the Trustee, the Master Servicers and the Special
Servicer shall provide to each Rating Agency such other information with respect to the Trust Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

            (g)   The applicable Master Servicer shall give each Rating Agency at least 15 days' notice prior to any reimbursement to it of Nonrecoverable
Advances from amounts in the applicable Collection Account allocable to interest on the Trust Mortgage Loans unless (1) such Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize such
Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to such Master
Servicer that could affect or cause a determination of whether any Advance is a
Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable
Advance or the determination in clause (1) above, or (3) such Master Servicer has not timely received from the Trustee information requested by such Master
Servicer to consider in determining whether to defer reimbursement of a
Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, such
Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the applicable
Collection Account allocable to interest on the Trust Mortgage Loans as soon as reasonably practicable in such circumstances. Neither Master Servicer shall have any liability for any loss, liability or expense resulting from any notice provided to any Rating Agency contemplated by the immediately preceding sentence.

            (h)   Notwithstanding any provision herein to the contrary, each
Master Servicer, the Special Servicer and the Trustee shall deliver to any
Underwriter any report prepared by such party hereunder upon request.

            SECTION 11.12.   Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                      -319-

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                                    By:
                                        --------------------
                                    Name: David. M. Rodgers
                                    Title: Executive Vice President, Chief
                                    Officer in Charge of Commercial Mortgage
                                    Securitization

                                    MIDLAND LOAN SERVICES, INC.
                                    Master Servicer No. 1

                                    By:
                                        ----------------------
                                    Name: Lawrence D. Ashley
                                    Title: Senior Vice President

                                    WELLS FARGO BANK NATIONAL ASSOCIATION
                                    Master Servicer No. 2

                                    By:
                                        -------------------
                                    Name: Stewart McAdams
                                    Title: Sr. Vice President

                                    LNR PARTNERS, INC.
                                    Special Servicer

                                    By:
                                        --------------------
                                    Name: Steven N. Bjerke
                                    Title: Vice President

                         POOLING AND SERVICING AGREEMENT

                                    LASALLE BANK NATIONAL ASSOCIATION
                                    Trustee

                                    By:
                                        ------------------------
                                    Name: Timothy E. Cutsinger
                                    Title: Assistant Vice President

                         POOLING AND SERVICING AGREEMENT

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

            On the ______ day of December, 2006, before me, a notary public in and for said State, personally appeared David M. Rodgers, known to me to be an
Executive Vice President and Chief Officer in Charge of Commercial Mortgage
Securitization of MERRILL LYNCH MORTGAGE INVESTORS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    -----------------------------
                                                           Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF _______________   )
                           ) ss.:
COUNTY OF ______________   )

            On the ______ day of December, 2006, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a ____________________________of MIDLAND LOAN SERVICES, INC.,
one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    --------------------------

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF _______________   )
                           ) ss.:
COUNTY OF ______________   )

            On the _____ day of December, 2006, before me, a notary public in and for said State, personally appeared ______________________, known to me to be a _________________ of WELLS FARGO BANK NATIONAL ASSOCIATION, one of the
entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    -----------------------------
                                                           Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF _______________   )
                           ) ss.:
COUNTY OF ______________   )

            On the _____ day of December, 2006, before me, a notary public in and for said State, personally appeared ______________________, known to me to be a _________________ of LNR PARTNERS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    -----------------------------
                                                           Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF ILLINOIS          )
                           ) ss.:
COUNTY OF COOK             )

            On the ______ day of December, 2006, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a ___________________________________ of LASALLE BANK NATIONAL
ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    -----------------------------
                                                           Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

MLCFC 2006-4: MORTGAGE LOAN SCHEDULE

                                                                                                            PROPERTY
       LOAN #          LOAN GROUP   PROPERTY NAME                                             ORIGINATOR    TYPE
------------------------------------------------------------------------------------------------------------------------------------

         1                 2        Park La Brea Apartments                                   IXIS          Multifamily
         2                 1        Beacon Office Portfolio                                   MLML          Office
        2.01               1        120 South Riverside                                       MLML          Office
        2.02               1        10 South Riverside                                        MLML          Office
         3                 1        200 North LaSalle                                         CRF           Office
         4                 1        Energy Square I & II                                      CRF           Office
        4.01               1        Energy Square II                                          CRF           Office
        4.02               1        Energy Square I                                           CRF           Office
         5                 1        Bannockburn Corporate Center                              CRF           Office
         6                 1        6688 North Central                                        CRF           Office
         7                 1        1600 Corporate Center                                     CRF           Office
         8                 1        Kensington Corporate Center                               CRF           Office
         9                 1        First Colony Mall                                         MLML          Retail
         10                1        Pinnacle Hills Promenade                                  MLML          Retail
         11                1        Central Park Shopping Center                              IXIS          Retail
         12                1        Georgetown Renaissance Portfolio                          MLML          Various
       12.01               1        3345 M Street, NW                                         MLML          Mixed Use
       12.02               1        Development Area 1                                        MLML          Retail
       12.03               1        3307 M Street, NW                                         MLML          Retail
       12.04               1        3077 M Street, NW                                         MLML          Retail
       12.05               1        Development Area 2                                        MLML          Mixed Use
       12.06               1        3330 M Street                                             MLML          Retail
       12.07               1        1237 Wisconsin Ave, NW                                    MLML          Retail
       12.08               1        3265-3269 M Street, NW                                    MLML          Retail
       12.09               1        Development Area 3                                        MLML          Retail
        12.1               1        Development Area 5                                        MLML          Retail
       12.11               1        3235 M Street, NW                                         MLML          Mixed Use
       12.12               1        3065 M Street, NW                                         MLML          Retail
       12.13               1        3263 M Street, NW                                         MLML          Retail
       12.14               1        Development Area 4                                        MLML          Mixed Use
       12.15               1        3210 M Street, NW                                         MLML          Retail
       12.16               1        326 King Street                                           MLML          Retail
       12.17               1        3067 M Street, NW                                         MLML          Retail
       12.18               1        3033 M Street, NW                                         MLML          Retail
         13                1        Konover Hotel Portfolio                                   MLML          Hospitality
       13.01               1        Holiday Inn Express Kansas City                           MLML          Hospitality
       13.02               1        Holiday Inn Express Portage                               MLML          Hospitality
       13.03               1        Hampton Inn Kansas City                                   MLML          Hospitality
       13.04               1        Holiday Inn Express Fremont                               MLML          Hospitality
       13.05               1        Holiday Inn Express Mishawaka                             MLML          Hospitality
       13.06               1        Holiday Inn Express & Suites Warsaw                       MLML          Hospitality
       13.07               1        Holiday Inn Express Adrian                                MLML          Hospitality
       13.08               1        Carlton Lodge Adrian                                      MLML          Hospitality
       13.09               1        Holiday Inn Express La Porte                              MLML          Hospitality
       13.10               1        Holiday Inn Express Chelsea                               MLML          Hospitality
       13.11               1        Hampton Inn Marshall                                      MLML          Hospitality
       13.12               1        Holiday Inn Express Howe                                  MLML          Hospitality
       13.13               1        Country Inn & Suites Mishawaka                            MLML          Hospitality
       13.14               1        Holiday Inn Express Marshall                              MLML          Hospitality
       13.15               1        Super 8                                                   MLML          Hospitality
         14                1        Anaheim Plaza                                             MLML          Retail
         15                1        Sahara Pavilion North                                     MLML          Retail
         16                1        The Parkdales                                             MLML          Office
         17                1        White Oaks Mall                                           MLML          Retail
         18                1        Northgate Mall                                            MLML          Retail
         19                1        Long Beach Marketplace                                    CRF           Retail
         20                1        Pavillions Place                                          MLML          Retail
         21                1        Olympia Place                                             MLML          Retail
         22                1        Greeley Mall                                              CRF           Retail
         23                1        Atrium - Marriott University Park                         MLML          Hospitality
         24                2        Mansions at Technology Park                               CRF           Multifamily
         25                1        Federal Way Crossings                                     MLML          Retail
         26                1        University Square                                         MLML          Retail
         27                1        Masi Plaza                                                MLML          Retail
         28                1        Campus Lodge of Tampa                                     MLML          Multifamily
         29                1        Larwin Square                                             MLML          Retail
         30                1        Elm Ridge Center                                          CRF           Retail
         31                1        Las Colinas Highlands                                     PNC           Office
         32                1        Pine Creek Shopping Center                                MLML          Retail
         33                1        Frontier Village                                          MLML          Retail
         34                1        Country Fair Shopping Center                              MLML          Retail
         35                1        Warwick Hotel Seattle                                     CRF           Hospitality
         36                2        Club at Desert Pines                                      MLML          Multifamily
         37                1        Rheem Valley Shopping Center                              MLML          Retail
         38                1        Doubletree Guest Suites Washington DC                     MLML          Hospitality
         39                1        Brookhurst Center                                         MLML          Retail
         40                1        Castleton Commons                                         MLML          Retail
         41                1        Residence Inn Tysons Corner Mall                          MLML          Hospitality
         42                1        Homewood Suites San Antonio Riverwalk                     MLML          Hospitality
         43                1        Colonial Office Park                                      CRF           Office
         44                1        Lakewood Village                                          MLML          Retail
         45                1        Mammoth Airport Business Park                             PNC           Office
         46                1        San Dimas Marketplace                                     MLML          Retail
         47                2        The Manor Homes of Arbor Walk                             PNC           Multifamily
         48                2        Colonial Village at Haverhill Apt Homes                   PNC           Multifamily
         49                1        Marina Village                                            MLML          Retail
         50                1        Courtyard by Marriott Tacoma                              CRF           Hospitality
         51                1        Carmax - Duarte                                           MLML          Retail
         52                1        Plaza 580 Shopping Center                                 MLML          Retail
         53                1        Tarzana Office Properties                                 CRF           Office
       53.01               1        Moss V-18425 Burbank Blvd                                 CRF           Office
       53.02               1        Moss I-18455 Burbank Blvd                                 CRF           Office
       53.03               1        Moss II-18401 Burbank Blvd                                CRF           Office
         54                1        Carmax - Florida                                          MLML          Retail
       54.01               1        2550 Roosevelt Boulevard                                  MLML          Retail
       54.02               1        901 Towne Center Boulevard                                MLML          Retail
         55                1        City Heights Retail Plaza                                 CRF           Retail
         56                1        Sutton Station                                            CRF           Mixed Use
         57                1        Carmax - Dulles                                           MLML          Retail
         58                1        Highpoint Oaks II Portfolio                               MLML          Mixed Use
       58.01               1        Metroplex II                                              MLML          Mixed Use
       58.02               1        Highpoint II                                              MLML          Mixed Use
         59                2        Sonoma Ridge Apartments                                   CRF           Multifamily
         60                1        3201 Pennsy Drive                                         CRF           Industrial
         61                1        Brookvale Center                                          MLML          Retail
         62                1        Hampton Inn South Street Seaport                          CRF           Hospitality
         63                1        Washington Plaza                                          MLML          Retail
         64                1        1229 Maple                                                CRF           Retail
         65                1        Square One Shopping Center                                MLML          Retail
         66                1        Gateway Shopping Center                                   MLML          Retail
         67                1        Pentagon Park                                             MLML          Office
         68                1        La Verne Town Center                                      MLML          Retail
         69                1        Perris Town Center                                        MLML          Retail
         70                1        Poughkeepsie Center                                       CRF           Retail
         71                1        Fashion Faire Place                                       MLML          Retail
         72                1        Caughlin Ranch Shopping Center                            MLML          Retail
         73                2        Merrywood Apartment Homes                                 PNC           Multifamily
         74                1        Cable Park Center                                         MLML          Retail
         75                1        Campus Realty Student Housing Portfolio                   CRF           Various
       75.01               1        1316 Geddes Avenue                                        CRF           Multifamily
       75.02               1        1305-1309 S. University Avenue                            CRF           Multifamily
       75.03               1        1113 Willard Street                                       CRF           Multifamily
       75.04               1        1335 S. University Avenue                                 CRF           Multifamily
       75.05               1        614 Monroe Street                                         CRF           Multifamily
       75.06               1        1336 Geddes Avenue                                        CRF           Multifamily
       75.07               1        1610-18 Washtenaw Avenue                                  CRF           Multifamily
       75.08               1        1327 Geddes Avenue                                        CRF           Office
         76                1        Carmax - White Marsh, MD                                  MLML          Retail
         77                2        Choice - Northtowne MHP                                   CRF           Manufactured Housing
         78                2        Choice - Marysville MHP                                   CRF           Manufactured Housing
         79                1        Palmer Portfolio                                          CRF           Various
   Loan Component          1        Palmer Portfolio - East Avenue Commons                    CRF           Multifamily
   Loan Component          1        Palmer Portfolio - The Alexandrian                        CRF           Multifamily
   Loan Component          1        Palmer Portfolio - Goodman Street                         CRF           Office
         80                1        Barrett Woods Corporate Center                            CRF           Office
         81                1        Charleston Festival                                       MLML          Retail
         82                1        Greentree Plaza Shopping Center                           MLML          Retail
         83                1        McGregor Shopping Center                                  CRF           Retail
         84                1        Brighton Valley                                           CRF           Various
       84.01               1        Brighton Valley Independence Village                      CRF           Multifamily
       84.02               1        Brighton Day Care-Children's World                        CRF           Other
         85                1        Campbell Industrial Park Warehouse                        CRF           Industrial
         86                1        Riverhead Shopping Center                                 MLML          Retail
         87                1        Martin's Plaza - Dunkirk                                  CRF           Retail
         88                2        Wynhaven - Hollister Apartments                           PNC           Multifamily
         89                1        Sonic Automotive II                                       MLML          Retail
       89.01               1        Momentum BMW                                              MLML          Retail
       89.02               1        Clear Lake Nissan                                         MLML          Retail
         90                1        McKibbon-Residence Inn Charlotte                          CRF           Hospitality
         91                2        Franciscan at Bear Creek Apartments                       PNC           Multifamily
         92                1        Signature Plaza                                           MLML          Retail
         93                1        Courtyard by Marriott - Danbury                           CRF           Hospitality
         94                1        Flextronics                                               CRF           Industrial
         95                1        Bryant Ranch                                              MLML          Retail
         96                2        Regents Walk                                              MLML          Multifamily
         97                1        Olympia West Center                                       MLML          Retail
         98                1        San Gabriel Parkway Business Center                       MLML          Industrial
         99                2        Victorian Quarters at Team Ranch                          CRF           Multifamily
        100                1        Residence Inn - DIA                                       CRF           Hospitality
        101                1        Lakewood Shopping Center                                  MLML          Retail
        102                2        Presidio Square                                           MLML          Multifamily
        103                1        Prospect Square                                           CRF           Mixed Use
        104                1        Kintetsu Mall                                             CRF           Retail
        105                1        Goffstown Plaza                                           CRF           Retail
        106                2        Lythgoe MFH Portfolio                                     CRF           Multifamily
       106.01              2        80th Avenue                                               CRF           Multifamily
       106.02              2        Strawberry                                                CRF           Multifamily
       106.03              2        Woburn                                                    CRF           Multifamily
       106.04              2        64th Avenue                                               CRF           Multifamily
       106.05              2        Lunar                                                     CRF           Multifamily
       106.06              2        Bearfoot                                                  CRF           Multifamily
        107                1        Courtyard by Marriott - Lincoln                           CRF           Hospitality
        108                1        Main Street Plaza                                         CRF           Mixed Use
        109                1        McKibbon-Homewood Suites Knoxville                        CRF           Hospitality
        110                1        Westlake Village Inn                                      CRF           Hospitality
        111                1        Gottschalks Capitola                                      CRF           Retail
        112                1        Cardenas Markets - Indio                                  MLML          Retail
        113                1        Cardenas Markets - Perris                                 MLML          Retail
        114                1        Sycamore Plaza                                            MLML          Retail
        115                1        Dell Range King Soopers                                   MLML          Retail
        116                1        93-20 Roosevelt Avenue                                    MLML          Mixed Use
        117                1        125 Uptown                                                MLML          Mixed Use
        118                1        Sheraton Hotel - Ontario Airport                          MLML          Hospitality
        119                1        Walk at John's Creek                                      CRF           Retail
        120                1        Paradise Valley Medical Plaza                             CRF           Office
        121                1        Carmax - Laurel, MD                                       MLML          Retail
        122                1        High Plains Surgery                                       MLML          Office
        123                1        Carlsbad Village Self Storage                             CRF           Self Storage
        124                1        Hampton Inn - Ellenton, FL                                CRF           Hospitality
        125                1        Martin's Plaza  Derby                                     CRF           Retail
        126                1        Victorville Shopping Center                               MLML          Retail
        127                1        Quakerbridge Self Storage                                 PNC           Self Storage
        128                2        Victoria Park Apartments                                  CRF           Multifamily
        129                1        Bloomington Center                                        CRF           Retail
        130                1        The Meadows MHP                                           CRF           Manufactured Housing
        131                2        The Pointe at St. Joseph's                                MLML          Multifamily
        132                1        Rivergate Plaza & Oak Ridge Plaza                         CRF           Retail
       132.01              1        Oak Ridge Plaza                                           CRF           Retail
       132.02              1        Rivergate Plaza                                           CRF           Retail
        133                1        Riverside Commerce Center                                 MLML          Office
        134                1        Hampton Inn - Windsor                                     CRF           Hospitality
        135                1        701 East Lake Street                                      MLML          Mixed Use
        136                1        Northridge Plaza                                          MLML          Retail
        137                2        LaSalle Apartments                                        MLML          Multifamily
        138                1        Flagship Office Building                                  CRF           Office
        139                1        Met Center Business Park                                  PNC           Office
        140                1        Plaza El Toro                                             CRF           Retail
        141                1        Springhill Suites by Marriott                             CRF           Hospitality
        142                2        3515 Arlene Drive                                         MLML          Multifamily
        143                1        Holiday Inn - Santa Anna                                  MLML          Hospitality
        144                2        Heritage Park Apartments - Azusa                          PNC           Multifamily
        145                1        Wright Line HQ                                            CRF           Industrial
        146                2        Georgetown Apartments & The Willows Apartments            PNC           Multifamily
       146.01              2        The Willows Apartments                                    PNC           Multifamily
       146.02              2        Georgetown Apartments                                     PNC           Multifamily
        147                1        318-332 Santa Monica Boulevard                            CRF           Retail
        148                1        Reef Building                                             MLML          Industrial
        149                1        Anchor Square Shopping Center                             CRF           Retail
        150                1        Kabuki Theatre                                            CRF           Retail
        151                1        AA U-Stor-M                                               CRF           Self Storage
        152                2        Twin Creek Village Apartments                             PNC           Multifamily
        153                1        Superior Super Warehouse - Chino                          MLML          Retail
        154                1        College Park Plaza                                        MLML          Retail
        155                1        Moorpark Plaza                                            CRF           Mixed Use
        156                2        Foothill Courtyard Apartments                             CRF           Multifamily
        157                1        Glenwood Village Square                                   MLML          Retail
        158                1        Regency Point Shopping Center                             MLML          Retail
        159                1        Westgate Plaza - Riverside, CA                            CRF           Retail
        160                1        Medplex I and II                                          CRF           Office
       160.01              1        Medplex I                                                 CRF           Office
       160.02              1        Medplex II                                                CRF           Office
        161                1        Garden Ridge Kennesaw                                     CRF           Retail
        162                1        Garden Ridge Norcross                                     CRF           Retail
        163                1        Washington Shoe Mfg Co. Building                          CRF           Office
        164                1        East Burnside Plaza                                       MLML          Retail
        165                1        22741 Pacific Coast Highway                               CRF           Office
        166                1        761 Corporate Center Drive                                CRF           Office
        167                1        New York Graphic Society Building                         PNC           Office
        168                2        Willow Ridge Apartments                                   CRF           Multifamily
        169                2        Creekwood Apartments - Houston                            PNC           Multifamily
        170                2        Canyon Walk Apartments                                    CRF           Multifamily
        171                1        WWG - Glendale                                            CRF           Self Storage
        172                1        Gold Coast Real Estate                                    CRF           Office
        173                1        Fitzgerald Parking Lots                                   CRF           Other
        174                1        Corley Portfolio                                          MLML          Various
       174.01              1        Retail Center                                             MLML          Retail
       174.02              1        Office Park                                               MLML          Office
        175                1        Whisper Lakes                                             CRF           Retail
        176                1        433 Lincoln Road                                          CRF           Retail
        177                2        River Oaks Apartments - Arlington                         PNC           Multifamily
        178                1        Fort Apache                                               MLML          Self Storage
        179                1        Paseo Plaza                                               CRF           Retail
        180                1        Carmel Office Court                                       CRF           Mixed Use
        181                1        Rock Oak Estates MHC                                      CRF           Manufactured Housing
        182                1        Hillcrest Garden Center                                   CRF           Mixed Use
        183                2        Town Square                                               CRF           Multifamily
        184                1        Medical Arts Building                                     CRF           Mixed Use
        185                2        Doux Chene                                                MLML          Multifamily
        186                1        The Hotel                                                 CRF           Hospitality
        187                2        Warehouse Apartments                                      CRF           Multifamily
        188                1        1253-1257 Los Angeles Street                              MLML          Retail
        189                2        Courtyard at Exchange Alley                               CRF           Multifamily
        190                1        Hampton Inn - Pell City                                   MLML          Hospitality
        191                1        Etowah Crossing Shopping Center                           MLML          Retail
        192                1        Flamingo Plaza                                            MLML          Retail
        193                1        Old Barn Self Storage                                     CRF           Self Storage
        194                1        Pioneers Medical Arts Buildings                           MLML          Office
        195                1        Midland Clarion                                           CRF           Hospitality
        196                1        Miyako Mall                                               CRF           Retail
        197                1        WWG - Los Angeles                                         CRF           Self Storage
        198                1        Burgard Industrial Park                                   MLML          Industrial
        199                1        Chapel Ridge - Retail                                     MLML          Retail
        200                1        Milford Center                                            MLML          Retail
        201                2        Ticon-Taylor's Pond Apartments                            CRF           Multifamily
        202                1        Westsound Plaza                                           CRF           Retail
        203                2        Wood Ridge Apartments                                     CRF           Multifamily
        204                1        Huntington Square                                         MLML          Retail
        205                1        Highland Village Plaza - Phase II                         MLML          Retail
        206                1        Superior Super Warehouse - Corona                         MLML          Retail
        207                1        Linkside Center                                           MLML          Retail
        208                1        Torrington Self Storage                                   CRF           Self Storage
        209                1        Laguna Village Plaza                                      CRF           Retail
        210                1        Comfort Inn - Tempe, AZ                                   CRF           Hospitality
        211                1        Village at Valleydale                                     MLML          Retail
        212                1        Civic Center Plaza Norwalk                                CRF           Retail
        213                2        Casa Claire                                               CRF           Multifamily
        214                1        312 E 1st Street                                          CRF           Office
        215                1        Santa Monica Place                                        CRF           Retail
        216                2        Wynwood Apartments                                        CRF           Multifamily
        217                1        Storage Master                                            CRF           Self Storage
        218                1        Yuba City Self Storage                                    MLML          Self Storage
        219                1        New Market Square                                         PNC           Retail
        220                1        Skycam Building                                           PNC           Office
        221                1        Executive Business Center at the District                 MLML          Office
        222                1        Teems Retail Portfolio                                    CRF           Retail
       222.01              1        Jenkinsburg Junction                                      CRF           Retail
       222.02              1        Spivey Crossing Center                                    CRF           Retail
       222.03              1        Chambers Plaza                                            CRF           Retail
       222.04              1        Jackson Square                                            CRF           Retail
       222.05              1        Flippen Junction                                          CRF           Retail
        223                2        Pebble Creek Apts                                         CRF           Multifamily
        224                1        Vegas Mountain Shopping Center                            CRF           Retail
        225                1        AA Climate Control II                                     CRF           Self Storage
        226                1        Rib Mountain Shopping Center                              CRF           Retail
        227                1        Post Whiting Center                                       CRF           Office
        228                1        Commonwealth Commons                                      PNC           Office
        229                1        Wells Fargo - Houston                                     MLML          Office
        230                1        Horizon Center                                            CRF           Retail
        231                1        Oak Plaza                                                 CRF           Retail
        232                1        Pines Road Marketplace                                    CRF           Retail
        233                2        Timbers Apartments                                        CRF           Multifamily
        234                1        Walmart Shops at Panola                                   MLML          Retail
        235                1        Big Spring Marketplace                                    CRF           Retail
        236                1        Storage One at Regena                                     CRF           Self Storage
        237                1        Woodbury Courts                                           CRF           Retail
        238                1        Advanced Stor Edge                                        MLML          Self Storage
        239                2        The Village Apartments                                    CRF           Multifamily
        240                2        Arrowhead MHP                                             CRF           Manufactured Housing
        241                2        Laurel Canyon Apartments                                  CRF           Multifamily
        242                1        Green Turtle Plaza                                        CRF           Retail
        243                1        Boulevard Plaza                                           CRF           Retail
        244                2        Beech Kearny Apartments                                   MLML          Multifamily
        245                1        StorageHouse Self Storage                                 CRF           Self Storage
        246                1        College Hill Square                                       PNC           Retail
        247                1        Wavell Showcase & Furniture                               CRF           Industrial
        248                1        Hobart Plaza                                              CRF           Retail
        249                1        Spectrum Health Grand Rapids                              CRF           Office
        250                2        Holiday Acres                                             CRF           Manufactured Housing
        251                1        AGA Medical                                               MLML          Office
        252                1        Mays Crossing                                             CRF           Retail
        253                1        Available Self Storage                                    CRF           Self Storage
        254                1        222 Camp Wisdom Village                                   CRF           Retail
        255                2        Longfellow Apartments                                     CRF           Multifamily
        256                2        Vineyards on Garland Apartments                           CRF           Multifamily
        257                1        Centerpointe Plaza                                        CRF           Retail
        258                1        Golden West Plaza                                         CRF           Retail
        259                2        Stone Ridge Apartments                                    PNC           Multifamily
        260                1        Shops at Waterloo                                         CRF           Retail
        261                2        Jefferson Manor Townhomes                                 CRF           Multifamily
        262                1        Oakbrooke Centre                                          CRF           Retail
        263                1        Memorial Drive Retail Center                              CRF           Retail
        264                1        Sabino Plaza                                              PNC           Retail
        265                1        3826 South New Hope Road                                  CRF           Retail
        266                1        Meridian Meadows Center                                   PNC           Retail
        267                1        Iron Mountain                                             CRF           Industrial
        268                1        Cypress Center                                            CRF           Retail
        269                1        Louetta Shopping Center                                   CRF           Retail
        270                1        Callaghan Corners                                         CRF           Retail
        271                1        Shops of South Cobb                                       CRF           Retail
        272                1        Taylor Plaza-Montgomery                                   CRF           Retail
        273                2        Collindale Apartments                                     CRF           Multifamily
        274                1        Fed-Ex Kinkos                                             CRF           Retail
        275                1        Southwest Mini Storage                                    CRF           Self Storage
        276                2        Fairways Apartments                                       CRF           Multifamily
        277                1        Lewis Lockup                                              CRF           Self Storage

       LOAN #        STREET ADDRESS                                                                   CITY
------------------------------------------------------------------------------------------------------------------------------------

         1           6200 West Third Street                                                           Los Angeles
         2           Various                                                                          Chicago
        2.01         120 South Riverside Plaza                                                        Chicago
        2.02         10 South Riverside Plaza                                                         Chicago
         3           200 North LaSalle Street                                                         Chicago
         4           Various                                                                          Dallas
        4.01         4849 Greenville Avenue                                                           Dallas
        4.02         4925 Greenville Avenue                                                           Dallas
         5           3000 Lakeside Drive                                                              Bannockburn
         6           6688 North Central Expressway                                                    Dallas
         7           1600 West Golf Road                                                              Rolling Meadows
         8           1660 Feehanville Road                                                            Mount Prospect
         9           16535 Southwest Freeway                                                          Sugar Land
         10          2203 Promenade Boulevard                                                         Rogers
         11          1201 Central Park Boulevard                                                      Fredericksburg
         12          Various                                                                          Various
       12.01         3345 M Street, NW                                                                Washington
       12.02         3314-3316, 3320, 3324-3326, 3328 M Street;                                       Washington
                     3315 & 3323 Cady's Alley
       12.03         3307 M Street                                                                    Washington
       12.04         3077 M Street                                                                    Washington
       12.05         3300, 3304 & 3306 M Street; 3301 & 3303 Cady's Alley                             Washington
       12.06         3330 M Street                                                                    Washington
       12.07         1237 Wisconsin Avenue, NW                                                        Washington
       12.08         3265-3269 M Street                                                               Washington
       12.09         3336-3340 M Street                                                               Washington
        12.1         3312, 3316 & 3320 Cady's Alley                                                   Washington
       12.11         3235 & 3233 M Street                                                             Washington
       12.12         3065 M Street                                                                    Washington
       12.13         3263 M Street                                                                    Washington
       12.14         3334, 3336 & 3340 Cady's Alley                                                   Washington
       12.15         3210 M Street                                                                    Washington
       12.16         326 King Street; 100 South Royal Street                                          Alexandria
       12.17         3067 M Street                                                                    Washington
       12.18         3033-3035 M Street                                                               Washington
         13          Various                                                                          Various
       13.01         1931 Prairie Crossing                                                            Kansas City
       13.02         2323 Willowcreek Road                                                            Portage
       13.03         1400 Village West Parkway                                                        Kansas City
       13.04         6245 North Old 27                                                                Fremont
       13.05         420 West University Drive                                                        Mishawaka
       13.06         3825 Lake City Highway                                                           Warsaw
       13.07         1077 West US 223                                                                 Adrian
       13.08         1629 West Maumee Street                                                          Adrian
       13.09         100 East Shore Court                                                             La Porte
       13.10         1540 Commerce Park Drive                                                         Chelsea
       13.11         17256 Sam Hill Drive                                                             Marshall
       13.12         45 West 750 North                                                                Howe
       13.13         120 West University Drive                                                        Mishawaka
       13.14         17252 Sam Hill Drive                                                             Marshall
       13.15         1091 U.S Highway 223                                                             Adrian
         14          406-680 North Euclid Street                                                      Anaheim
         15          Decatur Boulevard & Sahara Avenue                                                Las Vegas
         16          1600 & 1660 South Highway 100; 5354 & 5402 Parkdale Drive;                       St. Louis Park
                     5100, 5353 & 5401 Gamble Drive
         17          2501 West Wabash Avenue                                                          Springfield
         18          5000 Hixson Pike                                                                 Chattanooga
         19          6401-6605 East Pacific Coast Highway                                             Long Beach
         20          16300 Beach Boulevard                                                            Huntington Beach
         21          1601-1697 Mount Diablo Boulevard                                                 Walnut Creek
         22          2050 Greeley Mall Street                                                         Greeley
         23          880 East 2nd Street                                                              Tucson
         24          2 River Chase                                                                    North Greenbush
         25          SWC of SR 161 and South 348th Street                                             Federal Way
         26          5801-5985 University Avenue                                                      San Diego
         27          11787 - 11899 Foothill Boulevard                                                 Rancho Cucamonga
         28          15115 Livingston Avenue                                                          Lutz
         29          520 E. 1st Street                                                                Tustin
         30          3530-3820 West Ridge Road                                                        Greece
         31          6191 N. State Highway 161                                                        Irving
         32          672-776 Freeman Lane                                                             Grass Valley
         33          621 NE Highway 9                                                                 Lake Stevens
         34          12013 Central Avenue                                                             Chino
         35          401 Lenora Street                                                                Seattle
         36          3700 East Bonanza Road                                                           Las Vegas
         37          345-375 Rheem Boulevard                                                          Moraga
         38          801 New Hampshire Avenue, NW                                                     Washington
         39          915 South Brookhurst Street                                                      Anaheim
         40          8310-8450 Castleton Corner Drive                                                 Indianapolis
         41          8400 Old Courthouse Road                                                         Vienna
         42          432 West Market Street                                                           San Antonio
         43          100-800 & 2000 Interstate Park Center                                            Montgomery
         44          8900-9098 Brooks Road South                                                      Windsor
         45          6325-6375 South Pecos Road                                                       Las Vegas
         46          210 Frwy at Cienga Avenue                                                        San Dimas
         47          1318 SW Manor Lake Drive                                                         Lee's Summit
         48          12222 Vance Jackson Road                                                         San Antonio
         49          5812 Edinger Avenue                                                              Huntington Beach
         50          1515 Commerce Street                                                             Tacoma
         51          1131 Central Avenue                                                              Duarte
         52          4500 Las Positas Boulevard                                                       Livermore
         53          Various                                                                          Tarzana
       53.01         18425 Burbank Boulevard                                                          Tarzana
       53.02         18455 Burbank Boulevard                                                          Tarzana
       53.03         18401 Burbank Boulevard                                                          Tarzana
         54          Various                                                                          Various
       54.01         2550 Roosevelt Boulevard                                                         Clearwater
       54.02         901 Towne Center Boulevard                                                       Sanford
         55          4365, 4371, 4403, 4415, 4435 University Avenue, 3807, 3879, 3895                 San Diego
                     Fairmount Avenue, 4440 Wightman Street
         56          5717-5850 Fayetteville Road                                                      Durham
         57          45210 Towlern Place                                                              Sterling
         58          Various                                                                          Various
       58.01         2304 Tarpley Road                                                                Carrollton
       58.02         2701 Highpoint Oaks Boulevard                                                    Lewisville
         59          2900 Saint Paul Drive                                                            Santa Rosa
         60          3201 Pennsy Drive                                                                Landover
         61          35550 Fremont Boulevard                                                          Fremont
         62          320 Pearl Street                                                                 New York
         63          408-530 East Washington Boulevard                                                Los Angeles
         64          1229-1299 Maple Avenue                                                           Los Angeles
         65          3555 NW Federal Highway                                                          Jensen Beach
         66          13314 Bothell Everett Highway                                                    Mill Creek
         67          4510, 4815, 4901 & 4940 West 77th Street;4900-4960 West Viking &                 Edina
                     7701 Normandale Road; 7600 Parklawn Avenue
         68          2462 Foothill Boulevard                                                          La Verne
         69          15-138 West Nuevo Road                                                           Perris
         70          2016-2024 South Road                                                             Poughkeepsie
         71          15100 Hesperian Boulevard                                                        San Leandro
         72          4788 Caughlin Parkway                                                            Reno
         73          22400 Westheimer Parkway                                                         Katy
         74          8801-8899 Greenback Lane                                                         Orangevale
         75          Various                                                                          Ann Arbor
       75.01         1316 Geddes Avenue                                                               Ann Arbor
       75.02         1305-1309 South University Avenue                                                Ann Arbor
       75.03         1113 Willard Street                                                              Ann Arbor
       75.04         1335 South University Avenue                                                     Ann Arbor
       75.05         614 Monroe Street                                                                Ann Arbor
       75.06         1336 Geddes Avenue                                                               Ann Arbor
       75.07         1610-1612 &1616-1618 Washtenaw Avenue                                            Ann Arbor
       75.08         1327 Geddes Avenue                                                               Ann Arbor
         76          10201 Philadelphia Road                                                          White Marsh
         77          6255 Telegraph Road                                                              Erie
         78          506 North Main Street                                                            Marysville
         79          Various                                                                          Rochester
   Loan Component    101-129 East Avenue                                                              Rochester
   Loan Component    286-300 Alexander Street                                                         Rochester
   Loan Component    247 North Goodman Street                                                         Rochester
         80          13515-13545 Barrett Parkway Drive                                                Ballwin
         81          6310 West Charleston Boulevard                                                   Las Vegas
         82          305-505 Southeast Everett Mall Way                                               Everett
         83          3930-3940 Airport Boulevard                                                      Mobile
         84          Various                                                                          Brighton
       84.01         7700 &7800 Nemco Way                                                             Brighton
       84.02         7600 Nemco Way                                                                   Brighton
         85          91-315 Hanua Street                                                              Kapolei
         86          1087-1103 Old Country Road                                                       Riverhead
         87          3955 Vineyard Drive                                                              Dunkirk
         88          7740 West Little York                                                            Houston
         89          Various                                                                          Various
       89.01         15865 Katy Freeway                                                               Houston
       89.02         2150 Gulf Freeway                                                                League City
         90          6030 J.A. Jones Drive                                                            Charlotte
         91          1600 Village Drive                                                               Euless
         92          6440-6450 Sepulveda Boulevard                                                    Van Nuys
         93          3 Eagle Road                                                                     Danbury
         94          2241, 2243, and 2245 Lundy Avenue                                                San Jose
         95          23621 - 23741 La Palma Avenue                                                    Yorba Linda
         96          726 Raleigh Court                                                                Homewood
         97          1530 Black Lake Boulevard, SW                                                    Olympia
         98          3619-3735 San Gabriel River Parkway                                              Pico Rivera
         99          8889 Cook Ranch Road                                                             Benbrook
        100          16470 East 40th Circle                                                           Aurora
        101          8774-8928 Lakewood Drive                                                         Windsor
        102          5401 West Presidio Lane                                                          Milwaukee
        103          1025 Prospect Street                                                             San Diego
        104          1737 Post Street                                                                 San Francisco
        105          553 Mast Road                                                                    Goffstown
        106          Various                                                                          Anchorage
       106.01        2001-2171 West 80th Avenue                                                       Anchorage
       106.02        2100-2110 Strawberry Road                                                        Anchorage
       106.03        7321-7327 Woburn Circle                                                          Anchorage
       106.04        2625-2651 East 64th Avenue                                                       Anchorage
       106.05        3855 Lunar Drive                                                                 Anchorage
       106.06        7100 Bearfoot Drive                                                              Anchorage
        107          636 George Washington Highway                                                    Lincoln
        108          3110 Main Street                                                                 Santa Monica
        109          10935 Turkey Drive                                                               Knoxville
        110          31943 Agoura Road                                                                Westlake Village
        111          1825 41st Avenue                                                                 Capitola
        112          45800 Rubidoux Street                                                            Indio
        113          2560 North Perris Boulevard                                                      Perris
        114          1021-1131 North State College Boulevard                                          Anaheim
        115          3610, 3702, and 3806 Dell Range Boulevard                                        Cheyenne
        116          93-20 Roosevelt Avenue                                                           Jackson Heights
        117          222 - 228 W 125th Street                                                         New York
        118          429 North Vineyard Avenue                                                        Ontario
        119          11030 & 11035 Bell Road                                                          Duluth
        120          5410 North Scottsdale Road                                                       Paradise Valley
        121          8801 Freestate Drive                                                             Laurel
        122          3611 21st Street                                                                 Lubbock
        123          3235 Tyler Street                                                                Carlsbad
        124          5810 20th Court East                                                             Ellenton
        125          6914 North Erie Road                                                             Evans
        126          12400 Amargosa Road                                                              Victorville
        127          3540 Mercerville Quakerbridge Road                                               Hamilton
        128          8600 South Course                                                                Houston
        129          7940 Penn Avenue South                                                           Bloomington
        130          3541 Calle Principal                                                             Chico
        131          307 East LaSalle Avenue                                                          South Bend
        132          Various                                                                          Various
       132.01        2380 West Oak Ridge Road                                                         Orlando
       132.02        160 South Nova Road                                                              Daytona Beach
        133          120 Corporate Boulevard                                                          Norfolk
        134          2168 Poquonock Avenue                                                            Windsor
        135          701 East Lake Street                                                             Wayzata
        136          4802-4894 San Juan Avenue                                                        Fair Oaks
        137          36 South 9th Street                                                              Minneapolis
        138          2 West Baltimore Avenue                                                          Media
        139          7901 East Riverside Drive                                                        Austin
        140          23330-23384, 23404 El Toro Road and 24842-24882 Muirlands Boulevard              Lake Forest
        141          6325 North Cloverdale Road                                                       Boise
        142          3515 Arlene Drive                                                                Branson
        143          2726 South Grand Avenue                                                          Santa Ana
        144          850 South Vincent Avenue                                                         Azusa
        145          160 Gold Star Boulevard                                                          Worcester
        146          7110 Van Dorn Street, 1800 Know Street                                           Lincoln
       146.01        1800 Knox Street                                                                 Lincoln
       146.02        7110 Van Dorn Street                                                             Lincoln
        147          318-332 Santa Monica Boulevard                                                   Santa Monica
        148          9650-9660 Chesapeake Drive                                                       San Diego
        149          6500 Eastern Avenue                                                              Baltimore
        150          1881 Post Street                                                                 San Francisco
        151          1675 West 11th Street                                                            Upland
        152          1300 Creekside Drive                                                             Norman
        153          12375 Central Avenue                                                             Chino
        154          3131 SW College Road                                                             Ocala
        155          510-540 New Los Angeles Avenue                                                   Moorpark
        156          1360 Foothill Drive                                                              Vista
        157          1153 North 5th Street                                                            Perkasie
        158          1025-69 East 9th Street                                                          Lockport
        159          3724-3758 La Sierra & 11130-11170 Magnolia Avenues                               Riverside
        160          Various                                                                          Hoover
       160.01        4515 Southlake Parkway                                                           Hoover
       160.02        4517 Southlake Parkway                                                           Hoover
        161          2875 George Busbee Parkway                                                       Kennesaw
        162          1887 Willow Trail Parkway                                                        Norcross
        163          159 South Jackson Street                                                         Seattle
        164          5544 E. Burnside                                                                 Portland
        165          22741 Pacific Coast Highway                                                      Malibu
        166          761 Corporate Center Drive                                                       Pomona
        167          129 Glover Avenue                                                                Norwalk
        168          500 Old Farm Lane                                                                Prattville
        169          11911 Northwest Freeway                                                          Houston
        170          1502 West Glendale Avenue                                                        Phoenix
        171          6310 West Union Hills Drive                                                      Glendale
        172          11250 Northwest 20 Street                                                        Miami
        173          3694 Washington Street/15 Morton Street;                                         Jamaica Plain; Boston; Medford
                     588 Commercial Street; 97 Revere Beach Parkway
        174          Various                                                                          Las Vegas
       174.01        6060 Windmill Lane                                                               Las Vegas
       174.02        3085 & 3075 Russell Road                                                         Las Vegas
        175          2100-2180 Whisper Lakes Boulevard                                                Orlando
        176          433-445 Lincoln Road                                                             Miami
        177          711 Brentford Place                                                              Arlington
        178          3375 South Fort Apache Road                                                      Las Vegas
        179          1805 East Ruben Torres Boulevard                                                 Brownsville
        180          301 East Carmel Court                                                            Carmel
        181          10065 Main Street                                                                Clarence
        182          2800-2824 Camino Dos Rios                                                        Newbury Park
        183          930 School Street                                                                Des Moines
        184          277 Alexander Street                                                             Rochester
        185          2101 Harvey Mitchell Parkway South                                               College Station
        186          801 Collins Avenue                                                               Miami Beach
        187          405 Cross Street                                                                 College Station
        188          1251 - 1257 South Los Angeles Street                                             Los Angeles
        189          1323 East Main Street                                                            Richmond
        190          220 Vaughan Lane                                                                 Pell City
        191          954 Gilbert Ferry Road                                                           Attalla
        192          5900, 5920 and 5940 West Flamingo Road                                           Las Vegas
        193          175 Springhill Drive                                                             Grass Valley
        194          751 West Legion Road                                                             Brawley
        195          4300 West Wall Street                                                            Midland
        196          22 Peace Plaza                                                                   San Francisco
        197          2525, 2529, 2531 Sawtelle Boulevard                                              Los Angeles
        198          12005 North Burgard Way                                                          Portland
        199          10280 Maysville Road                                                             Fort Wayne
        200          575-591 North Dual Highway                                                       Seaford
        201          401 Archdale Drive                                                               Durham
        202          9960 Silverdale Way                                                              Silverdale
        203          1900 Burton Drive                                                                Austin
        204          1450 East Chicago Avenue                                                         Naperville
        205          7195-7199 Boulder Avenue                                                         Highland
        206          1130 West 6th Street                                                             Corona
        207          52 West Birdie Lane                                                              Magnolia
        208          260 Technology Park Drive                                                        Torrington
        209          9168-9174 Franklin Boulevard                                                     Elk Grove
        210          1031 East Apache Boulevard                                                       Tempe
        211          5291 Valleydale Road                                                             Birmingham
        212          12231-12375 Imperial Highway                                                     Norwalk
        213          1125 Hillcrest Street                                                            Mesquite
        214          312 East 1st Street                                                              Los Angeles
        215          2461 Santa Monica Boulevard                                                      Santa Monica
        216          1267 A Nelson Street                                                             Richmond
        217          1435 Sebastopol Road                                                             Santa Rosa
        218          1268 Stewart Road                                                                Yuba City
        219          2413,2357,2347 North Maize Road                                                  Wichita
        220          1500 Southwest Expressway Drive                                                  Broken Arrow
        221          801 East Fern Avenue                                                             McAllen
        222          Various                                                                          Various
       222.01        2093 North Highway 42                                                            Jenkinsburg
       222.02        3530 Walt Stephens Road                                                          Stockbridge
       222.03        2260 Jonesboro Road                                                              McDonough
       222.04        200 Mulberry Street                                                              Jackson
       222.05        4462 Walt Stephens Road                                                          Stockbridge
        223          1454 Hussman Avenue                                                              Gardnerville
        224          2506 Seventh Street                                                              Las Vegas
        225          6701 Gulfway Drive                                                               Groves
        226          4500 Rib Mountain Drive                                                          Wasau
        227          2417 Post Road                                                                   Stevens Point
        228          2881 East Oakland Park Boulevard                                                 Fort Lauderdale
        229          2613 Austin Street                                                               Houston
        230          13497 Research Boulevard                                                         Austin
        231          3005 South 83rd Plaza                                                            Omaha
        232          6730 Pines Road                                                                  Shreveport
        233          1224 North Albert Pike Avenue                                                    Fort Smith
        234          5445 Fairington Road                                                             Lithonia
        235          111 East Marcy Street                                                            Big Spring
        236          6275 North Tenaya Way                                                            Las Vegas
        237          124-128 South River Road                                                         Bedford
        238          2271 Woodbridge Avenue                                                           Edison
        239          3600 Kinkead Avenue                                                              Fort Smith
        240          4175 West 4th Street                                                             Reno
        241          6901 Laurel Canyon Boulevard                                                     North Hollywood
        242          2532-2562-2592 West Indiantown Road                                              Jupiter
        243          696 East Altamonte Boulevard                                                     Altamonte Springs
        244          91 Beech Street                                                                  Kearny
        245          401 North Scribner Street and 131 East Hudgins Street                            Grapevine
        246          410 N. Hillside                                                                  Wichita
        247          10821 & 10831 Bloomfield Street                                                  Los Alamitos
        248          5301 Sunset Boulevard                                                            Los Angeles
        249          3350 Broadmoor Avenue Southeast                                                  Kentwood
        250          2701 Leary Lane                                                                  Victoria
        251          1340 Upper Hembree Road                                                          Alpharetta
        252          300 Mays Crossing Drive                                                          Round Rock
        253          37200 Post Street                                                                Fremont
        254          222 West Camp Wisdom Road                                                        Duncanville
        255          1215 Longfellow                                                                  Beaumont
        256          2000 North Garland Avenue                                                        Fayetteville
        257          2668 South 31st Street                                                           Temple
        258          9704-9744 Lower Azusa Road                                                       El Monte
        259          1020 West 37th Street                                                            Chattanooga
        260          6130-6160 Gender Road                                                            Canal Winchester
        261          1-37 Jefferson Court                                                             Fairport
        262          337 Oakbrooke Drive                                                              Mount Washington
        263          4065 Memorial Drive                                                              Decatur
        264          604 North Guadalupe Street                                                       Santa Fe
        265          3826 South New Hope Road                                                         Gastonia
        266          3001-3030 Meridian Meadows Road                                                  Greenwood
        267          1699 Hobbs Road                                                                  Auburndale
        268          229 North Del Prado Boulevard                                                    Cape Coral
        269          3930 Louetta Road                                                                Spring
        270          8002 Callaghan Road                                                              San Antonio
        271          4585 South Cobb Drive                                                            Smyrna
        272          7711 Averiett Drive                                                              Montgomery
        273          5223 Collindale Road                                                             Richmond
        274          5895 Christie Avenue                                                             Emeryville
        275          5811 49th Street                                                                 Lubbock
        276          1237 38th Street South                                                           Birmingham
        277          6350 South Lewis Avenue East                                                     Tulsa

                                                                               CUT-OFF DATE      ORIGINAL        MONTHLY P&I DEBT
       LOAN #        COUNTY                STATE                    ZIP CODE    BALANCE ($)     BALANCE ($)         SERVICE ($)
------------------------------------------------------------------------------------------------------------------------------------

         1           Los Angeles           CA                          90036     387,500,000     387,500,000          1,987,327.84
         2           Cook                  IL                          60606     225,000,000     225,000,000          1,150,130.21
        2.01         Cook                  IL                          60606     113,275,862     113,275,862
        2.02         Cook                  IL                          60606     111,724,138     111,724,138
         3           Cook                  IL                          60601      92,000,000      92,000,000            453,174.54
         4           Dallas                TX                          75206      47,900,000      47,900,000            235,946.31
        4.01         Dallas                TX                          75206      27,947,894      27,947,894
        4.02         Dallas                TX                          75206      19,952,106      19,952,106
         5           Lake                  IL                          60015      28,800,000      28,800,000            141,863.33
         6           Dallas                TX                          75206      28,000,000      28,000,000            137,922.69
         7           Cook                  IL                          60008      18,900,000      18,900,000             93,097.81
         8           Cook                  IL                          60056       8,800,000       8,800,000             43,347.13
         9           Fort Bend             TX                          77479     194,612,784     195,000,000          1,122,653.11
         10          Benton                AR                          72758     140,000,000     140,000,000            658,858.80
         11          Spotsylvania          VA                          22401     125,000,000     125,000,000            615,198.21
         12          Various               Various                   Various     100,000,000     100,000,000            498,410.88
       12.01         District of Columbia  DC                          20007      11,540,000      11,540,000
       12.02         District of Columbia  DC                          20007      10,500,000      10,500,000
       12.03         District of Columbia  DC                          20007      10,000,000      10,000,000
       12.04         District of Columbia  DC                          20007       8,415,342       8,415,342
       12.05         District of Columbia  DC                          20007       8,155,000       8,155,000
       12.06         District of Columbia  DC                          20007       7,300,000       7,300,000
       12.07         District of Columbia  DC                          20007       5,600,000       5,600,000
       12.08         District of Columbia  DC                          20007       5,440,591       5,440,591
       12.09         District of Columbia  DC                          20007       5,100,000       5,100,000
        12.1         District of Columbia  DC                          20007       5,000,000       5,000,000
       12.11         District of Columbia  DC                          20007       4,950,000       4,950,000
       12.12         District of Columbia  DC                          20007       4,725,000       4,725,000
       12.13         District of Columbia  DC                          20007       4,084,409       4,084,409
       12.14         District of Columbia  DC                          20007       3,160,000       3,160,000
       12.15         District of Columbia  DC                          20007       2,800,000       2,800,000
       12.16         Alexandria City       VA                          22314       1,490,000       1,490,000
       12.17         District of Columbia  DC                          20007       1,284,658       1,284,658
       12.18         District of Columbia  DC                          20007         455,000         455,000
         13          Various               Various                   Various      67,000,000      67,000,000            412,530.52
       13.01         Wyandotte             KS                          66111       8,797,500       8,797,500
       13.02         Porter                IN                          46368       6,720,000       6,720,000
       13.03         Wyandotte             KS                          66111       6,480,000       6,480,000
       13.04         Steuben               IN                          46737       6,240,000       6,240,000
       13.05         St Joseph             IN                          46545       5,760,000       5,760,000
       13.06         Kosciusko             IN                          46580       5,360,000       5,360,000
       13.07         Lenawee               MI                          49221       4,290,000       4,290,000
       13.08         Lenawee               MI                          49221       3,693,000       3,693,000
       13.09         La Porte              IN                          46350       3,172,500       3,172,500
       13.10         Washtenaw             MI                          48118       3,168,000       3,168,000
       13.11         Calhoun               MI                          49068       3,014,000       3,014,000
       13.12         Lagrange              IN                          46746       2,945,000       2,945,000
       13.13         St Joseph             IN                          46545       2,880,000       2,880,000
       13.14         Calhoun               MI                          49068       2,720,000       2,720,000
       13.15         Lenawee               MI                          49221       1,760,000       1,760,000
         14          Orange                CA                          92801      61,750,000      61,750,000            284,108.25
         15          Clark                 NV                          89102      56,250,000      56,250,000            258,803.06
         16          Hennepin              MN                          55416      50,250,000      50,250,000            280,472.04
         17          Sangamon              IL                          62704      50,000,000      50,000,000            233,891.49
         18          Hamilton              TN                          37415      46,364,964      46,500,000            275,347.45
         19          Los Angeles           CA                          90803      46,000,000      46,000,000            219,435.97
         20          Orange                CA                          92683      45,600,000      45,600,000            209,803.01
         21          Contra Costa          CA                          94596      44,200,000      44,200,000            203,361.69
         22          Weld                  CO                          80631      41,400,000      41,400,000            254,368.65
         23          Pima                  AZ                          85719      41,000,000      41,000,000            253,650.57
         24          Rensselaer            NY                          12144      41,000,000      41,000,000            198,043.76
         25          King                  WA                          98003      40,500,000      40,500,000            244,931.07
         26          San Diego             CA                          92115      39,050,000      39,050,000            215,466.27
         27          San Bernardino        CA                          91730      37,400,000      37,400,000            219,445.64
         28          Hillsborough          FL                          33549      33,500,000      33,500,000            199,773.80
         29          Orange                CA                          92780      33,200,000      33,200,000            152,751.32
         30          Monroe                NY                          14626      32,687,624      32,900,000            196,406.84
         31          Dallas                TX                          75038      32,000,000      32,000,000            194,745.88
         32          Nevada                CA                          95949      31,100,000      31,100,000            143,089.34
         33          Snohomish             WA                          98258      30,900,000      30,900,000            142,169.15
         34          San Bernardino        CA                          91710      28,550,000      28,550,000            131,356.93
         35          King                  WA                          98121      27,959,096      28,000,000            179,037.61
         36          Clark                 NV                          89110      26,000,000      26,000,000            152,039.81
         37          Contra Costa          CA                          94556      25,750,000      25,750,000            118,474.29
         38          District of Columbia  DC                          20037      25,600,000      25,600,000            153,962.56
         39          Orange                CA                          92804      25,500,000      25,500,000            117,324.05
         40          Marion                IN                          46250      25,400,000      25,400,000            154,254.24
         41          Fairfax               VA                          22182      25,200,000      25,200,000            151,556.90
         42          Bexar                 TX                          78205      24,200,000      24,200,000            145,542.74
         43          Montgomery            AL                          36109      23,500,000      23,500,000            138,036.65
         44          Sonoma                CA                          95492      23,290,000      23,290,000            107,155.97
         45          Clark                 NV                          89120      22,500,000      22,500,000            135,333.14
         46          Los Angeles           CA                          91773      22,500,000      22,500,000            102,380.60
         47          Jackson               MO                          64082      22,390,000      22,390,000            135,826.89
         48          Bexar                 TX                          78230      22,200,000      22,200,000            134,530.84
         49          Orange                CA                          92649      21,600,000      21,600,000             99,380.38
         50          Pierce                WA                          98402      21,450,000      21,450,000            127,296.42
         51          Los Angeles           CA                          91010      21,375,000      21,375,000            126,782.93
         52          Alameda               CA                          94551      21,040,000      21,040,000             96,803.85
         53          Los Angeles           CA                          91356      21,000,000      21,000,000            126,310.93
       53.01         Los Angeles           CA                          91356      13,090,000      13,090,000
       53.02         Los Angeles           CA                          91356       4,200,000       4,200,000
       53.03         Los Angeles           CA                          91356       3,710,000       3,710,000
         54          Various               FL                        Various      20,900,000      20,900,000            123,965.53
       54.01         Pinellas              FL                          33760      13,097,333      13,097,333
       54.02         Seminole              FL                          32771       7,802,667       7,802,667
         55          San Diego             CA                          92105      20,000,000      20,000,000             91,925.93
         56          Durham                NC                          27713      19,750,000      19,750,000            114,128.95
         57          Loudoun               VA                          20166      19,700,000      19,700,000            116,847.89
         58          Various               TX                        Various      19,500,000      19,500,000            118,963.66
       58.01         Dallas                TX                          75006      11,281,750      11,281,750
       58.02         Denton                TX                          75067       8,218,250       8,218,250
         59          Sonoma                CA                          95405      19,500,000      19,500,000            115,536.87
         60          Prince George's       MD                          20785      19,400,000      19,400,000             94,905.07
         61          Alameda               CA                          94536      19,300,000      19,300,000             88,798.21
         62          New York              NY                          10038      19,250,000      19,250,000            119,943.91
         63          Los Angeles           CA                          90015      19,140,000      19,140,000            104,370.13
         64          Los Angeles           CA                          90015      19,000,000      19,000,000            113,792.47
         65          Martin                FL                          34957      18,640,000      18,640,000            110,644.15
         66          Snohomish             WA                          98012      18,500,000      18,500,000             85,117.45
         67          Hennepin              MN                          55435      18,500,000      18,500,000            109,848.66
         68          Los Angeles           CA                          91750      18,200,000      18,200,000             83,737.17
         69          Riverside             CA                          92571      18,000,000      18,000,000            104,928.79
         70          Dutchess              NY                          12601      17,600,000      17,600,000             96,774.72
         71          Alameda               CA                          94578      17,150,000      17,150,000             78,906.18
         72          Washoe                NV                          89519      16,800,000      16,800,000             76,444.18
         73          Fort Bend             TX                          77450      16,800,000      16,800,000            103,440.49
         74          Sacramento            CA                          95662      16,700,000      16,700,000             76,835.75
         75          Washtenaw             MI                          48104      16,500,000      16,500,000             96,289.52
       75.01         Washtenaw             MI                          48104       4,115,000       4,115,000
       75.02         Washtenaw             MI                          48104       2,935,000       2,935,000
       75.03         Washtenaw             MI                          48104       2,840,000       2,840,000
       75.04         Washtenaw             MI                          48104       1,920,000       1,920,000
       75.05         Washtenaw             MI                          48104       1,775,000       1,775,000
       75.06         Washtenaw             MI                          48104       1,160,000       1,160,000
       75.07         Washtenaw             MI                          48104       1,135,000       1,135,000
       75.08         Washtenaw             MI                          48104         620,000         620,000
         76          Baltimore             MD                          21162      16,325,000      16,325,000             97,143.14
         77          Monroe                MI                          48133      11,120,000      11,120,000             66,884.65
         78          Union                 OH                          43040       5,190,669       5,200,000             31,458.01
         79          Monroe                NY                        Various      16,248,371      16,250,000             95,125.09
   Loan Component    Monroe                NY                          14604      12,350,000      12,350,000             71,992.81
   Loan Component    Monroe                NY                          14607       2,500,000       2,500,000             14,573.44
   Loan Component    Monroe                NY                          14607       1,398,371       1,400,000              8,558.84
         80          Saint Louis           MO                          63021      16,000,000      16,000,000             98,223.57
         81          Clark                 NV                          89146      16,000,000      16,000,000            100,164.77
         82          Snohomish             WA                          98208      15,700,000      15,700,000             93,826.83
         83          Mobile                AL                          36608      15,300,000      15,300,000             89,286.65
         84          Livingston            MI                          48116      15,200,000      15,200,000             91,816.87
       84.01         Livingston            MI                          48116      13,621,294      13,621,294
       84.02         Livingston            MI                          48116       1,578,706       1,578,706
         85          Honolulu              HI                          96707      15,000,000      15,000,000             88,012.96
         86          Suffolk               NY                          11901      14,983,888      15,000,000             86,111.85
         87          Chautauqua            NY                          14048      14,981,286      15,000,000             93,251.62
         88          Harris                TX                          77040      14,950,000      14,950,000             91,370.18
         89          Various               TX                        Various      14,831,913      14,900,000             97,544.13
       89.01         Harris                TX                          77094       9,617,039       9,661,187
       89.02         Galveston             TX                          77573       5,214,873       5,238,813
         90          Mecklenburg           NC                          28287      14,774,755      14,800,000             91,675.52
         91          Tarrant               TX                          76039      14,500,000      14,500,000             85,726.65
         92          Los Angeles           CA                          91411      14,468,283      14,500,000             87,104.95
         93          Fairfield             CT                           6810      14,347,478      14,399,000             87,443.29
         94          Santa Clara           CA                          95131      14,250,000      14,250,000             67,423.61
         95          Orange                CA                          92887      14,200,000      14,200,000             85,044.90
         96          Jefferson             AL                          35209      14,200,000      14,200,000             71,530.20
         97          Thurston              WA                          98502      14,000,000      14,000,000             64,413.21
         98          Los Angeles           CA                          90660      14,000,000      14,000,000             72,829.33
         99          Tarrant               TX                          76126      14,000,000      14,000,000             84,207.29
        100          Adams                 CO                          80011      13,985,441      14,000,000             81,887.06
        101          Sonoma                CA                          95492      13,800,000      13,800,000             63,493.02
        102          Milwaukee             WI                          53223      13,700,000      13,700,000             83,632.85
        103          San Diego             CA                          92037      13,575,000      13,575,000             64,918.04
        104          San Francisco         CA                          94115      13,400,000      13,400,000             82,506.10
        105          Hillsborough          NH                           3045      13,000,000      13,000,000             64,584.72
        106          Anchorage             AK                        Various      12,679,522      12,700,000             80,690.70
       106.01        Anchorage             AK                          99502       7,714,557       7,727,017
       106.02        Anchorage             AK                          99502       1,713,603       1,716,371
       106.03        Anchorage             AK                          99502       1,153,618       1,155,481
       106.04        Anchorage             AK                          99507       1,108,567       1,110,357
       106.05        Anchorage             AK                          99504         497,572         498,376
       106.06        Anchorage             AK                          99502         491,604         492,398
        107          Providence            RI                           2865      12,530,004      12,575,000             76,366.37
        108          Los Angeles           CA                          90405      12,500,000      12,500,000             73,662.84
        109          Knox                  TN                          37922      12,179,142      12,200,000             75,490.82
        110          Los Angeles           CA                          91361      12,000,000      12,000,000             69,192.46
        111          Santa Cruz            CA                          95010      11,950,000      11,950,000             72,516.75
        112          Riverside             CA                          92201       6,940,124       6,960,000             41,567.76
        113          Riverside             CA                          92571       4,905,950       4,920,000             29,384.11
        114          Orange                CA                          92806      11,825,000      11,825,000             54,406.15
        115          Laramie               WY                          82009      11,325,000      11,325,000             65,264.61
        116          Queens                NY                          11372      11,134,678      11,145,000             69,530.30
        117          New York              NY                          10027      11,000,000      11,000,000             67,015.10
        118          San Bernardino        CA                          91764      10,989,462      11,000,000             67,371.59
        119          Fulton                GA                          30097      10,949,358      10,960,000             66,629.56
        120          Maricopa              AZ                          85253      10,750,000      10,750,000             63,007.51
        121          Howard                MD                          20723      10,200,000      10,200,000             60,695.87
        122          Lubbock               TX                          79410      10,070,000      10,070,000             66,366.47
        123          San Diego             CA                          92008       9,887,782       9,900,000             56,555.20
        124          Manatee               FL                          34222       9,681,234       9,716,000             59,004.03
        125          Erie                  NY                          14047       9,488,148       9,500,000             59,059.36
        126          San Bernardino        CA                          92392       9,400,000       9,400,000             57,584.28
        127          Mercer                NJ                           8619       9,290,917       9,300,000             56,357.52
        128          Harris                TX                          77099       9,135,000       9,135,000             52,790.63
        129          Hennepin              MN                          55431       9,090,225       9,100,000             52,241.19
        130          Butte                 CA                          95973       9,000,000       9,000,000             47,526.04
        131          St. Joseph            IN                          46617       9,000,000       9,000,000             45,777.08
        132          Various               FL                        Various       8,967,247       9,200,000             55,674.92
       132.01        Orange                FL                          32819       4,834,516       4,960,000
       132.02        Volusia               FL                          32174       4,132,731       4,240,000
        133          Norfolk City          VA                          23502       8,800,000       8,800,000             53,304.81
        134          Hartford              CT                           6095       8,766,519       8,798,000             53,429.13
        135          Hennepin              MN                          55391       8,750,000       8,750,000             52,348.21
        136          Sacramento            CA                          95628       8,700,000       8,700,000             40,028.21
        137          Hennepin              MN                          55402       8,646,028       8,663,000             49,279.23
        138          Delaware              PA                          19063       8,600,000       8,600,000             54,103.15
        139          Travis                TX                          78744       8,600,000       8,600,000             43,815.21
        140          Orange                CA                          92630       8,400,000       8,400,000             50,362.24
        141          Ada                   ID                          83713       8,392,347       8,400,000             52,872.94
        142          Taney                 MO                          65616       8,342,016       8,350,000             51,195.36
        143          Orange                CA                          92705       8,192,294       8,200,000             50,755.77
        144          Los Angeles           CA                          91702       8,100,000       8,100,000             48,563.59
        145          Worcester             MA                           1606       8,000,000       8,000,000             48,273.08
        146          Lancaster             NE                        Various       7,992,005       8,000,000             47,861.22
       146.01        Lancaster             NE                          68521       4,276,424       4,280,702
       146.02        Lancaster             NE                          68506       3,715,581       3,719,298
        147          Los Angeles           CA                          90401       7,900,000       7,900,000             47,924.63
        148          San Diego             CA                          92123       7,789,141       7,800,000             51,367.46
        149          Baltimore City        MD                          21224       7,786,023       7,800,000             47,217.22
        150          San Francisco         CA                          94115       7,689,392       7,700,000             51,032.79
        151          San Bernardino        CA                          91786       7,500,000       7,500,000             44,966.29
        152          Cleveland             OK                          73071       7,300,000       7,300,000             43,252.26
        153          San Bernardino        CA                          91710       7,253,356       7,300,000             63,831.87
        154          Marion                FL                          34474       7,100,000       7,100,000             42,476.84
        155          Ventura               CA                          93021       7,100,000       7,100,000             43,025.63
        156          San Diego             CA                          92084       7,090,611       7,100,000             39,392.82
        157          Bucks                 PA                          18944       6,900,000       6,900,000             42,126.13
        158          Will                  IL                          60441       6,800,000       6,800,000             42,112.32
        159          Riverside             CA                          92505       6,700,000       6,700,000             40,169.89
        160          Shelby                AL                          35244       6,600,000       6,600,000             39,655.24
       160.01        Shelby                AL                          35244       3,960,000       3,960,000
       160.02        Shelby                AL                          35244       2,640,000       2,640,000
        161          Cobb                  GA                          30144       6,493,615       6,500,000             39,263.79
        162          Gwinnett              GA                          30093       6,493,615       6,500,000             39,263.79
        163          King                  WA                          98104       6,487,981       6,500,000             38,762.08
        164          Multnomah             OR                          97215       6,295,000       6,295,000             28,962.94
        165          Los Angeles           CA                          90265       6,000,000       6,000,000             34,422.04
        166          Los Angeles           CA                          91768       6,000,000       6,000,000             29,347.01
        167          Fairfield             CT                           6850       6,000,000       6,000,000             35,588.19
        168          Elmore                AL                          36066       6,000,000       6,000,000             35,549.81
        169          Harris                TX                          77092       5,989,537       6,000,000             36,787.08
        170          Maricopa              AZ                          85021       5,925,000       5,925,000             36,635.52
        171          Maricopa              AZ                          85308       5,900,000       5,900,000             35,868.10
        172          Miami-Dade            FL                          33172       5,850,000       5,850,000             36,270.94
        173          Suffolk; Middlesex    MA            02130; 02109; 02155       5,794,475       5,800,000             35,636.19
        174          Clark                 NV                        Various       5,794,443       5,800,000             35,523.20
       174.01        Clark                 NV                          89139       3,410,127       3,413,397
       174.02        Clark                 NV                          89120       2,384,316       2,386,603
        175          Orange                FL                          32837       5,750,000       5,750,000             34,674.03
        176          Miami-Dade            FL                          33139       5,700,000       5,700,000             34,578.53
        177          Tarrant               TX                          76006       5,650,000       5,650,000             33,947.29
        178          Clark                 NV                          89117       5,600,000       5,600,000             33,495.66
        179          Cameron               TX                          78526       5,600,000       5,600,000             34,662.48
        180          Hamilton              IN                          46032       5,575,000       5,575,000             33,964.47
        181          Erie                  NY                          14031       5,500,000       5,500,000             32,411.65
        182          Ventura               CA                          91320       5,495,152       5,500,000             35,235.29
        183          Polk                  IA                          50309       5,494,514       5,500,000             32,939.93
        184          Monroe                NY                          14607       5,394,675       5,400,000             32,549.52
        185          Brazos                TX                          77840       5,292,867       5,300,000             35,620.57
        186          Miami-Dade            FL                          33139       5,241,234       5,250,000             32,839.06
        187          Brazos                TX                          77840       5,225,000       5,225,000             30,193.61
        188          Los Angeles           CA                          90015       5,100,000       5,100,000             30,836.59
        189          Richmond City         VA                          23219       4,995,015       5,000,000             29,951.81
        190          St. Clair             AL                          35125       4,783,565       4,800,000             40,634.90
        191          Etowah                AL                          35954       4,500,000       4,500,000             28,315.93
        192          Clark                 NV                          89103       4,500,000       4,500,000             26,817.97
        193          Nevada                CA                          95945       4,500,000       4,500,000             26,260.78
        194          Imperial              CA                          92227       4,500,000       4,500,000             26,619.20
        195          Midland               TX                          79703       4,475,134       4,481,250             29,866.87
        196          San Francisco         CA                          94115       4,450,000       4,450,000             27,399.42
        197          Los Angeles           CA                          90064       4,400,000       4,400,000             26,777.56
        198          Multnomah             OR                          97203       4,250,000       4,250,000             27,283.51
        199          Allen                 IN                          46835       4,218,517       4,230,000             25,187.76
        200          Sussex                DE                          19973       4,215,000       4,215,000             24,849.87
        201          Durham                NC                          27707       4,000,000       4,000,000             23,216.02
        202          Kitsap                WA                          98383       4,000,000       4,000,000             24,007.74
        203          Travis                TX                          78741       3,996,063       4,000,000             24,136.54
        204          DuPage                IL                          60540       3,992,848       4,000,000             24,239.79
        205          San Bernardino        CA                          92346       3,992,388       4,000,000             23,521.09
        206          Riverside             CA                          92882       3,924,761       3,950,000             34,539.16
        207          Kent                  DE                          19962       3,810,000       3,810,000             22,462.16
        208          Litchfield            CT                           6790       3,800,000       3,800,000             23,843.92
        209          Sacramento            CA                          95758       3,798,120       3,805,000             22,935.36
        210          Maricopa              AZ                          85281       3,793,944       3,800,000             24,269.04
        211          Shelby                AL                          35242       3,750,000       3,750,000             22,603.83
        212          Los Angeles           CA                          90650       3,739,867       3,750,000             24,276.05
        213          Dallas                TX                          75149       3,739,338       3,750,000             22,446.99
        214          Los Angeles           CA                          90012       3,600,000       3,600,000             21,660.26
        215          Los Angeles           CA                          90404       3,600,000       3,600,000             21,583.82
        216          Richmond City         VA                          23231       3,600,000       3,600,000             20,940.06
        217          Sonoma                CA                          95407       3,593,708       3,600,000             22,048.88
        218          Sutter                CA                          95991       3,500,000       3,500,000             21,322.99
        219          Sedgwick              KS                          67205       3,495,103       3,500,000             22,980.37
        220          Tulsa                 OK                          74012       3,492,271       3,500,000             24,733.04
        221          Hidalgo               TX                          78501       3,396,615       3,400,000             20,384.72
        222          Various               GA                        Various       3,375,000       3,375,000             22,115.00
       222.01        Butts                 GA                          30234         901,178         901,178
       222.02        Henry                 GA                          30281         865,838         865,838
       222.03        Henry                 GA                          30253         689,136         689,136
       222.04        Butts                 GA                          30233         477,094         477,094
       222.05        Henry                 GA                          30281         441,754         441,754
        223          Polk                  NV                          89410       3,291,076       3,300,000             20,254.32
        224          San Miguel            NM                          87701       3,230,000       3,230,000             19,552.77
        225          Jefferson             TX                          77619       3,220,000       3,220,000             19,646.34
        226          Marathon              WI                          54401       2,347,817       2,350,000             14,637.90
        227          Portage               WI                          54481         849,235         850,000              5,383.76
        228          Broward               FL                          33306       3,191,676       3,200,000             20,016.19
        229          Harris                TX                          77004       3,137,050       3,140,000             19,437.79
        230          Williamson            TX                          78750       3,100,000       3,100,000             18,725.81
        231          Douglas               NE                          68124       3,000,000       3,000,000             21,079.64
        232          Caddo                 LA                          71129       3,000,000       3,000,000             18,141.11
        233          Sebastian             AR                          72904       2,980,000       2,980,000             18,737.74
        234          DeKalb                GA                          30038       2,869,825       2,875,000             17,366.68
        235          Howard                TX                          79720       2,827,167       2,830,000             16,912.73
        236          Clark                 NV                          89130       2,795,084       2,800,000             17,112.81
        237          Hillsborough          NH                           3110       2,645,545       2,650,000             16,523.89
        238          Middlesex             NJ                           8817       2,600,000       2,600,000             15,705.52
        239          Sebastian             AR                          72903       2,575,200       2,575,200             16,192.43
        240          Washoe                NV                          89523       2,536,847       2,550,000             15,817.07
        241          Los Angeles           CA                          91605       2,497,549       2,500,000             15,117.59
        242          Palm Beach            FL                          33458       2,495,580       2,500,000             15,230.70
        243          Seminole              FL                          32701       2,495,221       2,500,000             14,668.83
        244          Hudson                NJ                           7032       2,450,000       2,450,000             14,655.93
        245          Tarrant               TX                          76051       2,450,000       2,450,000             14,626.04
        246          Sedgwick              KS                          67214       2,424,640       2,430,000             17,185.72
        247          Orange                CA                          90720       2,397,661       2,400,000             14,559.38
        248          Los Angeles           CA                          90027       2,397,624       2,400,000             14,435.54
        249          Kent                  MI                          49512       2,395,805       2,400,000             14,699.26
        250          Victoria              TX                          77901       2,350,000       2,350,000             14,869.06
        251          Fulton                GA                          30318       2,293,578       2,300,000             13,893.34
        252          Williamson            TX                          78664       2,245,000       2,245,000             13,805.33
        253          Alameda               CA                          94536       2,200,000       2,200,000             13,232.57
        254          Dallas                TX                          75116       2,197,790       2,200,000             13,122.30
        255          Jefferson             TX                          77706       2,097,324       2,100,000             14,575.51
        256          Washington            AR                          72701       2,066,280       2,070,000             12,513.36
        257          Bell                  TX                          76504       2,050,000       2,050,000             12,198.68
        258          Los Angeles           CA                          91731       2,038,000       2,040,000             12,335.95
        259          Hamilton              TN                          37410       1,910,126       1,915,000             12,104.10
        260          Franklin              OH                          74560       1,890,000       1,890,000             11,465.51
        261          Monroe                NY                          14450       1,870,000       1,870,000             11,562.60
        262          Bullitt               KY                          40047       1,867,516       1,875,000             11,888.29
        263          Dekalb                GA                          30032       1,746,941       1,750,000             10,718.21
        264          Santa Fe              NM                          87501       1,728,194       1,730,000             10,095.81
        265          Gaston                NC                          28056       1,700,000       1,700,000             10,700.48
        266          Johnson               IN                          46142       1,600,000       1,600,000              9,654.62
        267          Polk                  FL                          33823       1,497,455       1,500,000              9,313.94
        268          Lee                   FL                          33909       1,497,437       1,500,000              9,284.59
        269          Harris                TX                          77388       1,495,891       1,500,000              9,148.14
        270          Bexar                 TX                          78230       1,460,000       1,460,000              8,961.00
        271          Cobb                  GA                          30080       1,297,634       1,300,000              7,810.88
        272          Montgomery            AL                          36116       1,150,000       1,150,000              7,148.20
        273          Chesterfield          VA                          23234       1,059,000       1,060,000              6,547.30
        274          Alameda               CA                          94608       1,000,000       1,000,000              5,196.18
        275          Lubbock               TX                          79424         917,586         920,000              5,730.58
        276          Jefferson             AL                          35222         914,000         914,000              5,699.18
        277          Tulsa                 OK                          74136         759,360         760,000              4,985.04

                        ANNUAL P&I DEBT      INTEREST       PRIMARY           MASTER            TRUSTEE AND        SUB SERVICIN
       LOAN #             SERVICE ($)         RATE %     SERVICING FEE     SERVICING FEE     PAYING AGENT FEE        FEE RATE
-----------------------------------------------------------------------------------------------------------------------------------

         1                 23,847,934.02       6.0700            0.010             0.010               0.0004
         2                 13,801,562.52       6.0500            0.010             0.010               0.0004
        2.01
        2.02
         3                  5,438,094.48       5.8300            0.010             0.010               0.0004
         4                  2,831,355.72       5.8300            0.010             0.010               0.0004
        4.01
        4.02
         5                  1,702,359.96       5.8300            0.010             0.010               0.0004
         6                  1,655,072.28       5.8300            0.010             0.010               0.0004
         7                  1,117,173.72       5.8300            0.010             0.010               0.0004
         8                    520,165.56       5.8300            0.010             0.010               0.0004
         9                 13,471,837.32       5.6260                              0.010               0.0004           0.0100
         10                 7,906,305.60       5.5700                              0.010               0.0004           0.0100
         11                 7,382,378.52       5.8250            0.010             0.010               0.0004
         12                 5,980,930.56       5.8990            0.010             0.010               0.0004
       12.01
       12.02
       12.03
       12.04
       12.05
       12.06
       12.07
       12.08
       12.09
        12.1
       12.11
       12.12
       12.13
       12.14
       12.15
       12.16
       12.17
       12.18
         13                 4,950,366.24       6.2500            0.010             0.010               0.0004
       13.01
       13.02
       13.03
       13.04
       13.05
       13.06
       13.07
       13.08
       13.09
       13.10
       13.11
       13.12
       13.13
       13.14
       13.15
         14                 3,409,299.00       5.4455            0.010             0.010               0.0004
         15                 3,105,636.72       5.4455            0.010             0.010               0.0004
         16                 3,365,664.48       5.8200            0.010             0.010               0.0004
         17                 2,806,697.88       5.5365            0.010             0.010               0.0004
         18                 3,304,169.40       5.8845                              0.010               0.0004           0.0100
         19                 2,633,231.64       5.6460            0.010             0.010               0.0004
         20                 2,517,636.12       5.4455            0.010             0.010               0.0004
         21                 2,440,340.28       5.4455            0.010             0.010               0.0004
         22                 3,052,423.80       6.2300            0.010             0.010               0.0004
         23                 3,043,806.84       6.2952            0.010             0.010               0.0004
         24                 2,376,525.12       5.7170            0.010             0.010               0.0004
         25                 2,939,172.84       6.0810            0.010             0.010               0.0004
         26                 2,585,595.24       5.2430            0.010             0.010               0.0004
         27                 2,633,347.68       5.8000            0.010             0.010               0.0004           0.0250
         28                 2,397,285.60       5.9500            0.010             0.010               0.0004
         29                 1,833,015.84       5.4455            0.010             0.010               0.0004
         30                 2,356,882.08       5.9600            0.010             0.010               0.0004
         31                 2,336,950.56       6.1400            0.010             0.010               0.0004
         32                 1,717,072.08       5.4455            0.010             0.010               0.0004
         33                 1,706,029.80       5.4455            0.010             0.010               0.0004
         34                 1,576,283.16       5.4455            0.010             0.010               0.0004
         35                 2,148,451.32       5.9200            0.010             0.010               0.0004
         36                 1,824,477.72       6.2160            0.010             0.010               0.0004
         37                 1,421,691.48       5.4455            0.010             0.010               0.0004
         38                 1,847,550.72       6.0290            0.010             0.010               0.0004
         39                 1,407,888.60       5.4455            0.010             0.010               0.0004
         40                 1,851,050.88       6.1202                              0.010               0.0004           0.0500
         41                 1,818,682.80       6.0290            0.010             0.010               0.0004
         42                 1,746,512.88       6.0290            0.010             0.010               0.0004
         43                 1,656,439.80       5.8100            0.010             0.010               0.0004
         44                 1,285,871.64       5.4455            0.010             0.010               0.0004
         45                 1,623,997.68       6.0300            0.040             0.010               0.0004
         46                 1,228,567.20       5.3855            0.010             0.010               0.0004
         47                 1,629,922.68       6.1100            0.040             0.010               0.0004
         48                 1,614,370.08       6.1000            0.010             0.010               0.0004
         49                 1,192,564.56       5.4455            0.010             0.010               0.0004
         50                 1,527,557.04       5.9050            0.010             0.010               0.0004
         51                 1,521,395.16       5.9000            0.010             0.010               0.0004
         52                 1,161,646.20       5.4455            0.010             0.010               0.0004
         53                 1,515,731.16       6.0300            0.010             0.010               0.0004
       53.01
       53.02
       53.03
         54                 1,487,586.36       5.9000            0.010             0.010               0.0004
       54.01
       54.02
         55                 1,103,111.16       5.4400            0.010             0.010               0.0004
         56                 1,369,547.40       5.6600            0.010             0.010               0.0004
         57                 1,402,174.68       5.9000            0.010             0.010               0.0004
         58                 1,427,563.92       6.1630            0.010             0.010               0.0004
       58.01
       58.02
         59                 1,386,442.44       4.6500            0.010             0.010               0.0004
         60                 1,138,860.84       5.7900            0.010             0.010               0.0004
         61                 1,065,578.52       5.4455            0.010             0.010               0.0004
         62                 1,439,326.92       6.3630            0.010             0.010               0.0004
         63                 1,252,441.56       5.6260            0.010             0.010               0.0004
         64                 1,365,509.64       5.9900            0.010             0.010               0.0004
         65                 1,327,729.80       5.9070            0.010             0.010               0.0004
         66                 1,021,409.40       5.4455            0.010             0.010               0.0004
         67                 1,318,183.92       5.9100            0.010             0.010               0.0004
         68                 1,004,846.04       5.4455            0.010             0.010               0.0004
         69                 1,259,145.48       5.7400            0.010             0.010               0.0004
         70                 1,161,296.64       5.6950            0.010             0.010               0.0004
         71                   946,874.16       5.4455            0.010             0.010               0.0004
         72                   917,330.16       5.3855            0.010             0.010               0.0004
         73                 1,241,285.88       6.2500            0.010             0.010               0.0004
         74                   922,029.00       5.4455            0.010             0.010               0.0004
         75                 1,155,474.24       5.7500            0.010             0.010               0.0004
       75.01
       75.02
       75.03
       75.04
       75.05
       75.06
       75.07
       75.08
         76                 1,165,717.68       5.9300            0.010             0.010               0.0004
         77                   802,615.80       6.0300            0.010             0.010               0.0004
         78                   377,496.12       6.0840            0.010             0.010               0.0004
         79                 1,141,501.08       5.7572            0.010             0.010               0.0004
   Loan Component             863,913.72       5.7400            0.010             0.010               0.0004
   Loan Component             174,881.28       5.7400            0.010             0.010               0.0004
   Loan Component             102,706.08       5.9400            0.010             0.010               0.0004
         80                 1,178,682.84       6.2220            0.010             0.010               0.0004
         81                 1,201,977.24       6.4080            0.010             0.010               0.0004
         82                 1,125,921.96       5.9700            0.010             0.010               0.0004
         83                 1,071,439.80       5.7500            0.010             0.010               0.0004
         84                 1,101,802.44       6.0700            0.010             0.010               0.0004
       84.01
       84.02
         85                 1,056,155.52       5.8000            0.010             0.010               0.0004
         86                 1,033,342.20       5.6000            0.010             0.010               0.0004
         87                 1,119,019.44       5.9630            0.010             0.010               0.0004
         88                 1,096,442.16       6.1800            0.030             0.010               0.0004
         89                 1,170,529.56       6.8410            0.010             0.010               0.0004
       89.01
       89.02
         90                 1,100,106.24       6.3070            0.010             0.010               0.0004
         91                 1,028,719.80       5.8700            0.010             0.010               0.0004
         92                 1,045,259.40       6.4500                              0.010               0.0004           0.0830
         93                 1,049,319.48       6.1200            0.010             0.010               0.0004
         94                   809,083.32       5.6000            0.010             0.010               0.0004
         95                 1,020,538.80       5.9900            0.010             0.010               0.0004
         96                   858,362.40       5.9620                              0.010               0.0004           0.0400
         97                   772,958.52       5.4455            0.010             0.010               0.0004
         98                   873,951.96       6.1570            0.010             0.010               0.0004
         99                 1,010,487.48       6.0300            0.010             0.010               0.0004
        100                   982,644.72       5.7710            0.010             0.010               0.0004
        101                   761,916.24       5.4455            0.010             0.010               0.0004
        102                 1,003,594.20       6.1690            0.010             0.010               0.0004
        103                   779,016.48       5.6600            0.010             0.010               0.0004
        104                   990,073.20       6.2500            0.010             0.010               0.0004
        105                   775,016.64       5.8800            0.010             0.010               0.0004
        106                   968,288.40       6.5500            0.010             0.010               0.0004
       106.01
       106.02
       106.03
       106.04
       106.05
       106.06
        107                   916,396.44       6.1200            0.010             0.010               0.0004
        108                   883,954.08       5.8400            0.010             0.010               0.0004
        109                   905,889.84       6.2970            0.010             0.010               0.0004
        110                   830,309.52       5.6400            0.010             0.010               0.0004
        111                   870,201.00       6.1130            0.010             0.010               0.0004
        112                   498,813.12       5.9640                              0.010               0.0004           0.0500
        113                   352,609.32       5.9640                              0.010               0.0004           0.0500
        114                   652,873.80       5.4455            0.010             0.010               0.0004
        115                   783,175.32       5.6350            0.010             0.010               0.0004
        116                   834,363.60       6.3750            0.010             0.010               0.0004
        117                   804,181.20       6.1500            0.010             0.010               0.0004
        118                   808,459.08       6.2000            0.010             0.010               0.0004
        119                   799,554.72       6.1300            0.010             0.010               0.0004
        120                   756,090.12       5.7900            0.010             0.010               0.0004
        121                   728,350.44       5.9300            0.010             0.010               0.0004
        122                   796,397.64       6.2400            0.010             0.010               0.0004
        123                   678,662.40       6.0160            0.010             0.010               0.0004
        124                   708,048.36       6.1200            0.010             0.010               0.0004
        125                   708,712.32       5.9630            0.010             0.010               0.0004
        126                   691,011.36       6.2020            0.010             0.010               0.0004
        127                   676,290.24       6.1000            0.010             0.010               0.0004
        128                   633,487.56       5.8700            0.010             0.010               0.0004
        129                   626,894.28       5.6000            0.010             0.010               0.0004
        130                   570,312.48       6.2500            0.010             0.010               0.0004
        131                   549,324.96       6.0200                              0.010               0.0004           0.0400
        132                   668,099.04       5.3500            0.010             0.010               0.0004
       132.01
       132.02
        133                   639,657.72       6.0960            0.010             0.010               0.0004
        134                   641,149.56       6.1200            0.010             0.010               0.0004
        135                   628,178.52       5.9800            0.010             0.010               0.0004
        136                   480,338.52       5.4455            0.010             0.010               0.0004
        137                   591,350.76       5.9800            0.010             0.010               0.0004
        138                   649,237.80       5.7500            0.010             0.010               0.0004
        139                   525,782.52       6.0300            0.040             0.010               0.0004
        140                   604,346.88       6.0000            0.010             0.010               0.0004
        141                   634,475.28       6.4600            0.010             0.010               0.0004
        142                   614,344.32       6.2100            0.010             0.010               0.0004
        143                   609,069.24       6.3000            0.010             0.010               0.0004
        144                   582,763.08       6.0000            0.010             0.010               0.0004
        145                   579,276.96       6.0600            0.010             0.010               0.0004
        146                   574,334.64       5.9800            0.060             0.010               0.0004
       146.01
       146.02
        147                   575,095.56       6.1100            0.010             0.010               0.0004
        148                   616,409.52       6.2320            0.010             0.010               0.0004
        149                   566,606.64       6.0900            0.010             0.010               0.0004
        150                   612,393.48       6.3000            0.010             0.010               0.0004
        151                   539,595.48       6.0000            0.010             0.010               0.0004
        152                   519,027.12       5.8900            0.060             0.010               0.0004
        153                   765,982.44       6.5600            0.010             0.010               0.0004
        154                   509,722.08       5.9800            0.010             0.010               0.0004
        155                   516,307.56       6.1000            0.010             0.010               0.0004
        156                   472,713.84       5.7700            0.010             0.010               0.0004
        157                   505,513.56       6.1700            0.010             0.010               0.0004
        158                   505,347.84       6.3050            0.010             0.010               0.0004
        159                   482,038.68       6.0000            0.010             0.010               0.0004
        160                   475,862.88       6.0200            0.010             0.010               0.0004
       160.01
       160.02
        161                   471,165.48       6.0700            0.010             0.010               0.0004
        162                   471,165.48       6.0700            0.010             0.010               0.0004
        163                   465,144.96       5.9500            0.010             0.010               0.0004
        164                   347,555.28       5.4455            0.010             0.010               0.0004
        165                   413,064.48       5.5940            0.010             0.010               0.0004
        166                   352,164.12       5.7890            0.010             0.010               0.0004
        167                   427,058.28       5.9000            0.070             0.010               0.0004
        168                   426,597.72       5.8900            0.010             0.010               0.0004
        169                   441,444.96       6.2100            0.010             0.010               0.0004
        170                   439,626.24       6.2900            0.010             0.010               0.0004
        171                   430,417.20       6.1300            0.010             0.010               0.0004
        172                   435,251.28       6.3160            0.010             0.010               0.0004
        173                   427,634.28       6.2300            0.010             0.010               0.0004
        174                   426,278.40       6.2000            0.010             0.010               0.0004
       174.01
       174.02
        175                   416,088.36       6.0540            0.010             0.010               0.0004
        176                   414,942.36       6.1100            0.010             0.010               0.0004
        177                   407,367.48       6.0200            0.040             0.010               0.0004
        178                   401,947.92       5.9780            0.010             0.010               0.0004
        179                   415,949.76       6.3000            0.010             0.010               0.0004
        180                   407,573.64       6.1500            0.010             0.010               0.0004
        181                   388,939.80       5.8400            0.010             0.010               0.0004
        182                   422,823.48       6.6300            0.010             0.010               0.0004
        183                   395,279.16       5.9900            0.010             0.010               0.0004
        184                   390,594.24       6.0500            0.010             0.010               0.0004
        185                   427,446.84       6.4500            0.010             0.010               0.0004
        186                   394,068.72       6.4000            0.010             0.010               0.0004
        187                   362,323.32       5.6600            0.010             0.010               0.0004
        188                   370,039.08       6.0790            0.010             0.010               0.0004
        189                   359,421.72       5.9920            0.010             0.010               0.0004
        190                   487,618.80       6.0500                              0.010               0.0004           0.0700
        191                   339,791.16       6.4570                              0.010               0.0004           0.0800
        192                   321,815.64       5.9440            0.010             0.010               0.0004
        193                   315,129.36       5.7500            0.010             0.010               0.0004
        194                   319,430.40       5.8750            0.010             0.010               0.0004
        195                   358,402.44       6.3600            0.010             0.010               0.0004
        196                   328,793.04       6.2500            0.010             0.010               0.0004
        197                   321,330.72       6.1400            0.010             0.010               0.0004
        198                   327,402.12       6.6500            0.010             0.010               0.0004
        199                   302,253.12       6.3730            0.010             0.010               0.0004
        200                   298,198.44       5.8440            0.010             0.010               0.0004
        201                   278,592.24       5.7000            0.010             0.010               0.0004
        202                   288,092.88       6.0100            0.010             0.010               0.0004
        203                   289,638.48       6.0600            0.010             0.010               0.0004
        204                   290,877.48       6.1000            0.010             0.010               0.0004
        205                   282,253.08       5.8200            0.010             0.010               0.0004
        206                   414,469.92       6.5600            0.010             0.010               0.0004
        207                   269,545.92       5.8440            0.010             0.010               0.0004
        208                   286,127.04       6.4300            0.010             0.010               0.0004
        209                   275,224.32       6.0500            0.010             0.010               0.0004
        210                   291,228.48       6.6000            0.010             0.010               0.0004
        211                   271,245.96       6.0500            0.010             0.010               0.0004
        212                   291,312.60       6.0500            0.010             0.010               0.0004
        213                   269,363.88       5.9850            0.010             0.010               0.0004
        214                   259,923.12       6.0330            0.010             0.010               0.0004
        215                   259,005.84       6.0000            0.010             0.010               0.0004
        216                   251,280.72       5.7200            0.010             0.010               0.0004
        217                   264,586.56       6.2000            0.010             0.010               0.0004
        218                   255,875.88       6.1500            0.010             0.010               0.0004
        219                   275,764.44       6.2000            0.060             0.010               0.0004
        220                   296,796.48       5.8300            0.010             0.010               0.0004
        221                   244,616.64       6.0000            0.010             0.010               0.0004
        222                   265,380.00       6.8500            0.010             0.010               0.0004
       222.01
       222.02
       222.03
       222.04
       222.05
        223                   243,051.84       6.2200            0.010             0.010               0.0004
        224                   234,633.24       6.0900            0.010             0.010               0.0004
        225                   235,756.08       6.1640            0.010             0.010               0.0004
        226                   175,654.80       6.3600            0.010             0.010               0.0004
        227                    64,605.12       6.5200            0.010             0.010               0.0004
        228                   240,194.28       6.4000            0.060             0.010               0.0004
        229                   233,253.48       6.3010            0.010             0.010               0.0004
        230                   224,709.72       6.0700            0.010             0.010               0.0004
        231                   252,955.68       5.7600            0.010             0.010               0.0004
        232                   217,693.32       6.0800            0.010             0.010               0.0004
        233                   224,852.88       6.4500            0.010             0.010               0.0004
        234                   208,400.16       6.0700            0.010             0.010               0.0004
        235                   202,952.76       5.9700            0.010             0.010               0.0004
        236                   205,353.72       6.1800            0.010             0.010               0.0004
        237                   198,286.68       6.3700            0.010             0.010               0.0004
        238                   188,466.24       6.0700            0.010             0.010               0.0004
        239                   194,309.16       6.4500            0.010             0.010               0.0004
        240                   189,804.84       6.3200            0.010             0.010               0.0004
        241                   181,411.08       6.0800            0.010             0.010               0.0004
        242                   182,768.40       6.1500            0.010             0.010               0.0004
        243                   176,025.96       5.8000            0.010             0.010               0.0004
        244                   175,871.16       5.9790            0.010             0.010               0.0004
        245                   175,512.48       5.9600            0.010             0.010               0.0004           0.0300
        246                   206,228.64       5.8400            0.060             0.010               0.0004
        247                   174,712.56       6.1100            0.010             0.010               0.0004
        248                   173,226.48       6.0300            0.010             0.010               0.0004
        249                   176,391.12       6.2000            0.010             0.010               0.0004
        250                   178,428.72       6.5100            0.010             0.010               0.0004
        251                   166,720.08       6.0700            0.010             0.010               0.0004
        252                   165,663.96       6.2380            0.010             0.010               0.0004
        253                   158,790.84       6.0300            0.010             0.010               0.0004
        254                   157,467.60       5.9520            0.010             0.010               0.0004           0.0500
        255                   174,906.12       6.8000            0.010             0.010               0.0004
        256                   150,160.32       6.0770            0.010             0.010               0.0004
        257                   146,384.16       5.9300            0.010             0.010               0.0004
        258                   148,031.40       6.0800            0.010             0.010               0.0004
        259                   145,249.20       6.5000            0.010             0.010               0.0004
        260                   137,586.12       6.1100            0.010             0.010               0.0004
        261                   138,751.20       6.2900            0.010             0.010               0.0004
        262                   142,659.48       6.5300            0.010             0.010               0.0004
        263                   128,618.52       6.2000            0.010             0.010               0.0004
        264                   121,149.72       5.7500            0.040             0.010               0.0004
        265                   128,405.76       6.4600            0.010             0.010               0.0004
        266                   115,855.44       6.0600            0.040             0.010               0.0004
        267                   111,767.28       6.3300            0.010             0.010               0.0004
        268                   111,415.08       6.3000            0.010             0.010               0.0004
        269                   109,777.68       6.1600            0.010             0.010               0.0004
        270                   107,532.00       6.2200            0.010             0.010               0.0004
        271                    93,730.56       6.0200            0.010             0.010               0.0004
        272                    85,778.40       6.3400            0.010             0.010               0.0004
        273                    78,567.60       6.2800            0.010             0.010               0.0004
        274                    62,354.16       6.1500            0.010             0.010               0.0004
        275                    68,766.96       6.3600            0.010             0.010               0.0004
        276                    68,390.16       6.3700            0.010             0.010               0.0004
        277                    59,820.48       6.8600            0.010             0.010               0.0004

                                   NET                                     MONTHLY
                      ADMIN.     MORTGAGE                                  PAYMENT                     MATURITY/     AMORT
       LOAN #          FEE %      RATE %        ACCRUAL TYPE       TERM      DATE       REM. TERM      ARD DATE      TERM
-----------------------------------------------------------------------------------------------------------------------------

         1              0.0204      6.04960     Actual/360         120        9            116            8/9/2016     0
         2              0.0204      6.02960     Actual/360          60        1             59           11/1/2011     0
        2.01
        2.02
         3              0.0204      5.80960     Actual/360          60        8             58           10/8/2011     0
         4              0.0204      5.80960     Actual/360          60        8             58           10/8/2011     0
        4.01
        4.02
         5              0.0204      5.80960     Actual/360          60        8             58           10/8/2011     0
         6              0.0204      5.80960     Actual/360          60        8             58           10/8/2011     0
         7              0.0204      5.80960     Actual/360          60        8             58           10/8/2011     0
         8              0.0204      5.80960     Actual/360          60        8             58           10/8/2011     0
         9              0.0204      5.60560     Actual/360          60        1             58           10/1/2011    360
         10             0.0204      5.54960     Actual/360          60        8             60           12/8/2011     0
         11             0.0204      5.80460     Actual/360         120        5            119           11/5/2016     0
         12             0.0204      5.87860     Actual/360         120        1            117            9/1/2016     0
       12.01
       12.02
       12.03
       12.04
       12.05
       12.06
       12.07
       12.08
       12.09
        12.1
       12.11
       12.12
       12.13
       12.14
       12.15
       12.16
       12.17
       12.18
         13             0.0204      6.22960     Actual/360         120        1            120           12/1/2016    360
       13.01
       13.02
       13.03
       13.04
       13.05
       13.06
       13.07
       13.08
       13.09
       13.10
       13.11
       13.12
       13.13
       13.14
       13.15
         14             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         15             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         16             0.0204      5.79960     Actual/360         120        1            120           12/1/2016    420
         17             0.0204      5.51610     Actual/360         120        1            119           11/1/2016     0
         18             0.0304      5.85410     Actual/360         120        1            117            9/1/2016    360
         19             0.0204      5.62560     Actual/360         120        8            120           12/8/2016     0
         20             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         21             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         22             0.0204      6.20960     Actual/360         120        8            116            8/8/2016    360
         23             0.0204      6.27480     Actual/360         120        1            117            9/1/2016    360
         24             0.0204      5.69660     Actual/360         120        8            119           11/8/2016     0
         25             0.0204      6.06060     Actual/360         120        1            119           11/1/2016    360
         26             0.0204      5.22260     Actual/360         120        1            108           12/1/2015    360
         27             0.0454      5.75460     Actual/360         120        1            118           10/1/2016    360
         28             0.0204      5.92960     Actual/360         120        1            118           10/1/2016    360
         29             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         30             0.0204      5.93960     Actual/360         120        8            113            5/8/2016    360
         31             0.0204      6.11960     Actual/360          60        1             55            7/1/2011    360
         32             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         33             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         34             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         35             0.0204      5.89960     Actual/360         120        8            119           11/8/2016    300
         36             0.0204      6.19560     Actual/360         120        1            117            9/1/2016    420
         37             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         38             0.0204      6.00860     Actual/360         120        1            118           10/1/2016    360
         39             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         40             0.0604      6.05980     Actual/360         120        1            119           11/1/2016    360
         41             0.0204      6.00860     Actual/360         120        1            118           10/1/2016    360
         42             0.0204      6.00860     Actual/360         120        1            118           10/1/2016    360
         43             0.0204      5.78960     Actual/360         120        8            120           12/8/2016    360
         44             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         45             0.0504      5.97960     Actual/360         120        1            118           10/1/2016    360
         46             0.0204      5.36510     Actual/360         120        1            119           11/1/2016     0
         47             0.0504      6.05960     Actual/360         120        1            119           11/1/2016    360
         48             0.0204      6.07960     Actual/360         120        1            119           11/1/2016    360
         49             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         50             0.0204      5.88460     Actual/360         120        8            120           12/8/2016    360
         51             0.0204      5.87960     Actual/360         120        1            120           12/1/2016    360
         52             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         53             0.0204      6.00960     Actual/360         120        8            118           10/8/2016    360
       53.01
       53.02
       53.03
         54             0.0204      5.87960     Actual/360         120        1            120           12/1/2016    360
       54.01
       54.02
         55             0.0204      5.41960     Actual/360         120        8            120           12/8/2016     0
         56             0.0204      5.63960     Actual/360         120        8            120           12/8/2016    360
         57             0.0204      5.87960     Actual/360         120        1            120           12/1/2016    360
         58             0.0204      6.14260     Actual/360         120        1            118           10/1/2016    360
       58.01
       58.02
         59             0.0204      4.62960     Actual/360         120        8            118           10/8/2016    360
         60             0.0204      5.76960     Actual/360         120        8            118           10/8/2016     0
         61             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         62             0.0204      6.34260     Actual/360         120        8            118           10/8/2016    360
         63             0.0204      5.60560     Actual/360         120        1            120           12/1/2016    420
         64             0.0204      5.96960     Actual/360         120        8            120           12/8/2016    360
         65             0.0204      5.88660     Actual/360         120        1            119           11/1/2016    360
         66             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         67             0.0204      5.88960     Actual/360          60        1             60           12/1/2011    360
         68             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         69             0.0204      5.71960     Actual/360         120        1            120           12/1/2016    360
         70             0.0204      5.67460     Actual/360         120        8            120           12/8/2016    420
         71             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         72             0.0204      5.36510     Actual/360         120        1            119           11/1/2016     0
         73             0.0204      6.22960     Actual/360         120        1            114            6/1/2016    360
         74             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         75             0.0204      5.72960     Actual/360         120        8            118           10/8/2016    360
       75.01
       75.02
       75.03
       75.04
       75.05
       75.06
       75.07
       75.08
         76             0.0204      5.90960     Actual/360         120        1            120           12/1/2016    360
         77             0.0204      6.00960     Actual/360         120        8            118           10/8/2016    360
         78             0.0204      6.06360     Actual/360         120        8            118           10/8/2016    360
         79             0.0204      5.73683     Actual/360         120        8            119           11/8/2016  Various
   Loan Component       0.0204      5.71960     Actual/360         120        8            119           11/8/2016    360
   Loan Component       0.0204      5.71960     Actual/360         120        8            119           11/8/2016    360
   Loan Component       0.0204      5.91960     Actual/360         120        8            119           11/8/2016    336
         80             0.0204      6.20160     Actual/360         120        8            117            9/8/2016    360
         81             0.0204      6.38760     Actual/360         120        1            118           10/1/2016    360
         82             0.0204      5.94960     Actual/360         120        1            117            9/1/2016    360
         83             0.0204      5.72960     Actual/360         120        8            119           11/8/2016    360
         84             0.0204      6.04960     Actual/360         120        8            117            9/8/2016    360
       84.01
       84.02
         85             0.0204      5.77960     Actual/360         120        8            119           11/8/2016    360
         86             0.0204      5.57960     Actual/360         120        1            119           11/1/2016    360
         87             0.0204      5.94260     Actual/360         120        8            119           11/8/2016    324
         88             0.0404      6.13960     Actual/360         120        1            118           10/1/2016    360
         89             0.0204      6.82060     Actual/360         120        1            114            6/1/2016    360
       89.01
       89.02
         90             0.0204      6.28660     Actual/360         120        8            118           10/8/2016    360
         91             0.0204      5.84960     Actual/360         120        1            118           10/1/2016    360
         92             0.0934      6.35660     Actual/360         120        1            116            8/1/2016    420
         93             0.0204      6.09960     Actual/360         120        8            116            8/8/2016    360
         94             0.0204      5.57960     Actual/360         120        8            119           11/8/2016     0
         95             0.0204      5.96960     Actual/360         120        1            120           12/1/2016    360
         96             0.0504      5.91160     Actual/360         120        1            119           11/1/2016     0
         97             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
         98             0.0204      6.13660     Actual/360          60        1             59           11/1/2011     0
         99             0.0204      6.00960     Actual/360         120        8            113            5/8/2016    360
        100             0.0204      5.75060     Actual/360         120        8            119           11/8/2016    360
        101             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
        102             0.0204      6.14860     Actual/360         120        1            119           11/1/2016    360
        103             0.0204      5.63960     Actual/360         120        8            120           12/8/2016     0
        104             0.0204      6.22960     Actual/360          60        8             54            6/8/2011    360
        105             0.0204      5.85960     Actual/360         120        8            119           11/8/2016     0
        106             0.0204      6.52960     Actual/360         120        8            118           10/8/2016    360
       106.01
       106.02
       106.03
       106.04
       106.05
       106.06
        107             0.0204      6.09960     Actual/360         120        8            116            8/8/2016    360
        108             0.0204      5.81960     Actual/360         120        8            118           10/8/2016    360
        109             0.0204      6.27660     Actual/360         120        8            118           10/8/2016    360
        110             0.0204      5.61960     Actual/360         120        8            120           12/8/2016    360
        111             0.0204      6.09260     Actual/360         120        8            118           10/8/2016    360
        112             0.0604      5.90360     Actual/360         120        1            117            9/1/2016    360
        113             0.0604      5.90360     Actual/360         120        1            117            9/1/2016    360
        114             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
        115             0.0204      5.61460     Actual/360         120        1            119           11/1/2016    360
        116             0.0204      6.35460     Actual/360         120        1            119           11/1/2016    360
        117             0.0204      6.12960     Actual/360         120        1            118           10/1/2016    360
        118             0.0204      6.17960     Actual/360         120        1            119           11/1/2016    360
        119             0.0204      6.10960     Actual/360         120        8            119           11/8/2016    360
        120             0.0204      5.76960     Actual/360         120        8            120           12/8/2016    360
        121             0.0204      5.90960     Actual/360         120        1            120           12/1/2016    360
        122             0.0204      6.21960     Actual/360         120        1            120           12/1/2016    300
        123             0.0204      5.99560     Actual/360         120        8            118           10/8/2016    420
        124             0.0204      6.09960     Actual/360         120        8            116            8/8/2016    360
        125             0.0204      5.94260     Actual/360         120        8            119           11/8/2016    324
        126             0.0204      6.18160     Actual/360         120        1            120           12/1/2016    360
        127             0.0204      6.07960     Actual/360         120        1            119           11/1/2016    360
        128             0.0204      5.84960     Actual/360         120        8            119           11/8/2016    384
        129             0.0204      5.57960     Actual/360         120        8            119           11/8/2016    360
        130             0.0204      6.22960     Actual/360          60        8             58           10/8/2011     0
        131             0.0504      5.96960     Actual/360          60        1             58           10/1/2011     0
        132             0.0204      5.32960     Actual/360         120        8            104            8/8/2015    300
       132.01
       132.02
        133             0.0204      6.07560     Actual/360         120        1            118           10/1/2016    360
        134             0.0204      6.09960     Actual/360         120        8            116            8/8/2016    360
        135             0.0204      5.95960     Actual/360         120        1            119           11/1/2016    360
        136             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
        137             0.0204      5.95960     Actual/360         120        1            117            9/1/2016    420
        138             0.0204      5.72960     Actual/360         120        8            120           12/8/2016    300
        139             0.0504      5.97960     Actual/360          60        1             59           11/1/2011     0
        140             0.0204      5.97960     Actual/360         120        8            118           10/8/2016    360
        141             0.0204      6.43960     Actual/360          60        8             59           11/8/2011    360
        142             0.0204      6.18960     Actual/360         120        1            119           11/1/2016    360
        143             0.0204      6.27960     Actual/360         120        1            119           11/1/2016    360
        144             0.0204      5.97960     Actual/360         120        1            119           11/1/2016    360
        145             0.0204      6.03960     Actual/360         113        8            111            3/8/2016    360
        146             0.0704      5.90960     Actual/360         120        1            119           11/1/2016    360
       146.01
       146.02
        147             0.0204      6.08960     Actual/360         120        8            117            9/8/2016    360
        148             0.0204      6.21160     Actual/360         120        1            119           11/1/2016    300
        149             0.0204      6.06960     Actual/360         120        8            118           10/8/2016    360
        150             0.0204      6.27960     Actual/360         120        8            119           11/8/2016    300
        151             0.0204      5.97960     Actual/360         120        8            118           10/8/2016    360
        152             0.0704      5.81960     Actual/360         120        1            120           12/1/2016    360
        153             0.0204      6.53960     Actual/360         180        1            178           10/1/2021    180
        154             0.0204      5.95960     Actual/360         120        1            118           10/1/2016    360
        155             0.0204      6.07960     Actual/360         120        8            118           10/8/2016    360
        156             0.0204      5.74960     Actual/360          60        8             58           10/8/2011    420
        157             0.0204      6.14960     Actual/360         120        1            118           10/1/2016    360
        158             0.0204      6.28460     Actual/360         120        1            118           10/1/2016    360
        159             0.0204      5.97960     Actual/360         120        8            118           10/8/2016    360
        160             0.0204      5.99960     Actual/360          60        8             60           12/8/2011    360
       160.01
       160.02
        161             0.0204      6.04960     Actual/360         120        8            119           11/8/2016    360
        162             0.0204      6.04960     Actual/360         120        8            119           11/8/2016    360
        163             0.0204      5.92960     Actual/360         120        8            118           10/8/2016    360
        164             0.0204      5.42510     Actual/360         120        1            119           11/1/2016     0
        165             0.0204      5.57360     Actual/360         120        8            120           12/8/2016    360
        166             0.0204      5.76860     Actual/360         120        8            117            9/8/2016     0
        167             0.0804      5.81960     Actual/360         140        1            138            6/1/2018    360
        168             0.0204      5.86960     Actual/360         120        8            119           11/8/2016    360
        169             0.0204      6.18960     Actual/360          60        1             58           10/1/2011    360
        170             0.0204      6.26960     Actual/360         120        8            116            8/8/2016    360
        171             0.0204      6.10960     Actual/360         120        8            118           10/8/2016    360
        172             0.0204      6.29560     Actual/360         120        8            119           11/8/2016    360
        173             0.0204      6.20960     Actual/360         120        8            119           11/8/2016    360
        174             0.0204      6.17960     Actual/360         120        1            119           11/1/2016    360
       174.01
       174.02
        175             0.0204      6.03360     Actual/360         120        8            117            9/8/2016    360
        176             0.0204      6.08960     Actual/360         120        8            117            9/8/2016    360
        177             0.0504      5.96960     Actual/360         120        1            118           10/1/2016    360
        178             0.0204      5.95760     Actual/360         120        1            119           11/1/2016    360
        179             0.0204      6.27960     Actual/360         120        8            117            9/8/2016    360
        180             0.0204      6.12960     Actual/360         120        8            119           11/8/2016    360
        181             0.0204      5.81960     Actual/360         120        8            118           10/8/2016    360
        182             0.0204      6.60960     Actual/360         120        8            119           11/8/2016    360
        183             0.0204      5.96960     Actual/360         120        8            119           11/8/2016    360
        184             0.0204      6.02960     Actual/360         120        8            119           11/8/2016    360
        185             0.0204      6.42960     Actual/360         120        1            119           11/1/2016    300
        186             0.0204      6.37960     Actual/360         120        8            118           10/8/2016    360
        187             0.0204      5.63960     Actual/360         120        8            119           11/8/2016    360
        188             0.0204      6.05860     Actual/360         120        1            118           10/1/2016    360
        189             0.0204      5.97160     Actual/360         120        8            119           11/8/2016    360
        190             0.0804      5.96960     Actual/360          60        1             59           11/1/2011    180
        191             0.0904      6.36660     Actual/360         120        1            119           11/1/2016    360
        192             0.0204      5.92360     Actual/360         120        1            119           11/1/2016    360
        193             0.0204      5.72960     Actual/360         120        8            118           10/8/2016    360
        194             0.0204      5.85460     Actual/360         120        1            120           12/1/2016    360
        195             0.0204      6.33960     Actual/360         120        8            119           11/8/2016    300
        196             0.0204      6.22960     Actual/360          60        8             54            6/8/2011    360
        197             0.0204      6.11960     Actual/360         120        8            118           10/8/2016    360
        198             0.0204      6.62960     Actual/360         120        1            115            7/1/2016    360
        199             0.0204      6.35260     Actual/360         120        1            115            7/1/2016    420
        200             0.0204      5.82360     Actual/360         120        1            120           12/1/2016    360
        201             0.0204      5.67960     Actual/360         120        8            120           12/8/2016    360
        202             0.0204      5.98960     Actual/360         120        8            119           11/8/2016    360
        203             0.0204      6.03960     Actual/360         120        8            119           11/8/2016    360
        204             0.0204      6.07960     Actual/360         120        1            118           10/1/2016    360
        205             0.0204      5.79960     Actual/360         120        1            118           10/1/2016    360
        206             0.0204      6.53960     Actual/360         180        1            178           10/1/2021    180
        207             0.0204      5.82360     Actual/360         120        1            120           12/1/2016    360
        208             0.0204      6.40960     Actual/360         120        8            117            9/8/2016    360
        209             0.0204      6.02960     Actual/360         120        8            118           10/8/2016    360
        210             0.0204      6.57960     Actual/360          60        8             58           10/8/2011    360
        211             0.0204      6.02960     Actual/360         120        1            120           12/1/2016    360
        212             0.0204      6.02960     Actual/360         120        8            118           10/8/2016    300
        213             0.0204      5.96460     Actual/360         120        8            117            9/8/2016    360
        214             0.0204      6.01260     Actual/360         120        8            119           11/8/2016    360
        215             0.0204      5.97960     Actual/360         120        8            120           12/8/2016    360
        216             0.0204      5.69960     Actual/360         120        8            119           11/8/2016    360
        217             0.0204      6.17960     Actual/360         120        8            118           10/8/2016    360
        218             0.0204      6.12960     Actual/360         120        1            120           12/1/2016    360
        219             0.0704      6.12960     Actual/360         120        1            119           11/1/2016    300
        220             0.0204      5.80960     Actual/360         120        1            119           11/1/2016    240
        221             0.0204      5.97960     Actual/360         120        1            119           11/1/2016    360
        222             0.0204      6.82960     Actual/360         120        8            120           12/8/2016    360
       222.01
       222.02
       222.03
       222.04
       222.05
        223             0.0204      6.19960     Actual/360         120        8            117            9/8/2016    360
        224             0.0204      6.06960     Actual/360         120        8            119           11/8/2016    360
        225             0.0204      6.14360     Actual/360         120        8            119           11/8/2016    360
        226             0.0204      6.33960     Actual/360         120        8            119           11/8/2016    360
        227             0.0204      6.49960     Actual/360         120        8            119           11/8/2016    360
        228             0.0704      6.32960     Actual/360         120        1            117            9/1/2016    360
        229             0.0204      6.28060     Actual/360         120        1            119           11/1/2016    360
        230             0.0204      6.04960     Actual/360         120        8            119           11/8/2016    360
        231             0.0204      5.73960     Actual/360         120        8            120           12/8/2016    240
        232             0.0204      6.05960     Actual/360         120        8            118           10/8/2016    360
        233             0.0204      6.42960     Actual/360          60        8             55            7/8/2011    360
        234             0.0204      6.04960     Actual/360         120        1            118           10/1/2016    360
        235             0.0204      5.94960     Actual/360         120        8            119           11/8/2016    360
        236             0.0204      6.15960     Actual/360         120        8            118           10/8/2016    360
        237             0.0204      6.34960     Actual/360         120        8            118           10/8/2016    360
        238             0.0204      6.04960     Actual/360         120        1            120           12/1/2016    360
        239             0.0204      6.42960     Actual/360          60        8             55            7/8/2011    360
        240             0.0204      6.29960     Actual/360         120        8            114            6/8/2016    360
        241             0.0204      6.05960     Actual/360         120        8            119           11/8/2016    360
        242             0.0204      6.12960     Actual/360         120        8            118           10/8/2016    360
        243             0.0204      5.77960     Actual/360         120        8            118           10/8/2016    360
        244             0.0204      5.95860     Actual/360         120        1            118           10/1/2016    360
        245             0.0504      5.90960     Actual/360         120        8            119           11/8/2016    360
        246             0.0704      5.76960     Actual/360         120        1            119           11/1/2016    240
        247             0.0204      6.08960     Actual/360         120        8            119           11/8/2016    360
        248             0.0204      6.00960     Actual/360          84        8             83           11/8/2013    360
        249             0.0204      6.17960     Actual/360         120        8            118           10/8/2016    360
        250             0.0204      6.48960     Actual/360         120        8            115            7/8/2016    360
        251             0.0204      6.04960     Actual/360         120        1            117            9/1/2016    360
        252             0.0204      6.21760     Actual/360         120        8            117            9/8/2016    360
        253             0.0204      6.00960     Actual/360         120        8            118           10/8/2016    360
        254             0.0704      5.88160     Actual/360         120        8            119           11/8/2016    360
        255             0.0204      6.77960     Actual/360         120        8            119           11/8/2016    300
        256             0.0204      6.05660     Actual/360         120        8            118           10/8/2016    360
        257             0.0204      5.90960     Actual/360         120        8            118           10/8/2016    360
        258             0.0204      6.05960     Actual/360         120        8            119           11/8/2016    360
        259             0.0204      6.47960     Actual/360         216        1            213            9/1/2024    360
        260             0.0204      6.08960     Actual/360         120        8            119           11/8/2016    360
        261             0.0204      6.26960     Actual/360         120        8            117            9/8/2016    360
        262             0.0204      6.50960     Actual/360         120        8            115            7/8/2016    360
        263             0.0204      6.17960     Actual/360         120        8            118           10/8/2016    360
        264             0.0504      5.69960     Actual/360         120        1            119           11/1/2016    360
        265             0.0204      6.43960     Actual/360         120        8            114            6/8/2016    360
        266             0.0504      6.00960     Actual/360         120        1            118           10/1/2016    360
        267             0.0204      6.30960     Actual/360         120        8            118           10/8/2016    360
        268             0.0204      6.27960     Actual/360         120        8            118           10/8/2016    360
        269             0.0204      6.13960     Actual/360         120        8            117            9/8/2016    360
        270             0.0204      6.19960     Actual/360         120        8            118           10/8/2016    360
        271             0.0204      5.99960     Actual/360         120        8            118           10/8/2016    360
        272             0.0204      6.31960     Actual/360         120        8            119           11/8/2016    360
        273             0.0204      6.25960     Actual/360         120        8            119           11/8/2016    360
        274             0.0204      6.12960     Actual/360         120        8            119           11/8/2016     0
        275             0.0204      6.33960     Actual/360         120        8            117            9/8/2016    360
        276             0.0204      6.34960     Actual/360         120        8            117            9/8/2016    360
        277             0.0204      6.83960     Actual/360         120        8            119           11/8/2016    360

                                                                      ARD       ENVIRONMENTAL        CROSS     CROSS
       LOAN #          REM. AMORT    TITLE TYPE         ARD LOAN    STEP UP       INSURANCE        DEFAULTED   COLLATERALIZED
---------------------------------------------------------------------------------------------------------------------------------

         1                  0        Fee                                              No              No              No
         2                  0        Fee/Leasehold                                    No              No              No
        2.01                         Fee                                              No               0               0
        2.02                         Leasehold                                        No               0               0
         3                  0        Fee                                              No              Yes             Yes
         4                  0        Fee                                              No              Yes             Yes
        4.01                         Fee                                              No               0               0
        4.02                         Fee                                              No               0               0
         5                  0        Fee                                              No              Yes             Yes
         6                  0        Fee                                              No              Yes             Yes
         7                  0        Fee                                              No              Yes             Yes
         8                  0        Fee                                              No              Yes             Yes
         9                 358       Fee                                              No              No              No
         10                 0        Fee                                              No              No              No
         11                 0        Fee                                              No              No              No
         12                 0        Fee                                              No              No              No
       12.01                         Fee                                              No               0               0
       12.02                         Fee                                              No               0               0
       12.03                         Fee                                              No               0               0
       12.04                         Fee                                              No               0               0
       12.05                         Fee                                              No               0               0
       12.06                         Fee                                              No               0               0
       12.07                         Fee                                              No               0               0
       12.08                         Fee                                              No               0               0
       12.09                         Fee                                              No               0               0
        12.1                         Fee                                              No               0               0
       12.11                         Fee                                              No               0               0
       12.12                         Fee                                              No               0               0
       12.13                         Fee                                              No               0               0
       12.14                         Fee                                              No               0               0
       12.15                         Fee                                              No               0               0
       12.16                         Fee                                              No               0               0
       12.17                         Fee                                              No               0               0
       12.18                         Fee                                              No               0               0
         13                360       Fee                                              No              No              No
       13.01                         Fee                                              No               0               0
       13.02                         Fee                                              No               0               0
       13.03                         Fee                                              No               0               0
       13.04                         Fee                                              No               0               0
       13.05                         Fee                                              No               0               0
       13.06                         Fee                                              No               0               0
       13.07                         Fee                                              No               0               0
       13.08                         Fee                                              No               0               0
       13.09                         Fee                                              No               0               0
       13.10                         Fee                                              No               0               0
       13.11                         Fee                                              No               0               0
       13.12                         Fee                                              No               0               0
       13.13                         Fee                                              No               0               0
       13.14                         Fee                                              No               0               0
       13.15                         Fee                                              No               0               0
         14                 0        Fee                                             Yes              No              No
         15                 0        Fee                                             Yes              No              No
         16                420       Fee                                              No              No              No
         17                 0        Fee                                              No              No              No
         18                357       Fee                                              No              No              No
         19                 0        Fee                                              No              No              No
         20                 0        Fee                                             Yes              No              No
         21                 0        Fee                                             Yes              No              No
         22                360       Fee                                              No              No              No
         23                360       Leasehold                                        No              No              No
         24                 0        Fee                                              No              No              No
         25                360       Fee                                              No              No              No
         26                360       Fee                                              No              No              No
         27                360       Fee                                              No              No              No
         28                360       Fee                                              No              No              No
         29                 0        Fee                                             Yes              No              No
         30                360       Fee                                              No              No              No
         31                360       Fee                                              No              No              No
         32                 0        Fee                                             Yes              No              No
         33                 0        Fee                                             Yes              No              No
         34                 0        Fee                                             Yes              No              No
         35                299       Fee                                              No              No              No
         36                420       Fee                                              No              No              No
         37                 0        Fee                                             Yes              No              No
         38                360       Fee/Leasehold                                    No              No              No
         39                 0        Fee                                             Yes              No              No
         40                360       Fee                                              No              No              No
         41                360       Fee                                              No              No              No
         42                360       Fee                                              No              No              No
         43                360       Fee                                              No              No              No
         44                 0        Fee                                             Yes              No              No
         45                360       Fee                                              No              No              No
         46                 0        Fee                                             Yes              No              No
         47                360       Fee                                              No              No              No
         48                360       Fee                                              No              No              No
         49                 0        Fee                                             Yes              No              No
         50                360       Fee                                              No              No              No
         51                360       Fee                                              No              No              No
         52                 0        Fee                                             Yes              No              No
         53                360       Fee                                              No              No              No
       53.01                         Fee                                              No               0               0
       53.02                         Fee                                              No               0               0
       53.03                         Fee                                              No               0               0
         54                360       Fee                                              No              No              No
       54.01                         Fee                                              No               0               0
       54.02                         Fee                                              No               0               0
         55                 0        Fee                                              No              No              No
         56                360       Fee                                              No              No              No
         57                360       Fee                                              No              No              No
         58                360       Fee                                              No              No              No
       58.01                         Fee                                              No               0               0
       58.02                         Fee                                              No               0               0
         59                360       Fee                                              No              No              No
         60                 0        Fee                                              No              No              No
         61                 0        Fee                                             Yes              No              No
         62                360       Fee                                              No              No              No
         63                420       Fee                                              No              No              No
         64                360       Fee                                              No              No              No
         65                360       Fee                                              No              No              No
         66                 0        Fee                                             Yes              No              No
         67                360       Fee                                              No              No              No
         68                 0        Fee/Leasehold                                   Yes              No              No
         69                360       Fee                                              No              No              No
         70                420       Fee                                              No              No              No
         71                 0        Fee                                             Yes              No              No
         72                 0        Fee                                             Yes              No              No
         73                360       Fee                                              No              No              No
         74                 0        Fee                                             Yes              No              No
         75                360       Fee                                              No              No              No
       75.01                         Fee                                              No               0               0
       75.02                         Fee                                              No               0               0
       75.03                         Fee                                              No               0               0
       75.04                         Fee                                              No               0               0
       75.05                         Fee                                              No               0               0
       75.06                         Fee                                              No               0               0
       75.07                         Fee                                              No               0               0
       75.08                         Fee                                              No               0               0
         76                360       Fee                                              No              No              No
         77                360       Fee                                              No              Yes             Yes
         78                358       Fee                                              No              Yes             Yes
         79              Various     Fee                                              No              No              No
   Loan Component          360       Fee                                              No              No              No
   Loan Component          360       Fee                                              No              No              No
   Loan Component          335       Fee                                              No              No              No
         80                360       Fee                                              No              No              No
         81                360       Fee                                              No              No              No
         82                360       Fee                                              No              No              No
         83                360       Fee                                              No              No              No
         84                360       Fee                                              No              No              No
       84.01                         Fee                                              No               0               0
       84.02                         Fee                                              No               0               0
         85                360       Fee                                              No              No              No
         86                359       Fee                                              No              No              No
         87                323       Fee                                              No              No              No
         88                360       Fee                                              No              No              No
         89                354       Fee                                              No              No              No
       89.01                         Fee                                              No               0               0
       89.02                         Fee                                              No               0               0
         90                358       Fee                                              No              No              No
         91                360       Fee                                              No              No              No
         92                416       Fee                                              No              No              No
         93                356       Fee                                              No              No              No
         94                 0        Fee                                              No              No              No
         95                360       Fee                                              No              No              No
         96                 0        Fee                                              No              No              No
         97                 0        Fee                                             Yes              No              No
         98                 0        Fee                                              No              No              No
         99                360       Fee                                              No              No              No
        100                359       Fee                                              No              No              No
        101                 0        Fee                                             Yes              No              No
        102                360       Fee                                             Yes              No              No
        103                 0        Leasehold                                        No              No              No
        104                360       Fee                                              No              No              No
        105                 0        Fee                                              No              No              No
        106                358       Fee                                              No              No              No
       106.01                        Fee                                              No               0               0
       106.02                        Fee                                              No               0               0
       106.03                        Fee                                              No               0               0
       106.04                        Fee                                              No               0               0
       106.05                        Fee                                              No               0               0
       106.06                        Fee                                              No               0               0
        107                356       Fee                                              No              No              No
        108                360       Fee                                              No              No              No
        109                358       Fee                                              No              No              No
        110                360       Fee                                              No              No              No
        111                360       Fee                                              No              No              No
        112                357       Fee                                              No              Yes             Yes
        113                357       Fee                                              No              Yes             Yes
        114                 0        Fee                                             Yes              No              No
        115                360       Fee                                              No              No              No
        116                359       Fee                                              No              No              No
        117                360       Fee                                              No              No              No
        118                359       Fee                                              No              No              No
        119                359       Fee                                              No              No              No
        120                360       Fee                                              No              No              No
        121                360       Fee                                              No              No              No
        122                300       Fee/Leasehold                                    No              No              No
        123                418       Fee                                              No              No              No
        124                356       Fee                                              No              No              No
        125                323       Fee                                              No              No              No
        126                360       Fee                                              No              No              No
        127                359       Fee                                              No              No              No
        128                384       Fee                                              No              No              No
        129                359       Fee                                              No              No              No
        130                 0        Fee                                              No              No              No
        131                 0        Fee                                              No              No              No
        132                284       Fee                                              No              No              No
       132.01                        Fee                                              No               0               0
       132.02                        Fee                                              No               0               0
        133                360       Fee                                              No              No              No
        134                356       Fee                                              No              No              No
        135                360       Fee                                              No              No              No
        136                 0        Fee                                             Yes              No              No
        137                417       Fee                                              No              No              No
        138                300       Fee                                              No              No              No
        139                 0        Fee                                              No              No              No
        140                360       Fee                                              No              No              No
        141                359       Fee                                              No              No              No
        142                359       Fee                                              No              No              No
        143                359       Fee                                              No              No              No
        144                360       Fee                                              No              No              No
        145                360       Fee                                              No              No              No
        146                359       Fee                                              No              No              No
       146.01                        Fee                                              No               0               0
       146.02                        Fee                                              No               0               0
        147                360       Fee                                              No              No              No
        148                299       Fee                                              No              No              No
        149                358       Fee                                              No              No              No
        150                299       Fee                                              No              No              No
        151                360       Fee                                              No              No              No
        152                360       Fee                                              No              No              No
        153                178       Fee                                              No              No              No
        154                360       Fee                                              No              No              No
        155                360       Fee                                              No              No              No
        156                418       Fee                                              No              No              No
        157                360       Fee                                              No              No              No
        158                360       Fee                                              No              No              No
        159                360       Fee/Leasehold                                    No              No              No
        160                360       Fee                                              No              No              No
       160.01                        Fee                                              No               0               0
       160.02                        Fee                                              No               0               0
        161                359       Fee                                              No              No              No
        162                359       Fee                                              No              No              No
        163                358       Fee                                              No              No              No
        164                 0        Fee                                             Yes              No              No
        165                360       Fee                                              No              No              No
        166                 0        Fee                                              No              No              No
        167                360       Fee                                              No              No              No
        168                360       Fee                                              No              No              No
        169                358       Fee                                              No              No              No
        170                360       Fee                                              No              No              No
        171                360       Fee                                              No              No              No
        172                360       Fee                                              No              No              No
        173                359       Fee                                              No              No              No
        174                359       Fee                                              No              No              No
       174.01                        Fee                                              No               0               0
       174.02                        Fee                                              No               0               0
        175                360       Fee                                              No              No              No
        176                360       Fee                                              No              No              No
        177                360       Fee                                              No              No              No
        178                360       Fee                                              No              No              No
        179                360       Fee                                              No              No              No
        180                360       Fee                                              No              No              No
        181                360       Fee                                              No              No              No
        182                359       Fee                                              No              No              No
        183                359       Fee                                              No              No              No
        184                359       Fee                                              No              No              No
        185                299       Fee                                              No              No              No
        186                358       Fee                                              No              No              No
        187                360       Fee                                              No              No              No
        188                360       Fee                                              No              No              No
        189                359       Fee                                              No              No              No
        190                179       Fee                                              No              No              No
        191                360       Fee                                              No              No              No
        192                360       Fee                                              No              No              No
        193                360       Fee                                              No              No              No
        194                360       Leasehold                                        No              No              No
        195                299       Fee                                              No              No              No
        196                360       Fee                                              No              No              No
        197                360       Leasehold                                        No              No              No
        198                360       Fee                                              No              No              No
        199                415       Fee                                              No              No              No
        200                360       Fee                                              No              No              No
        201                360       Fee                                              No              No              No
        202                360       Fee                                              No              No              No
        203                359       Fee                                              No              No              No
        204                358       Fee                                              No              No              No
        205                358       Fee                                              No              No              No
        206                178       Fee                                              No              No              No
        207                360       Fee                                              No              No              No
        208                360       Fee                                              No              No              No
        209                358       Fee                                              No              No              No
        210                358       Fee                                              No              No              No
        211                360       Fee                                              No              No              No
        212                298       Leasehold                                        No              No              No
        213                357       Fee                                              No              No              No
        214                360       Fee                                              No              No              No
        215                360       Fee                                              No              No              No
        216                360       Fee                                              No              No              No
        217                358       Fee                                              No              No              No
        218                360       Fee                                              No              No              No
        219                299       Fee                                              No              No              No
        220                239       Fee                                              No              No              No
        221                359       Fee                                              No              No              No
        222                360       Fee                                              No              No              No
       222.01                        Fee                                              No               0               0
       222.02                        Fee                                              No               0               0
       222.03                        Fee                                              No               0               0
       222.04                        Fee                                              No               0               0
       222.05                        Fee                                              No               0               0
        223                357       Fee                                              No              No              No
        224                360       Fee                                              No              No              No
        225                360       Fee                                              No              No              No
        226                359       Fee                                              No              Yes             Yes
        227                359       Fee                                              No              Yes             Yes
        228                357       Fee                                              No              No              No
        229                359       Fee                                              No              No              No
        230                360       Fee                                              No              No              No
        231                240       Fee                                              No              No              No
        232                360       Fee                                              No              No              No
        233                360       Fee                                              No              No              No
        234                358       Fee                                              No              No              No
        235                359       Fee                                              No              No              No
        236                358       Fee                                              No              No              No
        237                358       Fee                                              No              No              No
        238                360       Fee                                              No              No              No
        239                360       Fee                                              No              No              No
        240                354       Fee                                              No              No              No
        241                359       Fee                                              No              No              No
        242                358       Fee                                              No              No              No
        243                358       Fee                                              No              No              No
        244                360       Fee                                              No              No              No
        245                360       Fee                                              No              No              No
        246                239       Fee                                              No              No              No
        247                359       Fee                                              No              No              No
        248                359       Fee                                              No              No              No
        249                358       Fee                                              No              No              No
        250                360       Fee                                              No              No              No
        251                357       Fee                                              No              No              No
        252                360       Fee                                              No              No              No
        253                360       Fee                                              No              No              No
        254                359       Fee                                              No              No              No
        255                299       Fee                                              No              No              No
        256                358       Fee                                              No              No              No
        257                360       Fee                                              No              No              No
        258                359       Fee                                              No              No              No
        259                357       Fee                                              No              No              No
        260                360       Fee                                              No              No              No
        261                360       Fee                                              No              No              No
        262                355       Fee                                              No              No              No
        263                358       Fee                                              No              No              No
        264                359       Fee                                              No              No              No
        265                360       Fee                                              No              No              No
        266                360       Fee                                              No              No              No
        267                358       Fee                                              No              No              No
        268                358       Fee                                              No              No              No
        269                357       Fee                                              No              No              No
        270                360       Fee                                              No              No              No
        271                358       Fee                                              No              No              No
        272                360       Fee                                              No              No              No
        273                359       Fee                                              No              No              No
        274                 0        Fee                                              No              No              No
        275                357       Fee                                              No              No              No
        276                360       Fee                                              No              No              No
        277                359       Fee                                              No              No              No

                         PARTIAL                                                                        UPFRONT
                       DEFEASANCE     LETTER OF               LOCKBOX                  HOLDBACK       ENGINEERING
       LOAN #            ALLOWED       CREDIT                   TYPE                    AMOUNT        RESERVE ($)
-------------------------------------------------------------------------------------------------------------------

         1                 Yes           No       None at Closing, Springing Hard
         2                 No            No                     Hard                            --
        2.01                0             0                                                     --
        2.02                0             0                                                     --
         3                 Yes           No                     Hard                            --
         4                 Yes           No                     Hard                            --
        4.01                0             0                                                     --
        4.02                0             0                                                     --
         5                 Yes           No                     Hard                            --
         6                 Yes           No                     Hard                            --
         7                 Yes           No                     Hard                            --
         8                 Yes           No                     Hard                            --
         9                 No            No                     Hard                            --
         10                No            No                     Hard                            --
         11                Yes           No                     Hard                                         34,375
         12                Yes           No                     Hard                            --
       12.01                0             0                                                     --
       12.02                0             0                                                     --
       12.03                0             0                                                     --
       12.04                0             0                                                     --
       12.05                0             0                                                     --
       12.06                0             0                                                     --
       12.07                0             0                                                     --
       12.08                0             0                                                     --
       12.09                0             0                                                     --
        12.1                0             0                                                     --
       12.11                0             0                                                     --
       12.12                0             0                                                     --
       12.13                0             0                                                     --
       12.14                0             0                                                     --
       12.15                0             0                                                     --
       12.16                0             0                                                     --
       12.17                0             0                                                     --
       12.18                0             0                                                     --
         13                Yes           No       Soft at Closing, Springing Hard               --          141,125
       13.01                0             0                                                     --
       13.02                0             0                                                     --
       13.03                0             0                                                     --
       13.04                0             0                                                     --
       13.05                0             0                                                     --
       13.06                0             0                                                     --
       13.07                0             0                                                     --
       13.08                0             0                                                     --
       13.09                0             0                                                     --
       13.10                0             0                                                     --
       13.11                0             0                                                     --
       13.12                0             0                                                     --
       13.13                0             0                                                     --
       13.14                0             0                                                     --
       13.15                0             0                                                     --
         14                No            No       None at Closing, Springing Hard               --
         15                No            No       None at Closing, Springing Hard               --
         16                No            No       Soft at Closing, Springing Hard               --
         17                No            No                     Hard                            --
         18                No            No                     Hard                            --
         19                No            No                                                     --            8,313
         20                No            No       None at Closing, Springing Hard               --
         21                No            No       None at Closing, Springing Hard               --
         22                No            No                     Hard                            --          310,500
         23                No            No                     Hard                            --        1,438,800
         24                No            No                                                     --           72,800
         25                No            No                     Hard                       700,000
         26                No            Yes                    Hard                     4,500,000
         27                No            No                                                     --
         28                No            No                                                     --
         29                No            No       None at Closing, Springing Hard               --
         30                No            No                     Hard                            --
         31                No            No                     Soft                            --           16,250
         32                No            No       None at Closing, Springing Hard               --
         33                No            No       None at Closing, Springing Hard               --
         34                No            No       None at Closing, Springing Hard               -
         35                No            No                     Hard                            --           12,500
         36                No            No                                                     --          128,500
         37                No            No       None at Closing, Springing Hard               --
         38                No            No       Soft at Closing, Springing Hard               --
         39                No            No       None at Closing, Springing Hard               --
         40                No            Yes                    Hard                            --
         41                No            No       Soft at Closing, Springing Hard               --
         42                No            No       Soft at Closing, Springing Hard               --
         43                No            No                                                     --           87,250
         44                No            No       None at Closing, Springing Hard               --
         45                No            No                      0                              --
         46                No            No       None at Closing, Springing Hard               --
         47                No            Yes                     0                              --
         48                No            No                      0                              --          500,000
         49                No            No       None at Closing, Springing Hard               --
         50                No            No                     Hard                            --
         51                No            No                     Hard                            --
         52                No            No       None at Closing, Springing Hard               --
         53                Yes           No                                                     --
       53.01                0             0                                                     --
       53.02                0             0                                                     --
       53.03                0             0                                                     --
         54                No            No                     Hard                            --
       54.01                0             0                                                     --
       54.02                0             0                                                     --
         55                No            No                                                     --
         56                No            No                                                     --
         57                No            No                     Hard                            --
         58                No            No                                                     --           13,625
       58.01                0             0                                                     --
       58.02                0             0                                                     --
         59                No            No                                                     --
         60                No            No                     Hard                            --
         61                No            No       None at Closing, Springing Hard               --
         62                No            No                     Hard                            --
         63                No            No                                                     --
         64                No            No                                                     --
         65                No            No                                                     --
         66                No            No       None at Closing, Springing Hard               --
         67                Yes           No       Soft at Closing, Springing Hard               --
         68                No            No       None at Closing, Springing Hard               --
         69                No            No       None at Closing, Springing Hard               --           49,244
         70                No            No                                                     --
         71                No            No       None at Closing, Springing Hard               --
         72                No            No       None at Closing, Springing Hard               --
         73                No            No                      0                              --          400,000
         74                No            No       None at Closing, Springing Hard               --
         75                Yes           No                                                     --           17,500
       75.01                0             0                                                     --
       75.02                0             0                                                     --
       75.03                0             0                                                     --
       75.04                0             0                                                     --
       75.05                0             0                                                     --
       75.06                0             0                                                     --
       75.07                0             0                                                     --
       75.08                0             0                                                     --
         76                No            No                     Hard                            --
         77                No            No                                                     --          107,654
         78                No            No                                                     --           60,038
         79                Yes           No                                                     --           33,875
   Loan Component          Yes           No                                                     --
   Loan Component          Yes           No                                                     --
   Loan Component          Yes           No                                                     --
         80                No            No                     Hard                            --
         81                No            No                                                     --
         82                No            No                                                     --
         83                No            No                                                     --
         84                No            No                     Hard                            --
       84.01                0             0                                                     --
       84.02                0             0                                                     --
         85                No            No                                                     --            5,000
         86                No            No                                                     --           18,750
         87                No            No                                                     --
         88                No            No                      0                              --
         89                No            Yes                    Hard                            --
       89.01                0             0                                                     --
       89.02                0             0                                                     --
         90                No            No                                                     --
         91                No            No                      0                              --
         92                No            No       None at Closing, Springing Hard               --
         93                No            No                                                     --
         94                No            No                                                     --
         95                Yes           No       None at Closing, Springing Hard               --           26,695
         96                No            No                                                     --
         97                No            No       None at Closing, Springing Hard               --
         98                No            No                                                     --
         99                No            No                     Soft                            --
        100                No            No                     Hard                            --
        101                No            No       None at Closing, Springing Hard               --
        102                No            No                                                     --           36,988
        103                No            No                                                     --
        104                No            No                                                     --
        105                No            Yes                    Hard                            --           27,250
        106                Yes           No                     Soft                            --
       106.01               0             0                                                     --
       106.02               0             0                                                     --
       106.03               0             0                                                     --
       106.04               0             0                                                     --
       106.05               0             0                                                     --
       106.06               0             0                                                     --
        107                No            No                                                     --
        108                No            No                                                     --
        109                No            No                                                     --
        110                No            No                                                     --           13,875
        111                No            No                     Hard                            --            6,250
        112                No            No                     Hard                            --
        113                No            No                     Hard                            --
        114                No            No       None at Closing, Springing Hard               --
        115                No            No                                                     --
        116                No            No                     Hard                            --           17,656
        117                No            No                                                     --
        118                No            No                     Hard                            --          500,000
        119                No            No                                                     --
        120                No            No                                                     --
        121                No            No                     Hard                            --
        122                No            No                     Hard                            --
        123                No            No                                                     --
        124                No            No                                                     --
        125                No            No                                                     --
        126                No            Yes                                                    --
        127                No            No                      0                              --
        128                No            No                                                     --            4,688
        129                No            No                                                     --
        130                No            No                                                     --
        131                No            No                                                     --           23,750
        132                Yes           No                                                     --          567,765
       132.01               0             0                                                     --
       132.02               0             0                                                     --
        133                No            No       None at Closing, Springing Hard               --
        134                No            No                                                     --
        135                No            No                                                     --
        136                No            No       None at Closing, Springing Hard               --
        137                No            No                                                     --          250,000
        138                No            No                                                     --
        139                No            No                     Hard                            --
        140                No            No                                                     --
        141                No            No                     Hard                            --
        142                No            Yes                                                    --
        143                No            No                     Hard                            --           34,375
        144                No            No                      0                              --           78,750
        145                No            No                     Hard                            --
        146                No            No                      0                         400,000
       146.01               0             0                      0                              --
       146.02               0             0                      0                              --
        147                No            Yes                                                    --
        148                No            No                     Hard                            --
        149                No            No                     Hard                            --
        150                No            No                                                     --
        151                No            No                                                     --           20,000
        152                No            No                      0                              --
        153                No            No                     Hard                            --
        154                No            No                                                     --
        155                No            No                                                     --
        156                No            No                                                     --           53,151
        157                No            No                                                     --           70,625
        158                No            No                                                     --           21,250
        159                No            No                                                     --
        160                Yes           Yes                                                    --
       160.01               0             0                                                     --
       160.02               0             0                                                     --
        161                No            No                                                     --
        162                No            No                                                     --
        163                No            No                                                     --
        164                No            No       None at Closing, Springing Hard               --
        165                No            No                                                     --
        166                No            No                                                     --
        167                No            No                     Hard                            --
        168                No            No                                                     --
        169                No            No                      0                              --           58,279
        170                No            No                                                     --
        171                No            No                                                     --
        172                No            No                                                     --
        173                No            No                                                     --           41,344
        174                Yes           No                                                     --
       174.01               0             0                                                     --
       174.02               0             0                                                     --
        175                No            No                     Hard                            --          201,875
        176                No            Yes                                                    --
        177                No            No                      0                              --          152,813
        178                No            No                                                     --
        179                No            No                     Hard                            --
        180                No            No                                                     --           27,500
        181                No            No                                                     --
        182                No            No                                                     --
        183                No            No                                                     --
        184                No            No                                                     --           21,875
        185                No            No                                                     --           44,375
        186                No            No                     Hard                            --
        187                No            No                                                     --              625
        188                No            No                                                     --
        189                No            No                                                     --
        190                No            No                                                     --
        191                No            Yes                                               750,000
        192                No            No                                                     --
        193                No            No                                                     --
        194                No            No                     Hard                            --
        195                No            No                     Hard                            --           21,875
        196                No            No                                                     --
        197                No            No                                                     --           21,250
        198                Yes           No                                                     --           56,500
        199                No            No                                                     --
        200                No            No                                                     --
        201                No            No                                                     --
        202                No            No                                                     --            1,875
        203                No            No                                                     --          215,625
        204                No            No                     Hard                            --           10,000
        205                No            No                                                     --
        206                No            No                     Hard                            --
        207                No            No                                                     --
        208                No            No                                                     --
        209                No            No                                                     --
        210                No            No                                                     --
        211                No            No                                                     --
        212                No            No                                                     --
        213                No            No                                                     --            1,500
        214                No            No                                                     --
        215                No            No                                                     --           49,969
        216                No            No                                                     --              900
        217                No            No                                                     --
        218                No            No                                                     --
        219                No            No                      0                              --
        220                No            No                      0                              --
        221                No            No                                                     --
        222                No            No                                                     --
       222.01               0             0                                                     --
       222.02               0             0                                                     --
       222.03               0             0                                                     --
       222.04               0             0                                                     --
       222.05               0             0                                                     --
        223                No            No                                                     --
        224                No            No                                                     --
        225                No            No                                                     --
        226                No            No                                                     --            7,610
        227                No            No                                                     --
        228                No            No                      0                              --
        229                No            No                     Hard                            --
        230                No            No                                                     --
        231                Yes           No                                                     --           11,673
        232                No            No                                                     --
        233                No            No                                                     --
        234                No            No                                                     --
        235                No            No                                                     --
        236                No            No                                                     --
        237                No            No                                                     --
        238                No            No                                                     --
        239                No            No                                                     --
        240                No            No                                                     --            4,375
        241                No            No                                                     --
        242                No            No                                                     --
        243                No            No                                                     --            7,500
        244                No            No                                                     --
        245                No            No                                                     --
        246                No            No                      0                              --
        247                No            No                                                     --
        248                No            No                                                     --
        249                No            No                     Hard                            --
        250                No            No                                                     --           23,400
        251                No            No                     Hard                            --
        252                No            No                                                     --
        253                No            No                                                     --
        254                No            No                                                     --
        255                No            No                                                     --
        256                No            No                                                     --           20,875
        257                No            No                                                     --
        258                No            No                                                     --
        259                No            No                      0                              --
        260                No            No                                                     --
        261                No            No                                                     --
        262                No            No                                                     --
        263                No            No                                                     --
        264                No            No                      0                              --
        265                No            No                                                     --
        266                No            No       None at Closing, Springing Hard               --
        267                No            No                                                     --
        268                No            No                                                     --
        269                No            No                                                     --
        270                No            No                                                     --
        271                No            No                                                     --
        272                No            No                                                     --
        273                No            No                                                     --
        274                No            No                                                     --
        275                No            No                                                     --            3,000
        276                No            No                                                     --            5,000
        277                No            No                                                     --            8,094

                          UPFRONT           UPFRONT           UPFRONT           UPFRONT           UPFRONT
                           CAPEX             TI/LC             RE TAX             INS.             OTHER
       LOAN #           RESERVE ($)       RESERVE ($)       RESERVE ($)       RESERVE ($)       RESERVE ($)
---------------------------------------------------------------------------------------------------------------

         1                                                    1,582,063           247,213
         2                                  4,000,000                                            16,690,498
        2.01
        2.02
         3                                    298,066           933,252            69,009         4,175,504
         4                                    155,189           485,900            35,930         2,173,985
        4.01
        4.02
         5                                     93,308           292,148            21,603         1,307,114
         6                                     90,716           284,033            21,003         1,270,806
         7                                     61,233           191,722            14,177           857,794
         8                                     28,511            89,268             6,601           399,396
         9
         10
         11                                 2,202,334           204,716           156,163         2,080,328
         12               3,000,000         4,236,901           534,301           379,167         3,000,000
       12.01
       12.02
       12.03
       12.04
       12.05
       12.06
       12.07
       12.08
       12.09
        12.1
       12.11
       12.12
       12.13
       12.14
       12.15
       12.16
       12.17
       12.18
         13               4,325,000                             279,659            83,359           500,000
       13.01
       13.02
       13.03
       13.04
       13.05
       13.06
       13.07
       13.08
       13.09
       13.10
       13.11
       13.12
       13.13
       13.14
       13.15
         14
         15
         16
         17
         18
         19                                                     211,930            21,791
         20
         21
         22                                   400,000           230,000            43,000
         23                  43,098                             194,998            33,113
         24                                                     411,267
         25                                                     133,175            59,835         3,097,459
         26                                                      25,766             7,044         5,568,000
         27                                                     315,290
         28                                                     430,593           206,219
         29
         30                 250,000                             262,692             3,711
         31                                   932,121           355,775            26,174         1,169,497
         32
         33
         34
         35                                                      24,232
         36                 175,000                              56,430            57,684
         37
         38                  19,263                             171,264            28,787
         39
         40                 119,419           336,000            19,004            86,774           911,178
         41                  16,803                             189,167            27,470
         42                  20,454                             177,248            37,927
         43                                                      49,156            12,486
         44
         45                 446,000           314,000            45,842             9,734
         46
         47                                                     224,850            19,196
         48                                                     594,413            20,832           450,000
         49
         50                                                      37,069            20,691         1,000,000
         51
         52
         53                                                     157,706
       53.01
       53.02
       53.03
         54                                                                                          91,438
       54.01
       54.02
         55                                                      39,528
         56                                                      20,451             1,613
         57
         58                                 1,330,000           315,000            24,043
       58.01
       58.02
         59                 150,000                              28,295             4,029
         60                                                      30,352             5,615
         61
         62                                                     150,000             8,333
         63                  24,000                              26,688            44,454
         64                                                      20,803             5,430
         65               1,203,750                             240,060
         66
         67                  48,562           400,000                                               260,000
         68
         69                  74,941                              17,774
         70                                                                                       2,200,000
         71
         72
         73                                                     251,659            39,422           500,000
         74
         75                                                      87,892            20,960
       75.01
       75.02
       75.03
       75.04
       75.05
       75.06
       75.07
       75.08
         76
         77                                                      15,009             4,303           620,000
         78                                                      22,447             4,873
         79                                                     204,777            11,419         1,000,000
   Loan Component
   Loan Component
   Loan Component
         80                 415,000         2,434,000           371,223             3,238
         81                                                                        21,249         1,033,006
         82                  46,402                              53,906            17,809
         83                                                      25,360            66,450         1,100,000
         84                                                      20,003            69,982
       84.01
       84.02
         85                 213,200         1,200,000            42,764                           1,600,000
         86                                                                         4,771
         87                                                      29,180
         88                 200,000                             302,417            84,788
         89                                                                                         623,866
       89.01
       89.02
         90                                                     107,268            12,295
         91                 200,000                             477,667            46,270
         92                                                      44,074             3,341
         93                                                      26,977
         94
         95                                   250,000            73,859             3,029             3,750
         96                                                      14,903            12,524
         97
         98                                                      90,931            14,868
         99                                                     186,164            18,241
        100
        101
        102                                                     261,838            14,543         1,650,000
        103                                                      28,395             5,168
        104                 103,434                              42,791             2,270
        105                                                     129,840                             400,000
        106                  10,825                              52,391            86,091
       106.01
       106.02
       106.03
       106.04
       106.05
       106.06
        107                                                      16,858
        108                                                     141,253             1,964           100,000
        109                                                     143,954             7,105
        110                                                      52,702           158,289
        111                   1,917
        112
        113
        114
        115                                                       4,898             6,424
        116                                                      40,702             2,969           580,430
        117                                                     138,720             3,262
        118                                                      46,500            50,478            65,000
        119                                   352,813            19,420             2,538           144,537
        120
        121
        122                                                      33,072             5,723           416,000
        123                                                       7,199            15,768           600,000
        124                                                      80,755
        125                                                      72,121
        126                                   335,000            22,154                             523,392
        127                                                      27,272
        128                                                     215,000            69,590
        129
        130                                                      32,388             3,165
        131                 876,250                                                40,102
        132                                                      52,028            30,104           500,000
       132.01
       132.02
        133                                                      18,644             7,760           248,355
        134                                                      23,343
        135                                                                                          54,365
        136
        137                                                      53,607
        138                                                      34,539             6,399
        139                  37,932           200,000            13,279               863           265,804
        140                                                       6,419            13,173
        141                                                      24,742            24,936
        142                                                      65,083             4,719         1,060,250
        143                                                      51,282            24,570            45,000
        144                                                      19,279            11,147
        145
        146                                                     105,514            10,509
       146.01
       146.02
        147                                                      36,035             6,533           650,000
        148
        149                                                       7,214                              40,000
        150                                                      20,819             4,818         2,250,000
        151                                                      25,831            19,557
        152                                                      47,835            14,671           300,000
        153                                                      68,374
        154                                                      86,612
        155                                   100,000            32,138
        156                                                      59,711
        157                                                      19,943             2,355           600,000
        158                                                       2,332               936            10,000
        159                                                       7,062            16,092           298,840
        160                                    95,086             7,583               612           150,000
       160.01
       160.02
        161
        162
        163                                   368,595               919
        164
        165                                    84,972            13,893             1,810           103,108
        166                                                                                         702,448
        167                                                                                         173,750
        168                                                      19,443            22,511
        169                                                      79,083            38,092
        170                                                      24,900             4,750
        171                                                      15,056
        172                                                      34,782             2,478
        173                   4,050                              10,549             3,527
        174                                    44,716             8,492             1,037           300,000
       174.01
       174.02
        175                                                      44,604             4,538
        176                                                      82,796            29,600           200,000
        177                                                     125,917             9,706
        178                                                       9,193             2,447           700,000
        179                                   100,000           115,541
        180                   1,957            65,000            12,040             1,654
        181                                                      13,046             3,888
        182                                                      13,268            18,690
        183                                                      31,691             4,151
        184                  23,000            34,300            27,115            16,888
        185                 242,110                              76,981            15,556            92,000
        186                                                     129,826            77,701
        187                   2,154                              16,554             5,907
        188                                   200,000            10,422
        189                                                       7,844            13,477
        190                                                                         9,798
        191                                                      29,912             1,545           770,000
        192                                                       4,195             6,825
        193                                                      32,331             2,100           400,000
        194                                   100,000            13,650               587           124,929
        195                  19,021                              10,210            10,893           190,000
        196                 107,877                              13,443             1,440
        197                                                      23,350
        198                  56,315                              36,669             1,962
        199                                    85,000            23,563             2,019            36,000
        200                                                       4,194             1,047
        201                                                       4,746               536
        202                                                       8,364            10,655
        203                                                       7,936            21,775
        204                                   100,000            10,213             9,000            10,000
        205                                                      37,800             4,487             2,019
        206                                                      38,346
        207                                                       3,722             4,051
        208                   2,375                              22,405            11,401
        209
        210                   8,970                               5,114             3,000
        211                                                       6,499             9,668           177,657
        212                                                      38,832             8,628
        213                   9,333                              78,306             6,429
        214                                   100,000            18,219             1,043
        215                     204             1,492            25,976             2,793            23,872
        216                 126,720                              29,025             1,995
        217                     468                              29,564             6,554
        218                                                      13,887             5,813           175,000
        219                                                      59,133
        220                                                       8,000             1,402
        221                   7,500            12,000                               7,000           100,000
        222                                                       7,495             1,628
       222.01
       222.02
       222.03
       222.04
       222.05
        223                                                       3,302             8,347
        224                                                       8,724             2,877           405,000
        225                   1,645                               7,238            23,750
        226                                                      13,433               827
        227                                                       4,395               163
        228                  12,870
        229
        230                                                      10,337               698
        231
        232                                                      26,809             1,647
        233                                                      21,591            10,095
        234                                                                           513
        235                     676             2,703             5,059             5,063            44,000
        236                  18,400                               6,891
        237                   1,364           200,000             8,819             4,804
        238                                                      20,538             6,325
        239                                                      21,591            10,399
        240                                                       2,736               857
        241                     800                               6,625             3,456
        242
        243                                    50,000            50,559             1,543
        244                                                                        13,588            64,000
        245                                                       8,924             5,012
        246                                                       5,329             1,504
        247                                                       4,954             1,525
        248                                                       6,000             3,147
        249
        250                                                       5,294             8,723           150,000
        251                                                      21,115                              14,945
        252                                                      37,874               543
        253                                                      19,302
        254                     861            25,000            12,442             6,074
        255                  38,987                              11,241            17,053
        256                   1,888                               1,803             2,191
        257                                                      24,516               661            12,600
        258                                                       7,403               885
        259
        260                     124               746             5,786             3,208            15,052
        261                                                      38,787             1,150
        262                                                      18,169               673            50,000
        263                     722             1,692             3,143               714
        264                                                       2,171             1,128
        265                   2,000             2,000             7,589               923
        266                                                         861             1,519             1,250
        267                     779
        268                     396                              10,150             1,000            36,000
        269                                                      50,611               551
        270                                                       4,611               326            57,356
        271                     201               500             4,215               803
        272                                                       8,598             1,897
        273                  33,120                               1,111             2,038
        274
        275                     486                              10,524             1,260
        276                   1,250                              10,403               963             5,290
        277                                                       9,632               997

                                  MONTHLY                         MONTHLY                 MONTHLY              MONTHLY
                                   CAPEX                           CAPEX                   TI/LC                TI/LC
       LOAN #                   RESERVE ($)                   RESERVE CAP ($)           RESERVE ($)        RESERVE CAP ($)
------------------------------------------------------------------------------------------------------------------------------

         1
         2
        2.01
        2.02
         3                                   14,233                        256,239            56,932                922,460
         4                                    7,410                        133,411            29,642                480,281
        4.01
        4.02
         5                                    4,456                         80,214            17,822                288,770
         6                                    4,332                         77,986            17,327                280,749
         7                                    2,924                         52,640            11,696                189,505
         8                                    1,361                         24,510             5,446                 88,235
         9
         10
         11                                  11,646     $400,000 after the reserve            30,000                500,000
                                                                  reaches $500,000
         12                                                              1,000,000            25,255              4,606,118
       12.01
       12.02
       12.03
       12.04
       12.05
       12.06
       12.07
       12.08
       12.09
        12.1
       12.11
       12.12
       12.13
       12.14
       12.15
       12.16
       12.17
       12.18
         13         4% of Gross Revenues
       13.01
       13.02
       13.03
       13.04
       13.05
       13.06
       13.07
       13.08
       13.09
       13.10
       13.11
       13.12
       13.13
       13.14
       13.15
         14
         15
         16                                  11,505                                           20,833                500,000
         17
         18
         19                                   1,787                         64,338             5,957                214,460
         20
         21
         22                                   2,436                                            8,701                400,000
         23         4% of Operating Revenues
         24                                   6,793
         25                                   2,118                         76,255             5,500                330,000
         26                                   2,541                         81,312             5,250                252,000
         27                                   2,148                         77,311
         28                                   6,500
         29
         30
         31                                   3,324                         79,774
         32
         33
         34
         35                                  35,444
         36                                   7,021
         37
         38         4% of Gross Revenues
         39
         40                                   4,606                        285,240            11,018
         41         4% of Gross Revenues
         42         4% of Gross Revenues
         43                                   3,379
         44
         45                                   4,217                        151,800             4,167                250,000
         46
         47                                   5,833                        140,000
         48                                   6,708
         49
         50                                  21,560                        250,000             1,000
         51
         52
         53
       53.01
       53.02
       53.03
         54
       54.01
       54.02
         55
         56
         57
         58                                   2,223                                           12,500              1,580,000
       58.01
       58.02
         59                                                                 36,000
         60
         61
         62                                   7,798
         63                                   2,584                                            7,000                252,000
         64
         65                                   2,472
         66
         67                                   5,823                                                                 400,000
         68
         69                                   1,828                        109,691
         70
         71
         72
         73                                   4,750
         74
         75                                   1,725
       75.01
       75.02
       75.03
       75.04
       75.05
       75.06
       75.07
       75.08
         76
         77                                   1,600
         78                                   1,271
         79                                   7,834                                              602
   Loan Component
   Loan Component
   Loan Component
         80                                   3,607
         81
         82         1,045.00
         83                                   1,348                                            3,910
         84                                   3,166                        157,320               638
       84.01
       84.02
         85
         86                                   1,349                                            2,161
         87                                   1,251
         88                                   6,729
         89                                   1,322                         79,340
       89.01
       89.02
         90                                  13,732
         91                                   5,500
         92                                   1,915                                            4,167                150,000
         93                                  13,800
         94
         95                                   1,121                                            4,167
         96                                   4,563
         97
         98                                   1,311                                            1,500                 36,000
         99                                   2,997
        100                                   6,735
        101
        102                                   5,167
        103                                     278                                            3,666                 90,000
        104                                   3,666                        131,976             1,833                 65,988
        105                                   2,126                         75,000
        106                                   5,413
       106.01
       106.02
       106.03
       106.04
       106.05
       106.06
        107                                  10,254
        108
        109                                  11,009
        110                                  24,015
        111                                     958                         57,500
        112                                   8,836                          8,836
        113                                   6,846                          6,846
        114
        115                                   1,086                         39,037
        116                                     443                                            2,833                102,000
        117                                     290                                            2,767                 60,000
        118                                  18,089
        119                                     539                                            3,054                 73,290
        120
        121
        122                                     509
        123                                   1,399
        124                                  10,145
        125
        126                                   1,041                         37,473
        127                                   1,132                         27,164
        128                                   4,992
        129
        130
        131                                   4,208
        132                                   1,878                         67,608             7,340                264,240
       132.01
       132.02
        133                                                                                    1,948                150,000
        134                                  10,554
        135                                     380                                            1,250                105,000
        136
        137                                   2,017
        138                                     837                         30,132
        139                                   1,581                         37,932
        140                                     755                         18,117             2,220                 53,284
        141                                   4,468
        142                                   2,917                        105,000
        143                                  16,307
        144                                   2,181
        145
        146                                   5,500
       146.01
       146.02
        147
        148
        149
        150                                   1,788                                            5,834
        151
        152                                   3,833
        153
        154                                     851                                            4,167                100,000
        155                                     744                         25,000                                  100,000
        156                                   2,520
        157                                     792                                            1,375
        158                                   2,005                         75,000             2,362                 85,035
        159                                   1,102                         26,453             2,756                 66,133
        160                                     753                                            3,879
       160.01
       160.02
        161
        162
        163                                   1,237                         44,516
        164
        165                                     175                                            1,935
        166
        167                                     538                         19,350             5,417                165,000
        168                                   1,600                         38,400
        169                                   5,938
        170                                   3,458
        171                                     970                         34,893
        172                                     251
        173                                   2,025
        174                                     456                                            3,726                 89,432
       174.01
       174.02
        175                                     444                                            1,479
        176
        177                                   4,262
        178                                     678
        179                                     750                                            3,119                175,000
        180                                     979                                            4,167                125,000
        181                                     850
        182                                     574                                            1,914
        183                                   3,000                        108,000
        184
        185                                  11,733
        186                                  15,063
        187                                   1,077
        188                                     919                                                                 200,000
        189                                     850
        190         4% of Gross Revenues
        191                                     359                                            2,690
        192         227.00                                                   2,724
        193                                     924
        194                                     724                         50,000             1,500                200,000
        195                                   9,510
        196                                     327                         11,722             1,088                 39,168
        197                                     241                          8,676
        198                                   1,004                        120,000             3,000                108,000
        199                                     583                         21,064             1,600                 85,000
        200                                     332
        201
        202
        203                                   2,792
        204                                     531                                            1,740
        205
        206
        207                                     419
        208                                   1,188                         28,500
        209
        210                                                                  4,485
        211                                     330                                            1,500
        212
        213                                   4,667
        214                                     236                                            2,000                100,000
        215                                     102                                              746                 34,500
        216                                   2,500
        217                                     234
        218                                   1,198                         43,128
        219                                     246                                              833                 20,000
        220                                     700                                            2,083
        221                                                                  7,500                                   12,000
        222
       222.01
       222.02
       222.03
       222.04
       222.05
        223                                   1,042
        224                                     397                                            1,456                 80,000
        225                                     823
        226                                     274                                            1,311
        227                                     101                                              636
        228                                     358                         12,870
        229
        230                                     235                                            1,174
        231
        232                                     263                                              875                 31,500
        233                                   3,104                         74,500
        234                                     107                                              641
        235                                     338                                            1,351                 80,000
        236
        237                                     682
        238                                     571
        239                                   3,226                         77,424
        240
        241                                     400
        242
        243                                     195
        244                                     875
        245                                     920                         22,078
        246                                     265                         15,870             1,250                 45,000
        247
        248
        249
        250
        251                                      59                          3,567               992                 59,540
        252                                      72                          2,574               496
        253                                     511                         24,544
        254                                     431                                            1,436                 90,000
        255                                   3,249
        256                                     944
        257                                     128                                              818                 38,000
        258
        259                                   1,458
        260                                      62                                              373                 25,000
        261                                     625
        262
        263                                     361                                              846
        264                                      63                          1,500               625                 20,000
        265                                   1,000                         36,000             1,000                 36,000
        266                                     640                                              833                 30,000
        267                                     390
        268                                     198                          7,128
        269                                     125                                              667                 32,000
        270                                      79                                              524
        271                                     101                                              250
        272                                     151                                              600
        273                                     417
        274
        275                                     243
        276                                     625
        277                                     330

                          MONTHLY           MONTHLY           MONTHLY
                           RE TAX             INS.             OTHER               GRACE                             GRACE
       LOAN #           RESERVE ($)       RESERVE ($)       RESERVE ($)           TO LATE                         TO DEFAULT
------------------------------------------------------------------------------------------------------------------------------------

         1                 316,413           123,607                                       0                                     0
         2                                                                                 0                                     0
        2.01
        2.02
         3                 278,606             6,197            25,829                     0                                     0
         4                 145,057             3,226            13,448                     0                                     0
        4.01
        4.02
         5                  87,216             1,940             8,086                     0                                     0
         6                  84,793             1,886             7,861                     0                                     0
         7                  57,235             1,273             5,306                     0                                     0
         8                  26,649               593             2,471                     0                                     0
         9                                                                                 0     0 (5 days once every 12 months)
         10                                                                                0                                     0
         11                 91,180            14,197                                       0                                     0
         12                 97,922            29,167                                       0                                     0
       12.01
       12.02
       12.03
       12.04
       12.05
       12.06
       12.07
       12.08
       12.09
        12.1
       12.11
       12.12
       12.13
       12.14
       12.15
       12.16
       12.17
       12.18
         13                 80,258            13,893                                       5                                     5
       13.01
       13.02
       13.03
       13.04
       13.05
       13.06
       13.07
       13.08
       13.09
       13.10
       13.11
       13.12
       13.13
       13.14
       13.15
         14                                                                                0                                     7
         15                                                                                0                                     7
         16                125,978                                                         5                                     5
         17                                                                                5                                     5
         18                                                                                0                                     0
         19                 42,386             3,632                                       0                                     0
         20                                                                                0                                     7
         21                                                                                0                                     7
         22                 57,064             7,066                    0 (late charge not                                       0
                                                                        due on 1st late pmt
                                                                        each calendar year)
         23                 64,999             3,010             8,417                     0                                     0
         24                 81,313             8,006                                       0                                     0
         25                 66,588             7,238                                       5                                     5
         26                 25,766             3,522                                       5                                     5
         27                 63,058                                                         5                                     5
         28                 43,059            34,370                                       5                                     5
         29                                                                                0                                     7
         30                 32,837             3,711                                       0                                     0
         31                 50,825             2,908                                       5     5 (Days after written notice)
         32                                                                                0                                     7
         33                                                                                0                                     7
         34                                                                                0                                     7
         35                 12,116                                                         0                                     0
         36                 19,750             6,409                                       5                                    10
         37                                                                                0                                     7
         38                 24,466             4,774                                       5                                     5
         39                                                                                0                                     7
         40                 19,004            10,847                                       5                                     5
         41                 18,917             4,151                                       5                                     5
         42                 22,156             6,127                                       5                                     5
         43                 16,385             6,243                                       0                                     0
         44                                                                                0                                     7
         45                 16,554             3,245                                       5     5 (Days after written notice)
         46                                                                                0                                     7
         47                 18,738             4,799                                       5     5 (Days after written notice)
         48                 54,038             6,944                                       5     5 (Days after written notice)
         49                                                                                0                                     7
         50                 18,534            20,691                                       0                                     0
         51                                                                                5                                     5
         52                                                                                0                                     7
         53                 17,523                                                         0                                     0
       53.01
       53.02
       53.03
         54                                                                                5                                     5
       54.01
       54.02
         55                 10,333                                                         2                                     0
         56                 20,451             1,613                                       0                                     0
         57                                                                                5                                     5
         58                 35,000             3,005                                       5                                     5
       58.01
       58.02
         59                 28,295             4,029                                       0                                     0
         60                 10,117             1,379                                       0                                     0
         61                                                                                0                                     7
         62                 25,000             4,167                                       0                                     0
         63                 13,344             4,939                                       5                                     5
         64                  6,935             1,810                                       0                                     0
         65                 21,824                                                         5                                     5
         66                                                                                0                                     7
         67                 71,761                                                         5                                     5
         68                                                                                0                                     7
         69                  8,887                                                         5                                     5
         70                                                                                0                                     0
         71                                                                                0                                     7
         72                                                                                0                                     7
         73                 41,943             4,993                                       5     5 (Days after written notice)
         74                                                                                0                                     7
         75                 20,282             5,240                                       0                                     0
       75.01
       75.02
       75.03
       75.04
       75.05
       75.06
       75.07
       75.08
         76                                                                                5                                     5
         77                  7,505             1,076                                       0                                     0
         78                  7,482             1,218                                       0                                     0
         79                 23,777             5,710                                       0                                     0
   Loan Component
   Loan Component
   Loan Component
         80                 41,247             3,238                                       0                                     0
         81                                    3,036                                       0                                     5
         82                  8,984             1,979                                       5                                     5
         83                 12,680             5,538                                       0                                     0
         84                 20,003             6,268                                       0                                     0
       84.01
       84.02
         85                 14,255             2,557                                       0                                     0
         86                 24,442             4,771                                       5                                     5
         87                 14,590                                                         0                                     0
         88                 30,242             9,421                                       5     5 (Days after written notice)
         89                                                                                5                                     5
       89.01
       89.02
         90                  9,750             6,148                                       0                                     0
         91                 47,767             3,856                                       5     5 (Days after written notice)
         92                 12,158             1,344                                       5                                     5
         93                 13,488                                                         0                                     0
         94                                                                                0                                     0
         95                 14,772             3,029                                       5                                     5
         96                  7,452             3,131                                       5                                     5
         97                                                                                0                                     7
         98                 10,103             2,124                                       5                                     5
         99                 37,500             6,656                                       0                                     0
        100                 12,300                                                         0                                     0
        101                                                                                0                                     7
        102                 26,184             7,272                                       5                                     5
        103                 14,197               431                                       5                                     0
        104                 14,264             1,135                                       0                                     0
        105                 20,415                                                         0                                     0
        106                 18,053             6,836                                       0                                     0
       106.01
       106.02
       106.03
       106.04
       106.05
       106.06
        107                 16,858                                                         0                                     0
        108                 15,695               982                                       5                                     0
        109                 12,356             3,552                                       0                                     0
        110                 10,540            22,516                                       0                                     0
        111                                                                                0                                     0
        112                                                                                5                                     5
        113                                                                                5                                     5
        114                                                                                0                                     7
        115                  4,898             1,071                                       5                                     5
        116                  6,784             2,969                                       5                                     5
        117                 15,413               652                                       5                                     7
        118                 11,625             4,206                                       5                                     5
        119                  6,473               846                                       0                                     0
        120                                                                                0                                     0
        121                                                                                5                                     5
        122                 11,024             2,862                                       5                                     5
        123                  7,199             1,577                                       0                                     0
        124                  8,973                                                         0                                     0
        125                 14,424                                                         0                                     0
        126                  4,431                                                         5                                     5
        127                 13,636                                                         5     5 (Days after written notice)
        128                 21,179             8,699                                      10                                     0
        129                                                                                0                                     0
        130                 10,166               791                                       0                                     0
        131                 25,531             3,509                                       5                                     5
        132                 10,406             5,017                                       0                                     0
       132.01
       132.02
        133                  9,322               776                                       5                                     5
        134                 11,671                                                         0                                     0
        135                 16,781                                                         5                                     5
        136                                                                                0                                     7
        137                 10,416                                                         5                                     5
        138                 11,166               914                                       0                                     0
        139                 13,279               863                                       5     5 (Days after written notice)
        140                  6,419             3,293                                       0                                     0
        141                  8,247             3,562                                       0                                     0
        142                  5,917             2,360                                       5                                     5
        143                 12,820             4,914                                       5                                     5
        144                  6,556             1,239                                       5     5 (Days after written notice)
        145                                                                                0                                     0
        146                 14,397             3,503                                       5     5 (Days after written notice)
       146.01
       146.02
        147                  6,006               653                                       0                                     0
        148                                                                                5                                     5
        149                  3,607                                                         0                                     0
        150                 10,410               482                                       0                                     0
        151                  8,610             2,445                                       0                                     0
        152                  3,680             2,934                                       5     5 (Days after written notice)
        153                  8,547                                                         5                                     5
        154                  7,874             2,851                                       5                                     5
        155                  6,428                                                         0                                     0
        156                  6,635             3,167                                       0                                     0
        157                  9,972             2,355                                       5                                     5
        158                  2,332               936                                       5                                     5
        159                  7,062             4,023                                       0                                     0
        160                  7,583               612                                       0                                     0
       160.01
       160.02
        161                                                                                0                                     0
        162                                                                                0                                     0
        163                    460             5,265                                       0                                     0
        164                                                                                0                                     7
        165                  4,631               905                                       0                                     0
        166                                                                                0                                     0
        167                                                                                5     5 (Days after written notice)
        168                  2,583             2,046                                       0                                     0
        169                  7,908             9,967                                       5     5 (Days after written notice)
        170                  4,150             2,375                                       0                                     0
        171                  7,528                                                         0                                     0
        172                 14,226             1,239                                       0                                     0
        173                  3,516               882                                       0                                     0
        174                  2,831             1,037                                       5                                     5
       174.01
       174.02
        175                  7,434             2,269                                       0                                     0
        176                  8,280             3,131                                       0                                     0
        177                 12,592             3,235                                       5     5 (Days after written notice)
        178                  4,597               680                                       5                                     5
        179                 10,110             2,100                                       0                                     0
        180                  6,020               827                                       0                                     0
        181                  5,287               777                                       0                                     0
        182                  6,635             1,558                                       0                                     0
        183                 15,846             2,075                                       0                                     0
        184                  5,423             1,407                                       0                                     0
        185                 12,830            15,556                                       5                                     5
        186                 11,802             7,064                                       0                                     0
        187                  8,277             2,953                                      10                                     0
        188                  5,211                                                         5                                     5
        189                    981             1,925                                       0                                     0
        190                  2,127             1,960                                       5                                     5
        191                  2,719             1,545                                       5                                     5
        192                  2,098               683                                       5                                     5
        193                  3,592             1,050                                       0                                     0
        194                  6,825               587                                       5                                     5
        195                  5,105             8,379                                       0                                     0
        196                  4,482               720                                       0                                     0
        197                  3,336                                                         0                                     0
        198                  4,584             1,962                                       5                                     5
        199                  7,854             1,009                                       5                                     5
        200                  1,383               262                                       5                                     5
        201                  4,746               536                                       0                                     0
        202                  4,182             1,332                                       0                                     0
        203                  7,936             1,980                                       0                                     0
        204                  5,107               788                                       5                                     5
        205                  7,560               374                                       5                                     5
        206                  4,793                                                         5                                     5
        207                  1,241             1,013                                       5                                     5
        208                  5,601               814                                       0                                     0
        209                                                                                0                                     0
        210                  5,114             1,500                                       0                                     0
        211                  3,249             1,074                                       5                                     5
        212                  5,547             1,079                                       0                                     0
        213                  7,831             3,215                                       0                                     0
        214                  4,555               522                                       0                                     0
        215                  6,494               465                                       0                                     0
        216                  4,838               997                                       0                                     0
        217                  4,223               819                                       0                                     0
        218                  2,777               830                                       5                                     5
        219                  7,392                                                         5     5 (Days after written notice)
        220                    667               467                                       5     5 (Days after written notice)
        221                  2,697               875                                       5                                     5
        222                  3,748               814                                       0                                     0
       222.01
       222.02
       222.03
       222.04
       222.05
        223                  3,302             1,262                                       0                                     0
        224                  4,362             1,438                                       0                                     0
        225                  3,619             2,639                                      10                                     0
        226                  2,687               413                                       0                                     0
        227                    879                82                                       0                                     0
        228                                                                                5     5 (Days after written notice)
        229                                                                                5                                     5
        230                  5,169               349                                       0                                     0
        231                                                                                0                                     0
        232                  2,234               823                                       0                                     0
        233                  2,399             2,019                                       0                                     0
        234                  2,275               513                                       5                                     5
        235                  2,529               844                                       5                                     0
        236                  3,446                                                         0                                     0
        237                  4,460               801                                       0                                     0
        238                 10,269               904                                       5                                     5
        239                  2,399             2,080                                       0                                     0
        240                    912               428                                       0                                     0
        241                  3,313               576                                       0                                     0
        242                                                                                0                                     0
        243                  3,889               772                                       0                                     0
        244                  5,062             1,941                                       5                                     5
        245                  4,462               835                                       0                                     0
        246                  5,329               752                                       5     5 (Days after written notice)
        247                    826               763                                       0                                     0
        248                  3,000               286                                       0                                     0
        249                                                                                0                                     0
        250                    756             1,246                                       0                                     0
        251                                                                                5                                     5
        252                  3,787               272                                       0                                     0
        253                  2,076                                                         0                                     0
        254                  6,221               506                                       0                                     0
        255                  5,621             8,526                                       0                                     0
        256                    901             1,096                                       0                                     0
        257                  2,043               330                                       0                                     0
        258                  3,701               442                                       0                                     0
        259                  4,858             1,167                                       5     5 (Days after written notice)
        260                  1,157               458                                       0                                     0
        261                  5,541               575                                       0                                     0
        262                  2,271               224                                       0                                     0
        263                  1,571               357                                       0                                     0
        264                    359               226                                       5     5 (Days after written notice)
        265                  1,265               185                                       0                                     0
        266                    861               506                                       5     5 (Days after written notice)
        267                                                                                0                                     0
        268                  3,000               500                                       0                                     0
        269                  3,615               275                                      10                                     0
        270                  2,306               163                                       0                                     0
        271                  2,107               401                                       0                                     0
        272                    782               474                                       0                                     0
        273                    556               204                                       0                                     0
        274                                                                                0                                     0
        275                  1,316               630                                       0                                     0
        276                  1,156               482                                       0                                     0
        277                  1,204               498                                       0                                     0

                                   SCHEDULE II

           LIST OF MORTGAGE LOANS WITH SECURED CREDITOR ENVIRONMENTAL
                               INSURANCE POLICIES

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

                                      II-1

                                  SCHEDULE III

                        CLASS XP REFERENCE RATE SCHEDULE

                                      III-1

                        CLASS XP REFERENCE RATE SCHEDULE

PERIOD       XP REFERENCE RATE
------       -----------------
  1              5.8267000
  2              5.8172700
  3              5.8267900
  4              6.0121300
  5              5.8172000
  6              6.0120800
  7              5.8171500
  8              6.0120300
  9              6.0120100
  10             5.8170900
  11             6.0126700
  12             5.8177200
  13             6.0126200
  14             5.8167200
  15             5.8167300
  16             6.0115300
  17             5.8166100
  18             6.0114700
  19             5.8165500
  20             6.0114000
  21             6.0113600
  22             5.7960800
  23             5.9927900
  24             5.7976600
  25             5.7969700
  26             5.7963100
  27             5.7981600
  28             5.9903900
  29             5.7961300
  30             5.9902700
  31             5.7942300
  32             5.9883000
  33             5.9882500
  34             5.7940600
  35             5.9907500
  36             5.7949700
  37             5.7949000
  38             5.7948300
  39             5.7950300
  40             5.9888100
  41             5.7945900
  42             5.9879300
  43             5.7937400
  44             5.9877700
  45             5.9877000
  46             5.7935000
  47             5.9875300
  48             5.7933400
  49             5.7932500
  50             5.8046100
  51             5.8147400
  52             6.0111000
  53             5.8129400
  54             6.0045100
  55             5.8097700
  56             6.0032200
  57             5.9987900
  58             5.8054400
  59             5.9995800
  60             5.8044300
  61             5.9985400
  62             5.8039500
  63             5.8039700
  64             5.9981300
  65             5.8035600
  66             5.9975900
  67             5.8030300
  68             5.9973200
  69             5.9971900
  70             5.8026400
  71             5.9969100
  72             5.8023700
  73             5.8022200
  74             5.8020900
  75             5.8024100
  76             5.9961700
  77             5.8016400
  78             5.9957400
  79             5.8012300
  80             5.9954400
  81             5.9953000
  82             5.8008000
  83             5.9954200
  84             5.8009100
  85             5.8007500
  86             5.8006100
  87             5.8009500
  88             5.9946100
  89             5.8001300
  90             5.9942900
  91             5.7998100
  92             5.9939700
  93             5.9938100
  94             5.7993500
  95             5.9934800
  96             5.7990200
  97             5.7988500
  98             5.7986900
  99             5.7990600
 100             5.9926000
 101             5.7981600
 102             5.9935300
 103             5.7990600
 104             5.9931700
 105             5.9930000
 106             5.8064300
 107             6.0007800
 108             5.8060600
 109             6.0003900
 110             5.8056800
 111             5.8160800
 112             5.9990600
 113             5.8015400
 114             5.9827800
 115             5.7667800
 116             5.9002400
 117             5.9839700
 118             5.7646200
 119             5.8892800
 120             5.8206000

                                       1

                                   SCHEDULE IV

                      CLASS A-SB PLANNED PRINCIPAL BALANCE

                 CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                            PRINCIPAL
          DATE              BALANCE ($)
    -----------------   -------------------
       12/12/2006         $119,014,000.00
        1/12/2007         $119,014,000.00
        2/12/2007         $119,014,000.00
        3/12/2007         $119,014,000.00
        4/12/2007         $119,014,000.00
        5/12/2007         $119,014,000.00
        6/12/2007         $119,014,000.00
        7/12/2007         $119,014,000.00
        8/12/2007         $119,014,000.00
        9/12/2007         $119,014,000.00
       10/12/2007         $119,014,000.00
       11/12/2007         $119,014,000.00
       12/12/2007         $119,014,000.00
        1/12/2008         $119,014,000.00
        2/12/2008         $119,014,000.00
        3/12/2008         $119,014,000.00
        4/12/2008         $119,014,000.00
        5/12/2008         $119,014,000.00
        6/12/2008         $119,014,000.00
        7/12/2008         $119,014,000.00
        8/12/2008         $119,014,000.00
        9/12/2008         $119,014,000.00
       10/12/2008         $119,014,000.00
       11/12/2008         $119,014,000.00
       12/12/2008         $119,014,000.00
        1/12/2009         $119,014,000.00
        2/12/2009         $119,014,000.00
        3/12/2009         $119,014,000.00
        4/12/2009         $119,014,000.00
        5/12/2009         $119,014,000.00
        6/12/2009         $119,014,000.00
        7/12/2009         $119,014,000.00
        8/12/2009         $119,014,000.00
        9/12/2009         $119,014,000.00
       10/12/2009         $119,014,000.00
       11/12/2009         $119,014,000.00
       12/12/2009         $119,014,000.00
        1/12/2010         $119,014,000.00
        2/12/2010         $119,014,000.00
        3/12/2010         $119,014,000.00
        4/12/2010         $119,014,000.00
        5/12/2010         $119,014,000.00
        6/12/2010         $119,014,000.00
        7/12/2010         $119,014,000.00
        8/12/2010         $119,014,000.00
        9/12/2010         $119,014,000.00
       10/12/2010         $119,014,000.00
       11/12/2010         $119,014,000.00
       12/12/2010         $119,014,000.00
        1/12/2011         $119,014,000.00
        2/12/2011         $119,014,000.00
        3/12/2011         $119,014,000.00
        4/12/2011         $119,014,000.00
        5/12/2011         $119,014,000.00
        6/12/2011         $119,014,000.00
        7/12/2011         $119,014,000.00
        8/12/2011         $119,014,000.00
        9/12/2011         $119,014,000.00
       10/12/2011         $119,014,000.00
       11/12/2011         $119,014,000.00
       12/12/2011         $119,013,410.06
        1/12/2012         $115,730,346.05
        2/12/2012         $113,876,021.29
        3/12/2012         $111,449,611.16
        4/12/2012         $109,573,092.95
        5/12/2012         $107,406,330.04
        6/12/2012         $105,475,119.68
        7/12/2012         $103,248,820.26
        8/12/2012         $101,296,059.18
        9/12/2012         $ 99,333,176.14
       10/12/2012         $ 97,076,066.54
       11/12/2012         $ 95,091,308.26
       12/12/2012         $ 92,812,919.11
        1/12/2013         $ 90,806,061.41
        2/12/2013         $ 88,788,800.78
        3/12/2013         $ 85,914,216.75
        4/12/2013         $ 83,871,595.28
        5/12/2013         $ 81,536,918.62
        6/12/2013         $ 79,471,604.78
        7/12/2013         $ 77,114,853.70
        8/12/2013         $ 75,026,614.96
        9/12/2013         $ 72,927,550.53
       10/12/2013         $ 70,537,967.91
       11/12/2013         $ 65,969,128.13
       12/12/2013         $ 63,560,439.44
        1/12/2014         $ 61,417,780.84
        2/12/2014         $ 59,264,013.84
        3/12/2014         $ 56,266,890.22
        4/12/2014         $ 54,086,416.67
        5/12/2014         $ 51,618,107.41
        6/12/2014         $ 49,413,531.14
        7/12/2014         $ 46,921,775.50
        8/12/2014         $ 44,692,849.50
        9/12/2014         $ 42,452,366.91
       10/12/2014         $ 39,925,682.67
       11/12/2014         $ 37,660,482.32
       12/12/2014         $ 35,109,753.40
        1/12/2015         $ 32,819,581.95
        2/12/2015         $ 30,517,535.71
        3/12/2015         $ 27,385,786.64
        4/12/2015         $ 25,055,564.04
        5/12/2015         $ 22,441,583.42
        6/12/2015         $ 20,085,723.25
        7/12/2015         $ 17,446,803.14
        8/12/2015         $  8,099,620.11
        9/12/2015         $  5,729,094.49
       10/12/2015         $  3,077,690.80
       11/12/2015         $    681,095.28
       12/12/2015         $            --

                                        1

                                   SCHEDULE V

        SUB-SERVICERS AS TO WHICH SUB-SERVICING AGREEMENTS ARE IN EFFECT
                              ON THE CLOSING DATE

                                       V-1

                                   SCHEDULE VI

                        LIST OF MORTGAGE LOANS REQUIRING
                        OPERATIONS AND MAINTENANCE PLANS

   --------------------------------------------------------------------------
       MORTGAGE LOAN SELLER                                   LOAN NAME
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

                                      VI-1

   --------------------------------------------------------------------------
       MORTGAGE LOAN SELLER                                   LOAN NAME
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

                                      VI-2

                                  SCHEDULE VII

         LIST OF MORTGAGE LOANS AS TO WHICH APPROVAL OF THE CONTROLLING
     CLASS REPRESENTATIVE IS REQUIRED FOR RELEASES OF EARNOUT RESERVES
                             AND LETTERS OF CREDIT

YPI Transwestern Portfolio
Cross Creek at Grapevine Apartments
Courtyard by Marriott, Tacoma
Poughkeepsie Center
Palmer Portfolio
McGregor Shopping Center
Campbell Industrial Park Warehouse
Main Street Plaza
Choice - Northtowne MHP
Carlsbad Village Self Storage
Rivergate Plaza & Oak Ridge Plaza
318-332 Santa Monica Boulevard
Kabuki Theatre
761 Corporate Center Drive
Old Barn Self Storage
Midland Clarion
Vegas Mountain Shopping Center
Holiday Acres
University Square
Georgetown Apartments & The Willows Apartments
Beacon - 10 and 120 South Riverside
Georgetown Renaissance Portfolio
Konover Hotel Portfolio
Castleton Commons
Charleston Festival
Sonic Automotive II
93-20 Roosevelt Avenue
Riverside Commerce Center
3515 Arlene Drive
Glenwood Village Square
Corley Portfolio
Fort Apache

                                      A-1-1

                                   EXHIBIT A-1

         FORM OF CLASS A-1, A-2, A-2FL, A-SB, A-3 AND A-1A CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4
                CLASS [A-1] [A-2][A-2FL] [A-SB] [A-3] AND [A-1A]
           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2006-4

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [___% per annum]                   Initial Certificate Principal Balance of this
[Floating]                                            Certificate as of the Closing Date:
                                                      $______________

Date of Pooling and Servicing Agreement:              Class Principal Balance of all the Class [A-1] [A-2]
December 1, 2006                                      [A-2FL] [A-SB] [A-3] [A-1A] Certificates as of the
                                                      Closing Date:
                                                      $______________

Closing Date: December 12, 2006                       Aggregate unpaid principal balance of the Mortgage
                                                      Pool as of the Cut-off Date, after deducting
                                                      payments of principal due on or before such date
First Distribution Date: January 12, 2007             (the "Initial Pool Balance"): $4,522,709,155

Master Servicers: Midland Loan Services, Inc.         Trustee:  LaSalle Bank National Association
and Wells Fargo Bank, National Association.

Special Servicer: LNR Partners, Inc.                  CUSIP No.:  ________

Certificate No. [A-1] [A-2] [A-2FL] [A-SB]            ISIN No.:
[A-3] [A-1A]

                                      A-1-2

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK,
NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. [FOR
CLASS A-2FL CERTIFICATES ONLY. SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN A GRANTOR
TRUST THE ASSETS OF WHICH CONSIST PRIMARILY OF AN INTEREST RATE SWAP AGREEMENT
AND A "REGULAR INTEREST" IN A REMIC AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE CODE. THE PASS THROUGH RATE ON THIS CERTIFICATE IS
BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE OVER TIME BASED UPON CHANGES
IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH RATE ON THIS CLASS A-2FL
CERTIFICATE MAY CONVERT TO A DIFFERENT PER ANNUM RATE UNDER CERTAIN
CIRCUMSTANCES SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.]

                                      A-1-3

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance")
as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan
Services, Inc. and Wells Fargo Bank, National Association, as master servicers
(each, a "Master Servicer" and, collectively, the "Master Servicers", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as trustee
(the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to

                                      A-1-4

the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

            [FOR CLASS A-2FL CERTIFICATES ONLY: For so long as a Class A-2FL
Distribution Conversion has not occurred and become permanent, any Transferee of this Certificate shall be deemed to have represented and warranted that either:
(i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is eligible for the exemptive relief available under any of Prohibited Transaction Class Exemption
("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption.]

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

            [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

                                      A-1-5

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality
Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-SB, Class
A-1A, Class AM, Class AJ, Class B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all
Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicers, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to

                                      A-1-6

maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-1-7

            IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-1] [A-2] [A-2FL] [A-SB] [A-3] [A-1A]
Certificates referred to in the within-mentioned Agreement.

Dated: December 12, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION
                                        as Authenticating Agent

                                        By: ____________________________________
                                            Authorized Officer

                                      A-1-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________

    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage
            Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
            Pass-Through Certificate to the following address:________________
            ___________________________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
            distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________
            for the account of ________________________________________________.

            Distributions made by check (such check to be made payable to______
            _______________________) and all applicable statements and notices should be mailed to _______________________________________________
            ___________________________________________________________________
            ___________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-1-9

                                   EXHIBIT A-2

                          FORM OF CLASS XP CERTIFICATE

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4
             CLASS XP COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-4

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate:  Variable                          Initial Certificate Notional Amount of this Certificate as of the Closing Date:

Date of Pooling and Servicing Agreement:              Original Class XP Notional Amount of all the Class XP
December 1, 2006                                      Certificates as of the Closing Date:
                                                      $$4,426,243,000

Closing Date: December 12, 2006                       Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
First Distribution Date: January 12, 2007             due on or before such date (the "Initial Pool Balance"):
                                                      $4,522,709,155

Master Servicers: Midland Loan Services, Inc.         Trustee:  LaSalle Bank National Association
and Wells Fargo Bank, National Association.

Special Servicer: LNR Partners, Inc.                  CUSIP No.:

Certificate No.  XP-___                               ISIN No.:

                                      A-2-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK,
NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL
BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF
PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST
ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON
THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ABOVE.

                                      A-2-2

            This certifies that [CEDE & CO.][____________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate
Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their
"Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same
Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
Midland Loan Services, Inc. and Wells Fargo Bank, National Association, as
master servicers (each, a "Master Servicer" and, collectively, the "Master
Servicers", which term includes any successor entity under the Agreement), LNR
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                                      A-2-3

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

            [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicers, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties

                                      A-2-4

(or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-2FL, Class A-SB, Class A-3, Class
A-1A, Class AM, Class AJ, Class AJ-FL, Class B, Class C and Class D Certificates
is reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicers, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-2-5

            IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class XP Certificates referred to in the within-mentioned Agreement.

Dated: December 12, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By: ____________________________________
                                            Authorized Officer

                                      A-2-6

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage
            Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
            Pass-Through Certificate to the following address:_________________
            ___________________________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
            distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________
            for the account of _______________________________________________.

            Distributions made by check (such check to be made payable to______
            ________________________________) and all applicable statements and notices should be mailed to________________________________________
            ___________________________________________________________________
            __________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-2-7

                                   EXHIBIT A-3

                          FORM OF CLASS XC CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4
             CLASS XC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-4

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate:  Variable                          Initial Certificate Notional Amount of this Certificate as of the Closing Date:
                                                      $______________

Date of Pooling and Servicing Agreement:              Original Class XC Notional Amount of all the Class XC
December 1, 2006                                      Certificates as of the Closing Date:
                                                      $4,522,709,155

Closing Date: December 12, 2006                       Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
First Distribution Date: January 12, 2007             due on or before such date (the "Initial Pool Balance"):
                                                      $4,522,709,155

Master Servicers: Midland Loan Services, Inc.         Trustee:  LaSalle Bank National Association
and Wells Fargo Bank, National Association.

Special Servicer: LNR Partners, Inc                   CUSIP No.:

Certificate No. XC -                                  ISIN No.:

                                      A-3-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK,
NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE

                                      A-3-2

A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY
DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS
OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
Midland Loan Services, Inc. and Wells Fargo Bank, National Association, as
master servicers (each, a "Master Servicer" and collectively, the "Master
Servicers", which term includes any successor entity under the Agreement), LNR
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                                      A-3-3

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, either Master Servicer, the Special
Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the
Opinion of Counsel described in clause (ii) of the preceding sentence, then such
Transferee shall be deemed to have

                                      A-3-4

represented and warranted that all the certifications set forth in either
Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

            If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
be held by any Person that is not a Qualified Institutional Buyer.

            Notwithstanding the preceding paragraph, any interest in the Rule
144A Global Certificate for a Class of Book-Entry Non-Registered Certificates
may be transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate
Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective
Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a
Depository Participant by a denomination of interests in such Rule 144A Global
Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the
Certificate Registrar and the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            No beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such Transferee is not a United States Securities

                                      A-3-5

Person. If any Transferee of an interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Trustee (A) a certificate from such Certificate
Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

            Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the
Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive
Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of

                                      A-3-6

this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Countrywide Securities Corporation, the Trustee, any Fiscal Agent, the Master
Servicers, the Special Servicer, the Certificate Registrar and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with
Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Sections I and III of Prohibited Transaction
Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either of Moody's or Standard & Poor's, and this Certificate or an interest herein is being acquired by or on behalf of a
Plan in reliance on Prohibited Transaction Exemption 90-29 or 2000-55, a
certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, either Master Servicer, the Special
Servicer, any Fiscal Agent, any Sub-Servicer, any Exemption-Favored Party or any
Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an

                                      A-3-7

excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a
Definitive Certificate) or the Transferor (if this Certificate constitutes a
Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

            [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the

                                      A-3-8

Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage
Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than approximately 1.0% of the
Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-2FL, Class A-SB, Class
A-3, Class A-1A, Class AM, Class AJ, Class AJ-FL, Class B, Class C and Class D
Certificates is reduced to zero, any single Holder of each outstanding Class of
Certificates (other than the Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicers, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-3-9

            IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class XC Certificates referred to in the within-mentioned Agreement.

Dated: December 12, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By: ____________________________________
                                            Authorized Officer

                                     A-3-10

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage
            Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
            Pass-Through Certificate to the following address:_________________
            ___________________________________________________________________
            ___________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
            distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________
            for the account of _______________________________________________.

            Distributions made by check (such check to be made payable to______
            ____________________________) and all applicable statements and notices should be mailed to _______________________________________
            ___________________________________________________________________
            _________________________________________________________________ .

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-3-11

                                   EXHIBIT A-4

              FORM OF CLASS AM, AJ, AJ-FL, B, C AND D CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4
    CLASS [AM] [AJ] [AJ-FL] [B] [C] AND [D] COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2006-4

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [___% per annum] [Floating]        Initial Certificate Principal Balance of this Certificate as of the Closing Date:
                                                      $_________________

Date of Pooling and Servicing Agreement:              Class Principal Balance of all the Class [AM] [AJ] [AJ-FL]
December 1, 2006                                      [B] [C] [D] Certificates as of the Closing Date:
                                                      $_______________

Closing Date: December 12, 2006                       Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
First Distribution Date: January 12, 2006             due on or before such date (the "Initial Pool Balance"):
                                                      $4,522,709,155

Master Servicers: Midland Loan Services, Inc.         Trustee:  LaSalle Bank National Association
and Wells Fargo Bank, National Association

Special Servicer: LNR Partners, Inc.                  CUSIP No.:  ____________

Certificate No. [AM] [AJ] [AJ-FL] [B] [C] [D] -___    ISIN No:

                                      A-4-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK,
NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. [FOR
CLASS AJ-FL CERTIFICATES ONLY. SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN A GRANTOR
TRUST THE ASSETS OF WHICH CONSIST PRIMARILY OF AN INTEREST RATE SWAP AGREEMENT
AND A "REGULAR INTEREST" IN A REMIC AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE CODE. THE PASS THROUGH RATE ON THIS

                                      A-4-2

CERTIFICATE IS BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE OVER TIME
BASED UPON CHANGES IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH RATE ON
THIS CLASS AJ-FL CERTIFICATE MAY CONVERT TO A DIFFERENT PER ANNUM RATE UNDER
CERTAIN CIRCUMSTANCES SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                                      A-4-3

            This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance")
as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan
Services, Inc. and Wells Fargo Bank, National Association, as master servicers
(each, a "Master Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as trustee
(the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to

                                      A-4-4

the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

            [FOR CLASS AJ-FL CERTIFICATES ONLY: For so long as a Class AJ-FL
Distribution Conversion has not occurred and become permanent, any Transferee of this Certificate shall be deemed to have represented and warranted that either:
(i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is eligible for the exemptive relief available under any of Prohibited Transaction Class Exemption
("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption.]

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

            [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

                                      A-4-5

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality
Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-2FL, Class A-SB, Class A-3, Class
A-1A, Class AM, Class AJ, Class AJ-FL, Class B, Class C and Class D Certificates
is reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicers, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also

                                      A-4-6

permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-4-7

            IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [AM] [AJ] [B] [C] [D] Certificates referred to in the within-mentioned Agreement.

Dated: December 12, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By: ____________________________________
                                           Authorized Officer

                                      A-4-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage
            Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
            Pass-Through Certificate to the following address:_________________
            ___________________________________________________________________
            ___________________________________________________________________

Dated:

                                        _______________________________________
                                        Signature by or on behalf of Assignor

                                        _______________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
            distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________
            for the account of _______________________________________________.

            Distributions made by check (such check to be made payable to______
            ____________________________)and all applicable statements and notices should be mailed to_________________________________________
            __________________________________________________________________ .

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-4-9

                                   EXHIBIT A-5

                   FORM OF CLASS E, F, G, H AND J CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4
     CLASS [E] [F] [G] [H] [J] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-4

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [___% per annum]                   Initial Certificate Principal Balance of this
[Variable]                                            Certificate as of the Closing Date:
                                                      $__________________

Date of Pooling and Servicing Agreement:              Class Principal Balance of all the Class [E] [F] [G] [H]
December 1, 2006                                      [J] Certificates as of the Closing Date:
                                                      $___________________

Closing Date: December 12, 2006                       Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
First Distribution Date: January 12, 2006             due on or before such date (the "Initial Pool Balance"):
                                                      $4,522,709,155

Master Servicers: Midland Loan Services, Inc.         Trustee:  LaSalle Bank National Association
and Wells Fargo Bank, National Association

Special Servicer: LNR Partners, Inc.                  CUSIP No.:  _______

Certificate No. [E] [F] [G] [H] [J]-___               ISIN No.:

                                      A-5-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK,
NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                      A-5-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance")
as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan
Services, Inc. and Wells Fargo Bank, National Association, as master servicers
(each, a "Master Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as trustee
(the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with

                                      A-5-3

respect to this Certificate in reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an

                                      A-5-4

Opinion of Counsel satisfactory to the Trustee to the effect that such
Transferee is an Institutional Accredited Investor or a Qualified Institutional
Buyer and such Transfer may be made without registration under the Securities
Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, either Master Servicer, the Special Servicer, the Trustee or the
Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

            If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
be held by any Person that is not a Qualified Institutional Buyer.

            Notwithstanding the preceding paragraph, any interest in the Rule
144A Global Certificate for a Class of Book-Entry Non-Registered Certificates
may be transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate
Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective
Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a
Depository Participant by a denomination of interests in such Rule 144A Global
Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the
Certificate Registrar and the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A
Global Certificate in respect of the subject Class of Book-Entry Non-Registered

                                      A-5-5

Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            No beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Trustee (A) a certificate from such Certificate
Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

            Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the
Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by

                                      A-5-6

the fourth preceding paragraph, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same
Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Countrywide Securities Corporation, the Trustee, any Fiscal Agent, the Master
Servicers, the Special Servicer, the Certificate Registrar and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with
Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Sections I and III of Prohibited Transaction
Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either of Moody's or Standard & Poor's, and this Certificate or an interest herein is being acquired by or on behalf of a
Plan in reliance on Prohibited Transaction Exemption 90-29 or 2000-55, a
certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, the Master Servicers, the Special Servicer,
any Fiscal Agent, any Sub-Servicer,

                                      A-5-7

any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate
Owner, as the case may be, that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a
Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

            [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to

                                      A-5-8

the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage
Loans and REO Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein.
The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-2FL,
Class A-SB, Class A-3, Class A-1A, Class AM, Class AJ, Class AJ-FL, Class B,
Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class R-I and Class R-II
Certificates) may, subject to such other conditions as may be set forth in the
Agreement, exchange those Certificates for all Mortgage Loans and REO Properties
(or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicers, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-5-9

            IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [E] [F] [G] [H] [J] Certificates referred to in the within-mentioned Agreement.

Dated: December 12, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By: ____________________________________
                                            Authorized Officer

                                     A-5-10

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage
            Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
            Pass-Through Certificate to the following address:_________________
            ___________________________________________________________________
            ___________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
            distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________
            for the account of ________________________________________________.

            Distributions made by check (such check to be made payable to______
            ______________________) and all applicable statements and notices should be mailed to ______________________________________________
            __________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-5-11

                                   EXHIBIT A-6

                FORM OF CLASS K, L, M, N, P, Q AND S CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4
       CLASS [K] [L] [M] [N] [P] [Q] [S] COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2006-4

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [___% per annum]                   Initial Certificate Principal Balance of this Certificate
[Variable]                                            as of the Closing Date:
                                                      $_______________

Date of Pooling and Servicing Agreement:              Class Principal Balance of all the Class [K] [L]
                                                      [M] [N] December 1, 2006 [P] [Q] [S] Certificates as of the
                                                      Closing Date:
                                                      $_______________

Closing Date: December 12, 2006                       Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
First Distribution Date: January 12, 2006             due on or before such date (the "Initial Pool Balance"):
                                                      $4,522,709,155

Master Servicers: Midland Loan Services, Inc.         Trustee:  LaSalle Bank National Association
and Wells Fargo Bank, National Association

Special Servicer: LNR Partners, Inc.                  CUSIP No.:  ____________

Certificate No. [K] [L] [M] [N] [P] [Q] [S]___        ISIN No.:

                                      A-6-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK,
NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                      A-6-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance")
as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan
Services, Inc. and Wells Fargo Bank, National Association, as master servicers
(each, a "Master Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as trustee
(the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense

                                      A-6-3

previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a
Qualified Institutional Buyer and such Transfer may be made without

                                      A-6-4

registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, either Master Servicer, the
Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the
Opinion of Counsel described in clause (ii) of the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the
Agreement are, with respect to the subject Transfer, true and correct.

            If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
be held by any Person that is not a Qualified Institutional Buyer.

            Notwithstanding the preceding paragraph, any interest in the Rule
144A Global Certificate for a Class of Book-Entry Non-Registered Certificates
may be transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate
Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective
Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a
Depository Participant by a denomination of interests in such Rule 144A Global
Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the
Certificate Registrar and the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                                      A-6-5

            No beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Trustee (A) a certificate from such Certificate
Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

            Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the
Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive
Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of

                                      A-6-6

such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Countrywide Securities Corporation, the Trustee, any Fiscal Agent, the Master
Servicers, the Special Servicer, the Certificate Registrar and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with
Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Sections I and III of Prohibited Transaction
Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either of Moody's or Standard & Poor's, and this Certificate or an interest herein is being acquired by or on behalf of a
Plan in reliance on Prohibited Transaction Exemption 90-29 or 2000-55, a
certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, the Master Servicers, the Special Servicer,
any Sub-Servicer, any Fiscal Agent, any Exemption-Favored Party or any Mortgagor
with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the
Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that

                                      A-6-7

such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

            [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's

                                      A-6-8

interests therein) remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below)
for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust.
The Agreement permits, but does not require, either Master Servicer, the Special
Servicer or the Plurality Subordinate Certificateholder to purchase from the
Trust all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate
Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class
A-2FL, Class A-SB, Class A-3, Class A-1A, Class AM, Class AJ, Class AJ-FL, Class
B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class R-I and Class R-II
Certificates) may, subject to such other conditions as may be set forth in the
Agreement, exchange those Certificates for all Mortgage Loans and REO Properties
(or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicers, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-6-9

            IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By: ___________________________________
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [K] [L] [M] [N] [P] [Q][S] Certificates
referred to in the within-mentioned Agreement.

Dated: December 12, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By: ___________________________________
                                            Authorized Officer

                                     A-6-10

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage
            Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
            Pass-Through Certificate to the following address:_________________
            ___________________________________________________________________
            ___________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
            distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________
            for the account of _______________________________________________.

            Distributions made by check (such check to be made payable to______
            ______________________) and all applicable statements and notices should be mailed to_________________________________________________
            __________________________________________________________________ .

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-6-11

                                   EXHIBIT A-7

                     FORM OF CLASS R-I AND R-II CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4
        CLASS [R-I] [R-II] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-4

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing Agreement:              Percentage Interest evidenced by this Certificate
December 1, 2006                                      in the related Class:  _____%

Closing Date: December 12, 2006                       Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
First Distribution Date: January 12, 2006             due on or before such date (the "Initial Pool Balance"):
                                                      $4,522,709,155

Master Servicers: Midland Loan Services, Inc.         Trustee: LaSalle Bank National Association
and Wells Fargo Bank, National Association

Special Servicer: LNR Partners, Inc.

Certificate No. [R-I] [R-II]

                                      A-7-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
"QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE
SECURITIES ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK,
NATIONAL ASSOCIATION, LNR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

            This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership

                                      A-7-2

interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
Midland Loan Services, Inc. and Wells Fargo Bank, National Association, as
master servicers (each, a "Master Servicer" and collectively, the "Master
Servicers", which term includes any successor entity under the Agreement), LNR
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                                      A-7-3

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Trustee to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicers, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

            None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide
Securities Corporation, the Trustee, any Fiscal Agent, the Master Servicers, the
Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law that is substantially similar to Section 405 or

                                      A-7-4

407 of ERISA or Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.
Except in connection with the initial issuance of the Certificates or any
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates, the Certificate
Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar a certification as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this
Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a
Permitted Transferee. In connection with any proposed Transfer of any Ownership
Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit G-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, representing and warranting, among other things, that such
Transferee is a Permitted Transferee, that it is not acquiring its Ownership
Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership
Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the
Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate
Registrar shall not register the transfer of an Ownership Interest in this
Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Tax
Persons.

            Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit G-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC
Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury

                                      A-7-5

regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such
Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause either REMIC I or REMIC II to
(A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted
Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not (i) a
Disqualified Organization, (ii) any Person as to whom the transfer of this
Certificate may cause either REMIC I or REMIC II to fail to qualify as a REMIC,
(iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified
Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            A "Disqualified Organization" is (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the
Trust or any Person having an Ownership Interest in any Class of Certificates
(other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Residual Certificate to such Person. The terms "United
States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Disqualified Non-United States Tax Person" is, with respect to any Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual
Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such
Residual Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United
States Tax Person that has delivered to the Transferor, the Trustee and the
Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and
(y) such Transfer of such Residual Certificate will not be disregarded for
United States federal income tax purposes.

                                      A-7-6

            A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

            A "Non-United States Tax Person" is any Person other than a United
States Tax Person. A "United States Tax Person" is a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the
United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United
States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality
Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates;

                                      A-7-7

however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-2FL,
Class A-SB, Class A-3, Class A-1A, Class AM, Class AJ, Class AJ-FL, Class B,
Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class R-I and Class R-II
Certificates) may, subject to such other conditions as may be set forth in the
Agreement, exchange those Certificates for all Mortgage Loans and REO Properties
(or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicers, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-7-8

            IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

Dated: December 12, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:_____________________________________
                                           Authorized Officer

                                      A-7-9

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage
            Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
            Pass-Through Certificate to the following address:_________________
            ___________________________________________________________________
            ___________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
            distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________
            for the account of ________________________________________________.

            Distributions made by check (such check to be made payable to
            ______________________) and all applicable statements and notices should be mailed to _______________________________________________
            ___________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-7-10

                                   EXHIBIT A-8

                                      A-8-1

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT

                                       B-1

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

                                                                          [Date]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

Countrywide Commercial Real Estate Finance, Inc.
4500 Park Granada CH-143
Calabasas, California 91302

PNC Bank, National Association
10851 Mastin, Building 82, 7th Floor,
Overland Park, Kansas 66210

Midland Loan Services, Inc.
10851 Mastin, Suite 300,
Overland Park, Kansas 66210

Wells Fargo Bank, National Association
45 Freemont, Second Floor
San Francisco, California 94105

LNR Partners, Inc.
1601 Washington Avenue
Suite 700
Miami Beach, Florida 33139

      Re:   ML-CFC Commercial Mortgage Trust 2006-4,
            Commercial Mortgage Pass-Through Certificates, Series 2006-4

Ladies and Gentlemen:

      LaSalle Bank National Association, as Trustee, hereby certifies to the above referenced parties that, with respect to each Mortgage Loan listed in the
Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed hereto, (i) without regard to the

                                       C-1

proviso in the definition of "Mortgage File," all documents specified in clauses
(i), (ii), (iv)(A), (v) and (vii) of the definition of "Mortgage File", and to the extent provided in the related Mortgage File and actually known by a
Responsible Officer of the Trustee or the Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related
Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, clauses (iii), (iv)(B), (iv)(C), (vi) and (viii) through (xii) of the definition of "Mortgage File", are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Mortgage Loan by the applicable
Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and
(vi)(c) of the definition of "Mortgage Loan Schedule" is correct.

      None of the Trustee, the Master Servicers, the Special Servicer or any
Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the
Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing
Agreement.

                                        Respectfully,

                                        LASALLE BANK NATIONAL
                                           ASSOCIATION

                                        ________________________________________

                                        Name:__________________________________

                                        Title:__________________________________

                                       C-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-4

           Re:   ML-CFC Commercial Mortgage Trust 2006-4
                 Commercial Mortgage Pass-Through Certificates, Series 2006-4

Ladies and Gentlemen:

      In connection with the administration of the Mortgage Files held by you as
Trustee under a certain Pooling and Servicing Agreement dated as of December 1,
2006 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch
Mortgage Investors, Inc., as Depositor, Midland Loan Services, Inc. and Wells
Fargo Bank, National Association, as Master Servicers, LNR Partners, Inc., as
Special Servicer, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

         The Mortgage File should be delivered to the following:

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        Attn:___________________________________

                                        Phone:__________________________________

                                      D-1-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1.    Mortgage Loan paid in full.

            The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to its Collection Account pursuant to the Pooling and Servicing
            Agreement have been or will be so credited.

_____ 2.    Other. (Describe)

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                      [MIDLAND LOAN SERVICES, INC.]
                                      [WELLS FARGO BANK, NATIONAL ASSOCIATION]
                                      as Master Servicer

                                      By:_______________________________________

                                           Name_________________________________

                                           Title:_______________________________

                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-4

           Re: ML-CFC Commercial Mortgage Trust 2006-4,
               Commercial Mortgage Pass-Through Certificates, Series 2006-4

Ladies and Gentlemen:

            In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of
December 1, 2006 (the "Pooling and Servicing Agreement"), by and among Merrill
Lynch Mortgage Investors, Inc., as Depositor, Midland Loan Services, Inc. and
Wells Fargo Bank, National Association, as Master Servicers, LNR Partners, Inc.,
as Special Servicer, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

            The Mortgage File should be delivered to the following:

                                   _____________________________________________

                                   _____________________________________________

                                   _____________________________________________

                                        Attn: __________________________________

                                        Phone:__________________________________

                                      D-2-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1.    Mortgage Loan is being foreclosed.

_____ 2.    Other. (Describe)

            ___________________________________________________________________

            ___________________________________________________________________

            ___________________________________________________________________

            ___________________________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                      LNR PARTNERS, INC.
                                      as Special Servicer

                                      By: ______________________________________

                                          Name__________________________________

                                          Title:________________________________

                                      D-2-2

                                   EXHIBIT E-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-4

       Re:   ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage
             Pass-Through Certificates, Series 2006-4, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
             Notional Amount] as of December 12, 2006 (the "Closing Date") of
             $____________________ ] [representing a _________% Percentage
             Interest in the subject Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to___________________________
_ (the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of December 1, 2006, between
Merrill Lynch Mortgage Investors, Inc., as Depositor, Midland Loan Services,
Inc. and Wells Fargo Bank, National Association, as Master Servicers, LNR
Partners, Inc., as Special Servicer, and LaSalle Bank National Association, as
Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

            1.    The Transferor is the lawful owner of the Transferred
Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2.    Neither the Transferor nor anyone acting on its behalf has (a)
offered, transferred, pledged, sold or otherwise disposed of any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security by means of general advertising or in any

                                      E-1-1

other manner, or (e) taken any other action with respect to any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through
(e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the
Securities Act or any state securities laws.

                                        Very truly yours,

                                        ________________________________________
                                        (Transferor)

                                        By: ____________________________________

                                            Name: ______________________________

                                            Title: _____________________________

                                      E-1-2

                                  EXHIBIT E-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-4

       Re:   ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage
             Pass-Through Certificates, Series 2006-4, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate
             Notional Amount] as of December 12, 2006 (the "Closing Date") of
             $___________________________ ] [representing a _______% Percentage
             Interest in the subject Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to___________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of December 1, 2006, between
Merrill Lynch Mortgage Investors, Inc., as Depositor, Midland Loan Services,
Inc. and Wells Fargo Bank, National Association, as Master Servicers, LNR
Partners, Inc., as Special Servicer, and LaSalle Bank National Association, as
Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

            1.    The Transferee is a "qualified institutional buyer" (a
      "Qualified Institutional Buyer") as that term is defined in Rule 144A
      ("Rule 144A") under the Securities Act of 1933, as amended (the
      "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The
      Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified
      Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or
      (b) pursuant to another exemption from registration under the Securities
      Act.

                                     E-2A-1

            2.    The Transferee has been furnished with all information
      regarding (a) the Depositor, (b) the Transferred Certificates and
      distributions thereon, (c) the nature, performance and servicing of the
      Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund
      created pursuant thereto, and (e) all related matters, that it has requested.

            3.    If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the
      Nominee Acknowledgment below.

                                        Very truly yours,

                                        ________________________________________
                                        (Transferee)

                                        By: ____________________________________

                                             Name: _____________________________

                                             Title: ____________________________

                             Nominee Acknowledgment

            The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ________________________________________
                                        (Nominee)

                                        By: ____________________________________

                                             Name: _____________________________

                                             Title: ____________________________

                                     E-2A-2

                             ANNEX 1 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

            The undersigned hereby certifies as follows to _____________________
(the "Transferor") and ______________________________, as Certificate Registrar,
with respect to the mortgage pass-through certificates (the "Transferred
Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1.    As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2.    The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      _______     Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
                  Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
                  Revenue Code of 1986, as amended.

      _______     Bank. The Transferee (a) is a national bank or a banking
                  institution organized under the laws of any state, U.S.
                  territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months
                  preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      _______     Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or

________________________________

1     Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     E-2A-3

                  similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual
                  financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      _______     Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as
                  amended.

      _______     Insurance Company. The Transferee is an insurance company
                  whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by
                  insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      _______     State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any
                  agency or instrumentality of the state or its political
                  subdivisions, for the benefit of its employees.

      ________    ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income
                  Security Act of 1974.

      ________    Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ________    QIB Subsidiary. All of the Transferee's equity owners are
                  "qualified institutional buyers" within the meaning of Rule
                  144A.

      ________    Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
                  subsection (a)(1) of Rule 144A pursuant to which it qualifies.
                  Note that registered investment companies should complete
                  Annex 2 rather than this Annex 1)_____________________________
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________
                  _____________________________________________________________.

      3.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                     E-2A-4

      4.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5.    The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      _________   ________  Will the Transferee be purchasing the Transferred
         Yes         No     Certificates only for the Transferee's own account?

      6.    If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7.    The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

      8.    Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                     E-2A-5

                                        ________________________________________
                                        (Transferee)

                                        By: ____________________________________

                                             Name: _____________________________

                                             Title: ____________________________

                                             Date:______________________________

                                     E-2A-6

                             ANNEX 2 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

            The undersigned hereby certifies as follows to _____________________
(the "Transferor") and __________________________, as Certificate Registrar,
with respect to the mortgage pass-through certificates (the "Transferred
Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1.    As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if
the Transferee is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2.    The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the
Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      _______     The Transferee owned and/or invested on a discretionary basis
                  $___________________________ in securities (other than the excluded securities referred to below) as of the end of the
                  Transferee's most recent fiscal year (such amount being
                  calculated in accordance with Rule 144A).

      _______     The Transferee is part of a Family of Investment Companies which owned in the aggregate $_____________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
                  144A).

      3.    The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     E-2A-7

      4.    The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
Transferee, or owned by the Transferee's Family of Investment Companies, the
securities referred to in this paragraph were excluded.

      5.    The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      _________   ________  Will the Transferee be purchasing the Transferred
         Yes         No     Certificates only for the Transferee's own account?

      6.    If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7.    The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

      8.    Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ________________________________________
                                        [Transferee][Adviser]

                                        By: ____________________________________

                                             Name: _____________________________

                                             Title: ____________________________

                                             Date:______________________________

                                     E-2A-8

                                        IF AN ADVISER:

                                        ________________________________________
                                        (Transferee)

                                             Date: _____________________________

                                     E-2A-9

                                  EXHIBIT E-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention:  Global Securities and Trust Services Group, ML-CFC Commercial
            Mortgage Trust 2006-4

        Re: ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage
            Pass-Through Certificates, Series 2006-4, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate
            Notional Amount] as of December 12, 2006 (the "Closing Date") of
            $_______________________ ]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to
______________________________ (the "Transferee") of the captioned Certificates
(the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of
December 1, 2006, between Merrill Lynch Mortgage Investors, Inc., as Depositor,
Midland Loan Services, Inc. and Wells Fargo Bank, National Association, as
Master Servicers, LNR Partners, Inc., as Special Servicer, and LaSalle Bank
National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

      1.    The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
Act"), or any applicable state securities laws.

      2.    The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the
Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is
(i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the
Certificate Registrar has received: (A) a certification from the
Certificateholder desiring to

                                     E-2B-1

effect such transfer substantially in the form attached as Exhibit E-1 to the
Pooling and Servicing Agreement and a certification from such
Certificateholder's prospective transferee substantially in the form attached either as Exhibit E-2A to the Pooling and Servicing Agreement or as Exhibit E-2B
to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

      3.    The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement,
which provisions it has carefully reviewed, and that each Transferred
Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS
OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE
TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS
SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
"CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS
CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      4.    Neither the Transferee nor anyone acting on its behalf has (a)
offered, pledged, sold, disposed of or otherwise transferred any Transferred
Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any
Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the

                                     E-2B-2

case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities
Act, would render the disposition of the Transferred Certificates a violation of
Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto.
The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

      5.    The Transferee has been furnished with all information regarding (a)
the Depositor, (b) the Transferred Certificates and distributions thereon, (c)
the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto,
(d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

      6.    The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The
Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the
Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

      7.    If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgement below.

                                        Very truly yours,

                                        ________________________________________
                                               (Transferee)

                                        By: ____________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                     E-2B-3

                             Nominee Acknowledgement

      The undersigned hereby acknowledges and agrees that as to the Transferred
Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ________________________________________
                                               (Nominee)

                                        By: ____________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                     E-2B-4

                                  EXHIBIT E-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                                 _______________________, 200___

________________________________

________________________________

________________________________

________________________________
(Name and Address of Transferor)

        Re:   ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage
              Pass-Through Certificates, Series 2006-4, Class _______, having an initial aggregate [Certificate Principal Balance] [Certificate
              Notional Amount] as of December 12, 2006 (the "Closing Date") of
              $_________________________

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of December 1, 2006, between Merrill Lynch Mortgage
Investors, Inc., as Depositor, Midland Loan Services, Inc. and Wells Fargo Bank,
National Association, as Master Servicers, LNR Partners, Inc., as Special
Servicer, and LaSalle Bank National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

      1.    The Transferee is a "qualified institutional buyer" (a "Qualified
Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and
Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A.
The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

      2.    The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the
Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the

                                     E-2C-1

Transferred Certificates may be resold or transferred unless (i) such
Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit E-2C to the Pooling and Servicing
Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

      3.    The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
Agreement, which provisions it has carefully reviewed, and that the Transferred
Certificates will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE
TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS
SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
"CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS
CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      4.    The Transferee has been furnished with all information regarding (a)
the Depositor, (b) the Transferred Certificates and distributions thereon, (c)
the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and
Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

                                     E-2C-2

                                        Very truly yours,

                                        ________________________________________
                                               (Transferee)

                                        By: ____________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                     E-2C-3

                             ANNEX 1 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

            The undersigned hereby certifies as follows to ____________________
(the "Transferor") and for the benefit of Merrill Lynch Mortgage Investors, Inc.
with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee
Certificate to which this certification relates and to which this certification is an Annex:

      1.    As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

      2.    The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      _______     Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
                  Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
                  Revenue Code of 1986, as amended.

      _______     Bank. The Transferee (a) is a national bank or a banking
                  institution organized under the laws of any state, U.S.
                  territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months
                  preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      _______     Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or

__________________________

1     Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     E-2C-4

                  similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual
                  financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      _______     Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as
                  amended.

      _______     Insurance Company. The Transferee is an insurance company
                  whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by
                  insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      _______     State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any
                  agency or instrumentality of the state or its political
                  subdivisions, for the benefit of its employees.

      _______     ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income
                  Security Act of 1974.

      _______     Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as
                  amended.

      _______     QIB Subsidiary. All of the Transferee's equity owners are
                  "qualified institutional buyers" within the meaning of Rule
                  144A.

      _______     Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
                  subsection (a)(1) of Rule 144A pursuant to which it qualifies.
                  Note that registered investment companies should complete
                  Annex 2 rather than this Annex 1.)

      3.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the

                                     E-2C-5

basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction.
However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5.    The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

      _________   ________  Will the Transferee be acquiring interests in the
         Yes         No     Transferred Certificates only for the Transferee's
                            own account?

      6.    If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7.    The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

      8.    Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the
Transferred Certificates were issued.

                                     E-2C-6

                                        ________________________________________
                                               (Transferee)

                                        By: ____________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                             Date: _____________________________

                                     E-2C-7

                             ANNEX 2 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

            The undersigned hereby certifies as follows to______________________
(the "Transferor") and for the benefit of Merrill Lynch Mortgage Investors, Inc.
with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1.    As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if
the Transferee is a "qualified institutional buyer" as that term is defined in
Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2.    The Transferee is a "qualified institutional buyer" as defined in
Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the
Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      _______     The Transferee owned and/or invested on a discretionary basis
                  $________________________ in securities (other than the
                  excluded securities referred to below) as of the end of the
                  Transferee's most recent fiscal year (such amount being
                  calculated in accordance with Rule 144A).

      _______     The Transferee is part of a Family of Investment Companies which owned in the aggregate $_________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
                  144A).

      3.    The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     E-2C-8

      4.    The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
Transferee, or owned by the Transferee's Family of Investment Companies, the
securities referred to in this paragraph were excluded.

      5.    The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more
Transfers to the Transferee will be in reliance on Rule 144A.

      _________   ________  Will the Transferee be acquiring interests in the
         Yes         No     Transferred Certificates only for the Transferee's
                            own account?

      6.    If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7.    The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred
Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

      8.    Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the
Transferred Certificates were issued.

                                     E-2C-9

                                        ________________________________________
                                        (Transferee or Adviser)

                                        By: ____________________________________

                                             Name_______________________________

                                             Title:_____________________________

                                             Date: _____________________________

                                        IF AN ADVISER:

                                        Print Name of Transferee

                                        ________________________________________

                                             Date: _____________________________

                                     E-2C-10

                                  EXHIBIT E-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                                                          [Date]

[TRANSFEROR]

Re:   ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage Pass-Through
      Certificates, Series 2006-4, Class _______, having an initial aggregate
      [Certificate Principal Balance] [Certificate Notional Amount] as of
      December 12, 2006 (the "Closing Date") of $_________________________

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to __________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of December 1, 2006, between
Merrill Lynch Mortgage Investors, Inc., as Depositor, Midland Loan Services,
Inc. and Wells Fargo Bank, National Association, as Master Servicers, LNR
Partners, Inc., as Special Servicer, and LaSalle Bank National Association, as
Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States
Securities Person.

            For purposes of this certification, "United States Securities
Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the
United States; (iii) any estate of which any executor or administrator is a
United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities
Person if an executor or administrator of the estate who is not a United States
Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an

                                     E-2D-1

individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a
United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a))
under the United States Securities Act of 1933, as amended (the "Securities
Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and
Development, the Inter-American Development Bank, the Asian Development Bank,
the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States
Securities Persons.

            The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, _____

                                        Very truly yours,

                                        (Transferee)

                                        By: ____________________________________
                                             Name:
                                             Title:

                                     E-2D-2

                                   EXHIBIT F-1

            FORM I OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (DEFINITIVE NON-REGISTERED CERTIFICATES)

                                                      ___________________, 200__

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-4

        Re:  ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage
             Pass-Through Certificates, Series 2006-4 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by
___________________ (the "Transferor") to_______________ (the "Transferee") of
the Class ____________ Certificates (the "Transferred Certificates") [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount]
as of December 12, 2006 (the "Closing Date") of $_________ ] [evidencing a ____%
interest in the Classes to which they belong]. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the
"Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors,
Inc., as depositor, Midland Loan Services, Inc. and Wells Fargo Bank, National
Association, as master servicers, LNR Partners, Inc., as special servicer, and
LaSalle Bank National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and
Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

      _____       The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or
                  arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or
                  indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a
                  Plan; or

      _____       The Transferee is using funds from an insurance company
                  general account to acquire the Transferred Certificates,
                  however, the purchase and holding of such Certificates by such
                  Person is exempt from the prohibited transaction provisions of
                  Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the

                                      F-1-1

                  Code, by reason of Sections I and III of Prohibited
                  Transaction Class Exemption 95-60.

      _____       The Transferred Certificates are Investment Grade Certificates
                  and are being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 or 2000-55; and such
                  Plan (X) is an accredited investor as defined in Rule
                  501(a)(1) of Regulation D of the Securities Act, (Y) is not
                  sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, either
                  Master Servicer, the Special Servicer, any Fiscal Agent, any
                  Sub-Servicer, any Exemption-Favored Party or any Mortgagor
                  with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the
                  Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and
                  (Z) such Plan agrees that it will obtain from each of its
                  Transferees that are Plans a written representation that such
                  Transferee satisfies the requirements of the immediately
                  preceding clauses (X) and (Y), together with a written
                  agreement that such Transferee will obtain from each of its
                  Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

            IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                        ________________________________________
                                               (Transferee)

                                        By: ____________________________________

                                             Name ______________________________

                                             Title:_____________________________

                                      F-1-2

                                   EXHIBIT F-2

            FORM II OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                                      ___________________, 200__

________________________________

________________________________

________________________________

________________________________
(Name and Address of Transferor)

      Re:   ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage
            Pass-Through Certificates, Series 2006-4 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _______________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The
Depository Trust Corporation ("DTC") and the Depository Participants) in Class
__________ Certificates (the "Transferred Certificates") [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of
December 12, 2006 (the "Closing Date") of $_________. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1,
2006 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage
Investors, Inc., as depositor, Midland Loan Services, Inc. and Wells Fargo Bank,
National Association, as master servicers, LNR Partners, Inc., as special servicer, and LaSalle Bank National Association, as trustee (the "Trustee").
Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

      _____       The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or
                  arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or
                  indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a
                  Plan; or

      _____       The Transferee is using funds from an insurance company
                  general account to acquire the Transferred Certificates,
                  however, the purchase and holding of such Certificates by such
                  Person is exempt from the prohibited

                                      F-2-1

                  transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
                  Section 4975 of the Code, by reason of Sections I and III of
                  Prohibited Transaction Class Exemption 95-60.

      _____       The Transferred Certificates are Investment Grade Certificates
                  and are being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 or 2000-55; and such
                  Plan (X) is an accredited investor as defined in Rule
                  501(a)(1) of Regulation D of the Securities Act, (Y) is not
                  sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, either
                  Master Servicer, the Special Servicer, any Fiscal Agent, any
                  Sub-Servicer, any Exemption-Favored Party or any Mortgagor
                  with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the
                  Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and
                  (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding
                  clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding
                  satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

            IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                        ________________________________________
                                               (Transferee)

                                        By: ____________________________________

                                             Name_______________________________

                                             Title:_____________________________

                                      F-2-2

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(A)(6)(A) AND 860E(E)(4) OF  THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(C)(4)

Re:   ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage Pass-Through
      Certificates, Series 2006-4 (the "Certificates"), issued pursuant to the
      Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
      dated as of December 1, 2006, between Merrill Lynch Mortgage Investors,
      Inc., as Depositor, Midland Loan Services, Inc. and Wells Fargo Bank,
      National Association, as Master Servicers, LNR Partners, Inc., as Special
      Servicer, and LaSalle Bank National Association, as Trustee

STATE OF __________________________)
                                   )         ss.:  _____________________________
COUNTY OF _________________________)

      The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

      1.    ______________________________ (the "Purchaser"), is acquiring Class
[R-I] [R-II] Certificates representing ________________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a
"REMIC") designated as ["REMIC I"] ["REMIC II"], [respectively], relating to the
Certificates for which an election is to be made under Section 860D of the
Internal Revenue Code of 1986, as amended (the "Code").

      2.    The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the Class [R-I] [R-II] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified
Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v)
any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code)
which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision

                                      G-1-1

thereof if all of its activities are subject to tax (except for the Federal Home
Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

      3.    The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any
Class [R-I] [R-II] Certificates to a Disqualified Organization.

      4.    The Purchaser will not transfer the Class [R-I] [R-II] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

      5.    The Purchaser agrees to such amendments of the Pooling and Servicing
Agreement as may be required to further effectuate the prohibition against transferring the Class [R-I] [R-II] Certificates to a Disqualified Organization,
an agent thereof or a person that does not satisfy the requirements of paragraph
7.

      6.    The Purchaser consents to the designation of the REMIC Administrator as the agent of the Tax Matters Person of [REMIC I] [REMIC II] pursuant to
Section 10.01(d) of the Pooling and Servicing Agreement.

      7.    No purpose of the acquisition of the Class [R-I] [R-II] Certificates is to impede the assessment or collection of tax.

                    [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

      8.    If the Transferor requires the safe harbor under Treasury
regulations section 1.860E-1 to apply:

      i.    The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the
            Purchaser intends to pay taxes associated with holding the Class
            [R-I] [R-II] Certificates as they become due.

      ii.   The Purchaser understands that it may incur tax liabilities with respect to the Class [R-I] [R-II] Certificates in excess of any cash flows generated by such Certificates.

      iii.  The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States
            Tax Person.

                                      G-1-2

      iv.   The Purchaser will not cause the income from the Class [R-I] [R-II]
            Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a
            United States Tax Person.

      [CHECK THE STATEMENT THAT APPLIES]

|_|   v)    In accordance with Treasury Regulations Section 1.860E-1, the
            Purchaser:

            a)    is an "eligible corporation" as defined in Section
            1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated Investment
            Company as defined in Section 851(a) of the Code; a Real Estate
            Investment Trust as defined in Section 856(a) of the Code; a REMIC as defined in Section 860D of the Code; or an organization to which part I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of Class [R-I] [R-II] Certificates will only be subject to taxation in the United States,

            b)    has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and

            c)    hereby agrees only to transfer the Certificate to another
            "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

      OR

|_|   vi)   The  Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the Class [R-I] [R-II]
            Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present
            Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax
            Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter

                                      G-1-3

|_|   9.    If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply: [CHECK THE STATEMENT THAT APPLIES]

|_|   i)    The Purchaser is a "United States person" as defined in Section
            7701(a) of the Code and the regulations promulgated thereunder (the
            Purchaser's U.S. taxpayer identification number is ______________).
            The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

      OR

|_|   ii)   The Purchaser is not a United States person. However, the Purchaser:

            a)    conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

            b)    understands that, for purposes of Treasury regulations section
            1.860E-1(c)(4)(ii), as a holder of a Class [R-I] [R-II] Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class
            [R-I] [R-II] Certificate;

            c)    intends to pay the taxes associated with holding a Class [R-I]
            [R-II] Certificate;

            d)    is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a),
            (b) and (c) of this sentence or are United States persons); and

            e)    has furnished the Transferor and the Trustee with an effective
            IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

      Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                      G-1-4

      IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

      Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a
_______________________ of the Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                        Subscribed and sworn before me this
                                        _________ day of ______________________,
                                        20_____.

                                        ________________________________________
                                        Notary Public

                                      G-1-5

                                   EXHIBIT G-2

                         FORM OF TRANSFEROR CERTIFICATE
                     FOR TRANSFERS OF RESIDUAL CERTIFICATES

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-4

        Re:   ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage
              Pass-Through Certificates, Series 2006-4 (the "Certificates"),
              Class [R-I] [R-II]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
the above-captioned Certificates evidencing a ___% Percentage Interest in such
Class (the "Residual Certificates"). The Certificates, including the Residual
Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as Depositor, Midland Loan Services, Inc. and
Wells Fargo Bank, National Association, as Master Servicers, LNR Partners, Inc.,
as Special Servicer, and LaSalle Bank National Association, as Trustee. All
capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, that:

            1.    No purpose of the Transferor relating to the transfer of the
      Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2.    The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the
      Pooling and Servicing Agreement as Exhibit G-1. The Transferor does not know or believe that any representation contained therein is false.

            3.    The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
      Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the

                                      G-2-1

      future. The Transferor understands that the transfer of the Residual
      Certificates may not be respected for United States income tax purposes
      (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        ________________________________________
                                        (Transferor)

                                             Name:______________________________

                                             Title:_____________________________

                                      G-2-2

                                   EXHIBIT H-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                                          [Date]

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Standard & Poor's
55 Water Street
New York, New York 10041

Ladies and Gentlemen:

            This notice is being delivered pursuant to Section 6.09 of the
Pooling and Servicing Agreement dated as of December 1, 2006 relating to ML-CFC
Commercial Mortgage Trust 2006-4, Commercial Mortgage Pass-Through Certificates,
Series 2006-4 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the
Agreement.

            Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated
[name of proposed special servicer] to serve as the Special Servicer under the
Agreement.

            The designation of [name of proposed special servicer] as Special
Servicer will become final if certain conditions are met and on the date you will deliver to LaSalle Bank National Association, the trustee under the
Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

            Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                      H-1-1

                                        Very truly yours,

                                        LASALLE BANK NATIONAL ASSOCIATION

                                        By: ____________________________________
                                             Name
                                             Title:

Moody's Investors Service, Inc.              Standard & Poor's

By: _________________________                By: _______________________________
      Name:                                        Name:
      Title:                                       Title:

Date:________________________                Date:______________________________

                                      H-1-2

                                   EXHIBIT H-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-4

        Re:  ML-CFC Commercial Mortgage Trust 2006-4 Commercial Mortgage
             Pass-Through Certificates, Series 2006-4

Ladies & Gentlemen:

            Pursuant to Section 6.09 of the Pooling and Servicing Agreement
dated as of December 1, 2006 relating to ML-CFC Commercial Mortgage Trust
2006-4, Commercial Mortgage Pass-Through Certificates, Series 2006-4 (the
"Agreement"), the undersigned hereby agrees with all the other parties to the
Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein as Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in
Section 3.23(b) of the Agreement as if it were the Special Servicer hereunder.

                                        [Name of Proposed Special Servicer]
                                        ________________________________________

                                        By:_____________________________________

                                             Name_______________________________

                                             Title:_____________________________

                                      H-2-1

                                   EXHIBIT I-1

                        FORM OF INFORMATION REQUEST FROM
                     CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                                   ______________________, 200__

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention:  Global Securities and Trust Services Group, ML-CFC Commercial
            Mortgage Trust 2006-4

Midland Loan Services, Inc.
10851 Mastin, Buildin 82, 7th Floor,
Overland Park, Kansas 66210

Wells Fargo Bank, National Association
45 Freemont, Second Floor
San Francisco, California 94105

LNR Partners, Inc.
1601 Washington Avenue
Suite 700
Miami Beach, Florida 33139

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

        Re: ML-CFC Commercial Mortgage Trust 2006-4 Commercial Mortgage
            Pass-Through Certificates, Series 2006-4

            In accordance with the Pooling and Servicing Agreement dated as of
December 1, 2006 (the "Pooling and Servicing Agreement"), among Merrill Lynch
Mortgage Investors, Inc., as depositor (the "Depositor"), Midland Loan Services,
Inc. and Wells Fargo Bank, National Association, as master servicers (each, a
"Master Servicer" and collectively, the "Master Servicers"), LNR Partners, Inc., as special servicer, and LaSalle Bank National Association, as trustee (the
"Trustee"), with respect to the ML-CFC Commercial Mortgage Trust 2006-4,
Commercial Mortgage Pass-Through Certificates, Series 2006-4 (the
"Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

      1.    The Investor is a [holder] [beneficial owner] of [$__________
            aggregate [Certificate Principal Balance/Certificate Notional
            Amount] of] [a ___% Percentage Interest in] the Class ____
            Certificates.

                                      I-1-1

      2.    The Investor is requesting access to the following information (the
            "Information") solely for use in evaluating the Investor's investment in the Certificates:

            ___   The information available on the Master Servicers' internet websites pursuant to Section 3.15 of the Pooling and Servicing
                  Agreement.

            ___   The information available on the Trustee's internet website pursuant to Sections 3.15 and 4.02 of the Pooling and
                  Servicing Agreement.

            ___   The information identified on Schedule I attached hereto
                  pursuant to Sections 3.15 and 4.02 of the Pooling and
                  Servicing Agreement.

      3.    In consideration of either Master Servicer's or the Trustee's disclosure to the Investor of the Information, the Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such
            Information will not, without the prior written consent of the applicable Master Servicer or the Trustee, as applicable, be disclosed by the Investor or by its Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that the Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that the Investor may provide all or any part of the Information to its auditors, legal counsel and regulators; and provided further, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Trustee's or either Master Servicer's, as applicable, Internet Website or has previously been filed with the
            Securities and Exchange Commission.

      4.    The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities
            Act of 1933, as amended (the "Securities Act"), or the Securities
            Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the
            Securities Act.

      5.    The Investor hereby acknowledges and agrees that:

            (a)   Neither of the Master Servicers nor the Trustee will make any representations or warranties as to the accuracy or
                  completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its internet website;

            (b)   Neither of the Master Servicers nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party, each other or any other Person that

                                      I-1-2

                  is included in any report, document or other information
                  delivered pursuant to this request or made available on its respective internet website;

            (c)   Any transmittal of any report, document or other information to the Investor by either Master Servicer or the Trustee is subject to, which transmittal may (but need not be)
                  accompanied by a letter containing, the following provision:

                        By receiving the information set forth herein, you
                        hereby acknowledge and agree that the United States
                        securities laws restrict any person who possesses
                        material, non-public information regarding the Trust
                        which issued Merrill Lynch Mortgage Investors, Inc.,
                        Commercial Mortgage Pass-Through Certificates, Series
                        2006-4, from purchasing or selling such Certificates in
                        circumstances where the other party to the transaction
                        is not also in possession of such information. You also
                        acknowledge and agree that such information is being
                        provided to you for the purposes of, and such
                        information may be used only in connection with,
                        evaluation by you or another Certificateholder,
                        Certificate Owner or prospective purchaser of such
                        Certificates or beneficial interest therein;

            (d)   When delivering any report, document or other information
                  pursuant to this request, either Master Servicer or the
                  Trustee may (i) indicate the source thereof and may affix
                  thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6.    The Investor agrees to indemnify and hold harmless the Master
            Servicers, the Special Servicer, the Depositor, the Trustee and the
            Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the
            Information by the Investor or any of its Representatives. The
            Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the Investor or any of its Representatives and that either Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

                                      I-1-3

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [CERTIFICATEHOLDER] [BENEFICIAL
                                        OWNER OF A CERTIFICATE]

                                        By:_____________________________________

                                        Name____________________________________

                                        Title:__________________________________

                                        Telephone No.:__________________________

                                      I-1-4

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                      I-1-5

                                   EXHIBIT I-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                                   ______________________, 200__

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group, ML-CFC Commercial
           Mortgage Trust 2006-4

Midland Loan Services, Inc.
10851 Mastin, Buildin 82, 7th Floor,
Overland Park, Kansas 66210

Wells Fargo Bank, National Association
45 Freemont, Second Floor
San Francisco, California 94105

LNR Partners, Inc.
1601 Washington Avenue
Suite 700
Miami Beach, Florida 33139

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

Re:   ML-CFC Commercial Mortgage Trust 2006-4 Commercial Mortgage Pass-Through
      Certificates, Series 2006-4 (the "Certificates")

      In accordance with the Pooling and Servicing Agreement dated as of
December 1, 2006 (the "Pooling and Servicing Agreement"), among Merrill Lynch
Mortgage Investors, Inc., as depositor (the "Depositor"), Midland Loan Services,
Inc. and Wells Fargo Bank, National Association, as Master Servicers (the
"Master Servicers"), LNR Partners, Inc., as special servicer, and LaSalle Bank
National Association, as trustee (the "Trustee"), with respect to the ML-CFC
Commercial Mortgage Trust 2006-4, Commercial Mortgage Pass-Through Certificates,
Series 2006-4 (the "Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

      1.    The Investor is contemplating an investment in the Class ____
            Certificates.

      2.    The Investor is requesting access to the following information (the
            "Information") solely for use in evaluating such possible investment in the Certificates:

                                      I-2-1

            ___   The information available on the Master Servicers' internet websites pursuant to Section 3.15 of the Pooling and Servicing
                  Agreement.

            ___   The information available on the Trustee's internet website pursuant to Sections 3.15 and 4.02 of the Pooling and
                  Servicing Agreement.

            ___   The information identified on Schedule I attached hereto
                  pursuant to Sections 3.15 and 4.02 of the Pooling and
                  Servicing Agreement.

      3.    In consideration of either Master Servicer's or the Trustee's disclosure to the Investor of the Information, the Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information in connection with the Investor's possible investment), and such Information will not, without the prior written consent of either Master Servicer or the
            Trustee, as applicable, be disclosed by the Investor or by its
            Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the
            "Representatives") in any manner whatsoever, in whole or in part;
            provided, that the Investor may provide all or any part of the
            Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such
            Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that the Investor may provide all or any part of the
            Information to its auditors, legal counsel and regulators; and
            provided further, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Trustee's or either Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission.

      4.    The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities
            Act of 1933, as amended (the "Securities Act"), or the Securities
            Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the
            Securities Act.

      5.    The Investor hereby acknowledges and agrees that:

            (a)   Neither of the Master Servicers nor the Trustee will make any representations or warranties as to the accuracy or
                  completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its internet website;

            (b)   Neither of the Master Servicers nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered

                                      I-2-2

                  pursuant to this request or made available on its respective internet website;

            (c)   Any transmittal of any report, document or other information to the Investor by either Master Servicer or the Trustee is subject to, which transmittal may (but need not be)
                  accompanied by a letter containing, the following provision:

                        By receiving the information set forth herein, you
                        hereby acknowledge and agree that the United States
                        securities laws restrict any person who possesses
                        material, non-public information regarding the Trust
                        which issued Merrill Lynch Mortgage Investors, Inc.,
                        Commercial Mortgage Pass-Through Certificates, Series
                        2006-4, from purchasing or selling such Certificates in
                        circumstances where the other party to the transaction
                        is not also in possession of such information. You also
                        acknowledge and agree that such information is being
                        provided to you for the purposes of, and such
                        information may be used only in connection with,
                        evaluation by you or another Certificateholder,
                        Certificate Owner or prospective purchaser of such
                        Certificates or beneficial interest therein;

            (d)   When delivering any report, document or other information
                  pursuant to this request, either Master Servicer or the
                  Trustee may (i) indicate the source thereof and may affix
                  thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6.    The Investor agrees to indemnify and hold harmless the Master
            Servicers, the Special Servicer, the Depositor, the Trustee and the
            Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the
            Information by the Investor or any of its Representatives. The
            Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the Investor or any of its Representatives and that either Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                      I-2-3

                                        [PROSPECTIVE PURCHASER]

                                        By:_____________________________________

                                             Name_______________________________

                                             Title:_____________________________

                                             Telephone No.:_____________________

                                      I-2-4

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                      I-2-5

                                    EXHIBIT J

               FORM OF EXCHANGE ACT REPORTABLE EVENT NOTIFICATION

VIA FAX:       (212) 449-7684
VIA EMAIL:     DAVID_RODGERS@ML.COM
VIA TELEPHONE: 212-449-3611*
VIA OVERNIGHT MAIL:
[* IF NOTICE IS GIVEN BY TELEPHONE, SIMILAR NOTICE SHOULD ALSO BE GIVEN BY FAX
OR E-MAIL]

Merrill Lynch Mortgage Investors, Inc., as Depositor
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

Attention: David Rodgers or Director, CMBS Securitization

            Re: Exchange Act Reportable Event Disclosure

Ladies and Gentlemen:

            In accordance with Section 8.16 of the Pooling and Servicing
Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"),
among Merrill Lynch Mortgage Investors, Inc., as depositor, Midland Loan
Services, Inc. and Wells Fargo Bank, National Association, as master servicers,
LNR Partners, Inc., as special servicer, and LaSalle Bank National Association, as trustee, the undersigned, as [____________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form
[10-D] [10-K] [8-K].

Description of Exchange Act Reportable Event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

List of any Attachments hereto to be included in the Exchange Act Reportable
Event Disclosure:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                       J-1

            Any inquiries related to this notification should be directed to
[_______________], phone number: [_________]; email address: [_______________].

                                        [NAME OF PARTY],
                                        as [role]

                                        By: ____________________________________
                                             Name:
                                             Title:

                                       J-2

                                    EXHIBIT K

                      FORM OF S&P DEFEASANCE CERTIFICATION

       FOR LOANS HAVING A PRINCIPAL BALANCE OF LESS THAN (A) $20,000,000,
      AND (B) 5% OF OUTSTANDING POOL BALANCE, AND WHICH LOAN IS NOT ONE OF
                   THE 10 LARGEST LOANS IN THE RESPECTIVE POOL

To:   Standard & Poor's Ratings Services 55 Water Street New York, New York
      10041 Attn: Commercial Mortgage Surveillance

From: [Midland Loan Services, Inc.] [Wells Fargo Bank, National Association], in
      its capacity as a Master Servicer (the "Master Servicer") under the
      Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, Midland Loan Services, Inc. and Wells Fargo Bank, National
      Association, as master servicers, LNR Partners, Inc., as special servicer, and LaSalle Bank National Association, as trustee.

Date: _________, 20___

Re:   ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage Pass-Through
      Certificates, Series 2006-4 -- Mortgage Loan (the "Mortgage Loan")
      heretofore secured by real property known as _______.

      Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

      THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE
UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD
SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR
STANDARD OF CARE GREATER THAN THE DUTIES OF THE MASTER SERVICER UNDER THE
POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

      We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing
Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

            1.    The Mortgagor has consummated a defeasance of the Mortgage
                  Loan of the type checked below:

                                       K-1

                  ____    a full defeasance of the entire outstanding principal
                          balance ($___________) of the Mortgage Loan; or

                  ____    a partial defeasance of a portion ($__________) of the
                          Mortgage Loan that represents ___% of the entire
                          principal balance of the Mortgage Loan ($________);

            2.    The defeasance was consummated on __________, 20__.

            3.    The defeasance was completed in all material respects in
                  accordance with the conditions for defeasance specified in the
                  Mortgage Loan documents and in accordance with the Servicing
                  Standard.

            4.    The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury,
                  (ii) direct debt obligations of the Federal National Mortgage
                  Association, (iii) direct debt obligations of the Federal Home
                  Loan Mortgage Corporation, or (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such
                  defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early redemption.

            5.    After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the
                  original Mortgagor, (ii) is a Single-Purpose Entity (as
                  defined in the S&P Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original
                  Mortgagor with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Mortgage Loan pursuant to the terms of the Mortgage Loan documents, or (v) has delivered a letter from Standard & Poor's confirming that the organizational
                  documents of such Defeasance Obligor were previously approved by Standard & Poor's. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Mortgagor) real property securing one or more
                  Mortgage Loans included in the pool under the Pooling and
                  Servicing Agreement (the "Pool").

            6.    If such Defeasance Obligor (together with its affiliates)
                  holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20
                  Million or more than five percent (5%) of the aggregate
                  certificate balance of the Certificates as of the date of the most recent Distribution Date Statement received by the Master
                  Servicer (the "Current Report").

            7.    The defeasance documents require that the defeasance
                  collateral be credited to an eligible account (as defined in the S&P Criteria) that must

                                       K-2

                  be maintained as a securities account by a securities
                  intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in
                  Permitted Investments (as defined in the Pooling and Servicing
                  Agreement).

            8.    The securities intermediary is obligated to pay from the
                  proceeds of the defeasance collateral, directly to the Master
                  Servicer's Collection Account, all scheduled payments on the
                  Mortgage Loan or, in a partial defeasance, not less than 125%
                  of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the
                  "Scheduled Payments").

            9.    The Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any
                  earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its
                  Maturity Date, (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled
                  Payments within four (4) months after the date of receipt,
                  (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest
                  expense for the Mortgage Loan (or the allocated portion
                  thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment
                  Date will occur, when interest income will exceed interest expense.

            10.   The Master Servicer received opinions of counsel that, subject to customary qualifications and exceptions, (i) the defeasance will not cause the Trust to fail to qualify as a REMIC for purpose of the Internal Revenue Code, (ii) the agreements
                  executed by the Mortgagor and the Defeasance Obligor in
                  connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

            11.   The agreements executed in connection with the defeasance (i)
                  prohibit subordinate liens against the defeasance collateral,
                  (ii) provide for payment from sources other than the
                  defeasance collateral of all fees and expenses of the
                  securities intermediary for administering the defeasance and the securities account and all fees and expenses of
                  maintaining the existence of the Defeasance Obligor, (iii)
                  permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the
                  Mortgage Loan has been paid in full, (iv) include
                  representations and/or covenants of the Mortgagor and/or
                  securities

                                       K-3

                  intermediary substantially as set forth on Exhibit B hereto,
                  (v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

            12.   The outstanding principal balance of the Mortgage Loan
                  immediately before the defeasance was less than $20,000,000 and less than 5% of the aggregate certificate balance of the
                  Certificates as of the date of the Current Report. The
                  Mortgage Loan is not one of the ten (10) largest loans in the
                  Mortgage Pool.

            13.   Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be
                  provided to you upon request.

            14.   The individual executing this notice is an authorized officer or a servicing officer of the Master Servicer.

      IN WITNESS WHEREOF, the Master Servicer has caused this notice to be executed as of the date captioned above.

                                        [MIDLAND LOAN SERVICES, INC.]
                                        [WELLS FARGO BANK NATIONAL ASSOCIATION]
                                        as Master Servicer

                                        By:_____________________________________
                                             Name:
                                             Title:

                                       K-4

                                    EXHIBIT L

                           RELEVENT SERVICING CRITERIA

--------------------------------------------------------------------------------------------------------------------------
                                                                                                             RELEVANT
                                                                                                            SERVICING
                                                   SERVICING CRITERIA                                        CRITERIA
--------------------------------------------------------------------------------------------------------------------------
   REFERENCE                                            CRITERIA

--------------------------------------------------------------------------------------------------------------------------
                                            GENERAL SERVICING CONSIDERATIONS
--------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)       Policies and procedures are instituted to monitor any performance or other               Trustee
                    triggers and events of default in accordance with the transaction agreements.        Master Servicers
                                                                                                        Primary Servicers
                                                                                                         Special Servicer
--------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)      If any material servicing activities are outsourced to third parties, policies           Trustee
                    and procedures are instituted to monitor the third party's performance and           Master Servicers
                    compliance with such servicing activities.                                          Primary Servicers,
                                                                                                         Special Servicer
--------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)     Any requirements in the transaction agreements to maintain a back-up servicer              N/A
                    for the mortgage loans are maintained.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)      A fidelity bond and errors and omissions policy is in effect on the party            Master Servicers
                    participating in the servicing function throughout the reporting period in the       Special Servicer
                    amount of coverage required by and otherwise in accordance with the terms of        Primary Servicers
                    the transaction agreements.                                                             Custodian
--------------------------------------------------------------------------------------------------------------------------
                                           CASH COLLECTION AND ADMINISTRATION
--------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)       Payments on mortgage loans are deposited into the appropriate custodial bank             Trustee
                    accounts and related bank clearing accounts no more than two business days           Master Servicers
                    following receipt, or such other number of days specified in the transaction        Primary Servicers,
                    agreements.                                                                          Special Servicer
--------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)      Disbursements made via wire transfer on behalf of an obligor or to an investor           Trustee
                    are made only by authorized personnel.                                               Master Servicers
                                                                                                        Primary Servicers
                                                                                                         Special Servicer
--------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)     Advances of funds or guarantees regarding collections, cash flows or                 Master Servicers
                    distributions, and any interest or other fees charged for such advances, are         Special Servicer
                    made, reviewed and approved as specified in the transaction agreements.                  Trustee
--------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)      The related accounts for the transaction, such as cash reserve accounts or               Trustee
                    accounts established as a form of overcollateralization, are separately              Master Servicers
                    maintained (e.g., with respect to commingling of cash) as set forth in the          Primary Servicers
                    transaction agreements.                                                              Special Servicer
--------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(v)       Each custodial account is maintained at a federally insured depository                   Trustee
                    institution as set forth in the transaction agreements. For purposes of this        Primary Servicers
                    criterion, "federally insured depository institution" with respect to a foreign      Master Servicers
                    financial institution means a foreign financial institution that meets the           Special Servicer
                    requirements of Rule 13k-1(b)(1) under the Securities Exchange Act.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)      Unissued checks are safeguarded so as to prevent unauthorized access.                    Trustee
                                                                                                         Master Servicers
                                                                                                        Primary Servicers
                                                                                                         Special Servicer
--------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for all asset-backed                    Trustee
                    securities related bank accounts, including custodial accounts and related bank      Master Servicers
                    clearing accounts. These reconciliations are (A) mathematically accurate; (B)       Primary Servicers
                    prepared within 30 calendar days after the bank statement cutoff date, or such       Special Servicer
                    other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and
                    (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------
                                           INVESTOR REMITTANCES AND REPORTING
--------------------------------------------------------------------------------------------------------------------------

                                       L-1

--------------------------------------------------------------------------------------------------------------------------
                                                                                                             RELEVANT
                                                                                                            SERVICING
                                                   SERVICING CRITERIA                                        CRITERIA
--------------------------------------------------------------------------------------------------------------------------
   REFERENCE                                            CRITERIA
--------------------------------------------------------------------------------------------------------------------------

1122(d)(3)(i)       Reports to investors, including those to be filed with the Commission, are               Trustee
                    maintained in accordance with the transaction agreements and applicable
                    Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)      Amounts due to investors are allocated and remitted in accordance with                   Trustee
                    timeframes, distribution priority and other terms set forth in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)     Disbursements made to an investor are posted within two business days to the             Trustee
                    servicer's investor records, or such other number of days specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iv)      Amounts remitted to investors per the investor reports agree with cancelled              Trustee
                    checks, or other form of payment, or custodial bank statements.
--------------------------------------------------------------------------------------------------------------------------
                                               POOL ASSET ADMINISTRATION
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)       Collateral or security on mortgage loans is maintained as required by the                Trustee
                    transaction agreements or related mortgage loan documents.                           Master Servicers
                                                                                                        Primary Servicers
                                                                                                         Special Servicer
                                                                                                            Custodian
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)      Mortgage loans and related documents are safeguarded as required by the                  Trustee
                    transaction agreements                                                               Master Servicers
                                                                                                        Primary Servicers
                                                                                                         Special Servicer
                                                                                                            Custodian
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)     Any additions, removals or substitutions to the asset pool are made, reviewed            Trustee
                    and approved in accordance with any conditions or requirements in the                Master Servicers
                    transaction agreements.                                                              Special Servicer
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)      Payments on mortgage loans, including any payoffs, made in accordance with the       Master Servicers
                    related mortgage loan documents are posted to the servicer's obligor records        Primary Servicers
                    maintained no more than two business days after receipt, or such other number        Special Servicer
                    of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)       The reporting servicer's records regarding the mortgage loans agree with the         Master Servicers
                    reporting servicer's records with respect to an obligor's unpaid principal          Primary Servicers
                    balance.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)      Changes with respect to the terms or status of an obligor's mortgage loans           Master Servicers
                    (e.g., loan modifications or re-agings) are made, reviewed and approved by          Primary Servicers
                    authorized personnel in accordance with the transaction agreements and related       Special Servicer
                    pool asset documents.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)     Loss mitigation or recovery actions (e.g., forbearance plans, modifications and      Special Servicer
                    deeds in lieu of foreclosure, foreclosures and repossessions, as applicable)
                    are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)    Records documenting collection efforts are maintained during the period a            Master Servicers
                    mortgage loan is delinquent in accordance with the transaction agreements. Such     Primary Servicers
                    records are maintained on at least a monthly basis, or such other period             Special Servicer
                    specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)      Adjustments to interest rates or rates of return for mortgage loans with             Master Servicers
                    variable rates are computed based on the related mortgage loan documents.           Primary Servicers
--------------------------------------------------------------------------------------------------------------------------

                                       L-2

--------------------------------------------------------------------------------------------------------------------------
                                                                                                             RELEVANT
                                                                                                            SERVICING
                                                   SERVICING CRITERIA                                        CRITERIA
--------------------------------------------------------------------------------------------------------------------------
   REFERENCE                                            CRITERIA
--------------------------------------------------------------------------------------------------------------------------

1122(d)(4)(x)       Regarding any funds held in trust for an obligor (such as escrow accounts): (A)      Master Servicers
                    such funds are analyzed, in accordance with the obligor's mortgage loan             Primary Servicers
                    documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                    and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)      Payments made on behalf of an obligor (such as tax or insurance payments) are        Master Servicers
                    made on or before the related penalty or expiration dates, as indicated on the      Primary Servicers
                    appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)     Any late payment penalties in connection with any payment to be made on behalf       Master Servicers
                    of an obligor are paid from the servicer's funds and not charged to the             Primary Servicers
                    obligor, unless the late payment was due to the obligor's error or omission.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)    Disbursements made on behalf of an obligor are posted within two business days       Master Servicers
                    to the obligor's records maintained by the servicer, or such other number of        Primary Servicers
                    days specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts are recognized and            Master Servicers
                    recorded in accordance with the transaction agreements.                             Primary Servicers
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)      Any external enhancement or other support, identified in Item 1114(a)(1)                   N/A
                    through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------

                                       L-3

                                   EXHIBIT M-1

                         FORM OF PURCHASE OPTION NOTICE

                                                                          [Date]

[Purchase Option Holder]

        Re:   ML-CFC Commercial Mortgage Trust 2006-4 Commercial Mortgage
              Pass-Through Certificates, Series 2006-4

Ladies and Gentlemen:

            You are the holder of an assignable option (the "Purchase Option")
to purchase Mortgage Loan number ___ from the Trust Fund, pursuant to Section
3.18 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement") dated as of December 1, 2006, by and among Merrill Lynch Mortgage
Investors, Inc., as depositor, Midland Loan Services, Inc. and Wells Fargo Bank,
National Association, as master servicers, LNR Partners, Inc., as special servicer, and LaSalle Bank National Association, as trustee. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the
Pooling and Servicing Agreement.

            This notice is to inform you that the exercise of your Purchase
Option in respect of Mortgage Loan number ___, pursuant to your Purchase Option
Notice dated _____, a copy of which is attached hereto, is effective. Pursuant to Section 3.18 of the Pooling and Servicing Agreement and your Purchase Option
Notice, closing of [your] [ _____'s] acquisition of Mortgage Loan number ____
shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

            [Describe closing mechanics. Describe documents or instruments required to be prepared by Purchase Option Holder in connection with assignment and release of the related Mortgage Loan.]

            Upon payment of the Option Price, Mortgage Loan number and the related Mortgaged Property will be released and the related Mortgage Loan File will be delivered to [you] [______] or at [your] [_________'s] direction.

            Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [_______] the ownership of Mortgage Loan number ______,  together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [______] for review as soon as is practicable.

            [Provide Special Servicer contact information.]

            Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.

                                      M-1-1

                                        Sincerely,    __________________________
                                        By:           __________________________
                                        Name:         __________________________
                                        Title:        __________________________

Purchase Option Holder's Acknowledgment
By:         _____________________________
Name:       _____________________________
Title:      _____________________________
Date:       _____________________________

                                      M-1-2

                                   EXHIBIT M-2

                      FORM OF PURCHASE OPTION ASSIGNMENT BY
                              THE SPECIAL SERVICER

      THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between LNR Partners, Inc. ("Assignor") and [__________]
("Assignee") in connection with (i) the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Agreement"), by and among Merrill Lynch Mortgage
Investors, Inc., as Depositor, Midland Loan Services, Inc. and Wells Fargo Bank,
National Association, as Master Servicers, Assignor as Special Servicer, and
LaSalle Bank National Association, as Trustee (the "Trustee"), with respect to the ML-CFC Commercial Mortgage Trust 2006-4, Series 2006-4 (the "Series 2006-4
Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

      Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

      1.    The Trust is the owner of a Mortgage Loan in the original principal amount of $[________] that is included in the Series 2006-4 Securitization and is secured by the Mortgaged Property commonly known as
[___________________________] (the "Loan"). The Loan is a Defaulted Mortgage
Loan under the Agreement and is being serviced and administered by Assignor in its capacity as Special Servicer.

      2.    Assignor, (i) pursuant to Section 3.18(c) of the Agreement, is the deemed assignee of the Purchase Option with respect to such Loan [for a 15-day period], (ii) pursuant to Section 3.18(c) of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iii)
has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase
Option and purchase the Loan pursuant thereto.

      3.    Assignee intends to purchase the Loan in compliance with the
Agreement and has requested that Assignor assign the Purchase Option to
Assignee, and Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.

      NOW THEREFORE, the parties agree as follows:

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to
Assignee all of Assignor's right, title and interest in and to the Purchase
Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

      This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this
Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

                                      M-2-1

      IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

      ASSIGNOR:                         LNR PARTNERS, INC.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

      ASSIGNEE:                         [ASSIGNEE]

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

      ASSIGNEE CONTACT INFORMATION:

      Address:_________________________________
      _________________________________________
      _________________________________________
      Telephone No.:___________________________
      Facsimile:_______________________________

                                      M-2-2

                                   EXHIBIT M-3

                       FORM OF PURCHASE OPTION ASSIGNMENT
                   BY PLURALITY SUBORDINATE CERTIFICATEHOLDER

      THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between Plurality Subordinate Certificateholder(s)
("Assignor") and [_______________] ("Assignee") in connection with (i) the
Pooling and Servicing Agreement dated as of December 1, 2006 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, Midland Loan
Services, Inc. and Wells Fargo Bank, National Association, as Master Servicers,
LNR Partners, Inc., as Special Servicer, and LaSalle Bank National Association,
as Trustee, with respect to the ML-CFC Commercial Mortgage Trust 2006-4,
Commercial Mortgage Pass-Through Certificates, Series 2006-4 (the "Series 2006-4
Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

      Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

      1.    The Trust is the owner of a Mortgage Loan in the original principal amount of $[________] that is included in the Series 2006-4
            Securitization and is secured by the Mortgaged Property commonly known as [___________________________] (the "Loan"). The Loan is a
            Defaulted Mortgage Loan under the Agreement and is being serviced and administered by LNR Partners, Inc. as Special Servicer.

      2.    Assignor (i) is the Plurality Subordinate Certificateholder under the Agreement, (ii) pursuant to Section 3.18(c) of the Agreement, holds a Purchase Option with respect to the Loan, (iii) pursuant to
            Section 3.18 of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iv) has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase Option and purchase the Loan pursuant thereto.

      3.    Assignee intends to purchase the Loan in compliance with the
            Agreement and has requested that Assignor assign the Purchase Option to Assignee, and Assignor desires to assign the Purchase Option to
            Assignee, pursuant to the terms and conditions of this Assignment.

      NOW THEREFORE, the parties agree as follows:

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to
Assignee all of Assignor's right, title and interest in and to the Purchase
Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

      This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to

                                      M-3-1

be an original, but all of which together shall constitute one and the same instrument. Nothing in this Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

      IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

      ASSIGNOR:                         PLURALITY SUBORDINATE
                                        CERTIFICATEHOLDER

                                        By:

                                        Name:___________________________________
                                        Title:__________________________________

      ASSIGNEE:                         [ASSIGNEE]

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

      ASSIGNEE CONTACT INFORMATION:

      Address:_________________________________
      _________________________________________
      _________________________________________
      Telephone No.:___________________________
      Facsimile:_______________________________

                                      M-3-2

                                    EXHIBIT N

                                   [RESERVED]

                                       N-1

                                    EXHIBIT O

                      FORM OF SARBANES-OXLEY CERTIFICATION
                                BY THE DEPOSITOR

Re:   ML-CFC Commercial Mortgage Trust 2006-4 (the "Trust"), Commercial Mortgage
      Pass-Through Certificates, Series 2006-4

      I, [identify the certifying individual], certify that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement, dated as December 1, 2006 (the "Pooling and
Servicing Agreement"), and relating to the Trust:

      1.    I have reviewed this annual report on Form 10-K, and all reports on
Form 10-D required to be filed in respect of the period covered by this annual report on Form 10-K of the Trust (the "Exchange Act Periodic Reports");

      2.    Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;;

      3.    Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

      4.    Based on my knowledge and the servicer compliance statement(s)
required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, each Master Servicer and the
Special Servicer have fulfilled their obligations under the Pooling and
Servicing Agreement in all material respects; and

      5.    All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of
Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

      In giving the certifications set forth above, I have reasonably relied on information provided to me by the following unaffiliated parties: Midland Loan
Services, Inc. and Wells Fargo Bank, National Association, as Master Servicers,
LNR Partners, Inc., as Special Servicer, and LaSalle Bank National Association,
as Trustee.

                                       O-1

Date: _________________________

Merrill Lynch Mortgage Investors, Inc.

________________________________
[name of certifying individual]
[title of certifying individual]

                                       O-2

                                   EXHIBIT P-1

                      FORM OF CERTIFICATION TO BE PROVIDED
                    BY THE MASTER SERVICERS TO THE DEPOSITOR

Re:   ML-CFC Commercial Mortgage Trust 2006-4 (the "Trust"), Commercial Mortgage
      Pass-Through Certificates, Series 2006-4 (the "Certificates")

            I, [identify the certifying individual], a [title] of [Master
Servicer] (the "Master Servicer"), on behalf of [Master Servicer], certify to
Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of December 1, 2006 (the "Pooling and
Servicing Agreement") and relating to the Trust and the Certificates
(capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.    I (or persons under my supervision) have reviewed the servicing reports
      (the "Servicing Reports") relating to the Trust delivered by the Master
      Servicer to the Trustee pursuant to the Pooling and Servicing Agreement during the fiscal year 20__ (the "Fiscal Year");

2.    Based on my knowledge (and assuming (a) the accuracy of the statements required to be made in the corresponding Performance Certification delivered by the Special Servicer pursuant to Section 8.16(b) of the
      Pooling and Servicing Agreement and (b) that the information regarding the
      Mortgage Loans, the Mortgagors and the Mortgaged Properties in the
      Prospectus Supplement (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information was used by the Master Servicer to prepare the Servicing Report; provided, however, the Master Servicer has provided any additional information of which it had actual knowledge to the extent such information updated the Mortgage Information and was required to be provided by the Master Servicer pursuant to the Pooling and
      Servicing Agreement)), the servicing information in the Servicing Reports taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Fiscal Year;

3.    Based on my knowledge (and assuming the accuracy of the statements required to be made in the corresponding Performance Certification delivered by the Special Servicer pursuant to Section 8.16(b) of the
      Pooling and Servicing Agreement), all servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and
      Servicing Agreement for inclusion in the reports to be filed by the
      Trustee with the Securities and Exchange Commission pursuant to the
      Pooling and Servicing Agreement with respect to the Fiscal Year is included in the Servicing Reports;

4.    I am responsible for reviewing the activities performed by the Master
      Servicer under the

                                      P-1-1

      Pooling and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the servicer compliance statement required in accordance with item 1123 of Regulation AB under the Pooling and Servicing Agreement with respect to the Master Servicer, and except as disclosed in such servicer compliance statement delivered by the Master
      Servicer under the Pooling and Servicing Agreement, the Master Servicer
      has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects during the Fiscal Year.

5.    The Master Servicer's report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Master Servicer
      (in accordance with Item 1122 of Regulation AB) in accordance with the
      Pooling and Servicing Agreement discloses all material instances of noncompliance by the Master Servicer with the Relevant Servicing Criteria.

      In addition, notwithstanding the foregoing certifications under clauses
(2) and (3) above, the Master Servicer does not make any certification under such clauses (2) and (3) above with respect to the information in the Servicing
Reports referred to in such clauses (2) and (3) above that is in turn dependent upon information provided by the Special Servicer under the Pooling and
Servicing Agreement beyond the corresponding Performance Certification actually provided by the Special Servicer. Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses (1) through (5) that is in turn dependent upon: (i)
information required to be provided by any Sub-Servicer that is a Designated
Sub-Servicer, or the performance by any such Sub-Servicer of its obligations pursuant to the related Sub-Servicing Agreement, in each case beyond the respective corresponding backup certifications actually provided by such
Sub-Servicer to the Master Servicer with respect to the information that is the subject of such certification.

Date: __________________________________

________________________________________
[Name]
[Title]
[MASTER SERVICER]

                                      P-1-2

                                   EXHIBIT P-2

                      FORM OF CERTIFICATION TO BE PROVIDED
                         BY THE TRUSTEE TO THE DEPOSITOR

Re:   ML-CFC Commercial Mortgage Trust 2006-4 (the "Trust"), Commercial Mortgage
      Pass-Through Certificates, Series 2006-4

            I, [identify the certifying individual], a [title] of [Trustee], certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as December 1, 2006 (the "Pooling and
Servicing Agreement") and related to the Trust and the captioned commercial mortgage pass-through certificates (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and
Servicing Agreement), that:

1.    I have reviewed the annual report on Form 10-K for the fiscal year 20__
      (the "Annual Form 10-K Report"), and all reports on Form 10-D required to be filed in respect of periods covered by the annual report on Form 10-K, of the Trust (the "Exchange Act Periodic Reports");

2.    Based on my knowledge, and (with respect to information provided by either
      Master Servicer or the Special Servicer, as the case may be) assuming the accuracy of the statements made in the corresponding certifications of the
      Master Servicers and the Special Servicer pursuant to Section 8.16(b) of the Pooling and Servicing Agreement, (i) the information relating to
      LaSalle Bank National Association ("LaSalle Bank") or the Trustee, (ii)
      the information relating to distributions on, or calculations performed by the Trustee with respect to, the Certificates (including such information contained in the distribution reports filed with the Exchange Act Periodic
      Reports) and (iii) any other information prepared by LaSalle Bank, in each case as contained in the Exchange Act Periodic Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Form 10-K Report;

3.    Based on my knowledge, all of the distribution, servicing and other information required to be provided (i) to the Trustee by the Master
      Servicers and the Special Servicer under the Pooling and Servicing
      Agreement and (ii) by the Trustee under the Pooling and Servicing
      Agreement, in each case for inclusion in the Exchange Act Periodic Reports is included in such reports; and

4.    The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Trustee in accordance with the
      Pooling and Servicing Agreement discloses, with respect to the Trustee, all material instances of noncompliance with the Relevant Servicing

                                      P-2-1

      Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.

Date: __________________________________

________________________________________
[Name]
[Title]
[TRUSTEE]

                                      P-2-2

                                   EXHIBIT P-3

                      FORM OF CERTIFICATION TO BE PROVIDED
                    BY THE SPECIAL SERVICER TO THE DEPOSITOR

Re:   ML-CFC Commercial Mortgage Trust 2006-4 (the "Trust"), Commercial Mortgage
      Pass-Through Certificates, Series 2006-4 (the "Certificates")

            I, [identify the certifying individual], a [title] of [Special
Servicer] (the "Special Servicer"), on behalf of the Special Servicer, certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of December 1, 2006 (the "Pooling and
Servicing Agreement") and relating to the Trust and the Certificates
(capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.    I (or persons under my supervision) have reviewed the servicing reports
      (the "Servicing Reports") relating to the Trust delivered by the Special
      Servicer to the Master Servicers and the Trustee pursuant to the Pooling and Servicing Agreement during the fiscal year 20__ (the "Fiscal Year");

2.    Based on my knowledge, the servicing information in the Servicing Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Fiscal Year;

3.    Based on my knowledge, the servicing information required to be provided to the Master Servicers and the Trustee by the Special Servicer under the
      Pooling and Servicing Agreement with respect to the Fiscal Year is included in the Servicing Reports;

4.    I am responsible for reviewing the activities performed by the Special
      Servicer under the Pooling and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the servicer compliance statement required under the Pooling and Servicing Agreement with respect to the Special Servicer, and except as disclosed in such servicer compliance statement delivered by the Special Servicer under the
      Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects during the Fiscal Year; and

5.    The Special Servicer's report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required under the Pooling and Servicing Agreement discloses all material instances of noncompliance by the Special Servicer with the Relevant Servicing Criteria.

                                      P-3-1

      [TO BE DELETED OR MODIFIED TO REFLECT THE ABSENCE OF ANY UNAFFILIATED
PARTY OR SUB-SERVICER: In addition, I have, in giving the certifications above, reasonably relied on information provided to me by [______________] (each, an unaffiliated party) and, notwithstanding the foregoing certifications, neither I nor the Special Servicer makes any certification under the foregoing clauses (1)
through (5) that is in turn dependent upon: (i) information required to be provided by any Sub-Servicer acting under a Sub-Servicing Agreement or (ii) the performance by any such Sub-Servicer of its obligations pursuant to any such
Sub-Servicing Agreement.]

Date: __________________________________

________________________________________
[Name]
[Title]
[SPECIAL SERVICER]

                                      P-3-2

                                    EXHIBIT Q

                        CLASS XP REFERENCE RATE SCHEDULE

                                      Q-1

                       CLASS XP REFERENCE RATE SCHEDULE

PERIOD       XP REFERENCE RATE
------       -----------------
  1              5.8267000
  2              5.8172700
  3              5.8267900
  4              6.0121300
  5              5.8172000
  6              6.0120800
  7              5.8171500
  8              6.0120300
  9              6.0120100
  10             5.8170900
  11             6.0126700
  12             5.8177200
  13             6.0126200
  14             5.8167200
  15             5.8167300
  16             6.0115300
  17             5.8166100
  18             6.0114700
  19             5.8165500
  20             6.0114000
  21             6.0113600
  22             5.7960800
  23             5.9927900
  24             5.7976600
  25             5.7969700
  26             5.7963100
  27             5.7981600
  28             5.9903900
  29             5.7961300
  30             5.9902700
  31             5.7942300
  32             5.9883000
  33             5.9882500
  34             5.7940600
  35             5.9907500
  36             5.7949700
  37             5.7949000
  38             5.7948300
  39             5.7950300
  40             5.9888100
  41             5.7945900
  42             5.9879300
  43             5.7937400
  44             5.9877700
  45             5.9877000
  46             5.7935000
  47             5.9875300
  48             5.7933400
  49             5.7932500
  50             5.8046100
  51             5.8147400
  52             6.0111000
  53             5.8129400
  54             6.0045100
  55             5.8097700
  56             6.0032200
  57             5.9987900
  58             5.8054400
  59             5.9995800
  60             5.8044300
  61             5.9985400
  62             5.8039500
  63             5.8039700
  64             5.9981300
  65             5.8035600
  66             5.9975900
  67             5.8030300
  68             5.9973200
  69             5.9971900
  70             5.8026400
  71             5.9969100
  72             5.8023700
  73             5.8022200
  74             5.8020900
  75             5.8024100
  76             5.9961700
  77             5.8016400
  78             5.9957400
  79             5.8012300
  80             5.9954400
  81             5.9953000
  82             5.8008000
  83             5.9954200
  84             5.8009100
  85             5.8007500
  86             5.8006100
  87             5.8009500
  88             5.9946100
  89             5.8001300
  90             5.9942900
  91             5.7998100
  92             5.9939700
  93             5.9938100
  94             5.7993500
  95             5.9934800
  96             5.7990200
  97             5.7988500
  98             5.7986900
  99             5.7990600
 100             5.9926000
 101             5.7981600
 102             5.9935300
 103             5.7990600
 104             5.9931700
 105             5.9930000
 106             5.8064300
 107             6.0007800
 108             5.8060600
 109             6.0003900
 110             5.8056800
 111             5.8160800
 112             5.9990600
 113             5.8015400
 114             5.9827800
 115             5.7667800
 116             5.9002400
 117             5.9839700
 118             5.7646200
 119             5.8892800
 120             5.8206000